                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                        [ ]  Confidential. For Use of the
                                                        Commission Only (as permitted by Rule
                                                             14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            HOMESTAKE MINING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ]   No fee required.

     [X]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

                         COMMON STOCK, $1.00 PAR VALUE
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                                   64,354,945
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     Estimated solely for purposes of calculating the filing fee, pursuant to the transaction described herein, Homestake will receive the equivalent of approximately 189,279,250 Plutonic Ordinary Shares, comprised of Ordinary Shares, Partly Paid Shares and Options (the "Plutonic Securities"). The Plutonic Securities are being valued at US$2.79 per share, representing the average of the high and low price (A$4.21) reported for Ordinary Shares on the Australian Stock Exchange as of January 20, 1998, multiplied by the exchange rate (A$1.00 = US$0.6637) on that date.
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

                                  $528,879,727
--------------------------------------------------------------------------------

     (5) Total fee paid:
                                    $105,776
--------------------------------------------------------------------------------

     [ ]   Fee paid previously with preliminary material:

--------------------------------------------------------------------------------

     [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               PRELIMINARY COPIES

                             [HOMESTAKE LETTERHEAD]

                                                                        --, 1998

Dear Stockholder:

     The Board of Directors cordially invites you to attend a Special Meeting of Stockholders of Homestake Mining Company to be held at -- local time, on --
            , 1998, at -- , relating to a proposed acquisition by Homestake of Plutonic Resources Limited.

     At this important special meeting, you will be asked to approve a proposal to issue shares of Homestake Common Stock to effect the acquisition of Plutonic. As a consequence of the transaction, holders of Plutonic fully paid ordinary shares, partly paid shares and options outstanding will receive shares of Homestake Common Stock based on the Exchange Ratios described in the accompanying Proxy Statement. It is expected that Homestake will issue a total of approximately 64,354,945 shares of Homestake Common Stock to the holders of Plutonic shares and options.

     On completion of the acquisition, Plutonic will operate as a wholly-owned subsidiary of Homestake.

     The reasons you should approve the Combination include the following:

     - The Combined Company will have:

       -- an exciting growth profile and a large, geographically diverse prospective land package from which we expect to generate future discoveries;

       -- an excellent asset base, strong balance sheet and cash flow, and the ability to compete more effectively for acquisition, exploration and development opportunities throughout the world;

       -- higher gold production and lower cash operating costs per ounce; and

       -- the financial strength to weather a low gold price environment.

     - The Combination will be immediately accretive to Homestake's 1998 cash flow and operating results (before one time transaction and restructuring costs).

     - The additional low cost production will give Homestake added flexibility to reduce per ounce production costs in the future.

     The Homestake Board of Directors has determined unanimously that the transaction is fair to and in the best interests of the Homestake stockholders. Accordingly, the Homestake Board of Directors recommends that the Homestake stockholders vote "FOR" the proposal to issue shares of Homestake Common Stock to effect the acquisition of Plutonic.

     We are excited about the opportunities created by the combination of Homestake and Plutonic. We believe that this transaction will result in a larger, more diverse company that will be well-positioned to capitalize on opportunities for future growth. We strongly recommend that you support this proposal.

                                          Very truly yours,

                                          Harry M. Conger
                                          Chairman of the Board

                                          Jack E. Thompson
                                          President and Chief Executive Officer

                               PRELIMINARY COPIES

[LOGO]                      HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                      SAN FRANCISCO, CALIFORNIA 94108-2788
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON --               , 1998

To The Stockholders of Homestake Mining Company:

     Notice is hereby given that a Special Meeting of Stockholders of Homestake Mining Company, a Delaware corporation ("Homestake"), will be held at
     --     local time, on      --     , 1998, at      --     , for the
following purposes:

          1. To consider and vote upon a proposal to issue Homestake Common Stock to acquire Plutonic Resources Limited ("Plutonic") pursuant to a Combination Implementation Agreement dated
     22 December 1997. As a consequence of the transaction:

             (a) Holders of Plutonic fully paid ordinary shares, par value A$0.50 ("Ordinary Shares"), other than Homestake, will receive 0.34 shares of Homestake Common Stock for each Ordinary Share owned by them.

             (b) Holders of Plutonic partly paid shares, par value A$0.50, paid up to A$0.05 each ("Partly Paid Shares"), will receive shares of Homestake Common Stock for their Partly Paid Shares, with the number to be received determined in accordance with a valuation formula described in the accompanying Proxy Statement.

             (c) Holders of options granted pursuant to the Plutonic Directors' Option Plan or the Plutonic Employee Share Plan ("Options") will receive shares of Homestake Common Stock for their Options, with the number to be received determined in accordance with a valuation formula described in the accompanying Proxy Statement.

          It is expected that Homestake will issue approximately 63,840,365 shares of Homestake Common Stock to the holders of Ordinary Shares, approximately 322,405 shares of Homestake Common Stock to the holders of Partly Paid Shares, and approximately 192,175 shares of Homestake Common Stock to the holders of Options, resulting in a total issuance of approximately 64,354,945 shares of Homestake Common Stock.

          2. To transact such other business as may properly come before the Homestake Special Meeting or any adjournments thereof.

     The Homestake Board of Directors has fixed the close of business on
     --     , 1998 as the Homestake Record Date for determining the holders of
Homestake Common Stock entitled to receive notice of, and to vote at, the Homestake Special Meeting and any adjournments thereof. Only the record holders of Homestake Common Stock as of the Homestake Record Date are entitled to vote at the Homestake Special Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the Homestake Special Meeting in person. It is important that your shares of Homestake Common Stock be represented at the Homestake Special Meeting regardless of the number of shares you hold. TO ENSURE THAT YOU ARE REPRESENTED AT THE HOMESTAKE SPECIAL MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, using the return envelope which requires no postage if mailed in the United States. Your early attention to the enclosed proxy will be greatly appreciated because it will reduce the cost Homestake incurs in obtaining voting instructions from its stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO ISSUE SHARES OF HOMESTAKE COMMON STOCK TO ACQUIRE PLUTONIC.

                                          By Order of the Board of Directors,

                                          Wayne Kirk
                                          Secretary
            , 1998

        YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                                       (i)

                               PRELIMINARY COPIES

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                          SAN FRANCISCO, CA 94108-2788
                                   -- , 1998

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to the stockholders of Homestake Mining Company in connection with the solicitation of proxies by the Board of Directors of Homestake Mining Company for use at a special meeting of
stockholders to be held on             , 1998. This Proxy Statement and the
accompanying form of proxy are first being mailed to the stockholders of
Homestake Mining Company on or about             , 1998.

     This Proxy Statement consists of certain preliminary information, a summary, a supplement ("Supplement") and several appendices (collectively, the "Proxy Statement"). Capitalized terms used herein are defined in "Certain Defined Terms" on page -- of the Supplement.

MATTERS TO BE CONSIDERED

     At the Homestake Special Meeting, the holders of Homestake Common Stock will be asked to consider the following matters:

          1. To consider and vote upon a proposal to issue Homestake Common Stock to acquire Plutonic Resources Limited ("Plutonic") pursuant to a Combination Implementation Agreement dated as of 22 December 1997. As a consequence of the transaction:

             (a) Holders of Plutonic Ordinary Shares, other than Homestake, will receive 0.34 shares of Homestake Common Stock for each Ordinary Share owned by them.

             (b) Holders of Plutonic Partly Paid Shares will receive shares of Homestake Common Stock for their Partly Paid Shares, with the number to be received determined in accordance with a valuation formula described in "The Agreement -- Schemes of Arrangement" in the Supplement.

             (c) Holders of Plutonic Options will receive shares of Homestake Common Stock for their Options, with the number to be received determined in accordance with a valuation formula described in "The Agreement -- Schemes of Arrangement" in the Supplement.

          It is expected that Homestake will issue approximately 63,840,365 shares of Homestake Common Stock to the holders of Ordinary Shares, approximately 322,405 shares of Homestake Common Stock to the holders of Partly Paid Shares, and approximately 192,175 shares of Homestake Common Stock to the holders of Options resulting in a total issuance of approximately 64,354,945 shares of Homestake Common Stock (the "Share Issuance").

          2. To transact such other business as may properly come before the Homestake Special Meeting or any adjournments thereof.

VOTING RIGHTS; VOTE REQUIRED

     A majority of the shares of Homestake Common Stock outstanding on the Homestake Record Date must be represented in person or by proxy at the Homestake Special Meeting for a quorum to be present at the Homestake Special Meeting. In the event a quorum is not present at the Homestake Special Meeting, the meeting will be adjourned to solicit additional proxies.

     Approval of the Share Issuance requires the approval of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of all shares of Homestake Common Stock that are entitled to vote on the proposal.

     Only the record holders of Homestake Common Stock on the Homestake Record Date are entitled to receive notice of and to vote at the Homestake Special Meeting. On the Homestake Record Date, there were -- shares of Homestake Common Stock outstanding held by -- record holders.

     Record holders of Homestake Common Stock on the Homestake Record Date are entitled to one vote per share on each matter to be considered at the Homestake Special Meeting. The Homestake Board is not aware of any matter to be presented at the Homestake Special Meeting other than the Share Issuance.

     At the close of business on --, 1998, directors and executive officers of Homestake and their affiliates beneficially owned -- shares of Homestake Common Stock, which represented approximately --% of the shares of Homestake Common Stock outstanding on such date, and were entitled to vote -- shares of Homestake Common Stock, which represented approximately --% of the shares of Homestake Common Stock outstanding on such date. Each such director and executive officer of Homestake has indicated his or her present intention to vote, or cause to be voted, the Homestake Common Stock owned by him or her "FOR" the Share Issuance.

     THE HOMESTAKE BOARD UNANIMOUSLY RECOMMENDS THAT THE HOMESTAKE STOCKHOLDERS VOTE "FOR" THE SHARE ISSUANCE.

ABSENCE OF DISSENTERS APPRAISAL RIGHTS

     The Homestake Stockholders are not entitled to dissenters appraisal rights in respect of the Combination or the Share Issuance. See "The
Combination -- Absence of Dissenters Appraisal Rights" in the Supplement.

VOTING OF PROXIES

     Shares represented by all properly executed proxies received in time for the Homestake Special Meeting will be voted in the manner specified by the holders thereof. Properly executed proxies for shares of Homestake Common Stock that do not contain voting instructions will be voted in favor of the Share Issuance.

     Shares of Homestake Common Stock represented at the Homestake Special Meeting but not voting, including shares with respect to which the holders thereof have abstained on any matter, will be treated as present for purposes of determining the presence or absence of a quorum for the transaction of all business.

     The persons named as proxies by a Homestake Stockholder may propose and vote for one or more adjournments of the Homestake Special Meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of the Share Issuance; provided, however, that no proxy that is voted against the Share Issuance will be voted in favor of any adjournment to permit such further solicitations.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a Homestake Stockholder from voting in person. A Homestake Stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Homestake a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the Homestake Special Meeting and voting in person. Attendance at the Homestake Special Meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Homestake will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Homestake may solicit proxies from the Homestake Stockholders by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Homestake Common Stock, and Homestake will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. D.F. King & Co., Inc. will assist in the solicitation of proxies by Homestake and will receive $12,000 plus reimbursement of its expenses.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOMESTAKE. THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                              CERTAIN INFORMATION

     This Proxy Statement consists of certain preliminary information, a summary, the Supplement and several appendices. Capitalized terms used herein are defined in "Certain Defined Terms" beginning on page S-7 of the Supplement.

     The information concerning Plutonic contained in this Proxy Statement, including financial information, has been provided by Plutonic and its affiliates and advisors ("Plutonic Information"). Neither Homestake nor its affiliates or advisors assume any responsibility for the accuracy or completeness of the Plutonic Information.

     The information concerning Homestake contained in this Proxy Statement, including financial information, has been provided by Homestake and its affiliates and advisors ("Homestake Information"). Neither Plutonic nor its affiliates or advisors assume any responsibility for the accuracy or completeness of the Homestake Information.

     The information concerning the Combined Company contained in this Proxy Statement, including pro forma financial information, has been prepared by Homestake, based on the Homestake Information and the Plutonic Information.

     In this Proxy Statement, unless otherwise indicated, Homestake Information presents financial information in US dollars and Plutonic Information presents financial information in Australian dollars. The consolidated financial statements of Homestake are prepared in accordance with U.S. GAAP. The consolidated financial statements of Plutonic are prepared in accordance with Australian GAAP. Significant differences between U.S. GAAP and Australian GAAP, as they relate to Homestake, are summarized in Appendix F. Significant differences between U.S. GAAP and Australian GAAP, as they relate to Plutonic, are summarized in Appendix D.

                               TABLE OF CONTENTS

                                PROXY STATEMENT

                                                                                       PAGE
                                                                                       -----
SPECIAL MEETING OF STOCKHOLDERS......................................................      1
  Matters to be Considered...........................................................      1
  Voting Rights; Vote Required.......................................................      1
  Absence of Dissenters Appraisal Rights.............................................      2
  Voting of Proxies..................................................................      2
  Revocability of Proxies............................................................      2
  Solicitation of Proxies............................................................      2
CERTAIN INFORMATION..................................................................      3
SUMMARY..............................................................................      8
  Description of the Combination.....................................................      8
  Exchange Ratios; Entitlement to Homestake Common Stock.............................      9
  Comparative Stock Prices and Premium to Plutonic Shareholders......................     10
  Homestake Mining Company...........................................................     10
  Plutonic Resources Limited.........................................................     13
  Homestake's Reasons for the Combination; Recommendation of the Homestake Board.....     13
  Opinion of Homestake's Financial Advisor...........................................     14
  Plutonic's Reasons for the Combination; Recommendation of the Plutonic Board.......     15
  The Combined Company...............................................................     15
  Risk Factors.......................................................................     17
  Certain Australian Income and United States Federal Income Tax Consequences........     19
  Anticipated Accounting Treatment...................................................     20
  Interests of Certain Persons in the Combination....................................     20
  Conditions to the Combination......................................................     20
  Termination of the Agreement.......................................................     20
  Regulatory Matters.................................................................     21
SELECTED FINANCIAL DATA AND OTHER INFORMATION........................................     22
  Homestake Selected Consolidated Historical Financial Data..........................     22
  Homestake Selected Operating Data..................................................     23
  Plutonic Selected Consolidated Historical Financial Data (Australian GAAP).........     24
  Plutonic Selected Operating Data...................................................     25
  Plutonic Selected Consolidated Historical Financial Data (U.S. GAAP)...............     26
  Unaudited Pro Forma Combined Selected Financial Data...............................     27
COMPARATIVE PER SHARE DATA...........................................................     28
                                         SUPPLEMENT
AVAILABLE INFORMATION................................................................    S-5
EXCHANGE RATES.......................................................................    S-5
CERTAIN DEFINED TERMS................................................................    S-7
CERTAIN MEASUREMENTS.................................................................    S-9
RISK FACTORS.........................................................................   S-11
  Risks Inherent in Gold Exploration, Development and Production.....................   S-11
  Risks of Gold and Silver Price Fluctuations and Hedging Activities.................   S-11
  Risk of Inability to Achieve Combined Company Cost Savings.........................   S-12
  Risks Associated with Reserve Realization..........................................   S-12
  Risks of Government Regulation of Mining Activities................................   S-13
  Risks of Currency Fluctuations.....................................................   S-13
  Risks of Native Title Claims.......................................................   S-14

                                                                                       PAGE
                                                                                       -----
CAUTIONARY STATEMENTS................................................................   S-15
  Reliance By Homestake and Plutonic on Information Provided by the Other............   S-16
  Reserves...........................................................................   S-16
  Estimates of Production............................................................   S-17
  Estimates of Operating Costs and Capital Costs; Capital Projects...................   S-17
  Taxes..............................................................................   S-18
  Western Australia Royalty..........................................................   S-18
PRICE RANGE AND TRADING VOLUME OF HOMESTAKE COMMON STOCK AND THE PLUTONIC ORDINARY
  SHARES; DIVIDENDS..................................................................   S-20
  Price Ranges and Trading Volumes...................................................   S-20
  Comparison of Stock Price Performances.............................................   S-22
  Dividends..........................................................................   S-22
THE COMBINATION......................................................................   S-24
  General............................................................................   S-24
  Exchange Ratios....................................................................   S-24
  Background of the Combination......................................................   S-25
  Homestake's Reasons for the Combination; Recommendation of the Homestake Board.....   S-27
  Opinion of Homestake's Financial Advisor...........................................   S-31
  Plutonic's Reasons for the Combination; Recommendation of the Plutonic Board.......   S-35
  Certain Australian and United States Federal Income Tax Consequences...............   S-36
  Anticipated Accounting Treatment...................................................   S-42
  Regulatory Matters.................................................................   S-42
  Absence of Dissenters Appraisal Rights.............................................   S-42
  Interests of Certain Persons in the Combination....................................   S-43
  Resale of Homestake Common Stock...................................................   S-45
HOMESTAKE MINING COMPANY.............................................................   S-46
  Background.........................................................................   S-46
  Significant 1997 and 1998 Developments.............................................   S-47
  Statistical Summary................................................................   S-48
  Business and Property Description..................................................   S-51
  Mineral Exploration and Development................................................   S-74
  Information on Reserves............................................................   S-75
  Environmental Matters..............................................................   S-76
  Legal Proceedings..................................................................   S-81
PLUTONIC RESOURCES LIMITED...........................................................   S-82
  Background.........................................................................   S-82
  Significant Recent Developments....................................................   S-83
  Statistical Summary................................................................   S-84
  Mineral Exploration and Development................................................   S-95
  Information on Reserves............................................................   S-95
  Estimation of Reserves.............................................................   S-96
  Other Information..................................................................   S-96
  Native Title Claims................................................................   S-96
  Environmental......................................................................   S-96
  Customers..........................................................................   S-97
  Employees..........................................................................   S-97
  Legal Proceedings..................................................................   S-98

                                                                                       PAGE
                                                                                       -----
THE AGREEMENT........................................................................   S-99
  General............................................................................   S-99
  Schemes of Arrangement.............................................................   S-99
  Representations and Warranties.....................................................   S-99
  Conduct of Business Pending the Combination........................................  S-100
  Certain Actions With Respect to Takeover Proposals.................................  S-101
  Conditions to the Consummation of the Combination..................................  S-101
  Termination........................................................................  S-102
  Superior Proposal..................................................................  S-103
  Termination Fees...................................................................  S-103
  Effect of Termination..............................................................  S-104
  Enforcement........................................................................  S-104
  Release of Officers and Directors..................................................  S-104
  Definitions........................................................................  S-104
HOMESTAKE HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION...................  S-107
  Historical Selected Financial Data.................................................  S-107
  Selected Operating Data............................................................  S-108
PLUTONIC HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION (AUSTRALIAN
  GAAP)..............................................................................  S-109
  Historical Selected Financial Data.................................................  S-109
  Selected Operating Data............................................................  S-110
PLUTONIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA (U.S. GAAP).................  S-111
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................  S-112
COMPARATIVE PER SHARE DATA...........................................................  S-125
DIRECTORS AND MANAGEMENT OF HOMESTAKE AFTER THE COMBINATION..........................  S-127
  Board of Directors of Homestake After the Combination..............................  S-127
  Directors and Management of Homestake after the Combination; Intentions about
     Plutonic........................................................................  S-130
BENEFICIAL OWNERSHIP OF SECURITIES...................................................  S-132
  Security Ownership of Certain Beneficial Owners of Homestake.......................  S-132
  Ownership of Common Stock By Homestake's Management................................  S-132
DESCRIPTION OF HOMESTAKE CAPITAL STOCK...............................................  S-134
  General............................................................................  S-134
  "Fair Price" Charter Provision.....................................................  S-134
  Homestake Rights Agreement.........................................................  S-135
COMPARISON OF SHAREHOLDERS' RIGHTS...................................................  S-137
  Vote Required for Ordinary Transactions; Quorum....................................  S-137
  Vote Required for Extraordinary Transactions.......................................  S-137
  Distribution on Winding-Up.........................................................  S-138
  Transactions Involving Shareholders, Officers or Directors.........................  S-138
  Takeover Regulation................................................................  S-139
  Dissenters Appraisal Rights........................................................  S-140
  Oppression Remedy..................................................................  S-141
  Limitation of Director Liability...................................................  S-141
  Distributions and Dividends........................................................  S-142
INDEPENDENT ACCOUNTANTS..............................................................  S-143
LEGAL MATTERS........................................................................  S-143
STOCKHOLDER PROPOSALS................................................................  S-143

                                                                                       PAGE
                                                                                       -----
APPENDIX A: HOMESTAKE MINING COMPANY AND PLUTONIC RESOURCES LIMITED COMBINATION
  IMPLEMENTATION AGREEMENT...........................................................    A-1
APPENDIX B: OPINION OF HOMESTAKE'S INVESTMENT ADVISOR................................    B-1
APPENDIX C: HOMESTAKE MINING COMPANY CONSOLIDATED FINANCIAL STATEMENTS AND
  SUPPLEMENTARY DATA.................................................................    C-1
APPENDIX D: PLUTONIC RESOURCES LIMITED AND CONTROLLED ENTITITES CONSOLIDATED
  FINANCIAL STATEMENTS...............................................................    D-1
APPENDIX E: COMPARISON OF CERTAIN SEC AND JORC CODE REPORTING REQUIREMENTS...........    E-1
APPENDIX F: HOMESTAKE DIFFERENCES BETWEEN U.S. AND AUSTRALIAN GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES..............................................................    F-1
APPENDIX G: OVERVIEW OF AUSTRALIAN, CANADIAN AND UNITED STATES REGULATION OF MINING
  RIGHTS.............................................................................    G-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement, including the Supplement and the Appendices. Consequently, reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement. Stockholders are urged to read this Proxy Statement, which includes the Supplement and the Appendices, in its entirety.

DESCRIPTION OF THE COMBINATION

     The Combination

     Subject to the terms and conditions of the Agreement, following the implementation of the Combination, Plutonic will be a wholly-owned subsidiary of Homestake.

     At   --  1998, Plutonic had 188,115,785 Ordinary Shares outstanding,
1,077,087 Partly Paid Shares outstanding, and Options outstanding to acquire 3,218,000 Plutonic Shares. Homestake will purchase 350,000 Ordinary Shares (approximately 0.19%) in open market purchases on the ASX before approximately March 1, 1998. Homestake does not have a beneficial interest in any other Plutonic Securities.

     Pursuant to the Agreement and in accordance with applicable law in Australia, Plutonic will prepare an Explanatory Statement containing the disclosures required by Australian law and will seek to obtain the approval of its securityholders by convening separate meetings of holders of the Ordinary Shares, holders of the Partly Paid Shares, and holders of the Options to consider and approve separate "Schemes of Arrangement" with respect to the Ordinary Shares, the Partly Paid Shares and the Options (each, a class of "Plutonic Securities"). Each Scheme provides for the cancellation of all Plutonic Securities of that class in consideration of receipt by the holders thereof of Homestake Common Stock, except that the 350,000 Ordinary Shares held by Homestake will continue to be outstanding and will not be cancelled.

     Each Scheme must be approved by (i) a majority in number of the holders of the applicable class of Plutonic Securities present or represented by proxy at the respective Scheme of Arrangement meeting, and (ii) 75% of the applicable class of Plutonic Securities present or represented by proxy at such meeting. These approvals are required under the Agreement, but Homestake has the right to waive the approvals with respect to the Partly Paid Scheme and the Option Scheme. Following approval of the Share Issuance by Homestake Stockholders and following approval of the separate Schemes by each class of Plutonic Securities, the Supreme Court of New South Wales will make a final determination of the fairness of the Combination to the holders of Plutonic Securities and may grant its approval to the Schemes, such approval being subject to such alterations and conditions as it deems appropriate and issue its order approving the Schemes (the "Second Court Order"). Thereafter, and subject to the terms and conditions of the Agreement, Homestake Common Stock will be issued to the holders of the Plutonic Securities (other than Homestake) on the basis of the applicable Exchange Ratio and Homestake will own 100% of the Plutonic Securities outstanding.

     Homestake Common Stock to be issued in the Combination will be issued approximately two weeks after the Second Court Order approving the Schemes in order to comply with ASX requirements for orderly termination of trading and final settlement of trades outstanding. Fractional shares of Homestake Common Stock will not be issued and cash will be paid (in Australian dollars) in lieu of fractional shares.

     It is a condition of the Agreement that the Share Issuance must be approved by the Homestake Stockholders.

     There are no dissenters appraisal rights available to Homestake Stockholders who vote against the Share Issuance. Similarly, a holder of a Plutonic Security whose class of securities approves the Combination will be bound by the applicable Scheme and will have no rights equivalent to dissenters appraisal rights.

     Pursuant to the Homestake Rights Agreement, each share of Homestake Common Stock issued in the Combination will be accompanied by one Homestake Right. See "Description of Homestake Capital Stock -- Homestake Rights Agreement" in the Supplement.

     As a consequence of the Combination, it is expected that Homestake will issue a total of approximately 64,345,945 shares of Homestake Common Stock, representing approximately 30.48% of the capital stock of Homestake outstanding after the transaction (29.09% on a fully-diluted basis).

EXCHANGE RATIOS; ENTITLEMENT TO HOMESTAKE COMMON STOCK

     The Exchange Ratios established for the Plutonic Securities are as follows:

     ORDINARY SHARES

     Holders of Ordinary Shares will be entitled to receive 0.34 shares of Homestake Common Stock in consideration of the cancellation of each Ordinary Share owned by them.

     PARTLY PAID SHARES

     There are three groups of Partly Paid Shares outstanding that are held by employees of Plutonic (each an "Employee Grantee") or, at the election of the Employee Grantee, an affiliate of the Employee Grantee. The Partly Paid Shares have been paid up as to A$0.05 per share, and the remainder of the purchase price has not yet been paid. A holder of Partly Paid Shares is not required to pay the remainder of the purchase price therefor until the earlier of six months after termination of employment of the applicable Employee Grantee (or such longer period as the Plutonic Board may determine) and the date the Partly Paid Shares are to be sold.

     In valuing each of the Partly Paid Shares, Homestake and Plutonic agreed to use as the basis therefor the value of 0.34 shares of Homestake Common Stock (based on the closing price of Homestake Common Stock on the NYSE on December 19, 1997) converted into Australian dollars, and reduced by the unpaid purchase price applicable to each Partly Paid Share. It was also assumed each Partly Paid Share would be paid up in full within five years.

     Based on the foregoing, the relative value of each Partly Paid Share to one Ordinary Share was determined and a relative exchange ratio was established, as follows:

                                                           EXCHANGE RATIO (SHARES OF HOMESTAKE
                                                             COMMON STOCK TO EACH PARTLY PAID
               PLUTONIC PARTLY PAID SHARES                                SHARE)
    --------------------------------------------------    --------------------------------------
    211,250 Partly Paid Shares, unpaid as to A$0.75                      0.303
      per share
    702,962 Partly Paid Shares, unpaid as to A$0.85                      0.299
      per share
    162,875 Partly Paid Shares, unpaid as to A$0.90                      0.296
      per share

     A total of 322,405 shares of Homestake Common Stock will be exchanged for the 1,077,087 Partly Paid Shares outstanding.

     OPTIONS

     There are eleven separate groups of Options outstanding, exercisable on dates ranging from October 12, 1999 through June 4, 2002, at prices ranging from A$5.66 to A$8.75. In valuing the Options, Homestake and Plutonic agreed to apply the Black-Scholes option valuation method, using as the basis therefor the value of 0.34 shares of Homestake Common Stock (based on the closing price of Homestake Common Stock on the NYSE on December 19, 1997) converted into Australian dollars. Based on the foregoing, the relative value of each Option to one Ordinary Share was determined and a relative exchange ratio was established for each Option. Exchange Ratios for the Options vary from 0.048 to 0.104 shares of Homestake Common Stock per Option, for a total of 192,175 shares of Homestake Common Stock to be exchanged for the Options outstanding to subscribe for 3,218,000 Plutonic Shares.

COMPARATIVE STOCK PRICES AND PREMIUM TO PLUTONIC SHAREHOLDERS

     Homestake and Plutonic publicly announced the Combination on December 21, 1997 in the United States (December 22, 1997 in Australia). The following table shows the closing prices for Homestake Common Stock on the NYSE and for Ordinary Shares on the ASX on December 19, 1997 (the last trading day before the
Combination was announced) and comparable price data on --   , 1998 (the last
trading day prior to the date of this Proxy Statement):

                                         HOMESTAKE COMMON       PLUTONIC ORDINARY SHARES
                                           STOCK (NYSE)                  (ASX)
                                        -------------------     ------------------------
        December 19, 1997.............      US$9.9375           A$2.80       (US$1.82*)
        --   , 1998...................      US$                 A$           (US$    *)

---------------

 * US dollar amounts are calculated by multiplying the actual Australian dollar amounts by the Exchange Rate on the applicable date.

     The following table shows the equivalent market price (in both US and
Australian dollars) on December 19, 1997 and --   , 1998 for 0.34 shares of
Homestake Common Stock, being the Exchange Ratio of Homestake Common Stock for each Ordinary Share, based on the closing prices of Homestake Common Stock on the NYSE on those days:

        December 19, 1997........................................  US$3.38     A$5.20**

        --   , 1998..............................................  US$         A$    **

     Based on the market value of Homestake Common Stock at December 19, 1997 and -- , 1998, the Combination offers a premium of 86% to the holders of
Ordinary Shares at December 19, 1997 and a premium of --% at --   , 1998 based
upon the closing prices of Ordinary Shares on December 19, 1997.
---------------

** Australian dollar amounts are calculated by multiplying the actual US dollar amounts by the Exchange Rate on the applicable date.

HOMESTAKE MINING COMPANY

     Homestake is engaged principally in gold mining and related activities, including exploration, extraction, processing, refining and reclamation. Gold bullion, Homestake's principal product, is produced in the United States, Canada, Australia and Chile. Homestake is actively engaged in exploration in the United States, Canada, Australia, Eastern Europe, Brazil, Chile and the Andean region of South America, and participates in a development project in Bulgaria. Homestake is incorporated under Delaware law. The Homestake Common Stock is listed on the NYSE under the symbol "HM," on the ASX and on the Swiss Stock Exchange (Basel, Geneva and Zurich). Homestake's principal executive offices are located at 650 California Street, San Francisco, California 94108-2788 (telephone number: (415) 981-8150). See "Homestake Mining Company" in the Supplement.

     The following table presents certain information regarding Homestake's significant properties. Where the percentage interest shown below is less than 100%, reserves and mineralized material data represent Homestake's share of total reserves and mineralized material. All tons are presented in short tons of 2,000 pounds, except tons of sulfur, which are presented in long tons of 2,240 pounds.

                                                                                                          MINERALIZED
                                                                                                          MATERIAL AT
                                                                                      RESERVES AT        DECEMBER 31,
                                                                                      DECEMBER 31,           1996
                                                                                          1996       ---------------------
                                                            OWNERSHIP       1996      ------------                WEIGHTED
                                                             INTEREST    PRODUCTION    CONTAINED                  AVERAGE
                                                            ----------   ----------      OUNCES       TONS(1)      GRADE
                        GOLD MINES                          PERCENTAGE     OUNCES     (THOUSANDS)    (MILLIONS)   (OZ/TON)
----------------------------------------------------------  ----------   ----------   ------------   ----------   --------
UNITED STATES

The HOMESTAKE MINE, located in Lead, South Dakota, has        100         407,322       4,662          24.0        0.173
operated for over 122 years and produced more than 38.5
million ounces of gold. Operations consist of an 8,000
foot deep underground mine, an open pit mine (scheduled to
close in 1998), a mill and a refinery. On January 26,
1998, Homestake announced a major restructuring that will
substantially reduce production and costs per ounce of
production at the mine.
The ROUND MOUNTAIN MINE is located in central Nevada,         25          102,744       2,263          26.5        0.015
about 60 miles north of Tonopah. The operation is one of
the largest heap leach gold mines in the world. An 8,000
TPD gravity mill to process higher-grade sulfide ores was
completed in the third quarter of 1997.

The RUBY HILL MINE is located near Eureka in central          100           --           755           9.2         0.067
Nevada. Production commenced in the fourth quarter of
1997. Production for 1998 is estimated to be 110,000
ounces at a total cash cost of approximately US$123 per
ounce and at a total production cost of US$241 per ounce.
Ore from this open pit mine is heap leached.

The MCLAUGHLIN MINE is located in northern California.        100         185,458       1,048           --          --
Mining ceased in 1996 and processing of stockpiled ore
will continue until 2003 at a significantly reduced level
of gold production.

The MARIGOLD MINE is located about 40 miles southeast of     33.3         24,485         203            --          --
Winnemucca, Nevada. Mining is conducted by conventional
open pit methods. The mine is primarily a heap leach
operation with intermittent milling operations.

The PINSON MINE, located about 30 miles northeast of          50          12,098         92             --          --
Winnemucca, Nevada. Mining is conducted by conventional
open pit methods in several different areas. Ore is
processed by both heap leaching and conventional milling
methods. In December 1996, Homestake increased its
interest in the Pinson Mine from 26.3% to 50% and became
operator of the mine.

CANADA

The ESKAY CREEK MINE is located approximately 50 air miles    100         372,279       Gold           0.1         Gold
north of Stewart, British Columbia. This underground mine                 (3)(4)        1,224                      0.541
is one of Canada's highest-grade and Homestake's lowest
cost operations. Ore at Eskay Creek is crushed and blended                             Silver                     Silver
prior to the sale to third-party smelters for final                                    56,070                      31.62
processing. Construction of a new gravity/flotation mill
was completed in November 1997. The mill will improve
profit margins on ore currently shipped to third-party
smelters and will allow for the treatment of some lower
grade ores that otherwise could not be processed
economically.(2)

The SNIP MINE is an underground mine located approximately    100         101,827        135            --         0.555
56 air miles north of Stewart, British Columbia. It is a                    (3)
small high-grade mine. In April 1996, Prime Resources
Group Inc. increased its ownership in the Snip Mine from
40% to 100%. Absent additional exploration success, the
Snip Mine is expected to close in the second quarter of
1999.(2)

The WILLIAMS MINE, Canada's largest underground gold mine,    50          205,519       2,585          4.3         0.121
is located in the Hemlo Gold Camp, immediately north of
Lake Superior near Marathon, Ontario.

The DAVID BELL MINE, which is adjacent to the Williams        50          109,098        871            --          --
Mine, is a smaller, higher-grade underground mine.
Included with the David Bell mine is a "Quarter Claim"
royalty interest in a neighboring mine. The Williams and
David Bell Mines are modern and low cost.

                                                                                                          MINERALIZED
                                                                                                          MATERIAL AT
                                                                                      RESERVES AT        DECEMBER 31,
                                                                                      DECEMBER 31,           1996
                                                                                          1996       ---------------------
                                                            OWNERSHIP       1996      ------------                WEIGHTED
                                                             INTEREST    PRODUCTION    CONTAINED                  AVERAGE
                                                            ----------   ----------      OUNCES       TONS(1)      GRADE
                        GOLD MINES                          PERCENTAGE     OUNCES     (THOUSANDS)    (MILLIONS)   (OZ/TON)
----------------------------------------------------------  ----------   ----------   ------------   ----------   --------

AUSTRALIA

The consolidated surface and underground operations at        50          368,816       6,446          82.9        0.073
KALGOORLIE comprise Australia's largest gold mining
complex. During 1995, a $90 million (100% basis) mill
expansion increased the milling capacity at Kalgoorlie to
35,000 TPD and will allow for further expansion of the
Super Pit. In 1997, a 1.6-mile long decline was completed
from the Super Pit to the Mt Charlotte underground mine.

CHILE

The AGUA DE LA FALDA MINE is located approximately 600        100           --           95            3.0         0.158
miles north of Santiago. Ore from this underground mine is
heap leached. Mining commenced in January 1997 and the
first gold was poured in April 1997. Annualized production
is currently at a rate of approximately 40,000 ounces per
year (100% basis), at a total cash cost of US$230 per
ounce and a total production cost of US$325 per ounce.(5)

                                                                                                          RESERVES AT
                       SULFUR MINE                          OWNERSHIP INTEREST     1996 PRODUCTION     DECEMBER 31, 1996
----------------------------------------------------------  ------------------     ---------------     -----------------
The MAIN PASS 299 sulfur deposit is located in the Gulf of     16.7                  Sulfur                Sulfur
Mexico off the coast of Louisiana. Main Pass 299 is the                              324,959            11.0 million
largest Frasch sulfur mine discovered in North America                               tons(1)             tons(1)(6)
since 1920. In September 1997 Homestake wrote off its
entire remaining investment in the sulfur property. In                                 Oil                   Oil
addition to sulfur, oil reserves overlie the deposit.                                541,706             2.1 million
                                                                                     barrels             barrels(6)

---------------

(1) All tons are presented in short tons of 2,000 pounds, except tons of sulfur, which are presented in long tons of 2,240 pounds.

(2) The Eskay Creek and Snip mines are owned 100% by Prime, of which Homestake owns 50.6% of the stock outstanding. The ownership interest and 1996 production amounts shown are Homestake's interests without reduction for the 49.4% minority interest in Prime. Reserves and mineralized material amounts shown are Homestake's interests after reduction for the 49.4% minority interest in Prime.

(3) Includes contained ounces of gold and equivalent ounces of gold contained in ore and concentrates sold to smelters.

(4) Includes silver converted into equivalent ounces of gold at a ratio of 74.9 ounces of silver equals one ounce of gold.

(5) Homestake owns 51% of Agua de la Falda, S.A. Reserves and mineralized material amounts shown are Homestake's interest after reduction for the 49% minority interest.

(6) Reserve amounts are before royalties.

     RECENT DEVELOPMENTS

     On January 26, 1998, Homestake announced that it will implement a major restructuring of operations at the Homestake mine to reduce operating costs. Annual production will be reduced to approximately 150,000 to 180,000 ounces per year. Implementation of the plan will require a major reduction in the level of employment and a complete reorganization of the methods of operation. To most effectively implement the plan, Homestake has suspended underground mining while it completes the final details of the new operating plan and readies the underground mine to begin operating on the restructured basis. During the shutdown period, the mill will operate at a reduced level sufficient to process ore from the Open Cut, which will continue to operate during the shutdown period. The new operating plan will involve closing parts of the mine and concentrating on substantially fewer production levels. To achieve the new operating plan, Homestake will invest US$20 million to US$30 million by the end of 1999. On completion of the restructuring, total cash cost for the underground mine is expected to decline from the current cost of approximately US$335 per ounce to approximately US$280 per ounce by the end of 1999. Before taking into account the Combination, the restructuring is expected to reduce Homestake's weighted average cash costs by approximately US$8 per ounce by the end of 1999. Homestake is now in the process of evaluating ore reserves and mineralized material at the mine in light of the new operating plan. Preliminary estimates are that it will result in a decline of about 1.5 million ounces in the mine's proven and probable reserves from the 4.6 million ounces reported at the end of 1996 (before taking account of 1997 production). Mineralized material also will be reduced in light of the changed circumstances. However, the new operating plan will significantly increase the mine's net present value and total cash flow.

PLUTONIC RESOURCES LIMITED

     Plutonic is engaged principally in gold mining and related activities, including exploration, extraction, processing and reclamation. Plutonic also has interests in base metal activities through Lachlan Resources NL, its 62% owned subsidiary. Plutonic has interests in five gold mines in Western Australia and conducts exploration in the Australian states of Western Australia, Queensland, New South Wales, Victoria and Tasmania. Plutonic is incorporated in New South Wales. The Ordinary Shares are listed on the ASX under the symbol "PLU." Plutonic's principal offices are located at Level 37, 100 Miller Street, North Sydney, NSW 2060, Australia (telephone number: (02) 9900-5000). See "Plutonic Resources Limited" in the Supplement.

     The following table presents certain information regarding Plutonic's significant properties. Where the percentage interest is less than 100%, production, reserves and mineralized material represent Plutonic's share of total production, reserves and mineralized material. All tons are presented in short tons of 2,000 pounds.

                                                                                  RESERVES
                                                                                    AT 31         MINERALIZED MATERIAL
                                                                                  DECEMBER         AT 31 DECEMBER 1996
                                                                                    1996         -----------------------
                                                                                 -----------                    WEIGHTED
                                                   OWNERSHIP         1996         CONTAINED                     AVERAGE
                                                    INTEREST      PRODUCTION       OUNCES           TONS         GRADE
                  GOLD MINES                       PERCENTAGE       OUNCES       (THOUSANDS)     (MILLIONS)     (OZ/TON)
-----------------------------------------------    ----------     ----------     -----------     ----------     --------
The PLUTONIC MINE, 180 kilometres from                  100         183,688         1,127           28.2          0.219
Meekatharra, is an open pit mine transitioning
to one of the largest underground mines in
Australia. Production began in 1990 and the
first millionth ounce was produced in 1996.
The DARLOT/CENTENARY MINE, 110 kilometres from          100          62,757           468            8.5          0.169
Leonora is an underground mine. A decline has
been driven from the Darlot mine to access the
new, major Centenary discovery, and development
at Centenary commenced in October 1997.
The LAWLERS MINE, 120 kilometres from Leonora,          100          50,603           212            2.8          0.105
is an open pit mine, with additional
underground development underway. Mining
operations will continue for two more years in
absence of additional discoveries.
The MT MORGANS MINE, 50 kilometres from                  80          75,067           306            1.0          0.114
Laverton, was acquired in late 1995.
Development activity has been suspended and
production will continue from developed stoping
blocks through early 1998.
The PEAK HILL MINE, 130 kilometres from               66.67          60,380            65            1.6          0.073
Meekatharra, was acquired in December 1992. Ore
processing is expected to continue to at least
mid-1998.

HOMESTAKE'S REASONS FOR THE COMBINATION; RECOMMENDATION OF THE HOMESTAKE BOARD

     Homestake believes that the Combination will result in a number of benefits to Homestake and its stockholders, including the following:

     - The transaction will be immediately accretive to Homestake's 1998 cash flow and operating results, before one-time transaction costs.

     - The transaction will result in a significant growth of low-cost production and will reduce Homestake's total cash cost per ounce of gold produced. Homestake's gold production for 1997 was 1,996,000 equivalent ounces of gold at a total cash cost of $237 per ounce. After taking into account the proposed restructuring of operations at the Homestake mine, combined production of Homestake and Plutonic is expected to be approximately 2,325,000 equivalent ounces of gold at a total cash cost of $223 per ounce for 1998 and approximately 2,406,000 equivalent ounces of gold at a total cash cost of $215 per ounce for 1999.

     - The transaction will help Homestake to weather the current environment of low gold prices and position Homestake to thrive when gold prices return to more normal levels.

     - The transaction will increase Homestake's reserves and mineralized material at December 31, 1996 by approximately 11% and 65%, respectively, creating the third largest North American-based gold producer (based on production and reserves and mineralized materials).

     - The transaction will provide Homestake with an additional four operated mines and the high quality reserves at the Plutonic and Darlot/Centenary mines, with excellent potential for conversion of a substantial part of mineralization into reserves. These mines also have excellent exploration potential.

     - Plutonic has a large number of attractive exploration prospects in Australia's most prolific gold region, the Yilgarn Greenstone Belt.

     - With principal operations in the United States, Canada and Australia, the Combined Company will have the lowest political risk profile of any major North American-based gold mining company.

     - Homestake's recognized underground mining expertise will be a major positive factor in developing the expanding underground operations at the Plutonic and Darlot/Centenary mines.

     - The Combined Company will be the operator of 11 of its 18 mines, resulting in greater experience in mine operations and greater ability to attract high quality personnel.

     - The Combined Company will have an excellent asset base, and a strong balance sheet and cash flow, which should enable the Combined Company to compete more effectively for acquisition, exploration and development opportunities throughout the world.

     - The Combined Company expects to realize significant exploration and administrative cost savings, aggregating approximately $20 million on an annualized basis by the end of 1998.

     - The Combination will be accounted for as a pooling-of-interests, whereby Homestake will record the acquisition of the Plutonic assets at their U.S. GAAP historical carrying values.

     No assurance can be given as to if, when or the extent to which the foregoing benefits will be realized. See "Risk Factors" herein and "Risk Factors" and "Cautionary Statements" in the Supplement.

     The Homestake Board has determined unanimously that the Combination is fair to and in the best interests of the Homestake Stockholders. Accordingly, the Homestake Board unanimously recommends that the Homestake Stockholders vote "FOR" the Share Issuance. See "The Combination -- Homestake's Reasons for the Combination; Recommendation of the Homestake Board" in the Supplement.

OPINION OF HOMESTAKE'S FINANCIAL ADVISOR

     SBC Warburg Dillon Read Inc., Homestake's Financial Advisor ("Homestake's Financial Advisor"), has delivered its written opinion to the Homestake Board to the effect that, based upon and subject to certain matters stated therein, as of December 22, 1997, the Exchange Ratio for Ordinary Shares was fair to the Homestake Stockholders from a financial point of view. See "The
Combination -- Opinion of Homestake's Financial Advisor" in the Supplement for a summary of the material quantitative analyses performed by Homestake's Financial Advisor in arriving at its opinion, as well as a description of the assumptions and qualifications made, matters considered and limitations relating thereto. A copy of the full text of the written opinion of Homestake's Financial Advisor, set forth in Appendix B hereto, is incorporated herein by reference and should be read carefully in its entirety.

PLUTONIC'S REASONS FOR THE COMBINATION; RECOMMENDATION OF THE PLUTONIC BOARD

     On December 22, 1997 the Plutonic Board unanimously recommended the Combination to the Plutonic Shareholders.

     The recommendation on that date took into account a number of benefits, including the following:

     - Homestake's offer valued Plutonic at A$970 million, which represented a premium of 86% to Plutonic's market capitalization (based on the closing share price on December 19, 1997, the last trading day prior to announcement of the offer).

     - Homestake's recognized underground mining expertise will contribute significantly in developing the Centenary deposit and the underground mine operations at the Plutonic mine and in capitalizing on the potential within the Yilgarn greenstone belts in Western Australia.

     - Homestake is a large, quality gold mining company and Homestake Common Stock is a highly liquid US dollar denominated stock.

     In accordance with commercial practice in Australia, the Plutonic Board intends to meet to consider the final terms of its recommendation immediately prior to finalizing the Explanatory Statement relating to the proposed Schemes.

THE COMBINED COMPANY

     DIRECTORS AND MANAGEMENT OF HOMESTAKE AFTER THE COMBINATION

     Following the Combination, the existing members of the Homestake Board will continue as directors of Homestake. In addition, the existing officers of Homestake are expected to continue to hold their respective positions. It is also the expectation of Homestake that the Homestake Board will invite Mr. Paul McClintock, the Chairman of the Board of Plutonic, to become a member of the Homestake Board following consummation of the Combination.

     GOLD PRODUCTION AND RESERVES

     The following table shows the relative position of Homestake and the Combined Company in respect of gold production and reserves, as compared with the four largest North American-based gold mining companies for 1996. The data in the table have been obtained from annual reports and other information disseminated to the public by the respective companies. The table also shows the relative position of Homestake, Plutonic and the Combined Company's Australian sourced gold production and reserves, as compared with the five largest Australian-based gold mining companies whose production and reserves are primarily from Australia. Except as noted, the Australian comparisons are for the fiscal year ended June 30, 1997.

                                                                PRODUCTION       RESERVES
                                                                ----------       --------
                                                                      (000 OUNCES)
        NORTH AMERICAN-BASED GOLD MINING COMPANIES(1)

          Newmont Gold Company(2).............................     3,244          55,217
          Barrick Gold Corporation............................     3,149          51,117
          HOMESTAKE/PLUTONIC(3)...............................     2,418(4)       22,567
          Placer Dome Inc.....................................     1,914          26,528
          Homestake Mining Company............................     1,968(4)       20,379
          Battle Mountain Gold Company........................       918          10,931

        AUSTRALIAN-BASED GOLD MINING COMPANIES(5)

          Normandy Mining Limited(6)..........................     1,228           9,831
          HOMESTAKE/PLUTONIC(7)...............................       927           9,750
          Great Central Mines Limited(8)......................       671           3,304
          Plutonic Resources Limited(9).......................       510           3,316
          Sons of Gwalia Limited..............................       510           3,290
          Newcrest Mining Limited.............................       474           2,800
          Homestake Mining Company(10)........................       417           6,446
          Acacia Resources Limited(11)........................       330           2,955

---------------

 (1) Amounts for the year ending December 31, 1996.

 (2) Restated to include Santa Fe Pacific Gold Corporation ("Santa Fe").

 (3) Includes Plutonic production and reserves for the year ended December 31, 1996.

 (4) Without reduction of 234,000 ounces for minority interests.

 (5) Includes only production and reserves for Australian properties.

 (6) Production and Reserves exclude that amount attributable to minority interest.

 (7) Includes Homestake and Plutonic amounts described below.

 (8) Restated to include the acquisition of Eagle Mining Corporation N.L. and Wiluna Mines Corporation Limited. Includes Eagle Mining production for the 12 months ended June 30, 1997 and reserves at June 30, 1997. Includes Wiluna Mines production for the 12 months ended June 30, 1997 and reserves at December 31, 1996.

 (9) Plutonic production restated to conform with Australian fiscal year reporting for the 12 months ended June 30, 1997. Plutonic reserves as at December 31, 1996 updated to include revised Darlot/Centenary reserves announced December 17, 1997.

(10) Homestake's Australian production restated to conform with Australian fiscal year reporting for the 12 months ended June 30, 1997. Reserves include only Homestake's Australian reserves at December 31, 1996.

(11) Reserves are at December 31, 1996.

     HOMESTAKE'S BUSINESS PLAN AFTER THE COMBINATION

     Following the Combination, Homestake expects to focus its exploration and development activities, taking into account the best prospects of Homestake and Plutonic. Homestake plans to continue a substantial exploration program. In addition, Homestake expects to continue evaluating prospects for acquisitions and mergers with a view to continued acquisition of attractive companies and properties that will enhance value for the Homestake Stockholders.

     The Homestake Bank Credit Agreement permits total borrowings of up to US$275 million. At December 31, 1997, borrowings under the Homestake Bank Credit Agreement were US$54 million. Homestake's Bank Credit Agreement also limits the amount of indebtedness that may be incurred or maintained by certain subsidiaries. At December 31, 1997, the borrowings by Plutonic under its bank credit agreement were approximately A$170 million (approximately US$114 million at A$1 = US$0.67), which is in excess of the borrowings which would be permitted for Plutonic operating as a subsidiary of Homestake under the Homestake Bank Credit Agreement. Plutonic's bank credit agreement provides that lenders under that agreement have the right to request repayment of outstanding indebtedness following a change of control of Plutonic. The Combination will constitute a change of control of Plutonic for purposes of the Plutonic bank credit agreement. Plutonic's bank credit agreement also permits Plutonic to prepay outstanding indebtedness at any time. Homestake does not expect any difficulty in securing the consent of its lenders and the Plutonic lenders to maintain the existing Plutonic indebtedness outstanding or to refinance the outstanding Plutonic indebtedness under the Homestake Bank Credit Agreement.

     INTENTIONS ABOUT PLUTONIC

     On completion of the Combination, Plutonic will cease to be a separate, publicly-held company. As a result, certain administrative, treasury and other activities of Plutonic will no longer need to be performed. It is the intention of Homestake to integrate the management, administrative, exploration, operational and other activities of Plutonic and Homestake Gold of Australia Limited ("HGAL"), Homestake's principal Australian subsidiary. As a part of that integration, Homestake expects to close the Plutonic offices in Sydney and to relocate the continuing Plutonic activities to Perth. Plutonic exploration functions performed in Sydney, as well as HGAL's exploration department in Perth, will be relocated to Plutonic's existing Perth exploration offices.

     As a part of the integration process, Plutonic and Homestake management will work together to determine an appropriate organizational structure and the nature and number of management, administrative, exploration, operational and other positions for the consolidated group. Plutonic and Homestake management will also evaluate the personnel employed by HGAL and Plutonic to determine the persons best qualified from both companies, taking into account the extent to which Plutonic personnel may be prepared to relocate to Perth. Following that evaluation process, Homestake management will select the appropriate senior management and other personnel from both companies and take other appropriate action to implement the administrative reorganization.

     Because of the relocation of the headquarters, the elimination of certain functions, and the restructuring of the organizations, there will be a reduction in the combined workforce. As a result, Homestake anticipates that some number of existing Plutonic and HGAL employees will cease to be employed in the newly consolidated group, although it cannot now determine the extent thereof. Homestake will provide severance packages to all employees whose positions are eliminated on terms at least as favorable as those generally offered to similarly situated persons in the location of employment and the Australian gold mining sector.

     Except as set out above, Homestake does not intend to materially alter the business of Plutonic or to dispose of or redeploy any of Plutonic's material assets as a result of the Combination.

RISK FACTORS

     The risk factors identified below should be considered by Homestake Stockholders in deciding whether to vote for the Share Issuance. These factors also should be considered in conjunction with the information contained in the sections entitled "Risk Factors" and "Cautionary Statements" and the other information contained in the Supplement.

     RISKS INHERENT IN GOLD EXPLORATION, DEVELOPMENT AND PRODUCTION

     The business of gold exploration, development and production by its nature involves significant risks. Among other things, the business depends on successful location of reserves and skillful management. Gold exploration is highly speculative in nature, involves many risks and frequently is non-productive. Production costs can be affected by unforeseen changes in ore grades and recoveries, permitting requirements, environmental factors, work interruptions, operating circumstances, unexpected changes in the quantity or quality of reserves, unstable or unexpected ground conditions and technical issues.

     RISKS OF GOLD AND SILVER PRICE FLUCTUATIONS AND HEDGING ACTIVITIES

     The results of Homestake's and Plutonic's operations are affected significantly by the market price of gold. The results of Homestake's operations are also affected, to a lesser extent, by the market price of silver. The markets for gold and silver are worldwide markets. Gold and silver prices are subject to volatile price movements over short periods of time and are influenced by numerous factors over which Homestake and Plutonic have no control.

     In general, hedging enables a gold producer to "lock in" a future price for hedged gold that is higher than the then current spot price for gold. However, to the extent that sales of future gold production are hedged, the ability to realize future increases in gold prices may be reduced, subject to the gold producer's ability to extend the expiry dates of the hedge contracts.

     Homestake has adopted a gold hedging policy under which Homestake will, in appropriate circumstances, enter into forward-sales contracts for approximately 30% of its gold production in each of the subsequent ten years at prices in excess of certain targeted prices. In appropriate circumstances, Homestake also will use combinations of put and call option contracts, which provide an effective price floor for sales while permitting participation in future price increases.

     Plutonic's hedging strategy is designed to permit Plutonic to support the long term viability of its mining and exploration activities and to provide shareholders with the opportunity to benefit from future gold price increases. Plutonic's current policy is to limit forward sales transactions to the lesser of 1.75 million ounces or 100% of reserves.

     Homestake expects to continue its general gold hedging policy following the Combination.

     RISK OF INABILITY TO ACHIEVE COMBINED COMPANY COST SAVINGS

     Estimates of cost savings for the Combined Company are based in part on the expectation that the Combined Company will integrate various functions to eliminate certain overlapping operating, exploration and general and administrative expenses that currently are incurred separately by Homestake and Plutonic. Homestake expects to (i) combine its Australian exploration program with Plutonic's exploration program and (ii) reorganize certain management, administrative, exploration, operational and other positions. As a result of the foregoing, certain positions within HGAL and Plutonic will be eliminated. Actual cost savings resulting from the Combination may be lower than anticipated, and realization of cost savings may be delayed. Accordingly, no assurances can be given as to if, when or the extent to which such cost savings may be realized.

     RISKS ASSOCIATED WITH RESERVE REALIZATION

     Gold and silver reserves reported by Homestake and Plutonic reflect estimated quantities and grades of gold and silver in deposits and in stockpiles of mined material that Homestake or Plutonic, as the case may be, believes can be mined, processed and sold at prices sufficient to recover the estimated future cash costs of production, remaining investment and anticipated additional capital expenditures. Reserves are estimates based upon drilling results, past experience with mining properties, experience of the persons making the reserve estimates and many other factors. Reserve estimation is an interpretive process based upon available data. The actual quality and characteristics of ore deposits cannot be known until mining has taken place. Further, reserves are valued based on estimates of future costs and future prices. Homestake gold reserves at December 31, 1996 are based on an assumed price of US$375 per ounce and gold reserves at December 31, 1997 are based on an assumed price of US$325 per ounce for short-lived operations and US$350 per ounce for other operations.

     Plutonic's reserve estimates are made by persons considered "competent persons" in accordance with the JORC Code. Plutonic's reserve estimates as of December 31, 1996 were based on assumed gold prices of A$500 to A$525 per ounce for its various operations. The gold price in 1997 averaged A$446. The estimate of reserves for Centenary announced on December 17, 1997 was based on a price of A$450 per ounce.

     Actual quality and characteristics of ore deposits and gold prices will differ from the assumptions used to develop reserves. Such differences may be significant.

     RISKS OF GOVERNMENT REGULATION OF MINING ACTIVITIES

     Homestake's and Plutonic's exploration activities and mining operations are subject to extensive regulations governing development, production, labor standards, occupation health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters in all jurisdictions in which they operate. Changes in regulations can have material impacts on anticipated levels of production, costs and profitability. There can be no assurance that all required permits and governmental approvals can be secured and maintained on an economic basis.

     RISKS OF CURRENCY FLUCTUATIONS

     Gold is sold throughout the world principally based on the US dollar price, but operating expenses of gold mining companies generally are incurred in local currencies. Homestake's operations principally are based in the United States, Canada and Australia. Homestake's Canadian and Australian subsidiaries engage in currency hedging programs in Canadian and Australian dollars to protect against significant currency fluctuations relative to the US dollar. Because Homestake's production of gold in Australia will increase as a result of the Combination, Homestake expects it will engage in currency hedging with respect to Plutonic's operations.

     The majority of Plutonic's gold production is initially sold forward based on the US dollar price with the proceeds being simultaneously converted to Australian dollars. There are occasions when the future US dollar proceeds will be hedged and converted to Australian dollars. At December 31, 1997 Plutonic had hedged a total of US$20 million to cover future US dollar gold proceeds.

     RISKS OF NATIVE TITLE CLAIMS

     In both Australia and Canada rights of aboriginal populations impact on the granting of rights by governments to conduct mining operations. Homestake and Plutonic believe that mining at their existing mining operations will not be adversely affected by native title claims, but native title claims may impact on rights of exploration and mining of new discoveries in the future. See "Risk Factors -- Risks of Native Title Claims," "Homestake Mining Company" and "Plutonic Resources Limited -- Native Title Claims" in the Supplement.

CERTAIN AUSTRALIAN INCOME AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     See "Certain Australian Income and United States Federal Income Tax Consequences" in the Supplement for the opinion of Allen Allen & Hemsley with respect to certain Australian income tax consequences to the holders of Plutonic Securities and the opinion of Thelen, Marrin, Johnson & Bridges LLP with respect to certain United States federal income tax consequences. Because Homestake Stockholders will continue to hold their shares, there are no income tax consequences to Homestake Stockholders as a result of the Combination.

ANTICIPATED ACCOUNTING TREATMENT

     The Combination is expected to be accounted for as a pooling-of-interests in accordance with U.S. GAAP. It is a condition to the consummation of the Combination that Homestake and Plutonic receive letters from their respective independent accountants, Coopers & Lybrand L.L.P. and Ernst & Young to the effect that the Combination will qualify for pooling-of-interests accounting treatment. See "The Combination -- Anticipated Accounting Treatment" and "The Agreement -- Conditions to the Consummation of the Combination" in the Supplement.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     The directors and certain executive officers of Homestake have interests in the Combination that are different from, or in addition to, the interests of Homestake Stockholders. Such interests relate to or arise from, under certain circumstances, the availability of severance benefits and the early vesting in stock options and contingent stock rights granted to senior executives of Homestake.

     Certain executives and directors of Plutonic have interests in the Combination that are different from, or in addition to, the interests of holders of Plutonic Securities. Specifically, (i) one executive director has an employment agreement, (ii) one director has a contract that guarantees the payment of directors' fees for a specified period of time, (iii) one director is affiliated with a financial advisor that will be paid fees for services in connection with the implementation of the Combination and (iv) certain executives and directors hold Options that currently are out of the money, for which the executives and directors will receive Homestake Common Stock.

     See "The Combination -- Interests of Certain Persons in the Combination" in the Supplement.

CONDITIONS TO THE COMBINATION

     The obligations of Homestake and Plutonic to consummate the Combination are subject to various conditions, including: (i) approval of the Schemes by the holders of Plutonic Ordinary Shares, Partly Paid Shares and Options and by the Supreme Court of New South Wales; (ii) receipt of Homestake Stockholder Approval; (iii) approval for listing on the NYSE and the quotation on the ASX of the shares of Homestake Common Stock to be issued pursuant to the Agreement;
(iv) the absence of legal restraints or prohibitions preventing the consummation of the Combination; (v) the receipt of letters from Coopers & Lybrand L.L.P. and Ernst & Young to the effect that the Combination qualifies as a pooling-of-interests; (vi) the absence of certain material litigation; (vii) the representations and warranties of the other party contained in the Agreement being materially true; (viii) the performance of the other party in all material respects of all obligations contained in the Agreement; and (ix) the absence of material adverse changes with respect to the other party. See "The
Combination -- Regulatory Matters" and "The Agreement -- Conditions to the Consummation of the Combination" in the Supplement.

TERMINATION OF THE AGREEMENT

     Subject to certain limitations, the Agreement is subject to termination at the option of either Homestake or Plutonic if the Combination is not consummated on or before June 30, 1998 and prior to such time upon the occurrence of certain events (such as a material adverse change in Homestake or Plutonic, regulatory approvals not being obtained or other conditions). The Agreement also may be terminated by either Homestake or Plutonic if such company receives a superior proposal by a third party to acquire 15% or more of such company pursuant to a takeover bid, tender offer, merger, sale of assets or the like and certain other conditions are met (a "Superior Proposal"). If there is a material breach of the Agreement by a party or a Superior Proposal for Homestake or Plutonic, the defaulting party or Homestake or Plutonic, respectively, will be required to pay to the other party a fee in the amount of US$4.5 million (the "Termination Fee") upon the termination of the Agreement. In addition, Homestake will be required to reimburse Plutonic up to US$1 million of expenses if Plutonic terminates the Agreement because Homestake Stockholder Approval is not obtained. See "The Agreement -- Termination Fees" in the Supplement.

REGULATORY MATTERS

     The Combination is subject to approval by the Supreme Court of New South Wales. The Combination also is subject to the Treasurer of the Commonwealth of Australia not objecting (or not responding within the statutory notice period of 40 days) to Homestake's acquisition of Plutonic. See "The Combination -- Regulatory Matters" in the Supplement.

                 SELECTED FINANCIAL DATA AND OTHER INFORMATION

HOMESTAKE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The following table sets forth certain financial data relating to Homestake. The financial data should be read in conjunction with (i) the historical financial statements of Homestake, including the notes thereto, which are set forth in Appendix C, (ii) the explanation of significant differences between U.S. GAAP and Australian GAAP, as applicable to Homestake, as set forth in Appendix F, and (iii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement. Financial data for the nine months ended September 30, 1997 and 1996 reflect, in the opinion of Homestake, all adjustments necessary for a fair presentation of such data. Results for the nine months ended September 30, 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                (IN US DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

                                                  FOR THE YEAR ENDED DECEMBER 31,
                              -----------------------------------------------------------------------
                                  1996             1995         1994           1993           1992
                              -------------     ----------   ----------     ----------     ----------
Revenues....................   $   766,936      $  746,365   $  705,487     $  722,228     $  683,520
Net income (loss)...........        30,281(1)       30,327       78,016(2)      52,494(3)    (175,836)(4)
Net income (loss) per
  share.....................          0.21(1)         0.22         0.57(2)        0.38(3)       (1.31)(4)
Cash dividends per share....          0.20            0.20        0.175           0.10           0.20

                                                           DECEMBER 31,
                              -----------------------------------------------------------------------
                                  1996             1995         1994           1993           1992
                              -------------     ----------   ----------     ----------     ----------
Total assets................   $ 1,482,108      $1,321,633   $1,201,968     $1,121,250     $1,145,169
Long-term obligations(5)....       299,168         305,418      295,719        282,865        293,176
Shareholders' equity........       768,552         635,857      588,770        515,244        465,438

                                  FOR THE NINE MONTHS
                                  ENDED SEPTEMBER 30,
                              ----------------------------
                                  1997             1996
                              -------------     ----------
Revenues....................   $   577,070      $  587,983
Net income (loss)...........      (130,044)(6)      27,856(7)
Net income (loss) per
  share.....................         (0.89)(6)        0.19(7)

                              SEPTEMBER 30,
                                  1997
                              -------------
Total assets................   $ 1,334,470
Long-term obligations(5)....       367,401
Shareholders' equity........       594,244

---------------

(1) Includes income of $24 million, or $0.16 per share, from a reduction in Homestake's accrual for prior year income taxes, a foreign currency exchange loss on intercompany advances of $7.4 million ($8.9 million pretax), or $0.05 per share, primarily related to Homestake's Canadian-dollar denominated advances to Homestake Canada Inc., write-downs of $8.3 million ($9 million pretax), or $0.06 per share, in the carrying value of investments in mining company securities, costs of $2.8 million ($3.4 million pretax), or $0.02 per share, related to the terminated proposed merger with Santa Fe, and income of $4.9 million ($5.5 million pretax), or $0.03 per share, from a litigation recovery.

(2) Includes a gain of $12.6 million ($15.7 million pretax), or $0.09 per share, on the sale of Homestake's interest in the Dee mine and a gain of $11.2 million (no tax expense), or $0.08 per share, on dilution of the Company's interest in Prime.

(3) Includes expense of $12.8 million ($16 million pretax), or $0.09 per share, for the write-down of oil assets at Main Pass 299 and expense of $6.8 million ($8.2 million pretax), or $0.05 per share, for restructuring and business combination costs.

(4) Includes expense of $117.7 million ($130.3 million pretax), or $0.87 per share, for write-downs of certain mining properties and investments and expense of $32.3 million ($48.4 million pretax), or $0.24 per share, for restructuring and business combination costs.

(5) Long-term obligations include:

                                                                      DECEMBER 31,
                                  SEPTEMBER 30,   ----------------------------------------------------
                                      1997          1996       1995       1994       1993       1992
                                  -------------   --------   --------   --------   --------   --------
    Long-term debt..............    $ 222,183     $185,000   $185,000   $185,000   $189,191   $205,174
    Accrued reclamation costs...       73,908       45,388     44,051     33,892     22,138     32,344
    Accrued pension and other
      postretirement benefit
      obligations...............       60,957       59,273     63,092     64,066     59,626     49,900
    Other.......................       10,353        9,507     13,275     12,761     11,910      5,758
                                     --------     --------   --------   --------   --------   --------
                                    $ 367,401     $299,168   $305,418   $295,719   $282,865   $293,176
                                     ========     ========   ========   ========   ========   ========

(6) Includes a first-quarter gain of $47.2 million ($62.9 million pretax), or $0.32 per share, from the fee received from Santa Fe upon termination of Homestake's merger agreement with Santa Fe, a first-quarter gain of $8.1 million ($13.5 million pretax), or $0.06 per share, from the sale of the George Lake and Back River joint venture interests, and third-quarter write-downs and unusual charges of $145.1 million ($183.6 million pretax), or $0.99 per share, including (i) a write-down of $84.9 million ($107.8 million pretax) of Homestake's investment in the Main Pass 299 sulfur mine,
    (ii) a reduction of $18.2 million ($24.3 million pretax), in the carrying values of short-lived mining properties, (iii) an increase in the estimated accrual for future reclamation of $21.5 million ($29.1 million pretax), (iv) write-downs of $14.7 million ($16.5 million pretax) of certain investments, and (v) other charges of $5.8 million ($5.9 million pretax) primarily related to foreign exchange losses on intercompany redeemable preferred stock.

(7) Includes income of $2.7 million, or $0.02 per share, from a reduction of Homestake's accrual for prior year income taxes and income of $4.9 million ($5.5 million pretax), or $0.03 per share, from a litigation recovery.

HOMESTAKE SELECTED OPERATING DATA
                                (IN US DOLLARS)

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------------
                                            1996           1995      1994        1993        1992
                                        -------------     -------   -------     -------     -------
DEBT TO EQUITY RATIO (at December
  31).................................           24%           29%       31%         37%         53%
CAPITAL EXPENDITURES (thousands of
  dollars)............................    $ 105,923       $80,979   $88,654     $57,825     $63,453
OPERATING STATISTICS
Gold production (thousands of
  ounces).............................        1,968         1,877     1,696       1,918       1,912
Average gold price realized per
  ounce...............................    $     389       $   386   $   384     $   359     $   348
Total cash costs per ounce............    $     248       $   257   $   252     $   229     $   246
RESERVES (at December 31)
Gold (millions of ounces).............         20.4          21.5      17.9        18.4        17.3
Eskay Creek silver (millions of
  ounces).............................         56.1          47.4      51.5        55.1
Sulfur (millions of long tons)........         11.0          11.4      11.7        11.0        11.2

PLUTONIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA (AUSTRALIAN GAAP)

     The following table sets forth certain financial data and other information relating to Plutonic. The financial data should be read in conjunction with (i) the historical financial statements of Plutonic, including the notes thereto, which are set forth in Appendix D and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement. Financial data for the nine months ended 30 September 1997 and 1996 reflect, in the opinion of Plutonic, all adjustments necessary for a fair presentation of such data. Results for the nine months ended 30 September 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                            (IN AUSTRALIAN DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                 (PREPARED IN ACCORDANCE WITH AUSTRALIAN GAAP)

                                                     FOR THE YEAR ENDED 31 DECEMBER
                                       -----------------------------------------------------------
                                         1996         1995         1994         1993        1992
                                       --------     --------     --------     --------     -------
Operating revenue....................  $340,461     $222,691     $214,363     $239,098     $99,869
Net income...........................    40,702       40,124       38,055       35,223      30,506
Net income per share.................      0.22         0.22         0.21         0.22        0.19
Cash dividends per share.............      0.11        0.095         0.08         0.06        0.05

                                                              31 DECEMBER
                                      ------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------
Total assets........................  $678,011     $540,134     $396,730     $377,848     $251,960
Long-term obligations(1)............    90,184      122,415        4,415       13,517        1,238
Shareholders' equity................   416,569      354,967      331,708      300,122(2)   171,428

                                       FOR THE NINE MONTHS
                                        ENDED 30 SEPTEMBER
                                    --------------------------
                                        1997            1996
                                    -------------     --------
Operating revenue.................    $ 260,804       $257,855
Net income (loss).................      (44,716)        20,251
Net income (loss) per share.......        (0.24)          0.11

                                    30 SEPTEMBER
                                        1997
                                    -------------
Total assets......................    $ 621,758
Long-term obligations(1)..........      199,067
Shareholders' equity..............      370,142

---------------

(1) Long-term obligations consist of:

                                    30
                                 SEPTEMBER                          31 DECEMBER
                                -----------   -------------------------------------------------------
                                   1997                      1996        1995       1994        1993
                                -----------                --------     ------     -------     ------
    Creditors and
      borrowings..............   $ 194,500    $ 87,500     $120,000     $3,970     $13,517     $  874
    Mine rehabilitation.......       2,956       1,984        1,955
    Employee entitlements.....         240         134          117                               142
    Other long-term
      obligations.............       1,371         566          343        445                    222
                                   -------     -------      -------     -------    -------     ------
                                 $ 199,067    $ 90,184     $122,415     $4,415     $13,517     $1,238
                                   =======     =======      =======     =======    =======     ======

    During 1995, Plutonic borrowed $120 million under an unsecured finance facility. During 1996, a total of $180 million was borrowed under the finance facility, of which $92.5 million was included in the current portion of creditors and borrowings.

(2) During 1993, Plutonic completed a rights issue of 19,935,000 Ordinary Shares at a price of $6.30 per Ordinary Share on the basis of one Ordinary Share for every eight Ordinary Shares held.

PLUTONIC SELECTED OPERATING DATA
                            (IN AUSTRALIAN DOLLARS)

                                                        FOR THE YEAR ENDED 31 DECEMBER,
                                              ----------------------------------------------------
                                                1996       1995       1994       1993       1992
                                              --------    -------    -------    -------    -------
DEBT TO EQUITY RATIO (at 31 December).......        44%        34%         4%         8%         0%
CAPITAL EXPENDITURES (thousands of
  dollars)..................................  $126,437    $64,666    $76,396    $30,914    $14,525
OPERATING STATISTICS
Gold production (thousands of ounces).......     449.8      348.7      332.8      391.8      166.6
Average gold price realized per ounce.......  $    600    $   612    $   579    $   532    $   507
Total cash costs per ounce..................  $    403    $   378    $   304    $   295    $   238
RESERVES (at 31 December)
Gold (millions of ounces)...................       2.2        2.1        1.6        1.2        0.7

PLUTONIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA (U.S. GAAP)

     The following table sets forth certain financial data and other information relating to Plutonic. The financial data should be read in conjunction with (i) the historical financial statements of Plutonic, including the notes thereto, which are set forth in Appendix D, and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement. Financial data for the nine months ended 30 September 1997 and 1996 reflect, in the opinion of Plutonic, all adjustments necessary for a fair presentation of such data. Results for the nine months ended 30 September 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                            (IN AUSTRALIAN DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

                                                     FOR THE YEAR ENDED 31 DECEMBER
                                       -----------------------------------------------------------
                                         1996         1995         1994         1993        1992
                                       --------     --------     --------     --------     -------
Revenues.............................  $302,976     $218,291     $203,941     $233,086     $89,692
Net income...........................    24,242       27,147       20,521       34,600      19,923
Net income per share.................      0.13         0.15         0.11         0.22        0.13
Cash dividends per share.............      0.11        0.095         0.08         0.06        0.05

                                                              31 DECEMBER
                                      ------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------
Total assets........................  $651,918     $531,227     $380,375     $381,279     $263,330
Long-term obligations(1)............    90,184      122,415        4,415       13,517        1,238
Shareholders' equity................   336,812      297,689      282,053      282,528      130,935

                                             FOR THE NINE MONTHS
                                              ENDED 30 SEPTEMBER
                                          --------------------------
                                              1997            1996
                                          -------------     --------
Revenues................................    $ 259,106       $224,332
Net income (loss).......................      (24,186)         9,736
Net income (loss) per share.............        (0.13)          0.05

                                          30 SEPTEMBER
                                              1997
                                          -------------
Total assets............................    $ 619,222
Long-term obligations(1)................      199,067
Shareholders' equity....................      306,335

---------------

(1) Long-term obligations consist of:

                                         30 SEPTEMBER                    31 DECEMBER
                                         ------------   ----------------------------------------------
                                             1997        1996       1995      1994     1993      1992
                                         ------------   -------   --------   ------   -------   ------
    Creditors and borrowings............   $194,500     $87,500   $120,000   $3,970   $13,517   $  874
    Mine rehabilitation.................      2,956       1,984      1,955
    Employee entitlements...............        240         134        117                         142
    Other long-term obligations.........      1,371         566        343      445                222
                                           --------     -------   --------   ------   -------   ------
                                           $199,067     $90,184   $122,415   $4,415   $13,517   $1,238
                                           ========     =======   ========   ======   =======   ======

     During 1995, Plutonic borrowed $120 million under an unsecured finance facility. During 1996, a total of $180 million was borrowed under the finance facility, of which $92.5 million was included in the current portion of creditors and borrowings.

UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following tables present unaudited pro forma combined selected financial data for Homestake giving effect to the Combination and accounting for the Combination as a pooling-of-interests. The pro forma financial data do not purport to represent what the combined financial position or results of operations would actually have been if the Combination had occurred at the beginning of the periods or to project the combined financial position or results of operations for any future date or period.

     The information below should be read in conjunction with (i) the historical financial statements of Homestake and Plutonic, including the notes thereto, which are set forth in Appendices C and D, respectively, (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement and (iii) the historical selected financial information of Homestake and Plutonic above.

                                (IN US DOLLARS)
    (TABULAR AMOUNTS ARE IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                       --------------------------------------------------------------
                                          1996         1995         1994         1993         1992
                                       ----------   ----------   ----------   ----------   ----------
Revenues.............................  $  997,641   $  948,022   $  829,934   $  855,834   $  748,306
Net income (loss)....................      47,141       58,189       93,631       68,737     (161,637)
Net income (loss) per share..........        0.22         0.29         0.47         0.36        (0.86)
Cash dividends per share (1).........        0.20         0.20        0.175         0.10         0.20

                                                                DECEMBER 31,
                                       --------------------------------------------------------------
                                          1996         1995         1994         1993         1992
                                       ----------   ----------   ----------   ----------   ----------
Total assets.........................  $1,997,039   $1,716,217   $1,484,756   $1,365,644   $1,324,980
Long-term obligations................     370,973      396,507      299,150      291,951      294,027
Shareholders' equity.................   1,034,081      856,917      799,376      697,185      554,698

                                           FOR THE NINE MONTHS
                                           ENDED SEPTEMBER 30,
                                       ---------------------------
                                             1997           1996
                                       ----------------   --------
Revenues.............................     $  766,729      $759,142
Net income (loss)....................       (151,017)       32,700
Net income (loss) per share..........          (0.72)         0.16

                                        SEPTEMBER 30,
                                             1997
                                       ----------------
Total assets.........................     $1,771,757
Long-term obligations................        510,391
Shareholders' equity.................        796,484

---------------

(1) Pro forma combined cash dividends per share reflect Homestake's historical cash dividend rate per share paid in the periods indicated.

                           COMPARATIVE PER SHARE DATA

     The following table presents Homestake's and Plutonic's historical per share data and pro forma combined per share data for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, giving effect to the Combination and accounting for the Combination as a pooling-of-interests, based upon the consolidated historical financial statements of Homestake and Plutonic and the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma combined information does not purport to represent what the combined financial position or results of operations would actually have been if the Combination had occurred at the beginning of each of the periods or to project the combined financial position or results of operations for any future data or period.

     The information presented below should be read in conjunction with (i) the historical financial statements of Homestake and Plutonic, including the notes thereto, which are set forth in Appendices C and D, respectively, (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement and (iii) the historical selected financial information of Homestake and Plutonic.

                                                       NINE MONTHS
                                                          ENDED             FOR THE YEAR ENDED
                                                      SEPTEMBER 30,            DECEMBER 31,
                                                     ---------------   -----------------------------
                                                      1997     1996     1996       1995        1994
                                                     ------   ------   ------   -----------   ------
HISTORICAL:
  Per share of Homestake Common Stock:
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value (1)................................  $ 4.05   $ 5.21   $ 5.24     $  4.52     $ 4.27
     Cash dividends paid...........................    0.10     0.15     0.20        0.20      0.175
     Net income (loss).............................   (0.89)    0.19     0.21        0.22       0.57
  Per Plutonic Ordinary Share:
  (Prepared in accordance with Australian GAAP;
     amounts in Australian dollars)
     Book value (1)................................  $ 1.97   $ 2.18   $ 2.22     $  1.97     $ 1.84
     Cash dividends paid...........................   0.070    0.055    0.095       0.090      0.090
     Net income (loss).............................   (0.24)    0.11     0.22        0.22       0.21
  Per Plutonic Ordinary Share:
  (Prepared in accordance with U.S. GAAP; amounts
     in Australian dollars)
     Book value(1).................................  $ 1.63   $ 1.72   $ 1.80     $  1.65     $ 1.57
     Cash dividends paid...........................   0.070    0.055    0.095       0.090      0.090
     Net income (loss).............................   (0.13)    0.05     0.13        0.15       0.11
PRO FORMA:
  Combined per share of Homestake Common Stock:
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value(1).................................  $ 3.78   $ 4.83   $ 4.91     $  4.25     $ 4.02
     Cash dividends paid(2)........................    0.10     0.15     0.20        0.20      0.175
     Net income (loss).............................   (0.72)    0.16     0.22        0.29       0.47
  Combined per Plutonic Ordinary Share
     equivalent:(3)
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value(1).................................  $ 1.29   $ 1.64   $ 1.67     $  1.44     $ 1.37
     Cash dividends paid...........................    0.03     0.05     0.07        0.07       0.06
     Net income (loss).............................   (0.24)    0.05     0.07        0.10       0.16

---------------

(1) Book value per share is shareholders' equity divided by common shares (or in the case of Plutonic, Ordinary Shares) outstanding at September 30, 1997 and 1996 and December 31, 1996, 1995 and 1994.

(2) Pro forma combined cash dividends per share of Homestake Common Stock reflect Homestake's historical cash dividend rate per share paid in the periods indicated.

(3) Pro forma combined per Ordinary Share equivalent information reflects the pro forma combined per share of Homestake Common Stock amount multiplied by the Exchange Ratio of 0.34 shares of Homestake Common Stock for each Ordinary Share.

                                   SUPPLEMENT

                                       TO
                                PROXY STATEMENT
                                      AND
                             EXPLANATORY STATEMENT

     This Supplement consists of information regarding Homestake and Plutonic and the proposed Combination of the two companies. The Supplement is included as part of the Proxy Statement that is being provided to Homestake Stockholders and as part of the Explanatory Statement that is being provided to the holders of Plutonic Ordinary Shares, Partly Paid Shares and Options.

                               TABLE OF CONTENTS

                                   SUPPLEMENT

                                                                                       PAGE
                                                                                       -----
AVAILABLE INFORMATION................................................................    S-5
EXCHANGE RATES.......................................................................    S-5
CERTAIN DEFINED TERMS................................................................    S-7
CERTAIN MEASUREMENTS.................................................................    S-9
RISK FACTORS.........................................................................   S-11
  Risks Inherent in Gold Exploration, Development and Production.....................   S-11
  Risks of Gold and Silver Price Fluctuations and Hedging Activities.................   S-11
  Risk of Inability to Achieve Combined Company Cost Savings.........................   S-12
  Risks Associated with Reserve Realization..........................................   S-12
  Risks of Government Regulation of Mining Activities................................   S-13
  Risks of Currency Fluctuations.....................................................   S-13
  Risks of Native Title Claims.......................................................   S-14
CAUTIONARY STATEMENTS................................................................   S-15
  Reliance By Homestake and Plutonic on Information Provided by the Other............   S-16
  Reserves...........................................................................   S-16
  Estimates of Production............................................................   S-17
  Estimates of Operating Costs and Capital Costs; Capital Projects...................   S-17
  Taxes..............................................................................   S-18
  Western Australia Royalty..........................................................   S-18
PRICE RANGE AND TRADING VOLUME OF HOMESTAKE COMMON STOCK AND THE PLUTONIC ORDINARY
  SHARES; DIVIDENDS..................................................................   S-20
  Price Ranges and Trading Volumes...................................................   S-20
  Comparison of Stock Price Performances.............................................   S-22
  Dividends..........................................................................   S-22
THE COMBINATION......................................................................   S-24
  General............................................................................   S-24
  Exchange Ratios....................................................................   S-24
  Background of the Combination......................................................   S-25
  Homestake's Reasons for the Combination; Recommendation of the Homestake Board.....   S-27
  Opinion of Homestake's Financial Advisor...........................................   S-31
  Plutonic's Reasons for the Combination; Recommendation of the Plutonic Board.......   S-35
  Certain Australian and United States Federal Income Tax Consequences...............   S-36
  Anticipated Accounting Treatment...................................................   S-42
  Regulatory Matters.................................................................   S-42
  Absence of Dissenters Appraisal Rights.............................................   S-42
  Interests of Certain Persons in the Combination....................................   S-43
  Resale of Homestake Common Stock...................................................   S-45

                                                                                       PAGE
                                                                                       -----
HOMESTAKE MINING COMPANY.............................................................   S-46
  Background.........................................................................   S-46
  Significant 1997 and 1998 Developments.............................................   S-47
  Statistical Summary................................................................   S-48
  Business and Property Description..................................................   S-51
  Mineral Exploration and Development................................................   S-74
  Information on Reserves............................................................   S-75
  Environmental Matters..............................................................   S-76
  Legal Proceedings..................................................................   S-81
PLUTONIC RESOURCES LIMITED...........................................................   S-82
  Background.........................................................................   S-82
  Significant Recent Developments....................................................   S-83
  Statistical Summary................................................................   S-84
  Mineral Exploration and Development................................................   S-95
  Information on Reserves............................................................   S-95
  Estimation of Reserves.............................................................   S-96
  Other Information..................................................................   S-96
  Native Title Claims................................................................   S-96
  Environmental......................................................................   S-96
  Customers..........................................................................   S-97
  Employees..........................................................................   S-97
  Legal Proceedings..................................................................   S-98
THE AGREEMENT........................................................................   S-99
  General............................................................................   S-99
  Schemes of Arrangement.............................................................   S-99
  Representations and Warranties.....................................................   S-99
  Conduct of Business Pending the Combination........................................  S-100
  Certain Actions With Respect to Takeover Proposals.................................  S-101
  Conditions to the Consummation of the Combination..................................  S-101
  Termination........................................................................  S-102
  Superior Proposal..................................................................  S-103
  Termination Fees...................................................................  S-103
  Effect of Termination..............................................................  S-104
  Enforcement........................................................................  S-104
  Release of Officers and Directors..................................................  S-104
  Definitions........................................................................  S-104
HOMESTAKE HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION...................  S-107
  Historical Selected Financial Data.................................................  S-107
  Selected Operating Data............................................................  S-108
PLUTONIC HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION (AUSTRALIAN
  GAAP)..............................................................................  S-109
  Historical Selected Financial Data.................................................  S-109
  Selected Operating Data............................................................  S-110
PLUTONIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA (U.S. GAAP).................  S-111
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................  S-112
COMPARATIVE PER SHARE DATA...........................................................  S-125

                                                                                       PAGE
                                                                                       -----
DIRECTORS AND MANAGEMENT OF HOMESTAKE AFTER THE COMBINATION..........................  S-127
  Board of Directors of Homestake After the Combination..............................  S-127
  Directors and Management of Homestake after the Combination; Intentions about
     Plutonic........................................................................  S-130
BENEFICIAL OWNERSHIP OF SECURITIES...................................................  S-132
  Security Ownership of Certain Beneficial Owners of Homestake.......................  S-132
  Ownership of Common Stock By Homestake's Management................................  S-132
DESCRIPTION OF HOMESTAKE CAPITAL STOCK...............................................  S-134
  General............................................................................  S-134
  "Fair Price" Charter Provision.....................................................  S-134
  Homestake Rights Agreement.........................................................  S-135
COMPARISON OF SHAREHOLDERS' RIGHTS...................................................  S-137
  Vote Required for Ordinary Transactions; Quorum....................................  S-137
  Vote Required for Extraordinary Transactions.......................................  S-137
  Distribution on Winding-Up.........................................................  S-138
  Transactions Involving Shareholders, Officers or Directors.........................  S-138
  Takeover Regulation................................................................  S-139
  Dissenters Appraisal Rights........................................................  S-140
  Oppression Remedy..................................................................  S-141
  Limitation of Director Liability...................................................  S-141
  Distributions and Dividends........................................................  S-142
INDEPENDENT ACCOUNTANTS..............................................................  S-143
LEGAL MATTERS........................................................................  S-143
STOCKHOLDER PROPOSALS................................................................  S-143
APPENDIX A: HOMESTAKE MINING COMPANY AND PLUTONIC RESOURCES LIMITED COMBINATION
  IMPLEMENTATION AGREEMENT...........................................................    A-1
APPENDIX B: OPINION OF HOMESTAKE'S INVESTMENT ADVISOR................................    B-1
APPENDIX C: HOMESTAKE MINING COMPANY CONSOLIDATED FINANCIAL STATEMENTS AND
  SUPPLEMENTARY DATA.................................................................    C-1
APPENDIX D: PLUTONIC RESOURCES LIMITED AND CONTROLLED ENTITITES CONSOLIDATED
  FINANCIAL STATEMENTS...............................................................    D-1
APPENDIX E: COMPARISON OF CERTAIN SEC AND JORC CODE REPORTING REQUIREMENTS...........    E-1
APPENDIX F: HOMESTAKE DIFFERENCES BETWEEN U.S. AND AUSTRALIAN GENERALLY ACCEPTED
  ACCOUNTING PRINCIPLES..............................................................    F-1
APPENDIX G: OVERVIEW OF AUSTRALIAN, CANADIAN AND UNITED STATES REGULATION OF MINING
  RIGHTS.............................................................................    G-1

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HOMESTAKE OR PLUTONIC. THIS DOCUMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     Homestake is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by Homestake with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy and information statements and other information may be found on the SEC's Web site address, http://www.sec.gov. In addition, Homestake Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"), and material filed by Homestake may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Plutonic Ordinary Shares and Homestake Common Stock are quoted on the Australian Stock Exchange Limited (the "ASX"). As a publicly listed company in Australia, Plutonic is subject to regulation by the Australian Securities Commission (the "ASC") and the ASX. Homestake is an exempt foreign listed company and, as such, is also subject to certain limited ASC and ASX regulations. The public can obtain information held by the ASC about Plutonic and Homestake by application to ASC business centers located in the capital cities of Australia. Members of the public are entitled to obtain copies of most documents lodged with the ASC. The ASC also maintains a comprehensive on-line computer database and a more limited Web site. The public can also access information held by the ASX about any public company on application to any of the ASX business centers located in the capital cities of Australia.

                                 EXCHANGE RATES

     The exchange rates expressed in United States dollars for A$1.00 at the end of each of the years in the five years ended December 31, 1997 and the period from January 1, 1998 to --, 1998, and the average, the high and the low exchange rates for each of such periods were as follows (being the noon buying rates in New York City for cable transfers in Australian dollars as certified for custom purposes by the Federal Reserve Bank of New York (the "Exchange Rate")):

                                            1998         1997      1996      1995      1994      1993
                                         -----------     -----     -----     -----     -----     -----
At end of period.......................                  .6515     .7944     .7432     .7753     .6783
Average for period*....................                  .7385     .7847     .7398     .7345     .6785
High for period........................                  .7978     .8180     .7703     .7778     .7213
Low for period.........................                  .6490     .7318     .7100     .6840     .6450

---------------

* Based on the average of the Exchange Rates on the last business day of each month during the period.

     The Exchange Rates expressed in Australian dollars for US$1.00 at the end of each of the years in the five year period ended December 31, 1997 and the
period from January 1, 1998 to      --   , 1998, and the average, the high and
the low Exchange Rates for each of such periods were as follows (being the inverse of the Exchange Rates set forth in the table above):

                                       1998          1997       1996       1995       1994       1993
                                    -----------     ------     ------     ------     ------     ------
At end of period..................                  1.5349     1.2588     1.3455     1.2898     1.4743
Average for period*...............                  1.3541     1.2744     1.3517     1.3615     1.4738
High for period...................                  1.5408     1.3665     1.4085     1.4620     1.5504
Low for period....................                  1.2534     1.2225     1.2982     1.2857     1.3864

---------------

* Based on the average of the Exchange Rates on the last business day of each month during the period.

     The Exchange Rates for Australian dollars on December 19, 1997 and on
     --   , 1998 were, respectively, A$1.00 = US$0.6530 and A$1.00 =
US$          , and the inverse of such rates were US$1.00 = A$1.5314 and US$1.00
= A$          , respectively.

                             CERTAIN DEFINED TERMS

     In this Document:

     "A$" refers to Australian dollars.

     "Agreement" refers to the Combination Implementation Agreement dated 22 December 1997 between Homestake and Plutonic.

     "ASC" refers to the Australian Securities Commission.

     "ASX" refers to the Australian Stock Exchange Limited.

     "Australian GAAP" refers to generally accepted accounting principles in Australia.

     "Board" refers to the Board of Directors of the relevant corporation.

     "Business Day" refers to a weekday on which trading banks are open for business in both Sydney and San Francisco.

     "Combination" refers to the combination of Plutonic and Homestake pursuant to the terms of the Agreement and the issue of Homestake Common Stock to the Plutonic Shareholders and Plutonic Option Holders in exchange for their Ordinary Shares, Partly Paid Shares and Options, as the case may be.

     "Combined Company" refers to Homestake following the Combination.

     "Court Order Time" refers to the time the Supreme Court of New South Wales makes an order confirming such of the Schemes (and the reductions of capital incidental to those Schemes) as are approved by the relevant Scheme Participants.

     "DGCL" refers to the Delaware General Corporation Law, as amended.

     "Document" refers to the Proxy Statement (in the case of Homestake Stockholders) and the Explanatory Statement (in the case of holders of Plutonic Securities).

     "Effective Date" means the date on which the Ordinary Scheme, the Partly Paid Scheme and the Option Scheme become effective in accordance with the Second Court Order.

     "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Rate" refers to the noon buying rate in New York City for cable transfers in Australian dollars expressed in US dollars as certified for customs purposes by the Federal Reserve Bank of New York, or the inverse thereof, as the case may be.

     "Exchange Ratio" refers to (i) an exchange ratio of 0.34 shares of Homestake Common Stock for one Ordinary Share when used in connection with the Ordinary Scheme, (ii) exchange ratios ranging from 0.296 to 0.303 shares of Homestake Common Stock for each Partly Paid Share, as described in "The Agreement -- Schemes of Arrangement," when used in connection with the Partly Paid Scheme and (iii) exchange ratios ranging from 0.048 to 0.104 shares of Homestake Common Stock for each Option, as described in "The
Agreement -- Schemes of Arrangement," when used in connection with the Option Scheme. When used generally for descriptive purposes, "Exchange Ratios" refer collectively to each of the ratios described in the preceding sentence.

     "Explanatory Statement" refers to the documents required to be sent to holders of Plutonic Securities under section 412 of the NSWL.

     "FIRB" refers to the Australian Foreign Investment Review Board.

     "First Court Date" refers to the date on which the Supreme Court of New South Wales makes an order under Section 411(1) of the NSWL for Plutonic to convene the meetings of Scheme Participants to consider the Schemes.

     "HGAL" refers to Homestake Gold of Australia Limited, a South Australian corporation.

     "Homestake" or the "Company" refers to Homestake Mining Company, a Delaware corporation, and, where the context so requires, Homestake and its subsidiaries and predecessor entities.

     "Homestake California" refers to Homestake Mining Company of California, a California corporation and a wholly-owned subsidiary of Homestake.

     "Homestake Board" refers to the Board of Directors of Homestake.

     "Homestake Charter" refers to the Restated Certificate of Incorporation of Homestake, as amended.

     "Homestake Common Stock" refers to the common stock, $1.00 par value, of Homestake.

     "Homestake Preferred Stock" refers to the preferred stock, $1.00 par value, of Homestake.

     "Homestake Record Date" refers to      --     , 1998, the record date for
the Homestake Special Meeting.

     "Homestake Rights" refer to the rights to purchase or receive Homestake Preferred Stock or Homestake Common Stock in certain circumstances pursuant to the Homestake Rights Agreement.

     "Homestake Rights Agreement" refers to the Rights Agreement dated October 16, 1987, and amended as of October 15, 1997, between Homestake and BankBoston N.A., as Rights Agent.

     "Homestake Special Meeting" refers to the special meeting of the Homestake
Stockholders to be held on      --     , 1998.

     "Homestake Stockholders" refers to the holders of Homestake Common Stock.

     "Homestake Stockholder Approval" refers to the approval by the Homestake Stockholders of the Share Issuance.

     "JORC Code" refers to the Australasian Code for Reporting of Identified Mineral Resources and Ore Reserves.

     "NSWL" refers to the Corporations Law, as amended, as it applies in New South Wales, Australia.

     "NYSE" refers to the New York Stock Exchange, Inc.

     "Option" refers to an option to subscribe for Ordinary Shares granted pursuant to the Plutonic Directors' Option Plan or an option to subscribe for Partly Paid Shares granted pursuant to the Plutonic Employee Share Plan.

     "Option Holders" refers to the holders of Plutonic Options.

     "Option Scheme" refers to the Scheme between Plutonic and the Plutonic Option Holders as described in "The Agreement -- Schemes of Arrangement."

     "Ordinary Scheme" refers to the Scheme between Plutonic and the Ordinary Scheme Members as described in "The Agreement -- Schemes of Arrangement."

     "Ordinary Scheme Member" refers to each person, other than Homestake or any of its subsidiaries, who is registered in the register of members of Plutonic as the holder of an Ordinary Share as at the Plutonic Combination Record Date.

     "Ordinary Share" refers to a fully paid ordinary share, par value A$0.50, of Plutonic.

     "Partly Paid Scheme" refers to the Scheme between Plutonic and the Partly Paid Scheme Members as described in "The Agreement -- Schemes of Arrangement."

     "Partly Paid Scheme Member" refers to each person who is registered in the register of members of Plutonic as the holder of a Partly Paid Share as at the Plutonic Combination Record Date.

     "Partly Paid Share" refers to a partly paid Ordinary Share, par value A$0.50, paid to A$0.05 each, issued by Plutonic pursuant to the Plutonic Employee Share Plan.

     "Plutonic" refers to Plutonic Resources Limited, a New South Wales corporation and where the context so requires, Plutonic and its subsidiaries and predecessor entities.

     "Plutonic Board" refers to the Board of Directors of Plutonic.

     "Plutonic Combination Record Date" refers to the date which is one Business Day before the Second Court Order comes into effect or any other date agreed with the ASX, being the record date to determine entitlement to receive shares of Homestake Common Stock as a result of the Combination.

     "Plutonic Meeting Record Date" refers to the time and date specified for determining entitlements to attend and vote at the meetings of the Ordinary Scheme Members, the Partly Paid Scheme Members and the Option Holders.

     "Plutonic Option Holder" refers to each person who is registered in the register of option holders of Plutonic as an Option Holder as at the Plutonic Combination Record Date.

     "Plutonic Securities" refers to the Ordinary Shares, the Partly Paid Shares and the Options.

     "Plutonic Shareholder" refers to each person who is registered in the register of Plutonic as a holder of Ordinary Shares or Partly Paid Shares on the Plutonic Combination Record Date or on the Plutonic Meeting Record Date, as appropriate.

     "Plutonic Share Plan" refers to the Plutonic Employee Share Plan and the Plutonic Directors Option Plan.

     "Plutonic Shares" refers to the Ordinary Shares and the Partly Paid Shares, as the case may be.

     "Prime" refers to Prime Resources Group Inc., a British Columbia company.

     "Scheme Participants" refers to the Ordinary Scheme Members, the Partly Paid Scheme Members and the Option Holders.

     "Scheme" refers to the Ordinary Scheme, the Partly Paid Scheme and the Option Scheme.

     "Scheme Securities" refers to the Ordinary Shares (other than Ordinary Shares held by Homestake or any subsidiary of Homestake), the Partly Paid Shares and the Options.

     "SEC" refers to the United States Securities and Exchange Commission.

     "Second Court Date" refers to the day upon which the Second Court Order is made.

     "Second Court Order" refers to the order of the Supreme Court of New South Wales approving the Schemes following the approval of the Schemes by the Scheme Participants.

     "Securities Act" refers to the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Share Issuance" refers to the issuance of up to approximately 64,354,945 shares of Homestake Common Stock to the Plutonic Shareholders and Plutonic Option Holders pursuant to the Agreement.

     "US$" or "$" refers to United States dollars.

     "U.S. GAAP" refers to generally accepted accounting principles in the United States.

                              CERTAIN MEASUREMENTS

     An "acre" equals 0.405 hectares.

     A "foot" equals .3048 meters.

     A "gold ounce" is a troy ounce of 12 ounces per pound.

     A "gram" or "gramme" equals 0.032 ounces (troy).

     A "hectare" equals 2.47 acres.

     A "kilogram" equals 2.2046 pounds.

     A "kilometer" equals 0.62 miles.

     A "long ton" refers to a long ton of 2,240 pounds or 1.016 tonnes.

     A "meter" equals 39.37 inches.

     A "mile" equals 1.609 kilometers.

     An "ounce" equals 31.1 grams.

     A "pound" equals 0.454 kilograms.

     A "short ton" refers to a short ton of 2,000 pounds or 0.907 tonnes.

     A "square kilometer" equals 0.3861 square miles.

     A "square mile" equals 2.590 square kilometers.

     A "tonne" refers to a metric ton of 1,000 kilograms, 2,204.6 pounds or
1.102 short tons.

     "TPD" refers to short tons per day with respect to Homestake Information, and tonnes per day with respect to Plutonic Information.

                                  RISK FACTORS

     The risk factors identified below should be considered by Homestake Stockholders in deciding whether to vote for the Share Issuance and should be considered by the holders of Plutonic Securities in deciding whether to vote for their respective Scheme. These risk factors also should be considered in conjunction with the information contained in the section entitled "Cautionary Statements" and other information contained in this Document.

RISKS INHERENT IN GOLD EXPLORATION, DEVELOPMENT AND PRODUCTION

     The business of gold exploration, development and production by its nature involves significant risks. Among other things, the business depends on successful location of reserves and skillful management. Gold exploration is highly speculative in nature, involves many risks and frequently is non-productive. Once mineralization is discovered and determined to be economically recoverable, it usually takes a number of years from the initial phase of exploration until production commences, during which time the economic feasibility of production may change. Substantial expenditures are required to establish reserves through drilling, to determine means of production and metallurgical processes to extract the metal from ore, and, in the case of new properties, to construct mining and processing facilities.

     Mining is subject to a variety of risks and hazards, including rock falls and slides, cave-ins, flooding and other weather conditions, and other acts of God. Homestake and Plutonic each maintain and, after the Combination, Homestake intends to maintain, property and liability insurance consistent with industry practice, but such insurance contains exclusions and limitations on coverage. For example, coverage for environmental liability generally is limited and may be totally unavailable. There can be no assurance that insurance will continue to be available at economically acceptable premiums. Production costs also can be affected by unforeseen changes in ore grades and recoveries, permitting requirements, environmental factors, work interruptions, operating circumstances, unexpected changes in the quantity or quality of reserves, unstable or unexpected ground conditions, and technical issues.

     The United States, Australia and Canada are the locations of substantially all of Homestake's and Plutonic's operating activities. Homestake also conducts development, operations and exploration activities in a number of other countries. Some countries have higher levels of political and economic risk than others, including potential for government instability, uncertainty of laws and legal enforcement and compliance, defects in or uncertainty as to title to mining property, expropriation of property, restrictions on production, export controls, currency non-convertibility, fluctuations in currency exchange rates, inflation and other general economic and political uncertainties.

RISKS OF GOLD AND SILVER PRICE FLUCTUATIONS AND HEDGING ACTIVITIES

     The results of Homestake's and Plutonic's operations are affected significantly by the market price of gold. The results of Homestake's operations are also affected, to a lesser extent, by the market price of silver. The markets for gold and silver are worldwide markets. Gold and silver prices are subject to volatile price movements over short periods of time and are influenced by numerous factors over which Homestake and Plutonic have no control, including expectations with respect to the rate of inflation, the relative strength of the United States, Canadian and Australian dollars, interest rates, global or regional political or economic crises, demand for jewelry and industrial products containing gold and silver, speculation, and sales by central banks and other holders and producers of gold and silver in response to these factors. The supply of gold and silver includes a combination of new mine production, recycling of industrial products containing gold and silver, and sales from existing stocks of bullion and fabricated gold and silver held by governments, public and private financial institutions, and individuals.

     In general, hedging enables a gold producer to "lock in" a future price for hedged gold that is higher than the then current spot price for gold. However, to the extent that sales of future gold production are hedged, the ability to realize future increases in gold prices may be reduced, subject to the gold producer's ability to extend the expiry dates of the hedge contracts. Each of Homestake and Plutonic engages in hedging programs.

     Homestake has adopted a gold hedging policy under which Homestake will, in appropriate circumstances, enter into forward-sales transactions for approximately 30% of its gold production in each of the subsequent ten years at prices in excess of certain targeted prices. Homestake will also, in appropriate circumstances, use combinations of put and call option contracts, which provide an effective price floor for sales while permitting participation in future price increases. To the extent Homestake has not hedged its production in forward-sales transactions or established price floors, Homestake's profitability is fully exposed to fluctuations in the current price of gold and silver in world markets.

     Plutonic's hedging strategy is designed to permit Plutonic to support the long term viability of its mining and exploration activities and to provide shareholders with the opportunity to benefit from future gold price increases. Plutonic's current policy is to limit forward sales transactions to the lesser of 1.75 million ounces or 100% of reserves.

     Homestake expects to continue its general gold hedging policy following the Combination.

     Homestake's results are also affected to a lesser degree by the market prices for sulfur and for crude oil. Sulfur prices are affected principally by the demand for fertilizer and the availability of by-product sulfur recovered during the refining and processing of oil and natural gas. Crude oil prices are affected principally by supply and demand for gasoline and fuel oil as well as global or regional political or economic crises.

RISK OF INABILITY TO ACHIEVE COMBINED COMPANY COST SAVINGS

     Estimates of cost savings for the Combined Company are based in part on the expectation that the Combined Company will integrate various functions to eliminate certain overlapping operating, exploration, administrative and general expenses that currently are incurred separately by Homestake and Plutonic. Homestake expects to close the Plutonic offices in Sydney and consolidate administrative and general activities in Homestake's Perth office. Certain Plutonic functions, such as those associated with Plutonic being a publicly listed company, will be eliminated. In addition, Homestake will combine its Australian exploration program with Plutonic's exploration program. This will involve consolidating Plutonic's and Homestake's Australian exploration activities in Plutonic's Perth exploration office, evaluating and prioritizing the exploration prospects for both companies, and pursuing an exploration program for the best properties of both companies. Cost savings are expected to be achieved by eliminating certain overlapping exploration administrative expenses and by a reduction of the total exploration budget as a result of concentrating on fewer total exploration projects than the two companies presently are pursuing separately. There can be no assurance that the Combined Company will be able to eliminate overlapping administrative and operating functions of Homestake and Plutonic within a reasonable time.

     Factors which could delay the combination of the exploration programs, or which could affect the level of costs, include the ability to terminate or modify commitments with respect to existing exploration projects, and the emergence of unanticipated difficulties or changes at existing exploration projects, which could lead Homestake to decide to postpone certain aspects of the combined exploration program.

     Actual cost savings resulting from the Combination may be lower than anticipated, and realization of cost savings may be delayed. Accordingly, no assurance can be given as to if, when or the extent to which such cost savings may be realized. See "The Combination -- Homestake's Reasons for the Combination; Recommendation of the Homestake Board."

RISKS ASSOCIATED WITH RESERVE REALIZATION

     Gold and silver reserves reported by Homestake and Plutonic reflect estimated quantities and grades of gold and silver in deposits and in stockpiles of mined material that Homestake or Plutonic, as the case may be, believes can be mined, processed and sold at prices sufficient to recover the estimated future cash costs of production, remaining investment and anticipated additional capital expenditures. Reserves are estimates based upon drilling results, past experience with mining properties, experience of the person making the reserve estimates and many other factors. Reserve estimation is an interpretive process based upon available data. The actual quality and characteristics of ore deposits cannot be known until mining has taken place.

Further, reserves are valued based on estimates of future costs and future prices. Homestake's gold reserves at December 31, 1997 are based on an assumed price of US$325 per ounce for short-lived operations, and US$350 per ounce for other operations. Homestake's silver reserves at December 31, 1997 and 1996 are based on an assumed price of US$5 per ounce. Homestake gold reserves at December 31, 1996 are based on an assumed price of US$375 per ounce.

     Plutonic's reserve estimates are made by persons considered "competent persons" in accordance with the JORC Code. Plutonic's reserve estimates as of December 31, 1996 were based on assumed gold prices of A$500 to A$525 per ounce for its various operations. The gold price in 1997 averaged A$446. The estimate of reserves for Centenary announced December 17, 1997 was based on a price of A$450 per ounce.

     Actual quality and characteristic of ore deposits and gold and silver prices will differ from the assumptions used to develop reserves. Such differences may be significant.

     Sulfur and oil reserve realization is subject to similar risks. In the third quarter of 1997, Homestake wrote off its entire sulfur mine investment in light of the continued depressed world market for sulfur.

RISKS OF GOVERNMENT REGULATION OF MINING ACTIVITIES

     Homestake's and Plutonic's mining operations and exploration activities are subject to extensive regulation governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters in all jurisdictions in which they operate. Changes in regulations can have material impacts on anticipated levels of production, costs and profitability. There can be no assurance that all required permits and government approvals can be secured and maintained on an economic basis.

     The United States Mining Law of 1872 (the "Mining Law") has been the subject of substantial debate and proposals for change for several years. While changes in the Mining Law may occur, Homestake cannot predict when or if changes will occur, or the extent to which any new legislation will exempt or otherwise "grandfather" existing mining operations, unpatented mining claims on which commercial discoveries have been made or unpatented mining claims for which the patenting process is partially complete. Under current law, persons staking unpatented mining claims on United States federal government property open to exploration (unpatented mining claims), upon the making and documenting of a discovery of most minerals (including gold and silver) in commercial quantities, are entitled to mine the property without payment of royalties and to secure title to the property (patented mining claims) at nominal cost. Under proposals made in recent years to amend the Mining Law, the United States government would be entitled to receive royalties based on either the gross or net value of production from government-owned property. This would have only minimal impact on Homestake's current operations, as substantially all of Homestake's current operations in the United States, other than its operations at Ruby Hill, are conducted on privately held land. It is possible that Homestake may be required to pay royalties on production from the Ruby Hill operation, which would increase the production cost over current estimates, but the amount of the increase, if any, is not predictable. Expansion at Homestake's Round Mountain mine also may occur on government-owned property, as to which royalties similarly might be payable. Should the Mining Law be so amended, it could reduce the amount of future exploration and development activity conducted by the Combined Company on federal government-owned property in the United States.

     Mining activities in Australia and Canada also are subject to governmental regulation. See Appendix G, Overview of Australian, Canadian and U.S. Regulation of Mining Rights.

RISKS OF CURRENCY FLUCTUATIONS

     Gold is sold throughout the world principally based on the US dollar price, but operating expenses of gold mining companies generally are incurred in local currencies. Homestake's operations principally are based in the United States, Canada and Australia. Homestake's Canadian and Australian subsidiaries engage in currency hedging programs in Canadian and Australian dollars to protect against significant currency fluctuations relative to the US dollar. Because Homestake production of gold in Australia will increase as a result of the Combination, Homestake expects it will engage in currency hedging with respect to the Plutonic operations.

     The majority of Plutonic's gold production is initially sold forward based on the US dollar price with the proceeds being simultaneously converted to Australian dollars. There are occasions when the future US dollar proceeds will be hedged and converted to Australian dollars. At December 31, 1997 Plutonic had hedged a total of US$20 million to cover future US dollar gold proceeds.

RISKS OF NATIVE TITLE CLAIMS

     AUSTRALIA

     The decision of the High Court of Australia in 1992 in Mabo and Others v Queensland (No. 2) recognized traditional native title rights to land. That decision and the Racial Discrimination Act raised the possibility that mining and exploration tenements granted by the Crown after October 31, 1975 over areas in which there were existing native title rights might be invalid to the extent of any inconsistency with those native title rights. The High Court recently held in The Wik Peoples v Queensland that the grant of pastoral leases will not necessarily extinguish native title rights. (Many mining leases have been granted over areas of pastoral leasehold.)

     The Commonwealth and States have passed legislation in relation to native title which provides for native title claims to be made. This legislation is subject to amendments currently before Parliament. The legislation provides for a right to negotiate before the grant or renewal of certain tenements (other than renewals of tenements as of right, in accordance with the terms of their original grant or renewals of validated tenements) after January 1, 1994. Negotiations must take place between the native title holders or claimants, the grantee party and the government party.

     The native title legislation also validates mining tenements granted before January 1, 1994 and suspends native title over the mining tenements area. Any compensation for the suspension is payable by the government that granted the tenement.

     There are native title claims relating to the area of Homestake's 50% owned Kalgoorlie operations. However, all of the mining leases with respect to active mining operations at Kalgoorlie are pre-1994 leases and therefore native title claims will not adversely affect the operations. Similarly, there are native title claims relating to the areas in which Plutonic's mining operations are conducted. However, with one exception, all of the mining leases with respect to the current and proposed mining areas at Plutonic's active mines are pre-1994 leases. Native title claims are not expected to adversely affect those operations.

     One Plutonic mining lease was granted between January 1, 1994 and March 16, 1995, when Western Australia did not comply with the requirement of negotiation in granting these titles. Although there has been no decision on the point to date, titles granted during that period may be open to challenge on native title grounds. It is possible that proposed Commonwealth legislation may validate such titles to put them beyond doubt. If such titles are found to be invalid due to native title, the state of Western Australia has indicated that it will facilitate regrants and pay any compensation due to aggrieved native title parties.

     Some of Homestake's and Plutonic's exploration tenements in Australia are subject to multiple native title claims. Should the Combined Company be successful in its exploration activities in these areas and seek to convert its interests to mining leases, it will be necessary to comply with the right to negotiate provisions of the Native Title Act and any agreement reached as a result of negotiations may include provisions with respect to payment of compensation by the Combined Company to the native title claimants. If agreement cannot be reached and the matter has to be determined by the National Native Title Tribunal, the National Native Title Tribunal is entitled to include in its determination as to whether or not the titles may be granted, conditions with respect to compensation of native title claimants. The requirements for negotiation and the possibility of a requirement to pay compensation may result in delay and increased costs for mining in the affected mining areas.

     CANADA

     In the Delgamuukw decision in December 1997, the Supreme Court of Canada affirmed that aboriginal tribal groups continue to have aboriginal rights in lands in British Columbia used or occupied by their ancestors in 1846. Those rights may vary from rights of limited use up to aboriginal title. The decision has created uncertainty regarding property rights in Canada (including mineral and other resource rights), particularly in British Columbia and other areas where treaties were not concluded with aboriginal groups. The Court stated these principles in broad terms, and did not apply them to any particular lands. The decision also did not address how aboriginal rights or title are to be reconciled with property and tenure rights previously sold or granted by the government. The Court did confirm that the extent of the aboriginal rights (including whether the rights rise to the level of aboriginal title) will depend on, among other things, the extent of prior aboriginal use and occupation. The Court also stated that, depending on the nature of the aboriginal rights, consultation with and compensation to (and possibly consent of) aboriginal groups may be required in connection with sales of government-owned land or granting of mining, forestry and other rights to use government-owned land. The Court indicated that rights of compensation derive from the government's fiduciary obligations to the aboriginal groups. The application of the principles enunciated in the decision will not be possible until subsequent decisions provide clarification, and the application of these principles to any particular land will not be possible until the exact nature of historical aboriginal use and occupancy and the resulting rights in the particular property has been determined.

     There are aboriginal claims that extend to the areas of British Columbia in which the Eskay Creek and Snip mines are located. These mining operations are conducted under government mining leases which grant the exclusive right to mine. There has not been any determination of the existence of any valid claim of aboriginal rights or title in these areas. Homestake does not expect any interruption of its existing mining operations, and Homestake does not believe that its existing Canadian operations will be materially adversely affected by aboriginal claims. However, Homestake expects that future Canadian activities, including exploration and development of new mines, could be slowed and could be adversely affected, depending on future legal developments in this area and the extent of aboriginal rights in any particular property. See "Homestake Mining Company."

     UNITED STATES

     There are no native title issues for Homestake's properties in the United States.

                             CAUTIONARY STATEMENTS

     This Document contains certain forward-looking statements (as such term is defined in the United States Private Securities Litigation Reform Act of 1995) and information relating to Homestake and Plutonic that are based on the beliefs of the managements of Homestake and Plutonic, as applicable, as well as assumptions made by and information currently available to the managements of Homestake and Plutonic, as applicable. Any statements made in this Document that are not historical in nature, including statements preceded by the words "anticipate," "believe," "estimate," "expect," "intend," "will" and similar expressions, as they relate to Homestake or Plutonic or the managements of either of them, are forward-looking statements. Estimates of reserves, future production and future cash costs per ounce of gold-equivalent production are also forward-looking statements.

     The purpose of these cautionary statements is to identify certain important factors and assumptions on which forward looking statements may be based or which could cause actual results to differ materially from those expressed in forward looking statements. The important factors and assumptions set forth below should be read in conjunction with "Risk Factors" herein.

RELIANCE BY HOMESTAKE AND PLUTONIC ON INFORMATION PROVIDED BY THE OTHER

     The information concerning Plutonic contained in this Proxy Statement, including financial information, has been provided by Plutonic ("Plutonic Information"). Homestake and its affiliates and advisors do not assume any responsibility for the accuracy or completeness of the Plutonic Information.

     The information concerning Homestake contained in this Proxy Statement, including financial information, has been provided by Homestake ("Homestake Information"). Plutonic and its affiliates and advisors do not assume any responsibility for the accuracy or completeness of the Homestake Information.

     The information concerning the Combined Company contained in this Proxy Statement, including pro forma financial information, has been prepared by Homestake, based on the Homestake Information and the Plutonic Information.

RESERVES

     Information with respect to ore reserves of Homestake has been prepared in accordance with SEC definitions and practices. Information with respect to ore reserves of Plutonic has been prepared in accordance with the JORC Code. See Appendix E to this Document for a comparison of the SEC and JORC Code reporting requirements.

     Gold and silver reserves reported by Homestake and Plutonic reflect estimated quantities and grades of gold and silver in deposits and in stockpiles of mined material that Homestake or Plutonic believes can be mined, processed and sold at prices sufficient to recover the estimated future cash costs of production, remaining investment, and anticipated additional capital expenditures. Estimates of cost of production are based on current and projected costs taking into account past experience and expectations as to the future. Estimated mining dilution is factored into reserve calculations.

     Reserves are reported as general indicators of the life of mineral deposits. Reserves should not be interpreted as assurances of mine lives or of the profitability of current or future operations. Reserves are estimated for each property based upon factors relevant to each deposit. Reserves are estimates based upon drilling results, past experience with the property, experience of the persons making the reserve estimates and many other factors. Reserve estimation is an interpretive process based upon available data, and the actual quality and characteristics of ore deposits cannot be known until mining has taken place.

     Changes in reserves over time generally reflect (i) efforts to develop additional reserves, (ii) depletion of existing reserves through production,
(iii) actual mining experience, (iv) continued testing and development of additional information and (v) price and cost forecasts. Grades of ore actually processed may be different from the stated reserve grades because of geologic variations in different areas mined, mining dilution, losses in processing and other factors. Recovery rates vary with the metallurgical and other characteristics and grade of ore processed.

     Gold and silver reserve calculations for properties operated by Homestake are prepared by Homestake. Gold and silver reserve calculations for properties not operated by Homestake are based on information provided to Homestake by the operator. Homestake periodically reviews such information but does not independently confirm the information provided by these operators. Homestake gold reserves at December 31, 1997 are based on an assumed price of US$325 per ounce for short-lived operations, and US$350 per ounce for other operations. Homestake's silver reserves at December 31, 1997 and 1996 are based on an assumed price of US$5 per ounce. Homestake's gold reserves at December 31, 1996 are based on an assumed price of US$375 per ounce.

     Plutonic's reserve estimates are made by persons considered "competent persons" in accordance with the JORC Code. Plutonic's reserve estimates of December 31, 1996 were based on assumed gold prices of A$500 to A$525 per ounce in preparation of its reserve estimates at December 31, 1996. The gold price in 1997 averaged A$446. The estimate for reserves for Centenary announced on December 17, 1997 was based on a price of A$450 per ounce. For determining 1997
reserves Plutonic used a price of A$   per ounce.

     Actual quality and characteristics of ore deposits and gold and silver prices will differ from the assumptions used to develop reserves. Such differences may be significant.

     Homestake's sulfur reserves represent the quantity of sulfur in the Main Pass 299 deposit for which geological, engineering and marketing data give reasonable assurance of recovery and sale under projected economic and operating conditions at prices sufficient to cover the estimated future cash costs of production, and estimated future capital expenditures. Homestake's proven oil reserves at Main Pass 299 are the estimated quantity of crude oil and condensate which geological and engineering data give reasonable assurance of recovery and sale under projected operating conditions at prices sufficient to cover the estimated future cash costs of production, the remaining investment, and estimated future capital expenditures. The estimates are based on limited reservoir and engineering data. The reserve estimates are based on information provided by the operator. The operator principally relies on oil reserve estimations performed by third-party petroleum engineers. In the third quarter of 1997, Homestake wrote off its entire investment in the sulfur mine in light of the continued depressed market for sulfur.

ESTIMATES OF PRODUCTION

     Estimates of future production and mine life for particular properties are derived from annual mining plans that have been developed based on, among other things, mining experience, reserve estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics), and estimated rates and costs of production. Actual production may vary from estimates for a variety of reasons, including risks and hazards of the types discussed above, actual ore mined varying from estimates of grade and metallurgical and other characteristics, mining dilution, strikes and other actions by labor at unionized locations, restrictions imposed by government agencies and other factors. Estimates of production from properties not yet in production or from operations that are to be expanded are based on similar factors (including, in some instances, feasibility reports prepared by company personnel and/or outside consultants) but, as such estimates do not have the benefit of actual experience, there is a greater likelihood that actual results will vary from the estimates.

ESTIMATES OF OPERATING COSTS AND CAPITAL COSTS; CAPITAL PROJECTS

     Estimates of cash costs for mining operations are developed based on past experience, reserve and production estimates, anticipated mining and ground conditions, metallurgical recoveries, estimated costs of materials, supplies and utilities, exchange rates and other items. Estimates of amortization of noncash costs are based on total capital costs and reserve estimates and may change at least annually based on actual amounts of unamortized capital and changes in reserve estimates. If the net book value of mining operations exceeds the fair value, usually determined based on the estimated future undiscounted cash flows from that mine, then an impairment loss based on the discounted cash flows would be recognized as an expense in the period such evaluation is made.

     Estimates for reclamation and environmental remediation costs are developed based on existing and expected legal requirements, past reclamation experience, cost estimates provided by company employees and third parties and other factors. Estimates also reflect assumptions with respect to actions of government agencies, including exercise of discretion and the amount of time government agencies may take in completing processes required under applicable laws and regulations. As a result, final costs may vary significantly from estimates. Each of Homestake and Plutonic periodically reevaluates its reclamation cost estimates and reclamation reserves to take account of such factors.

     Estimates of future capital costs are based on a variety of factors and may include past operating experience, estimated levels of future production, estimates by and contract terms with third-party suppliers, expectations as to government and legal requirements, feasibility reports (which may be prepared by company personnel and/or outside consultants) and other factors. Capital cost estimates for new projects under development generally are subject to greater uncertainties than additional capital costs for existing operations.

     Estimated periods for completion of capital projects are based on many factors, including Homestake's and Plutonic's respective experience in completing capital projects, and estimates provided by and contract terms with contractors, engineers, suppliers and others involved in design and construction of projects. Estimates also reflect assumptions with respect to factors beyond the control of Homestake and Plutonic, including, but not limited to, the time government agencies may take in processing applications, issuing permits and otherwise completing processes required under applicable laws and regulations. Actual time to completion may vary significantly from estimates.

     Estimates of exploration costs are based upon many factors such as past exploration costs, estimates of the level and cost of future activities, and assumptions regarding anticipated results on each property. Actual costs may vary during the year as a result of such factors as actual exploration results (which could result in increasing or decreasing expenditures for particular properties), changed conditions, and acquisitions and dispositions of property.

TAXES

     Homestake's operations are conducted in a number of jurisdictions, with differing rates of taxation. Homestake's income and mining taxes were higher in 1996, in part because a substantial portion of Homestake's income is earned in Canada, which has a combined income tax and mining tax rate which is significantly higher than income tax rates in the United States and Australia. Homestake's total income and mining taxes were lower in 1997, due to lower gold prices.

     The Canadian statutory tax rate, including federal and provincial income tax and mining tax is approximately 49%. The applicable United States tax rate is 21% (20% alternative minimum tax plus 1% state tax). The Australian statutory rate is 36%.

     Homestake's effective tax rate varies from the statutory rate because of certain differences between the tax laws and the accounting treatment of income and expenditures. For example, some of Homestake's foreign exploration costs are expensed for accounting purposes but are not yet deductible for tax purposes. Therefore, the tax benefit related to those expenditures cannot be recognized until there is sufficient taxable income generated in the jurisdictions where such expenditures are incurred. In addition, certain Canadian accounting expenses cannot be deducted in calculating the mining tax. Homestake also has limited ability to utilize foreign tax credits in calculating its United States income tax.

     Homestake's overall effective tax rate is dramatically impacted by the geographic mix of its pretax income and losses. A greater proportion of income in a high tax jurisdiction, like Canada, will cause the consolidated effective tax rate to rise. The additional Australian production following the Combination will change the geographic mix of pretax income, reducing the proportion of income subject to the higher Canadian rate.

     Homestake's overall effective rate can also fluctuate significantly during a period of low gold prices, because the tax rate is the ratio of tax expense to pretax income. Low pretax income or pretax losses can produce unusually high or unusually low effective tax rates (including the possibility of negative rates). This can occur if mining and income tax expense continues to accrue on profitable mines in high tax jurisdictions while losses are incurred in low tax jurisdictions. The tax expense in the high tax jurisdiction is not fully offset by the tax benefit from losses generated in the low tax jurisdictions. As a result, as the income and tax expenses from all jurisdictions are blended into a consolidated total, the overall effective rate is disproportionately impacted.

WESTERN AUSTRALIA ROYALTY

     Each of Homestake and Plutonic has operations in the State of Western Australia. Until recently, no royalties have been payable on gold production in Western Australia. However, in late 1997, a gold royalty was formally adopted. The principal features of the royalty are as follows:

     - A 1.25% royalty will be payable between July 1, 1998 and June 30, 2000 on the realized value of all gold produced, increasing to 2.5% on or after July 1, 2000. No royalty is payable in respect of production prior to July 1, 1998.

     - Realized value is to be calculated by multiplying the total gold produced during each month by the average of the gold spot prices for that month.

     - If, in any quarter between July 1, 2000 and June 30, 2005 the average spot gold price for any quarter is less than A$450 per ounce, the rate of royalty for that quarter will fall to 1.25%.

     - An exemption from payment of the royalty will apply in respect of the first 2,500 ounces of gold produced during each financial year from gold produced or obtained from the same gold royalty project. A "gold royalty project" is defined as one or more mining tenements from which anyone (not just the royalty paying producer in question) produces or obtains gold that is treated or processed at a common treatment facility or combination of treatment facilities (other than a refinery).

            PRICE RANGE AND TRADING VOLUME OF HOMESTAKE COMMON STOCK
                  AND THE PLUTONIC ORDINARY SHARES; DIVIDENDS

PRICE RANGES AND TRADING VOLUMES

     Homestake Common Stock is listed on the NYSE and the ASX and in Switzerland on the Basel, Geneva and Zurich stock exchanges. The price ranges of Homestake Common Stock on the NYSE, the principal exchange on which shares of Homestake Common Stock are traded, and the volume of trading (in millions of shares) as shown on the NYSE Composite Transaction Tape are set forth in the following table for the periods indicated:

                             HOMESTAKE COMMON STOCK

                                                             HIGH       LOW             VOLUME
                                                            ------     ------     ------------------
                                                                  (US$)           MILLIONS OF SHARES
1996
  First Quarter............................................ $20.63     $15.75             82.8
  Second Quarter...........................................  20.88      16.88             53.0
  Third Quarter............................................  18.00      14.25             42.3
  Fourth Quarter...........................................  16.63      13.63             77.1
1997
  First Quarter............................................  16.63      13.13             73.0
  Second Quarter...........................................  15.25      12.75             48.0
  Third Quarter............................................  15.38      12.31             45.9
  Fourth Quarter
     October 1-December 19.................................  15.56       9.38             69.1
     December 20-December 31...............................   9.44       8.31J
1998
  January 1- --............................................

     The Plutonic Ordinary Shares are listed on the ASX. The volume of trading and price ranges of the Plutonic Ordinary Shares on the ASX in Australian dollars are set forth in the following table for the periods indicated, and as converted into US dollars:

                            PLUTONIC ORDINARY SHARES

                                              HIGH      LOW        VOLUME        HIGH      LOW
                                             ------    ------    ----------     ------    ------
                                                   (A$)                              (US$)*
    1996
      First Quarter......................... $ 7.92    $ 6.45    33,035,100     $ 6.00    $ 4.80
      Second Quarter........................   7.84      6.30    25,393,568       6.19      4.98
      Third Quarter.........................   6.60      5.10    27,328,764       5.22      4.04
      Fourth Quarter........................   6.24      4.89    23,390,084       4.94      3.87
    1997
      First Quarter.........................   5.95      4.89    20,766.364       4.73      3.85
      Second Quarter........................   5.15      4.13    22,545,556       4.01      3.08
      Third Quarter.........................   4.40      3.24    26,379,132       3.32      2.40
      Fourth Quarter
         October 1-December 19..............   4.11      1.95    29,544,723       3.00      1.32
         December 20-December 31............   4.56      4.00    17,415,997       2.99      2.61
    1998
      January 1- --.........................

---------------

* US dollar amounts were calculated by multiplying the actual Australian dollars amounts by the Exchange Rate on the relevant date.

     Homestake and Plutonic publicly announced the Combination on December 21, 1997 in the United States (December 22, 1997 in Australia). The following table shows the closing prices for Homestake Common Stock on the NYSE and for Ordinary Shares (in Australian dollars) on the ASX (and converted into US dollars) on December 19, 1997 (the last trading day before the Combination was announced)
and comparable price data on               , 1998 (the last trading day prior to
the date of this Proxy Statement):

                                         HOMESTAKE COMMON       PLUTONIC ORDINARY SHARES
                                           STOCK (NYSE)                  (ASX)
                                        -------------------     ------------------------
        December 19, 1997.............       US$9.9375             A$2.80     (US$1.82)*
                    , 1998............             US$                 A$     (US$    )*

---------------

* US dollars amounts were calculated by multiplying the actual Australian dollar amounts by the Exchange Rate on that date.

     The following table shows the equivalent market price (in both US and
Australian dollars) on December 19, 1997 and             , 1998 for 0.34 shares
of Homestake Common Stock, being the Exchange Ratio of Homestake Common Stock for each Ordinary Share, based on the closing prices of Homestake Common Stock on the NYSE on those days:

        December 19, 1997.....................................     US$3.38    A$5.20**

                   , 1998.....................................         US$        A$**

---------------

** Australian dollar amounts were calculated by multiplying the actual US dollar amounts by the Exchange Rate on that date.

     Based on the market value of Homestake Common Stock at December 19, 1997
and           , 1998, the Combination offers a premium of 86% to the holders of
Ordinary Shares at December 19, 1997 and a premium of      % at            ,
1998 based upon the closing price of Ordinary Shares on December 19, 1997.

     The market value of the shares of Homestake Common Stock that Plutonic Shareholders will receive in the Combination may vary significantly from the prices shown above. Plutonic Shareholders are urged to obtain current quotations for the market prices of Homestake Common Stock.

COMPARISON OF STOCK PRICE PERFORMANCES

     The following graph compares the relative stock price performances of Homestake Common Stock and Plutonic Ordinary Shares from January 1, 1997 to December 19, 1997. The graph also compares such stock price performances to the S&P Gold and Precious Metals Index and the Australian Stock Exchange Gold Index for the same period. The stock prices for the Ordinary Shares and the Australian Stock Exchange Gold Index figures have been converted from Australian dollars to US dollars using the daily Exchange Rates.

     Measurement Period                                                           ASE Gold Index
   (Fiscal Year Covered)         Homestake      Plutonic (US$)   S&P Gold Index       (US$)
1/1/97                            100.00           100.00           100.00           100.00
1/2/97                             98.25           101.15            97.71            99.07
1/3/97                             95.61            95.74            95.79            97.64
1/6/97                             92.11            92.63            92.35            95.69
1/7/97                             96.05            86.96            94.19            92.68
1/8/97                             93.86            86.66            92.27            92.45
1/9/97                             97.37            86.29            95.55            91.54
1/10/97                            97.37            87.01            96.84            92.38
1/13/97                            98.25            86.45            96.17            92.62
1/14/97                            95.61            87.09            93.32            92.54
1/15/97                            94.74            86.90            92.90            91.48
1/16/97                            97.37            85.80            95.30            91.92
1/17/97                           100.88            86.27            97.12            93.06
1/20/97                            99.12            86.34            95.45            93.93
1/21/97                            98.25            84.68            95.86            92.63
1/22/97                            97.37            84.51            93.49            92.47
1/23/97                            97.37            83.32            92.97            91.05
1/24/97                            99.12            83.30            95.14            91.20
1/27/97                           100.88            83.15            97.29            91.04
1/28/97                           100.00            85.22            96.05            91.70
1/29/97                           101.75            85.40            96.82            91.79
1/30/97                            98.25            85.79            94.30            91.45
1/31/97                            99.12            86.12            94.13            90.29
2/3/97                            100.00            82.65            95.70            89.90
2/4/97                             99.12            83.26            95.14            90.09
2/5/97                             97.37            82.75            93.39            90.05
2/6/97                             96.49            82.25            92.05            90.39
2/7/97                             99.12            82.02            93.87            89.74
2/10/97                            98.25            82.27            92.67            89.48
2/11/97                            97.37            83.56            91.69            90.34
2/12/97                           103.51            82.03            95.49            89.74
2/13/97                           103.51            84.26            95.80            92.82
2/14/97                           107.89            82.42            97.39            92.83
2/17/97                           107.89            82.42            97.39            92.83
2/18/97                           109.65            85.65            98.10            94.27
2/19/97                           109.65            88.20            97.70            94.64
2/20/97                           112.28            86.76           100.76            94.15
2/21/97                           113.16            87.93           100.83            96.54
2/24/97                           114.04            88.04           102.59            97.19
2/25/97                           112.28            87.79           102.28            96.68
2/26/97                           112.28            87.42            99.99            95.89
2/27/97                           114.91            85.48           103.22            95.15
2/28/97                           115.79            85.36           104.07            95.65
3/3/97                            114.04            85.19           102.44            95.85
3/4/97                            109.65            86.20           100.26            96.42
3/5/97                            109.65            85.38            99.56            94.92
3/6/97                            107.89            84.62            98.46            94.65
3/7/97                            105.26            84.48            97.04            94.99
3/10/97                           112.28            85.47            97.90            95.16
3/11/97                           114.04            85.63            99.48            95.41
3/12/97                           114.04            85.53            98.31            95.30
3/13/97                           115.79            86.14            98.73            94.43
3/14/97                           114.04            87.54            98.11            94.43
3/17/97                           112.28            88.83            96.44            94.16
'3/18/97                          111.40            86.32            96.60            91.51
3/19/97"'                         110.53            84.54            96.19            90.13
3/20/97                           110.53            83.08            94.24            90.64
3/21/97                           109.65            82.89            93.80            90.16
3/24/97                           107.89            84.05            92.97            89.77
3/25/97                           107.02            82.52            92.24            89.00
3/26/97                           109.65            82.94            93.87            88.66
3/27/97                           104.39            83.31            89.40            89.65
3/28/97                           104.39            83.31            89.40            89.65
3/31/97                           105.26            83.51            88.50            89.86
4/1/97                            105.26            81.34            88.12            87.74
4/2/97                            104.39            80.20            89.20            87.64
4/3/97                            103.51            76.05            88.31            86.22
4/4/97                            103.51            79.70            88.06            85.28
4/7/97                            101.75            79.70            87.20            85.05
4/8/97                            100.88            80.54            86.94            85.40
4/9/97                             99.12            82.81            85.96            86.09
4/10/97                           101.75            81.55            88.38            85.46
4/11/97                           100.00            78.68            85.66            85.03
4/14/97                            98.25            77.15            84.25            83.17
4/15/97                            96.49            81.00            82.91            83.21
4/16/97                            95.61            80.64            83.79            82.55
4/17/97                            97.37            81.73            85.15            82.80
4/18/97                            97.37            83.84            83.27            84.32
4/21/97                            95.61            84.86            83.13            85.31
4/22/97                            95.61            84.08            81.65            85.64
4/23/97                            93.86            82.94            80.33            84.79
4/24/97                            92.11            83.47            78.72            84.62
4/25/97                            92.11            83.55            79.18            84.71
4/28/97                            91.23            83.30            79.07            84.25
4/29/97                            92.98            82.72            80.19            83.72
4/30/97                            92.98            82.43            80.31            83.92
5/1/97                             94.74            82.81            81.84            83.84
5/2/97                             97.37            82.73            82.54            84.05
5/5/97                             97.37            81.63            84.21            83.16
5/6/97                             98.25            83.31            84.82            83.12
5/7/97                            100.00            83.78            88.66            82.30
5/8/97                            101.75            82.53            88.98            83.07
5/9/97                            103.51            82.93            91.45            83.58
5/12/97                           101.75            85.48            89.96            84.89
5/13/97                           100.88            85.98            88.18            84.79
5/14/97                            98.25            85.73            86.70            84.81
5/15/97                           100.00            82.98            89.07            83.96
5/16/97                            96.49            84.01            87.07            83.85
5/19/97                            96.49            83.31            87.04            83.04
5/20/97                            97.37            83.23            87.70            82.15
5/21/97                            95.18            81.92            87.14            83.13
5/22/97                            94.74            82.50            87.06            82.95
5/23/97                            94.74            81.58            87.70            80.91
5/26/97                            94.74            81.58            87.70            80.91
5/27/97                            96.49            83.84            89.59            81.13
5/28/97                            98.25            82.91            88.60            81.47
5/29/97                           100.00            80.43            90.93            81.52
5/30/97                            97.37            78.81            89.49            81.87
6/2/97                             95.61            79.21            87.40            82.02
6/3/97                             93.86            79.41            85.87            82.14
6/4/97                             92.98            78.33            84.06            81.68
6/5/97                             95.61            77.28            86.66            81.08
6/6/97                             95.61            77.65            86.85            81.48
6/9/97                             96.49            77.82            88.19            81.66
6/10/97                            94.74            78.36            87.87            81.96
6/11/97                            95.61            79.21            88.93            81.07
6/12/97                            95.61            78.57            89.74            79.99
6/13/97                            95.61            77.15            89.70            79.96
6/16/97                            95.61            75.41            88.28            79.24
6/17/97                            93.86            74.28            87.64            78.92
6/18/97                            92.11            73.05            85.40            78.96
6/19/97                            93.86            69.86            86.55            77.78
6/20/97                            91.23            69.98            83.85            77.63
6/23/97                            92.11            68.84            82.01            76.89
6/24/97                            91.67            70.34            81.27            76.50
6/25/97                            92.98            69.21            83.10            75.55
6/26/97                            93.42            68.58            83.37            75.14
6/27/97                            91.23            67.09            82.12            75.54
6/30/97                            91.67            66.75            82.16            75.51
7/1/97                             92.11            69.69            83.81            75.91
7/2/97                             92.11            69.58            82.20            75.80
7/3/97                             91.23            67.85            81.40            74.09
7/4'97                             91.23            67.85            81.40            74.09
7/7/97                             87.28            62.07            74.82            65.21
7/8/97                             88.60            54.75            77.45            61.41
7/9/97                             87.72            55.46            76.74            63.01
7/10/97                            92.54            56.79            79.66            63.37
7/11/97                            93.42            60.92            81.20            66.40
7/14/97                            92.98            61.06            78.67            65.38
7/15/97                            91.23            60.06            77.73            64.67
7/16/97                            90.35            61.39            78.64            65.18
7/17/97                            92.54            59.83            81.53            65.58
7/18/97                            96.05            60.52            84.06            66.84
7/21/97                            93.86            59.05            81.64            66.91
7/22/97                            94.30            58.23            82.15            65.81
7/23/97                            92.54            58.96            81.25            65.48
7/24/97                            93.42            56.77            81.49            63.82
7/25/97                            94.30            56.98            82.46            64.41
7/28/97                            96.05            58.29            83.58            65.63
7/29/97                            95.18            59.56            83.31            68.10
7/30/97                            96.49            60.92            85.00            68.53
7/31/97                            96.93            63.82            85.22            67.96
8/1/97                             96.49            63.71            85.25            68.11
8/4/97                             95.18            62.64            84.91            67.28
8/5/97                             93.86            60.98            82.95            66.56
8/6/97                             95.18            59.78            84.50            65.55
8/7/97                             96.05            59.40            85.46            64.79
8/8/97                             99.56            59.49            89.06            64.57
8/11/97                           100.44            60.16            89.35            65.39
8/12/97                            99.12            61.81            88.45            66.12
8/13/97                            99.56            60.64            89.04            65.76
8/14/97                            97.81            61.90            86.72            66.87
8/15/97                            99.12            62.78            87.52            68.48
8/18/97                            96.93            60.42            87.22            67.20
8/19/97                            96.93            61.57            85.96            67.19
8/20/97                            96.49            63.10            86.19            67.78
8/21/97                            96.93            63.04            87.07            68.77
8/22/97                           100.44            61.96            87.96            69.09
8/25/97                            99.12            62.04            87.48            69.71
8/26/97                            99.12            62.38            87.39            69.67
8/27/97                            98.25            61.42            85.93            68.68
8/28/97                            98.25            61.03            86.24            67.60
8/29/97                            98.25            61.33            85.65            65.94
9/1/97                             98.25            61.33            85.65            65.94
9/2/97                             98.25            61.68            85.67            65.22
9/3/97                             96.05            62.15            85.05            65.65
9/4/97                             96.93            63.85            85.33            66.10
9/5/97                             97.81            63.68            84.76            65.97
9/8/97                             96.93            61.61            82.09            66.26
9/9/97                             97.37            62.10            82.69            65.92
'9/10/97                           95.61            60.34            82.53            65.33
9/11/97"'                          93.86            59.18            81.36            63.95
9/12/97                            93.86            59.78            81.36            63.93
9/15/97                            92.11            58.93            80.14            63.31
9/16/97                            90.79            56.67            79.58            61.83
9/17/97                            90.79            56.85            80.36            61.84
9/18/97                            92.11            57.06            82.33            60.96
9/19/97                            90.79            57.37            82.22            61.88
9/22/97                            89.91            57.32            80.42            61.92
9/23/97                            92.11            56.73            82.21            61.54
9/24/97                            95.61            54.92            84.94            61.28
9/25/97                           101.75            57.54            89.51            62.67
9/26/97                           100.88            57.03            88.50            63.81
9/29/97                           102.63            55.70            91.12            62.79
9/30/97                           107.89            59.07            94.37            64.67
10/1/97                           104.82            63.60            93.35            67.95
10/2/97                           103.95            63.99            92.35            68.03
10/3/97                           105.70            61.60            94.02            66.50
10/6/97                           103.95            60.77            91.97            67.30
10/7/97                           103.51            61.01            91.66            66.63
10/8/97                           106.58            62.61            94.06            66.78
10/9/97                           100.88            63.35            91.25            67.53
10/10/97                          104.39            62.00            92.71            67.16
10/13/97                          101.75            61.34            92.73            67.62
10/14/97                          102.63            59.63            91.26            67.19
10/15/97                          103.95            56.92            90.37            66.68
10/16/97                          100.88            55.85            88.45            66.54
10/17/97                          101.75            52.08            87.41            65.54
10/20/97                          100.00            51.57            85.76            64.55
10/21/97                           99.12            50.83            88.28            64.53
10/22/97                          101.32            48.61            90.97            62.59
10/23/97                          102.63            48.25            91.69            61.70
10/24/97                           92.54            47.85            83.79            60.28
10/27/97                           85.09            40.18            74.33            52.72
10/28/97                           85.96            35.90            77.46            47.70
10/29/97                           84.65            37.96            74.91            51.84
10/30/97                           89.47            36.14            78.87            50.35
10/31/97                           86.84            38.53            76.38            52.12
11/3/97                            87.28            39.91            76.60            52.58
11/4/97                            88.16            41.54            76.01            52.52
11/5/97                            85.96            41.49            74.76            51.88
11/6/97                            85.53            42.40            73.53            51.61
11/7/97                            81.58            38.32            70.69            50.35
11/10/97                           82.02            37.79            70.07            49.91
11/11/97                           82.89            37.53            70.10            49.84
11/12/97                           79.82            36.87            66.15            49.00
11/13/97                           80.26            36.02            68.35            48.39
11/14/97                           78.07            35.86            66.94            47.75
11/17/97                           78.95            33.98            66.78            46.18
11/18/97                           78.07            34.55            65.99            45.65
11/19/97                           78.07            35.60            65.31            44.12
11/20/97                           79.82            36.92            67.32            43.39
11/21/97                           79.39            38.42            66.86            45.15
11/24/97                           78.07            37.33            65.29            45.17
11/25/97                           77.19            33.91            64.08            43.47
11/26/97                           75.44            32.34            62.68            42.31
11/27/97                           75.44            32.34            62.68            42.31
11/28/97                           73.68            31.37            62.10            40.56
12/1/97                            74.12            33.85            61.91            40.58
12/2/97                            72.81            33.75            62.11            40.46
12/3/97                            70.18            34.05            60.72            41.44
12/4/97                            68.42            33.57            57.42            40.78
12/5/97                            69.30            31.77            59.08            39.99
12/8/97                            68.42            31.63            57.86            40.35
12/9/97                            67.11            30.14            56.51            40.27
12/10/97                           69.74            29.25            59.12            39.19
12/11/97                           67.98            30.12            57.91            39.16
12/12/97                           68.42            33.22            59.42            39.11
12/15/97                           69.74            31.51            60.42            38.64
12/16/97'                          69.74            31.91            60.31            38.11
12/17/97                           74.56            34.43            65.78            39.93
12/18/97                           71.49            37.41            64.08            41.82
12/19/97                           69.74            39.40            62.59            41.49

DIVIDENDS

     In March 1997, the Homestake Board elected to change from quarterly dividends to semi-annual dividends. On a semi-annual basis, the Homestake Board evaluates the financial circumstances and requirements of Homestake to determine whether a dividend should be paid and the amount thereof. Homestake can give no assurance that dividends will continue to be paid on a regular basis or in amounts previously paid. Any decision whether to pay dividends will be made based on the financial requirements of Homestake as determined by the Homestake Board from time to time.

     The following table sets forth, for the calendar quarters indicated, dividends per share paid on the Homestake Common Stock:

          CALENDAR PERIOD                                                   DIVIDENDS
                                                                            ---------
                                                                              (US$)
        1996
          First Quarter..................................................     $ .05
          Second Quarter.................................................       .05
          Third Quarter..................................................       .05
          Fourth Quarter.................................................       .05
        1997
          First Quarter..................................................       .05
          Second Quarter.................................................       .05
          Third Quarter..................................................        --
          Fourth Quarter.................................................       .05

     For the convenience of Australian residents, Homestake will pay dividends in Australian dollars to stockholders who have an Australian address in its register of stockholders. Those dividends will not be franked and will be subject to U.S. withholding tax for non-U.S. residents (currently 15% for Australian residents).

     The following table sets forth, for the periods indicated, the dividends per share declared on the Ordinary Shares:

          CALENDAR PERIOD                                                   DIVIDENDS
                                                                            ---------
                                                                              (A$)
        1996
          First Half.....................................................   $   0.04
          Final..........................................................       0.07
        1997
          First Half.....................................................        NIL
          Final..........................................................   see below

     Plutonic historically declares and pays dividends on a semi-annual and an annual basis. The final dividend for 1997 will be declared in February 1998 and paid in April 1998.

                                THE COMBINATION

GENERAL

     The Homestake Board and the Plutonic Board have approved the Agreement, which provides that subject to the terms and conditions of the Agreement, and in accordance with the DGCL and the NSWL, at the Effective Date Homestake and Plutonic will consummate the Combination. As a consequence of the Combination Plutonic will become a wholly-owned subsidiary of Homestake, and holders of Plutonic Securities will receive the following consideration:

          (a) All holders of Ordinary Shares, other than Homestake, will receive
     0.34 shares of Homestake Common Stock for each Ordinary Share owned by them, and their Ordinary Shares will be cancelled.

          (b) Holders of each class of Partly Paid Shares will receive shares of Homestake Common Stock for their Partly Paid Shares, with the number to be received having been determined in accordance with a valuation formula described in "The Agreement -- Schemes of Arrangement," and their Partly Paid Shares will be cancelled.

          (c) Holders of each class of Options will receive shares of Homestake Common Stock for their Options, with the number to be received having been determined in accordance with a valuation formula described in "The Agreement -- Schemes of Arrangement," and their Options will be cancelled.

     It is expected that Homestake will issue approximately 63,840,365 shares of Homestake Common Stock to the holders of Ordinary Shares, approximately 322,405 shares of Homestake Common Stock to holders of Partly Paid Shares, and approximately 192,175 shares of Homestake Common Stock to the holders of Options. A total of approximately 64,354,945 shares of Homestake Common Stock will be issued in the Combination if all of the Schemes are approved.

EXCHANGE RATIOS

     The Exchange Ratios established for the Plutonic Securities are as follows:

     ORDINARY SHARES

     Holders of Ordinary Shares will be entitled to receive 0.34 shares of Homestake Common Stock in consideration of the cancellation of each Ordinary Share owned by them.

     PARTLY PAID SHARES

     There are three groups of Partly Paid Shares outstanding that are held by employees of Plutonic (each, an "Employee Grantee") or, at the election of the Employee Grantee, an affiliate of the Employee Grantee. The Partly Paid Shares have been paid up as to A$0.05 per share, and the remainder of the purchase price has not yet been paid. A holder of Partly Paid Shares is not required to pay the remainder of the purchase price therefor until the earlier of six months after termination of employment of the applicable Employee Grantee (or such longer period as the Plutonic Board may determine) and the date the shares are to be sold.

     In valuing each of the Partly Paid Shares, Homestake and Plutonic agreed to use, as the basis therefor, the value of 0.34 shares of Homestake Common Stock (based on the closing price of Homestake Common Stock on the NYSE on December 19, 1997) converted into Australian dollars, and reduced by the unpaid purchase price applicable to each Partly Paid Share. It was also assumed each Partly Paid Share would be paid up in full within five years.

     Based on the foregoing, the relative value of each Partly Paid Share to one Ordinary Share was determined and a relative exchange ratio was established, as follows:

                                                                          EXCHANGE RATIO
                                                                       (SHARES OF HOMESTAKE
                                                                       COMMON STOCK TO EACH
                           PARTLY PAID SHARES                           PARTLY PAID SHARE)
    -----------------------------------------------------------------  ---------------------
    211,250 Partly Paid Shares, unpaid as to A$0.75 per share                 0.303
    702,962 Partly Paid Shares, unpaid as to A$0.85 per share                 0.299
    162,875 Partly Paid Shares, unpaid as to A$0.90 per share                 0.296

     A total of 322,405 shares of Homestake Common Stock will be exchanged for the 1,077,087 Partly Paid Shares outstanding.

     OPTIONS

     There are eleven separate groups of Options outstanding, exercisable on dates ranging from October 12, 1999 through June 4, 2002, at prices ranging from A$5.66 to A$8.75. In valuing the Options, Homestake and Plutonic agreed to apply the Black-Scholes option valuation model, using as the basis therefor, the value of 0.34 shares of Homestake Common Stock (based on the closing price of Homestake Common Stock on the NYSE on December 19, 1997) converted into Australian dollars. Based on the foregoing, the relative value of each Option to one Ordinary Share was determined and a relative exchange ratio was established for each Option. Exchange Ratios for the Options vary from 0.048 to 0.104 shares of Homestake Common Stock per Option, for a total of 192,175 shares of Homestake Common Stock to be exchanged for the Options outstanding to subscribe for 3,218,000 Plutonic Shares.

BACKGROUND OF THE COMBINATION

     For at least the past three years, Homestake has engaged in a continuing evaluation of strategic alternatives, including evaluation of possible acquisition and merger candidates, both as a means of acquiring attractive operating properties and as a means of acquiring exploration property with potential. In 1996, Homestake and Santa Fe Pacific Gold Corporation pursued negotiations, which led to the announcement of a merger agreement on December 8, 1996. In March 1997, that agreement was terminated by Santa Fe. Santa Fe paid Homestake a US$65 million termination fee and subsequently consummated a merger with Newmont Gold Company.

     Following the termination of the Santa Fe merger agreement, Homestake reactivated its evaluation of other gold mining acquisition candidates, with an emphasis on Australian producers and other companies having strong international production, potential for reserve growth, and exploration property with potential. Homestake identified three preferred candidates, including Plutonic.

     On March 28, 1997, Homestake initiated contact with Malaysia Mining Corporation Berhad, a company whose subsidiaries and affiliates own approximately 35% of Plutonic (collectively, "MMC"). On April 23, 1997, Messrs. Lee A. Graber, Homestake's Vice President of Corporate Development, and Richard
A. Tastula, Managing Director of HGAL, met with Mr. Lim Che Wan, Chief Executive Officer of one of the MMC affiliates. During that initial meeting, Messrs. Graber and Tastula provided Mr. Lim with a presentation that included the possible benefits and rationale for an arrangement involving a combination of Homestake and Plutonic. No agreements were reached but the parties decided that they should maintain contact, become better acquainted and further explore prospects of a mutually satisfactory collaboration in the gold mining business.

     On July 11, 1997, Mr. Graber sent a letter to Mr. Lim, outlining the potential benefits of a collaboration between Homestake and MMC regarding Plutonic.

     At the July 24, 1997 meeting of the Homestake Board, the Homestake Board was provided with an analysis of Plutonic and the two other companies that had been identified as preferred candidates for acquisition or other arrangement. The Homestake Board instructed management to proceed further with exploration of the opportunities.

     On August 1, 1997, Mr. Lim responded to Mr. Graber's letter and agreed that the parties should meet again for further discussion. The parties met in Kuala Lumpur during the week of September 29, 1997.

     At the September 25, 1997 meeting of the Homestake Board, the Homestake Board was advised of the status of analyses and discussions between Homestake and some of the companies under consideration.

     On September 29 and 30, 1997, representatives of Homestake and SBC Warburg Dillon Read Inc. ("SBC Warburg Dillon Read" or "Homestake's Financial Advisor") met with representatives of MMC in Kuala Lumpur to further discuss possible transactions involving Homestake and Plutonic. Homestake advanced two proposals, including a proposal to combine Homestake and Plutonic using Homestake Common Stock as consideration, which would result in MMC becoming Homestake's largest stockholder. Although MMC indicated during these discussions that MMC's interest in Plutonic was not for sale, the parties discussed the implications of MMC becoming a significant stockholder of Homestake. On October 17, 1997, MMC advised Homestake that Homestake's proposals did not satisfy MMC's business requirements. As a result, Homestake focused on other alternatives then under consideration.

     On November 2, 1997, MMC contacted Homestake regarding possible further discussions of matters discussed in the September meetings. Homestake suggested meeting again to revisit outstanding issues. On November 11 and 12, 1997, representatives of Homestake met with representatives of MMC in Honolulu to discuss their common interest in proposals for a combination of Homestake and Plutonic. Homestake proposed issuing Homestake Common Stock for Plutonic Securities. The parties explored alternative ways to achieve their respective objectives. The parties discussed various trading ratios and price expectations but failed to reach any agreement. The parties did decide that if a transaction were to proceed, it should be a negotiated transaction between Homestake and Plutonic directly.

     At the November 21, 1997 meeting of the Homestake Board, the Homestake Board was advised of the status of discussions between Homestake and MMC and the expectation that Homestake would commence direct discussions with Plutonic. The Homestake Board was provided with the most recent analysis prepared by Homestake management, including the reasons Homestake's management recommended pursuing a combination with Plutonic, and analysis and presentations by Homestake's Financial Advisor as to the benefits of the proposed transaction. The Homestake Board then authorized management to proceed with the negotiation of possible terms of a transaction which would result in a combination of Homestake and Plutonic, with Homestake Common Stock to be issued to the holders of Plutonic Securities.

     The parties subsequently agreed to meet on December 3, 1997 in Kuala Lumpur. Jack E. Thompson, President and Chief Executive Officer of Homestake, and other representatives of Homestake and Homestake's Financial Advisor met with Tan Sri Ibrahim Menudin, Group Chief Executive of MMC, Paul McClintock, Chairman of Plutonic, and other representatives of MMC and Plutonic. The parties discussed the possible structures of a transaction, the accounting treatment, the share exchange ratio, the scope of due diligence, transaction documentation and the timing of the next steps.

     As a result of these discussions, Homestake and Plutonic agreed that they should enter into a confidentiality agreement and continue negotiations regarding the terms of a possible combination transaction for presentation to the Boards of each company. The parties also agreed that any transaction would be structured as a scheme of arrangement under Australian law and that it would be accounted for as a pooling of interest under U.S. GAAP. During the period of December 4-8, 1997, representatives of the parties discussed during telephone meetings their respective due diligence requirements and agreed on the next steps to conduct due diligence and negotiate the terms of a definitive agreement. Also during that period, the parties negotiated the terms of a confidentiality agreement, which was executed on December 8, 1997.

     Negotiation of the terms of a definitive agreement also began during the week of December 8-12, 1997. Also, during the week of December 8-12, 1997, representatives of Plutonic met with Homestake representatives in Homestake's offices in San Francisco. During these meetings, the Plutonic representatives attended presentations by and interviewed Homestake's key officers regarding Homestake's operations, prospects, finances and liabilities. The parties also discussed the benefits of the combination of the companies, personnel matters and the plan of integrating Homestake's and Plutonic's Australian activities. Also during that period,

Homestake representatives and Homestake's Financial Advisor met with Plutonic representatives in Sydney to conduct due diligence, and other Homestake representatives reviewed geological, operating and other data that had been provided by Plutonic to Homestake.

     Due diligence and negotiation of the terms of a definitive agreement continued during the period of December 12-18, 1997 in Sydney and in San Francisco. Mr. Thompson and other representatives of Homestake and Homestake's Financial Advisor attended a Plutonic Board meeting on December 17, 1997 in Sydney and Homestake gave a presentation to the Plutonic Board regarding Homestake, the benefits of a combination between Homestake and Plutonic, and Homestake's plans to integrate the Australian operations of the companies.

     On December 18, 1997, the Homestake Board met in San Francisco to consider the transaction. Homestake's management reviewed the results of due diligence and the negotiations between the two companies, including the principal terms that had been agreed upon and those issues that were yet to be resolved. Following that review, the Homestake Board authorized management to proceed with the combination, contingent upon the parties reaching a definitive agreement and resolution of the remaining unresolved issues.

     Negotiations of the remaining unresolved issues continued until December 21, 1997, San Francisco time, when final agreement was reached. The Plutonic Board approved the agreement on December 22, 1997 (Australian time). The definitive agreement was executed and announced on December 21, 1997 in the United States (December 22, 1997 in Australia).

HOMESTAKE'S REASONS FOR THE COMBINATION; RECOMMENDATION OF THE HOMESTAKE BOARD

     In connection with its consideration of the Combination, the Homestake Board received and considered presentations by Homestake management and presentations by and advice from its legal and financial advisors regarding the proposed Combination. After careful consideration, on December 18, 1997, the Homestake Board unanimously approved the Combination and the Share Issuance as being fair and in the best interests of the Homestake Stockholders. In reaching that decision, the Homestake Board considered a number of factors, including those listed below. In view of the wide variety of factors considered by the Homestake Board in connection with its evaluation of the Combination and the complexity of those matters, the Homestake Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Homestake Board may have given different weight to different factors.

     General Industry Factors. The Homestake Board reviewed the generally prevailing conditions in the gold industry in the United States and worldwide. The Homestake Board believes that in the current low gold price environment, there will be a significant consolidation in the gold mining industry in North America and worldwide, and that companies that continue to reduce their costs, become more efficient and add quality reserves will weather the low gold price environment and thrive when gold prices return to more normal levels. In addition, companies that consolidate and increase their reserves and exploration prospects will be much better positioned to compete in the future than those companies that do not take the opportunity to grow during this period of depressed valuations. Finally, recent experiences of a number of gold companies in many parts of the world have demonstrated the value of continuing to grow and to build strong production and explorations bases in countries with low political risk profiles.

     The combination of Homestake and Plutonic will create the third largest North American-based gold mining company in terms of production and reserves and mineralized material, and the second largest gold mining company in Australia (measured by Australian production and reserves). As of December 31, 1996, the Combined Company would have approximately 22.6 million ounces of gold equivalent reserves and approximately 198 million tons of mineralized material averaging a grade of 0.109 ounces of gold equivalents per ton (in each case after reduction for minority interests), increases of 11% and 65%, respectively, over Homestake's reserves and mineralized material at December 31, 1996. The Combined Company also will benefit significantly in terms of production growth and lower cash costs. Homestake's 1996 and 1997 production was 1.968 and 1.996 million ounces of gold equivalents, respectively. Before taking into account the restructuring of operations at the Homestake mine discussed below, production for the Combined Company was expected to total 2.470 million ounces of gold equivalents in 1998 and 2.478 million ounces of gold equivalents in 1999. Homestake's 1996 and 1997 total cash production costs were US$248 and US$237 per gold equivalent ounce, respectively. Before taking into account the restructuring of operations at the Homestake mine, the Combined Company's 1998 total cash production cost was expected to be approximately US$225 per gold equivalent ounce, decreasing to US$222 per gold equivalent ounce in 1999. (After taking into account the restructuring of operations at the Homestake mine, 1998 production for the Combined Company is expected to total 2.325 million ounces at a total cash production cost of US$223 per ounce, and 1999 production for the Combined Company is expected to total 2.406 million ounces at a total cash production cost of US$215 per ounce.) Homestake believes that the Combined Company will have the lowest political risk profile of any major North American-based gold mining company, with a strong balance sheet and significant cash flow.

     The following table shows the relative position of Homestake and the Combined Company in respect of gold production and reserves, as compared with the four largest North American-based gold mining companies for 1996. The data in the table have been obtained from annual reports and other information disseminated to the public by the respective companies. The table also shows the relative position of Homestake, Plutonic and the Combined Company's Australian sourced gold production and reserves, as compared with the five largest Australian-based gold mining companies whose production and reserves are primarily from Australia. Except as noted, the Australian comparisons are for the fiscal year ended June 30, 1997.

                                                                PRODUCTION       RESERVES
                                                                ----------       --------
                                                                      (000 OUNCES)
        NORTH AMERICAN-BASED GOLD MINING COMPANIES(1)

          Newmont Gold Company(2).............................     3,244          55,217
          Barrick Gold Corporation............................     3,149          51,117
          HOMESTAKE/PLUTONIC(3)...............................     2,418(4)       22,567
          Placer Dome Inc.....................................     1,914          26,528
          Homestake Mining Company............................     1,968(4)       20,379
          Battle Mountain Gold Company........................       918          10,931

        AUSTRALIAN-BASED GOLD MINING COMPANIES(5)

          Normandy Mining Limited(6)..........................     1,228           9,831
          HOMESTAKE/PLUTONIC(7)...............................       927           9,750
          Great Central Mines Limited(8)......................       671           6,329
          Plutonic Resources Limited(9).......................       510           3,304
          Sons of Gwalia Limited..............................       510           3,290
          Newcrest Mining Limited.............................       474           2,800
          Homestake Mining Company(10)........................       417           6,446
          Acacia Resources Limited(11)........................       330           2,955

---------------

 (1) Amounts for the year ending December 31, 1996.

 (2) Restated to include Santa Fe Pacific Gold Corporation.

 (3) Includes Plutonic production and reserves for the year ended December 31, 1996.

 (4) Without reduction of 234,000 ounces for minority interests.

 (5) Includes only production and reserves for Australian properties.

 (6) Production and Reserves exclude those amounts attributable to minority interest.

 (7) Includes Homestake and Plutonic amounts described below.

 (8) Restated to include the acquisition of Eagle Mining Corporation N.L. and Wiluna Mines Corporation Limited. Includes Eagle Mining production for the 12 months ended June 30, 1997 and reserves at June 30, 1997. Includes Wiluna Mines production for the 12 months ended June 30, 1997 and reserves at December 31, 1996.

 (9) Plutonic production restated to conform with Australian fiscal year reporting for the 12 months ended June 30, 1997. Plutonic reserves as at December 31, 1996 updated to include revised Darlot/Centenary reserves announced December 17, 1997.

(10) Homestake's Australian production restated to conform with Australian fiscal year reporting for the 12 months ended June 30, 1997. Reserves include only Homestake's Australian reserves at December 31, 1996.

(11) Reserves are at December 31, 1996.

     The Combined Company will benefit from the combination of the Homestake exploration program in Nevada, Australia, Canada and other parts of the world with the Plutonic exploration program in Australia, particularly the exploration potential in the area around the Plutonic and Darlot/Centenary mines and Plutonic's other large tenement holdings in Western Australia, the location of some of the most significant gold discoveries in Australia over the past 20 years.

     These factors should permit the Combined Company to pursue aggressive acquisition, exploration and development opportunities in the United States, Australia, Canada and elsewhere throughout the world, and will give the Combined Company the financial ability to compete more effectively for attractive opportunities available only to the largest competitors.

     Business, Conditions, and Prospects of Homestake and Plutonic; Relative Prices of Stock. In evaluating the Combination, the Homestake Board considered information with respect to the business, conditions and prospects of both Homestake and Plutonic, including results of investigations by Homestake's management with respect to the current operations, assets, financial condition, management, prospects and liabilities of Plutonic. Among other factors, the annual production of gold from Plutonic's Darlot/Centenary and Plutonic mines, both of which are young and developing, long-lived mines, is expected to increase over the next several years at significantly reduced cash costs per ounce, making a major contribution to the Combined Company. In addition, the Darlot/Centenary and Plutonic mines have excellent potential for conversion of mineralized material to reserves over the next several years and excellent exploration potential for the discovery of additional reserves and mineralization. Finally, Homestake's strong balance sheet and both companies' cash flow should permit the Combined Company to easily manage debt service and provide increased opportunities for timely asset acquisitions.

     The Homestake Board also considered the relative prices of the two companies' stock in its evaluation. As a result of the general deterioration of prices of gold stocks in the Australian market relative to the U.S. market, as well as the decline in the relative value of the Australian dollar against the value of the US dollar, the current circumstances created an opportunity for Homestake to acquire Plutonic at an acceptable price to Homestake which would, at the same time, provide an attractive premium to the holders of Plutonic Securities. The Homestake Board noted the view of SBC Warburg Dillon Read that the range of potential premiums being offered by Homestake was driven to a substantial extent by the factors listed above and was not inconsistent with the proposed transaction being favorable to Homestake.

     Pro Forma Impact of the Combination on the Homestake Stockholders. The Homestake Board considered the likely pro forma impact of the Combination on the current Homestake Stockholders. The Combination is expected to be accretive to the Homestake Stockholders in 1998 and 1999 (before one-time transaction and restructuring costs) and over the next several years in terms of earnings per share and cash flow from operations, even at current, reduced gold prices, due in part to the US$20 million synergies from the transaction (described below) and the reduction of the Combined Company's production costs per ounce. At the Exchange Ratio of 0.34 to 1, the current Homestake Stockholders will own approximately 70% of the Combined Company.

     Although the Combination initially will be dilutive to the Homestake Stockholders on the basis of both reserves per share of Homestake Common Stock and production per share of Homestake Common Stock, the extent of the dilution is expected to be eliminated over time as a result of conversion of Plutonic's mineralized material into reserves. See "Risk Factors" and "Cautionary Statements" for a discussion of risks and uncertainties associated with projections of earnings and production.

     Stock Market Considerations. During the past few years, Homestake Common Stock has traded at multiples that were significantly lower than those of other major North American gold producers, principally Barrick Gold Corporation, Newmont Gold Company and Placer Dome Inc., due in large part to the higher cost per ounce and the lower growth profile for Homestake. Although Homestake's stock price has somewhat improved relative to the stock prices of the other three North American major producers in the past year, the Homestake Board believes that the Combined Company has a much greater opportunity to trade at stock market multiples comparable to those of these other major producers due to the restored growth profile and reduced average cash costs that will result from the Combination.

     Synergies and Cost Savings. In evaluating the Combination, the Homestake Board considered the opportunities for synergies and cost savings that exist between Homestake and Plutonic. Homestake has underground mining expertise involving virtually every underground mining method, which will be a major positive factor in the continued development of the Darlot/Centenary and Plutonic mines. Plutonic operates four of its five mines. As a result of the Combination, the Combined Company will directly operate and manage 11 mines throughout the world, which will give the Combined Company increased experience in mine operation and greater ability to attract high quality operating personnel in Australia and throughout the world. There are considerable opportunities for cost savings for the Combined Company. The Combined Company will be able to eliminate certain overlapping operating expenses and administrative and general expenses that currently are incurred separately by Homestake and Plutonic. Homestake will close the Sydney office of Plutonic and consolidate administrative activities in Homestake's Perth office. In addition, certain Plutonic functions, such as those associated with Plutonic being a publicly listed company, will be eliminated. Homestake estimates that the savings in this area will approximate US$5 million per year by year end 1998.

     Homestake will also combine its exploration program with that of Plutonic. This will involve consolidating Plutonic's and Homestake's Australian principal exploration offices in Plutonic's Perth office. It will also involve evaluating and prioritizing the exploration prospects for both companies and pursuing an exploration program for the best properties of both companies', with the Combined Company's Australian exploration program focused in the area around the Plutonic and Darlot/Centenary mines. Cost savings are expected to be achieved by eliminating overlapping exploration and administrative expenses and a reduction of the total exploration budget as a result of concentrating on the best prospects of both companies. Overall, Homestake expects the total exploration savings to be approximately US$15.0 million on an annualized basis by year end 1998.

     Accounting Treatment. The Combination will be accounted for as a pooling-of-interests, whereby Homestake will record the acquisition of Plutonic assets at Plutonic's historical carrying values, after adjusting for U.S. GAAP and Homestake accounting policy differences.

     Analyses and Advice of SBC Warburg Dillon Read. As part of its deliberations, the Homestake Board considered the oral and written analyses and advice of SBC Warburg Dillon Read, its financial advisor, regarding the Combination. Among other things, SBC Warburg Dillon Read reviewed the benefits to Homestake of the Combination, the historical trading prices for both Homestake and Plutonic capital stock, trading levels for companies which in SBC Warburg Dillon Read's judgment were generally comparable, the opportunity created by the current Australian market for gold stocks and currency exchange rates, recent acquisitions in the gold industry, and the respective contributions of both Homestake and Plutonic to the Combined Company. The Homestake Board requested that SBC Warburg Dillon Read undertake the analysis necessary to form an opinion as to the fairness of the Exchange Ratio for the Ordinary Shares to the Homestake Stockholders from a financial point of view. See "-- Opinion of Homestake's Financial Advisor," and see the full text of the written opinion set out in Appendix B.

     On December 18, 1997, the Homestake Board concluded that the Combination was in the best interests of the Homestake Stockholders. At its Board meetings on January 22-23, 1998 the Homestake Board reviewed the impact of the Homestake mine restructuring on the Combination. The Homestake Board determined that all of the conclusions previously reached continued to be applicable and that the Combined Company would be further strengthened as a result of the restructuring of the Homestake mine operations.

     After considering the matter, including all of the factors described above, the Homestake Board believes that the Combination is in the best interests of the Homestake Stockholders. Accordingly, THE HOMESTAKE BOARD UNANIMOUSLY RECOMMENDS THAT THE HOMESTAKE STOCKHOLDERS VOTE "FOR" THE SHARE ISSUANCE.

OPINION OF HOMESTAKE'S FINANCIAL ADVISOR

     Homestake retained SBC Warburg Dillon Read to act as its financial advisor in connection with the Combination.

     SBC Warburg Dillon Read has delivered its written opinion, dated January 23, 1998, to the Homestake Board to the effect that, and based upon and subject to the assumptions, limitations and qualifications set forth therein, as of December 22, 1997 (the date of the execution of the Agreement), the exchange ratio of 0.34 shares of Homestake Common Stock for each Plutonic fully paid Ordinary Share (the "Conversion Number") was fair to Homestake Stockholders from a financial point of view.

     THE FULL TEXT OF SBC WARBURG DILLON READ'S OPINION DATED JANUARY 23, 1998, WHICH SETS FORTH A DESCRIPTION OF THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS SET OUT IN APPENDIX B. SBC Warburg Dillon Read's opinion does not constitute a recommendation to any Homestake Stockholder as to how such Stockholder should vote at the Homestake Special Meeting. Homestake Stockholders are urged to read the opinion carefully in its entirety, especially with regard to the assumptions made and matters considered by SBC Warburg Dillon Read. The summary of the opinion set forth in this Document is qualified in its entirety by reference to the full text of such opinion. Unless otherwise indicated, all references to dollars or "$" are to United States dollars.

     In arriving at its opinion, SBC Warburg Dillon Read among other things: (i) reviewed certain publicly available business and historical financial information relating to Homestake and Plutonic, (ii) reviewed certain internal financial information and other data relating to the business and prospects of Homestake, including financial estimates prepared by the management of Homestake, that were provided to SBC Warburg Dillon Read by Homestake and are not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and prospects of Plutonic, including financial estimates prepared by Homestake, that were provided to SBC Warburg Dillon Read by Homestake and are not publicly available, (iv) conducted discussions with members of the senior management of Homestake, (v) reviewed the historical market prices and trading activity of the common stocks of Homestake and Plutonic, (vi) considered certain pro forma effects of the Combination on the financial results of Homestake (including the effects of assumed Combination savings that were provided to SBC Warburg Dillon Read by Homestake), (vii) reviewed publicly available financial and stock market data with respect to certain other publicly traded companies that SBC Warburg Dillon Read believed to be generally comparable to Homestake and Plutonic, (viii) compared the financial terms of the Combination with the financial terms of certain other mergers and acquisitions that SBC Warburg Dillon Read believed to be relevant, (ix) reviewed the Agreement, and (x) conducted such other financial studies, analyses and investigations, and considered such other information as SBC Warburg Dillon Read deemed necessary or appropriate, but none of which was individually, material. SBC Warburg Dillon Read's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to SBC Warburg Dillon Read as of, the date thereof.

     In connection with its review, SBC Warburg Dillon Read did not, with Homestake's consent, assume any responsibility for independent verification of any of the information reviewed by it for the purpose of its opinion and, with Homestake's consent, relied on its being complete and accurate in all material respects. In addition, with Homestake's consent, SBC Warburg Dillon Read did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Homestake or Plutonic, nor was SBC Warburg Dillon Read furnished with any such evaluation or appraisal. With respect to the financial estimates (including the effects of assumed Combination savings) provided to or otherwise reviewed by or discussed with it, SBC Warburg Dillon Read assumed, with Homestake's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of Homestake's management as to the future financial performance of each company. With respect to the business and financial information pertaining to Plutonic, SBC Warburg Dillon Read did not, with Homestake's consent, hold any independent discussions with Plutonic's management as to any aspect of the information provided to SBC Warburg Dillon Read. With the consent of Homestake, SBC Warburg Dillon Read also assumed that the Combination would not result in taxable income for Homestake or the Homestake Stockholders and would be accounted for as a pooling-of-interests. Homestake did not place any limitations upon SBC Warburg Dillon Read regarding the procedures to be followed and the factors to be considered in rendering its opinion.

     In arriving at its opinion, SBC Warburg Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in providing such opinions and on then existing economic, monetary, market and other conditions as to the significance and relevance of each analysis and factor. Accordingly, SBC Warburg Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion. In its analyses, SBC Warburg Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Homestake, Plutonic, or SBC Warburg Dillon Read. Any assumed estimates contained in SBC Warburg Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Such estimates relating to the value of a business or securities do not purport to be appraisals or necessarily reflect the prices at which companies or securities may actually be sold.

     SBC Warburg Dillon Read is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly engages in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Homestake Board selected SBC Warburg Dillon Read on the basis of its experience and independence. In the past, SBC Warburg Dillon Read and its predecessors have provided investment banking services to Homestake and have received customary compensation for such services. In the ordinary course of business, SBC Warburg Dillon Read and its affiliates may actively trade or hold the equity securities of Homestake and Plutonic for their own account or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to the engagement letter dated as of July 16, 1997, between Homestake and SBC Warburg Dillon Read, Homestake has agreed to pay SBC Warburg Dillon Read a fee of $6,000,000 in connection with a combination in which the business, company or assets acquired (collectively an "Acquisition") are valued at $1.0 billion, $4,000,000 in an Acquisition valued at $500 million, or an interpolated amount in an Acquisition valued at between $500 million and $1.0 billion, for services provided in connection with the Acquisition. The payment of this fee is contingent upon the consummation of the Combination, and it will be credited by $1,237,000, representing $325,000 paid as retainer fees between July and December, 1997 and $912,000 paid upon announcement by Homestake of the execution of the Agreement. Homestake has also agreed to reimburse SBC Warburg Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify SBC Warburg Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

     In connection with rendering its opinion, SBC Warburg Dillon Read employed a variety of valuation methods. The material valuation methods used are summarized below.

     Pro Forma Impact. SBC Warburg Dillon Read examined the impact of the Combination on Homestake's net income per share, Cash Flow from Operations (defined as net income plus depreciation, depletion and amortization and deferred taxes) per share, gold reserves per share, gold reserves plus mineralized material per share and gold production per share based on operating and financial estimates for the two companies. The estimates of such net income, Cash Flow from Operations, gold reserves, gold reserves plus mineralized material and gold production were based upon operating estimates provided by Homestake management for Homestake, assuming the Combination did not take place, operating estimates for Plutonic provided by Homestake management, assuming the Combination did not take place, and the cost savings expected to result from the Combination, as estimated by Homestake management. This analysis indicated that the Combination would be accretive to Homestake net income per share in the years 1998 through 2002, accretive to Homestake Cash Flow from Operations per share in the years 1998 through 2002, dilutive to Homestake gold reserves per share, dilutive to Homestake gold reserves plus mineralized material per share, and dilutive to Homestake gold production per share in the years 1998 through 2002. The pro forma results above assumed pre-tax cost savings of $20 million per year, beginning in 1998, and one-time transaction costs of $11 million in 1998.

     Contribution Analysis. SBC Warburg Dillon Read analyzed the percentage of
(i) EBITDA (defined as earnings before interest, tax, depreciation, depletion and amortization), (ii) EBITDA less capital expenditures, (iii) earnings before interest and taxes, (iv) net income, (v) Cash Flow from Operations, (vi) book value of equity, (vii) gold reserves, (viii) gold reserves plus mineralized material, and (ix) gold production on an equity basis that each of Homestake and Plutonic would contribute to the total of the Combined Company. Based upon data for the latest 12 months and operating and financial estimates for both Homestake and Plutonic provided by the management of Homestake, Plutonic's contribution to the Combined Company ranged from 13.7% (for reserves) to 73.6% (for 1999 estimated net income). Based upon the Conversion Number, the current Plutonic Shareholders would own approximately 30.5% of the equity of the Combined Company, within the range of contribution based upon the statistics considered.

     Discounted Cashflow Analysis. SBC Warburg Dillon Read performed a discounted cashflow analysis of Homestake and Plutonic, each on a stand alone basis, based upon estimates provided by the management of Homestake. The analysis attributed no value to the exploration potential of either company and, accordingly, all exploration costs were excluded from the cash flows subject to the analysis. In addition, the financial estimates for Plutonic terminated on a date that was prior to the end of the expected operating life of some of Plutonic's projects. As a result, certain incremental production was not included in the analysis. No value was attributed to any such incremental production. The purpose of the analysis was to determine the relative theoretical contribution of the existing projects of each company and was not expected to calculate the full net present value of either company as an ongoing entity. The analysis assumed no inflation and an unlevered after-tax discount rate range of 2.0% to 8.0%. The results were adjusted for corporate expenses, net debt and other balance sheet items to arrive at a range of theoretical net present values attributable to the equity of each company. Using this methodology, Plutonic's contribution to the equity value of the Combined Company ranged from 28.6% to 31.9%. Based upon the Conversion Number, the current Plutonic Shareholders would own approximately 30.5% of the equity of the Combined Company, within the range of contribution calculated above.

     Summary of Recent Acquisition Transactions. Using publicly available information, SBC Warburg Dillon Read reviewed the purchase prices and multiples paid in selected mergers and acquisitions involving gold mining companies in the North American and Australian markets which in SBC Warburg Dillon Read's judgment were generally comparable to the Combination for the purposes of this analysis.

     The North American transactions considered involved the following gold companies (target and acquiror, respectively): (i) Santa Fe Pacific Gold Corporation and Newmont Mining Corporation, (ii) Dayton Mining Corporation and Pegasus Gold Inc., (iii) Arequipa Resources Ltd. and Barrick Gold Corporation,
(iv) Hemlo Gold Mines Inc. and Battle Mountain Gold Company, (v) Lac Minerals Ltd. and American Barrick Resources Corporation, (vi) International Corona Corporation and Homestake, and (vii) Freeport-McMoRan Gold Company and Minorco S.A. The Australian transactions considered involved the following gold companies (target and acquiror, respectively): (i) Gasgoyne Gold Mines NL and Sons of Gwalia

Limited, (ii) Burmine Limited and Sons of Gwalia Limited, (iii) Orion Resources NL and Sons of Gwalia Limited, (iv) Mt. Edon Gold Mines (Aust.) Limited and Camelot Resources Limited/Teck Corporation, (v) Eagle Mining Corporation NL and Great Central Mines Limited and (vi) Wiluna Mines Limited and Great Central Mines Limited.

     SBC Warburg Dillon Read reviewed certain multiples implied by these transactions, including ratios of (i) Enterprise Value (defined as consideration offered for the equity plus the book value of debt less the cash and cash equivalents) per ounce of gold reserves, (ii) Enterprise Value per ounce of gold reserves plus mineralized material, (iii) Enterprise Value per ounce of gold production over the latest reported twelve months ("LTM"), and (iv) Enterprise Value to LTM EBITDA. The high, low and median multiples for such ratios for the selected North American transactions were (i) $318/oz., $148/oz. and $213/oz.,
(ii) $175/oz., $91/oz. and $154/oz., (iii) $4,004/oz., $1,219/oz. and
$3,095/oz., and (iv) 25.6x, 8.3x and 21.9x. Based upon the closing price of Homestake Common Stock of $9.9375 on December 19, 1997 (the last trading day before the announcement of the Combination), the implied multiples for the Combination based upon the Conversion Number are (i) $226/oz., within the range for the transactions considered, (ii) $65/oz., below the range for the transactions considered, (iii) $1,376/oz., within the range for the transactions considered, and (iv) 13.6x (based upon U.S. GAAP), within the range for the transactions considered.

     The high, low and median multiples for such ratios for the selected Australian transactions were (i) A$399/oz., A$201/oz. and A$268/oz., (ii) A$177/oz., A$46/oz. and A$83/oz., (iii) A$2,544/oz., A$1,146/oz. and
A$1,887/oz., and (iv) 14.5x, 6.7x and 10.9x. Based upon the closing price of Homestake Common Stock and an exchange rate of A$1=$0.65 on December 19, 1997, the implied multiples for the Combination based upon the Conversion Number are
(i) A$348/oz., within the range for the transactions considered, (ii) A$100/oz., within the range for the transactions considered, (iii) A$2,117/oz., within the range for the transactions considered, and (iv) 11.9x (based upon Australian
GAAP), within the range for the transactions considered.

     SBC Warburg Dillon Read also considered the premiums of the offer prices (defined as the share price of the offering company multiplied by the exchange ratio in the case of stock-for-stock transactions) compared to the target company's share price, (i) one day, (ii) one week, (iii) one month, (iv) three months, and (v) six months prior to the announcement date of the relevant transaction. The high, low and median premiums for the North American transactions for the respective periods were (i) 72.0%, 19.5% and 30.7%, (ii) 79.6%, 16.2% and 29.3%, (iii) 73.8%, 16.7% and 25.2%, (iv) 104.2%, 10.5% and
43.6%, and (v) 423.9%, (8.7)% and 57.0%. The high, low and median premiums for the Australian transactions for the respective periods were (i) 55.2%, 11.1% and 25.8%, (ii) 54.1%, 13.6% and 25.6%, (iii) 52.7%, 1.1% and 26.8%, (iv) 70.2%,
(4.3)% and 30.3%, and (v) 83.3%, 4.7% and 42.7%. Based upon the closing price of Homestake Common Stock and the exchange rate on December 19, 1997, and the Australian dollar price of the Ordinary Shares on the respective dates, the implied premiums for the Combination based on the Conversion Number are (i) 85.6%, above the range for the transactions considered, (ii) 123.1%, above the range for the transactions considered, (iii) 116.6%, above the range for the transactions considered, (iv) 40.5%, within the range for the transactions considered, and (v) 19.8%, within the range for the transactions considered, respectively. SBC Warburg Dillon Read noted in this context that the deterioration in the market for the shares of gold companies in Australia relative to that for the shares of gold companies in the United States, together with the volatility in the Australian dollar exchange rate, that occurred prior to December 22, 1997, resulted in the "one day," "one week" and "one month" premium calculations for the Combination being significantly higher than the "three month" and "six month" calculations.

     Analysis of Selected Publicly Traded Comparable Companies. Using publicly available information, SBC Warburg Dillon Read reviewed the stock prices and market multiples of the common stocks of companies which in SBC Warburg Dillon Read's judgment were generally comparable to Plutonic for the purposes of this analysis. These companies consisted of (i) the following North American gold mining companies: Amax Gold Inc., Battle Mountain Gold Company, Cambior Inc., Getchell Gold Corporation, Kinross Gold Corporation, and TVX Gold Inc., and (ii) the following Australian gold mining companies: Acacia Resources Limited, Delta Gold NL, Goldfields Limited, Great Central Mines Limited, Newcrest Mining Limited, Normandy Mining Limited, Resolute Limited, and Sons of Gwalia Limited.

     The analysis considered, among other things, the ratio of (i) Enterprise Value per ounce of gold reserves, (ii) Enterprise Value per ounce of gold reserves plus mineralized material, (iii) Enterprise Value per ounce of LTM gold production, and (iv) Enterprise Value to LTM EBITDA. The analysis indicated that the high, low and median multiples for such ratios for the selected North American companies were (i) $119/oz., $52/oz. and $95/oz., (ii) $81/oz., $18/oz. and $35/oz., (iii) $2,917/oz., $499/oz. and $1,296/oz., and (iv) 17.4x, 5.9x and
7.6x. For the selected Australian companies, the high, low and median multiples for such ratios were (i) $146/oz., $36/oz. and $79/oz., (ii) $59/oz., $12/oz. and $33/oz., (iii) $1,379/oz., $254/oz. and $649/oz., and (iv) 7.5x, 2.5x and
5.8x. Based upon the closing price of Homestake Common Stock on December 19, 1997, the implied multiples for the Combination based upon the Conversion Number are (i) $226/oz., above the range for both the North American and the Australian companies, (ii) $65/oz., within the range for the North American companies and above the range for the Australian companies, (iii) $1,376/oz., within the range for both the North American and the Australian companies, and (iv) 13.6x (according to U.S. GAAP), within the range for the North American companies, and 11.9x (according to Australian GAAP), above the range for the Australian companies.

     No company, transaction or business used in the analysis described under "-- Summary of Recent Acquisition Transactions" and "-- Analysis of Selected Publicly Traded Comparable Companies" above is identical to Homestake, Plutonic or the Combination. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction or the public trading or other values of the company or companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable acquisition or company data.

     Historical Trading Analysis. To provide contextual and comparative market data, SBC Warburg Dillon Read reviewed the recent historical stock market performance of Homestake Common Stock and the Ordinary Shares and their relative relationship, together with the respective exchange rates, during certain periods ended December 19, 1997, including, among other periods, the preceding
(i) one month, (ii) three months, (iii) six months, (iv) one year and (v) two years. The average exchange ratios between the share prices of Homestake Common Stock and the Ordinary Shares over these periods were (i) 0.151, (ii) 0.164,
(iii) 0.189, (iv) 0.231 and (v) 0.262. The Conversion Number of 0.34 represents a premium to the average exchange ratios for these periods of (i) 125%, (ii) 107%, (iii) 80%, (iv) 47% and (v) 30%. The exchange ratios between the share prices of Homestake Common Stock and the Ordinary Shares at the start of these periods were (i) 0.149, (ii) 0.206, (iii) 0.243, (iv) 0.321 and (v) 0.301. The
Conversion Number of 0.34 represents a premium to the exchange ratios for these dates of (i) 128%, (ii) 65%, (iii) 40%, (iv) 6% and (v) 13%. SBC Warburg Dillon Read noted in this context that the deterioration in the market for the shares of gold companies in Australia relative to that for the shares of gold companies in the United States, together with the volatility in the Australian dollar exchange rate, that occurred prior to December 22, 1997, resulted in the "one month," "three months" and "six months" premium calculations for the Combination being significantly higher than the "one year" and "two year" calculations. At the closing market price of Homestake Common Stock of $9.9375 and an exchange rate of A$1 = US$0.65, both on December 19, 1997, the Conversion Number of 0.34 represents a premium of 86% to the closing price of the Ordinary Shares of A$2.80 on December 19, 1997, a premium of 156% to the low Ordinary Shares price over the preceding twelve months and a discount of 13% to the high Ordinary Shares price over the preceding twelve months.

PLUTONIC'S REASONS FOR THE COMBINATION; RECOMMENDATION OF THE PLUTONIC BOARD

     On December 22, 1997 the Plutonic Board unanimously recommended the Combination to the Plutonic Shareholders.

     The recommendation on that date took into account a number of benefits, including the following:

     - Homestake's offer valued Plutonic at A$970 million, which represented a premium of 86% to Plutonic's market capitalization (based on the closing share price on December 19, 1997, the last trading day prior to announcement of the offer).

     - Homestake's recognized underground mining expertise would contribute significantly in developing the Centenary deposit and the underground mine operations at the Plutonic mine and in capitalizing on the potential within the Yilgarn greenstone belts in Western Australia.

     - Homestake is a large, quality gold mining company and Homestake Common Stock is a highly liquid US dollar denominated stock.

     In accordance with commercial practice in Australia, the Plutonic Board intends to meet to consider the final terms of its recommendation immediately prior to finalizing the Explanatory Statement relating to the proposed Schemes.

CERTAIN AUSTRALIAN AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     EACH PLUTONIC SHAREHOLDER AND OPTION HOLDER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF PLUTONIC SHARES OR OPTIONS, HOMESTAKE COMMON STOCK OR AUSTRALIAN DOLLARS IN LIGHT OF CURRENT TAX LAWS, THE SHAREHOLDER'S OR OPTION HOLDER'S PARTICULAR INVESTMENT CIRCUMSTANCES AND THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

     AUSTRALIAN INCOME TAX CONSIDERATIONS

     The following is the opinion of Allen Allen & Hemsley, Sydney, Australia, Australian tax counsel to Plutonic as to the principal Australian income tax consequences generally applicable to a Plutonic Shareholder who disposes of Plutonic Shares or a Plutonic Option Holder who disposes of Options under one of the Schemes. The opinion reflects counsel's interpretation of the Convention between the Government of Australia and the Government of the United States for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the "Australian/United States Tax Treaty"), the current provisions of the Australian Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997 and the regulations thereunder, taking into account currently proposed amendments and counsel's understanding of the current administrative practices of the Australian Taxation Office. The opinion does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action, nor does it take into account tax legislation of other countries. Nor does this opinion express any view in relation to the income tax consequences which may arise for Plutonic Shareholders or Plutonic Option Holders dealing in, exercising or refraining from exercising Homestake Rights.

     Shareholders who are Australian Residents

     The Australian tax consequences of the Combination for holders of Plutonic Shares and Options, who are residents of Australia for tax purposes, are generally as follows:

       (I) DISPOSAL OF PLUTONIC SHARES AND OPTIONS

       WHERE HELD AS CAPITAL ASSETS

     The cancellation of Plutonic Shares as a result of a Scheme will generally result in a disposal of Plutonic Shares for capital gains tax purposes. However, any cancellation of the Plutonic Shares acquired prior to September 20, 1985 generally should not be subject to the capital gains tax regime.

     A capital gain will arise if Plutonic Shares are disposed of for a consideration receivable in excess of their cost base. In this regard, the consideration receivable for the Plutonic Shares cancelled under a Scheme is the market value of the Homestake Common Stock received at the time of the disposal of the Plutonic Shares together with any cash adjustment for fractional shares. The time of disposal will be the date on which, after the Scheme has been approved by the Court, the office copy of the approval is lodged with the ASC. The cost base of the Plutonic Shares should generally equal the consideration provided by the holder to acquire those Plutonic Shares. The unpaid portion of the amount outstanding on any Partly Paid Share will not comprise relevant consideration for these purposes. Where the holder has held the Plutonic Shares for more than 12 months, the cost base will be indexed for inflation over the period for which those Plutonic Shares have been held. Generally, if the Plutonic Shareholder has capital losses available the capital gain will be reduced by the amount of those capital losses. A taxable capital gain will be included in the taxable income of the Plutonic Shareholder and taxed accordingly.

     A capital loss should arise if Plutonic Shares are disposed of for a consideration receivable which is less than their cost base. In this regard, the consideration receivable is as set out above. No indexation of the cost base will occur for these purposes. A capital loss may be offset against capital gains arising in the current or future years of income but not carried back to offset capital gains of earlier years. A capital loss cannot be offset against ordinary income.

     WHERE HELD AS REVENUE ASSETS

     Plutonic Shareholders who hold the shares as revenue assets, such as banks, insurance companies and some classes of profit-taking investors, will have any profits realised on disposal taxed as ordinary income without any adjustment for inflation and any losses realised on disposal allowed as deductions.

     The capital gain tax regime will also apply, in the manner described above, to the disposal of Plutonic Shares held on capital account but the amount of any capital gain will be reduced by any amount that is treated as ordinary income. This should have the effect of reducing the capital gain otherwise arising on the disposal to nil.

     WHERE HELD AS TRADING STOCK

     Plutonic Shareholders who dispose of shares held as trading stock, will derive assessable income equal to the value of the Homestake Common Stock received under a Scheme together with any cash adjustment for fractional shares. Those values/amounts will not be adjusted for inflation. Additionally, those shareholders will be allowed the cost of the Plutonic Shares disposed of by them under the Scheme as a deduction at the time of disposal. The capital gains tax regime will not apply to the disposal of trading stock.

     THE POSITION OF PLUTONIC OPTION HOLDERS

     The position of Plutonic Option Holders should be generally the same as that set out above for Plutonic Shareholders.

     WHERE HELD BY EMPLOYEES

     The income tax consequences arising for a Plutonic Shareholder or a Plutonic Option Holder who disposes of Plutonic Shares or Plutonic Options, as the case may be, acquired under an employee share scheme may be affected by specific tax provisions concerning such schemes.

     (II) HOMESTAKE SHARES HELD BY AUSTRALIAN HOLDERS

     Dividends paid on shares of Homestake Common Stock would generally be subject to U.S. withholding tax at the rate of 15%. This tax would be deducted by Homestake before the dividend is paid.

     Generally, such dividends will also be subject to Australian income tax. The entire amount of the dividend will be taxable including the amount of U.S. tax withheld by Homestake. The Australian tax payable on such dividends will generally be reduced by the amount of any U.S. tax withheld. Dividends paid by Homestake cannot be franked and a shareholder will not be entitled to franking rebates. Dividends paid by Homestake will not qualify for the inter-corporate dividend rebate.

     Dividends will be exempt from Australian tax if paid to an Australian resident company which has a voting interest in Homestake of greater than 10%.

     Because of the nature of the business activities of Homestake the Australian rules relating to the taxation of foreign investment funds do not currently apply to investors who hold Homestake Common Stock.

     (III) SUBSEQUENT SALE OF HOMESTAKE COMMON STOCK BY AUSTRALIAN STOCKHOLDERS

     A gain or loss from the sale or other disposal of Homestake Common Stock will generally be subject to the same tax rules as those referred to at item (i) above.

     The cost base of the Homestake Common Stock should be the market value of the Plutonic Shares disposed of at the time of the acquisition of the Homestake Common Stock less any cash adjustments received for fractional shares.

     The sale of Homestake Common Stock on the ASX will generally be subject to share transfer duty at the rate of 0.3%, half of which will be payable by the shareholder disposing of those shares. The transfer of Homestake Common Stock on a branch register of Homestake in Australia (other than those pursuant to a sale on the ASX) generally will be subject to share transfer duty at the rate of 0.6%, payable in full by the purchaser.

     Plutonic Shareholders who are not Australian Residents

     The Australian tax consequences of the Combination for holders of Plutonic Shares who are not residents of Australia for tax purposes are generally as follows:

     (I) DISPOSAL OF PLUTONIC SHARES

     WHERE HELD AS CAPITAL ASSETS

     Generally, if the Plutonic Shares held by a shareholder (plus any Plutonic Shares held by an associate) during the five years preceding the disposal of such shares pursuant to a Scheme represent less than 10% of the issued shares in Plutonic, their sale or other disposal pursuant to the Scheme will not give rise to any Australian tax liability arising from the capital gains tax provisions.

     In any other case, the shares will comprise taxable Australian assets for capital gains tax purposes and the consequences of disposal of Plutonic Shares by residents of Australia described above will apply, subject to any double tax treaty protection (see below).

     WHERE HELD AS REVENUE ASSETS

     Plutonic Shareholders who hold the shares as revenue assets, such as banks, insurance companies and some classes of profit-taking investors, will have any profits realised on disposal taxed as ordinary income without any adjustment for inflation and any losses realised on disposal allowed as deductions. However, this will only apply when the profits or losses have an Australian source.

     If the shares are taxable Australian assets (see above), the capital gains tax regime will also apply to the disposal of the shares (regardless of the question of source of the gain), again subject to the operation of any relevant double tax treaty. If the profits realised on disposal have an Australian source and are taxed as ordinary income, then the amount of any capital gain will be reduced by any amount that is treated as ordinary income above. This should have the effect of reducing the capital gain otherwise arising on the disposal (if any) to nil.

     WHERE HELD AS TRADING STOCK

     Plutonic Shareholders who hold the shares as trading stock, will have the value of the Homestake Common Stock received under a Scheme together with any cash payments made under the Scheme taxed as ordinary income without any adjustment for inflation and will be effectively allowed the cost of the Plutonic Shares disposed of by them under the Scheme as a deduction, where the proceeds of disposal have an Australian source.

     SOURCE OF INCOME

     Determining the source of income is a factual matter which depends on all the surrounding circumstances. However, if the shareholder is resident in a country with which Australia has a double tax treaty, it is possible that the terms of the particular treaty could deem any profit arising on the approval of a Scheme and the consequential disposal of the Plutonic Shares to have an Australian source.

     POSSIBLE DOUBLE TAX TREATY PROTECTION

     In some cases a holder of Plutonic Shares may be entitled to relief in respect of the disposal of those Plutonic Shares under the terms of a relevant double tax treaty (although the Australian Taxation Office currently takes the view that such relief is not normally available).

     (II) DIVIDENDS

     Any dividend paid by Homestake to a non-Australian resident shareholder will generally not be taxable in Australia.

     (III) SUBSEQUENT SALE OF HOMESTAKE COMMON STOCK

     A gain or loss arising from the sale or other disposal of Homestake Common Stock by a shareholder who is not a resident of Australia will generally not be subject to Australian tax.

     The sale of Homestake Common Stock on the ASX in Australia will generally be subject to share transfer duty at the rate of 0.3%, half of which will be payable by the vendor disposing of those shares. The transfer of Homestake Common Stock on a branch register of Homestake in Australia (other than those pursuant to a sale of the ASX) generally will be subject to share transfer duty at the rate of 0.6%, payable in full by the purchaser.

     (IV) PLUTONIC OPTIONS

     Allen Allen & Hemsley assumed that Options are only held by residents of Australia. If this is not the case, the position of Plutonic Option Holders should be generally the same as that set out above for non-resident Plutonic Shareholders, subject to any application of the employee share scheme provisions, to them.

     (V) WHERE HELD BY EMPLOYEES

     The income tax consequences arising for a Plutonic Shareholder or a Plutonic Option Holder who is not a resident and who disposes of Plutonic Shares or Plutonic Options, as the case may be, which were acquired under an employee share scheme, may be affected by specific tax provisions concerning such schemes.

     UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is the opinion of Thelen, Marrin, Johnson & Bridges LLP of San Francisco, California, United States counsel to Homestake, as to the principal United States federal income tax consequences generally applicable to a Plutonic Shareholder who receives Homestake Common Stock in exchange for Ordinary Shares pursuant to a Scheme. Generally, this opinion describes the principal tax consequences to United States citizens or residents, corporations or other entities taxable as corporations created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), estates the income of which is includible in gross income for United States federal tax purposes regardless of its source and trusts if (i) a United States court is able to exercise primary supervision over the administration of such trusts and (ii) one or more United States persons have the authority to control all substantial decisions of such trusts ("U.S. Holders"). Income or gains derived with respect to Ordinary Shares by U.S. Holders through partnerships generally will be taxed as described herein. In addition, the opinion describes the United States federal income tax consequences of ownership and disposition of Homestake Common Stock by holders who are not U.S. Holders ("Non-U.S. Holders").

     The opinion reflects counsel's interpretation of the Australia/United States Tax Treaty, the provisions of the United States Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury regulations thereunder, judicial authority and administrative rulings and practices now in effect, as applied to the proposed transactions. There can be no assurance that the Internal Revenue Service (the "Service") will not take a different position concerning the consequences of the ownership or disposition of the Ordinary Shares or Homestake Common Stock or that any such position would not be sustained. Thus, future legislative, judicial or administrative changes or interpretations, which may or may not be retroactive, could produce United States tax consequences different from those expressed in counsel's opinion.

     The opinion does not describe the United States tax consequences of the disposition of Partly Paid Shares or of Options. The opinion does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of the holder's particular investment circumstances, or to certain types of holders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt entities, dealers in securities or currencies, persons having a "functional currency" other than the US dollar for federal income tax purposes and persons holding Ordinary Shares or Homestake Common Stock as part of a straddle, hedge or conversion transaction), and does not discuss any aspect of state, local or foreign tax laws.

     United States Shareholders

     (I) DISPOSAL OF ORDINARY SHARES

     In view of Homestake's cash purchase of 350,000 Ordinary Shares as an integral part of the Schemes, all exchanges of Ordinary Shares for Homestake Common Stock by U.S. Holders pursuant to the Combination should be taxable transactions for United States federal income tax purposes. A U.S. Holder will recognize taxable gain or loss on the exchange measured by the difference between the holder's tax basis in the Ordinary Shares surrendered and the sum of
(1) the fair market value of the Homestake Common Stock and (2) the fair market value, expressed in US dollars, of the Australian dollar payment, if any, in lieu of fractional shares of Homestake Common Stock received in exchange for the Ordinary Shares. A U.S. Holder's tax basis in any Homestake Common Stock or Australian dollars received in exchange for Ordinary Shares will be the fair market value of the Homestake Common Stock or Australian dollars on the date of the exchange.

     A gain or loss on an exchange of Ordinary Shares for Homestake Common Stock pursuant to the Combination will generally be a capital gain or loss if the Ordinary Shares are held as capital assets. In the case of a U.S. Holder who is an individual, such gain or loss will be short-term if the Ordinary Shares were held for not more than one year, mid-term if such shares were held for more than one year but not more than eighteen months, and long-term if such shares were held for more than eighteen months. For individuals, net short-term capital gains are taxed at the same rates as ordinary income, net mid-term capital gains are taxed at a rate not in excess of 28%, and net long-term capital gains are taxed at a rate not in excess of 20%. Capital losses of individuals are deducted first against capital gains and then against ordinary income to the extent of $3,000; excess capital losses of individuals may be carried forward indefinitely to future tax years and deducted in such years subject to the same limitations.

     A person whose exchange of Ordinary Shares pursuant to the Schemes is subject to tax in both Australia and the United States should consult a tax advisor concerning the availability of foreign tax credits or other benefits under the Australia/United States Tax Treaty.

     (II) DIVIDENDS ON HOMESTAKE COMMON STOCK

     Dividends paid on the Homestake Common Stock to U.S. Holders will be treated as ordinary income to the extent of Homestake's current or accumulated earnings and profits (as computed for United States federal income tax purposes). Dividends paid on the Homestake Common Stock will be eligible for the deduction for dividends received by corporations, provided the U.S. Holder otherwise satisfies the requirements for such deduction.

     (III) SUBSEQUENT SALE OR DISPOSITION OF HOMESTAKE COMMON STOCK

     Upon the sale, exchange or other taxable disposition of Homestake Common Stock, a U.S. Holder will recognize gain or loss equal to the difference between
(i) the amount of cash plus the fair market value of any property received and
(ii) the U.S. Holder's tax basis in the Homestake Common Stock.

     Non-U.S. Shareholders

     (I) DIVIDENDS ON HOMESTAKE COMMON STOCK

     In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a rate of 30% of the amount of the dividend, or at a lower rate prescribed by an applicable tax treaty, unless such dividends are effectively connected with the holder's conduct of a trade or business within the United States. The Australia/United States Tax Treaty prescribes a United States withholding tax rate of 15% for Australian residents. In determining the applicability of a tax treaty providing for a lower rate of withholding during 1998, dividends paid to an address in a foreign country are presumed under current Treasury regulations to be paid to a resident of that country.

     On October 6, 1997, the Service issued final regulations relating to income tax withholding, information reporting and backup withholding from the Non-U.S. Holders (the "Final Regulations"). Under the Final Regulations, which will be applicable to payments of dividends made after December 31, 1998, a Non-U.S. Holder must comply with certain certification requirements, generally satisfied by delivering a Form W-8 to the payor, to obtain the benefit of any applicable tax treaty providing for a lower rate of withholding tax on dividends. Form W-8 will require a Non-U.S. Holder to certify, under penalties of perjury, as to the following information: (i) name, (ii) permanent residence address, (iii) classification (if not an individual), (iv) country under whose laws the Non-U.S. Holder is organized (if not an individual), and (v) any other required information. Under the Final Regulations, a dividend paid directly to a Non-U.S. Holder may be subject to United States backup withholding at the rate of 31% if Homestake does not possess documentary evidence of the holder's non-U.S. status prior to the payment date. See "Information Reporting and Backup Withholding" below.

     In general, dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States will not be subject to United States withholding tax discussed above, but will be subject to federal net income tax at regular rates.

     (II) SALE OF HOMESTAKE COMMON STOCK

     Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain recognized upon the disposition of Homestake Common Stock unless:

          (a) Homestake is or has been a "U.S. real property holding corporation" for federal income tax purposes (which Homestake does not believe that it is or is likely to become within the foreseeable future) and the Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of all outstanding Homestake Common Stock;

          (b) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States;

          (c) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

          (d) the Non-U.S. Holder is subject to tax pursuant to the provisions of the U.S. federal tax law applicable to certain non-resident aliens who have surrendered United States citizenship or lawful permanent resident status with a principal purpose of tax avoidance.

     (III) INFORMATION REPORTING AND BACKUP WITHHOLDING

     Dividends. Homestake must report annually to the Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. This information may be made available to the tax authorities in the Non-U.S. Holder's country of residence. During 1998, United States backup withholding generally will not apply to dividends paid on Homestake Common Stock to a non-U.S. Holder at an address outside the United States. Under the Final Regulations, dividends paid directly to an individual after 1998 may be subject to 31% backup withholding unless Homestake possesses documentary evidence sufficient to establish the holder's non-U.S. status. Backup withholding will be inapplicable to dividends paid to a bank or other foreign financial account of a Non-U.S. Holder without regard to whether Homestake possesses documentary evidence of the holder's non-U.S. status.

     Sale or Other Disposition of Homestake Common Stock. If a Non-U.S. Holder disposes of Homestake Common Stock through a U.S. office of any broker or through the foreign office of a broker having certain types of relationships with the United States, the broker will be required to report the proceeds of disposition to the Service and the Non-U.S. Holder, unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption from reporting. If the disposition is made through the U.S. office of a broker, back-up withholding at the rate of 31% will also be required unless the holder certifies its non-U.S. status or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited against the Non-U.S. Holder's federal income tax liability, if any, or refunded, provided the required information is furnished to the Service.

     (IV) ESTATE TAX

     Homestake Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes, unless an applicable tax treaty provides otherwise. Such individual's estate may be subject to United States federal estate tax on the property includible in the estate for United States federal estate tax purposes.

ANTICIPATED ACCOUNTING TREATMENT

     The Combination is expected to be accounted for as a pooling-of-interests in accordance with U.S. GAAP. Under this method of accounting, after addressing any conformity issues, the recorded assets and liabilities of Plutonic will be carried forward to Homestake's balance sheet and results for prior periods will be combined and restated as income of Homestake. The Agreement provides that a condition to the consummation of the Combination is the receipt of letters from Coopers & Lybrand L.L.P. and Ernst & Young to the effect that the Combination qualifies for pooling-of-interests accounting treatment under U.S. GAAP. See "The Agreement -- Conditions to the Consummation of the Combination."

     In connection with the Combination, one-time transaction costs are estimated to be US$13 million and one-time post-combination restructuring costs, primarily for severance, lease termination and relocation charges are estimated to be US$4 million. The majority of these costs will be incurred and expensed during 1998. In addition, in connection with the preparation of the pro forma information included elsewhere in this Document, management of Homestake and Plutonic have conformed certain differences in accounting practice. See "Unaudited Pro Forma Condensed Combined Financial Statements" and Appendix F, Homestake Differences between U.S. and Australian Generally Accepted Accounting Principles.

REGULATORY MATTERS

     Homestake has applied to FIRB for approval for the acquisition by Homestake of the interest in Plutonic to be acquired under the Schemes. FIRB is the Australian regulatory body that reviews foreign investment applications and advises the Treasurer of the Commonwealth of Australia in relation to them. The Treasurer has a statutory period of 40 days, which may be extended, to consider the application and respond. A response from the Treasurer of the Commonwealth of Australia, on advice from FIRB, would be expected in the normal course within the statutory period.

ABSENCE OF DISSENTERS APPRAISAL RIGHTS

     Homestake Stockholders who fail to vote in favor of the transaction will have no dissenters appraisal rights if the Share Issuance is approved. Similarly, a holder of a Plutonic Security whose class of securities approves the Combination will be bound by the applicable Scheme and will have no rights equivalent to dissenters appraisal rights if the relevant Scheme is implemented.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     HOMESTAKE

     Certain members of Homestake management may be deemed to have certain interests in the Combination that are in addition to their interests as Homestake Stockholders generally. The Homestake Board was aware of these interests and considered them, among other matters, in approving the Combination.

     A total of 12 senior Homestake management personnel have severance agreements with Homestake under which they are entitled to receive benefits in the event of a "Change of Control" followed by certain events. The Combination is a Change of Control for purposes of these severance agreements and for purposes of the other matters described below. Under the severance agreements, entitlement to benefits arises if, within three years following the consummation of a Change of Control, such person's employment is terminated other than for cause or such person elects to terminate his employment ("Terminates for Good Reason") following (i) a reduction in salary or certain benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with such person's prior position, or (iv) a reduction in responsibilities, title or office as in effect just before the consummation of the Change of Control. Benefits consist of (i) a lump sum payment equal to two times such person's highest annual salary and bonus (including deferred compensation) during the three years prior to termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years,
(iii) continued vesting of stock options, and (iv) relocation assistance. Such benefits are in lieu of severance benefits otherwise payable under Homestake's general severance policy.

     The same 12 management personnel are also participants in Homestake's Executive Supplemental Retirement Plan (the "Homestake ESRP"). The Homestake ESRP provides that participating employees accrue retirement benefits at the rate of 4 1/3% times years of service up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation (salary and bonus) to determine a monthly retirement benefit. Benefits are payable on retirement at age 62 after 10 continuous years of service, with provision for early retirement between ages 55 and 62. Within two years following a Change in Control, if any participant's employment is terminated by Homestake other than for cause or if such participant Terminates for Good Reason, such participant will fully vest in the maximum benefits payable under the Homestake ESRP to the extent such participant is not already fully vested, and will be entitled to commence receiving such benefits at age 55. Benefits payable under the Homestake ESRP are reduced to the extent of retirement benefits otherwise payable under any other Homestake retirement plan (except the Homestake Mining Company Savings Plan).

     There are employee stock options for a total of 2,862,252 shares of Homestake Common Stock outstanding to key employees and managers of Homestake, including the 12 senior management personnel described above. Those options provide that if, within one year of a Change of Control, an employee holding an option is terminated other than for cause or the employee Terminates for Good Reason, all unvested options held by such employee vest and become immediately exercisable and remain exercisable until the expiration date of the option.

     In April 1997, 13 key employees and managers of Homestake, including the 12 senior management personnel described above, were granted Performance Based Stock Rights ("Stock Rights") to receive a total of 125,400 shares of Homestake Common Stock. Under the terms of the Stocks Rights, if on each of December 31, 1997, 1998, 1999 and 2000 (the "Measurement Date"), the Company achieves the "Annual Performance Goal" set out for the Measurement Date, the grantee will vest as to 25% of the shares subject to the grantee's Stock Rights, plus any shares as to which the Stock Rights could have but did not vest on any prior Measurement Date because the Annual Performance Goal for the prior Measurement Date was not achieved. The Stock Rights also provide that if, within one year of a Change of Control, an employee holding a Stock Right is terminated other than for cause or the employee Terminates for Good Reason, the employee will vest in the Stock Rights (to the extent not already vested) in the same proportion as the number of months from date of grant to the date of termination bears to the total number of months from date of grant until the final vesting date for the Stock Rights (in this case, 45 months).

     In May 1997, seven of the senior management personnel described above elected to enter into agreements with the Company providing for "Matching Stock Awards." Under the Matching Stock Award agreements, the participating employees are entitled to "enroll" Homestake Common Stock owned by them. If they hold the enrolled shares continuously for a period of 60 months from the enrollment date, they are entitled to receive, for no additional consideration, one share of Homestake Common Stock for each three shares so enrolled. The seven employees enrolled a total of 67,838 shares of Homestake Common Stock which, if held continuously for the five years, would entitle them to receive 22,613 shares of Homestake Common Stock. The Matching Stock Awards also provide that if, within one year of a Change of Control, an employee holding a Matching Stock Award is terminated other than for cause or the employee Terminates for Good Reason, the employee will vest in the shares subject to his or her one for three Matching Stock Award with respect to the continuously enrolled shares in the same proportion as the number of months from date of grant to the date of termination bears to the total number of months from date of grant until the final vesting date for the Matching Stock Award (60 months).

     In July 1997, eight of the senior management personnel described above entered into Contingent Stock Award agreements with the Company. Under the Contingent Stock Award agreements, the employees agreed to exchange the right to receive a designated amount of year-end cash bonus, if awarded, for the contingent right to receive Homestake Common Stock equal in value on the date of the cash bonus award to 150% of the foregone cash bonus. On November 21, 1997, the seven senior management personnel described above gave up cash bonuses in the total amount of US$253,700 for the contingent right to receive a total of 33,638 shares of Homestake Common Stock. The right to receive the Homestake Common Stock vests as to 50% of the shares on the first anniversary of grant, as to 25% of the shares on the second anniversary of grant, and as to 25% of the shares on the third anniversary of the grant, but only on condition that the employee continues to be employed by the Company on such anniversary. If this condition is not met, the unvested shares are forfeited and no part of the cash bonus is payable. The Contingent Stock Award agreements also provide that if, within one year of a Change of Control, an employee holding a Stock Right is terminated other than for cause or the employee Terminates for Good Reason, the employee will vest in all of the shares subject to his or her Contingent Stock Award.

     PLUTONIC

     Certain members of Plutonic management may be deemed to have certain interests in the Combination that are in addition to their interests as stockholders of Plutonic generally. The Plutonic Board was aware of these interests and considered them, among other matters, in approving the Combination.

     The employment contract of the managing director of Plutonic, Mr. Ronald Hawkes, was due to expire on January 31, 1998. Mr. Hawkes and Plutonic have agreed to extend the term of that contract until April 30, 1998, on the same terms and conditions which are currently applicable.

     Mr. J.M. Clark, a director appointed to the Plutonic Board in August 1997, is entitled to receive directors' fees through August 1998, regardless of whether he is removed as a director or is requested by Homestake to resign as a director prior to that date.

     Eleven executives and five Plutonic directors hold options to acquire a total of 2,360,000 Plutonic Shares. Based on the closing price of Homestake Common Stock on the NYSE on December 22, 1997, the exercise price of those Options is above the value attributed to Ordinary Shares by the Exchange Ratio. The executives and directors will receive Homestake Common Stock in the Combination in exchange for their Options. Eight executives and 2 directors hold a total of 1,054,212 Partly Paid Shares. The amount to be paid up on these shares ranges from A$0.75 to A$0.90 per share.

     Mr. Paul McClintock is a director of McClintock Associates Pty Limited ("MAL") and a 33.3% shareholder in that company. MAL has for many years acted as the financial and business adviser to MMC and its Australian subsidiary, Malaysia Mining Australia Corporation Pty Limited, in connection with certain Australian investments, including its investments in Plutonic. MAL has also provided financial and business advice to Plutonic in connection with the Combination for fees of A$48,000. MAL will not be providing any further advice to Plutonic in connection with the Combination. In relation to 1997, MAL was paid fees of

A$212,000 and US$200,000 by MMC in connection with the services and advice given. While MAL and MMC have not negotiated a retainer for MAL to provide financial and business advice in 1998, MAL expects one will be negotiated and that the fee will reflect the significant work undertaken by MAL in 1997 and 1998 in order to implement and complete the Combination.

RESALE OF HOMESTAKE COMMON STOCK

     The Homestake Common Stock issued pursuant to the Agreement will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any holder of Plutonic Securities who may be deemed to be an "affiliate" of Plutonic for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Combination for pooling-of-interests accounting treatment. It is expected that each such affiliate will enter into an agreement (a "Plutonic Affiliate Letter") with Homestake providing that such affiliate will not transfer any Homestake Common Stock received in the Combination except in compliance with the Securities Act. In addition, it is expected that each such affiliate will represent that he or she has not transferred Plutonic Securities for a specified period before the Combination is completed or Homestake Common Stock thereafter until after such time as financial results have been published covering at least 30 days of combined operations of Homestake and Plutonic after the Combination. Pursuant to the Plutonic Affiliate Letters and the Agreement, Homestake has agreed to publish such financial results as promptly as practicable, and in any event within 30 days following the end of the first full calendar month following the Combination.

     The Plutonic Affiliate Letters also provide certain registration rights to Plutonic Shareholders who are "affiliates" of Plutonic and who will receive, pursuant to the Schemes, more than one percent (1%) of the Homestake Common Stock outstanding after the consummation of the Schemes. It is expected that MMC will be the only Plutonic Shareholder in this category. For one year following acquisition of such Homestake Common Stock, such Plutonic Shareholder will have the right to demand that Homestake register in accordance with the Securities Act, some or all of the Homestake Common Stock acquired by such Plutonic Shareholder in the Schemes. Homestake shall have the obligation to effect a maximum of two registrations pursuant to the Plutonic Affiliate Letters and shall do all things reasonable and customary in connection with each such registration, including preparation and filing of the applicable registration statement, entry into customary underwriting arrangements and the payment of reasonable and customary registration expenses incident to each such registration. The registrations described in the Plutonic Affiliate Letters may be delayed for up to 90 days if filing or effectiveness of the applicable registration statement would require disclosure that would, in the reasonable judgment of Homestake, require disclosure that would be detrimental to Homestake.

     Other than as described above, Homestake Common Stock may be freely transferred following allotment. Once allotted, Homestake Common Stock will be automatically listed on and available for sale through the NYSE and the Swiss Stock Exchange. Homestake will apply for official quotation of the Homestake Common Stock allotted under the Schemes on the ASX but quotation is not guaranteed or automatic. Once quoted, Homestake Common Stock may also be sold on the ASX.

     Options on shares of Homestake Common Stock are also traded on the NYSE and the Chicago Board of Options Exchange.

                            HOMESTAKE MINING COMPANY

BACKGROUND

     Homestake Mining Company is a Delaware corporation incorporated in 1983 as the parent holding company of Homestake Mining Company of California ("Homestake California"), which has been engaged in the gold mining business since 1877. Homestake is one of the largest North American-based gold mining companies. Operations of Homestake include mineral exploration, extraction, processing and refining. Gold bullion is Homestake's principal product. Homestake has significant operations in the United States, Canada and Australia. Homestake also has operations in Chile. Homestake is engaged in active exploration projects in the United States, Canada, Australia, Eastern Europe, Brazil, Chile and the Andean region of South America, and participates in a development project in Bulgaria.

     Homestake California was founded to develop the Homestake Mine discovered in the Black Hills of the Dakota Territory in 1876. Homestake was predominately a gold mining company until its diversification into uranium mining and production in the early 1950s and into lead and zinc in the 1960s. In 1984, Homestake further diversified into the oil and gas business, principally as a result of the acquisition of Felmont Oil Company. In 1989 and 1990, Homestake disposed of its oil and gas business. In 1990, Homestake closed its last remaining uranium mine and sold its interest in its base metals business.

     In 1975, Homestake made its initial investment in the Kalgoorlie gold district of Western Australia (known as the Golden Mile) when Homestake Gold of Australia Limited ("HGAL") acquired a 48% interest in the Kalgoorlie Mining Associates partnership. In 1987, Homestake sold 20% of its shares of HGAL to the public. Subsequently, HGAL increased its interest in Kalgoorlie Mining Associates to 50% and acquired a 50% interest in adjacent joint ventures and properties. In late 1995 and early 1996, Homestake acquired the HGAL shares that it did not then own.

     In 1989, Homestake joined with two partners in the development of a major sulfur discovery, Main Pass 299, in the Gulf of Mexico.

     In 1992, Homestake acquired International Corona Corporation (now known as Homestake Canada, Inc.), a large Canadian gold producer. As a result of the acquisition, Homestake added approximately 600,000 ounces to its annual gold production and increased its gold reserves by more than 5.4 million ounces. In addition, Homestake acquired an interest in the high-grade Eskay Creek deposit in British Columbia. Commercial production at Eskay Creek commenced in January 1995. Homestake now holds a 50.6% interest in the Eskay Creek mine through its shareholding in Prime Resources Group Inc., a British Columbia company ("Prime"). The common shares of Prime are listed on The Toronto Stock Exchange and the American Stock Exchange.

     Homestake has adopted a gold hedging policy under which Homestake will, in the appropriate circumstances, enter into forward sales transactions for approximately 30% of its gold production in each of the subsequent 10 years at prices in excess of certain targeted prices. Homestake will also, in appropriate circumstances, use combinations of put and call option contracts to establish an effective price floor for sales while permitting participation in future price increases. At December 31, 1997 Homestake's gold forward sales commitments totaled 580,052 ounces, deliverable over the period 1998-2003, at an average contract settlement price of US$433.72 per ounce. The estimated liquidation value of the contracts at December 31, 1997 was US$53.1 million. During 1997, Homestake entered into a series of put and call option contracts which provide a floor price of US$325 per ounce for 900,000 ounces of Homestake's 1998 gold production. Homestake purchased put options for 900,000 ounces of gold exercisable during 1998 at a price of US$325 per ounce. Homestake also sold call options for 900,000 ounces of gold exercisable during 1998 at a price of US$325 per ounce and purchased call options for 900,000 ounces of gold exercisable during 1998 at US$336 per ounce. Homestake also purchased put options for 30,000 ounces of gold exercisable during the year 2000 at a price of US$350 per ounce and sold call options for 15,000 ounces of gold exercisable during 2000 at an average price of US$395 per ounce. The estimated liquidation value of the option position at December 31, 1997 was US$26.4 million, bringing the liquidation value of the total hedge position to US$79.5 million.

     See "Risk Factors" and "Cautionary Statements" for a discussion of factors and assumptions on which forward looking statements in this Document may be based or which could cause actual results to differ materially from those expressed in the forward looking statements.

SIGNIFICANT 1997 AND 1998 DEVELOPMENTS

     In December 1996, Homestake and Santa Fe Pacific Gold Corporation ("Santa Fe") announced that they had entered into a definitive agreement whereby Homestake would acquire Santa Fe. In March 1997, Santa Fe terminated the agreement and, in accordance with the terms of the agreement, paid Homestake a US$65 million termination fee. As a result, in the first quarter of 1997 Homestake recorded a pretax gain of approximately US$63 million (US$47 million after tax), net of transaction-related expenses of approximately US$2 million incurred in 1997.

     In February 1997, Homestake completed the sale of its interest in the George Lake and Back River ventures in Canada to Kit Resources Corporation ("Kit") for US$9.3 million in cash and 3.6 million shares of Kit. As a result of this transaction, Homestake recorded a pretax gain of approximately US$14 million (US$8 million after tax).

     During the third quarter of 1997, Homestake recorded write-downs and other unusual charges of US$183.6 million (US$145.1 million after tax). Due to a prolonged period of low sulfur prices and Homestake's current assessment of estimated future cash flows, the Company wrote off its entire US$107.8 million investment in the Main Pass 299 sulfur mine in the Gulf of Mexico. The Company also wrote down the carrying value of several of its short-lived assets or operations, certain redundant assets and investments in certain mining securities. It also increased its reclamation accruals at several properties to reflect revised cost estimates, changed conditions and more stringent reclamation requirements.

     In October 1997, the gravity mill for processing higher-grade sulfide ores at Round Mountain was completed at a cost of US$62.2 million (Homestake's share -- US$15.5 million) The mill results in higher gold recoveries than otherwise would be obtained by crushing and leaching the higher-grade sulfide ore. The mill has a capacity to process 8,000 tons per day of sulfide ore.

     During the fourth quarter of 1997, Prime completed construction of a small gravity and flotation mill facility at the Eskay Creek mine site in British Columbia, Canada, at a total capital cost of US$12 million. The mill will improve the profitability of certain Eskay Creek ore that otherwise would be shipped directly to third-party smelters and will permit processing of lower grade material that otherwise would not be economic for direct shipment.

     In December 1997, Homestake completed construction at the Ruby Hill mine, near Eureka, Nevada, at a total capital cost of approximately US$64.7 million. Initial gold production occurred on November 6, 1997. The operation is expected to produce 110,000 ounces of gold in 1998 at a total cash cost of US$123 per ounce and a total production cost of US$241 per ounce.

     In December 1997, KCGM completed a 1.6 mile decline from surface at the northern end of the Kalgoorlie Super Pit to access from underground the upper level remnants of the Mt Charlotte orebody and the recently delineated northern orebody. HGAL's share of the decline's cost is approximately US$2.6 million.

     In October 1997, Homestake and Prime entered into an agreement with Inmet Mining Corporation ("Inmet") to purchase the Troilus mine in Quebec for US$110 million plus working capital. In December 1997, Homestake and Prime terminated the agreement after determining that, on the basis of due diligence studies, conditions to closing the transaction would not be satisfied. Inmet has advised Homestake and Prime that it disputes the termination of the agreement, but to date Inmet has taken no legal action with respect to the termination.

     In September and November of 1997, the State of South Dakota, the United States government and the Cheyenne River Sioux Tribe filed actions against Homestake claiming unspecified and unquantified damages to natural resources alleged to result from disposal of mine tailings in Whitewood Creek beginning in the nineteenth century. Disposal of the tailings in Whitewood Creek was in compliance with all applicable laws. Further, the site was a licensed waste disposal facility. Homestake answered the complaints denying the claims and filed crossclaims seeking cost recoupment, contribution and indemnity from the plaintiffs in the actions. Homestake intends to vigorously defend and, as appropriate, join other government and non-government entities that also disposed of material in the affected area. See "Environmental Matters."

     In January 1998, Homestake announced that it will implement a major restructuring of operations at the Homestake mine to reduce operating costs. Annual production will be reduced to approximately 150,000 to 180,000 ounces per year. Implementation of the plan will require a major reduction in the level of employment and a complete reorganization of the methods of operation. To implement the plan, Homestake has suspended underground mining while it completes the final details of the new operating plan and readies the underground mine to begin operating on the restructured basis. The new operating plan will involve closing parts of the mine and concentrating on substantially fewer production levels. The new operating plan will result in a decline in the mine's proven and probable reserves and in mineralized material. However, the new operating plan will significantly increase the mine's net present value and total cash flow.

STATISTICAL SUMMARY

     The information in the following table is a summary of certain 1997 and 1996 statistical information regarding ownership of gold mines, production costs, reserves and mineralized material of Homestake's significant properties. Mineralized material is reported in short tons of 2,000 pounds (equivalent to 0.9071 metric tons). The statistical information included in the table is derived from studies, analyses and other information prepared by or for, or available to, Homestake.

     Information in this Document with respect to reserves and mineralized material for Homestake has been prepared and defined in accordance with SEC definitions and requirements. These definitions and requirements are different than those used in the JORC Code applicable in Australia. SEC requirements do not permit Homestake to report in SEC-filed documents (including this Document) reserves and resources, as they would be reported under the JORC Code. In Australia, what would be reported as resources includes reserves; in the United States, the same information must be reported separately as reserves (reported in ounces) and mineralized material (reported in tons and grade). Under SEC definitions, mineralized material is generally comparable to that material reported in Australia as resources, after subtracting that portion of the resource that contains the proven and probable ore reserves. A more complete description of the differences between the SEC requirements and the JORC Code is contained in Appendix E to this Document.

  Statistical Summary

                                                            GOLD PRODUCTION
                                            ...............................................
                           INTEREST     TONS PROCESSED       GRADE       RECOVERY      OUNCES
                              %           (MILLIONS)        (OZ/TON)        %         PRODUCED
-----------------------------------------------------------------------------------------------
1997
UNITED STATES
 ...............................................................................................
Homestake                     100
Round Mountain(2)              25
Ruby Hill                     100
McLaughlin                    100
Pinson(4)                      50
Marigold(4)                    33

CANADA
 ...............................................................................................
Eskay Creek(5,6)              100
Williams                       50
David Bell(7)                  50
Snip(5)                       100

AUSTRALIA
 ...............................................................................................
Kalgoorlie                     50

CHILE
 ...............................................................................................
Agua de la Falda(8)           100
 ...............................................................................................
Total production
Minority interests(9)
 ...............................................................................................
Homestake's share of gold
-----------------------------------------------------------------------------------------------
1996
UNITED STATES
 ...............................................................................................
Homestake                     100              2.6            0.166         95          407,322
Round Mountain(2)              25             10.2            0.017         71          102,744
Ruby Hill                     100               --               --         --               --
McLaughlin                    100              2.5            0.096         77          185,458
Pinson(3,4)                    50              0.3            0.051         79           12,098
Marigold(4)                    33              1.0            0.029         93           24,485

CANADA
 ...............................................................................................
Eskay Creek(5,6)              100              0.1            3.382         95          372,279
Williams                       50              1.3            0.167         95          205,519
David Bell(7)                  50              0.3            0.476         96          109,098
Nickel Plate                  100              1.1            0.078         81           70,199
Snip(5,10)                    100              0.1            0.799         92          101,827
George Lake/Back
  River(11)                    74               --               --         --               --

AUSTRALIA
 ...............................................................................................
Kalgoorlie                     50              6.4            0.067         88          368,816

CHILE
 ...............................................................................................
El Hueso                      100               --               --         --            8,274
Agua de la Falda(8)           100               --               --         --               --
 ...............................................................................................
Total production                                                                      1,968,119
Minority interests(9)                                                                  (234,208)
 ...............................................................................................
Homestake's share of gold                                                             1,733,911
-----------------------------------------------------------------------------------------------
ESKAY CREEK -- SILVER
1997
                   1996
-----------------------------------------------------------------------------------------------

                            PRODUCTION COSTS PER OUNCE(1)
                           ...............................
                         OPERATING      OTHER
                          CASH(C)      CASH(D)     NONCASH(E)
                           <C
----------------------------------------------------------------
1997
UNITED STATES
 .........................
Homestake                $               $            $
Round Mountain(2)
Ruby Hill
McLaughlin
Pinson(4)
Marigold(4)
CANADA
 .........................
Eskay Creek(5,6)
Williams
David Bell(7)
Snip(5)
AUSTRALIA
 .........................
Kalgoorlie
CHILE
 .........................
Agua de la Falda(8)
 .........................
Total production
Minority interests(9)
 .........................
Homestake's share of gold
----------------------------------------------------------------------------------
1996
UNITED STATES
 .........................
Homestake                $    293        $11          $ 35
Round Mountain(2)             230         26            61
Ruby Hill                      --         --            --
McLaughlin                    242          8           123
Pinson(3,4)                   355         14            63
Marigold(4)                   231         36            46
CANADA
 .........................
Eskay Creek(5,6)              167          3            43
Williams                      214          8            39
David Bell(7)                 161         11            45
Nickel Plate                  347         --            46
Snip(5,10)                    190         --           151
George Lake/Back
  River(11)                    --         --            --
AUSTRALIA
 .........................
Kalgoorlie                    291         --            60
CHILE
 .........................
El Hueso                      275         --            --
Agua de la Falda(8)            --         --            --
 .........................
Total production         $    241        $ 7          $ 58
Minority interests(9)
 .........................
Homestake's share of gold
-----------------------------------------------------------------------------------------------
ESKAY CREEK -- SILVER
1997
                   1996
-----------------------------------------------------------------------------------------------

                                RESERVES(A)                           MINERALIZED MATERIAL(B)
                  ........................................            ......................
                   TONS         GRADE       CONTAINED OUNCES            TONS           GRADE
                (MILLIONS)     (OZ/TON)       (THOUSANDS)            (MILLIONS)      (OZ/TON)
-------------------------------------------------------------------------------------
 ..............................................................................................
 ..............................................................................................
 ..............................................................................................
 ..............................................................................................
 ..............................................................................................
 ..............................................................................................
-------------------------------------------------------------------------------------
 ..............................................................................................
                    23.8         0.196            4,662                  24.0          0.173
                   119.2         0.019            2,263                  26.5          0.015
                     7.6         0.099              755                   9.2          0.067
                    16.6         0.063            1,048                    --             --
                     1.3         0.072               92                    --             --
                     6.0         0.034              203                    --             --
 ..............................................................................................
                     0.7         1.732            1,224                   0.1          0.541
                    17.7         0.146            2,585                   4.3          0.121
                     3.0         0.288              871                    --             --
                      --            --               --                    --             --
                     0.2         0.722              135                    --          0.555
                      --            --               --                   2.6          0.322
 ..............................................................................................
                    98.3         0.066            6,446                  82.9          0.073
 ..............................................................................................
                      --            --               --                    --             --
                     0.5         0.181               95                   3.0          0.158
 ..............................................................................................
 ..............................................................................................
                   294.9                         20,379                 152.6
-------------------------------------------------------------------------------------
                      --            --               --                    --             --
                     0.7          79.3           56,070                   0.1          31.62
-------------------------------------------------------------------------------------

DEFINITIONS:
 (a) A proven and probable RESERVE is that part of a mineral deposit which could be extracted or produced economically and legally at the time of the reserve determination.

 (b) MINERALIZED MATERIAL is gold-bearing material that has been physically delineated by one or more of a number of methods including drilling, underground work, surface trenching and other types of sampling. This material has been found to contain a sufficient amount of mineralization of an average grade of metal or metals to have economic potential that warrants further exploration evaluation. While this material is not currently or may never be classified as reserves, it is reported as mineralized material only if the potential exists for reclassification into the reserves category. This material has established geologic continuity, but cannot be classified in the reserves category until final technical, economic and legal factors have been determined and the project containing the material has been approved for development.

 (c) OPERATING CASH COSTS are costs directly related to the physical activities of producing gold; includes mining, milling, third-party smelting, and in-mine drilling expenditures that are related to production.

 (d) OTHER CASH COSTS are costs that are not directly related to, but may result from, gold production; includes production taxes and royalties.

 (e) NONCASH COSTS are costs that typically are accounted for ratably over the life of an operation; includes depreciation, depletion, accruals for final reclamation and the amortization of the economic cost of property acquisitions, but excludes amortization of SFAS 109 deferred tax purchase adjustments relating to property acquisitions.

NOTES:
 (1) Effective January 1, 1996, Homestake adopted the "Gold Institute Production Cost Standard" for reporting of per ounce production costs. All per ounce production costs in this Statistical Summary are presented on this basis.

 (2) Recovery relates to reusable pad at the Round Mountain Mine.

 (3) Homestake increased its interest in the Pinson Mine to 50% in December
     1996.

 (4) Recovery and grade relate to ore milled at the Pinson and Marigold Mines.

 (5) The Eskay Creek and (effective April 1996) Snip Mines are owned 100% by Prime. Homestake owns 50.6% of Prime. The ownership interests and production amounts shown are Homestake's consolidated interests without reduction for minority interests. Production amounts include gold equivalent ounces contained in ore or concentrates sold to smelters. Reserves and mineralized material amounts are Homestake's interests after reduction for the 49.4% minority interests in Prime.

 (6) Gold and silver are accounted for as co-products at Eskay Creek. Silver production is converted into gold equivalent, using the ratio of the gold market price to the silver market price. For the years ended December 31, 1997 and 1996, the ratio was -- and 74.9 ounces of silver equals one ounce of gold production, respectively. Reserves and mineralized material on this line relate to gold only. Silver is shown at the bottom of this chart.

 (7) Ounces produced includes -- and 11,362 ounces of gold production from the Quarter Claim in 1997 and 1996, respectively. Reserves include a 25% net profits interest in the Quarter Claim.

 (8) Homestake owns 51% of Agua de la Falda, S.A. Reserves and mineralized material are Homestake's interests after reduction for the 49% minority interests.

 (9) Minority interests in production include minority interests' 49.4% share of Prime's production in 1997 and 1996 and a 49% share of Agua's production in 1997.

(10) Prime purchased the remaining 60% interest in the Snip Mine in April 1996.

(11) Homestake completed the sale of its interest in the George Lake and Back River ventures in February 1997.

BUSINESS AND PROPERTY DESCRIPTION

     UNITED STATES GOLD OPERATIONS

     Homestake conducts operations at the Homestake mine in the Black Hills of South Dakota, at the Ruby Hill mine in Nevada, at the McLaughlin mine in northern California and at the 50% owned Pinson mine in north central Nevada. In addition, Homestake owns a 25% interest in the Round Mountain mine in central Nevada and a 33.3% interest in the Marigold mine in north central Nevada. The Company's principal exploration office is in Reno, Nevada.

     Homestake Mine

     The Homestake gold mine is located in Lawrence County in and near Lead, South Dakota. The mine has been in operation since 1876. Homestake owns 100% of the operation. Paved public roads provide access to the operation.

     The Homestake mine properties cover approximately 11,700 acres, of which approximately 8,200 acres are owned in fee and the remainder are held as unpatented mining claims. All mining is conducted on owned property.

     The Homestake mine is comprised of underground and open-pit (the "Open Cut") mining operations, an ore processing plant, final product refinery, a waste-water treatment plant, and tailings disposal facilities. The underground mine is serviced by two 5,000-foot vertical shafts from the surface connecting with internal shafts which provide hoisting and services to the 8,000-foot level. Ore from underground is hoisted to the surface, crushed and transported to the nearby processing plant. Open Cut ore is crushed and transported more than a mile to the processing plant by an enclosed conveyor. The 7,400 tons-per-day ("TPD") capacity processing plant recovers gold through a combination of gravity, carbon-in-pulp ("CIP") and vat leaching processes. Recycled process water is pumped through a carbon-in-leach ("CIL") circuit to recover residual gold in solution. The refinery produces 0.997 fine gold bullion. Process tails are used for underground fill or are deposited in a tailings impoundment facility three miles from the plant.

     The first phase of a major tailings dam lift expansion commenced in 1996. Construction of an interim raise of ten feet was completed in 1997 at a cost of approximately US$11.8 million, and construction of the full 50 foot raise will be completed in 1999 at a cost of approximately US$14.2 million. The expansion will provide an additional 26 million tons of tailings storage capacity, which should be sufficient for projected mining activity through the year 2010, and additional flood storage capacity. Facilities and equipment at this operation continue to be upgraded, and during 1997 capital expenditures totaled approximately US$16 million, principally for tailings dam lift and electrical facilities upgrades. The facilities and equipment are generally in good operating condition, but the basic mine and major facilities have been in service for many years and are less efficient than more recently designed and developed mines and facilities.

     Untreated water for use in the mine's facilities is obtained from local watersheds under Homestake mine water rights and potable water is purchased from the Lead/Deadwood Sanitation District. Approximately 80% of the electric power consumption is purchased under contract from Black Hills Corporation and the remainder is provided by Homestake-owned hydroelectric facilities.

     During the third quarter of 1997, certain Open Cut assets were deemed to be impaired and were written down, resulting in a pre-tax charge of US$10.2 million. Open Cut mining currently is scheduled to be completed in April 1998. Open Cut ore stockpiles will continue to be processed through the end of 1998.

     As underground mining has progressed into the lower levels of the Homestake mine, the remaining higher-grade ore deposits have become narrower, less continuous and more difficult to mine, with resulting higher costs. On January 26, 1998, Homestake announced that, in response to increasing costs for the underground mine and the low gold price, it will implement a major restructuring of operations at the Homestake mine. Homestake will implement a new operating plan intended to reduce costs significantly, so as to position the mine to continue operating for many additional years. The plan will require a substantial reduction in annual production, a major reduction in the level of employment and a complete reorganization of the methods of operation. The new operating plan will also involve closing parts of the mine and concentrating on substantially fewer production levels in order to reduce continuing infrastructure and other operating costs.

To most effectively implement the new operating plan, Homestake has suspended underground mining while it completes the final details of the new operating plan and readies the underground mine to begin operating on the restructured basis. During the shutdown period, operations at the mill will be reduced to a level sufficient to process ore from the Open Cut, which will continue to operate during the planned shutdown period.

     Upon completion of the restructuring and restart of the mine, production is expected to be reduced to a rate of approximately 150,000 to 180,000 ounces per year by the beginning of 1999, as contrasted with 1997 production of 397,298 ounces. Homestake also expects to reduce the total cash cost for the underground mine from in excess of the current amount of US$335 per ounce to approximately US$280 per ounce by the end of 1999. To achieve the new operating plan, Homestake expects to invest US$20 to $30 million by the end of 1999. Before taking into account the proposed Combination with Plutonic, the restructuring is expected to reduce the Company's weighted average cash costs by approximately US$8 per ounce by the end of 1999. Although the final level of employment has yet to be determined, it is expected that the work force will be reduced by more than 50%.

     By reducing costs, concentrating on the best ore bodies, and eliminating operations in marginal areas, the new operating plan will significantly increase the mine's net present value and total cash flow. However, as a result of the new mining plan, the amount of reserves and mineralized material will be reduced. The Company is now in the process of evaluating ore reserves and mineralized material at the mine in light of the new operating plan. Preliminary estimates are that it will result in a decline of about 1.5 million ounces in the mine's proven and probable reserves from the 4.6 million ounces reported at the end of 1996 (before taking account of 1997 production). Mineralized material also will be reduced in light of the changed circumstances.

     Hourly employees at the Homestake mine are represented by the United Steelworkers of America. The current three year labor contract expires in May 1998. Negotiations with respect to a new contract will commence in the first quarter of 1998. The Company expects that negotiations will involve a number of matters that arise as a result of the restructuring of the operation and the reduction of the work force described above.

     During 1997, the mine operated in compliance with its environmental permits, except that in November 1997, the mine had one reportable spill of tailings into Whitewood Creek. The Homestake mine is under no regulatory orders of any kind mandating specific environmental expenditures.

     No royalties are payable on production from the Homestake mine. The State of South Dakota imposes a severance tax of 10% of net profits from the sale of gold produced in the state, plus US$4 per ounce of gold sold when the price of gold is US$499 per ounce or less, increasing by US$1 per ounce for each US$100 increment or part thereof in excess of US$499 per ounce.

                                    GEOLOGY

     The Homestake mine is the largest known iron formation hosted gold deposit. In its 122-year life, the mine has produced in excess of 38.5 million ounces of gold. The Homestake gold deposit is Proterozoic in age (approximately 1.9 billion years). Mineralization is generally stratabound within the Homestake Formation, which is a quartz-veined, sulfide-rich sedimentary sequence that has been complexly deformed by tight folding, faulting and shearing. Ten southeast-plunging fold structures, locally called ledges, have produced gold ore over a vertical extent of more than 8,000 feet.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                            1997       1996       1995
                                                           ------     ------     ------
        UNDERGROUND:
          Tons of ore (000)..............................             19,764     20,886
          Ounces of gold per ton.........................              0.220      0.218
          Contained ounces of gold (000).................              4,345      4,551

        OPEN CUT:
          Tons of ore (000)..............................              3,990      5,117
          Ounces of gold per ton.........................              0.079      0.111
          Contained ounces of gold (000).................                317        568

        TOTAL:
          Tons of ore (000)..............................             23,754     26,003
          Ounces of gold per ton.........................              0.196      0.197
          Contained ounces of gold (000).................              4,662      5,119

                                 OPERATING DATA

                                                        1997       1996       1995
                                                       ------     ------     ------
        PRODUCTION STATISTICS:
          Tons of ore mined (000):
             Underground.............................              1,376      1,461
             Open Cut................................              1,683      1,217
          Ore grade mined (oz. gold/ton):
             Underground.............................              0.211      0.219
             Open Cut................................              0.115      0.093
          Open Cut stripping ratio (waste:ore).......              4.9:1      7.3:1
          Tons of ore milled (000)...................              2,566      2,460
          Mill feed ore grade (oz. gold/ton).........              0.166      0.171
          Mill recovery (%)..........................                 95         96
          Gold recovered (000 ozs.)..................                407        403

        COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs.......................             US$293     US$292
          Other cash costs...........................                 11         11
          Noncash costs..............................                 35         32
                                                       ------     ------     ------
          Total production costs.....................             US$339     US$335

     Round Mountain Mine

     The Round Mountain gold mine is an open-pit mine located in Nye County, Nevada, about 60 miles north of Tonopah. Homestake owns a 25% interest in the mine. Echo Bay Mines Ltd. owns a 50% interest and is the operator. The remaining 25% interest is owned by Case, Pomeroy & Company, Inc. The mine has been in operation since 1977. Paved public roads provide access to the operations.

     The Round Mountain properties cover approximately 24,968 acres of land, of which 645 acres are privately owned, 405 acres are under patent application, and the remainder are held under unpatented mining claims. Approximately 73% of the total reserves are located on the privately-owned land.

     Most of the ore is heap leached, and the remainder, consisting of higher-grade sulfide ore, is milled in the newly-completed mill. Ore is heap-leached using two methods. The higher-grade oxide ore is crushed and processed on reusable heap-leach pads for 100 to 150 days and then hauled to dedicated pads and releached.

Lower grade, uncrushed run-of-mine oxide ore is heap-leached on dedicated pads along with previously leached ore from the reusable pad.

     The reusable pad processing facilities consist of a gyratory crusher, an intermediate ore storage and a reclamation system, secondary and tertiary cone crushers and screens, a conveyor system used to transport ore to two asphalt leach pads, and a solution pumping system. The reusable pads have a total capacity of approximately three million tons. The separate, dedicated heap leach pads and solution pumping system, covering an area of 24.2 million square feet, have the capacity to process 195 million tons of ore. Ongoing construction of an additional 7.8 million square foot dedicated pad facility and solution pumping system is expected to be completed in February 1998 at a cost of approximately US$13.5 million (Homestake's share -- US$3.4 million). This expansion will be sufficient for mining and processing activity through mid-1999. The dedicated pad facilities are planned to be expanded to approximately 51.2 million square feet and 485 million tons over the life of the project. During 1997, total ore processed averaged 134,300 TPD, the reusable heap-leach pads processed 26,600 TPD and the balance was processed on the dedicated pads, the average ore and waste mining rate was 197,200 TPD, and the total mining rate, including stockpiles, was 265,000 TPD.

     The gravity mill for processing higher-grade sulfide ores was completed ahead of schedule in October 1997 and under budget at a cost of US$62.2 million (Homestake's share -- US$15.5). The mill provides higher gold recoveries than otherwise would be obtained by crushing and leaching the higher-grade sulfide ores on the reusable pad. The mill has a capacity to process 8,000 tons per day of sulfide ore. Mill tailings are impounded at a newly constructed tailings facility.

     Water is supplied from company-owned wells on the property and from water reclaimed from tailings dams, and power is purchased under contract from Sierra Pacific Power Company.

     Homestake's share of total 1997 gold production from the Round Mountain mine was 119,960 ounces compared to 102,744 ounces in 1996. The higher 1997 production is a result of improved mining efficiency, higher grades and recoveries from the reusable pads, and an increase in dedicated pad leaching capacity (partially offset by a lower grade of ore on the dedicated pad). Gold production from gravity treatment of high-grade ores declined to 1,799 ounces (Homestake's share) in 1997 compared to 3,137 in 1996 due to lower ore grades.

     Round Mountain ore reserves decreased by 2.01 million ounces (100% basis) in 1997, net of 1997 production, primarily due to a new pit design and mine plan that was implemented during the year. The new pit design and new mine plan will significantly increase the mine's net present value and total cash flow but reduces the total economically recoverable gold reserve. The new schedule and pit design will require the movement of a number of shops and other facilities during 1998. Cost for construction of the new facilities and demolition of the old facilities is estimated at approximately US$15.5 million (Homestake's share -- US$3.9) and should be completed by the third quarter of 1998.

     Pit water discharges began to exceed the permitted levels for arsenic during 1997. A new pit dewatering system has since been designed that utilizes pit water within the operation, and eliminates pit water discharges outside of the property. During 1997, one minor air quality citation was issued by the Nevada Bureau of Air Quality for fugitive dust emissions. Otherwise, during 1997 the mine operated in compliance with its permits.

     All Round Mountain mine production is subject to a royalty determined by a complex formula based on the price of gold. The royalties range from approximately 3.5% of gold revenues at prices of US$320 per ounce of gold to approximately 6.4% of gold revenues at prices of US$440 per ounce of gold or more. During 1997, the royalties averaged 3.78% of revenues.

                                    GEOLOGY

     The Round Mountain ore body straddles the margin of a volcanic caldera complex. Gold-bearing hydrothermal fluids were transported along major structural conduits created by the volcano's collapse and associated faulting. These ascending fluids deposited gold in permeable zones along a broad northwest trend. Primary gold mineralization at Round Mountain occurs as electrum, a natural gold/silver alloy, in association with quartz, adularia and pyrite. Narrow fractures in shear zones host higher-grade mineralization while porous sites within the volcanic rocks host the disseminated mineralization. Economic gold mineralization is found in both the volcanic and surrounding sedimentary rocks as well as overlying alluvial placers. The oblong open-pit mine is over a mile at its longest dimension and currently more than 1,200 feet from the highest working level to the bottom of the pit.

     Homestake has a 25% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                        1997         1996        1995
                                                      --------     --------     -------
        Tons of ore (000).........................                  476,509     508,820
        Ounces of gold per ton....................                    0.019       0.020
        Contained ounces of gold (000)............                    9,050      10,000

                          OPERATING DATA (100% BASIS)

                                                         1997         1996         1995
                                                       ---------    ---------    ---------
    PRODUCTION STATISTICS:
      Tons of ore mined (000)........................                  31,947       32,723
      Stripping ratio (waste:ore)....................                   0.8:1        0.8:1
      Tons of ore crushed (000)......................                   9,894        7,711
      Tons of ore processed (000)....................                  40,867       31,395
      Weighted average ore grade placed on the pads
         (oz. gold/ton)..............................                   0.017        0.018
      Leach recovery -- reusable pads (%)............                      66           71
      Gold recovered (000 ozs.)......................                     411          344

    HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
      Cash operating costs...........................                  US$230       US$231
      Other cash costs...............................                      26           23
      Noncash costs..................................                      61           74
                                                          ------       ------       ------
      Total production costs.........................                  US$317       US$328

     Ruby Hill Mine

     The Ruby Hill mine is located one mile northwest of Eureka, Nevada. Homestake acquired a 100% interest in the property in 1992. Access to the property is by a 1.5 mile gravel road from U.S. Highway 50.

     The Ruby Hill properties consist of approximately 24,831 acres, of which 23,386 acres are unpatented mining claims and 1,445 acres are privately owned.

     Exploration activities have resulted in the discovery of several mineralized zones. A positive feasibility study on the West Archimedes deposit was completed during the fourth quarter of 1995, and construction of a mine, heap leach pads and a mill facility commenced in early 1997 and was completed in December 1997. Total capital cost, including the pre-stripping of the overlying alluvium, was approximately US$64.7 million.

     The operation utilizes conventional open-pit mining methods and heap leaching. High grade ore is ground in a ball mill, leached and filtered, and then combined with the crushed low-grade ore in a rotating agglomeration drum prior to being placed on the leach pad. The feasibility study estimated that the mine would produce an average of 105,000 ounces of gold per year over its six-year life at a total cash cost of approximately US$140 per ounce. The first gold was poured on November 6, 1997. The operation is budgeted to produce 110,000 ounces in 1998 at a total cash cost of US$123 per ounce and a total cost of US$241 per ounce.

     Water is available from on-site wells and power is available from Mount Wheeler Power Company.

     A production royalty of 3% of net smelter returns is payable on production over 500,000 ounces of gold.

                                    GEOLOGY

     The West Archimedes gold mineralization is hosted primarily within brecciated jasperoid and decalcified limestones of the uppermost Goodwin and Antelope Valley units of the Ordivician Pogonip Group. The micron-size gold is finely disseminated and the ore body is entirely oxidized. Exploration and delineation drilling are continuing in the nearby East Archimedes and Ruby Deeps zones and at depth below the West Archimedes deposit.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                          1997      1996       1995
                                                         ------    ------     ------
        Tons of ore (000).............................              7,616
        Ounces of gold per ton........................              0.099
        Contained ounces of gold (000)................                755

                          OPERATING DATA (100% BASIS)

                                                          1997      1996       1995
                                                         ------    ------     ------
        PRODUCTION STATISTICS:
          Tons of ore mined (000).....................
          Stripping ratio (waste:ore).................
          Tons of ore crushed (000)...................
          Tons of ore milled (000)....................
          Mill recovery (%)*..........................
          Weighted average ore grade stacked on the
             pad (oz. gold/ton........................
          Leach pad recovery (%)*.....................
          Gold recovered (000 oz.)....................

---------------

* Mill and leach pad recoveries reflect gold production and year-end in-process inventory.

     McLaughlin Mine

     The McLaughlin gold mine is located at the junction of Lake, Napa and Yolo Counties in northern California. The McLaughlin mine commenced operation in 1985 and is 100% owned by Homestake. Access to the property is by paved road.

     The McLaughlin mine properties cover approximately 16,200 acres. Approximately 15,100 acres are owned and approximately 950 acres are leased. The Company holds seven unpatented mining claims and six millsite claims covering the remaining property.

     Mining was completed in June 1996 and ore is now sourced exclusively from lower-grade stockpiles which were built up over the life of the mine. The autoclave and flotation circuits were decommissioned following the completion of mining due to the absence of high grade ores. The plant now operates as a direct-cyanidation circuit utilizing cyanide leaching followed by CIP circuits, pressure stripping and electrowinning. Total mill capacity is approximately 7,600 TPD. In 1996, the embankment at the tailings impoundment was raised, increasing the impoundment's capacity to allow for the treatment of all but the lowest-grade ore remaining in the stockpiles. A final tailings dam lift, currently scheduled to be added in 1999 at an estimated cost of US$2.4 million, will allow for the processing of the then remaining ore. Facilities are modern and in good operating condition.

     The majority of process water is recycled from the tailings pond. Additional water is obtained from the Company's reservoir in Yolo County, which has approximately four years of storage capacity. Electric power is purchased under interruptible tariff from Pacific Gas and Electric Company.

     Gold production, which is expected to continue through approximately 2003, has declined significantly due to the completion of mining and exhaustion of high grade ores. Processing costs also have declined significantly due to the shutdown of the higher cost autoclave and flotation circuits, allowing economic treatment of the lower-grade stockpiled ore. During 1996, the Company entered into long term hedging contracts for the sale of future production from the mine to ensure recovery of the remaining investment and to cover remaining reclamation costs.

     During 1997, the mine operated in compliance with its environmental permits.

     McLaughlin mine royalties are equivalent to approximately 2% of revenues.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                             1997         1996         1995
                                                           ---------    ---------    ---------
    OPEN PIT:
      Tons of ore (000)..................................                      --        1,411
      Ounces of gold per ton.............................                      --        0.103
      Contained ounces of gold (000).....................                      --          145
    STOCKPILED:
      Tons of ore (000)..................................                  16,627       17,931
      Ounces of gold per ton.............................                   0.063        0.065
      Contained ounces of gold (000).....................                   1,048        1,170
    TOTAL:
      Tons of ore (000)..................................                  16,627       19,342
      Ounces of gold per ton.............................                   0.063        0.068
      Contained ounces of gold (000).....................                   1,048        1,315

                                 OPERATING DATA

                                                             1997         1996         1995
                                                           ---------    ---------    ---------
    PRODUCTION STATISTICS:
      Tons of ore mined (000)............................         --          826        2,056
      Stripping ratio (waste:ore)........................         --        4.0:1        5.9:1
      Tons of ore milled (000)...........................                   2,485        2,296
      Mill feed ore grade (oz. gold/ton).................                   0.096        0.120
      Mill recovery (%)..................................                      77           88
      Gold recovered (000 ozs.)..........................                     185          242

    COST PER OUNCE OF GOLD PRODUCED:
      Cash operating costs...............................                  US$242       US$234
      Other cash costs...................................                       8            8
      Noncash costs......................................                     123          111
                                                              ------       ------       ------
      Total production costs.............................                  US$373       US$353

     Pinson Mine

     The Pinson gold mine is located in Humboldt County approximately 30 miles northeast of Winnemucca, Nevada. In December 1996, Homestake increased its interest in the Pinson Partnership to 50% and became the operator of the Pinson mine. Barrick Gold Corporation ("Barrick") owns the remaining interest. The mine has operated since 1981. Access to the property is by paved and gravel roads.

     The Pinson properties consist of approximately 22,826 acres of which 11,583 acres are held under leases, the terms of which are sufficient to allow for the mining of all known reserves. The remaining land is comprised of 7,780 acres of unpatented mining claims and 3,463 acres of primarily fee lands. Homestake and Barrick are conducting an extensive deep drilling exploration program on the Pinson properties.

     Mining is conducted by conventional open-pit methods in several different areas. Ore is processed by both heap-leaching and conventional milling methods. Total material mined averaged approximately 32,510 TPD in 1997. The mill has a capacity of 1,550 TPD using both CIP and CIL methods. In 1997, 73% of total gold production was from milled ore. Low grade ore is treated by heap-leaching methods. The facilities are in good condition.

     Water is supplied from on-site wells and power is purchased from Sierra Pacific Power Company.

     During 1997, the mine operated in compliance with all of its environmental permits.

     Production royalties of 3.2% of net smelter returns are currently payable on the principal producing areas of the property. Overall, the underlying property ownership is complex, requiring special arrangements with respect to the commingling of ore from various locations. Lease negotiations are continuing with respect to portions of the property where leases expire by the year 2000.

     Homestake's share of production from the Pinson mine was 25,829 ounces of gold in 1997 compared to 12,098 ounces in 1996.

     As a result of lower gold prices, in the third quarter of 1997 the Company reviewed its carrying value of the Pinson mine. The Company used a gold price of US$325 per ounce in the evaluation due to the fact that existing reserves are sufficient for continued operations for approximately two years. Based on that evaluation, the Company wrote down the entire carrying value of its investment in the Pinson mine to zero. However, the Company continues to regard the Pinson property as having good exploration potential, and the Company plans to continue with its exploration program for portions of the property.

                                    GEOLOGY

     The Pinson deposit includes more than six zones of mineralization largely hosted in carbonate rocks and calcareous siltstones of the Ordovician Comus Formation. Ore bodies consist of disseminations of micron-size gold peripheral to faults in favorable stratigraphy. High-grade stringer zones have been identified and are the subject of continuing investigations.

     Homestake had a 26.25% share of the following reserves through November 1996 and a 50% share thereafter.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                                    1997     1996     1995
                                                                   ------   ------   ------
Tons of ore (000)................................................            2,563    4,074
Ounces of gold per ton...........................................            0.072    0.073
Contained ounces of gold (000)...................................              184      297

     Operating data is presented below on a 100% basis. In December 1996, Homestake increased its interest to 50%. Prior to December 1996, Homestake had a 26.25% share of the following amounts:

                          OPERATING DATA (100% BASIS)

                                                                    1997     1996     1995
                                                                   ------   ------   ------
PRODUCTION STATISTICS:
  Tons of ore mined (000)........................................            1,257    1,164
  Stripping ratio (waste:ore)....................................            6.1:1    6.0:1
  Tons of ore milled (000).......................................              549      559
  Ore grade milled (oz. gold/ton)................................            0.077    0.088
  Mill recovery (%)..............................................               79       79
  Tons of ore leached (000)......................................              669      574
  Ore grade leached (oz. gold/ton)...............................            0.030    0.027
  Gold recovered (000 ozs.)......................................               42       48
HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
  Cash operating costs...........................................           US$355   US$307
  Other cash costs...............................................               14       15
  Noncash costs..................................................               63       51
                                                                   ------   ------   ------
  Total production costs.........................................           US$432   US$373

     Marigold Mine

     The Marigold gold mine is located in Humboldt County approximately 40 miles southeast of Winnemucca, Nevada. Homestake owns a 33.3% interest in the Marigold partnership. Rayrock Mines, Inc. ("Rayrock") owns the remaining interest and is the operator. The mine has operated since 1989. Access to the property is via a five-mile long gravel road.

     The property consists of approximately 3,920 acres of unpatented mining claims and 14,920 acres held under leases which remain in effect as long as the mine continues production.

     Mining is conducted by conventional open-pit methods. Ore is processed by heap-leaching and milling methods. Mill-grade ore is stockpiled and periodically processed through the mill to maximize gold recovery. Milling operations were intermittent during 1997. Mine facilities are in good condition.

     Water is supplied from on-site wells and power is purchased from Sierra Pacific Power Company.

     The 1997 exploration program replaced the 1997 mined reserves in the area of the known deposits.

     During 1997, the mine operated in compliance with all its environmental permits.

     Production royalties are paid to two lease holders in amounts of 5% of net smelter returns and 3.5% of net profits.

     Homestake's share of production from the Marigold mine was 25,547 ounces of gold in 1997 compared to 24,485 ounces in 1996.

                                    GEOLOGY

     Gold resources at the Marigold mine are hosted largely in the Permian Antler Formation and the Ordovician Valmy Formation and are associated with broad bands of silicification and local decalcification. Both stratigraphy and structure control the geometry of the mineralized zones. The ore bodies are sediment-hosted, disseminated deposits of micron-size gold, and are entirely oxidized.

     Homestake has a 33.3% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        Tons of ore (000)................................           18,068   14,585
        Ounces of gold per ton...........................            0.034    0.036
        Contained ounces of gold (000)...................              610      527

                          OPERATING DATA (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        PRODUCTION STATISTICS:
          Tons of ore mined (000)........................            2,882    3,412
          Stripping ratio (waste:ore)....................            2.9:1    2.2:1
          Tons of ore milled (000).......................              428      440
          Ore grade milled (oz. gold/ton)................            0.086    0.071
          Mill recovery (%)..............................               93       92
          Tons of ore leached (000)......................            2,491    2,969
          Ore grade leached (oz. gold/ton)...............            0.019    0.022
          Gold recovered (000 ozs.)......................               73       70
        HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs...........................           US$231   US$225
          Other cash costs...............................               36       29
          Noncash costs..................................               46       59
                                                           ------   ------   ------
          Total production costs.........................           US$313   US$313

     CANADA

     Homestake has a 50% interest in the Williams and David Bell mines in the Hemlo mining district in Ontario and a 25% net profits interest in the Quarter Claim (adjacent to the David Bell mine). Homestake also has a 50.6% interest in Prime, which owns the Eskay Creek and Snip mines in northwestern British Columbia. Prime has no employees and has contracted with Homestake to provide all necessary professional, managerial, operational and administrative services in connection with exploration, development and operation of the Eskay Creek and Snip mines. During 1996, mining was completed at Homestake's Nickel Plate mine in south central British Columbia.

     The Company conducts exploration and investigates mineral acquisition and development opportunities throughout Canada. Canadian activities are managed from an office in Vancouver, British Columbia.

     Eskay Creek Mine

     Prime owns 100% of the Eskay Creek gold/silver mine, located in northwestern British Columbia approximately 50 air miles north of Stewart, British Columbia. Through its interest in Prime, Homestake has a 50.6% interest in the mine. Access is by 38 miles of privately owned single-lane gravel road, from a point off of Highway 37 approximately 125 miles south of Dease Lake. Road maintenance and snow removal are provided under contract by a local company.

     The Eskay Creek property consists of five mining leases and various other mineral and surface rights comprising approximately 3,390 acres. The leases have remaining terms of approximately 23 to 27 years, subject to renewal rights.

     The Eskay Creek mine commenced commercial production in January 1995. The mine is an underground operation accessible through three surface portals. Mining is conducted by a mining contractor using equipment owned by Prime. The mine utilizes a drift-and-fill mining method with cemented rock backfill. The mine and facilities and equipment are new and in good condition. During 1997, direct-shipped ore was crushed and blended in a facility located at the minesite prior to shipment and sale to third-party smelters for final processing. Mine waste-rock and tailings from the newly completed mill are disposed of underwater in a nearby barren lake. Eskay Creek workers are on a two-week work schedule followed by two weeks off.

     In July 1997 Eskay Creek received regulatory approval to construct a gravitation and flotation mill. Mill construction was completed ahead of schedule in November 1997 and on budget at a cost of US$12 million. Mill commissioning began immediately and commercial production commenced January 1, 1998. This mill is expected to treat 165 tons of ore per day producing a gravity concentrate, which is sold to a Canadian refinery, and flotation concentrates which are sold to smelters in Japan and Canada. The mill will improve the profitability of certain Eskay Creek ore that would otherwise be directly shipped to third-party smelters and will permit processing of other lower grade material that is not economic for direct shipment. Recovery from the milled ores is expected to be approximately 90%, net of third-party smelter payables. It is estimated that the mill will produce approximately 70,000 payable ounces of gold equivalent each year, a net increase of approximately 30,000 ounces over the levels of production that would be achieved in the absence of the mill.

     Two long-term ore sale contracts with smelters in Japan and Quebec provide for combined target ore sales of 99,200 tons annually, with options to increase sales to 132,300 tons, subject to mutual agreement with the smelters. During 1997, spot ore sales totaling approximately 12,000 tons were made to one other smelter. Ore is trucked by a contractor 164 miles to Stewart for shipment to Japan and 224 miles to Kitwanga, British Columbia for shipment to Quebec. A contract loading facility for ships at Stewart handles ore shipments destined for Japan and a company-owned loading facility is utilized at the railhead in Kitwanga for shipments to Quebec.

     Water is supplied from the Eskay and Argillite creeks and power is produced on-site by diesel generators.

     The mine produced approximately 303 TPD in 1996 and 333 TPD in 1997. Based on existing reserves and current production rates, the mine has a projected remaining life of approximately nine years.

     Exploration drilling at Eskay Creek in 1997 was focused on an area known as the 21C zone located west of the main 21B ore zone. The drilling program identified 213,000 tons of mineralized material with an average grade of 0.7 ounces of gold equivalent. Preliminary test work has indicated that this rhyolite hosted mineralization is amenable to flotation processing.

     The planned extension of the No. 5 ramp and the associated hanging wall exploration drift at the north end of the mine were completed in 1997. Exploration drilling from the hanging wall drift into the NEX and MW zones started in the fourth quarter of 1997 and was focused on upgrading and expanding ore reserves in these zones.

     During 1997 there were four occasions where water effluent permit levels were exceeded. The incidents were properly reported and in each instance corrective action was taken immediately. No citations have been issued and none are expected. With these exceptions the mine operated in compliance with all environmental permits in 1997. During 1997, the mine's environmental health and safety programs were recognized for a number of achievements. The mine received an environmental award from the British Columbia Mining Association and the Ministry of Employment and Investment for British Columbia for reclamation work conducted on the original exploration camp sites. In addition, during 1997 the mine received the British Columbia Small Mine Safety Award and the prestigious John T. Ryan Award in recognition of its exemplary safety performance.

     The mine is subject to a 1% net smelter royalty, with the exception of a small portion of the ore body, which is subject to a 2% net smelter royalty.

     There are aboriginal claims relating to areas of British Columbia and other parts of Canada, including a claim by the Tahltan Nation to the area which includes the Eskay Creek mine. The nature and extent and validity of such claims has not been determined. Prime has entered into several services contracts for the Eskay Creek mine with the Tahltan Nation Development Corporation, and approximately 39% of the employees at the mine are members of the Tahltan Nation. Prime believes that its relations with aboriginal groups, including the Tahltan Nation, are excellent. Homestake does not believe that aboriginal claims at Eskay Creek will have any material adverse effect. However, future exploration for and development of new mines in Canada could be slowed and could be adversely affected, depending on future legal developments in this area. The extent of any such effect, if any, is not known.

                                    GEOLOGY

     The Eskay Creek ore body is a precious metal-enriched volcanogenic massive sulfide deposit that occurs in association with volcanics of the Jurassic-aged (141 to 195 million years) Hazelton Group. Eskay Creek mineralization is generally stratabound and occurs in a contact mudstone and breccia bounded below by a rhyolite flow-dome complex and overlain by volcanic rocks in the west limb of a north-plunging fold. Sphalerite, pyrite, galena and tetrahedrite are the most abundant ore minerals. Native gold occurs as mostly microscopic particles located between sulfide grains, in fractures within sulfide grains, or locked in pyrite. Gold also occurs in volcanic rocks beneath the contact mudstone, along with coarse grained sphalerite, pyrite and galena in quartz veins or stockworks.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                             1997        1996        1995
                                                            -------     -------     -------
    Tons of ore (000).....................................                1,397       1,124
    Ore grade (ozs. gold/ton).............................                1.732       1.875
    Contained ounces of gold (000)........................                2,418       2,108
    Ore grade (ozs. silver/ton)...........................                 79.3        83.4
    Contained ounces of silver (000)......................              110,810      93,752
    Contained gold equivalent ounces(1)(000)..............                3,857       3,326

                          OPERATING DATA (100% BASIS)

                                                            1997       1996       1995
                                                           -------    -------    -------
    PRODUCTION STATISTICS:
      Tons of ore shipped (000)..........................                 116        104
      Ore grade (ozs. gold/ton)..........................               1.922      1.989
      Ore grade (ozs. silver/ton)........................               106.6      100.9
      Ounces of payable gold (000).......................                 211        197
      Ounces of payable silver (000).....................              12,054      9,945
      Total gold equivalent ounces(1) (000 ozs.).........                 372        331

    HOMESTAKE'S PRODUCTION COST PER OUNCE OF GOLD
      EQUIVALENT:
      Cash operating costs(2)............................              US$167     US$182
      Other cash costs...................................                   3          3
      Noncash costs......................................                  43         45
                                                            ------     ------     ------
      Total production costs.............................              US$213     US$230

---------------

(1) Gold and silver are accounted for as co-products at Eskay Creek. Silver production is converted into gold equivalent, using the ratio of the average gold market price to the average silver market price. The ratio was 68.2 ounces and 74.9 ounces of silver equals one ounce of gold equivalent for production calculations for the years ended December 31, 1997 and 1996, respectively, and 77 ounces of silver equals one ounce of gold equivalent for reserve calculations at December 31, 1997 and 1996.

(2) For comparison purposes, cash operating costs per ounce include estimated third-party costs incurred by smelter owners and others to produce marketable gold and silver.

     Williams Mine

     The Williams gold mine is located in the Hemlo Gold Camp 217 miles east of Thunder Bay, Ontario, adjacent to the TransCanada Highway. The mine is operated by Williams Operating Corporation ("WOC") with its own personnel. Homestake and Teck Corporation ("Teck") each owns a 50% interest in WOC. The mine commenced operations in 1985.

     The property consists of 11 mining claims covering approximately 380 acres and one Crown mining lease. Homestake and Teck are required to provide funds equally to WOC for all costs incurred to operate the mine. Homestake and Teck have mutual rights of first refusal over each other's interest in the Williams mine and shares of WOC.

     The Williams mine is an underground operation which is accessible by a 4,300-foot shaft. The mine utilizes the longhole, open-stope mining method with cemented and uncemented rock backfill. In addition, 650-750 TPD of lower-grade ore is recovered from a nearby open pit. Waste rock from the open pit is used for backfill in the underground operations. The mine has a 7,000 TPD capacity mill which operated at 7,277 TPD during 1997 with gold recovery at 94.9%. The Williams and David Bell mines share one tailings basin facility located approximately two miles from the mill. Cyanidation and the CIP process are used to recover gold. Water from the tailings basin is treated during the summer months in an effluent treatment plant prior to discharge. Both mines recycle mill make-up water from the tailings pond. The facilities and equipment are modern and in good condition.

     Fresh water for the property is supplied from Cedar Creek and power is purchased from Ontario Hydro via a longterm contract. Propane for heating mine air and surface facilities is purchased under contract.

     During 1997, ore was mined primarily from the Block 3 and Block 4 zones. Ground control problems were experienced during the year limiting access to high grade stopes. However, by increasing output from the open pit and other areas of the mine, ounces produced were at budget. Ground conditions will continue to be a concern, but increased use of ground support technology and careful stope scheduling should help mitigate future problems.

     The mine will continue to operate at the average ore reserve grade for the remaining life of the operation. Approximately 43% of the ounces mined in 1997 have been replaced with reserve additions in the Block 3 zone and lower "C" zone.

     During 1997, under an agreement with Franco Nevada Ltd. ("Franco"), a drift was driven, at Franco's expense, from the Williams property onto Franco's adjacent property to carry out an underground exploration program. The agreement gives WOC a right of first proposal for any mineralization which Franco may discover during its exploration activity. During 1997 Franco conducted approximately 34,000 feet of exploration drilling from the Franco drift.

     During 1997 the mine had five minor spills. All incidents were properly reported and corrective action was taken immediately. No citations have been issued and none are expected. With these exceptions, the mine operated in compliance with all environmental permits during 1997.

     The owned property is subject to three net smelter royalties totaling a net effective rate of 2.08% and the Crown mining lease is subject to a net smelter royalty of 0.75%.

     Homestake's share of production was 201,098 ounces in 1997 compared to 205,519 ounces in 1996.

                                    GEOLOGY

     The Hemlo Gold Camp occurs within the east-west striking Heron Bay belt of metamorphosed Archean aged rocks (3.5 billion years). The steeply dipping ore bodies lie along the contact between overlying metasedimentary rocks and underlying volcanic rocks. Gold mineralization is hosted primarily by a fine-grained feldspar porphyry unit and is associated with pyrite, barite and molybdenite.

     Homestake has a 50% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                        1997       1996       1995
                                                       ------     ------     ------
        Tons of ore (000)............................             35,449     36,765
        Ounces of gold per ton.......................              0.146      0.150
        Contained ounces of gold (000)...............              5,169      5,497

                          OPERATING DATA (100% BASIS)

                                                        1997       1996       1995
                                                       ------     ------     ------
        PRODUCTION STATISTICS:
          Tons of ore milled (000)...................              2,583      2,608
          Mill feed ore grade (oz. gold/ton).........              0.167      0.163
          Mill recovery (%)..........................                 95         95
          Gold recovered (000 ozs.)..................                411        405
        HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs.......................             US$214     US$214
          Other cash costs...........................                  8          8
          Noncash costs..............................                 39         38
                                                       ------     ------
          Total production costs.....................             US$261     US$260

     David Bell Mine

     The David Bell gold mine is located in the Hemlo Gold Camp. The mine is operated by the Teck-Corona Operating Corporation ("TCOC") with TCOC personnel. Homestake and Teck each own a 50% interest in TCOC. The mine commenced operations in 1985.

     The mine is located on the same ore trend as the Williams mine. The property consists of approximately 640 acres held under two freehold patents. Homestake and Teck are required to provide funds equally to TCOC for all costs incurred to operate the mine. Homestake and Teck have mutual rights of first refusal over each other's interest in the David Bell mine and shares of TCOC. Homestake and Teck each have a 50% interest in efforts to explore and develop mineral properties within approximately two miles of the David Bell property.

     The David Bell mine is an underground operation which is accessible by a 3,819-foot shaft. Production is from stopes using longhole mining methods, with cement, tailings, sand and waste rock utilized as backfill. Mill throughput was
1.297 million TPD in 1997. Cyanidation and CIP processes are used to recover gold. The facilities and equipment are modern and in good condition.

     Water and power supplies are the same as those at the Williams mine. Treated reclaimed process water is used to service the underground operations.

     The average width of ore at the David Bell mine is decreasing as mining progresses away from the central core of the ore body. In an effort to optimize ore extraction and to minimize development costs, stoping of narrow-width ore by longitudinal longhole retreat continued during the year. Production in 1997 decreased by 6% compared to 1996 as a result of processing lower grade ore. The 1997 ore grade declined, approaching average life-of-mine reserve grade. This trend will continue in 1998 and beyond.

     Approximately 42% of the ounces mined in 1997 have been replaced with ore reserve additions despite a 28% increase in the cut off ore grade.

     The hourly work force at David Bell is unionized and the collective bargaining agreement with the United Steel Workers of America is in effect through October 1998.

     In December 1997, the mine had a minor propane emission. The incident was properly reported and corrective action was taken immediately. No citation was issued and none is expected. Except as noted, during 1997, the mine operated in compliance with all of its environmental permits.

     The property is subject to a 3% net smelter return royalty.

     Homestake's share of production at the David Bell mine was 89,982 ounces in 1997 compared with 97,736 ounces in 1996.

                                    GEOLOGY

     See "Williams Mine -- Geology."

     Homestake has a 50% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        Tons of ore (000)................................            5,574    5,424
        Ounces of gold per ton...........................            0.291    0.309
        Contained ounces of gold (000)...................            1,621    1,677

                          OPERATING DATA (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        PRODUCTION STATISTICS:
          Tons of ore milled (000).......................              427      487
          Mill feed ore grade (oz. gold/ton).............            0.476    0.347
          Mill recovery (%)..............................               96       94
          Gold recovered (000 ozs.)......................              195      159
        HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs...........................           US$161   US$192
          Other cash costs...............................               11       11
          Noncash costs..................................               45       48
                                                           ------   ------   ------
          Total production costs.........................           US$217   US$251

     Quarter Claim

     The Quarter Claim constitutes approximately one-fourth of a mining claim, which was originally part of the David Bell property, and was optioned to and subsequently acquired by Battle Mountain Gold Company ("Battle Mountain") in 1982. Battle Mountain developed a shaft on the Quarter Claim and reserved hoisting and milling capacity of 500 TPD at its mill to process any ore found on the Quarter Claim. Homestake has a 25% net profits interest in all ore recovered from the Quarter Claim. The net profits interest is based on a deemed production rate, deemed production costs and the market price of gold. The deemed production rate is based upon committed throughput of 500 TPD multiplied by (a) the average ore grade of the remaining Quarter Claim reserves, (b) a recovery factor, and (c) 95%.

     Homestake's share of production at the Quarter Claim was 11,331 ounces in 1997 compared with 11,362 ounces in 1996.

                                    GEOLOGY

     See "Williams Mine -- Geology."

     Homestake has a 25% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        Tons of ore (000)................................              930    1,113
        Ounces of gold per ton...........................            0.258    0.258
        Contained ounces of gold (000)...................              240      287

                          OPERATING DATA (100% BASIS)

                                                            1997     1996     1995
                                                           ------   ------   ------
        PRODUCTION STATISTICS:
          Tons of ore milled (000).......................              183      115
          Mill feed ore grade (oz. gold/ton).............            0.257    0.257
          Mill recovery (%)..............................               96       96
          Gold recovered (000 ozs.)......................               45       29
        HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs...........................           US$156   US$155
          Other cash costs...............................               12       12
          Noncash costs..................................                1        1
                                                           ------   ------   ------
          Total production costs.........................           US$169   US$168

     Snip Mine

     The Snip gold mine is located at the junction of Bronson Creek and the Iskut River, 56 air miles north of Stewart in northwestern British Columbia. In April 1996 Prime purchased Cominco's 60% interest in the Snip mine, and Prime now owns 100% of the Snip mine. Through its interest in Prime, the Company has a 50.6% interest in the mine. The mine commenced operations in 1991.

     The property consists of a mining lease with a remaining term of 22 years, together with four mineral claims covering approximately 4,944 acres.

     The mine is serviced by aircraft which utilize a 4,500-foot long landing strip at the minesite to transport personnel, mine concentrates, fuel and other supplies.

     The Snip mine is an underground operation serviced by adits and a haulageway at the mill elevation level. Mining is carried out through a combination of shrinkage, conventional and mechanized cut and fill. Backfill consists of mill tailings and ground waste rock, which is pumped to the mine, and underground waste rock. The mill has a capacity of 500 TPD. Mill tailings not used for backfill are deposited in a tailings facility located adjacent to the mine and reclaimed water is pumped back to the mill. The facilities and equipment are modern and in good condition. Employees work three weeks on followed by three weeks off.

     Approximately 92% of the gold contained in the ore is recovered. A gravity circuit recovers about 36% of the gold and the remaining gold is recovered in flotation concentrates containing approximately ten ounces of gold per ton. The concentrates are sold under a life-of-mine contract to a smelter located in Japan

     Water is supplied from Bronson Creek and power is produced on site by diesel generators.

     The 1997 surface exploration program was not successful in making any significant additions to the ore reserves. The underground exploration program added modest reserves and based on current milling rates and existing reserves, the mine has a projected remaining life of 1.5 years. Diamond drilling scheduled for the first quarter of 1998 will test the remaining exploration targets. If the program is unsuccessful in identifying additional ore grade material, all exploration activity at the Snip mine will be suspended.

     During 1997, the Snip mine had two incidents of diesel spills which were both minor in nature. The incidents were properly reported and corrective action was taken immediately. No citations have been issued and none are expected. With these exceptions, the mine operated in compliance with all environmental permits during 1997.

     Homestake's share of gold production in 1997 was 115,644 ounces compared to 101,827 ounces in 1996.

                                    GEOLOGY

     The main Twin Zone ore body at the Snip mine is a 1.5 foot to 50-foot thick quartz-carbonate-sulfide-filled shear structure within a Triassic sedimentary unit. Gold primarily occurs as finely disseminated grains along pyrite grain boundaries. Other sulfides within the Twin Zone include pyrrhotite, chalcopyrite and sphalerite, with minor arsenopyrite. The vein structure has been traced over a strike length of 3,300 feet and has a known vertical extent to 1,650 feet. In addition to the Twin Zone, mining is conducted on footwall and hanging wall veins. The 150 vein is the largest of these secondary, narrow veins. It joins the Twin Zones in the west and strikes away at about 300 to it in the footwall in the east. In 1997 mining commenced on a small reserve in the T West Zone, which is located to the west of the tailings impoundment.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                            1997     1996     1995
                                                           ------   ------   ------
        Tons of ore (000)................................              369      383
        Ounces of gold per ton...........................            0.722    0.776
        Contained ounces of gold (000)...................              267      297

                                 OPERATING DATA

                                                            1997     1996     1995
                                                           ------   ------   ------
        PRODUCTION STATISTICS:
          Tons of ore milled (000).......................              171      187
          Mill feed ore grade (oz. gold/ton).............            0.787    0.751
          Mill recovery (%)..............................               92       91
          Gold recovered(1) (000 ozs.)...................              124      128

        HOMESTAKE'S COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs...........................           US$190   US$176
          Noncash costs..................................              151       56
                                                           ------   ------   ------
          Total production costs.........................           US$341   US$232

---------------

(1) Includes recoverable gold contained in dore and in concentrates.

     Nickel Plate Mine

     Mining and ore processing at the Nickel Plate mine, located near Hedley, British Columbia, was completed in 1996. Reclamation of the property, in accordance with a plan filed with British Columbia's regulatory agencies, is in progress. At the end of 1997, approximately 79% of the total land affected by mining activities had been reclaimed. Reclamation work includes sloping, covering with soil, and seeding all rock dumps. It will also include treating all water in the tailings impoundment prior to release into the environment. When the water treatment is complete, the plant will be removed and the approximate 80 acre plant site area will be reclaimed. During 1997, the property operated in compliance with all of its environmental permits.

     AUSTRALIA

     HGAL is a 50% owner in Australia's largest gold mining operation, the consolidated surface and underground gold operations at Kalgoorlie, Western Australia. HGAL also explores for gold throughout Australia. Australian activities are managed from an office in Perth, Western Australia.

     Kalgoorlie Operations

     The Kalgoorlie operations are located 340 miles northeast of Perth, Western Australia on 164 state leases and licenses covering approximately 30,000 acres adjacent to the town of Kalgoorlie. The mineral leases are granted on application for a term of 21 years on conditions covering rental, royalties, expenditure conditions and reporting. They are renewable in the final year. Homestake acquired its interest in the original Kalgoorlie Mining Associates joint venture in 1976. Mining operations in the Kalgoorlie region date back to 1893. Access to the operations is by paved road.

     HGAL owns a 50% interest in the Kalgoorlie operations. Subsidiaries of Normandy Mining Limited ("Normandy") own the other 50% interest. HGAL and Normandy jointly own and control Kalgoorlie Consolidated Gold Mines Pty Ltd ("KCGM"), which manages the operations under the direction of a joint management committee. Prior to June 1996, HGAL and Normandy each paid 50% of the costs but under certain circumstances Normandy was entitled to more than 50% of the production from one area of the Super Pit (the "Disproportionate Share"). In June 1996, HGAL purchased Normandy's rights under the Disproportionate Share and HGAL now shares equally with Normandy in all gold produced at the Kalgoorlie operations.

     The Kalgoorlie operation is comprised of two mines, the Super Pit open-pit mine and the Mt Charlotte underground gold mine. Ore from both of these operations is treated at the Fimiston mill. Two smaller facilities, the Mt Percy and Croesus mills were closed in 1997. The Croesus mill has been demolished and the Mt Percy mill has been mothballed. Sulfide concentrates produced at the Fimiston mill are roasted at the Gidji roaster, located 12 miles north of the main Kalgoorlie operations, prior to final processing at the Fimiston mill. The facilities and equipment at the Kalgoorlie operations generally are in good condition.

     Contractors are employed to conduct the open pit mining operations, ore and concentrate haulage and some specialized services. Ore from the Mt Charlotte mine is conveyed to the Fimiston mill by an open conveyor. Fresh water is supplied under allocation from the state water system and is piped 340 miles from Perth. Remaining process water requirements are satisfied using salt water taken from bores and the underground mine. Until September 1996, power was purchased under a number of agreements with the state power authority. Power is provided under a power supply agreement with Normandy Power Pty Ltd, a company associated with Normandy.

     During 1996, the Kalgoorlie operations had a solutions spill from one of its tailings ponds. The spill was timely reported and remediated. During 1997 the operations were cited for the 1996 spill and paid a fine of A$2,000. Also, during 1997, there was one instance where sulfur dioxide levels in the Kalgoorlie area exceeded air quality limits. The Department of Environmental Protection and KCGM are investigating to determine whether the Gidgi roaster was a principal contributor to the event. With this possible exception, during 1997 the mine operations were in compliance with all environmental permits.

     HGAL's share of gold production from the consolidated Kalgoorlie operations was 425,914 ounces in 1997 compared to 368,816 ounces in 1996. No royalties currently are payable on production. See "Cautionary Statements -- Western Australia Royalty."

     Super Pit

     This large open-pit mine is located along the "Golden Mile" ore bodies previously mined from underground.

     In 1997, 75.9 million tons of material were mined containing 10.8 million tons of ore, compared to 78.5 million tons of material mined containing 11.8 million tons of ore in 1996. HGAL's share of Super Pit gold production was 343,644 ounces in 1997 and 305,837 ounces in 1996. The increase in production in 1997 primarily was due to increases in throughput, grade and recoveries.

     Mt Charlotte

     This underground mine uses bulk mining methods and large conventional diesel powered loaders and trucks. The main production level is 3,200 feet below surface. Longhole mass-blast mining techniques are employed. Ore is crushed underground with primary crushers before being hoisted to the surface and conveyed to the Fimiston mill. In February 1997, development work began on a 1.6 mile decline from surface at the northern end of the Super Pit to access from underground the upper level remnants of the Mt Charlotte orebody and the recently delineated northern orebody. The decline was completed ahead of schedule and below budget in December 1997. HGAL's share of the decline's cost is approximately US$2.6 million.

     Ore production and mill throughput increased by 13% at Mt Charlotte during 1997 due to successful mass blasts that allowed greater flexibility for production.

     In 1997, 1.9 million tons of ore were mined from Mt Charlotte compared to
1.7 million tons of ore mined in 1996. HGAL's share of gold production was 81,160 ounces in 1997 and 61,024 ounces in 1996.

     Mt Percy

     The Mt Percy open cuts were mined to their planned economic depth in July 1992, at which time mining ceased. Previously stockpiled low-grade Mt Percy ore was blended with non-refractory ore from the Super Pit and treated in the Mt Percy mill until it was shut down in June 1997. HGAL's share of Mt Percy gold production was 1,110 ounces in 1997 and 1,955 ounces in 1996.

     Mills

     The Fimiston mill is a 35,000-TPD mill with CIP leaching and refractory sulfide flotation circuits. Approximately US$90 million (100% basis) was spent during 1995 and 1994 on an expansion program at the Fimiston mill, including a 5,000-TPD free-milling sulfide circuit to treat Mt Charlotte ore. Additional capital expenditures (100% basis) of US$4.4 million in 1996 and US$4.2 million in 1997 were incurred for efficiency improvements at the mill. The increased capacity improved the mill's efficiency and replaced the capacity of the Oroya mill, which was dismantled in 1995 to allow for further planned expansion of the Super Pit. The Fimiston mill processed 12.2 million tons of ore in 1997 and 10.6 million tons in 1996.

     The Gidji roaster complex, which comprises two roasters and a CIP circuit, processes all sulfide concentrates produced at the Fimiston mill. The Gidji roaster processed 0.3 million tons of concentrate in 1997 and 0.2 million tons in 1996.

     The Mt Percy mill, a 2,500-TPD mill with a CIP circuit, was mothballed in June 1997.

     Cash operating costs per ounce in 1997 were US$262. Cash costs were lower in 1997 compared to 1996 primarily due to higher grades, higher tonnage processed and lower milling costs, partially offset by higher mining costs. In addition, there was an 18% decline in the value of the Australian dollar compared to the US dollar.

     There are a number of native title claims relating to the area of the Kalgoorlie operations, but the validity of those claims has not been determined. In any event, all of the mining leases with respect to active mining operations at Kalgoorlie are pre-1994 leases, and therefore native title claims will not adversely affect the operations. Thirteen mining titles were granted between January 1, 1994 and March 16, 1995, when Western Australia did not comply with the requirement of negotiation in granting these and associated titles. Although there has been no decision on the point to date, titles granted during that period may be open to challenge on native title grounds. It is possible that proposed Commonwealth legislation may validate such titles to put them beyond doubt. If such titles are found to be invalid due to native title, the State of Western Australia has indicated that it will facilitate regrants and pay any compensation due to aggrieved native title parties. KCGM is in the process of converting two prospecting licenses to mining leases for use of the property for waste rock disposal, and it will be necessary to comply with the right to negotiate process of the Native Title Act in order to ensure the validity of the grant of the mining leases. Native title issues are expected to arise in the process. KCGM is engaged in general discussions with several of the claimants, and KCGM has implemented aboriginal training and employment programs. Homestake does not expect native title issues to have any material adverse effect on the Kalgoorlie operations.

                                    GEOLOGY

     The ore deposits mined in the Kalgoorlie Goldfields occur within an intensely mineralized shear zone system in dolerite host rocks, within the Norseman-Wiluna Greenstone Belt which is part of the Yilgarn Block of Western Australia. The rocks are of Archaen age. The favorable structural metamorphic and lithologic setting in conjunction with hydrothermal activity controlled gold mineralization. During its history of operations since 1893, in excess of 45 million ounces of gold have been produced from the Kalgoorlie properties at depths of up to 4,000 feet from high-grade lodes and adjacent disseminated mineralization in the Golden Mile Dolerite, and from the large stockwork zones which characterize the Mt Charlotte and Reward (underground) ore bodies.

     HGAL has a 50% share (subject to the Disproportionate Share prior to June
1996) of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                          1997        1996        1995
                                                         -------     -------     -------
        Tons of ore (000).............................               196,589     184,136
        Ounces of gold per ton........................                 0.066       0.072
        Contained ounces of gold (000)................                12,892      13,180

                          OPERATING DATA (100% BASIS)

                                                    1997         1996         1995
                                                 ----------   ----------   ----------
        PRODUCTION STATISTICS:
          SUPER PIT:
             Tons of ore mined (000)...........                   11,836        8,670
             Stripping ratio (waste:ore).......                    5.6:1        7.1:1
             Tons of ore milled (000)..........                   10,926        9,186
             Mill feed ore grade (oz.
               gold/ton).......................                    0.065        0.067
             Mill recovery (%).................                       87           88
             Gold recovered (000 ozs.).........                      612          551
          MT PERCY:
             Tons of stockpiled ore milled
               (000)...........................                      200          125
             Mill feed ore grade (oz.
               gold/ton).......................                    0.025        0.026
             Mill recovery (%).................                       83           85
             Gold recovered (000 ozs.).........                        4            3
          MT CHARLOTTE:
             Tons of ore mined (000)...........                    1,694        1,440
             Tons of ore milled (000)..........                    1,707        1,429
             Mill feed ore grade (oz.
               gold/ton).......................                    0.079        0.076
             Mill recovery (%).................                       91           88
             Gold recovered (000 ozs.).........                      122           95
          COMBINED PRODUCTION STATISTICS:
             Tons of ore mined (000)...........                   13,530       10,110
             Tons of ore milled (000)..........                   12,833       10,740
             Mill feed ore grade (oz.
               gold/ton).......................                    0.067        0.068
             Mill recovery (%).................                       88           88
             Gold recovered (000 ozs.).........                      738          649
          HOMESTAKE'S CONSOLIDATED COST PER
             OUNCE OF GOLD PRODUCED:
             Cash operating costs..............                   US$291       US$296
             Noncash costs.....................                       60           46
                                                     ------       ------       ------
             Total production costs............                   US$351       US$342

     CHILE

     Homestake conducts exploration programs throughout Chile. Homestake's office is in Santiago, Chile.

     In July 1996, Homestake and Corporacion Nacional del Cobre Chile ("Codelco"), a state-owned mining company in Chile, formed a new company, Agua de la Falda S.A. ("La Falda"), to explore near Homestake's former El Hueso mine in northern Chile. Homestake and Codelco contributed property interests in the area to the new company. In addition, Codelco contributed the existing El Hueso plant which had been under lease to Homestake. Homestake owns 51% of the corporation and Codelco owns the remaining 49% interest.

     La Falda holds mining properties covering approximately 8,336 acres. Included within those properties is the new Agua de la Falda mine that was developed, and is operated by La Falda, to mine the 187,000 ounces of oxide reserves discovered on the property by Homestake. The Agua de la Falda mine is located approximately three miles northeast of the former El Hueso mine, in the Maricunga District of Chile about 600 miles north of Santiago at an elevation of approximately 12,500 feet. Access to the property is by 14 miles of dirt road.

     Construction of facilities and underground mine development for the Agua de la Falda mine commenced in late 1996. Construction was completed ahead of schedule and below budget at a total cost of approximately US$6.5 million. Mining commenced in January 1997 and gold production began in April 1997. The operation utilizes both room-and-pillar and post-pillar underground mining methods. The existing El Hueso facility is used to heap leach the Agua de la Falda ore using the Merrill Crowe process to recover the gold from solution.

Production in 1997 was 31,417 ounces. Production is expected to average 40,000 to 45,000 ounces annually during 1998 through 2000.

     Water and power is purchased from Codelco.

     Exploration drilling conducted in 1997 encountered an additional oxide ore zone, adding 300,000 tons grading 0.18 ounces of gold per ton to the reserve. This additional ore will be mined through the La Falda mine.

     No royalties are payable on the production from the current Agua de la Falda reserves. However, any ores which may be extracted from the northern area of the property are subject to royalty payment of 1.5% of net smelter returns on production of over one million ounces.

     Drilling and metallurgical testing continues on the much larger Jeronimo deposit, where, to date, approximately 9.0 million tons of unoxidized mineralized material, at an average grade of 0.158 ounces per ton, have been outlined. Metallugical testwork is underway to develop an economic treatment method.

     In February 1995, the El Hueso mine closed as reserves were depleted. Reclamation of the El Hueso mine site continued during 1997. There is little flora or fauna present in the Maricunga District, and no water sources are located nearby. Nonetheless, continued environmental monitoring will be carried out for a period of time.

                                    GEOLOGY

     The La Falda property is located within the Potrerillos porphyry copper district and comprises Mesozoic marine sediments that have been overlain by Tertiary volcanics and intruded by Tertiary porphyries. Gold mineralization has been mined historically in sediments and volcanics but the Agua de la Falda and Jeronimo deposits are hosted largely by a single, permeable, gently dipping carbonate unit.

     Homestake has a 51% share of the following amounts:

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES
                                  (100% BASIS)

                                                    1997        1996          1995
                                                  ---------   ---------     ---------
        Tons of ore (000).......................                  1,032
        Ounces of gold per ton..................                  0.181
        Contained ounces of gold (000)..........                    187

                                 OPERATING DATA

                                                    1997        1996          1995
                                                  ---------   ---------     ---------
        PRODUCTION STATISTICS:
          Tons of ore (000).....................                     --
          Ore grade (oz. gold/ton)..............                     --
          Recovery (%)..........................                     --
          Gold recovered (000 ozs.).............                     --
        COST PER OUNCE OF GOLD PRODUCED:
          Cash operating costs..................                     --
          Noncash costs.........................                     --
                                                  ---------   ---------     ---------
          Total production costs................                     --

     BULGARIA

     During 1997, Homestake entered into new agreements with Navan Resources Plc, an Irish public company ("Navan"), with regard to the Chelopech mine and exploration activities in Bulgaria. In November, 1997, Homestake purchased a 20% interest in Navan Bulgarian Mining BV, a Netherlands company ("Navan BV"), that was formerly a wholly-owned subsidiary of Navan. Homestake's initial debt and equity investment in Navan BV was US$12 million. Navan BV owns a 68% interest in Bimak AD, a Bulgarian company that owns and operates the surface facilities at the Chelopech copper-gold mine near Sofia, Bulgaria. The other 32% of Bimak is owned by Chelopech EAD, a government owned corporation that owns and operates the Chelopech mine. Bimak AD provides consulting services to Chelopech and purchases the ore from the Chelopech mine at cost plus a 1% gross royalty.

     Homestake has agreed, under certain circumstances, to invest an additional US$18 million in debt and equity of Navan BV, which would result in Homestake owning 51% of Navan BV, and give Homestake the right to become operator of the project. The investment of the additional US$18 million is dependent on satisfactory outcome of the Chelopech EAD privatization and concession grant discussions described below, approval by Homestake and Navan of an expansion plan for the mine and mill, and receipt of financial commitments from lenders for additional funding for the expansion plan. Under certain circumstances, (i) each of Homestake and Navan will severally guarantee up to US$10 million of financing for an expansion and (ii) Homestake will provide up to an additional US$10 million if financing of up to US$20 million from third-party lenders is not available.

     The Chelopech mine is Europe's largest gold deposit now in production. Production in 1996 was 571,200 tonnes of ore, grading 3.63 grammes of gold and 1.10% copper, and production for 1997 is estimated at 597,293 tonnes of ore, grading 3.41 grammes of gold and 1.20% copper. Production from the Bimak mill, including recoverable gold and copper per contained in concentrates and black sands sold to others for processing, was 56,604 ounces of gold and 10.97 million pounds of copper in 1996, and an estimated 56,318 ounces of gold and 12.89 million pounds of copper in 1997. Mineralized material at the Chelopech mine is estimated at approximately 26 million tonnes, grading 0.12 ounces of gold and 1.40% copper.

     Homestake and Navan are now engaged in discussions with the Bulgarian government regarding the privatization of Chelopech EAD and the confirmation of secure concession rights in mineralization in and around the mine for the privatized company. Those discussions contemplate that Navan BV or Bimak (or other company owned by Homestake and Navan) would acquire a minimum of 80% of Chelopech EAD, with up to 20% to be made available principally to employees of Chelopech. Homestake is also engaged in the development of an expansion plan for the Chelopech mine and the related Bimak mill and facilities, the implementation of which would be dependent upon the outcome of the privatization discussions with the Bulgarian government.

     During November 1997, Homestake bought a 32% interest in Navan's Bulgarian exploration projects and program for US$4 million. Homestake is obligated to invest an additional US$4 million in the exploration program during the next three years, which will result in Homestake's owning a 50% interest in and having the right to become the operator of the exploration program.

     Sulfur

     Homestake owns an undivided 16.7% interest in the Main Pass 299 sulfur deposit, which at December 31, 1997 contained proven recoverable reserves of approximately 64.2 million long tons of sulfur. Freeport McMoRan Sulphur Inc. ("FMS") owns the remaining 83.3% of the deposit and is the operator under a joint operating agreement.

     The sulfur deposit is located in the Gulf of Mexico approximately 36 miles east of Venice, Louisiana in water approximately 210 feet deep. The deposit is approximately 1,500 feet below the sea floor. A royalty of 12.5% of the wellhead value is payable under the terms of the federal sulfur leases.

     The operating agreement provides that each participant pay its share of capital and operating costs, and has the right to take its share of production in kind in proportion to its undivided interest.

     The sulfur deposit is being mined using the Frasch process, a method of extraction which injects steam to liquefy the sulfur, which is then pumped to surface. Initial sulfur production commenced in 1992 and full sulfur production levels of 5,500 TPD were reached in December 1993. Sulfur production averaged 5,200 TPD during 1997, down from 5,500 TPD in 1996. The reduction was a planned response to a weakening sulfur market. Based on current reserve estimates, projected costs and prices, annual production is expected to average two million long tons over a remaining reserve life currently in excess of 30 years.

     FMS filters, blends, markets and delivers Homestake's share of sulfur production under an agreement having an initial term of ten years from commencement of production in 1992. Homestake can terminate the agreement by giving FMS two years notice.

     Homestake's realized sales price for sulfur is a blend of various market prices, including the Tampa market, and is net of a 2.625% marketing fee.

     In the third quarter of 1997, and due to a prolonged period of low sulfur prices and Homestake's current assessment of estimated future cash flows, the Company wrote off its entire remaining US$107.8 million investment in the Main Pass 299 sulfur mine. As a result, the Company's carrying value of the Main Pass 299 sulfur mine was reduced to zero at September 30, 1997.

     During sulfur exploration, oil and gas were discovered overlying the sulfur deposit. In 1990, the participants acquired the oil and gas rights from Chevron USA Inc.

     The federal oil and gas lease requires a 16.7% royalty payment based on wellhead value. In addition, Chevron retained the right to share in the proceeds of future production should the price or volume realized exceed those which were used by the parties as the basis for determining the purchase price.

     Oil and gas production, which peaked during 1992, is expected to continue to decline over the next few years. Oil production (100% basis) totaled 3.3 million barrels in 1997 compared to 3.9 million barrels in 1996. Homestake's share of remaining recoverable oil reserves at December 31, 1997 is estimated to be -- million barrels after adjusting for the federal royalty and future production due to Chevron. The remaining carrying value of Homestake's investment in the Main Pass 299 oil and gas property is approximately US$3.9 million at December 31, 1997.

     Homestake has a 16.7% share of the following amounts:

                    YEAR-END PROVEN AND RECOVERABLE RESERVES
                                  (100% BASIS)

                                                                1997     1996     1995
                                                               ------   ------   ------
        Tons of sulfur (000).................................           66,182   68,130
        Barrels of oil (000).................................           12,751   15,873

                       PRODUCTION STATISTICS (100% BASIS)

                                                                1997     1996     1995
                                                               ------   ------   ------
        Tons of sulfur (000).................................            1,950    2,190
        Barrels of oil (000).................................            3,900    4,535

                           HOMESTAKE'S PER UNIT DATA

                                                                1997     1996     1995
                                                               ------   ------   ------
        AVERAGE SALES REALIZATION:
          Per ton of sulfur..................................           US$ 60   US$ 68
          Per barrel of oil..................................               19       16

        PRODUCTION COSTS:
          Sulfur cash operating costs per ton................               57       55
          Sulfur noncash costs per ton.......................               11       11
                                                               ------   ------   ------
          Total production costs.............................               68       66
          Oil cash operating costs per barrel................                5        5
          Oil noncash costs per barrel.......................                7        8
                                                               ------   ------   ------
          Total production costs.............................           US$ 12   US$ 13

MINERAL EXPLORATION AND DEVELOPMENT

     Total exploration expenses, including in-mine grass roots exploration at Homestake's operating mines, were approximately US$48 million in 1997 and US$45.4 million in 1996. After taking into account the proposed transaction, exploration spending in 1998 for existing Homestake exploration projects (including exploration overhead) is budgeted to be approximately US$35 million. Expenses related to the in-mine definition drilling at Homestake's operating mines totaled an additional US$7 million in 1997 and US$5.0 million in 1996. In-mine definition drilling expenses are included in the individual mine property operating expenses and cost per ounce calculations.

     UNITED STATES

     United States exploration expenses totaled approximately US$13.2 million in 1997 and US$11.9 million in 1996. Domestic exploration expenses in 1998 are expected to be US$10.3 million, including US$1.5 million at the Pinson Partnership.

     Exploration of a deep sulfide gold system beneath the Ruby Hill open pit established that the mineralization occurs in two zones of altered carbonate rocks. Delineation drilling of the East Archimedes deposit completed in 1997 indicates mineralization of 7.2 million tons grading 0.073 ounces of gold per ton at a 14:1 strip ratio. Evaluation and testing of this deposit will continue in 1998. Exploration plans for 1998 include several wide-spaced deep holes to search for larger concentrations of better grade material and the testing of additional shallow targets to search for more oxide reserves. Exploration expenditures totaled approximately US$2.4 million during 1997 and US$1.7 million of work is planned for 1998.

     At Pinson, 50% owned by Homestake and Barrick and managed by Homestake, 1997 expenditures totaled US$4.8 million (100% basis), including US$0.7 million in in-mine target drilling. Drilling of deep target zones in 1997 yielded several holes of possible interest that will be followed up in 1998. Homestake has budgeted US$1.5 million for its share of 1998 exploration expenditures.

     Homestake has secured a major land position in the old Pioche mining district in eastern Nevada and has delineated several targets. Drill testing began in the fourth quarter of 1997 and will continue into 1998. Expenditures for 1997 totaled US$1.5 million and US$0.8 million is budgeted for 1998.

     In-mine target exploration at the Round Mountain mine (25% owned by Homestake) expanded in 1997, and Homestake's share of cost was US$0.5 million. A similar level program is planned for 1998.

     At the Homestake mine, exploration for new targets within the mine has resumed, and two areas of prospective iron formation have been selected for test drilling. Total expenditures for new target testing and in-mine resource drilling in the Homestake mine in 1997 were US$1.9 million. Planned expenditures for 1998 are US$1.1 million.

     INTERNATIONAL

     Homestake conducts gold exploration in a number of countries outside of the United States. International exploration expenses totaled approximately US$31.4 million in 1997 and US$33.5 million in 1996, with US$24.9 million planned for 1998 before taking into account the proposed transaction.

     In Canada, Homestake exploration is conducted jointly with Prime (Homestake 51%, Prime 49%) under an agreement that extends through 1998. This agreement covers all of Canada except for areas of interest surrounding current operating mines and some pre-agreement exploration properties.

     At Eskay Creek, surface and in-mine target drilling in 1997 discovered additional mineralization lateral to both the 21B and 21C zones. At the northern end of the 21B orebody, two exploration holes with significant gold intercepts were drilled down plunge and these will be followed up by future underground drilling. In mid-1997 an exploration agreement was signed on the Corey property, located 15 kilometers south of the Eskay Creek mine and covering similar geology. The 1997 exploration program for the Eskay Creek district totaled US$3.6 million, and 1998 expenditures are estimated at US$3.5 million.

     Homestake explores for gold in several geologic belts in the Andes, with emphasis on northern Chile, northern Argentina and central Peru. In Chile gold production started in 1997 from the oxide portion of the Jeronimo deposit on the Agua de la Falda property. Drilling and metallurgical testing continues on the much larger refractory portion of the Jeronimo deposit where, to date, approximately
9.0 million tons of unoxidized mineralized material, at an average grade of
0.158 ounces per ton, has been outlined. Metallurgical testwork is underway to develop an economic treatment method. Drill testing of several other targets is ongoing. Exploration expenditures on the property were US$2.0 million in 1997 and will be similar in 1998.

     In the northern part of South America, exploration in Venezuela and French Guiana has been disappointing. In northern Brazil, a large land package has been acquired in a poorly explored gold belt and this will be the exploration focus for 1998. Total exploration expenditures for the northern part of South America will be reduced from US$8.4 million in 1997 to US$2.2 million in 1998.

     Homestake explores for gold in several areas of Australia, with an emphasis on the Yilgarn area of Western Australia. During 1997 a discovery of poly-metallic mineralization was made at the Kundip Project in the southern part of Western Australia. The project is at an early stage and several additional targets are being prepared for ongoing drill testing. Exploration expenditures in Australia, including Homestake's 50% share of exploration at Kalgoorlie, were US$8.5 million in 1997 and are budgeted at US$6.7 million for 1998.

     During 1997, Homestake significantly increased its involvement and commitment in Eastern Europe. Homestake acquired a 32% interest in Navan's Bulgarian exploration concessions for US$4 million. Over the next three years, Homestake will fund US$4 million of exploration expenditures and will then hold a 50% position and will be operator of the Bulgarian exploration program. Homestake is also exploring several concessions in western Poland with FX Energy Inc., and other properties are under investigation in Hungary and Romania. Expenditures were US$1.4 million in 1997 and will increase to US$4.2 million in 1998.

INFORMATION ON RESERVES

     GOLD

     The proven and probable gold ore reserves stated in this report reflect estimated quantities and grades of gold in in-situ deposits and in stockpiles of mined material that Homestake believes can be recovered and sold at prices sufficient to recover the estimated future cash costs of production and remaining investment. The estimates of cash costs of production are based on current and projected costs. Estimated mining dilution has been factored into the reserve calculation. The Company used a price of US$325 per ounce of gold in its mine-by-mine evaluation of short lived properties and a price of US$350 per ounce of gold for its other gold mining properties at December 31, 1997. The Company used a price of US$375 per ounce of gold in calculating reserves at December 31, 1996.

     SILVER

     The proven and probable silver ore reserves have been calculated on the same basis as gold ore reserves and were based on a spot price of US$5 per ounce of silver in 1996 and 1997.

     SULFUR

     Homestake's proved sulfur reserves represent the quantity of sulfur in the Main Pass 299 deposit for which geological, engineering and marketing data give reasonable assurance of recovery and sale under projected economic and operating conditions at prices sufficient to cover the estimated future cash costs of production. As noted above, in the third quarter of 1997, the Company wrote down its investment in Main Pass 299 to zero.

     OIL

     Homestake's proved oil reserves at Main Pass 299 are the estimated quantity of crude oil and condensate which geological and engineering data give reasonable assurance of recovery and sale under projected operating conditions at prices sufficient to cover the estimated future cash costs of production and the remaining investment. The estimate is based on limited reservoir and engineering data.

     ESTIMATION OF RESERVES

     Gold and silver reserves are estimated for each of the properties operated by Homestake based upon factors relevant to each deposit. Gold ore reserves for those properties not operated by Homestake are based on reserve information provided to Homestake by the operator. Homestake has reviewed but has not independently confirmed the information provided by these operators.

     The sulfur and oil reserves at Main Pass 299 are based on information provided by the operator. Homestake reviewed the initial reserve data with independent consultants. Homestake has reviewed subsequent adjustments to these reserves but has not independently confirmed the reserve adjustments provided by the operator.

     OTHER INFORMATION

     Ore reserves are reported as general indicators of the life of mineral deposits. Changes in reserves generally reflect (i) efforts to develop additional reserves; (ii) depletion of existing reserves through production;
(iii) actual mining experience; and (iv) price forecasts. Grades of ore actually processed from time to time may be different from stated reserve grades because of geologic variation in different areas mined, mining dilution, losses in processing and other factors. Recovery rates vary with the metallurgical and other characteristics and grade of ore processed.

     Neither reserves nor projections of future operations should be interpreted as assurances of the economic life of mineral deposits or of the profitability of future operations.

ENVIRONMENTAL MATTERS

     GENERAL

     Homestake has a policy of conducting extensive environmental audits of its operations in order to minimize the impact of its operations on the environment and to monitor compliance with applicable environmental laws and regulations. A committee of the Homestake Board oversees the establishment and implementation of environmental policy. Environmental audits have been conducted on all of Homestake's operations within the last three years.

     Homestake has made significant capital expenditures to minimize the effects of its operations on the environment. Capital expenditures primarily are for the purchase or development of environmental monitoring equipment and containment of tailings and waste rock. In 1997, these expenditures totaled approximately $-- million compared to $4 million in 1996. Homestake estimates that during 1998, capital expenditures for such purposes will be approximately $-- million and that during the five years ending December 31, 2002, such capital expenditures will be approximately $-- million.

     Homestake also incurs significant operating costs in order to protect the environment. Operating costs include current reclamation costs, costs for environmental monitoring and studies to identify and quantify environmental impacts, if any, and accruals for future reclamation expenditures. Such additional costs totaled approximately $-- million in 1997, compared with approximately $17 million in 1996, not including related depreciation expense of $-- million and $3 million, respectively. Homestake estimates that environmental and related operating and depreciation costs in 1998 will approximate $--. The above amounts exclude expenditures related to the Company's discontinued uranium operations.

     Under applicable law and the terms of permits under which Homestake operates, Homestake is required to reclaim land disturbed by its operations. In the mining industry, most reclamation work takes place after mining and related operations terminate. With respect to non-operating properties, Homestake believes that it has fully provided for all remediation liabilities and for estimated reclamation and site restoration costs. That provision is evaluated annually and adjusted when necessary. Homestake charges reclamation costs incurred in connection with its exploration activities as expenses in the year in which incurred. For mining operations, Homestake provides for final reclamation on a units-of-production basis over the individual operating mine lives. In addition, Homestake has adopted a policy of conducting reclamation concurrently with mining operations where practical. As a result, an increasing amount of reclamation is being conducted simultaneously with mining. At December 31, 1996 and 1995, Homestake had accrued a total of $55.4 million and $56.4 million, respectively, for future reclamation and related costs.

     Homestake's operations are conducted under permits issued by regulatory agencies. Many permits require periodic renewal or review of their conditions. Homestake cannot predict whether it will be able to renew such permits or whether material changes in permit conditions will be imposed.

     RCRA

     The United States Environmental Protection Agency ("EPA") has not yet issued final regulations for management of mining wastes under the United States Resource Conservation and Recovery Act ("RCRA"). The ultimate effects and costs of compliance with RCRA cannot be estimated at this time.

     CERCLA

     The United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") imposes heavy liabilities on any person who is responsible for an actual or threatened release of any hazardous substance, including liability for oversight costs incurred by the EPA. Legislative proposals and congressional hearings for CERCLA reauthorization have occurred in 1994 through 1997. CERCLA reauthorization is expected to be enacted in 1998.

     WHITEWOOD CREEK

     Whitewood Creek, in Western South Dakota, was a site where mining companies operating in the Black Hills of South Dakota, including Homestake, placed mine tailings beginning in the nineteenth century. Some tailings placed in Whitewood Creek eventually flowed into the Belle Fourche River, the Cheyenne River and downstream therefrom. Placement of mine tailings into Whitewood Creek was authorized by the laws of the United States, the Dakota territory and the State of South Dakota, and Whitewood Creek was later specifically designated by the State of South Dakota as a disposal stream for mine tailings and for the disposal of raw sewage and other municipal waste. Consequently, all mine tailings placed by Homestake in Whitewood Creek were placed there with the consent and encouragement of the State of South Dakota and the United States government and in compliance with applicable laws. In response to changes in legal requirements, Homestake ceased the placement of mine tailings into Whitewood Creek in 1977 and for more than 20 years the Homestake mine has impounded all mine tailings that are not redeposited in the mine.

     In 1983, the United States EPA designated an 18-mile stretch of Whitewood Creek and adjacent land as a superfund site and placed it on the National Priorities List ("NPL") under CERCLA. The EPA asserted that the discharges of tailings by mining companies, including Homestake, contaminated the soil and stream bed. During the period from 1982 through 1990 extensive studies of the superfund site were conducted at Homestake's expense to identify any public health and environmental issues related to the site and appropriate remedial action. In August 1990, Homestake signed a consent decree with the United States Environmental Protection Agency ("EPA") in United States of America v. Homestake Mining Company of California, U.S. Dist. Ct., W.D.S.D., Civ. Action No. 90-5101. Under the consent decree, Homestake conducted remedial work at its expense and also reimbursed the EPA for its oversight costs. Remedial field work was completed in 1993. The decree also provided for the three counties in which the property is located to enact institutional controls which would limit the future use of the property included within the area of the superfund site. Institutional controls were adopted in all three counties. In addition, Homestake offered to purchase all properties along Whitewood Creek that were affected by the institutional controls. Approximately $3 million has been spent to date to acquire property along Whitewood Creek and the Company estimates that the total cost for purchasing all of the remaining affected property would be an additional $3 million. These costs are expensed as and when incurred.

     The consent decree was terminated by the court on January 10, 1996. The Whitewood Creek site was deleted from the NPL on August 13, 1996. In the deletion notice, the EPA stated that "EPA, in consultation with the State of South Dakota, have determined that the Site poses no significant threat to public health or the environment." Whitewood Creek now supports a thriving trout fishery and the adjacent area provides significant wildlife habitat for a number of species, as well as water and grazing for cattle and other farm animals.

     In July 1997, Homestake received a letter from the United States Fish and Wildlife Service and the Cheyenne River Sioux Tribe stating that the Department of the Interior intended to file suit against

Homestake to recover alleged natural resource damages and assessment costs under CERCLA and the Clean Water Act with respect to alleged releases of hazardous substances at Whitewood Creek in South Dakota. HMCC agreed to a limited waiver of statutes of limitations until November 25, 1997 to facilitate settlement discussion.

     On September 25, 1997 the State of South Dakota filed an action against Homestake, State of South Dakota v. Homestake Mining Company of California, U.S. Dist. Ct., W.D.S.D., Civ. Action No. 97-5078. The action relates to the same general matter which is the subject of the above referenced letter -- placement of mine tailings in Whitewood Creek. In the complaint, the State of South Dakota alleged that HMCC disposed of mine tailings in Whitewood Creek and that such disposal resulted in injuries to natural resources in Whitewood Creek and downstream in the Belle Fourche River, the Cheyenne River and Lake Oahe on the Missouri River (the "NRD Site"). The complaint also alleged that the State of South Dakota incurred assessment costs. The State of South Dakota claims that it is a trustee authorized under CERCLA to bring such action. The complaint also contained a pendent state law claim, alleging that the tailings placed in Whitewood Creek constitute a continuing public nuisance in and around the NRD Site downstream from Whitewood Creek. The complaint asks for abatement of the nuisance, damages in an unascertained amount, costs and interest.

     In its answer to the state complaint, Homestake denied that there has been any continuing damage to natural resources or nuisance caused by Homestake as a result of the placement of tailings in Whitewood Creek. Among other defenses, it is also the position of Homestake that as a result of the State of South Dakota's ownership of Whitewood Creek and designation of Whitewood Creek as an authorized disposal site under state authority, the State of South Dakota was and is the owner and operator of the waste disposal facility and is responsible for all past and future damages and any continuing nuisance resulting therefrom. Homestake has also counterclaimed against the State of South Dakota seeking cost recoupment, contribution and indemnity from the State of South Dakota, in its capacity as an owner and operator of a disposal facility, for expenses previously incurred and to be incurred in the future with respect to Whitewood Creek and downstream areas.

     On November 25, 1997, the United States government and the Cheyenne River Sioux Tribe (the "Federal Trustees") filed an action against HMCC, United States of America et al. v. Homestake Mining Company of California, U.S. Dist. Ct, W.D.S.D., Civ. Action No. 97-5100. This action relates to the matters referenced in the letter described above and which are the subject of the federal cause of action brought by the State of South Dakota, described above, with respect to the NRD Site. The complaint seeks response costs and damages in unspecified amounts, costs and attorneys fees.

     In its answer to the complaint by the Federal Trustees, Homestake denied that there has been any continuing damage to natural resources. Among other defenses, it is also the position of Homestake that the United States government approved and authorized deposit of tailings in Whitewood Creek, including designation of Whitewood Creek as a disposal site under federal authority, and is therefore responsible for any past and future damages, and that the matters at issue have been previously litigated and are the subject of a prior final judgment between Homestake and the United States government. Homestake has also counterclaimed against the Federal Trustees seeking cost recoupment, contribution and indemnity.

     HMCC intends to vigorously defend these actions and to seek cost recoupment, contribution and indemnity from the State of South Dakota, federal, state and other government entities and agencies, and other persons who participated in ownership and/or operation or otherwise encouraged use of Whitewood Creek as a waste disposal site, who disposed of waste in Whitewood Creek or its receiving waters, or who have owned property or otherwise conducted activities which may have contributed to any alleged damage in the NRD Site.

     In the opinion of the Company, there is no basis for the claims by the State of South Dakota or by the federal government and the Cheyenne River Sioux Tribe. The Company is also of the opinion that Homestake has valid defenses and counterclaims against the State of South Dakota, the United States government and the Cheyenne River Sioux Tribe, as well as potential counterclaims and crossclaims against other governmental entities and agencies, and other persons who participated in ownership and/or operation or otherwise encouraged use of Whitewood Creek as a waste disposal site, who disposed of waste in the NRD Site, or who have owned property or otherwise conducted activity within the NRD Site which may have contributed to any alleged damage. The Company does not believe that resolution of these matters will have a material adverse effect on the business or financial condition or results of operations of the Company.

     GRANTS TAILINGS

     Homestake's closed uranium mill site near Grants, New Mexico is listed on the NPL. The EPA asserted that leachate from the tailings contaminated a shallow aquifer used by some of the residents in adjacent residential subdivisions. Homestake paid the cost of extending the municipal water supply to the subdivisions. Homestake also has operated a water injection and collection system since 1976 that has significantly improved the quality of the aquifer. The estimated costs of continued remediation are included in the accrued reclamation liability. Homestake has settled with the EPA concerning its oversight costs for this site and no additional oversight costs are accruing. Homestake signed a Consent Decree with the EPA related to the ground water issues and an Administrative Order on Consent ("AOC") for radon studies of the adjacent subdivisions. The radon studies in the subdivisions determined that there was no contamination or impact. The work required by the Consent Decree and AOC has been completed and both have been terminated.

     Under Nuclear Regulatory Commission ("NRC") regulations, the decommissioning of the uranium mill tailings facilities is in accordance with the provisions of the facility's license. The facility license sets the closure of the two tailings impoundments as 2004 and 2013, subject to extension under certain circumstances. The NRC and EPA signed a Memorandum of Understanding in 1993 which has established the NRC as the oversight and enforcement agency for decommissioning and reclamation of the site. Mill decommissioning was completed in 1994 and final closure of the Grants large tailings site is scheduled for completion in 2003. During 1997, the Company incurred approximately US$3 million of reclamation expenditures at the Grant's facility and an additional US$3.7 million is planned to be expended during 1998.

     Title X of the Energy Policy Act of 1992 (the "Act") and subsequent amendments to the Act authorized appropriations of $335 million to cover the Federal Government's share of certain costs of reclamation, decommissioning and remedial action for by-product material (primarily tailings) generated by certain licensees as an incident of uranium sales to the Federal Government. Reimbursement is subject to compliance with regulations of the Department of Energy ("DOE"), which were issued in 1994. Pursuant to the Act, the DOE is responsible for 51.2% of the past and future costs of reclaiming the Grants site in accordance with Nuclear Regulatory Commission license requirements. Through December 31, 1997 the Company has received US$21.1 million from the DOE and the accompanying balance sheet at December 31, 1997 includes an additional receivable of US$10.8 million for the DOE's share of reclamation expenditures made by the Company through 1997. The Company believes that its share of the estimated remaining cost of reclaiming the Grants facility, net of estimated proceeds from the ultimate disposals of related assets, is fully provided in the financial statements at December 31, 1997.

     In 1983, the State of New Mexico filed claims against Homestake for natural resource damages resulting from the Grants site. The State has taken no action to pursue the claims.

     LEAD

     Prior to May 1986, Homestake Lead Company of Missouri ("HLCM"), a wholly-owned subsidiary of the Company, was a joint venturer and partner with subsidiaries of AMAX, Inc. ("AMAX") in the production of lead metal and lead concentrates in Missouri. In May 1986, HLCM acquired AMAX's interest in the Missouri facilities and operations and agreed to assume certain limited liabilities of AMAX in connection with the Missouri facilities. In June 1991, HLCM and AMAX were notified of a potential claim by the Jackson County, Mississippi Port Authority for contamination of soil and water alleged to have resulted from storage and shipment of lead dross at the Port of Pascagoula prior to May 1986. Since that time, a number of other lead producers and former lead producers have also been so notified. The Port of Pascagoula is taking primary responsibility for conducting an investigation of the site, but the Port of Pascagoula also has made claims for reimbursement against customers whose material was stored at and shipped through the site. As a result of subsequent investigations conducted by the Company and others, the Company believes that most of the material at the Pascagoula site, as well as the material primarily responsible for any contamination, is lead concentrate. Based on a review of shipping records to date, less than half of the lead concentrate shipped through the Port of Pascagoula was produced and sold for the account of the Company. The State of Mississippi Department of Environmental Quality is, through regulatory oversight, reviewing the investigation efforts and remediation plans that are being developed by the Port Authority. Based on information currently available, the Company believes the remediation costs should not exceed $1 million. The Company's position is that the Port is primarily responsible for the cost of remediation as owner of the property and as lessor with the ability to control the activities of the stevedoring company, and also because the Port contributed to the contamination by moving stored material from a storage building and depositing it on the ground. The Company believes that any future costs it may incur in connection with this matter will not be material.

     FOREIGN OPERATIONS

     Homestake believes that its foreign operations comply with applicable laws, regulations and permit conditions and has no knowledge of any significant environmental liability or contingent liability resulting from its foreign operations. Homestake expects that environmental constraints in foreign countries will become increasingly strict.

CUSTOMERS

     Sales to individual customers exceeding 10% of Homestake's consolidated revenues are stated below. Homestake believes that the loss of any of these customers would not have a material adverse impact on Homestake because of the active worldwide market for gold.

                                                             1997         1996
                                                           --------     --------
                                                             ($ IN THOUSANDS)
Customer     A.........................................                 $129,000
             B.........................................                  117,000
             C.........................................                   77,000
             D.........................................                   77,000
             E.........................................
             F.........................................

     EMPLOYEES

     The number of full-time employees at December 31, 1997 of Homestake and its subsidiaries was:

        Homestake mine(1)...................................................
        McLaughlin mine.....................................................
        Ruby Hill mine......................................................
        Nickel Plate mine...................................................
        Eskay Creek mine....................................................
        Snip mine...........................................................
        Agua de la Falda mine(1)............................................
        United States corporate staff and other.............................
        Canada exploration and corporate staff..............................
        HGAL exploration and corporate staff................................
        United States exploration...........................................
        Uranium.............................................................
        Chile exploration and corporate staff...............................
                  Total.....................................................

     The number of full-time employees at December 31, 1997 in jointly-owned operations in which Homestake participates was:

        Kalgoorlie Consolidated Gold Mines Pty Ltd(1).......................
        Williams Operating Corporation......................................
        Round Mountain mine.................................................
        Teck-Corona Operating Corporation(1)................................
        Pinson Mining Company...............................................
        Marigold Mining Company.............................................
        Main Pass 299.......................................................
                  Total.....................................................

---------------

(1) Operations where a portion of the employees are represented by a labor union.

     As a result of the reorganization of the Homestake mine operation described above, employment at the Homestake mine is expected to be reduced by more than 50%.

     Labor relations at all locations are believed to be good. The union contracts at Lead and David Bell will expire in May 1998 and October 1998, respectively. Negotiations for a new contract at Lead will commence in the first quarter of 1998. The Company expects that negotiations at Lead will involve a number of matters that arise as a result of the restructuring of the operation and the reduction of work force.

LEGAL PROCEEDINGS

     Certain environmental proceedings in which the Company is or may become a party are discussed under the caption "Environmental Matters."

     In October 1997, Homestake and Prime entered into an agreement with Inmet Mining Corporation to purchase the Troilus mine in Quebec for US$110 million plus working capital. In December 1997, Homestake and Prime terminated the agreement after determining that, on the basis of due diligence studies, conditions to closing the transaction would not be satisfied. Inmet has advised the Company and Prime that it disputes the termination of the purchase agreement, but to date Inmet has taken no legal action with respect to the termination.

     The Company and its subsidiaries are defendants in various legal actions in the ordinary course of business. In the opinion of management, such matters will be resolved without material affect on the Company's financial condition.

                           PLUTONIC RESOURCES LIMITED

BACKGROUND

     Plutonic Resources Limited was incorporated as Noranda Limited in Victoria in 1984 and listed on the Australian Associated Stock Exchange in August 1985. It transferred its incorporation to New South Wales in 1990. In this document, the term "Plutonic" refers to Plutonic Resources Limited and its subsidiaries.

     In 1989 Plutonic acquired the Plutonic property in Western Australia following discovery of the gold deposit in 1988. It subsequently explored, developed and constructed its first mine, the Plutonic Gold Mine, which commenced production in August 1990. The mine produced its millionth ounce in 1996 and is one of the larger gold mines in Australia based on annual production.

     Plutonic has interests in five gold mines in Western Australia, namely Plutonic (100%), Darlot/Centenary (100%), Lawlers (100%), Mt Morgans (80%) and Peak Hill (66.67%), and has exploration interests in Western Australia, Queensland, New South Wales, Victoria and Tasmania. Total production attributable to Plutonic from those mines in 1997 was approximately 550,000 ounces. Plutonic has an interest in base metals exploration through its 62% interest in Lachlan Resources NL ("Lachlan"). Lachlan's exploration, evaluation and development efforts are concentrated on polymetallic base metal deposits principally at Balcooma in Queensland and at the Mt Goode nickel prospect near Plutonic's Bellevue Gold Mine in Western Australia.

     Plutonic has adopted a gold hedging strategy with the dual objectives of supporting the long term viability of its mining and exploration activities and providing shareholders with the opportunity to benefit from future gold price increases. Plutonic's current policy is to limit forward sales transactions to the lesser of 1.75 million ounces or 100% of Reserves. Plutonic has considerable mineralised material which it expects to provide future gold production. Plutonic's average realised selling prices were A$600 per ounce for 1996 and A$564 per ounce for 1997. At December 1997 Plutonic had 1.227 million ounces of gold sold forward with the following delivery dates and prices, at an average future price of A$507.

       HEDGING COMMITMENTS -- 31 DECEMBER 1997
------------------------------------------------------
  YEARS         CONTRACTS         OZ      FUTURE PRICE
----------    --------------    ------    ------------
                                ('000)      ($A/OZ)
1998          Spot Deferred        745         459
              Fixed Forward        200         575
                                   ---
                                   945         484
1999          Fixed Forward         82         649
2000          Fixed Forward         25         526
2001/2005     Fixed Forward        175         562
                                   ---
              Total              1,227         507
                                   ---

     The mark-to-market value of the contracts at 31 December 1997 was A$47.2 million.

     As the December 1997 hedging commitment of 1.227 million ounces represents a modest percentage of the Plutonic's reserves and mineralised material there is scope to take advantage of any future improvement in the gold price.

     At 31 December 1996 Plutonic's reserves totalled 2.20 million ounces of gold. Total attributable mineralised material at Plutonic's mines was 42.6 million tons at 0.184 ounces of gold per ton.

     The Plutonic Board has given approval for management to undertake a limited hedging/option strategy in respect of US currency/gold deliveries and domestic interest rates. Apart from a total of US$20 million hedged, no other hedging in respect of this strategy was outstanding at 31 December 1997.

     See "Risk Factors" and "Cautionary Statements" for a discussion of factors and assumptions on which forward looking statements in this Document may be based or which could cause actual results to differ materially from those expressed in the forward looking statements.

SIGNIFICANT RECENT DEVELOPMENTS

     On 30 April 1997 Plutonic closed the Bellevue Gold Mine. In the third quarter 1997, Plutonic suspended all underground mine development activity at the Mt Morgans Gold Mine and stated that future production would be derived from developed stoping blocks and existing ore stockpiles.

     On 23 June 1997, a formal agreement for an A$400 million syndicated debt facility was executed by Plutonic and a syndicate of banks including ABN AMRO Australia Limited, The Chase Manhattan Bank and Credit Suisse First Boston. The facility comprises an A$115 million one year standby facility and an A$285 million 5 year term facility. At 31 December 1997 an amount of A$170 million was outstanding under the A$285 million term facility.

     At 30 June 1997, Plutonic wrote down the carrying value of mining assets and investments by A$93.3 million (after tax, A$71.2 million). This action was taken in light of the continued weak gold price and its impact on the operations including the high cost Mt Morgans mine and the declining Peak Hill mine. In making the determination, Plutonic used a price of A$450 per ounce in the evaluation.

     In September 1997, the decline access to the Centenary orebody intersected ore at a depth of 350 metres. The first development ore was processed through the existing Darlot treatment plant. Development expenditure on Centenary in 1997 amounted to approximately A$12 million.

     At the Plutonic Gold Mine, during the third quarter 1997, after almost two years of development, two declines entered Zone 124 at approximately 400 to 450 metres depth. Development on ore of Zone 124, the principal underground ore zone, commenced immediately. Mine development capital expenditure during 1997, including the West Decline and Zone 550 Decline, totalled approximately A$33.2 million.

     In September 1997, a new 19MW gas-fired power station was put into operation at the Plutonic Gold Mine at a projected cost of A$21.7 million. Gas is drawn from the Goldfields Gas Transmission pipeline via a 20 kilometre lateral line.

     In July 1996, Plutonic sold a right to cancel its option to acquire shares of Great Central Mines Limited to Edensor Nominees Pty Ltd ("Edensor"). In August 1997, Edensor exercised its right to cancel the option by paying Plutonic a cancellation payment of A$8.5 million and repaying a A$50 million loan. Between July 1996 and August 1997 Plutonic received additional payments of A$11.5 million in respect of the right to cancel the option. On 6 November 1997, Plutonic, in response to a takeover bid for Wiluna Mines Limited, sold its 19.9% holding in that company for approximately A$24 million.

     On 17 December 1997, a new reserve estimate for the Centenary Deposit of
1.4 million contained ounces of gold was announced. The reserve estimate at 31 December 1996 was 284,000 contained ounces.

     Plutonic has a 45% interest in the Coronation Hill Joint Venture which owns mineral leases and exploration tenements in the Northern Territory. On 24 June 1991 the Australian Federal Government (the "Federal Government") issued a Proclamation incorporating the Conservation Zone in Kakadu National Park and thereby prohibited mining of Plutonic's Coronation Hill gold, platinum and palladium deposit and exploration -- and potentially mining -- of Plutonic's other mineral tenements in the highly prospective Conservation Zone. The Joint Venturers received no compensation and sought a ruling from the High Court of Australia that the Federal Government's proclamation in June 1991 of Stage III of Kakadu National Park was invalid.

     On 14 August 1997 the High Court of Australia handed down its decision regarding the purported acquisition of mining leases at Coronation Hill by the Federal Government. The Court found that, with two exceptions, the leases had not been validly acquired by the Federal Government and that they continue to exist. If they are to be validly acquired by the Federal Government then just compensation will be payable. The Coronation Hill Joint Venturers (Plutonic 45%, Newcrest Mining Limited 45% and North Limited 10%) are now considering what options are available to them in relation to all leases. Any claims, including claims for compensation, will be a matter for further action by the Joint Venturers. Plutonic has, in previous years' accounts, written off all its expenditure on Coronation Hill.

     In September 1997, Plutonic announced its intention to reduce its shareholding in Lachlan to no more than 15% by the distribution of its Lachlan shares to Plutonic Shareholders. At the same time it was announced that Lachlan would repay an A$50.9 million loan (including capitalized interest) owed by it to Plutonic through either an underwritten rights issue or a placement to a Plutonic group company at A$0.30 per share. The loan had earlier been made to Lachlan to fund its cash takeover bid for Archaean Gold NL. Immediately preceding the bid Lachlan and Plutonic entered into a subunderwriting agreement pursuant to which Plutonic agreed to subunderwrite a rights issue of Lachlan shares. Following the announcement of the proposed Combination, Plutonic announced on 29 December 1997 that it did not intend to proceed with the proposed distribution of shares in Lachlan to Plutonic Shareholders. Plutonic is reviewing its strategy in relation to its interest in Lachlan (including the timing of the repayment of the loan) in conjunction with the Lachlan Board.

STATISTICAL SUMMARY

     The information in the following tables is a summary of material 1997 and 1996 statistical information regarding ownership of mines, production costs, reserves and mineralised material for Plutonic's significant properties. The statistical information included in the tables is derived from studies, analyses and other information prepared by or for, or available to, Plutonic.

     In Australia Plutonic reports in accordance with the JORC Code. A description of the differences between the SEC requirements and the JORC Code is contained in Appendix E to this Document. Information in this statistical summary with respect to reserves and mineralized material for Plutonic has been prepared in accordance with the JORC Code but is presented in this statistical summary in accordance with SEC presentation requirements. Plutonic believes that its reserve estimates (reported in ounces in this Document) are approximately the same as those that would result from the application of the SEC definitions and requirements with respect to reserves. Plutonic's estimates of mineralized material for purposes of this Document are Plutonic's resources less that portion of resources from which reserves have been derived, and reported in tons and grade. Plutonic believes that the estimates are approximately the same as would result from the application of the SEC definitions and requirements with respect to mineralized material.

  Production Summary 1997

                                                     ATTRIBUTABLE GOLD PRODUCTION(1)         PRODUCTION COSTS
                                                 .......................................        PER OUNCE
                                                  TONS                                       ..............
                                        INTEREST PROCESSED   GRADE     RECOVERY    OUNCES    OPERATING   NON
                                          %     (MILLIONS)  (OZ/TON)      %       PRODUCED    CASH(2)    CASH(3)
                                        ------  ---------   --------   --------   --------   ---------   ----
Plutonic..............................     100
Darlot/Centenary......................     100
Lawlers...............................     100
Mt Morgans............................      80
Peak Hill.............................   66.67
Bellevue..............................     100                                                     (4)
Total Production

  Production Summary 1996

                                                     ATTRIBUTABLE GOLD PRODUCTION(1)         PRODUCTION COSTS
                                                 .......................................        PER OUNCE
                                                  TONS                                       ..............
                                        INTEREST PROCESSED   GRADE     RECOVERY    OUNCES    OPERATING   NON
                                          %     (MILLIONS)  (OZ/TON)      %       PRODUCED    CASH(2)    CASH(3)
                                        ------  ---------   --------   --------   --------   ---------   ----
Plutonic..............................     100     2.2        0.105       80       183,691      373        56
Darlot/Centenary......................     100     0.6        0.120       95        62,757      448        71
Lawlers...............................     100     0.7        0.082       90        50,603      553        48
Mt Morgans............................      80     1.0        0.088       92        75,067      491       120
Peak Hill.............................   66.67     0.8        0.117       98        60,380      209       194
Bellevue..............................     100     0.2        0.082       89        17,313
Total Production......................                                             449,811      403(4)

---------------

(1) Production is Plutonic's share

(2) Cash operating costs are costs directly related to the physical activities of producing gold and include all expenditures incurred for mining operations adjusted for costs attributable to stockpile movements and current pre-stripping, but exclude exploration, finance and corporate expenses. No government royalties are currently applicable to Plutonic's production. A minor private royalty payable on portion of the Plutonic Gold Mine production is not included in cash operating costs.

(3) Non cash costs are depreciation and amortisation of acquisition cost of the property.

(4) Cash operating costs exclude Bellevue.

     Reserves and Mineralised Material Attributable to Plutonic at 31 December 1997

                                                            RESERVES
                                             ---------------------------------------      MINERALISED MATERIAL
                                                                          CONTAINED      -----------------------
                                INTEREST        TONS         GRADE         OUNCES           TONS         GRADE
                                   %         (MILLIONS)     (OZ/TON)     (THOUSANDS)     (MILLIONS)     (OZ/TON)
                                --------     ----------     --------     -----------     ----------     --------
Plutonic......................      100
Darlot/Centenary..............      100
Lawlers.......................      100
Mt Morgans....................       80
Peak Hill.....................    66.67
Bellevue......................      100
Total.........................

     Reserves and Mineralised Material Attributable to Plutonic at 31 December 1996

                                                            RESERVES
                                             ---------------------------------------      MINERALISED MATERIAL
                                                                          CONTAINED      -----------------------
                                INTEREST        TONS         GRADE         OUNCES           TONS         GRADE
                                   %         (MILLIONS)     (OZ/TON)     (THOUSANDS)     (MILLIONS)     (OZ/TON)
                                --------     ----------     --------     -----------     ----------     --------
Plutonic......................      100          10.2         0.111         1,127            28.2         0.219
Darlot/Centenary..............      100           3.3         0.143           468             8.5         0.169
Lawlers.......................      100           1.5         0.137           212             2.8         0.105
Mt Morgans....................       80           5.1         0.047           245             1.0         0.114
Peak Hill.....................    66.67           1.2         0.053            65             1.6         0.073
Bellevue......................      100           0.3         0.277            70             0.5         0.230
Total.........................                   21.6         0.101         2,187            42.6         0.184

     Business and Property Description

     Plutonic has interests in five operating gold mines, all located 650 to 900 kilometres north and north-east of Perth in Western Australia.

     Plutonic Gold Mine

     The Plutonic Gold Mine, 100% owned by Plutonic, is located 180 kilometres north-east of Meekatharra, Western Australia, approximately 12 kilometres from the Great Northern Highway. Tenement holdings (25 Mining Leases and two Prospecting Licences) total 18,660 hectares. Plutonic also holds the Three Rivers Pastoral Lease on which the mine is located.

     The Main Pit and the underground workings are located on three mining leases of a group of nine mining leases which are not subject to any non-government royalty. However, 16 mining leases to the east of the Main Pit which contain a relatively small proportion of the project's overall reserves and mineralised material are subject to a royalty based on tonnage and grade.

     The mine commenced production in August 1990 and is operated on a fly-in fly-out basis by approximately 146 staff employees and 275 contractor personnel working on a two weeks on and one week off roster. Underground mining is performed by contractors with technical supervision and control provided by Plutonic employees. All mining is by mechanised trackless systems.

     The mine is being transformed from a large open pit to a large underground operation. Initial underground development commenced early in 1995 and by the end of 1997 some 30 kilometres of development had been completed as the mine continued to expand rapidly. Capital expenditure of approximately A$32.5 million during 1997 on mine development at Plutonic included three development declines, one ventilation decline and underground pre-production. Underground production for 1997 was about 0.5 million tonnes (0.55 million tons)of ore.

     The Main Pit was the predominant ore source from the commencement of operations until its depletion in December 1997. Primary ore is now sourced from the underground operation and from extensive primary ore and laterite stockpiles built-up as the Main Pit was mined. Oxide ore is derived from the Perch and Salmon Pits located on the Freshwater tenements. A new laterite and oxide ore pit at Area 4 is expected to commence in early 1998. Open pit mining with selective mining techniques is undertaken by a mining contractor utilising one 100 tonne excavator and a fleet of 85 tonne trucks.

     The underground mine consists of three main working areas, namely;

        - North West Extension, including Zone 19

        - North Decline/Ventilation Decline including Zone 124, Area 54 and Zone 61

        - Zone 550

     The North West Extension area is accessed via the West Decline. It currently accesses 12 levels, 15 metres apart, from which ore is produced from both development and uphole retreat open stoping. The decline portal is located within the Main Pit approximately 80 metres below the natural surface. The lodes typically dip at 45 degrees to 70 degrees, are 3 to 5 metres thick and have a strike length of 30 to 100 metres. Stopes do not require filling. Typically five to eight sub-parallel lodes are mined on each level. The current production rate from the North West Extension area is approximately 0.5 million tonnes (0.55 million tons) per annum. Ore is hauled to the portal in 40 tonne rigid body trucks and is transported from there to the crusher by the open pit contractor.

     The North Decline and the Ventilation Decline provide access to Zone 61, Area 54 and Zone 124. The North Decline commences from the West Decline approximately 400 metres from the portal, while the Ventilation Decline has its own portal within the Main Pit, some 110 metres below the natural surface. Significant production commenced from the North Decline in late 1997 when it reached the Area 54 orebodies. In-fill underground drilling and mine development from both the North Decline and the Ventilation Decline confirm the presence of continuous, high grade lodes amenable to flat dip room and pillar mining.

     The Zone 550 Decline commenced in mid-1996 from a 35 metre deep box-cut. The decline had progressed to about 150 metres below surface by the end of 1997. Initial ore development of the relatively small Zone 550 deposit has commenced on two levels.

     Geotechnical conditions in Zone 124 and Area 54 are such that mine fill will not be required. At Zone 550, additional ground support has been necessary.

     The original treatment plant flowsheet was based on conventional primary crushing, semi-autogenous (SAG) mill and ball mill grinding, leach and adsorption tanks and a gold recovery section at a design throughput of 1.4 million tonnes (1.54 million tons) per annum. This approach was appropriate for relatively soft oxide and laterite ore available at that time which was treated at an actual rate of 1.8 million tonnes per annum. In 1994, the plant was upgraded to treat 1.8 million tonnes (2.0 million tons) per annum of hard primary ore with the addition of a new three stage crushing circuit, conversion of the SAG mill to a ball mill and the installation of a third ball mill. A 14MW diesel fired power station was installed as part of this upgrade. The plant has consistently treated 1.85 million tonnes (2.0 million tons) per annum since this upgrade was completed in October 1994.

     Primary ore metallurgical performance is variable with recoveries in the range of 75% to 90% depending on ore source and mineralogy.

     Potable quality process water is sourced from two borefields with most coming from a borefield, located some 12 kilometres from the mine.

     In November 1996, the existing treatment facility was augmented with a parallel facility with an annual capacity of 1.2 million tonnes (1.3 million tons) of oxide ore. Total annual capacity is now around 3 million tonnes (3.3 million tons). The augmentation plant consists of a SAG and ball mill grinding circuit, leach and adsorption tanks and associated infrastructure. Oxide ore metallurgical recovery is typically 93%.

     In 1997, a gas-fired power station was put into operation on site at a projected cost of A$21.7 million. Gas is provided via a 20 kilometre lateral line from the Goldfields Gas Transmission pipeline. The gas station incorporates four Wartsila 18V 34SG engines with a rated station capacity of 19MW. The move to gas will provide power cost savings.

     All plant and equipment is modern, well constructed and well maintained.

     Production for 1997 of approximately 275,000 ounces is an increase of about 91,000 ounces over the 1996 production of 183,688 ounces. The increased production is due primarily to the first full year's operation of the augmentation plant for an increase of 65,000 ounces, with the balance due to the higher grades derived from the Main Pit and the increasing production levels of high grade underground ore.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                           1997        1996        1995
                                                          -------     -------     -------
        Tonnes of ore (000)................                             9,266       9,650
        Grammes of gold per tonne..........                               3.8         4.5
        Contained ounces of gold (000).....                           1,127.6     1,396.2

                                 OPERATING DATA

                                                           1997        1996        1995
                                                          -------     -------     -------
        Total Volume Mined Open Pit........  (000bcm)                  12,584      11,876
        Underground Development............  (m)                        9,961       4,477
        Ore Mined..........................  (000t)                     3,190       2,447
        Ore Treated........................  (000t)                     2,015       1,871
        Ore Head Grade.....................  (Au g/t)                     3.6         3.2
        Metallurgical Recovery.............  (%)                         80.1        85.3
        Fine Gold Produced.................  (000oz)                    183.7       165.9
        Cash Operating Cost
          -- per tonne treated.............  (A$/t)                     34.01       28.20
                                             (US$/t)                    26.63       20.83
          -- per fine ounce Produced.......  (A$/oz)                      373         318
                                             (US$/oz)                     292         235

t = metric tonnes (one metric tonne = 1.1023 short tons), bcm = bank cubic metres, g/t = grammes per tonne

     Total Plutonic Gold Mine mineralised material as at 31 December 1996 was estimated at 28.2 million tons at 0.219 ounces of gold per ton. Reserves of
1.127 million contained ounces of gold were estimated at that date.

                                    GEOLOGY

     Gold lodes occur predominantly within mafic volcanics in an Archaean sequence of ultramafic volcanics, mafic volcanics and sediments. The sequence in the immediate mine area consists of upper and lower ultramafic volcanic units separated by a dominantly mafic volcanic unit. Gold mineralisation occurs within multiple, sub-parallel, north-west striking lodes, which generally dip in a north-east direction. The lodes are hosted mainly by the mafic volcanic unit. Lodes range from one to ten metres thick and display good continuity often for several hundred metres. Gold is associated with sulphides, particularly arsenopyrite and pyrrhotite.

     Exploration potential of the extensive property is high.

     Waste dump slopes and tailings storage facility walls are rehabilitated on an ongoing basis and as early as possible within an orderly mining operation.

     Recently the mine was notified of non-compliance under four of its Department of Environmental Protection ("DEP") licence conditions by the DEP. The non-compliance areas have been rectified or are being addressed. Plutonic does not consider the non-compliance to be material or that the remediation will involve material cost.

     Darlot/Centenary Gold Project

     The Darlot/Centenary Gold Project is located 110 kilometres north of Leonora, Western Australia. Plutonic's property covers an extensive goldfield discovered more than 100 years ago.

     Modern mining, including development of the Darlot Pit, commenced in 1988. The Pit was completed in 1995 and the mine is now an entirely underground operation based on both the original Darlot orebody and the new Centenary orebody.

     The mine is a fly-in fly-out operation with about 61 staff employees and 120 contractor personnel working a two weeks on and one week off roster.

     The Darlot/Centenary Gold Mine Project encompasses an area of approximately 13,845 hectares, comprising 16 mining leases, 32 prospecting licences and one exploration licence. The tenements are held 100% by Plutonic or in two joint ventures. Darlot and Centenary orebodies are within a 100% owned Mining Lease located on the Melrose Pastoral Lease which is held by Plutonic. With the exception of a production royalty on M37/252 (which has no known reserves or mineralised material), no non-government royalties are payable on production from any Darlot tenement.

     The Darlot and Centenary deposits are located within Mining Lease M37/155, 100% owned by Plutonic, which was granted in 1988 for a 21 year term and is renewable.

     Open pit operations were completed in 1995, with the Darlot lode adjacent to the pit being subsequently accessed with a decline from the base of the pit. The underground production rate is currently around 0.5 million tonnes (0.55 million tons) per annum.

     Mining at Darlot utilises mechanised trackless equipment. Access is via a decline from a portal in the Darlot Pit located approximately 115 metres below the natural surface. During the second quarter 1996, the mine successfully completed the transition to a full-scale underground operation. The workings now extend to about 220 metres below the surface with mining taking place in about four different sub-lode systems within the main Darlot structure.

     Stoping of the Darlot lode is by a mixture of room and pillar mining in the thinner sections of the deposit, generally using longhole blastholes, while sub-level open stoping techniques are utilised in the thicker sections. Geotechnical conditions are such that mine fill is not required.

     The nature of the Darlot project has been significantly altered by the discovery, in late 1996, of the Centenary deposit about 1.2 kilometres from the existing mine workings.

     In August 1996 a vertical exploration drillhole intersected the Centenary deposit, an undiscovered gold mineralised zone of substantial thickness. The drillhole showed mineralisation is associated with multiple, thin, shallowly dipping quartz veinlets with associated pyritic alteration in dolerite. Follow-up holes have confirmed this discovery and showed the Centenary deposit to be of appreciable lateral extent. The grade, thickness and continuity of the Centenary mineralisation indicate its capacity to support a substantial, low cost, underground mining operation. Mine planning and evaluation have indicated that the Centenary deposit is amenable to low cost bulk stoping, that the geotechnical conditions are very good and that there is minimal groundwater. Additionally, the Centenary mineralisation is free milling, as is the Darlot lode.

     Access to Centenary is via an extension of the Darlot decline which intersected the Centenary deposit in September 1997 approximately 350 metres below the surface. First development ore was subsequently fed to the upgraded Darlot processing plant. A raise bored ventilation shaft is currently being constructed, which will complete the Centenary ventilation circuit and also provide the second egress for the mine. Initial orebody development and in-fill diamond drilling has commenced. It is planned that initial sub-level stoping of the thick central section of the Centenary deposit will commence prior to mid-1998. The thinner extremities of the deposit are suitable for sub-level open stoping or room and pillar stoping as successfully utilised at Darlot. Production options remain subject to an ongoing feasibility study.

     The treatment plant comprises a three stage crushing circuit, primary and secondary ball mills, leaching, adsorption and gold recovery circuits. Coarse gold, which is about 50% of the total production, is recovered within a gravity circuit. Ore throughput is about 0.68 million tonnes per annum, based on the current blend of 100% primary material.

     The treatment plant is in good condition reflecting regular maintenance and recent upgrades to the gravity, leach and grinding circuits have remedied any significant maintenance issues.

     Power is provided on site by diesel generators owned by Plutonic and located in two power stations. Underground power is provided by the mining contractor, but two new generators, currently on order and due for commissioning in early 1998, will result in all power being provided by Plutonic.

     Water is available from a borefield eight kilometres from the treatment plant.

     Production in 1997 of about 65,000 ounces is similar to the 1996 level of 62,757 ounces as the key physical operating parameters have remained largely unchanged.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                              1997      1996      1995
                                                              -----     -----     -----
        Tonnes of ore (000)...............................              2,976       777
        Grammes of gold per tonne.........................                4.9       4.4
        Contained ounces of gold (000)....................              468.1     110.6

                                 OPERATING DATA

                                                              1997      1996      1995
                                                              -----     -----     -----
        Total Volume Mined Open Pit............  (000bcm)                N.A.       776
        Underground Development................  (m)                    7,657     5,002
        Ore Mined..............................  (000t)                   462       286
        Ore Treated............................  (000t)                   504       334
        Ore Head Grade.........................  (Au g/t)                 4.1       4.0
        Metallurgical Recovery.................  (%)                     95.0      95.7
        Fine Gold Produced.....................  (000oz)                 62.8      41.1
        Cash Operating Cost
        -- per tonne treated...................  (A$/t)                 55.82     65.69
                                                 (US$/t)                43.70     48.44
        -- per fine ounce Produced.............  (A$/oz)                  448       533
                                                 (US$/oz)                 351       394

     Total Darlot Gold Mine mineralised material (including Centenary) as at 31 December 1996 was 8.5 million tons at 0.169 ounces of gold per ton. Reserves at that date were 468,000 ounces of gold including 284,000 ounces attributable to the Centenary deposit.

     On 17 December 1997 a new reserve estimate for Centenary of 1.4 million contained ounces of gold was announced.

                                    GEOLOGY

     Darlot is situated within an Archaean sequence of mostly intrusive and extrusive mafic rocks. The Darlot orebody occurs within a corridor of north-north-west trending structures.

     The Darlot orebody is a shear-hosted, gold-mineralised, quartz vein system about 1.5 kilometres long. The structure is continuous along strike with mineralisation open down dip indicating potential for depth extensions.

     The Centenary orebody is a large, structurally controlled, quartz vein hosted gold deposit. The lode, which extends for more than 1.2 kilometres, varies from 5 metres to more than 50 metres in thickness. The full extent of the lode is not yet known.

     Within the extensive Darlot property several areas with geological features analogous to the Darlot and Centenary deposits are currently being explored. Zones of mineralisation have been located at several prospects but, as yet, no deposits with sizes comparable to either Darlot or Centenary have been discovered. Exploration is continuing as the recent discovery of Centenary has affirmed the high prospectivity of the property.

     Darlot complies with all environmental conditions and no material breaches were reported in 1997. Options for suppression of excess dust from the open fine ore stockpile are currently being evaluated. Minor tailings storage facility seepage is being collected in cut-off drains for return to the storage facility.

     Lawlers Gold Mine

     Lawlers Gold Mine is located 120 kilometres north-west of Leonora, Western Australia. Plutonic has a 100% interest in the mine which has operated since 1986. The mine is a fly-in fly-out operation with about 67 staff employees and 104 contractor personnel working on a two weeks on and one week off or six weeks on, one week off roster basis.

     The Lawlers Gold Mine property consists of two proximal groups of contiguous tenements totalling approximately 27,850 hectares and consisting of three exploration licences, 89 prospecting licences and 13 mining leases. All tenements are owned 100% by Plutonic. No non-government royalties are payable on production.

     Mining leases which encompass current mining operations or known reserves vary in date of grant and expiry. One mining lease from which production is currently derived was granted by the Western Australian Government post 1 January 1994.

     Since 1986, almost 600,000 ounces of gold have been produced from several open pits and one underground source in the Lawlers goldfields. During 1997 production was principally derived from the New Holland Pit where mining is undertaken by conventional selective mining techniques utilising a contractor operating a 100 tonne excavator and a fleet of 85 tonne trucks, under the supervision of Plutonic personnel.

     Recently, mining at New Holland ceased temporarily to allow commencement of the New Holland South underground project which will extract the southern down plunge extension of the orebody, initially by decline on-ore development, and later by room and pillar stoping. During this interruption to mining at New Holland in the fourth quarter of 1997, open pit mining of the Fairyland deposit commenced. Ore haulage from the New Holland and Fairyland Pits, which are remote from the treatment plant, is by 100 tonne trucks, also provided and operated by contractors.

     The treatment plant is capable of treating approximately 0.5 to 0.7 million tonnes (0.55 to 0.77 million tons) per annum of oxide, transition and primary ore depending on the blend. Three stage crushing is followed by single stage milling through two parallel ball mills. The grinding circuit incorporates a gravity circuit for the recovery of coarse gold. The slurry is then transferred to a conventional carbon-in-pulp circuit. The gravity component is typically 40%, with total gold recovery in the range of 90 to 95% depending on ore source. Power is supplied by contract diesel generators. Good quality process water is available from a borefield 15 kilometres north-east of the plant. The plant is well maintained and in good condition.

     Production in 1997 was about 87,000 ounces, plus a further 14,000 ounces derived by processing ore from Plutonic's Bellevue mine. This compares with 50,603 ounces of Lawlers production and 17,313 ounces of Bellevue production in 1996. The increased production in 1997 was due almost entirely to the high grade ore sourced from the New Holland Pit during the year.

                                    GEOLOGY

     Gold ore is derived from two distinct geological domains -- a western sedimentary domain (New Holland) and an eastern mafic/ultramafic volcanic domain (Fairyland).

     The western area deposits are high grade ladder quartz veins within sandstones enclosed in finer sediments. Exploration involves deep, close-spaced drilling to locate high grade, shallow plunging ore shoots within the favourable rock unit. Recent discovery of extensions to the New Holland Pit mineralisation indicates the high prospectivity of the western domain.

     Discovery of the Fairyland deposit in 1996 in mafic volcanics of the eastern domain attests to its high prospectivity. The eastern domain is also highly prospective for nickel and ore grade intersections have already been obtained in laterite from limited drilling. The underlying ultramafic rocks are part of the nickeliferous Agnew-Mt Keith-Yakabindie-Honeymoon Well sequence which hosts major nickel deposits north of Lawlers.

                   YEAR-END PROVEN AND PROBABLE ORE RESERVES

                                                              1997      1996      1995
                                                              -----     -----     -----
        Tonnes of ore (000)...............................              1,400     1,279
        Grammes of gold per tonne.........................                4.7       3.2
        Contained ounces of gold (000)....................              212.4     133.5

                                 OPERATING DATA

                                                              1997      1996      1995
                                                              -----     -----     -----
        Total Volume Mined Open Pit............  (000bcm)               5,569     4,154
        Underground Development................  (m)                     N.A.      N.A.
        Ore Mined..............................  (000t)                   606       721
        Ore Treated............................  (000t)                   627       727
        Ore Head Grade.........................  (Au g/t)                 2.8       1.9
        Metallurgical Recovery.................  (%)                     90.4      91.6
        Fine Gold Produced.....................  (000oz)                 50.6      42.5
        Cash Operating Cost
        -- per tonne treated...................  (A$/t)                 44.63     36.24
                                                 (US$/t)                34.94     26.76
        -- per fine ounce Produced.............  (A$/oz)                  553       620
                                                 (US$/oz)                 433       458

     Total Lawlers Gold Mine mineralised material as at 31 December 1996 was 2.8 million tons at 0.105 ounces of gold per ton.

     On 30 April 1997 a mineralised material estimate of 1.3 million tons at
0.105 ounces of gold per ton was announced for the Fairyland deposit (cf. 0.64 million tons at the same grade as of 31 December 1996).

     Drilling under and south of the New Holland Pit and north towards the Genesis Pit has encountered multiple high grade gold lodes. In the fourth quarter 1997 underground development of the high grade southern extensions of the New Holland lode began. This development is based on an initial reserve of 65,000 contained ounces of gold. Deeper zones of mineralisation will be drilled from the underground workings.

     Open pit mining commenced at the Fairyland prospect, located 12.5 kilometres east of the treatment plant in October, 1997. Exploration and development drilling is on-going. The excellent grade of deeper drill intersections suggests a modest scale underground operation might also ultimately be developed, although the geotechnical conditions may adversely impact on the project economics.

     Feasibility studies are underway to assess underground projects at Genesis and Genesis North as well as the deeper mineralisation at New Holland South.

     Lawlers complies with the environmental conditions of the licences under which it operates. Over the last few years the backlog of open pit waste dumps and tailings storage facility wall rehabilitation has been brought up to date. A contaminated groundwater plume exists south-west of the tailings dams. This plume is being monitored and controlled. No material environmental breaches occurred in 1997.

     Mt Morgans Gold Mine

     The Mt Morgans Gold Mine is located 50 kilometres west of Laverton, Western Australia. The Mt Morgans goldfield has been operated intermittently since 1896 and has produced in excess of 1.2 million ounces. The mine is operated on a fly-in fly-out basis with about 60 staff employees and 92 contractor personnel working a two weeks on and one week off roster.

     The Mt Morgans Gold Mine, which is jointly owned by Plutonic (80%) and Abednego Nickel Limited (20%), is operated on a joint venture basis by the Mt Morgans Joint Venture (MMJV). Plutonic manages all mining and exploration activities on behalf of the MMJV. All known economic mineralisation is on tenements owned by the MMJV which is also earning varying interests in four joint venture properties within an area of influence surrounding the MMJV-owned properties.

     The MMJV holds six exploration licences, 117 prospecting licences and 27 mining leases totalling approximately 46,000 hectares. Mining Leases associated with current mining activity at Transvaal and Jupiter and the treatment plant were all granted prior to 1 January 1994.

     Mt Morgans is currently producing gold at an annual rate of 94,000 ounces (100%) with the mill processing 1.0 million tonnes (1.1 million tons) per annum. Mill feed is sourced from the Transvaal underground mine, the remaining ore stockpiles from the now completed Jupiter Pit and the retreatment of the Westralia tailings. A dump leach operation based on low grade Jupiter ore provides minor production.

     The Transvaal operation is accessed via a decline from the Transvaal Pit. The main portal is located about 75 metres below the natural surface and the decline extends to a depth of 125 metres vertically below the portal.

     Underground ore is mined by uphole retreat open stoping. Typical orebody dimensions are 100 metres long by 3 metres thick and 40 to 50 metres up and down dip. Orebody dip averages 75 degrees. Up to three sub-parallel lodes are present on each level. Stopes are not filled.

     Underground development and stoping activities utilise contractors under Plutonic supervision. Ore haulage is by 40 tonne low profile trucks to the treatment plant, located approximately 3 kilometres from the portal.

     The Westralia underground operation has recently ceased following the extraction of all reserves.

     The treatment plant, capable of treating 1 million tonnes (1.1 million tons) per annum of hard rock, consists of a primary crusher, open stockpile, SAG mill, pebble crusher and secondary ball mill grinding circuit, followed by a conventional carbon-in-pulp leach/adsorption section. Westralia tailings are reclaimed from old dams, slurried up and introduced into the circuit with the cyclone feed. Metallurgical recovery is 85 to 90%. The plant, which was in poor condition when Plutonic acquired the operation in late 1995, has undergone major refurbishment over the last two years and is now in good condition.

     Power is supplied by diesel generators owned by the MMJV, whilst process water is sourced from a borefield located eight kilometres from the plant. The power station underwent a major upgrade in late 1996.

     Production in 1997 was about 92,000 ounces (100% basis) which is similar to the 1996 production.

                                    GEOLOGY

     Most production to date has come from lodes in Archaean banded iron formation, but currently underground production from Transvaal comes from a shear zone in basalts. The now depleted Jupiter pit contained low grade gold mineralisation in a syenite intrusive.

             YEAR-END PROVEN AND PROBABLE ORE RESERVES (100% basis)

                                                              1997      1996      1995
                                                              -----     -----     -----
        Tonnes of ore (000)....................                         5,777     4,743
        Grammes of gold per tonne..............                           1.6       2.2
        Contained ounces of gold (000).........                         306.1     332.9

                          OPERATING DATA (100% BASIS)

                                                              1997      1996      1995**
                                                              -----     -----     -----
        Total Volume Mined Open Pit............  (000bcm)               1,516       648
        Underground Development................  (m)                    6,144       998
        Ore Mined..............................  (000t)                 1,299       306
        Ore Treated............................  (000t)                   887       290
        Ore Head Grade.........................  (Au g/t)                 3.0       3.0
        Metallurgical Recovery.................  (%)                     91.9      92.5
        Fine Gold Produced*....................  (000oz)                 75.0      24.9
        Cash Operating Cost
        -- per tonne treated...................  (A$/t)                 51.97     41.88
                                                 (US$/t)                40.68     30.93
        -- per fine ounce Produced.............  (A$/oz)                  491       390
                                                 (US$/oz)                 384       288

---------------

 * Plutonic's 80% equity share of production

** Owned for one quarter from 1 October 1995

     Plutonic's share of Mt Morgans Gold Mine mineralised material at 31 December 1996 was estimated at 1.0 million tons at 0.114 ounces of gold per ton.

     The mining operation has been a high cost producer in recent years. In July 1997, steps were taken to ensure the operation's costs would be substantially reduced. Underground development largely ceased. Mining has concentrated on extraction of ore from the three levels of the Transvaal Mine which were already fully developed. Costs have subsequently reduced substantially, however, in the absence of significant exploration success, mining and treatment of stockpiled ore is expected to be completed in 1998.

     In 1997, the operation complied in all material aspects with the environmental conditions imposed upon it. No material breaches existed. Environmental rehabilitation from open pit mining activities is up to date with dumps contoured, topsoil spread and seeds planted. The standard of environmental performance is such that in August 1997 the site was awarded a Golden Gecko Certificate of Merit for Environmental Excellence by the Department of Minerals and Energy of Western Australia.

     A contaminated groundwater cyanide plume from the active tailings storage facilities exists. The plume is being monitored and addressed in conjunction with the relevant governmental authorities. Minor tailings storage wall leaks are also being addressed. The commissioning of a new tailings storage facility in January 1998 is expected to reduce the impact on the environment from the currently active storages as they will be decommissioned.

     Peak Hill Gold Mine

     The Peak Hill Gold Mine is situated 130 kilometres north of Meekatharra, Western Australia.

     The Peak Hill Gold Field is more than 100 years old, but modern operations commenced only in 1988. In recent times the Peak Hill Gold Mine has produced about 600,000 ounces from four open pits.

     The Peak Hill Gold Mine is owned by a joint venture (Plutonic 66.67%, North Limited 33.33%). North currently manages the mining operation although Plutonic has the right to assume management. Exploration of the joint venture's tenements is managed by Plutonic which also has extensive non-joint venture exploration interests in the region surrounding the Peak Hill Gold Mine.

     The mine is a fly-in fly-out operation with approximately 25 staff employees and 11 contractor personnel working a two weeks on and one week off roster.

     The Peak Hill Gold Mine tenements which are owned by the Plutonic-North joint venture are two exploration licences, 41 prospecting licences and 18 mining leases totalling 17,900 hectares. Plutonic, either by itself or in joint ventures, has interests in surrounding tenements. In all Plutonic has fifteen projects in the Peak Hill District (10 joint ventures) totalling 73,100 hectares in 105 tenements.

     Open pit mining at the Harmony Pit, located 9 kilometres west of the plant, was completed in November 1997. Ore processing is expected to continue until at least mid-1998.

     The plant has a capacity of 0.6 million tonnes per annum (0.66 million tons) of soft oxide ore. Hard primary ore is blended or fine crushed to maintain this rate. There is a SAG/ball mill grinding circuit with a conventional carbon-in-pulp and pressure Zadra elution circuit. The gold recovery has varied from 93% to 98% over the past ten years.

     Power is generated by diesel generators. Good quality water is available from a borefield 11 kilometres north-east of the plant.

                                    GEOLOGY

     Gold mineralisation occurs as multiple lodes within altered Proterozoic mafic volcanics. Weathering extends to 100 metres beneath a well developed laterite profile.

             YEAR-END PROVEN AND PROBABLE ORE RESERVES (100% BASIS)

                                                              1997      1996      1995
                                                              -----     -----     -----
        Tonnes of ore (000)....................                         1,637     2,491
        Grammes of gold per tonne..............                           1.8       3.0
        Contained ounces of gold(000)..........                          97.8     240.3

                          OPERATING DATA (100% BASIS)

                                                              1997      1996      1995
                                                              -----     -----     -----
        Total Volume Mined Open Pit............  (000bcm)               4,779     3,278
        Underground Development................  (m)                     N.A.      N.A.
        Ore Mined..............................  (000t)                 1,275       715
        Ore Treated............................  (000t)                   719       583
        Ore Head Grade.........................  (Au g/t)                 4.0       4.7
        Metallurgical Recovery.................  (%)                     97.7      97.5
        Fine Gold Produced *...................  (000oz)                 60.4      56.7
        Cash Operating Cost
        -- per tonne treated...................  (A$/t)                 26.31     26.97
                                                 (US$/t)                20.60     19.92
        -- per fine ounce Produced.............  (A$/oz)                  209       183
                                                 (US$/oz)                 164       135

---------------

* Plutonic's equity share of production; 50% until 31 January 1995 and 66.67% thereafter

     Total Peak Hill Gold Project mineralised material at 31 December 1996 was estimated at 1.6 million tons at 0.073 ounces of gold per ton.

     In general, reasonable potential exists for finding additional deposits similar to those mined at Peak Hill in recent years.

     Continuous rehabilitation has ensured that only active areas are still to be rehabilitated. During 1997 the operation was in compliance with relevant environmental legislation.

     Bellevue Gold Mine

     The Bellevue Gold Mine is located 175 kilometres north of Leonora and 120 kilometres south of Wiluna, Western Australia. The project was placed on care and maintenance in April 1997 following some 10 years of modern underground and open pit production. The area has been mined since 1896, producing some 750,000 ounces of gold, mostly in recent years. The project is 100% owned by Plutonic.

     The Bellevue Gold Project tenements comprise nine mining leases, eight prospecting licences and two exploration licences. Four mining leases were granted pre 1 January 1994.

     Treatment at Bellevue ceased in August 1996, with mining completed in April 1997 at which time the operation was placed on care and maintenance. Ore produced after August 1996 was trucked to the nearby Lawlers plant for treatment. Ore production in 1997 was sourced from Bellevue 13 level underground, other underground remnants and the Henderson North and Vanguard Pits. These sources are now effectively exhausted.

     The Bellevue property is prospective for both gold and nickel mineralisation. Any gold reserves discovered in the future are likely to be transported to the nearby Lawlers treatment plant. Drilling has, in recent months, intersected wide intervals of low to moderate grade nickel sulphide mineralisation. Another party recently discovered a significant high grade nickel sulphide deposit about 200 metres north of Plutonic's Bellevue property. Plutonic has entered into an agreement with its 62% owned subsidiary, Lachlan, under which Lachlan has acquired the rights to non-gold mineralisation on ten of the Bellevue tenements subject to a 25% Net Profits Interest to Plutonic.

     At the time of closure in mid-1997 all rehabilitation was up to date with open pit dumps contoured and the filled No. 1 tailings storage facility capped. The plant site remains largely intact, while the active No. 2 tailings storage facility has not been capped pending further exploration and a decision on permanent mine closure.

MINERAL EXPLORATION AND DEVELOPMENT

     Plutonic began as a mineral exploration company and continues to maintain a strong commitment to mineral exploration. Plutonic's large team of professional explorers has identified targets which have warranted drilling of between 200,000 metres and 480,000 metres per year in recent years. Plutonic has discovered more than ten million ounces of gold since 1989.

     The Plutonic group (including Lachlan) holds in its own right, or in joint ventures, tenements or tenement applications covering more than 9,000 squares kilometres. The tenements and tenement applications exceed 1,000 in number. Mining leases total 294 covering approximately 1,250 square kilometres.

     Exploration is concentrated on the extensive tenement holding surrounding the Company's gold mines. In late 1996 substantial success was achieved at Darlot with the discovery of the Centenary deposit.

     Substantial exploration programmes are also conducted on properties distant from the mines. Exploration offices are established at Perth, Western Australia and Townsville, Queensland.

     Significant advanced exploration projects include:

            PROJECT                        MINERALISED MATERIAL (100% BASIS)
-------------------------------    -------------------------------------------------
Twin Hills Joint Venture*......    2.6 million tons at 0.149 ounces of gold per ton
Keith Kilkenny Joint
  Venture**....................    7.8 million tons at 0.082 ounces of gold per ton
Kundana (100%).................    1.6 million tons at 0.088 ounces of gold per ton

---------------

 * Plutonic 51% interest, increasing to 65%

** Plutonic 45.45% interest

     Properties with copper-lead-zinc and zinc-silver mineralisation are owned by Plutonic's 62.5% subsidiary Lachlan Resources NL which is managed by Plutonic and contains most of the base metal assets of the Plutonic group. Lachlan which has debt of approximately $51 million to Plutonic, as of 5 January 1998, had a market capitalisation of approximately A$30 million.

     In 1996 Plutonic's exploration expenditure was A$30 million and in 1997 expenditure was approximately A$32 million.

INFORMATION ON RESERVES

     The proven and probable gold ore reserves stated in this report reflect estimated quantities and grades of gold in in-situ deposits and in stockpiles of mined material that Plutonic believes can be recovered and sold at prices sufficient to recover the estimated future cash costs of production and remaining investment. The estimates of cash costs of production are based on current and projected costs. Estimated mining dilution has been factored into the reserve calculation. Plutonic used a gold price of A$500 to A$525 per ounce of gold in its mine-by-mine evaluation of mining properties at 31 December 1996. It has used A$450 per ounce in making the estimate of reserves for Centenary announced 17 December 1997.

ESTIMATION OF RESERVES

     Gold reserves are estimated for each of the properties operated by Plutonic based upon factors relevant to each deposit. Gold ore reserves for Peak Hill, which is not operated by Plutonic, are based on reserve information provided to Plutonic by the operator. Plutonic has reviewed, but has not independently confirmed, the information provided by the operator.

OTHER INFORMATION

     Changes in reserves generally reflect (i) results of efforts to develop additional reserves; (ii) depletion of existing reserves through production;
(iii) actual mining experience; and (iv) price forecasts. Grades of ore actually processed from time to time may be different from stated reserve grades because of geologic variation in different areas mined, mining dilution, sampling errors and assaying and other factors. Recovery rates vary with the metallurgical and other characteristics and grade of ore processed.

     Neither reserves nor projections of future operations should be interpreted as assurances of the economic life of mineral deposits or of the profitability of future operations.

NATIVE TITLE CLAIMS

     In respect of tenements granted before 1 January 1994, Plutonic believes that any native title rights over the relevant land have probably been suspended at least to the extent that those rights are inconsistent with the rights conferred by the tenement. Various claims have been entered on the Register of Native Title Claims under the Commonwealth Native Title Act which affect Plutonic's mining tenements, but Plutonic is not aware of any determination of native title with respect to those claims.

     In respect of tenements granted to Plutonic after 1 January 1994, native title claims have been made in respect of some of the land covered by those tenements but Plutonic does not believe that it will be prevented from carrying out exploration or mining operations under these tenements in any material way as a result of those claims.

     Most of Plutonic's key exploration targets in Western Australia are covered by mining leases surrounding existing mines. If Plutonic is successful in its exploration activities in these areas it will be able to develop the deposits under those mining leases and any native title claims relating to the land covered by those mining leases will not prevent that development.

ENVIRONMENTAL

     Plutonic has a strong commitment to excellence in environmental performance. Particular emphasis is placed on the elimination of unnecessary disturbance of the natural environment and appropriate rehabilitation of areas affected by mining activity. Plutonic fosters an environmentally responsible culture within its workforce by integrating environmental management into all areas of operations from the exploration phase through to mining and, ultimately, decommissioning.

     Plutonic has made significant expenditures to minimise the effects of its operations on the environment. Expenditures primarily are for the earthmoving, fertilising and reseeding costs associated with the final contouring and rehabilitation of waste dumps and tailings storage facilities. In 1996, these expenditures totalled approximately A$1.8 million over and above the contractor earthmoving costs. Basic dump contouring is included within the contractor load and haul rates. Plutonic estimates that during 1997, expenditures for such purposes will be approximately A$1.0 million.

     Under applicable law and the terms of permits under which Plutonic operates, Plutonic is required to rehabilitate land disturbed by its operations. In the mining industry, much of the reclamation work takes place during mining and related operations, while the balance of the work is completed once mining and treatment is finished. Plutonic charges reclamation costs incurred in connection with its exploration activities as expenses in the year in which incurred. For mining operations, Plutonic provides for final reclamation on an estimate of anticipated costs to rehabilitate the site at the date of the estimate, for each individual operating mine site. In addition, Plutonic has adopted a policy of conducting reclamation concurrently with mining operations where practical. As a result, an increasing amount of reclamation is being conducted simultaneously with mining. At December 31, 1996 Plutonic had accrued a total of A$2.0 million for future rehabilitation and related costs. This figure had increased to A$2.9 million as at 30 June 1997.

     Plutonic's operations are conducted under licences issued by regulatory authorities. Many licences require periodic renewal or review of their conditions. Plutonic cannot predict whether it will be able to renew such permits or whether material changes in permit conditions will be imposed.

     In early 1996 the first formal internal annual environmental audit of each managed site was completed. These audits and regular environmental reviews have discovered no material environmental issues. Issues which receive the highest priority are the rehabilitation of waste dumps and tailings storage facilities, the minimisation of groundwater contamination from tailings facilities and the suppression of dust.

     Areas rehabilitated and new surface disturbance statistics for 1996 for managed mines are summarised below:

            Area Rehabilitated...................................  323 hectares
            New Area Disturbed...................................  147 hectares
            Rehabilitation Expenditure...........................  A$1.8 million

     The bulk of the expenditure outlined above was incurred on major waste dump rehabilitation programs which were completed at the Lawlers and Mt Morgans Gold Mines. Significant portions of the waste dumps which were rehabilitated resulted from mining activities prior to Plutonic's ownership of these sites.

     During 1996 and 1997, no material environmental breaches occurred, no fines were imposed and there were no non-compliance issues apart from those listed under Plutonic Gold Mine, all of which are being addressed and will have largely been rectified by January 1998.

     In August 1997 the Mt Morgans Gold Mine was awarded a Golden Gecko Certificate of Merit for Environmental Excellence by the Department of Minerals and Energy of Western Australia.

CUSTOMERS

     Sales to individual customers exceeding 10% of Plutonics consolidated revenues are stated below. Plutonic believes that the loss of any of these customers would not have a material adverse impact on Plutonic because of the active worldwide market for gold.

                                                                  1997      1996
                                                                 -------   -------
                                                                 (A$000)   (A$000)
            Customer A.........................................   38,504    47,409
                     B.........................................  129,323   179,262
                     C.........................................  135,880    30,499
                                                                 -------   -------
            Total..............................................  303,707   257,170

EMPLOYEES

     The number of full-time employees of Plutonic and its subsidiaries and employees of major contractors to Plutonic was:

                                                              FULL TIME
                                                              PERMANENT     CONTRACT
                                                              ---------     --------
            Plutonic Gold Mine..............................     146           275
            Darlot Gold Mine................................      61           120
            Lawlers Gold Mine...............................      67           104
            Bellevue Gold Mine..............................       3             0
            Exploration Staff...............................      73            43
            Corporate Staff.................................      33             4
                                                                 ---           ---
            Total...........................................     383           546

     The number of full-time employees at 31 December 1997 in jointly-owned operations in which Plutonic participates was:

                                                              FULL TIME
                                                              PERMANENT     CONTRACT
                                                              ---------     --------
            Mt Morgans Gold Mine............................      60            92
            Peak Hill Gold Mine.............................      25            11
                                                                 ---           ---
            Total...........................................      85           103

LEGAL PROCEEDINGS

     Plutonic and its subsidiaries are defendants in various legal actions in the ordinary course of business. In the opinion of management, such matters will be resolved without material affect on Plutonic's financial condition.

                                 THE AGREEMENT

GENERAL

     This section of the Document describes the material terms of the Agreement. The description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Appendix A and which is incorporated herein by reference. All Homestake Stockholders, Plutonic Shareholders and Plutonic Option Holders are urged to carefully read the Agreement in its entirety.

SCHEMES OF ARRANGEMENT

     The Agreement provides that Plutonic will propose at least three schemes of arrangement under the NSWL. If the Schemes are implemented, the following will occur. Pursuant to the Ordinary Scheme, all of the Ordinary Shares other than those held by or on behalf of Homestake will be cancelled and the Ordinary Scheme Members will receive 0.34 shares of Homestake Common Stock as consideration for the cancellation of each Ordinary Share held on the Plutonic Combination Record Date.

     Pursuant to the Partly Paid Scheme, all of the Partly Paid Shares will be cancelled and the Partly Paid Scheme Members will receive a number of shares of Homestake Common Stock set forth in the chart below for each Partly Paid Share held on the Plutonic Combination Record Date.

                        EXCHANGE RATIO
 CLASS OF UNPAID        FOR A PLUTONIC
     CAPITAL           PARTLY PAID SHARE
-----------------     -------------------
     A$ 0.75                 0.303
     A$ 0.85                 0.299
     A$ 0.90                 0.296

     Pursuant to the Option Scheme, all of the Plutonic Options will be cancelled and the Plutonic Option Holders will receive a number of shares of Homestake Common Stock set forth in the chart below for each Option held on the Plutonic Combination Record Date.

                                                                  EXERCISE      EXCHANGE
                          OPTION EXPIRY DATE                      PRICE(A$)      RATIO
        ------------------------------------------------------    ---------     --------
        October 12, 1999......................................       6.04         0.070
        November 28, 2000.....................................       5.87         0.088
        December 5, 2000......................................       6.04         0.084
        May 21, 2001..........................................       7.75         0.060
        May 21, 2001..........................................       8.75         0.048
        June 24, 2001.........................................       7.75         0.060
        June 24, 2001.........................................       8.75         0.049
        June 26, 2001.........................................       7.75         0.061
        June 26, 2001.........................................       8.75         0.049
        June 4, 2002..........................................       5.66         0.104
        June 4, 2002..........................................       6.40         0.089

     The Agreement provides that (i) the Ordinary Scheme is subject to and conditional upon the Partly Paid Scheme and the Option Scheme becoming effective, (ii) the Partly Paid Scheme is subject to and conditional upon the Ordinary Scheme and the Option Scheme becoming effective and (iii) the Option Scheme is subject to and conditional upon the Ordinary Scheme and the Partly Paid Scheme becoming effective. The conditions described in clauses (ii) and
(iii) can be waived only by Homestake. Homestake currently does not intend to waive these conditions.

REPRESENTATIONS AND WARRANTIES

     The Agreement contains customary mutual representations and warranties relating to, among other things, (i) the accuracy of information supplied by each of Homestake and Plutonic in connection with the Document, (ii) the capital structure of each of Homestake and Plutonic, (iii) the execution, delivery and performance of the Agreement and related matters, (iv) the absence of certain litigation and native title claims, (v) the compliance of financial statements with U.S. GAAP, in the case of Homestake, and

Australian GAAP, in the case of Plutonic, (vi) documents filed by Homestake with the SEC and by Plutonic with the ASC, the accuracy of information contained therein and the absence of undisclosed liabilities or obligations of each of Homestake and Plutonic, (vii) the conduct of business of the parties since December 31, 1996, including that each business was operated only in the ordinary course, (viii) the absence of material changes relating to either party, (ix) environmental matters and (x) the possession by each party of all necessary certificates, franchises, licenses, leases, mining tenements, permits, authorizations and approvals of governmental authorities necessary to conduct its business.

CONDUCT OF BUSINESS PENDING THE COMBINATION

     Pursuant to the Agreement, Homestake and Plutonic each has agreed to carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Agreement. In addition, Plutonic has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may, without the written consent of Homestake: (a) incur any expenditure that: (i) would individually or in aggregate cause actual expenditures to exceed by 10% or more, the amount provided for that type of expenditure in the operating budget (the "Budget") of Plutonic and its subsidiaries to be completed pursuant to the Agreement; or (ii) is in excess of A$200,000 for any single item or A$1 million in the aggregate which is not provided for in the Budget; (b) acquire or agree to acquire: (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture association or other business organization or division thereof; or (ii) any assets that are material, individually or in the aggregate, to Plutonic and its subsidiaries taken as a whole; (c) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of (which for the purposes of this clause includes disposing of any economic or beneficial interest) any company property (or agree to do any of these things) other than: (i) sales and dispositions of interests or rights with respect to raw materials, obsolete equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice; and (ii) encumbrances that are incurred in the ordinary course of business consistent with past practice; (d) except pursuant to existing employment agreements and as previously disclosed or as required by applicable laws, (i) increase the compensation payable or to become payable to its executive officers or employees; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer or employee of Plutonic or any of its subsidiaries; or (iii) establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Plutonic or any of its subsidiaries; or (e) authorize any of, or commit or agree to take any of, the foregoing actions.

     Each of Homestake and Plutonic has also covenanted in the Agreement not to take any action and not to fail to take any action which action or failure to act would prevent, or would be likely to prevent the Combination from qualifying for pooling-of-interests accounting treatment. Without limiting the generality of the foregoing, the Agreement provides that except as previously disclosed, from November 11, 1997, neither Homestake nor Plutonic nor any of their respective subsidiaries will: (a) issue ordinary shares, options or other types of equity securities or securities convertible into equity securities, except pursuant to previously outstanding agreements or except in the ordinary course consistent with past practice in the case of employee stock options and directors share rights; (b) enter into or amend employment or termination agreements with officers or directors that would be triggered by completion of the Combination; (c) enter into agreements to dispose of significant assets; or
(d) distribute assets to its shareholders, other than regular dividends in the ordinary course and time at rates consistent with past practices (which for Plutonic would be a final dividend for the year ended December 31, 1997 not exceeding A$0.03 per Ordinary Share), or purchase, redeem or otherwise acquire any shares of capital stock of Plutonic or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities except for the purchase by Homestake or one of its subsidiaries of Ordinary Shares prior to the Court Order Time.

CERTAIN ACTIONS WITH RESPECT TO TAKEOVER PROPOSALS

     The Agreement provides that neither party shall, nor shall either party permit any of its subsidiaries to, nor shall it authorize or permit any affiliate, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such party, any of its subsidiaries or affiliates to: (i) directly or indirectly solicit, initiate or encourage the submission of any Takeover Proposal (as defined below) for such party; or (ii) enter into any agreement with respect to any Takeover Proposal for such party or directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal for such party. Notwithstanding the foregoing, after the First Court Date but only to the extent required by the fiduciary obligations of the Board of such party, as determined in good faith by it based on the written opinion of outside counsel, such party may, in response to a Takeover Proposal for such party that was not solicited by such party and that did not otherwise result from a breach or a deemed breach of the covenant described in the preceding sentence: (A) furnish information with respect to such party to any person pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement dated as of December 8, 1997 between Homestake and Plutonic, as amended by such parties as of December 21, 1997; and (B) participate in discussions or negotiations with such person regarding any Takeover Proposal for such party.

     The Agreement also provides that neither the Board of any party nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board or committee of the Agreement or the Combination or (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal for such party, unless (in either case) the Board of such party determines in good faith (based on the written opinion of outside counsel) that it is required to do so by its fiduciary obligations.

     Immediately following the provision (in writing or orally) of any information in relation to Homestake or Plutonic as a result of a Takeover Proposal for such party or any discussions or negotiations by such party to or with any person in relation to a Takeover Proposal for such party, such party shall advise the other party in writing of the general terms of the Takeover Proposal (including details on timing, nationality of offeror, gold company/diversified resource company, stock/cash, nature of offer and the material conditions relating thereto and whether the market capitalization of the acquiring person exceeds $1 billion). Such party shall also (i) keep the other party informed of any change in the general terms of the Takeover Proposal, (ii) provide to the other party as soon as practicable after delivery thereof, full details of the written material relating to such party provided to other persons in connection with the Takeover Proposal or inquiry and where the relevant information has not already been given to the other party, provide copies of the information to the other party, (iii) provide to the other party as soon as practicable after receipt thereof any information or analysis regarding the other party or the other party's stock provided to such party by any person in connection or association with the Takeover Proposal, and (iv) within 14 days of first entering into discussions with the person who has made a Takeover Proposal, notify the other party in writing (A) of the determinations described in clause (b) of "-- Superior Proposal" below and all material terms (including the parties) of the Superior Proposal, or (B) that the targeted party has ceased discussions in relation to that Takeover Proposal.

     The Agreement provides that without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any executive officer of a party or any of its subsidiaries or affiliates, investment bankers, attorneys or other advisors or representatives of such party or any of its subsidiaries, whether or not such person is purporting to act on behalf of such party or any of its subsidiaries or otherwise, shall be deemed to be a breach by such party.

CONDITIONS TO THE CONSUMMATION OF THE COMBINATION

     Homestake's and Plutonic's respective obligations to effect the Combination are subject to the satisfaction or waiver on or prior to the Second Court Date of various conditions, including: (a) (i) a notice in writing shall have been issued by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to Homestake entering into and completing the Agreement or (ii) the Treasurer of the Commonwealth of Australia shall be or shall become precluded from making an order in respect of the entry into or completion by Homestake of the Agreement under the Australian Foreign Acquisitions and Takeovers Act 1975; (b) the waiting periods with respect to the Combination under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, shall have been terminated or shall have expired; (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Combination shall be in effect; (d) Homestake and Plutonic shall each have received a letter dated as of the day before the date of dispatch of the Document and reaffirmed as at the Second Court Date from Coopers & Lybrand L.L.P. and Ernst & Young, respectively, to the effect that the Combination will qualify for pooling-of-interests accounting treatment; and (e) the Homestake Common Stock to be issued to the Ordinary Scheme Members, the Partly Paid Scheme Members and the Option Holders pursuant to the Schemes shall have been approved for listing on the NYSE, subject to official notice of issuance, and approved for official quotation by the ASX, in each case, prior to the Second Court Date.

     In addition, Homestake's and Plutonic's respective obligations to effect the Combination are subject to the following additional conditions (any of which may be waived by such party): (i) the representations and warranties of the other party set forth in the Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of such other party set forth in the Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Agreement and as of the Second Court Date as though made on and as of the Second Court Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date); (ii) the other party to the Agreement shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Second Court Date;
(iii) there shall not have occurred since the date of the Agreement any Material Adverse Change (as defined below) relating to the other party; (iv) there shall not have occurred since the date of the Agreement any Prescribed Occurrence (as defined below) relating to the other party; (v) a certified copy of the court orders approving the Schemes shall have been lodged with the ASC within fifteen trading days of the Second Court Date; and (vi) each of Homestake and Plutonic shall have received affiliate letters from the affiliates of the other party relating to resale restrictions imposed on such affiliates in relation to Homestake Common Stock.

TERMINATION

     The Agreement provides that it can be terminated at any time prior to the Second Court Date:

          (a) By either Homestake or Plutonic if at a duly held meeting of Homestake Stockholders the Share Issuance is not approved.

          (b) By either Homestake or Plutonic if any court or government agency has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Combination and such order, decree, ruling or other action has become final and nonappealable.

          (c) By Homestake or Plutonic, as applicable, in accordance with "-- Superior Proposal" below.

          (d) By Plutonic if the Homestake Board has:

             (i) failed to recommend to the Homestake stockholders that they approve the Share Issuance;

             (ii) taken any action described in either clause (i) or (ii) of the second paragraph under "-- Certain Actions With Respect to Takeover Proposals" above; or

             (iii) failed to publicly reaffirm in terms no less favorable than and subject to no further qualifications than those contained in their original announcement that they approve the Share Issuance within 14 days after Plutonic has made a written request to Homestake to do so (which written request may be made by Plutonic at any time after the public disclosure of a Takeover Proposal for Homestake).

          (e) By Homestake if the Plutonic Board has:

             (i) failed to recommend to the Scheme Participants that they approve the Ordinary Scheme, the Partly Paid Scheme and the Option Scheme;

             (ii) taken any action described in either clause (i) or (ii) of the second paragraph under "-- Certain Actions With Respect to Takeover Proposals" above; or

             (iii) failed to publicly reaffirm in terms no less favourable than and subject to no further qualifications than those contained in their original announcement that they approve the Schemes within 14 days after Homestake has made a written request to Plutonic to do so (which written request may be made by Homestake at any time after the public disclosure of a Takeover Proposal for Plutonic).

          (f) By either Homestake or Plutonic if the other is in material breach of any clause of the Agreement (other than a warranty which is qualified by a materiality test, in which case any breach shall suffice) before the Second Court Date, provided that either Homestake or Plutonic, as the case may be, has given notice to the other setting out the relevant circumstances and stating an intention to terminate and the relevant circumstances continue to exist seven business days (or any shorter period ending at 12 noon on the day before the Second Court Date) from the time such notice is given.

          (g) By either Homestake or Plutonic if the Combination is not consummated by June 30, 1998.

          (h) By:

             (i) either Homestake or Plutonic if at a duly held meeting the Ordinary Scheme Members; or

             (ii) by Homestake if at a duly held meeting the Partly Paid Scheme Members or the Option Holders do not approve the applicable Scheme by the majorities required under the NSWL.

          (i) By Homestake if Plutonic takes any action in breach of the first paragraph under "-- Certain Actions With Respect to Takeover Proposals" above or any action permitted by the second sentence of that paragraph.

          (j) By Plutonic if Homestake takes any action in breach of the first paragraph under "-- Certain Actions With Respect to Takeover Proposals" above or any action permitted by the second sentence of that paragraph.

SUPERIOR PROPOSAL

     Plutonic or Homestake may terminate the Agreement pursuant to clause (c) under "-- Termination" above only if: (a) the Board of the terminating party has received a Superior Proposal; (b) in light of such Superior Proposal such Board has determined in good faith, based upon the written advice of outside counsel, that it is necessary for such Board to withdraw or modify its approval or recommendation of the Combination or the Agreement in order to comply with its fiduciary duty under applicable law; (c) the terminating party is in compliance with its obligations under "-- Certain Actions With Respect to Takeover Proposals" above; and (d) such Board concurrently approves or recommends the implementation of the Superior Proposal.

TERMINATION FEES

     Plutonic shall pay to Homestake a fee of US$4.5 million if Homestake terminates the Agreement pursuant to clause (f) under "-- Termination" above or Plutonic or Homestake terminates the Agreement where Plutonic has approved or recommended the implementation of a Superior Proposal for Plutonic in accordance with the terms of the Agreement.

     Homestake shall pay to Plutonic a fee of US$4.5 million if Plutonic terminates the Agreement pursuant to clause (f) under "-- Termination" above or Homestake or Plutonic terminates the Agreement where Homestake has approved or recommended the implementation of a Superior Proposal for Homestake in accordance with the terms of the Agreement. Homestake shall reimburse certain of Plutonic's costs in relation to the Combination up to a maximum of US$1 million if Plutonic terminates the Agreement pursuant to clause (a) under "-- Termination" above.

EFFECT OF TERMINATION

     In the event of termination of the Agreement, except to the extent that such termination results from a wilful breach by any party of its obligations under the Agreement (other than under "-- Representations and Warranties"), the Agreement shall become void and have no effect, without any liability or obligation on the part of Homestake or Plutonic, other than obligations of confidentiality and the obligations described under "-- Termination Fees" above.

ENFORCEMENT

     The Agreement provides that if any clause of the Agreement is held to be invalid as a consequence of a breach of the duties of the directors of Plutonic caused by Plutonic entering into the Agreement, the Agreement is void.

     Each party acknowledges in the Agreement that (i) the Schemes would only be available for consideration by Scheme Participants if the directors of Plutonic agreed to each provision in the Agreement and (ii) the restrictions and obligations in the Agreement are reciprocal in all material respects and supported by valuable consideration.

RELEASE OF OFFICERS AND DIRECTORS

     The Agreement provides that neither Homestake nor any officer or director of Homestake, and, subject to section 241 of the NSWL, neither Plutonic nor any officer or director of Plutonic, will be liable for anything done or purported to be done in connection with the Combination or any transaction contemplated by the Agreement in good faith, but nothing in this clause excludes any liability that may arise from a grossly negligence act or omission on the part of such a person. The Agreement provides that Homestake or, as applicable, Plutonic receives and holds the benefit of the aforesaid release, to the extent it relates to its officers and directors as agent for them.

DEFINITIONS

     For the purposes of the above summary of the contents of the Agreement, the following terms have the meaning indicated below:

     Material Adverse Change means one or more occurrences or matters individually or in aggregate (other than as previously disclosed) that:

          (a) have a material adverse effect on the business, properties, financial condition or results of operations of a party and its subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general) in relation to which creates or could reasonably be expected to create liabilities, or results or could reasonably be expected to result in a diminution of the value of such party's assets, which in aggregate exceed US$150 million for Homestake or A$50 million for Plutonic; or

          (b) prevent such party and its subsidiaries from performing their respective obligations under the Agreement.

     Homestake Prescribed Occurrence means, other than as previously disclosed or as required by the Agreement or the Schemes, between the date of the Agreement and the Effective Date:

          (a) Homestake reclassifying, reducing or splitting its outstanding stock by way of capital stock split, payment of any dividend payable in stock, or otherwise;

          (b) the Homestake Board, enacting a resolution providing for the reduction, by repurchase or otherwise, of the number of outstanding shares of capital stock of such entity;

          (c) Homestake entering into an agreement to purchase any of its outstanding shares of capital stock, or the Homestake Board enacting a resolution approving the terms of such an agreement;

          (d) Homestake, or a subsidiary thereof, issuing or selling, or granting an option to purchase, any of its shares of capital stock or agreeing to issue or sell, or to grant an option to purchase, any such shares except in the ordinary operation of stock option plans, savings plan and directors' rights plans;

          (e) Homestake, or a subsidiary thereof, issuing, or agreeing to issue, convertible notes;

          (f) Homestake, or any subsidiary thereof, disposing, agreeing to dispose, of the whole, or a substantial part, of the business or property of the Homestake group as a whole;

          (g) Homestake, or any subsidiary thereof, mortgaging, pledging or otherwise encumbering, or agreeing to mortgage, pledge or otherwise encumber, the whole, or a substantial part, of the business or property of the Homestake group as a whole;

          (h) the Homestake Board, or any board of any subsidiary of Homestake, enacting a resolution providing for the winding up, bankruptcy, liquidation or dissolution of Homestake or a subsidiary thereof, except for a subsidiary having assets of less than US$250,000;

          (i) the appointment of a receiver, bankruptcy trustee, liquidator, administrator, custodian or other similar official of Homestake or any subsidiary thereof, except for a subsidiary having assets of less than US$250,000;

          (j) the entry by a court of competent jurisdiction of an order or decree providing for the winding up of Homestake or a subsidiary thereof, except for a subsidiary having assets of less than US$250,000; or

          (k) Homestake, or a subsidiary thereof, entering into a Chapter 11 bankruptcy.

     Plutonic Prescribed Occurrence means, other than as previously disclosed or as required by the Agreement or the Schemes, between the date of the Agreement and the Effective Date:

          (a) any one or more of the provisions of the constitution of Plutonic or any material subsidiary of Plutonic being altered in any of the ways mentioned in section 193(1) of the NSWL;

          (b) Plutonic or any material subsidiary of Plutonic resolving to reduce its share capital in any way;

          (c) Plutonic making an allotment of, or granting an option to subscribe for, any of its Ordinary Shares, Partly Paid Shares or Options or agreeing to make such an allotment or to grant such an option other than allotments of Ordinary Shares or Partly Paid Shares following an election to convert by the holder of an Option or any subsidiary of Plutonic doing any of the foregoing with respect to its own securities;

          (d) Plutonic or a subsidiary of Plutonic issuing, or agreeing to issue, convertible notes or other debt securities (other than the issue of non-convertible debt securities in the ordinary course of business);

          (e) Plutonic or any material subsidiary of Plutonic disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

          (f) Plutonic or any material subsidiary of Plutonic creating, or agreeing to create, any mortgage, charge, lien or other encumbrance over the whole, or a substantial part, of its business or property otherwise than in the ordinary course of business;

          (g) Plutonic or any subsidiary entering into any onerous or long term contract or commitment otherwise than in the ordinary course of business;

          (h) Plutonic or any material subsidiary of Plutonic resolving that it be wound up;

          (i) the appointment of a provisional liquidator or administrator of Plutonic or of any material subsidiary of Plutonic;

          (j) the making of an order by a court for the winding up of Plutonic or of any material subsidiary of Plutonic;

          (k) an administrator of Plutonic, or of any material subsidiary of Plutonic being appointed under sections 436A, 436B or 436C of the NSWL;

          (l) Plutonic or any material subsidiary of Plutonic executing a deed of company arrangement;

          (m) the appointment of a receiver or a receiver and manager, in relation to the whole, or a substantial part, of the property of Plutonic or of any material subsidiary of Plutonic; or

          (n) Plutonic or any material subsidiary of Plutonic:

             (i) entering into a buy-back agreement; or

             (ii) resolving to approve the terms of a buy-back agreement under the NSWL.

     For the purposes of this definition a material subsidiary includes any subsidiary that has assets of more than A$100,000.

     Takeover Proposal means any proposal for a takeover bid, share purchase, scheme, capital reconstruction purchase of assets, merger, amalgamation, consolidation or other business combination involving Homestake or Plutonic, as applicable, or any of its subsidiaries, any proposal for the issuance by such party of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of Homestake or Plutonic or any of its subsidiaries, other than the transactions contemplated by the Agreement.

     Superior Proposal means any proposal made by a third party to acquire a significant proportion (15% or more) of either Homestake or Plutonic pursuant to a takeover bid, share purchase, scheme, capital reconstruction, tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise on terms that the Board of such party determines in its good faith judgment to be more favorable to the holders of the shares of such party than the transactions contemplated by the Agreement (based on the written opinion, with only customary qualifications, of such party's independent financial advisor), taking into account all the terms and conditions of such proposal and the Agreement.

       HOMESTAKE HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION

HISTORICAL SELECTED FINANCIAL DATA

     The following table sets forth certain financial data and other information relating to Homestake. The financial data should be read in conjunction with (i) the historical financial statements of Homestake, including the notes thereto, which are set forth in Appendix C, (ii) the explanation of significant differences between U.S. GAAP and Australian GAAP applicable to Homestake, as set forth in Appendix F, as applicable to Homestake, and (iii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in this Supplement. Financial Data for the nine months ended September 30, 1997 and 1996 reflect, in the opinion of Homestake, all adjustments necessary for a fair presentation of such data. Results for the nine months ended September 30, 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                (IN US DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

                                                  FOR THE YEAR ENDED DECEMBER 31,
                              -----------------------------------------------------------------------
                                  1996             1995         1994           1993           1992
                              -------------     ----------   ----------     ----------     ----------
Revenues....................   $   766,936      $  746,365   $  705,487     $  722,228     $  683,520
Net income (loss)...........        30,281(1)       30,327       78,016(2)      52,494(3)    (175,836)(4)
Net income (loss) per
  share.....................          0.21(1)         0.22         0.57(2)        0.38(3)       (1.31)(4)
Cash dividends per share....          0.20            0.20        0.175           0.10           0.20

                                                           DECEMBER 31,
                              -----------------------------------------------------------------------
                                  1996             1995         1994           1993           1992
                              -------------     ----------   ----------     ----------     ----------
Total assets................   $ 1,482,108      $1,321,633   $1,201,968     $1,121,250     $1,145,169
Long-term obligations(5)....       299,168         305,418      295,719        282,865        293,176
Shareholders' equity........       768,552         635,857      588,770        515,244        465,438

                                  FOR THE NINE MONTHS
                                  ENDED SEPTEMBER 30,
                              ----------------------------
                                  1997             1996
                              -------------     ----------
Revenues....................   $   577,070      $  587,983
Net income (loss)...........      (130,044)(6)      27,856(7)
Net income (loss) per
  share.....................         (0.89)(6)        0.19(7)

                              SEPTEMBER 30,
                                  1997
                              -------------
Total assets................   $ 1,334,470
Long-term obligations(5)....       367,401
Shareholders' equity........       594,244

---------------

(1) Includes income of $24 million, or $0.16 per share, from a reduction in Homestake's accrual for prior year income taxes, a foreign currency exchange loss on intercompany advances of $7.4 million ($8.9 million pretax), or $0.05 per share, primarily related to Homestake's Canadian-dollar denominated advances to Homestake Canada Inc., write-downs of $8.3 million ($9 million pretax), or $0.06 per share, in the carrying value of investments in mining company securities, costs of $2.8 million ($3.4 million pretax), or $0.02 per share, related to the terminated proposed merger with Santa Fe, and income of $4.9 million ($5.5 million pretax), or $0.03 per share, from a litigation recovery.

(2) Includes a gain of $12.6 million ($15.7 million pretax), or $0.09 per share, on the sale of Homestake's interest in the Dee mine and a gain of $11.2 million (no tax expense), or $0.08 per share, on dilution of the Company's interest in Prime.

(3) Includes expense of $12.8 million ($16 million pretax), or $0.09 per share, for the write-down of oil assets at Main Pass 299 and expense of $6.8 million ($8.2 million pretax), or $0.05 per share, for restructuring and business combination costs.

(4) Includes expense of $117.7 million ($130.3 million pretax), or $0.87 per share, for write-downs of certain mining properties and investments and expense of $32.3 million ($48.4 million pretax) or $0.24 per share for restructuring and business combination costs.

(5) Long-term obligations include:

                                                                       DECEMBER 31,
                                  SEPTEMBER 30,    ----------------------------------------------------
                                       1997          1996       1995       1994       1993       1992
                                  --------------   --------   --------   --------   --------   --------
    Long-term debt..............     $222,183      $185,000   $185,000   $185,000   $189,191   $205,174
    Accrued reclamation costs...       73,908        45,388     44,051     33,892     22,138     32,344
    Accrued pension and other
      postretirement benefit
      obligations...............       60,957        59,273     63,092     64,066     59,626     49,900
    Other.......................       10,353         9,507     13,275     12,761     11,910      5,758
                                     --------      --------   --------   --------   --------   --------
                                     $367,401      $299,168   $305,418   $295,719   $282,865   $293,176
                                     ========      ========   ========   ========   ========   ========

(6) Includes a first-quarter gain of $47.2 million ($62.9 million pretax), or $0.32 per share, from the fee received from Santa Fe upon termination of Homestake's merger agreement with Santa Fe, a first-quarter gain of $8.1 million ($13.5 million pretax), or $0.06 per share, from the sale of the George Lake and Back River joint venture interests, and third-quarter write-downs and unusual charges of $145.1 million ($183.6 million pretax), or $0.99 per share, including (i) a write-down of $84.9 million ($107.8 million pretax) of Homestake's investment in the Main Pass 299 sulfur mine,
    (ii) a reduction of $18.2 million ($24.3 million pretax), in the carrying values of short-lived mining properties, (iii) an increase in the estimated accrual for future reclamation of $21.5 million ($29.1 million pretax), (iv) write-downs of $14.7 million ($16.5 million pretax) of certain investments, and (v) other charges of $5.8 million ($5.9 million pretax) primarily related to foreign exchange losses on intercompany redeemable preferred stock.

(7) Includes income of $2.7 million, or $0.02 per share, from a reduction of Homestake's accrual for prior year income taxes and income of $4.9 million ($5.5 million pretax), or $0.03 per share, from a litigation recovery.

SELECTED OPERATING DATA

                                (IN US DOLLARS)

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1996       1995       1994       1993       1992
                                              --------    -------    -------    -------    -------
DEBT TO EQUITY RATIO (at December 31).......        24%        29%        31%        37%        53%
CAPITAL EXPENDITURES (thousands of
  dollars)..................................  $105,923    $80,979    $88,654    $57,825    $63,453
OPERATING STATISTICS
Gold production (thousands of ounces).......     1,968      1,877      1,696      1,918      1,912
Average gold price realized per ounce.......  $    389    $   386    $   384    $   359    $   348
Total cash costs per ounce..................  $    248    $   257    $   252    $   229    $   246
RESERVES (at December 31)
Gold (millions of ounces)...................      20.4       21.5       17.9       18.4       17.3
Eskay Creek silver (millions of ounces).....      56.1       47.4       51.5       55.1
Sulfur (millions of long tons)..............      11.0       11.4       11.7       11.0       11.2

       PLUTONIC HISTORICAL SELECTED FINANCIAL DATA AND OTHER INFORMATION
                               (AUSTRALIAN GAAP)

HISTORICAL SELECTED FINANCIAL DATA

     The following table sets forth certain financial data and information relating to Plutonic. The financial data should be read in conjunction with (i) the historical financial statements of Plutonic, including the notes thereto, which are set forth in Appendix D and as applicable to Homestake, and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in this Supplement. Data for the nine months ended 30 September 1997 and 1996 reflect, in the opinion of Plutonic, all adjustments necessary for a fair presentation of such data. Results for the nine months ended 30 September 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                            (IN AUSTRALIAN DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                 (PREPARED IN ACCORDANCE WITH AUSTRALIAN GAAP)

                                                     FOR THE YEAR ENDED 31 DECEMBER
                                       -----------------------------------------------------------
                                         1996         1995         1994         1993        1992
                                       --------     --------     --------     --------     -------
Operating revenue....................  $340,461     $222,691     $214,363     $239,098     $99,869
Net income...........................    40,702       40,124       38,055       35,223      30,506
Net income per share.................      0.22         0.22         0.21         0.22        0.19
Cash dividends per share.............      0.11        0.095         0.08         0.06        0.05

                                                              31 DECEMBER
                                      ------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------
Total assets........................  $678,011     $540,134     $396,730     $377,848     $251,960
Long-term obligations(1)............    90,184      122,415        4,415       13,517        1,238
Shareholders' equity................   416,569      354,967      331,708      300,122(2)   171,428

                                       FOR THE NINE MONTHS
                                        ENDED 30 SEPTEMBER
                                    --------------------------
                                        1997            1996
                                    -------------     --------
Operating revenue.................    $ 260,804       $257,855
Net income (loss).................      (44,716)        20,251
Net income (loss) per share.......        (0.24)          0.11

                                    30 SEPTEMBER
                                        1997
                                    -------------
Total assets......................    $ 621,758
Long-term obligations(1)..........      199,067
Shareholders' equity..............      370,142

---------------

(1) Long-term obligations consist of:

                                                                     31 DECEMBER
                                 30 SEPTEMBER   ------------------------------------------------------
                                     1997        1996         1995        1994       1993        1992
                                 ------------   -------     --------     ------     -------     ------
    Creditors and borrowings...    $194,500     $87,500     $120,000     $3,970     $13,517     $  874
    Mine rehabilitation........       2,956       1,984        1,955
    Employee entitlements......         240         134          117                               142
    Other long-term
      obligations..............       1,371         566          343        445                    222
                                   --------     -------     --------     ------     -------     ------
                                   $199,067     $90,184     $122,415     $4,415     $13,517     $1,238
                                   ========     =======     ========     ======     =======     ======

    During 1995, Plutonic borrowed $120 million under an unsecured finance facility. During 1996, a total of $180 million was borrowed under the finance facility, of which $92.5 million was included in the current portion of creditors and borrowings.

(2) During 1993, Plutonic completed a rights issue of 19,935,000 Ordinary Shares at a price of $6.30 per Ordinary Share on the basis of one Ordinary Share for every eight Ordinary Shares held.

SELECTED OPERATING DATA

                            (IN AUSTRALIAN DOLLARS)

                                                        FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------
                                                1996       1995       1994       1993       1992
                                              --------    -------    -------    -------    -------
DEBT TO EQUITY RATIO (At 31 December).......        44%        34%         4%         8%        0%
CAPITAL EXPENDITURES (thousands of
  dollars)..................................  $126,437    $64,666    $76,396    $30,914    $14,525
OPERATING STATISTICS
Gold production (thousands of ounces).......     449.8      348.7      332.8      391.8      166.6
Average gold price realized per ounce.......  $    600    $   612    $   579    $   532    $   507
Total cash costs per ounce..................  $    403    $   378    $   304    $   295    $   238
RESERVES (At 31 December)
Gold (millions of ounces)...................       2.2        2.1        1.6        1.2        0.7

            PLUTONIC SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                                  (U.S. GAAP)

     The following table sets forth certain financial data and information relating to Plutonic. The financial data should be read in conjunction with (i) the historical financial statements of Plutonic, including the notes thereto, which are set forth in Appendix D and Appendix F and (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in this Supplement. Data for the nine months ended 30 September 1997 and 1996 reflect, in the opinion of Plutonic, all adjustments necessary for a fair presentation of such data. Results for the nine months ended 30 September 1997 and 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                            (IN AUSTRALIAN DOLLARS)
      (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

                                                     FOR THE YEAR ENDED 31 DECEMBER
                                      ------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                      --------     --------     --------     --------     --------
Revenues............................  $302,976     $218,291     $203,941     $233,086     $ 89,692
Net income..........................    24,242       27,147       20,521       34,600       19,923
Net income per share................      0.13         0.15         0.11         0.22         0.13
Cash dividends per share............      0.11        0.095         0.08         0.06         0.05

                                                                        31 DECEMBER
                                                ------------------------------------------------------------
                                                  1996         1995         1994         1993         1992
                                                --------     --------     --------     --------     --------
Total assets..................................  $651,918     $531,227     $380,375     $381,279     $263,330
Long-term obligations(1)......................    90,184      122,415        4,415       13,517        1,238
Shareholders' equity..........................   336,812      297,689      282,053      282,528      130,935

                                                      FOR THE NINE MONTHS
                                                       ENDED 30 SEPTEMBER
                                                   --------------------------
                                                       1997            1996
                                                   -------------     --------
Revenues.........................................    $ 259,106       $224,332
Net income (loss)................................      (24,186)         9,736
Net income (loss) per share......................        (0.13)          0.05

                                                   30 SEPTEMBER
                                                       1997
                                                   -------------
Total assets.....................................    $ 585,737
Long-term obligations(1).........................      199,067
Shareholders' equity.............................      306,335

---------------

(1) Long-term obligations consist of:

                                                                              31 DECEMBER
                                          30 SEPTEMBER   ------------------------------------------------------
                                              1997        1996         1995        1994       1993        1992
                                          ------------   -------     --------     ------     -------     ------
    Creditors and borrowings............    $194,500     $87,500     $120,000     $3,970     $13,517     $  874
    Mine rehabilitation.................       2,956       1,984        1,955
    Employee entitlements...............         240         134          117                               142
    Other long-term obligations.........       1,371         566          343        445                    222
                                             -------     -------       ------     ------      ------     ------
                                            $199,067     $90,184     $122,415     $4,415     $13,517     $1,238
                                             =======     =======       ======     ======      ======     ======

     During 1995, Plutonic borrowed $120 million under an unsecured finance facility. During 1996, a total of $180 million was borrowed under the finance facility, of which $92.5 million was included in the current portion of creditors and borrowings.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (TABULAR DOLLAR AMOUNTS ARE IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE
                                    AMOUNTS)
                    (PREPARED IN ACCORDANCE WITH U.S. GAAP)

     The following Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations (collectively the "Pro Forma Financial Statements") were prepared by Homestake to illustrate the estimated effects of the Combination accounted for as a pooling-of-interests under U.S. GAAP. See "The Combination -- Anticipated Accounting Treatment." Accordingly, the financial information of Homestake and Plutonic has been combined for all prior periods. All amounts in the Pro Forma Financial Statements are stated in US dollars unless otherwise stated. The Pro Forma Financial Statements give effect to material differences between Homestake's and Plutonic's accounting policies which are expected to have a material impact on the combined financial statements, and reflect adjustments made to conform to Homestake's presentation and U.S. GAAP. The Pro Forma Financial Statements do not purport to represent what the combined financial position or results of operations actually would have been if the Combination had occurred at the beginning of the periods or to project the combined financial position or results of operations for any future date or period. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Combination as if it had occurred on September 30, 1997. The Unaudited Pro Forma Condensed Combined Statements of Operations are presented for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995, and 1994, giving effect to the Combination as if it had occurred at the beginning of the earliest period presented.

     The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including notes thereto, of Homestake, prepared in accordance with U.S. GAAP and Plutonic, prepared in accordance with Australian GAAP, which are included elsewhere in this Document. Plutonic's historical financial statements have been adjusted to conform with U.S. GAAP and translated into U.S. dollars.

     The Pro Forma Financial Statements are presented utilizing the pooling-of-interests method of accounting whereby the recorded assets, liabilities, shareholders' equity and results of operations of Homestake and Plutonic become the combined assets, liabilities, shareholders' equity and results of operations. The Pro Forma Financial Statements also include pro forma adjustments which are based upon available information and certain assumptions that management of Homestake believes are reasonable in the circumstances. Such pro forma adjustments reflect the effects of (1) the exchange of each Ordinary Share for 0.34 shares of Homestake Common Stock, (2) the exchange of approximately 322,405 shares of Homestake Common Stock for the Partly Paid Shares, (3) the exchange of approximately 192,175 shares of Homestake Common Stock for the Options, and (4) conforming Plutonic's U.S. GAAP adjusted financial information to Homestake's basis of accounting.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                          (IN THOUSANDS OF US DOLLARS)

                                     ASSETS

                                                          PLUTONIC
                                        HOMESTAKE        HISTORICAL        PRO FORMA        PRO FORMA
                                        HISTORICAL     AS ADJUSTED(A)     ADJUSTMENTS        COMBINED
                                        ----------     --------------     -----------       ----------
Current Assets
  Cash and equivalents................  $   61,080        $ 20,656         $      --        $   81,736
  Short-term investments..............     168,882                                             168,882
  Receivables.........................      32,903           4,994                              37,897
  Gold bullion........................                      28,864           (28,864)(B)            --
  Inventories.........................      89,366          25,658            21,364(B)        136,388
  Deferred income and mining taxes....      12,263           4,781                              17,044
  Other...............................       6,802           4,887                              11,689
                                        ----------        --------          --------        ----------
     Total current assets.............     371,296          89,840            (7,500)          453,636
                                        ----------        --------          --------        ----------
Property, Plant and
  Equipment -- net....................     856,230         267,679                           1,123,909
                                        ----------        --------          --------        ----------
Investments and Other Assets
  Noncurrent investments..............      25,285          28,608                              53,893
  Other assets........................      81,659          17,866                              99,525
  Deferred income taxes...............                      40,794                              40,794
                                        ----------        --------          --------        ----------
     Total investments and other
       assets.........................     106,944          87,268                             194,212
                                        ----------        --------          --------        ----------
          Total Assets................  $1,334,470        $444,787         $  (7,500)       $1,771,757
                                        ==========        ========          ========        ==========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities...................  $  115,504        $ 23,766         $  (2,699)(C)    $       --
                                                                              13,000(D)        149,571
                                        ----------        --------          --------        ----------
Long-term Liabilities
  Long-term debt......................     222,183         139,709                             361,892
  Other long-term obligations.........     145,218           3,281                             148,499
  Deferred income taxes...............     152,699          53,360                             206,059
                                        ----------        --------          --------        ----------
     Total long-term liabilities......     520,100         196,350                --           716,450
                                        ----------        --------          --------        ----------
Minority Interests....................     104,622           4,630                             109,252
                                        ----------        --------          --------        ----------
Shareholders' Equity..................     594,244         220,041            (7,500)(B)
                                                                               2,699(C)
                                                                             (13,000)(D)       796,484
                                        ----------        --------          --------        ----------
          Total Liabilities and
            Shareholders' Equity......  $1,334,470        $444,787         $  (7,500)       $1,771,757
                                        ==========        ========          ========        ==========

       See notes to Unaudited Pro Forma Condensed Combined Balance Sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     (A) The Plutonic historical balance sheet at September 30, 1997 has been adjusted to reflect (1) presentation in accordance with U.S. GAAP and the format and classifications utilized by Homestake and (2) translation into US dollars at the September 30, 1997 exchange rate of approximately 0.7183 US dollars for each Australian dollar. The following table shows adjustments made to reflect the historical Plutonic Australian dollar balance sheet in conformity with Homestake's presentation and U.S. GAAP (see Note 3 "Reconciliation to U.S. GAAP" in Plutonic's historical consolidated financial statements for the nine months ended 30 September 1997 included in Appendix D in this Document) (in thousands):

                                                      AUSTRALIAN DOLLARS
                                         ---------------------------------------------         PLUTONIC
                                                                             ADJUSTED         HISTORICAL
                                          PLUTONIC                           PLUTONIC        AS ADJUSTED
                                         HISTORICAL       ADJUSTMENTS       HISTORICAL       (US DOLLARS)
                                         ----------       -----------       ----------       ------------
ASSETS
Current Assets
  Cash and equivalents.............       $  28,757        $      --         $  28,757         $ 20,656
  Receivables......................           6,952                              6,952            4,994
  Gold bullion.....................          40,184                             40,184           28,864
  Inventories......................          35,721                             35,721           25,658
  Deferred income and mining
     taxes.........................                            6,656(4c)         6,656            4,781
  Other............................           6,804                              6,804            4,887
                                           --------        ---------          --------         --------
     Total current assets..........         118,418            6,656           125,074           89,840
                                           --------        ---------          --------         --------
Property, Plant and
  Equipment -- net.................         123,381           (2,000)(4b)
                                                             251,275(8)        372,656          267,679
                                           --------        ---------          --------         --------
Investments and Other Assets
  Noncurrent investments...........          42,852           (3,025)(7)        39,827           28,608
  Other assets.....................          24,873                             24,873           17,866
  Deferred cost of mineral
     properties....................         295,695          (94,045)(1)
                                                              13,272(2)
                                                                 761(3)
                                                              50,892(4a)
                                                             (15,300)(4b)
                                                            (251,275)(8)            --               --
  Deferred income taxes............          16,539           (6,656)(4c)
                                                              46,909(5)         56,792           40,794
                                           --------        ---------          --------         --------
     Total investments and other
       assets......................         379,959         (258,467)          121,492           87,268
                                           --------        ---------          --------         --------
          Total Assets.............       $ 621,758        $  (2,536)        $ 619,222         $444,787
                                           ========        =========          ========         ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities................       $  26,990        $   6,097(4c)     $  33,087         $ 23,766
                                           --------        ---------          --------         --------
Long-term Liabilities
  Long-term debt...................         194,500                            194,500          139,709
  Other long-term obligations......           4,568                              4,568            3,281
  Deferred income taxes............          25,558           50,892(4a)
                                                              (6,097)(4c)
                                                               3,933(5)         74,286           53,360
                                           --------        ---------          --------         --------
     Total long-term liabilities...         224,626           48,728           273,354          196,350
                                           --------        ---------          --------         --------
Minority Interests.................                           10,970(6a)
                                                              (4,524)(6b)        6,446            4,630
                                           --------        ---------          --------         --------
Shareholders' Equity...............         370,142          (94,045)(1)
                                                              13,272(2)
                                                                 761(3)
                                                             (17,300)(4b)
                                                              42,976(5)
                                                             (10,970)(6a)
                                                               4,524(6b)
                                                              (3,025)(7)       306,335          220,041
                                           --------        ---------          --------         --------
          Total Liabilities and
            Shareholders' Equity...       $ 621,758        $  (2,536)        $ 619,222         $444,787
                                           ========        =========          ========         ========

---------------

(1) Plutonic defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are transferred to pre-production cost to be amortized over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the completion of a favorable feasibility study are expensed as incurred. Following completion of a favorable feasibility study, development and drilling expenditures are capitalized and are amortized using the units-of-production method based on proven and probable reserves when commercial production begins.

(2) Plutonic accounts for business combinations using the purchase method. In its application of the purchase method, Plutonic may assign a portion of the purchase price to acquired exploration potential ("AEP"). AEP is amortized using the straight-line method over periods not exceeding ten years. If it is subsequently determined that the exploration properties acquired in a business combination do not contain significant mineralization, the remaining unamortized AEP associated with that business combination would be written down at the time of such determination. Under U.S. GAAP, AEP would be specifically allocated to individual exploration properties. If it is subsequently determined that significant mineralization does not exist on any of these individual properties, they would be written down at the time of such determination. If a property becomes a producing mine, its carrying value would be amortized using the units-of-production method based on proven and probable reserves.

(3) Plutonic amortizes mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Plutonic's estimate of future life-of-mine production includes proven and probable reserves plus a portion of mineralized material which has not yet been converted to reserves but which Plutonic believes there is sufficient confidence that such material will be converted to reserves after further delineation drilling. Plutonic has a history of successfully converting mineralized material included in its life-of-mine plans into reserves. If a significant change in the estimated future life-of-mine production occurs during the period, amortization expense is adjusted to reflect the change. Under U.S. GAAP, mine development expenditures, excluding any provision for expected future development expenditures, are amortized using the units-of-production method based on proven and probable reserves only. Any significant changes in proven and probable reserves are accounted for prospectively for amortization purposes from the date of the change.

(4) Plutonic uses the liability method of accounting for income taxes, which also is required under U.S. GAAP. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method, recognition of future income tax benefits, and the presentation of the current and long-term portions of future tax benefits and deferred tax liabilities in the balance sheet.

          a) Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortized in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The assets are then amortized in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

          b) Under Australian GAAP, future income tax benefits relating to timing differences are not recognized unless realization of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognized unless there is virtual certainty of realization of the benefit. Acquired tax benefits are valued at market at the time of acquisition, and subsequent to acquisition are recognized in accordance with the foregoing criteria. Under U.S. GAAP, a deferred tax asset is recognized for deductible temporary differences and operating loss and tax credit carry-forwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

          c) Under Australian GAAP, the current and long-term portions of future tax benefits and deferred tax liabilities are not separately disclosed in the balance sheet. Under U.S. GAAP, the current and long-term portions of future tax benefits and deferred tax liabilities are separately disclosed in the balance sheet.

(5) Represents the income tax effect that results from the U.S. GAAP adjustments
    (1) through (4) above.

(6) (a) To present minority interests outside of shareholders' equity in accordance with U.S. GAAP.

          (b) To reflect minority interests' share of the U.S. GAAP adjustments
     (1) through (5) above.

(7) Plutonic carries investments in listed and unlisted companies at cost except that declines in market value judged to be other than temporary are recognized in determining net income. Under U.S. GAAP, Plutonic's investments would be classified as available-for-sale investments and would be carried at market value. Unrealized gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognized in determining net income.

(8) To reclassify deferred mining costs to conform to Homestake's presentation.

     (B) Plutonic recognizes revenue and records a receivable for gold bullion at the time it is delivered to a refinery. Homestake records gold bullion as inventory at the lower of cost or net realizable value and recognizes revenue when title passes.

     (C) Plutonic's income tax liabilities have been adjusted to give effect to the pro forma adjustments.

     (D) Homestake and Plutonic estimate that they will incur a total of approximately $13 million of transaction costs, consisting primarily of investment bankers fees, stamp duty taxes, attorneys and accountants fees, financial printing, and other related charges. These estimates of merger-related expenses are preliminary and therefore are subject to change. These nonrecurring expenses are being charged to operations as incurred. The Pro Forma Condensed Combined Balance Sheet gives effect to the estimated $13 million of transaction costs as if they had been incurred as of September 30, 1997. The Pro Forma Condensed Combined Statements of Operations do not give effect to the estimated $13 million of merger-related expenses.

     Homestake and Plutonic also estimate that they will incur approximately $4 million of one-time post-Combination severance, lease termination and relocation charges. The Pro Forma Financial Statements do not give effect to these post-Combination severance, lease termination and relocation charges.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
             (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                            PLUTONIC
                                             HOMESTAKE     HISTORICAL      PRO FORMA        PRO FORMA
                                             HISTORICAL  AS ADJUSTED(A)   ADJUSTMENTS       COMBINED
                                             ---------   --------------   -----------       ---------
Revenues
  Product sales............................  $ 497,786     $  178,058      $  (7,572)(B)    $ 668,272
  Interest income..........................     10,488          2,746                          13,234
  Gain on termination of Santa Fe merger...     62,925                                         62,925
  Other income.............................      5,871         16,427                          22,298
                                             ---------      ---------      ---------        ---------
                                               577,070        197,231         (7,572)         766,729
                                             ---------      ---------      ---------        ---------
Costs and Expenses
  Production costs.........................    354,305        118,293         (3,569)(B)      469,029
  Depreciation, depletion and
     amortization..........................     85,509         18,252                         103,761
  Administrative and general expense.......     30,304          4,467                          34,771
  Exploration expense......................     36,659         13,568                          50,227
  Interest expense.........................      7,659          6,940                          14,599
  Write-downs and other unusual charges....    183,646         66,603                         250,249
  Other expense............................      4,879          2,193                           7,072
                                             ---------      ---------      ---------        ---------
                                               702,961        230,316         (3,569)         929,708
                                             ---------      ---------      ---------        ---------
Income (Loss) Before Taxes and Minority
  Interests................................   (125,891)       (33,085)        (4,003)        (162,979)
Income and Mining Taxes....................      3,960         12,747          1,441(C)        18,148
Minority Interests.........................     (8,113)         1,927                          (6,186)
                                             ---------      ---------      ---------        ---------
Net Income (Loss)..........................  $(130,044)    $  (18,411)     $  (2,562)       $(151,017)
                                             =========      =========      =========        =========
Net Income (Loss) Per Share................  $   (0.89)    $    (0.10)                          (0.72)
                                             =========      =========                       =========
Average Shares Used in the Computation.....    146,714        187,700       (187,700)(D)

                                                                              63,818(D)       210,532
                                             =========      =========      =========        =========

 See notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
             (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              PLUTONIC
                                               HOMESTAKE     HISTORICAL      PRO FORMA        PRO FORMA
                                               HISTORICAL  AS ADJUSTED(A)   ADJUSTMENTS       COMBINED
                                               ---------   --------------   -----------       ---------
Revenues
  Product sales..............................  $564,696       $157,022       $  (3,573)(B)    $ 718,145
  Interest income............................    11,246          4,053                           15,299
  Other income...............................    12,041         13,657                           25,698
                                               --------      ---------       ---------        ---------
                                                587,983        174,732          (3,573)         759,142
                                               --------      ---------       ---------        ---------
Costs and Expenses
  Production costs...........................   361,504        105,418             707(B)       467,629
  Depreciation, depletion and amortization...    83,539         32,368                          115,907
  Administrative and general expense.........    27,804          8,899                           36,703
  Exploration expense........................    29,527         14,147                           43,674
  Interest expense...........................     7,974          5,754                           13,728
  Other expense..............................     1,304         (1,110)                             194
                                               --------      ---------       ---------        ---------
                                                511,652        165,476             707          677,835
                                               --------      ---------       ---------        ---------
Income (Loss) Before Taxes and Minority
  Interests..................................    76,331          9,256          (4,280)          81,307
Income and Mining Taxes......................   (37,709)        (2,230)          1,541(C)       (38,398)
Minority Interests...........................   (10,766)           557                          (10,209)
                                               --------      ---------       ---------        ---------
Net Income (Loss)............................  $ 27,856       $  7,583       $  (2,739)       $  32,700
                                               ========      =========       =========        =========
Net Income (Loss) Per Share..................  $   0.19       $   0.04                        $    0.16
                                               ========      =========                        =========
Average Shares Used in the Computation.......   146,190        187,400        (187,400)(D)
                                                                                63,716(D)       209,906
                                               ========      =========       =========        =========

 See notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
             (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                            PLUTONIC
                                             HOMESTAKE     HISTORICAL      PRO FORMA        PRO FORMA
                                             HISTORICAL  AS ADJUSTED(A)   ADJUSTMENTS        COMBINED
                                             ---------   --------------   -----------       ----------
Revenues
  Product sales............................  $742,935       $208,644       $  (6,555)(B)    $  945,024
  Interest income..........................    15,054          5,338                            20,392
  Other income.............................     8,947         23,278                            32,225
                                             --------      ---------       ---------          --------
                                              766,936        237,260          (6,555)          997,641
                                             --------      ---------       ---------          --------
Costs and Expenses
  Production costs.........................   475,333        139,962          (3,237)(B)       612,058
  Depreciation, depletion and
     amortization..........................   112,353         39,499                           151,852
  Administrative and general expense.......    36,965         11,831                            48,796
  Exploration expense......................    45,382         21,981                            67,363
  Interest expense.........................    10,644          8,496                            19,140
  Other expense............................    14,575          1,066                            15,641
                                             --------      ---------       ---------          --------
                                              695,252        222,835          (3,237)          914,850
                                             --------      ---------       ---------          --------
Income (Loss) Before Taxes and Minority
  Interests................................    71,684         14,425          (3,318)           82,791
Income and Mining Taxes....................   (26,333)         2,757           1,194(C)        (22,382)
Minority Interests.........................   (15,070)         1,802                           (13,268)
                                             --------      ---------       ---------          --------
Net Income (Loss)..........................  $ 30,281       $ 18,984       $  (2,124)       $   47,141
                                             ========      =========       =========          ========
Net Income (Loss) Per Share................  $   0.21       $   0.10                        $     0.22
                                             ========      =========                          ========
Average Shares Used in the Computation.....   146,311        187,400        (187,400)(D)
                                                                              63,716(D)        210,027
                                             ========      =========       =========          ========

 See notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
             (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              PLUTONIC
                                               HOMESTAKE     HISTORICAL      PRO FORMA        PRO FORMA
                                               HISTORICAL  AS ADJUSTED(A)   ADJUSTMENTS       COMBINED
                                               ---------   --------------   -----------       ---------
Revenues
  Product sales..............................  $715,842       $156,920       $  39,817(B)     $ 912,579
  Interest income............................    16,737          2,415                           19,152
  Other income...............................    13,786          2,505                           16,291
                                               --------       --------       ---------         --------
                                                746,365        161,840          39,817          948,022
                                               --------       --------       ---------         --------
Costs and Expenses
  Production costs...........................   481,886         92,376          28,302(B)       602,564
  Depreciation, depletion and amortization...    99,602         23,732                          123,334
  Administrative and general expense.........    37,283          7,186                           44,469
  Exploration expense........................    27,541         15,740                           43,281
  Interest expense...........................    11,297          1,162                           12,459
  Other expense..............................     3,290            675                            3,965
                                               --------       --------       ---------         --------
                                                660,899        140,871          28,302          830,072
                                               --------       --------       ---------         --------
Income (Loss) Before Taxes and Minority
  Interests..................................    85,466         20,969          11,515          117,950
Income and Mining Taxes......................   (39,141)        (1,884)         (3,779)(C)      (44,804)
Minority Interests...........................   (15,998)         1,041                          (14,957)
                                               --------       --------       ---------         --------
Net Income (Loss)............................  $ 30,327       $ 20,126       $   7,736        $  58,189
                                               ========       ========       =========         ========
Net Income (Loss) Per Share..................  $   0.22       $   0.11                        $    0.29
                                               ========       ========                         ========
Average Shares Used in the Computation.......   138,117        180,200        (180,200)(D)
                                                                                61,268(D)       199,385
                                               ========       ========       =========         ========

 See notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
             (IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                               PLUTONIC
                                               HOMESTAKE      HISTORICAL       PRO FORMA        PRO FORMA
                                               HISTORICAL   AS ADJUSTED(A)    ADJUSTMENTS       COMBINED
                                               ----------   ---------------   -----------       ---------
Revenues
  Product sales..............................   $ 656,056      $ 141,837       $ (24,755)(B)    $ 773,138
  Interest income............................       9,762          4,136                           13,898
  Other income...............................      39,669          3,229                           42,898
                                                ---------      ---------       ---------        ---------
                                                  705,487        149,202         (24,755)         829,934
                                                ---------      ---------       ---------        ---------
Costs and Expenses
  Production costs...........................     447,129         75,619         (25,654)(B)      497,094
  Depreciation, depletion and amortization...      76,171         23,397                           99,568
  Administrative and general expense.........      38,159          4,831                           42,990
  Exploration expense........................      21,347         17,517                           38,864
  Interest expense...........................      10,124            958                           11,082
  Other expense..............................       6,744          1,249                            7,993
                                                ---------      ---------       ---------        ---------
                                                  599,674        123,571         (25,654)         697,591
                                                ---------      ---------       ---------        ---------
Income (Loss) Before Taxes and Minority
  Interests..................................     105,813         25,631             899          132,343
Income and Mining Taxes......................     (18,880)       (10,919)           (296)(C)      (30,095)
Minority Interests...........................      (8,917)           300                           (8,617)
                                                ---------      ---------       ---------        ---------
Net Income (Loss)............................   $  78,016      $  15,012       $     603        $  93,631
                                                =========      =========       =========        =========
Net Income (Loss) Per Share..................   $    0.57      $    0.08                        $    0.47
                                                =========      =========                        =========
Average Shares Used in the Computation.......     137,733        179,800        (179,800)(D)
                                                                                  61,132(D)       198,865
                                                =========      =========       =========        =========

 See notes to Unaudited Pro Forma Condensed Combined Statements of Operations.

    NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
           (ALL AMOUNTS ARE IN US DOLLARS UNLESS OTHERWISE INDICATED)

     (A) The Plutonic historical statements of operations for the nine months ended September 30, 1997 and 1996, and for the years ended December 31, 1996, 1995, and 1994 have been adjusted to reflect (1) presentation in accordance with U.S. GAAP and the format and classifications utilized by Homestake and (2) translation into U.S. dollars using the average exchange rate for each period (approximately 0.7612 United States dollars for each Australian dollar in the nine month period ended September 30, 1997, 0.7789 in the nine month period ended September 30, 1996, 0.7831 in the year 1996, 0.7414 in the year 1995, and
0.7316 in the year 1994). Adjustments to the statements of operations may differ in amount from similar adjustments made to the balance sheet due to converting balance sheet amounts at the period end exchange rate and statements of operations amounts at the average exchange rate for each period. The following table shows adjustments made to reflect the historical Plutonic Australian dollar statements of operations in conformity with U.S. GAAP (see "Reconciliation to U.S. GAAP", Notes 3, 35, and 34 in Plutonic's historical consolidated financial statements for the periods ended 30 September 1997, 31 December 1996, and 31 December 1995, respectively, included in Appendix D in this Document) (in thousands) :

                                   NINE MONTHS ENDED
                                     30 SEPTEMBER               FOR THE YEAR ENDED 31 DECEMBER
                                 ---------------------       -------------------------------------
      INCREASE(DECREASE)          1997          1996           1996          1995           1994
                                 -------       -------       --------       -------       --------
Revenue........................  $ 2,663(4)    $(2,044)(4)   $ (2,740)(4)        --             --
Depreciation, depletion and
  amortization.................   (2,787)(2)    (2,845)(2)     (3,814)(2)   $(2,269)(2)   $ (1,038)(2)
                                  (6,825)(3)     2,112(3)         269(3)     (1,521)(3)      5,162(3)
                                   3,728(5a)     4,075(5a)      5,212(5a)     2,831(5a)        668(5a)
Exploration expense............   10,442(1)     11,622(1)      18,577(1)     12,373(1)      12,865(1)
Write-downs and other unusual
  charges......................   (7,876)(3)
Income tax expense.............   (5,176)(5b)   (5,297)(5b)     3,994(5b)    (4,374)(5b)        --
                                  (3,269)(6)    (2,950)(6)    (12,902)(6)     3,817(6)      (4,562)(6)
Minority interests.............   (1,201)(7)      (571)(7)     (1,185)(7)    (1,236)(7)       (268)(7)
                                 -------       -------       --------       -------       --------
Net Income (Loss)..............  $15,627       $(8,190)      $(12,891)      $(9,621)      $(12,827)
                                 =======       =======       ========       =======       ========

---------------

(1) Plutonic defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures associated with that project are transferred to pre-production costs to be amortized over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the completion of a favorable feasibility study are expensed as incurred. Following completion of a favorable feasibility study, pre-production exploration expenditures are capitalized and amortized using the units-of-production method based on proven and probable reserves.

(2) Plutonic accounts for business combinations using the purchase method. In its application of the purchase method, Plutonic may assign a portion of the purchase price to acquired exploration potential ("AEP"). AEP is amortized using the straight-line method over periods not exceeding ten years. If it is subsequently determined that the exploration properties acquired in a business combination do not contain significant mineralization, the remaining unamortized AEP associated with that business combination would be written down at the time of such determination. Under U.S. GAAP, AEP would be specifically allocated to individual exploration properties. If it is subsequently determined that significant mineralization does not exist on any of these individual properties, they would be written down at the time of such determination. If a property becomes a producing mine its carrying value would be amortized using the units-of-production method based on proven and probable reserves.

(3) Plutonic amortizes mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Plutonic's estimate of future life-of-mine production includes proven and probable reserves plus a portion of mineralized material which has not yet been converted to reserves but which Plutonic believes there is sufficient confidence that such material will be converted to reserves after further delineation drilling. Plutonic has a history of successfully converting mineralized material included in its life-of-mine plans into reserves. If a significant change in the estimated future life-of-mine production occurs during the period, amortization expense is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortized using the units-of-production method based on proven and probable reserves only. Any significant changes in proven and probable reserves are accounted for prospectively for amortization purposes from the date of the change.

(4) In 1996, Plutonic recognized a gain of A$13 million on the early close out of certain gold forward sales contracts. Under U.S. GAAP, these forward sales contracts would have been classified as hedges of future designated production and the gain realized on the early close out would have been deferred and recognized in income as the designated production was delivered. Accordingly, under U.S. GAAP approximately 73% of this gain would have been included in income in the year ended December 31, 1996 with the balance included in income in the nine months ended September 30, 1997.

(5) Plutonic uses the liability method of accounting for income taxes, which also is required under U.S. GAAP. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method and recognition of future income tax benefits.

          a) Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortized in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The assets are then amortized in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

          b) Under Australian GAAP, future income tax benefits relating to timing differences are not recognized unless realization of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognized unless there is virtual certainty of realization of the benefit. Acquired tax benefits are valued at market at the time of acquisition, and subsequent to acquisition are recognized in accordance with the foregoing criteria. Under U.S. GAAP, a deferred tax asset is recognized for deductible temporary differences and operating loss and tax credit carry-forwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

(6) Represents the income tax effect that results from the U.S. GAAP adjustments
    1) through 5) above.

(7) To reflect minority interests' share of the above U.S. GAAP adjustments.

     (B) Plutonic recognizes revenue and records a receivable for gold bullion at the time it is delivered to a refinery. Homestake carries final product as inventory at the lower of cost or net realizable value and recognizes revenue when title passes.

     (C) Plutonic's deferred tax assets and liabilities have been adjusted to give effect to the pro forma adjustments above.

     (D) Reflects the pro forma adjustment to average shares outstanding for each year based on the exchange ratio of 0.34 shares of Homestake Common Stock for each Plutonic Ordinary Share.

     (E) Homestake and Plutonic estimate that they will incur a total of approximately $13 million of transaction costs, consisting primarily of investment bankers fees, stamp duty taxes, attorneys and accountants fees, financial printing, and other related charges. These estimates of merger-related expenses are preliminary and therefore are subject to change. These nonrecurring expenses are being charged to operations as incurred. The Pro Forma Condensed Combined Balance Sheet gives effect to the estimated $13 million of transaction costs as if they had been incurred as of September 30, 1997. The Pro Forma Condensed Combined Statements of Operations do not give effect to the estimated $13 million of merger-related expenses.

     Homestake and Plutonic also estimate that they will incur approximately $4 million of one-time post-Combination severance, lease termination and relocation charges. The Pro Forma Financial Statements do not give effect to these post-Combination severance, lease termination and relocation charges.

                           COMPARATIVE PER SHARE DATA

     The following table presents Homestake's and Plutonic's historical per share data and pro forma combined per share data for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, giving effect to the Combination and accounting for the Combination as a pooling-of-interests, based upon the consolidated historical financial statements of Homestake and Plutonic and the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma combined information does not purport to represent what the combined financial position or results of operations would actually have been if the Combination had occurred at the beginning of each of the periods or to project the combined financial position or results of operations for any future data or period.

     The information presented below should be read in conjunction with (i) the historical financial statements of Homestake and Plutonic, including the notes thereto, which are set forth in Appendices C and D, respectively, (ii) the Unaudited Pro Forma Condensed Combined Financial Statements, which are included in the Supplement and (iii) the historical selected financial data of Homestake and Plutonic.

                                                       NINE MONTHS
                                                          ENDED             FOR THE YEAR ENDED
                                                      SEPTEMBER 30,            DECEMBER 31,
                                                     ---------------   -----------------------------
                                                      1997     1996     1996       1995        1994
                                                     ------   ------   ------   -----------   ------
HISTORICAL:
  Per share of Homestake Common Stock:
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value (1)................................  $ 4.05   $ 5.21   $ 5.24     $  4.52     $ 4.27
     Cash dividends paid...........................    0.10     0.15     0.20        0.20      0.175
     Net income (loss).............................   (0.89)    0.19     0.21        0.22       0.57
  Per Plutonic Ordinary Share:
  (Prepared in accordance with Australian GAAP;
     amounts in Australian dollars)
     Book value (1)................................  $ 1.97   $ 2.18   $ 2.22     $  1.97     $ 1.84
     Cash dividends paid...........................   0.070    0.055    0.095       0.090      0.090
     Net income (loss).............................   (0.24)    0.11     0.22        0.22       0.21
  Per Plutonic Ordinary Share:
  (Prepared in accordance with U.S. GAAP; amounts
     in Australian dollars)
     Book value(1).................................  $ 1.63   $ 1.72   $ 1.80     $  1.65     $ 1.57
     Cash dividends paid...........................   0.070    0.055    0.095       0.090      0.090
     Net income (loss).............................   (0.13)    0.05     0.13        0.15       0.11
PRO FORMA:
  Combined per share of Homestake Common Stock:
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value(1).................................  $ 3.78   $ 4.83   $ 4.91     $  4.25     $ 4.02
     Cash dividends paid(2)........................    0.10     0.15     0.20        0.20      0.175
     Net income (loss).............................   (0.72)    0.16     0.22        0.29       0.47
  Combined per Plutonic Ordinary Share
     equivalent:(3)
  (Prepared in accordance with U.S. GAAP; amounts
     in US dollars)
     Book value(1).................................  $ 1.29   $ 1.64   $ 1.67     $  1.44     $ 1.37
     Cash dividends paid...........................    0.03     0.05     0.07        0.07       0.06
     Net income (loss).............................   (0.24)    0.05     0.07        0.10       0.16

---------------

(1) Book value per share is shareholders' equity divided by common shares (or in the case of Plutonic, Ordinary Shares) outstanding at September 31, 1997 and 1996 and December 31, 1996, 1995 and 1994.

(2) Pro forma cash combined cash dividends per share of Homestake Common Stock reflect Homestake's historical cash dividend rate per share paid in the periods indicated.

(3) Pro forma combined per Ordinary Share of equivalent information reflects the pro forma combined per share of Homestake Common Stock amount multiplied by the Exchange Ratio of 0.34 shares of Homestake Common Stock for each Ordinary Share.

          DIRECTORS AND MANAGEMENT OF HOMESTAKE AFTER THE COMBINATION

BOARD OF DIRECTORS OF HOMESTAKE AFTER THE COMBINATION

     The names, principal occupations and certain other information regarding the existing members of the Homestake Board, all of whom will continue as directors of Homestake after the Combination, are set forth below.

     The information appearing in the tables and certain information regarding beneficial ownership of securities by such directors contained in this Supplement has been furnished to Homestake by the directors.

                             AGE AT
                            JAN. 31,   DIRECTOR
                              1998      SINCE                  BIOGRAPHICAL INFORMATION
                            --------   --------   ---------------------------------------------------
M. Norman Anderson........     67        1992     Mr. Anderson is President of Norman Anderson &
                                                  Associates Ltd. (mining consultants). Mr. Anderson
                                                  was a director of Homestake Canada Inc. ("HCI")
                                                  from 1987 to 1993, and was the Chairman of the
                                                  Board of Directors of HCI from February 1991 to
                                                  July 1992, when Homestake acquired the outstanding
                                                  voting shares of HCI. He is a director of Prime
                                                  (gold mining), Solv-ex Corporation (tar sands
                                                  processing), Finning Ltd. (construction equipment
                                                  sales and service), Buenaventura S.A. (gold and
                                                  silver mining) and Toronto Dominion Bank.
Richard R. Burt...........     50        1997     Mr. Burt has been the Chairman of IEP Advisors
                                                  (strategic and financial advisory services) since
                                                  June 1993. From April 1991 to June 1993, he was a
                                                  partner in McKinsey & Company (management
                                                  consultants). Mr. Burt was the United States
                                                  Ambassador to the Federal Republic of Germany from
                                                  1985 to 1989. He is a director of Archer Daniels
                                                  Midland Company (processing and sales of
                                                  agricultural commodities), Hollinger International
                                                  Inc. (publishing), Weirton Steel Company
                                                  (integrated steel producer) and VLT, Inc. (gaming
                                                  software design).

Robert H. Clark, Jr.......     56        1984     Mr. Clark has been Chief Executive Officer since
                                                  1993, President since 1983, and a director since
                                                  1968 of Case, Pomeroy & Company, Inc. (mining, oil
                                                  and gas, real estate). Mr. Clark is a director of
                                                  FINOVA Group Inc. (financial services).

Harry M. Conger...........     67        1977     Mr. Conger has been Chairman of the Board of
                                                  Homestake since 1982. He also was Chief Executive
                                                  Officer from 1978 until May 1996. He was also
                                                  President of Homestake from 1977 to 1986. He is a
                                                  director of ASA Limited (investment company), Baker
                                                  Hughes Incorporated (oil service and equipment
                                                  manufacturing), CalMat Company (aggregates,
                                                  asphalt, and property development), and Pacific Gas
                                                  and Electric Company and Apex Silver Mines Limited.

                             AGE AT
                            JAN. 31,   DIRECTOR
                              1998      SINCE                  BIOGRAPHICAL INFORMATION
                            --------   --------   ---------------------------------------------------
G. Robert Durham..........     68        1990     Mr. Durham has been a director and Chief Executive
                                                  Officer of Walter Industries, Inc. (building
                                                  materials, home building, mortgage financing and
                                                  natural resource development) since June 1991,
                                                  President from June 1991 to October 1995, and
                                                  Chairman since October 1995. He was Chairman of the
                                                  Board and President of Phelps Dodge Corporation
                                                  (mining) from 1987 to 1989, President and Chief
                                                  Operating Officer from 1985 to 1987, and held other
                                                  executive positions with Phelps Dodge Corporation
                                                  or affiliated corporations beginning in 1977. He is
                                                  a director of FINOVA Group Inc. (financial
                                                  services), a director of Mincorp Ltd. (engineering
                                                  services), and a trustee of Mutual Life Insurance
                                                  Company of New York.

Douglas W. Fuerstenau.....     69        1977     Mr. Fuerstenau has been a Professor of Metallurgy,
                                                  Department of Materials Science and Mineral
                                                  Engineering, University of California, Berkeley
                                                  since 1959. He was P. Malozemoff Professor of
                                                  Mineral Engineering from 1987 to 1993, professor
                                                  emeritus from 1993 to July 1994, and has been a
                                                  professor in the Graduate School since July 1994.

Henry G. Grundstedt.......     69        1992     Mr. Grundstedt is a mining consultant. He was
                                                  Senior Vice President of Capital Guardian Trust
                                                  Company (money manager of pension and mutual funds)
                                                  from 1973 to 1991 and held other executive
                                                  positions with that firm beginning in 1972,
                                                  specializing in the mining and metals industry.

John Neerhout, Jr.........     67        1989     Mr. Neerhout has been the Managing Director of
                                                  Union Railways Limited (rail transportation) since
                                                  April 1997, and a director of London and
                                                  Continental Railways Ltd. since March 1997. He has
                                                  been a director of The Energy Group Plc (gas and
                                                  coal production, power generation and sales) since
                                                  February 1997. Mr. Neerhout retired as Executive
                                                  Vice President of Bechtel Group Inc. (engineering
                                                  and construction) in October 1996, a position he
                                                  held since 1986. Mr. Neerhout was also a director
                                                  of and held executive positions with Bechtel Group
                                                  Inc. and other of its affiliated companies prior to
                                                  his retirement.

Stuart T. Peeler..........     68        1981     Mr. Peeler has been a petroleum industry consultant
                                                  since 1989. From 1982 until 1988 he was Chairman of
                                                  the Board and Chief Executive Officer of Statex
                                                  Petroleum, Inc. He is a director of CalMat Company
                                                  (aggregates, asphalt, and property development),
                                                  Chieftain International, Inc. (oil and gas
                                                  exploration and production) and Chieftain Interna-
                                                  tional Funding Corp. (financial services).

                             AGE AT
                            JAN. 31,   DIRECTOR
                              1998      SINCE                  BIOGRAPHICAL INFORMATION
                            --------   --------   ---------------------------------------------------
Carol A. Rae..............     51        1995     Ms. Rae has been the President and Chief Executive
                                                  Officer of Integrated Media and Marketing, LLC
                                                  (producer of educational video and multimedia
                                                  products) since 1995, and the President of MedVal
                                                  Technologies International, Inc. (manufacturer of
                                                  orthopedic splints) since 1984. She has been a
                                                  member of the Board of Directors of the U.S.
                                                  Chamber of Commerce since 1994. She was Senior Vice
                                                  President and General Manager of the Refractive
                                                  Division of Chiron Vision Corporation (manufacturer
                                                  of ophthalmic intraocular lenses) from 1994 until
                                                  1995 and since 1995 has been Senior Vice President
                                                  of Government Affairs of the Refractories Division
                                                  of Chiron Vision. She has also been the President
                                                  of MedVal Technologies International, Inc.
                                                  (manufacturer of orthopedic splints) since 1982.
                                                  She was the President and Chief Executive Officer
                                                  of Magnum Diamond Corporation (manufacturer of
                                                  surgical instruments) from 1989 to 1995.

Jack E. Thompson..........     47        1994     Mr. Thompson has been the Chief Executive Officer
                                                  of Homestake since May 1996, and President and a
                                                  director of Homestake since August 1994. He was
                                                  Executive Vice President-Canada of Homestake and
                                                  President and Chief Executive Officer of Prime and
                                                  HCI from July 1992 to August 1994. He was President
                                                  of Homestake Mineral Development Company and North
                                                  American Metals Corp. (gold mining) from 1988 until
                                                  July 1992.

Jeffrey L. Zelms..........     53        1997     Mr. Zelms has been the President since 1986 and the
                                                  Chief Executive Officer since 1992 of The Doe Run
                                                  Company (lead, zinc and copper mining, lead
                                                  fabrication and recycling). He is a director of
                                                  Phoenix Textile Corporation (linen supplier for the
                                                  health industry) and BW/IP International, Inc.
                                                  (provider of engineered pumps and seals for
                                                  refinery and chemical industries).

     The Homestake Charter provides for the Homestake Board to be divided into three classes. Each class of directors elected at an annual meeting of stockholders is elected for a three-year term. Homestake's directors can be removed from office only for cause.

     The Homestake Board has six committees: the Executive Committee, the Finance Committee, the Audit Committee, the Compensation Committee, the Director Affairs Committee and the Environmental, Health and Safety Committee.

     The Executive Committee has authority to exercise most of the powers of the Homestake Board. It is intended to function on a standby basis.

     The Finance Committee reviews and makes recommendations to the Homestake Board about proposed dividends, investments and financial matters, and oversees pension and savings plan investments.

     The Audit Committee recommends to the Homestake Board appointment of the firm of independent accountants to audit and report to stockholders on the consolidated financial statements of Homestake, and receives and considers the reports of the independent accountants. The Committee also oversees Homestake's internal auditing.

     The Compensation Committee evaluates and recommends to the full Homestake Board the levels of compensation and benefits for officers and key employees. The Compensation Committee also administers Homestake's stock option plans and its Deferred Compensation Plan and Executive Supplemental Retirement Plan.

     The Director Affairs Committee reviews and evaluates candidates for director, including nominees recommended by stockholders, makes recommendations on candidates to the Homestake Board, evaluates director performance, and make recommendations regarding director compensation and stock ownership. Applications and communications relating to candidates for director may be sent to the Secretary of Homestake at the corporate offices in San Francisco.

     The Environment, Health and Safety Committee oversees Homestake's compliance with environmental, health and safety laws and policies.

DIRECTORS AND MANAGEMENT OF HOMESTAKE AFTER THE COMBINATION; INTENTIONS ABOUT PLUTONIC

     Following the Combination, the existing members of the Homestake Board will continue as directors of Homestake. It is the expectation of Homestake that Homestake's Board will invite Mr. Paul McClintock, Chairman of the Plutonic Board, to become a member of the Homestake Board. In addition, the existing officers of Homestake are expected to continue to hold their respective positions.

     On completion of the Combination, Plutonic will cease to be a separate, publicly-held company. As a result, certain administrative, treasury and other activities of Plutonic will no longer need to be performed after the Combination is completed. It is also the intention of Homestake to integrate the management, administrative, exploration, operational and other activities of Plutonic and HGAL, Homestake's principal Australian company. As a part of that integration, Homestake expects to close the Plutonic offices in Sydney and to relocate the continuing Plutonic activities to Perth. Plutonic exploration functions performed in Sydney, as well as HGAL's exploration department in Perth, will be relocated to Plutonic's existing Perth exploration offices.

     As a part of the integration process, Plutonic and Homestake management will work together to determine an appropriate organizational structure and the nature and number of management, administrative, exploration, operational and other positions for the consolidated group. Plutonic and Homestake management will also evaluate the personnel employed by HGAL and Plutonic to determine the persons best qualified from both companies, taking into account the extent to which Plutonic personnel may be prepared to relocate to Perth. Following that evaluation process, Homestake management will select the appropriate senior management and other personnel from both companies and take other appropriate action to implement the administrative reorganization.

     Because of the headquarters move, the elimination of certain functions, and restructuring of the organizations, there will be a reduction in the combined workforce. As a result, Homestake anticipates that some number of existing Plutonic and HGAL employees will cease to be employed in the newly consolidated group, although it cannot now determine the extent thereof. Homestake will provide and expects that it will cause Plutonic to provide, severance packages to all employees whose positions are eliminated that are on terms at least as favorable as those generally offered to similarly situated persons in the location of employment and the Australian gold mining sector.

     The Homestake Bank Credit Agreement permits total borrowings of up to US$275 million. At December 31, 1997, borrowings under the Homestake Bank Credit Agreement were US$54 million. Homestake's Bank Credit Agreement also limits the amount of indebtedness that may be incurred or maintained by certain subsidiaries. At December 31, 1997, the borrowings by Plutonic under its bank credit agreement were approximately A$170 million (approximately US$114 million at A$1 = US$0.67), which is in excess of the borrowings which would be permitted for Plutonic operating as a subsidiary of Homestake under the Homestake Bank Credit Agreement. Plutonic's bank credit agreement provides that lenders under that agreement have the right to request repayment of outstanding indebtedness following a change of control of Plutonic. The Combination will constitute a change of control of Plutonic for purposes of the Plutonic bank credit agreement. Plutonic's bank credit agreement also permits Plutonic to prepay outstanding indebtedness at any time. Homestake does not expect any difficulty in securing the consent of its lenders and the Plutonic lenders to maintain the existing Plutonic indebtedness outstanding or to refinance the outstanding Plutonic indebtedness under the Homestake Bank Credit Agreement.

     Except as set forth above, Homestake does not intend to materially alter the business of Plutonic, or dispose of or redeploy any of Plutonic's material assets, as a result of the Combination.

                       BENEFICIAL OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF HOMESTAKE

     As of the date of this Proxy Statement, no person was known to Homestake to own 5% or more of the Homestake Common Stock outstanding.

OWNERSHIP OF COMMON STOCK BY HOMESTAKE'S MANAGEMENT

     The following table shows: (i) the number of shares of Homestake Common Stock beneficially owned by directors and the five highest paid executive officers, and all directors and executive officers as a group, as of December 31, 1997 (excluding shares which such persons have the right to acquire within 60 days of December 31, 1997 but do not actually own), (ii) the number of shares of Homestake Common Stock which such persons have the right to acquire within 60 days of December 31, 1997, but do not actually own and (iii) the total number of shares of Homestake Common Stock which such persons own and have the right to acquire within 60 days of December 31, 1997. The shares so shown include shares held in Homestake's Savings Plan for the accounts of executive officers and directors share rights granted under Homestake's Stock Option and Share Rights Plan -- 1988 and 1996, which entitle outside directors to receive shares on the date of ceasing to serve as a director. Including the shares held by Case, Pomeroy & Company, Inc. (described in footnote 2 below) and the shares which the identified persons have the right to acquire but do not own, the shares of Homestake Common Stock beneficially owned by all directors, nominees and executive officers as a group represent approximately 5.5 percent of the total number of shares of Homestake Common Stock outstanding.

                                                    NUMBER OF SHARES       RIGHT TO
                                                      BENEFICIALLY         ACQUIRE
                                                      OWNED AS OF           SHARES
                                                      DECEMBER 31,        WITHIN 60       TOTAL NUMBER
                                                    1997, EXCLUDING        DAYS OF         OF SHARES
                                                    RIGHT TO ACQUIRE     DECEMBER 31,     BENEFICIALLY
                       NAME                            SHARES(1)             1997            OWNED
--------------------------------------------------  ----------------     ------------     ------------
M. Norman Anderson................................          2,529              6,193            8,722
Richard R. Burt...................................              0                  0                0
Robert H. Clark, Jr.(2)...........................      6,448,776              1,961        6,450,737
Harry M. Conger(3)................................        176,835            545,725          722,560
G. Robert Durham..................................          5,000              1,536            6,536
Douglas W. Fuerstenau.............................          1,478              1,972            3,450
Henry G. Grundstedt...............................          1,000              1,105            2,105
John Neerhout, Jr. ...............................          1,000              1,506            2,506
Stuart T. Peeler..................................         10,000              2,124           12,124
Carol A. Rae......................................            500                383              883
Jack E. Thompson..................................         31,490            150,550          182,040
Jeffrey L. Zelms..................................             50                  0               50
Gene G. Elam......................................         11,394            109,575          120,969
Wayne Kirk(4).....................................          7,888             89,050           96,938
Gil J. Leathley...................................          3,182             60,467           63,649
William F. Lindqvist..............................              0             79,300           79,300
All Directors and Executive Officers as a Group
  (23 persons)....................................      6,730,311          1,347,424        8,077,735

---------------

(1) In some instances voting and investment power is shared with the spouse of the identified person.

(2) Includes 13,000 shares owned by Mr. Clark's spouse. Also includes 6,411,776 shares owned by Case, Pomeroy & Company, Inc. Mr. Clark is the President and Chief Executive Officer and, with family members, is a controlling shareholder of Case Pomeroy.

(3) Includes 447 shares held of record by a Savings Plan Trust for Mr. Conger's spouse. Mr. Conger disclaims beneficial ownership of these shares.

(4) Includes 414 shares held of record by two of Mr. Kirk's children. Mr. Kirk disclaims beneficial ownership of these shares.

                     DESCRIPTION OF HOMESTAKE CAPITAL STOCK

GENERAL

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the DGCL, the Homestake Charter and the terms of the Homestake Rights Agreement.

     The Homestake Charter currently authorizes the issuance of 250,000,000 shares of Homestake Common Stock and 10,000,000 shares of Homestake Preferred Stock.

     The Homestake Common Stock is listed on the NYSE under the symbol "HM," on the Swiss Stock Exchange (Basel, Geneva and Zurich) and on the ASX. The transfer agent and registrar for Homestake Common Stock is BankBoston N.A. Corporate Registry Services Pty. Ltd. is the Australian co-transfer agent for Homestake Common Stock.

     Homestake Preferred Stock may be issued in one or more series in the discretion of the Homestake Board, with such rights, preferences and privileges as to dividends, voting rights, conversion rights, liquidation preferences and redemption provisions as the Homestake Board may in its discretion establish at the time of creation of such series.

     Holders of Homestake Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders. Homestake does not have cumulative voting and, as a result, the holders of a majority of the Homestake Common Stock represented at a meeting of stockholders and entitled to vote in an election of directors are able to elect all directors to be elected at the meeting.

     Holders of Homestake Common Stock are entitled to receive dividends when and as declared by the Homestake Board from funds legally available therefor, subject to the dividend rights of holders of any Homestake Preferred Stock that may be issued in the future.

     The Homestake Common Stock is not redeemable and does not have conversion or pre-emptive rights.

"FAIR PRICE" CHARTER PROVISION

     The Homestake Charter contains a "Fair Price" provision which applies to mergers and certain other types of business combinations with "Related Persons." The Fair Price provision defines "Related Person" to include any person who, together with any affiliate or associate, beneficially owns (or within the preceding five years owned) 10% or more of the Homestake Common Stock outstanding or of the voting stock of Homestake outstanding. The Fair Price provision defines "Business Combination" to include mergers, reorganizations, sales of assets, issuances of securities, mortgages, leases, and a variety of transactions which involve the securities or assets of Homestake.

     The Fair Price provision requires that Business Combinations between Homestake and a Related Person meet certain alternative criteria. If none of the alternative criteria are met, such transactions must be approved by (1) not less than 80% of the total voting power of Homestake stock entitled to vote on the matter, and (2) not less than 50% of the voting power held by holders other than the Related Person and its affiliates and associates. The alternative criteria, one of which must be met to avoid the special voting requirements, are the following:

          (a) if the Business Combination is approved by the Homestake Board before the Related Person first became a Related Person;

          (b) if the Homestake Board unanimously approves in advance the Related Person becoming a Related Person and the Business Combinations is then approved by the Homestake Board after the Related Person became a Related Person;

          (c) if the Business Combination involves solely Homestake and one of its subsidiaries (50% or more of the voting stock of which is owned by Homestake and none of which is owned by a Related Person) and all stockholders are treated equally and receive or retain common stock in the surviving corporation or other party to the Business Combination;

          (d) if all of the following conditions are satisfied:

             (1) the per share consideration to be received by holders of the Homestake Common Stock in the Business Combination (other than the Related Person) is not less than the higher of (i) the highest per share price paid by such Related Person in acquiring any of the Homestake Common Stock, or (ii) a percentage premium over the market price of Homestake Common Stock immediately prior to the announcement of such Business Combination which is at least as high as the percentage premium paid by the Related Person over the market price of the Homestake Common Stock immediately prior to the commencement of the acquisition of Homestake Common Stock by such Related Person, but in no event in excess of two times the highest per share price determined under (i) above;

             (2) after becoming a Related Person and prior to the consummation of such Business Combination, (i) such Related Person must not have acquired any newly issued shares from Homestake (except upon conversion of convertible securities acquired prior to becoming a Related Person or upon compliance with the Fair Price provision or as a result of a pro rata stock dividend or stock split) and (ii) such Related Person must not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by Homestake, or made any major change in Homestake's business or equity capital structure; and

             (3) a proxy statement meeting the requirements of the United States federal securities laws must be used for the purpose of soliciting stockholder approval of such Business Combination. The proxy statement must also contain (i) any recommendation as to the advisability of the Business Combination which any continuing or independent or "outside" directors may choose to state, and (ii) the opinion of a reputable national investment banking firm in the United States as to the fairness of the terms of such Business Combination from the point of view of the remaining public stockholders of Homestake. The investment banking firm must be engaged solely on behalf of the public stockholders and must be selected by a majority of any continuing directors and outside directors.

     The Fair Price provision further provides that if there is a Related Person, the Fair Price provision cannot be amended or repealed unless such a change is approved at least 80% of the total voting power and also by a majority of the total power held by holders who are independent of the Related Person.

     All of the foregoing could discourage, delay or prevent certain types of transactions involving an actual or potential change in control of Homestake, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices, and could therefore have a negative impact on the price of the Homestake Common Stock.

     The Fair Price provision does not apply to the Combination.

HOMESTAKE RIGHTS AGREEMENT

     On October 16, 1987, Homestake issued one Homestake Right for each issued and outstanding share of Homestake Common Stock. Pursuant to the Homestake Rights Agreement, each share of Homestake Common Stock is accompanied by one Homestake Right. Each Homestake Right entitles the holder thereof to purchase 1/100th of a Series A Participating Cumulative Preferred Share of Homestake at a price of $75, subject to adjustment (the "Purchase Price").

     The Homestake Rights are not exercisable until the "Distribution Date" and will expire on October 15, 2007 (the "Expiration Date"), unless they are earlier redeemed by Homestake. The Distribution Date is defined to be the earlier of (i) such time as Homestake learns that a person or group, together with affiliates or associates acquired or obtained the right to acquire beneficial ownership of more than 15% of the Homestake Common Stock outstanding (an "Acquiring Person") and (ii) such date, as may be designated by the Homestake Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Homestake Common Stock, if upon consummation, such person could be an Acquiring Person.

     Upon a person becoming an Acquiring Person, a holder of a Homestake Right (except Acquiring Persons) may exercise the right by purchasing for the Purchase Price such number of one-hundredths ( 1/100ths) of a share of Homestake Preferred Stock equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is one and the denominator of which is 50% of the market value of the Homestake Common Stock on the date on which such person became an Acquiring Person.

     The Homestake Board may, at its option, at any time after a person becomes an Acquiring Person exchange all or part of then outstanding and exercisable Homestake Rights (other than Homestake Rights held by an Acquiring Person) for consideration per Homestake Right consisting of one-half of the securities that would be otherwise issuable upon the exercise of a Homestake Right, as described above.

     In the event that, following the Distribution Date, Homestake is acquired in any merger or other business combination by an Acquiring Person (or such Acquiring Person is merged into Homestake) or 50% or more of Homestake's assets or assets representing 50% or more of its earning power are sold, leased exchanged or otherwise transferred to an Acquiring Person and such surviving corporation or Acquiring Person is a publicly traded corporation, each Homestake Right will entitle its holder to purchase for the Purchase Price the number of common shares of the surviving corporation or the Acquiring Person which at the time of the transaction would have a market value of twice the Purchase Price. In the event that the surviving corporation or the Acquiring Person is not a publicly traded corporation, each Homestake Right will entitle its holder to purchase for the Purchase Price, at such holder's option (i) that number of shares of such entity which at the time of transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

     Any rights that are at any time beneficially owned by an Acquiring Person will become null and void and any holder of any such right will be unable to exercise any such right.

     The Homestake Board may redeem the Homestake Rights at any time prior to the earliest of such time as a person becomes an Acquiring Person and the Expiration Date for cash or securities equivalent to $0.01 per Homestake Right.

     Until a Homestake Right is exercised, the holder will have no rights as a stockholder of Homestake with respect to the shares purchasable upon exercise of the Homestake Right.

     All of the foregoing could discourage, delay or prevent certain types of transactions involving an actual or potential change in control of Homestake, including transactions in which stockholders might otherwise receive a premium for their shares over current market prices, and could therefore have a negative impact on the price of the Homestake Common Stock.

     The Homestake Rights Agreement does not apply to the Combination.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     If the Combination is consummated, Plutonic Shareholders and Plutonic Option Holders will become stockholders of a Delaware corporation and will have rights and privileges as set out in the Delaware General Corporation Law ("DGCL"), and the Homestake Charter and by-laws (which generally are the equivalent of the memorandum and articles of an Australian company, respectively). While the rights and privileges of stockholders of a Delaware corporation are, in some instances, comparable to those of shareholders of an Australian corporation, there are some material differences, which are summarized below.

VOTE REQUIRED FOR ORDINARY TRANSACTIONS; QUORUM

     Under the DGCL and the Homestake Charter, matters requiring stockholder approval generally must be approved by the vote of holders of a majority of the shares present in person or represented by proxy at the meeting.

     With respect to election of directors, the nominees receiving the highest number of votes are elected. Directors of Homestake are appointed for a term of three years, with approximately one-third of the directors elected each year.

     A majority of the shares of voting stock outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business at a meeting of stockholders.

     Under Australian law, matters which are decided by a general meeting of shareholders generally require the approval of the shareholders by ordinary resolution, which is a resolution passed by the majority of shares present in person or represented by proxy. Some matters (such as amendments to the articles of association) require approval by special resolution, which is a resolution passed by at least 75% of the shares present in person or represented by proxy, where at least 21 days notice of the resolution has been given.

     Three shareholders present in person or represented by proxy constitute a quorum for a meeting under Plutonic's articles of association, except for a meeting of a class of shareholders, where the quorum is two.

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

     Under Australian law, a combination of Plutonic with another company would require:

          (a) a takeover scheme or takeover announcement in respect of the shares in Plutonic under Chapter 6 of the NSWL; or

          (b) a scheme of arrangement under section 411 of the NSWL.

     Neither a takeover scheme nor a takeover announcement requires shareholder approval. However, a scheme of arrangement requires approval by shareholders at court convened meetings together with court approval of the scheme. The votes required to approve the scheme are a majority in number of all shareholders (or shareholders in a particular class) present and voting, being a majority of shareholders whose shares have a nominal value of at least 75% of the total nominal value of all the shares of the shareholders (or of shareholders in a particular class) present and voting.

     A merger of two or more corporations into a single constituent corporation (a "merger") or the consolidation of two or more corporations into a new corporation formed by the consolidation (a "consolidation"), in either case involving Homestake, will be governed, at least in part, by the DGCL. Under the DGCL, a merger or consolidation requires the approval of each constituent corporation, except as described in the final sentence of this paragraph. For Delaware corporations the approval must be of a majority of the outstanding stock of such corporation entitled to vote thereon. Unless specifically required in a corporation's certificate of incorporation, and notwithstanding the first sentence of this paragraph, no vote of stockholders of a constituent corporation surviving a merger is necessary if (i) the merger is between two Delaware corporations, (ii) the merger agreement does not amend the certificate of incorporation of the surviving corporation and (iii) not more than 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the merger will be issued pursuant to the merger. (The Homestake Charter does not require stockholder approval in these circumstances.) Approval of stockholders is generally not required for the issuance of common stock under the DGCL but the NYSE Listing Rules require stockholder approval if the issuance equals 20% or more of the common or voting stock of the corporation outstanding immediately prior to the issuance. (However, stockholder approval is required to increase Homestake's authorized capital.) Where the corporation is a 90% parent of another corporation, stockholder approval is not required under the DGCL from either corporation to merge or consolidate the parent and the other corporation provided that such merger or consolidation is permitted by the jurisdiction of incorporation of each constituent corporation and the surviving corporation is a Delaware corporation.

     The dissolution or sale of substantially all the assets of a corporation governed by the DGCL requires the approval of a majority of the outstanding stock of such corporation entitled to vote thereon. The dissolution of a corporation incorporated in Australia requires stockholder approval by way of special resolution (75% of the shares present or represented by proxy at the meeting) while the sale of substantially all the assets of a corporation incorporated in Australia and listed on the ASX requires stockholder approval by way of ordinary resolution (a majority of the shares present or represented by proxy at the meeting).

     The Homestake Charter contains a "Fair Price" provision which applies to mergers, reorganizations, sales of assets and a variety of other transactions. See "Description of Homestake Capital Stock -- "Fair Price" Charter Provision." The Homestake Rights Agreement also may affect such transactions. See "Description of Homestake Capital Stock -- Homestake Rights Agreement."

DISTRIBUTION ON WINDING-UP

     On a winding up of Homestake, holders of Homestake Common Stock would receive a distribution on a pro rata basis, after the payment of creditors and preferred stockholders. (Although the Homestake Charter authorizes the issuance of preferred stock, none is currently outstanding.)

TRANSACTIONS INVOLVING SHAREHOLDERS, OFFICERS OR DIRECTORS

     The ASX Listing Rules require shareholder approval by ordinary resolution before a listed company may purchase, gain, obtain or otherwise acquire or give, sell or otherwise dispose of (whether by means of an agreement transaction; subscription for securities or otherwise) any assets or securities in excess of 5% of shareholders' funds to:

          (i) a subsidiary or a related party, including any director, or secretary of the listed company or its parent entity, or a spouse, de facto spouse, or a parent, or daughter of such person (at the relevant time or within the previous six months);

          (ii) a shareholder with an entitlement to 10% or more of the company's voting shares (at the relevant time or within the previous six months);

          (iii) a person who is an associate of a person in (i) or (ii); or

          (iv) a person whose association with any of the foregoing is such that the ASX decides the proposed acquisition should be referred to shareholders.

          The DGCL has no equivalent provisions. However, the NYSE Listing Rules require shareholder approval for the issuance of securities of more than 1% of the common or voting stock of a corporation to a director, officer, substantial security holder or any respective affiliate thereof, for the purchase of certain types of assets from such person.

     The NSWL also prohibits a public company or an entity controlled by it from giving any type of financial benefit to a "related party" (including parent companies, controlling entities, directors and their families, and entities which they control) unless the financial benefit:

          (i) constitutes reasonable remuneration to an officer;

          (ii) is a loan of less than A$2,000;

          (iii) is given between wholly owned entities;

          (iv) is given on arm's length terms or pursuant to a court order;

          (v) constitutes a benefit given to shareholders in their capacity as shareholders and does not discriminate unfairly between shareholders (e.g. a dividend); or

          (vi) is approved by a general meeting of shareholders.

     The DGCL has no equivalent provisions.

     In the case of Homestake, with certain exceptions described below, the DGCL prohibits a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is one who, directly or indirectly, controls 15% or more of the issued voting shares. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where:

          (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its shares;

          (ii) the interested stockholder acquired at least 85% of the issued and outstanding voting shares of the corporation in the transaction in which the stockholder became an interested stockholder excluding, in determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; or

          (iii) the business combination is approved by a majority of the board of directors and affirmative vote of two-thirds of the votes entitled to be cast by disinterested shareholders at an annual or special meeting.

As noted above, the Homestake Charter contains a "Fair Price" provision which will apply to business combinations between Homestake and "Related Persons." See "Description of Homestake Capital Stock -- "Fair Price" Charter Provisions." The Homestake Rights Agreement will apply also to certain business combinations. See "Description of Homestake Capital Stock -- Homestake Rights Agreement."

     The DGCL provides that a contract or transaction ("transaction") between a Delaware corporation and one or more of its directors or officers (an "interested person"), or an entity in which such person is an officer or director or has a financial interest, is not void or voidable solely because such interested person is present at or participates in a board or committee meeting approving the transaction or solely because such interested person's votes are counted for such purposes if:

          (i) the material facts of the relationship or interest and the transaction are disclosed to the board or committee and approved in good faith by a majority of the disinterested directors;

          (ii) the material facts of the relationship or interest and the transaction are disclosed to, and approved in good faith by, the stockholders; or

          (iii) the transaction is fair as to the corporation.

     Failure to obtain approval as set out in (i) or (ii) above, means, in essence, that if the transaction is challenged, the interested person has the burden of proving that the transaction was fair as to the corporation.

TAKEOVER REGULATION

     Takeovers in Australia are regulated principally by Chapter 6 of the NSWL. Persons who acquire an entitlement in 5% or more of a corporation subject to Chapter 6 must make public disclosure of that entitlement, and of any changes to that entitlement of 1% or more. A person must not acquire an entitlement to more than 20% of the voting shares of such a corporation, unless that entitlement is acquired under a takeover scheme or announcement (subject to a limited number of exemptions). A takeover scheme or announcement must include an offer to all shareholders. The consideration offered must be no less than the consideration paid by the offeror for shares in the target in the 4 months preceding the bid. The offeror must also send a disclosure document to all shareholders with the offer, and the target company must respond with a disclosure document, the contents of which are prescribed by Chapter 6.

     Under U.S. federal securities laws a stockholder may accumulate up to but not including 5% of a class of equity securities of a corporation without making public disclosure. At or above the 5% level, the stockholder must make public disclosure including such stockholder's intentions regarding its holdings (i.e. whether the accumulation is for investment purposes or to seek control of the corporation).

     There is no U.S. legal requirement to extend an offer to purchase securities of a corporation to all security holders solely as a result of accumulations of securities above a certain threshold of ownership. If, however, a tender offer is made to purchase securities, certain procedural and disclosure rules must be followed, including:

          (i) provision of a disclosure document to all security holders;

          (ii) a requirement that the offer remain open for at least 20 business days;

          (iii) pro rata allocation of tenders if the tender offer is for less than all the securities outstanding;

          (iv) availability of the offer to all security holders on the same terms;

          (v) offer consideration that is no less than the highest consideration paid or to be paid by the offeror to any security holder during the time of the tender offer; and

          (vi) a requirement for a response to the tender offer from the target board of directors within 10 business days of the filing of the offeror's disclosure document.

     Compulsory acquisition of securities is permitted under the DGCL if a person acquires at least 90% of the outstanding shares of each class of the stock of a corporation. In that case, the persons from whom securities are to be acquired will have the dissenters appraisal rights described below.

DISSENTERS APPRAISAL RIGHTS

     The DGCL generally entitles a stockholder voting against a merger or consolidation to exercise dissenters appraisal rights upon a merger or consolidation of the corporation if the stockholder complies with certain procedural requirements. Exercise of appraisal rights requires the acquisition by the surviving corporation of the dissenters' shares at a fair value, generally determined by a court.

     Unless specified in the corporation's certificate of incorporation, the DGCL does not provide dissenters appraisal rights for stockholders of a corporation that engages in:

          (i) a sale of substantially all its assets;

          (ii) an amendment to its certificate of incorporation; or

          (iii) a merger or consolidation where the consideration received consists solely of shares of the surviving or resulting corporation, or shares of any other corporation listed on a national securities exchange in the United States or held by more than 2,000 stockholders (and cash in lieu of fractional shares) and either:

             (A) the corporation before the merger or consolidation was listed on a national securities exchange or its shares were held by more than 2,000 stockholders; or

             (B) the corporation survived the merger or consolidation and the approval of its stockholders was not required because the merger or consolidation agreement did not amend the surviving corporation's certificates of incorporation and did not provide for the issue of common shares of the survivor in excess of 20% of such survivor's shares issued and outstanding immediately prior to the merger or consolidation.

     The Homestake Charter does not provide dissenters appraisal rights in such circumstances.

     Because Homestake Common Stock is listed on the NYSE (a national securities exchange) and the Homestake Charter does not provide otherwise, Homestake Stockholders would not have dissenters appraisal rights in the event that Homestake is a constituent corporation to a merger or consolidation which otherwise would give rise to dissenters appraisal rights under the DGCL and the consideration meets the requirement of (iii) above.

     The NSWL has no equivalent provisions.

OPPRESSION REMEDY

     Under the NSWL, a shareholder or the ASC (following an investigation) may apply to the court if that person or the ASC, following an investigation, believes:

          (i) the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to, or unfairly discriminatory against, a shareholder or shareholders, or in a manner that is contrary to the interests of the shareholders as a whole; or

          (ii) that an actual or proposed act or omission by or on behalf of the company or an actual or proposed resolution of a class of shareholders was or would be oppressive or unfairly prejudicial to, or unfairly discriminatory against, a shareholder or shareholders, or was or would be contrary to the interests of the shareholders as a whole.

     The court has power to make such order or orders as it sees fit to deal with any oppressive or unfairly prejudicial matter. These orders include orders for:

          (i) winding up of the company;

          (ii) regulation of the company's affairs or appointment of a receiver or receiver and manager; or

          (iii) purchase of shares by another shareholder or by the company.

     The NSWL and the general law also provide a range of legal and equitable remedies for breach of duty by directors of a company.

     The DGCL does not provide a statutory remedy like the NWSL oppression remedy. However, the DGCL provides a variety of legal and equitable remedies to a corporation's shareholders for improper acts or omissions of its officers and directors. Under the DGCL, stockholders can bring an action alleging a breach of fiduciary duty by the directors of a corporation. In order to be successful, the stockholder must overcome the "business judgment rule" which, simply stated, means that absent a showing of intentional misconduct, gross negligence or a conflict of interest, disinterested directors' decisions are presumed (subject to rebuttal) by the courts to have been made in good faith and in the best interests of the corporation.

LIMITATION OF DIRECTOR LIABILITY

     The NSWL provides that a company or related body corporate must not indemnify a person who is or has been an officer (including a director) or auditor against a liability incurred in that capacity, or exempt such a person from such a liability. However, a person may be indemnified:

          (i) against a liability (other than to the company) unless the liability arises out of conduct involving a lack of good faith; or

          (ii) against a liability for costs and expenses incurred in defending civil or criminal proceedings where judgment is given in favour of the person, the person is acquitted or the court grants relief to the person under the NSWL.

     The Homestake Charter contains a provision, permitted by the DGCL, limiting the personal monetary liability of directors for breach of fiduciary duties as a director. The DGCL provides that such a provision does not eliminate or limit liability:

          (i) for any breach of the director's duty of loyalty to Homestake or its stockholders;

          (ii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the DGCL;

          (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (iv) for any transaction from which the director derived an improper personal benefit.

     The DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits, or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Under Homestake's by-laws, Homestake must indemnify directors and officers to the fullest extent permitted by law.

     The DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities. Homestake has purchased such insurance. The DGCL further provides that the statutory provision is not exclusive of any right which may exist under any by-law, agreement, vote of stockholders or independent directors, or otherwise.

DISTRIBUTIONS AND DIVIDENDS

     Under the NSWL, a corporation may only pay dividends out of profits, as determined under Australian law and accounting standards, or, in certain instances, out of the share premium account. The Plutonic articles of association add that declaration of dividends is a matter for the discretion of the directors, where profits are available for distribution. The directors are empowered to declare dividends and fix a time for the distribution of such dividends.

     Under the DGCL, directors of a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceeding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets (essentially, the amount by which total assets exceed total liabilities) over capital (essentially, the aggregate par value of the shares of the corporation having a par value that have been issued plus consideration paid for shares without par value), as such capital may be adjusted by the corporation's board of directors.

     The Homestake Charter allows the Homestake Board to set the dividend structure, if any, of any shares of preferred stock. Frequently, the certificate of designation for preferred stock provides that no dividends shall be paid to holders of common stock until all accrued and unpaid dividends are paid to the holders of preferred stock. No shares of Homestake Preferred Stock have been issued. Consequently, there are currently no limitations on the payment of dividends to the holders of Homestake Common Stock, except as otherwise imposed by the DGCL, and except that Homestake's bank credit agreement requires that Homestake maintain consolidated net worth of not less than US$500 million. At September 30, 1997, Homestake's consolidated net worth was US$587.4 million.

                            INDEPENDENT ACCOUNTANTS

     Homestake's consolidated financial statements as of December 31, 1996 and for each of the three years in the period ended December 31, 1996, included in this Document, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report appearing herein.

     Plutonic's consolidated financial statements as of 31 December 1996 and for the year then ended, and Plutonic's consolidated financial statements as of 31 December 1995 and for the year then ended, included in this Document, have been audited by Ernst & Young, independent accountants, as stated in their reports appearing herein.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Homestake Special Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Representatives of Ernst & Young are expected to be present at the Scheme meetings.

                                 LEGAL MATTERS

     Certain United States federal income tax consequences of the Combination will be passed upon for Homestake by Thelen, Marrin, Johnson & Bridges LLP, San Francisco, California, and certain Australian income tax consequences of the Combination will be passed upon for Plutonic by Allen Allen & Hemsley, Sydney, NSW, Australia.

                             STOCKHOLDER PROPOSALS

     Homestake anticipates that its 1998 Annual Meeting of Stockholders will be held on or about July 24, 1998 (the "Homestake Annual Meeting"). In such event, any Homestake Stockholder who wishes to submit a proposal for presentation to the Homestake Annual Meeting must submit the proposal to Homestake not later than March 12, 1998, for inclusion, if appropriate, in Homestake's proxy statement and the form of proxy relating to the Homestake Annual Meeting.

                                   APPENDIX A

                            HOMESTAKE MINING COMPANY
                                      AND
                           PLUTONIC RESOURCES LIMITED
                      COMBINATION IMPLEMENTATION AGREEMENT

                      COMBINATION IMPLEMENTATION AGREEMENT

     AGREEMENT dated 22 December 1997 between

     1. HOMESTAKE MINING COMPANY of 650 California Street, San Francisco, California (Homestake); and

     2. PLUTONIC RESOURCES LIMITED (ACN 006 245 629) of Level 37, 100 Miller Street, North Sydney, New South Wales (Plutonic).

RECITALS

     A. Homestake and Plutonic have agreed to combine by means of schemes of arrangement under Part 5.1 of the Corporations Law between Plutonic and each class of its members and Plutonic and the Option Holders.

     B. Plutonic has agreed in good faith to implement each of the schemes of arrangement upon and subject to the terms and conditions of this Agreement.

     IT IS AGREED as follows.

1. AGREEMENT TO PROCEED WITH PLUTONIC SCHEMES

     The parties agree to propose the Plutonic Schemes upon and subject to the terms and conditions of this Agreement.

2. CONDITIONS PRECEDENT

     2.1 Subject to this clause 2, the obligations of the parties under this Agreement are subject to the satisfaction of each of the following conditions precedent to the extent and in the manner set out in clauses 2.2 and 2.3:

        (a) FIRB: One of the following events occurs prior to the Second Court
Date:

              (i) A notice in writing is issued by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to Homestake entering into and completing this Agreement; or

             (ii) The Treasurer of the Commonwealth of Australia is or becomes precluded from making an order in respect of the entry into or completion by Homestake of this Agreement under the Foreign Acquisitions and Takeovers Act 1975 (Cth).

             HSR: The expiry or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, prior to the Second Court Date.

             OTHER: No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Combination shall be in effect.

          (b) COMPLIANCE BY PLUTONIC WITH CLAUSE 8.1: Plutonic and its directors have complied in all material respects with their obligations under clause 8.1.

          (c) PLUTONIC MATERIAL ADVERSE CHANGE: Between the date of this Agreement and the Second Court Date, no Plutonic Material Adverse Change occurs.

          (d) PLUTONIC PRESCRIBED OCCURRENCE: Between the date of this Agreement and the Second Court Date, no Plutonic Prescribed Occurrence occurs other than as required or contemplated by this Agreement or the Plutonic Schemes.

          (e) POOLING LETTERS: Homestake has received a letter from Coopers & Lybrand LLP dated as of the Business Day preceding the date of despatch of the Proxy Statement and reaffirmed as at the Second

     Court Date and addressed to Homestake, and Plutonic shall have received a letter from Ernst & Young LLP dated as of the Business Day preceding the date of despatch of the Proxy Statement and reaffirmed as at the Second Court Date and addressed to Plutonic, in each case stating that the Combination will qualify as a pooling-of-interests transaction under Opinion 16 of the Accounting Principles Board.

          (f) HOMESTAKE PRESCRIBED OCCURRENCE: Between the date of this Agreement and the Second Court Date, no Homestake Prescribed Occurrence occurs other than as required or contemplated by this Agreement or the Plutonic Schemes.

          (g) COMPLIANCE BY HOMESTAKE WITH CLAUSE 8.2: Homestake and its directors have complied in all material respects with their obligations under clause 8.2.

          (h) LISTING OF HOMESTAKE STOCK: The Homestake Stock to be issued to Scheme Participants shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and approved for official quotation by the ASX, in each case, prior to the Second Court Date.

          (i) HOMESTAKE MATERIAL ADVERSE CHANGE: Between the date of this Agreement and the Second Court Date, no Homestake Material Adverse Change occurs.

          (j) HOMESTAKE REPRESENTATIONS AND WARRANTIES: The representations and warranties of Homestake set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Homestake set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Court Date as though made on and as of the Second Court Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date).

          (k) PLUTONIC REPRESENTATIONS AND WARRANTIES: The representations and warranties of Plutonic set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Plutonic set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Court Date as though made on and as of the Second Court Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date).

          (l) COURT ORDERS: A certified copy of the Court orders approving such of the Plutonic Schemes as are approved by the relevant Scheme Participants at the Court convened Meetings shall have been lodged with the Commission within fifteen Trading Days of the Second Court Date.

          (m) PLUTONIC AFFILIATE LETTERS: Homestake has received the affiliate letters from Plutonic referred to in clause 13.1.

          (n) HOMESTAKE AFFILIATE LETTERS: Plutonic has received the affiliate letters from Homestake referred to in clause 13.2.

     2.2  Obligations affected by conditions precedent

          (a) HOMESTAKE'S OBLIGATIONS: The obligations of Homestake under clauses 3, 4 and 5 are subject to satisfaction of each of the conditions precedent in clause 2.1 that are, pursuant to clause 2.3, for Homestake's benefit.

          (b) PLUTONIC'S OBLIGATIONS: The obligations of Plutonic under clauses 3, 4 and 5 are subject to satisfaction of each of the conditions precedent in clauses 2.1 that are, pursuant to clause 2.3, for Plutonic's benefit.

     2.3  Benefit of certain conditions precedent

          (a) HOMESTAKE'S BENEFIT: Homestake alone has the benefit of the conditions precedent in clauses 2.1(b), (c), (d), (k), (l) and (m) and any breach or non-fulfilment of any such conditions may be relied upon only by Homestake which may at any time and from time to time in its sole and absolute discretion waive the breach or non-fulfilment.

          (b) PLUTONIC'S BENEFIT: Plutonic alone has the benefit of the conditions precedent in clauses 2.1(f), (g), (i), (j) and any breach or non-fulfilment of those conditions may be relied upon only by Plutonic which may at any time and from time to time in its sole and absolute discretion waive the breach or non-fulfilment.

          (c) EACH PARTY'S BENEFIT: Plutonic and Homestake together have the benefit of the Regulatory Condition and the conditions precedent in clauses 2.1(e), (h) and (n) and any breach or non-fulfilment of those conditions may only be waived with the written consent of both parties.

     2.4  Best endeavours

     Each of Homestake and Plutonic agrees to use its best endeavours to procure that each of the conditions precedent in clause 2.1 is satisfied as soon as practicable after the date of this Agreement or that there is no occurrence that would prevent the conditions in clause 2.1 being satisfied (as the context requires). Without limiting the generality of the foregoing:

          (a) Homestake shall promptly apply for the FIRB approval and provide to Plutonic a copy of that application;

          (b) Homestake will prepare and provide to Plutonic the Homestake Information for inclusion in the Scheme Booklets;

          (c) Plutonic will prepare the Scheme Booklets in accordance with the Corporations Law, PS 60, the Listing Rules of the ASX and any applicable provisions of the Securities Act and the Exchange Act:

             (i) with a view to ensuring that the terms of the Plutonic Schemes are fully and fairly portrayed; and

             (ii) in consultation with Homestake and subject to Homestake's approval, such approval limited solely to ensuring that the final text of the Scheme Booklets complies with the Securities Act and the Exchange Act (such approval not to be unreasonably withheld);

          (d) Plutonic will prepare and provide to Homestake the Plutonic Information for inclusion in the Proxy Statement;

          (e) Homestake will prepare the Proxy Statement in accordance with all applicable provisions of the Securities Act and the Exchange Act in consultation with Plutonic and subject to Plutonic's approval, such approval limited solely to ensuring that the final text of the Proxy Statement complies with the Corporations Law and the Listing Rules of the ASX (such approval not to be unreasonably withheld);

          (f) Between the date of this Agreement and the Second Court Date, Plutonic will ensure that a Plutonic Prescribed Occurrence does not occur; and

          (g) Between the date of this Agreement and the Second Court Date, Homestake will ensure that a Homestake Prescribed Occurrence does not occur.

     2.5  Approval of Scheme Booklets and the Proxy Statement

          (a) PLUTONIC TO PROVIDE SCHEME BOOKLETS: As soon as practicable after Plutonic has completed the preparation of the final form of the Scheme Booklets, Plutonic will forward copies to Homestake.

          (b) HOMESTAKE TO PROVIDE THE PROXY STATEMENT: As soon as practicable after Homestake has completed the preparation of the final form of the Proxy Statement, Homestake will forward copies to Plutonic.

          (c) MEETING OF DIRECTORS OF PLUTONIC: As soon as practicable after preparation of the final form of the Scheme Booklets and the Proxy Statement, a meeting of the Plutonic Board will be convened for the purpose of approving the Scheme Booklets.

          (d) MEETING OF DIRECTORS OF HOMESTAKE: As soon as practicable after preparation of the final form of the Scheme Booklets and the Proxy Statement, a meeting of the Homestake Board will be convened for the purpose of approving the Proxy Statement.

     2.6  Public announcements of Plutonic Schemes

     Forthwith after the execution of this Agreement, Plutonic and Homestake will issue public announcements in the form of Schedule III or such other form acceptable to the parties but including:

          (a) a unanimous recommendation by the directors of Plutonic directed to Scheme Participants that all of the Plutonic Schemes be approved; and

          (b) the unanimous approval by the directors of Homestake of the Combination.

     2.7  Consultation on failure of condition precedents

          (a) CONSULTATION: If a condition precedent contained in clause 2.1 is not satisfied or there is an occurrence that will prevent a condition precedent being satisfied by the date specified in this Agreement for its satisfaction or the Effective Date has not occurred by the Quit Date, Plutonic and Homestake will consult in good faith:

             (i) with a view to determining whether the Plutonic Schemes, or the Plutonic Scheme in issue, may proceed by way of alternative means or methods; or

             (ii) to extend the relevant date or Quit Date.

          (b) FAILURE TO AGREE: If the parties are unable to reach agreement under clause 2.7(a) within 5 Business Days after the relevant date or Quit
     Date:

             (i) subject to sub-paragraph (ii), either party may terminate this Agreement; or

             (ii) if a condition precedent contained in clause 2.1 exists for the benefit of one party only, that party only may waive that condition precedent or terminate this Agreement,

        in each case without any liability to the other party by reason of that termination unless the failure of the condition precedent to be satisfied or of the Effective Date to occur arises out of a breach by the terminating party of clause 8 or this clause 2.

     2.8  Certain Notices

          (a) NOTICE OF A HOMESTAKE OR A PLUTONIC PRESCRIBED OCCURRENCE: If, prior to the Second Court Date, any event which constitutes a Homestake or a Plutonic Prescribed Occurrence occurs, or any event that will prevent a condition precedent being satisfied, Plutonic or Homestake, as the case may be, will forthwith give written notice to the other of that event.

          (b) NOTICE OF CHANGES: Homestake and Plutonic shall promptly advise the other party orally and in writing of any change or event causing, or which, insofar as can reasonably be foreseen, would cause:

             (i) a representation or warranty provided in this Agreement to be false; or

             (ii) a Homestake Material Change or a Plutonic Material Change (as the case may be).

3. ORDINARY SCHEME

     3.1  Ordinary Scheme

     Plutonic agrees to propose a Scheme under which all of the Ordinary Shares other than those held by or on behalf of Homestake or any of its subsidiaries will be cancelled and the Ordinary Scheme Members will be entitled to receive a number of Homestake Stock calculated in accordance with clause 3.2 by way of Scheme Consideration, for each Ordinary Share held at the Record Date.

     3.2  Scheme Consideration

     Homestake covenants in favour of Plutonic (in its own right and on behalf of the Ordinary Scheme Members) that in consideration for the delivery up and cancellation of an Ordinary Share held by an Ordinary Share Member under the terms of the Ordinary Scheme and for the allotment to Homestake of the Recapitalisation Shares, Homestake will issue to such Ordinary Scheme Member
0.34 Homestake Stock for each such Ordinary Share.

     3.3  Condition

     The Ordinary Scheme shall be subject to and conditional upon the PP Scheme and the Option Scheme becoming Effective provided that such condition may be waived, in whole or in part, by Homestake in its absolute discretion by notice in writing given to Plutonic within 5 Business Days of the date on which either the PP Scheme or the Option Scheme is rejected by PP Scheme Members or Option Holders, as the case may be.

4. PP SCHEME

     4.1  PP Scheme

     Plutonic agrees to propose a Scheme under which all of the PP Shares will be cancelled and the PP Scheme Members will be entitled to receive a number of Homestake Stock calculated in accordance with clause 4.2 by way of Scheme Consideration for each PP Share held at the Record Date.

     4.2  Scheme Consideration

     Homestake covenants in favour of Plutonic (in its own right and on behalf of the PP Scheme Members) that in consideration for the delivery up and cancellation of a PP Share under the terms of the PP Scheme and for the allotment to Homestake of the Recapitalisation Shares, Homestake will issue to such PP Scheme Member the number of Homestake Stock as determined below:

   CLASS BY         EXCHANGE RATIO
UNPAID CAPITAL      FOR A PP SHARE
--------------     ----------------
    $ 0.75               0.303
    $ 0.85               0.299
    $ 0.90               0.296

     4.3  Condition

     The PP Scheme shall be subject to and conditional upon the Ordinary Scheme and the Option Scheme becoming Effective provided that such condition may be waived in whole or part by Homestake in its absolute discretion by notice in writing given to Plutonic within 5 Business Days of the date on which either the Ordinary Scheme or the Option Scheme is rejected by Ordinary Scheme Members or Option Holders as the case may be.

5. OPTION SCHEME

     5.1  Option Scheme

     Plutonic agrees to propose a Scheme under which all of the Options will be cancelled and the Option Holders will be entitled to receive a number of Homestake Stock calculated in accordance with clause 5.2 by way of Scheme Consideration for each Option held at the Record Date.

     5.2  Scheme Consideration

     Homestake covenants in favour of Plutonic (in its own right and on behalf of the Option Holders) that in consideration for the delivery up and cancellation of an Option held by an Option Holder under the terms of the Option Scheme and for the allotment to Homestake of the Recapitalisation Shares Homestake will allot to such Option Holder for each Ordinary Share over which an Option is held on the Record Date the number of Homestake Stock as determined below:

                                                 NUMBER OF
                                              ORDINARY SHARES
                                                 OVER WHICH      NUMBER OF   EXERCISE   EXCHANGE
                       EXPIRY                 OPTIONS GRANTED     OPTIONS     PRICE      RATIO
        ------------------------------------  ----------------   ---------   --------   --------
        October 12, 1999....................       228,000            8       $ 6.04      0.070
        November 28, 2000...................        40,000            1       $ 5.87      0.088
        December 5, 2000....................       200,000            1       $ 6.04      0.084
        May 21, 2001........................       200,000            1       $ 7.75      0.060
        May 21, 2001........................       200,000            1       $ 8.75      0.048
        June 24, 2001.......................       765,000           11       $ 7.75      0.060
        June 24, 2001.......................       765,000           11       $ 8.75      0.049
        June 26, 2001.......................       340,000           13       $ 7.75      0.061
        June 26, 2001.......................       340,000           13       $ 8.75      0.049
        June 4, 2002........................        70,000            3       $ 5.66      0.104
        June 4, 2002........................        70,000            3       $ 6.40      0.089

     5.3  Condition

     The Option Scheme shall be subject to and conditional upon the Ordinary Scheme and the PP Scheme becoming Effective provided that such condition may be waived in whole or part by Homestake in its absolute discretion by notice in writing given to Plutonic within 5 Business Days of the date on which either the Ordinary Scheme or the PP Scheme is rejected by Ordinary Scheme Members or PP Scheme Members, as the case may be.

6. SHARE PURCHASE

     Prior to the Court Order Time (subject to compliance with the Corporations
Law) Homestake or one of its subsidiaries will purchase Plutonic Shares.

7. TERMINATION

     7.1  This Agreement may be terminated at any time prior to the Second Court
Date:

          (a) By either Homestake or Plutonic if at a duly held stockholders meeting of Homestake the Homestake Resolutions are defeated.

          (b) By either Homestake or Plutonic if any Court or Government Agency has issued an order, decree of ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable.

          (c) By Plutonic in accordance with clause 7.3(a).

          (d) By Plutonic if the Homestake Board has:

             (i) failed to recommend to Homestake's stockholders that they approve the Homestake Resolutions;

             (ii) taken any action described in clause 11.2(b)(i) or (ii); or

             (iii) failed to publicly reaffirm in terms no less favourable than and subject to no further qualifications than those contained in the announcement made pursuant to clause 2.6 to Homestake stockholders that they approve the Homestake Resolutions within 14 days after Plutonic has made a written request to Homestake to do so (which written request may be made by Plutonic at any time after the public disclosure of a Homestake Takeover Proposal).

          (e) By Homestake if the Plutonic Board has:

             (i) failed to recommend to the Scheme Participants that they approve the Ordinary Scheme, the PP Scheme and the Option Scheme;

             (ii) taken any action described in clause 11.1(b)(i)or (ii); or

             (iii) failed to publicly reaffirm in terms no less favourable than and subject to no further qualifications than those contained in the announcement made pursuant to clause 2.6 to Plutonic shareholders that they approve the Plutonic Schemes within 14 days after Homestake has made a written request to Plutonic to do so (which written request may be made by Homestake at any time after the public disclosure of a Plutonic Takeover Proposal).

          (f) By either Homestake or Plutonic if the other is in material breach of any clause of this Agreement (other than a warranty in schedule 1 or schedule 2 which is qualified by a materiality test, in which case any breach shall suffice) before the Second Court Date provided that either Homestake or Plutonic, as the case may be, has given notice to the other setting out the relevant circumstances and stating an intention to terminate and, if the relevant circumstances continue to exist seven Business Days (or any shorter period ending at 12 noon on the day before the Second Court Date) from the time such notice is given, the terminating party may, in its absolute discretion, terminate this Agreement by a further notice in writing to the other party.

          (g) By either Homestake or Plutonic in accordance with clause 2.7(b).

        (h) By:

             (i) either Homestake or Plutonic if at a duly held meeting the Ordinary Scheme Members; or

             (ii) by Homestake if at a duly held meeting the PP Scheme Members or the Option Holders do not approve the applicable Scheme by the majorities required under the Corporations Law.

          (i) By Homestake if Plutonic takes any action in breach of clause 11.1(a) or any action permitted by the proviso to that clause.

          (j) By Plutonic if Homestake takes any action in breach of clause 11.2(a) or any action permitted by the proviso to that clause.

          (k) By Homestake in accordance with clause 7.3(b).

     7.2  Effect of Termination

     In the event of termination of this Agreement by either Homestake or Plutonic pursuant to clause 7, except to the extent that such termination results from a wilful breach by any party of its obligations under this Agreement (other than under clause 10) this Agreement shall become void and have no effect, without any liability or obligation on the part of Homestake or Plutonic, other than the provisions of clauses 22 and 26.

     7.3  Termination in respect of Superior Proposals

          (a) Plutonic may terminate this Agreement pursuant to clause 7.1(c) only if:

             (i) the Plutonic Board has received a Superior Plutonic Proposal;

             (ii) in light of such Superior Plutonic Proposal the Plutonic Board has determined in good faith, based upon the written advice of outside counsel, that it is necessary for the Plutonic Board to withdraw or modify its approval or recommendation of the Combination or this Agreement in order to comply with its fiduciary duty under applicable law;

             (iii) Plutonic is in compliance with clause 11.1; and

             (iv) the Plutonic Board concurrently approves or recommends the implementation of such Superior Plutonic Proposal.

          (b) Homestake may terminate this Agreement pursuant to clause 7.1(k) only if:

             (i) the Homestake Board has received a Superior Homestake Proposal;

             (ii) in the light of such Superior Homestake Proposal the board of directors of Homestake has determined in good faith, based upon the written advice of outside counsel, that it is necessary for the Homestake Board to withdraw or modify its approval or recommendation of the Combination or this Agreement in order to comply with its fiduciary duty under applicable law;

             (iii) Homestake is in compliance with clause 11.2; and

             (iv) the Homestake Board concurrently approves or recommends the implementation of such Superior Homestake Proposal.

          (c) Homestake may only terminate this Agreement pursuant to clause 7.1(i) and Plutonic may only terminate this Agreement pursuant to clause 7.1(j) if, at the time the terminating party purports to terminate this Agreement, the other party has not given written notice to the terminating party that it has (and has in fact) ceased to participate in the discussions and to provide the information which gave rise to the right to terminate.

     7.4 Notwithstanding any other provision of this Agreement a breach of the warranties and representations given by Plutonic in paragraphs (h) or (i) of
Schedule II to this Agreement or given by Homestake in paragraph (h) of Schedule I to this Agreement shall:

          (a) not entitle Homestake or Plutonic, as the case may be, to terminate this Agreement; and

          (b) not amount to a failure to satisfy the condition precedent in clause 2.1(k),

unless such breach results in or discloses anything which would amount to a Plutonic Material Adverse Change or a Homestake Material Adverse Change, as the case may be.

8. IMPLEMENTATION

     8.1  Plutonic's Obligations

     Plutonic shall execute all documents and do all acts and things necessary for the implementation and performance of the Plutonic Schemes including the following.

          (a) SCHEME BOOKLETS: The preparation and the despatch of a Scheme Booklet in respect of each Plutonic Scheme to be despatched to the Scheme Participants which shall comply with the Corporations Law, PS 60, the Listing Rules of the ASX and any applicable provisions of the Securities Act and the Exchange Act.

          (b) DIRECTORS' RECOMMENDATION: Plutonic will state (on the basis of statements made to it by each of its directors) that each of the directors of Plutonic recommends to Scheme Participants that all of the Plutonic Schemes be approved, which statement shall be made on or immediately following the execution of this Agreement in the announcements contemplated by clause 2.6.

          (c) EMPLOYEE SHARE PLAN: Such actions as shall be necessary to ensure that between the date of this Agreement and the Effective Date no new shares or options are allotted or issued or agreed to be allotted or issued under the Plutonic Share Plans except new shares issued pursuant to options granted prior to the date of this Agreement;

          (d) s.411(17)(b) STATEMENT: Apply to the Commission for the production of a statement pursuant to section 411(17)(b) of the Corporations Law stating that the Commission has no objection to the Plutonic Schemes.

          (e) COURT CONVENED MEETINGS: Apply to the Court for orders convening the Court Convened Meetings, each to be held on the same day.

          (f) GENERAL MEETINGS: The convening of the following general meetings of Plutonic to be held immediately following the Court Convened Meetings:

             (i) REDUCTION OF CAPITAL: a general meeting to consider and, if thought fit, approve special resolutions to cancel the Scheme Securities in accordance with the terms of the Plutonic Schemes; and

             (ii) RECAPITALISATION: a general meeting to consider and, if thought fit, approve resolutions to allot sufficient ordinary shares in Plutonic to Homestake to ensure, in accordance with the terms of the Plutonic Schemes, that Plutonic is in Homestake's opinion adequately capitalised, being the number of such shares specified in writing by Homestake to Plutonic for the purpose.

          (g) COURT APPROVAL: Apply to the Court for:

             (i) orders approving such of the Plutonic Schemes as are approved by the relevant Scheme Participants at the Court Convened Meetings; and

             (ii) for orders confirming the reductions of capital incidental to those Plutonic Schemes.

          (h) LODGE COPY OF COURT ORDERS: Forthwith lodge with the Commission a certified copy of the Court orders approving such of the Plutonic Schemes as are approved by the relevant Scheme Participants at the Court Convened Meetings.

          (i) ALLOTMENT OF RECAPITALISATION SHARES: Immediately following the Effective Date, Plutonic shall allot the Recapitalisation Shares, which shares shall be allotted fully paid up by capitalising the capital reduction reserve created by Plutonic following the cancellation of the Scheme Securities.

          (j) CONDUCT OF BUSINESS BY PLUTONIC: During the period from the date of this Agreement to the Effective Date, Plutonic shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organisations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Date, Plutonic shall not and shall not permit any of its subsidiaries (without the consent of Homestake such consent not to be unreasonably withheld or delayed) to:

             (i) incur any expenditure which:

                (A) would individually or in aggregate cause actual expenditure to exceed by 10% or more, the amount provided for that type of expenditure in the Budget; or

                (B) is in excess of $200,000 for any single item or $1 million in aggregate which is not provided for in the Budget,

           without the written consent of Homestake;

           (ii) acquire or agree to acquire:

                (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organisation or division thereof; or

                (B) any assets that are material, individually or in the aggregate, to Plutonic and its subsidiaries taken as a whole;

             (iii) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose (which for the purposes of this clause includes disposing of any economic or beneficial interest) of any company property (or agree to do any of these things) other than:

                (A) sales and dispositions of interests or rights with respect to raw materials, obsolete equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice; and

                (B) encumbrances that are incurred in the ordinary course of business consistent with past practice;

             (iv) except pursuant to existing employment agreements (or arrangements set out in the Plutonic Disclosure Letter) or as required by applicable laws:

                (A) increase the compensation payable or to become payable to its executive officers or employees;

                (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, and director or executive officer or employee of Plutonic or any of its subsidiaries; or

                (C) establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalisation, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Plutonic or any of its subsidiaries; or

             (v) authorise any of, or commit or agree to take any of, the foregoing actions.

     8.2  Homestake's Obligations

     Homestake shall execute all documents and do all acts and things necessary for the implementation and performance of the Plutonic Schemes, including:

          (a) STOCKHOLDER MEETINGS: The convening of a general meeting of Homestake (using a proxy statement prepared in accordance with applicable laws) to be held at least 1 Business Day before the Court Convened Meetings are held to consider, and if thought fit, approve the issue of Homestake Stock as the Scheme Consideration; and

          (b) REPRESENTATION: Procuring that Homestake is represented by counsel at the Court hearings convened for the purposes of section 411(4)(b) of the Corporations Law, at which through its counsel Homestake will undertake (if requested by the Court) to do all such things and take all such steps within its power as may be necessary in order to ensure the fulfilment of its obligations under this Agreement and the Plutonic Schemes.

          (c) PROXY STATEMENT: Homestake will prepare and file with the SEC the Proxy Statement. Homestake will use its best efforts to act to cause the Proxy Statement to be mailed to Homestake's stockholders as soon as practicable after the date hereof.

          (d) CONDUCT OF BUSINESS BY HOMESTAKE: During the period from the date of this Agreement to the Effective Date, Homestake shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organisations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees and others having business dealings with them.

     8.3  Accounting Treatment

     Each of Homestake and Plutonic shall not take any action and shall not fail to take any action which action or failure to act would prevent, or be likely to prevent the Combination from qualifying for pooling-of-interests accounting treatment.

     8.4  Pooling Covenants

     Except as disclosed in the Plutonic Disclosure Letter or the Homestake Disclosure Letter from 11 November 1997 neither Homestake nor Plutonic nor any of their respective subsidiaries has and from that date will not:

          (a) Issue ordinary shares, options or other types of equity securities or securities convertible into equity securities, except pursuant to previously outstanding agreements or except in the ordinary course consistent with past practice in the case of employee or director stock options and directors share rights.

          (b) Enter into or amend employment or termination agreements with officers or directors that would be triggered by completion of the transaction.

          (c) Dispose of (or enter into agreements to dispose of) any significant assets. For purposes of this provision, dispose includes disposing of any economic or beneficial interest in an asset and all of the following apply:

             (i) the relative value of the assets disposed of cannot exceed 10% of the disposing party's consolidated net assets on a book value or market value basis;

             (ii) the revenue of the business being disposed of cannot exceed 10% of the disposing party's consolidated prior year's revenues.

             (iii) the earnings of the business being disposed of cannot exceed 10% of the disposing party's prior year's earnings;

             (iv) the gain or loss recognised on the disposition cannot exceed 10% of the disposing party's prior year's earnings.

          (d) Except as permitted by clause 6 distribute assets to its shareholders, other than regular dividends in the ordinary course and time at rates consistent with past practices (which for Plutonic would be a final dividend for the year ended 31 December 1997 not exceeding $0.03 per Ordinary Share), or purchase, redeem or otherwise acquire any shares of capital stock of Plutonic or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

     8.5  Appointment of Plutonic Directors

     As soon as practicable:

          (a) after the Second Court Date, Plutonic shall use its best endeavours to appoint three nominees of Homestake to the Plutonic Board; and

          (b) after the Scheme Consideration has been paid Plutonic shall use its best endeavours to ensure that all directors other than Homestake nominees resign.

     8.6  Budget

     The parties shall negotiate in good faith and use their best endeavours to agree, an operating budget for Plutonic and its subsidiaries for the period from the date of this Agreement until 30 June 1998. Without affecting each party's obligation of good faith, if the parties are unable to agree on such budget or any item in such budget, either party may elect to refer the matter to a nominee of Homestake and a nominee of Plutonic for negotiation. If the matter is not resolved within 7 days, then the matter will be referred to the Plutonic board for its determination which will bind both parties.

9. RANKING

     9.1 All Homestake Stock to be issued to Scheme Participants pursuant to the Plutonic Schemes shall, as from the date of issue, rank equally with all other Homestake Stock on issue.

10. REPRESENTATIONS AND WARRANTIES

     10.1  Homestake's Representations

     Homestake represents and warrants to Plutonic at the date of this Agreement and as at the Second Court Date as set forth in Schedule I.

     10.2  Plutonic's Representations

     Plutonic represents and warrants to Homestake and its directors at the date of this Agreement and as at the Second Court Date as set forth in Schedule II.

     10.3  Non-Survival of Representation and Warranties

     The representations and warranties in clauses 10.1 and 10.2 shall expire on the Second Court Date.

     10.4  Release of officers and directors

          (a) Neither Homestake nor any officer or director of Homestake will be liable for anything done or purported to be done in connection with the Combination or any transaction contemplated by this Agreement in good faith, but nothing in this clause shall exclude any liability that may arise from a grossly negligent act or omission on the part of such a person. Homestake receives and holds the benefit of this release, to the extent it relates to its officers and directors as agent for them.

          (b) Subject to section 241 of the Corporations Law, neither Plutonic nor any officer or director of Plutonic will be liable for anything done or purported to be done in connection with the Combination or any transaction contemplated by this Agreement in good faith, but nothing in this clause shall exclude any liability which may arise from a grossly negligent act or omission on the part of such a person. Plutonic receives and holds the benefit of this release, to the extent it relates to its officers and directors as agent for them.

11. EXCLUSIVITY

     11.1  No Solicitation by Plutonic

          (a) Plutonic shall not, nor shall it permit any of its subsidiaries to, nor shall it authorise or permit any affiliate, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Plutonic, any of its subsidiaries or affiliates to:

             (i) directly or indirectly solicit, initiate or encourage the submission of any Plutonic Takeover Proposal; or

             (ii) enter into any agreement with respect to any Plutonic Takeover Proposal or directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Plutonic Takeover Proposal, provided, however, that after the First Court Date but only to the extent required by the fiduciary obligations of the Plutonic Board, as determined in good faith by it based on the written opinion of outside counsel, Plutonic may, in response to a Plutonic Takeover Proposal that was not solicited by Plutonic and that did not otherwise result from a breach or a deemed breach of this clause 11.1(a), and subject to the compliance with clause 11.1(c):

                (A) furnish information with respect to Plutonic and to any person pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement; and

                (B) participate in discussions or negotiations with such person regarding any Plutonic Takeover Proposal.

          (b) Unless the Plutonic Board determines in good faith (based on the written opinion of outside counsel) that it is required to do so by its fiduciary obligations, until this Agreement is terminated in accordance with clause 7.1, neither the Plutonic Board nor any committee thereof shall:

             (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Homestake, the approval or recommendation by the Plutonic Board or any such committee of this Agreement or the Combination; or

             (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Plutonic Takeover Proposal.

          (c) Plutonic shall:

           (i) immediately following

                (A) the provision (in writing or orally) of any information in relation to Plutonic; or

                (B) any discussions or negotiations,

           by Plutonic or any person referred to in clause 11.1(d) to or with any person in relation to a Plutonic Takeover Proposal, advise Homestake in writing of the general terms of any Plutonic Takeover Proposal (including details on timing, Australian/foreign offeror, gold company/ diversified resource company, scrip/cash, scheme of arrangement/takeover bid and the material conditions relating thereto and whether the market capitalisation of the other party exceeds $1 billion);

             (ii) keep Homestake informed of any change to the general terms of any Plutonic Takeover Proposal;

             (iii) provide to Homestake as soon as practicable after delivery thereof, full details of the written material relating to Plutonic provided to other persons in connection with any Plutonic Takeover Proposal or inquiry and where the relevant information has not already been given to Homestake, provide copies of the information to Homestake;

             (iv) provide to Homestake as soon as practicable after receipt thereof, any information or analysis regarding Homestake or Homestake Stock provided (in writing or orally) to Plutonic by any person in connection or association with a Plutonic Takeover Proposal;

             (v) within 14 days of first entering into discussions with the person who has made a Plutonic Takeover Proposal, notify Homestake in writing:

                (A) of the determinations described in clause 7.3(a)(ii) and all material terms (including the parties) of the Superior Plutonic Proposal; or

                (B) that Plutonic has ceased discussions in relation to that Plutonic Takeover Proposal; and

             (vi) at least seven days following receipt by Homestake of a notice referred to in clause 11.1(c)(v)(A), and taking into account any revised proposal made by Homestake since receipt of a notice referred to in clause 11.1(c)(v)(A) notify Homestake in writing that the Superior Plutonic Proposal remains a Superior Plutonic Proposal and the Plutonic Board has again made the determinations referred to in clause 7.3(a)(ii).

          (d) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this clause 11.1 by any executive officer of Plutonic or any of its subsidiaries or affiliates, investment bankers, attorneys or other advisors or representatives of Plutonic or any of its subsidiaries, whether or not such person is purporting to act on behalf of Plutonic or any of its subsidiaries or otherwise, shall be deemed to be a breach of this clause 11.1 by Plutonic.

     11.2  No Solicitation by Homestake

          (a) Homestake shall not, nor shall it permit any of its subsidiaries to, nor shall it authorise or permit any affiliate, officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Homestake, any of its subsidiaries or affiliates to:

             (i) directly or indirectly solicit, initiate or encourage the submission of any Homestake Takeover Proposal;

             (ii) enter into any agreement with respect to any Homestake Takeover Proposal or directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Homestake Takeover Proposal, provided, however, that to the extent required by the fiduciary obligations of the Homestake Board, as determined in good faith by it based on the written opinion of outside counsel, Homestake may, in response to a Homestake Takeover Proposal that was not solicited by Homestake and that did not otherwise result from a breach or a deemed breach of this clause 11.2(a), and subject to the compliance with clause 11.2(c):

                (A) furnish information with respect to Homestake and to any person pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement; and

                (B) participate in discussions or negotiations with such person regarding any Homestake Takeover Proposal,

          (b) Unless the Homestake Board determines in good faith (based on the written opinion of outside counsel) that it is required to do so by its fiduciary obligations, until this Agreement is terminated in accordance with clause 7.1, neither the Homestake Board nor any committee thereof shall:

             (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Plutonic, the approval or recommendation by the Homestake Board or any such committee of this Agreement or the Combination; or

             (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Homestake Takeover Proposal.

          (c) Homestake shall:

             (i) immediately following

                (A) the provision (in writing or orally) of any information in relation to Homestake; or

                (B) any discussions or negotiations,

           by Homestake or any person referred to in clause 11.2(d) to or with any person in relation to a Homestake Takeover Proposal, advise Plutonic in writing of the general terms of any Homestake Takeover Proposal (including details on timing, US/foreign offeror, gold company/diversified resource company, scrip/cash, nature of offer and the material conditions relating thereto and whether the market capitalisation of the other party exceeds $1 billion);

             (ii) keep Plutonic informed of any change to the general terms of any Homestake Takeover Proposal;

             (iii) provide to Plutonic as soon as practicable after delivery thereof, full details of the written material relating to Homestake provided to other persons in connection with any Homestake Takeover Proposal or inquiry and where the relevant information has not already been given to Plutonic, provide copies of the information to Plutonic;

             (iv) provide to Plutonic as soon as practicable after receipt thereof, any information or analysis regarding Plutonic provided (in writing or orally) to Homestake by any person in connection or association with a Homestake Takeover Proposal;

             (v) within 14 days of first entering into discussions with the person who has made a Homestake Takeover Proposal, notify Plutonic in writing:

                (A) of the determinations described in clause 7.3(b)(ii) and all material terms (including the parties) of the Superior Homestake Proposal; or

                (B) that Homestake has ceased discussions in relation to that Homestake Takeover Proposal;

             (vi) at least seven days following receipt by Plutonic of a notice referred to in clause 11.2(c)(v)(A), and taking into account any revised proposal made by Plutonic since receipt of a notice referred to in clause 11.2(c)(v)(A) notify Plutonic in writing that the Superior Homestake Proposal remains a Superior Homestake Proposal and the Homestake Board has again made the determinations referred to in clause 7.3(b)(ii);

          (d) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this clause 11.2 by any executive officer of Homestake or any of its subsidiaries or affiliates, investment bankers, attorneys or other advisors or representatives of Homestake or any of its subsidiaries, whether or not such person is purporting to act on behalf of Homestake or any of its subsidiaries or otherwise, shall be deemed to be a breach of this clause 11.2 by Homestake.

12. ACCESS TO INFORMATION

     12.1 Each of Plutonic and Homestake shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Plutonic and Homestake shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party:

          (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of applicable corporate or securities laws; and

          (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

     Without limiting the generality of the foregoing, Plutonic shall, within 2 business days of request therefor, provide to Homestake:

          (i) access without requiring Homestake to comply with any procedural requirements prescribed by law, to any information which a shareholder of Plutonic is entitled to receive or gain access to under the Corporations Law and to any registers or other information required to be kept by Plutonic under the Corporations Law;

          (ii) provide any information in relation to Plutonic's share register including any CHESS subregister and any other subregister, whether electronic or otherwise; and

          (iii) provide any indications of the voting intentions of Plutonic's shareholders which Plutonic has received, including information regarding proxies.

     12.2 The information to be provided pursuant to clause 12.1 shall be used to satisfy the obligations, fiduciary and otherwise, of the parties and their directors, officers and advisors under applicable corporate and securities laws, to solicit approval of the Plutonic Schemes from Scheme Participants, to verify that the representations and warranties in this Agreement are not materially incorrect, to verify the satisfaction of conditions precedent and (in the case of Homestake) to assist in integrating the two companies.

13. AFFILIATES

     13.1 Prior to the First Court Date Plutonic shall deliver to Homestake a letter identifying all persons who are at that time Affiliates (including all directors of Plutonic) of Plutonic. Prior to the Second Court Date Plutonic shall deliver to Homestake an updated letter identifying all persons who are at the time of the Court Convened Meetings Affiliates of Plutonic. Plutonic shall use reasonable efforts to cause each such person to deliver to Homestake prior to the Second Court Date or such later date as the parties agree a written agreement substantially in the form of Schedule IV.

     13.2 Prior to the First Court Date Homestake shall deliver to Plutonic a letter identifying all persons who are at that time Affiliates of Homestake. Prior to the Second Court date Homestake shall deliver to Plutonic an updated letter identifying all persons who were at the time of the Homestake Stockholders Meeting Affiliates of Homestake. Homestake shall use reasonable efforts to cause each such person to deliver to Plutonic prior to the Second Court Date or such later date as the parties agree a written agreement substantially in the form of Schedule V.

14. BUSINESS DAY

     Except where otherwise expressly provided, where under this Agreement the day on which any act, matter or thing is to be done is a day other than a Business Day, such act matter or thing shall be done on the immediately succeeding Business Day.

15. WAIVER, REMEDIES CUMULATIVE

     15.1  Waiver

     The waiver by either party of a breach or default by the other party of this Agreement or a failure to satisfy a condition shall not be construed as a waiver of any other breach or default or non-fulfilment of this Agreement or of any other provisions of this Agreement and shall not impair the exercise of any rights accruing to it under this Agreement thereafter. All waivers must be in writing. Any delay or omission on the part of either party to exercise or avail itself of any rights accruing to it under this Agreement shall not operate as a waiver by such party of any breach or default by the other party of any of the said provisions.

     15.2  Remedies Cumulative

     All rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

16. NOTICES

     Any notice given under this Agreement:

          (a) must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

                Homestake
                Attention:        VP, General Counsel and Company Secretary
                Fax:              415 397 0952
                Copied to:        VP, Corporate Development
                Fax:              415 397 2641
                Plutonic
                Attention:        Chairman
                Fax:              2 9221 8364

          (b) must be signed by a person duly authorised by the sender; and

          (c) will be taken to have been given when delivered, received or left at the above address (whether by fax or otherwise). If delivery or receipt occurs on a day when business is not generally carried on in the place to which the notice is sent, or is later than 4 pm (local time), it will be taken to have been duly given at the commencement of business on the next day when business is generally carried on in that place.

17. ENTIRE AGREEMENT

     Subject to clause 23, this Agreement and the Confidentiality Agreement:

          (a) contain the entire agreement of the parties with respect to their subject matter; and

          (b) set out the only conduct relied on by the parties and supersedes all earlier conduct and any written agreement by the parties covering or with respect to the subject matter of these agreements.

18. AMENDMENT

     This Agreement may be amended only by another agreement executed by each party.

19. ASSIGNMENT

     The rights and obligations of each party under this Agreement are personal. They cannot be assigned, charged or otherwise dealt with, and no party shall attempt or purport to do so, without the prior written consent of the other party.

20. NO MERGER

     The rights and obligations of the parties will not merge on completion of any transaction under this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction.

21. PUBLIC ANNOUNCEMENT

     21.1  Public Announcement and Submissions

     No public announcement of a transaction undertaken in connection with any Transaction Document and no submission for the approval of any Regulatory Authority pursuant to this Agreement shall be made other than in a form approved by both parties, but each party will use all reasonable endeavours to provide such approval as soon as practicable.

     21.2  Required Disclosure

     Where a party is required by law to make any announcement or make any disclosure relating to matters the subject of a Transaction Document, it may do so only after it has given at least seven days or such lesser period as may be required or permitted by the effect of a legal obligation, but in any event prior notice to the other party and has consulted to the fullest extent possible with the other party and its legal advisers.

22. CONFIDENTIALITY

     22.1  Confidentiality Agreement

     Each Party acknowledges and agrees that it continues to be bound by the Confidentiality Agreement in respect of all information received by it from the other party before or after the date of this Agreement.

     22.2  Survival of Obligations

     The rights and obligations of the parties with respect to confidentiality shall survive termination of this Agreement.

23. FURTHER ASSURANCES

     Each party shall exercise all such powers as are available to it, do all such acts matters and things and sign, execute and deliver all such documents and instruments as may be necessary or reasonably required to give full force and effect to the provisions of this Agreement.

24. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

25. ATTORNEYS

     Each of the Attorneys executing this Agreement respectively states in the presence of each other person executing this Agreement that he has at the time of execution no notice of revocation of the power of attorney under the authority of which he does so.

26. COSTS

     26.1 Except as provided below, each party shall bear its own costs charges and expenses arising out of or incidental to the negotiations leading to or the preparation of this Agreement and the proposed, attempted or actual implementation of this Agreement, the Plutonic Schemes and the Transaction Documents. Homestake shall pay any stamp duty that is payable in relation to this Agreement or the Plutonic Schemes or the steps to be taken under the Plutonic Schemes.

     26.2 Plutonic shall pay to Homestake a fee of US$4,500,000 if Homestake terminates this Agreement pursuant to clause 7.1(f) or Plutonic or Homestake terminates this Agreement where Plutonic has approved or recommended the implementation of a Superior Plutonic Proposal in accordance with the terms of this Agreement.

     26.3 Any fee due under clause 26.2 shall be paid by wire transfer of same-day funds on the date of termination of this Agreement.

     26.4 Homestake shall pay to Plutonic a fee of US$4,500,000 if Plutonic terminates this Agreement pursuant to clause 7.1(f) or Homestake or Plutonic terminates this Agreement where Homestake has approved or recommended the implementation of a Superior Homestake Proposal in accordance with the terms of this Agreement. Homestake shall reimburse certain of Plutonic's costs in relation to the Combination up to a maximum of US$1 million if Plutonic terminates this Agreement pursuant to clause 7.1(a) but only if Plutonic provides invoices in relation to the costs referred to in clause 26.6.

     26.5 Any fee or reimbursement due under clause 26.4 shall be paid by wire transfer of same-day funds on the date of termination of this Agreement.

     26.6 (a) The parties acknowledge that each party will suffer significant costs and losses if the parties enter into this Agreement to participate in the Combination and the Combination is subsequently not implemented. These costs include:

             (i) advisory costs, legal costs, costs of increased advertising expenditure, costs of management and directors' time and costs of convening and holding shareholder meetings;

             (ii) costs of planning and merging information technology, software, telecommunications and other services of Homestake and Plutonic;

             (iii) costs of not pursuing independent or alternative co-operative arrangements in relation to information technology, software, telecommunications and other services in contemplation of the Scheme; and

             (iv) costs of any other steps that Homestake or Plutonic could have taken to further its business objectives on a stand alone basis (or taking different steps in relation to any of those matters from those it could have taken on a stand alone basis);

             (v) without limiting clauses (iii) and (iv) above, costs of not pursuing alternative acquisitions or strategic initiatives;

             (vi) the reputational costs associated with a failed transaction and the implications of those costs in the event either party seeks to execute alternative acquisitions in the future; and

             (vii) costs of the uncertainty and possible long-term harm to the trading price of the parties' securities.

          (b) Each party acknowledges that the costs outlined in this clause
     26.6 are hard to calculate and that US$4,500,000 represents a fair and reasonable estimate thereof. Each party acknowledges that the other party has requested the inclusion of portions of this clause 26 and would not otherwise have entered into this Agreement or the other Transaction Documents to participate in the Combination. Each party believes that the Combination will provide significant benefits to such party and its shareholders and that it is appropriate to agree to inclusion of this clause 26 in order to secure such benefits.

27. GOVERNING LAW

     This Agreement is governed by the laws of New South Wales. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

28. ENFORCEMENT

          (a) If any clause of this Agreement is held to be invalid as a consequence of a breach of the duties of the directors of Plutonic caused by Plutonic entering into this Agreement, this Agreement shall be void.

          (b) Each party acknowledges that:

             (i) the Plutonic Schemes would only be available for consideration by Scheme Participants if the directors of Plutonic agreed to each provision in this Agreement; and

             (ii) the restrictions and obligations in this Agreement are reciprocal in all material respects and supported by valuable consideration.

29. LACHLAN RESOURCES NL

     The parties agree that for the purposes of the definition of Plutonic Prescribed Occurrence and clause 8.4 an occurrence in relation to Lachlan Resources NL which would otherwise be a Plutonic Prescribed Occurrence or breach clause 8.4 shall not be a Plutonic Prescribed Occurrence or breach clause 8.4 if it is an occurrence or event which has been approved by Homestake, such approval not to be unreasonably withheld or delayed except where the occurrence or event would:

          (a) prejudice the Combination qualifying as a pooling-of-interests; or

          (b) cause or reasonably be expected to cause or have a material adverse effect on Plutonic of more than $10 million.

30. DEFINITIONS AND INTERPRETATION

     30.1  Definitions

     In this document unless the context otherwise requires the following words and expressions shall have meanings as follows:

          ACCOUNTS means, collectively, the audited consolidated financial statements for Plutonic for the year ended 31 December 1996, and the unaudited consolidated financial statements for Plutonic for the nine months ended 30 September 1997.

          AFFILIATE means for the purposes of clause 13.1 and 13.2, an affiliate as such term is:

             (a) defined for the purposes of paragraphs (c) and (d) of Rule 145 of the general rules and regulations of the SEC under the Securities Act; or

             (b) used in and for the purposes of Accounting Series Releases 130 and 135, as amended, of the SEC.

          APPLICATIONS means the rights, titles, leases, concessions, licences and other entitlements to explore for, mine, extract and process all and any Minerals applied for by the Company or any of its subsidiaries anywhere in the world.

          ASX means Australian Stock Exchange Limited.

          AUSTRALIAN GAAP means generally accepted accounting principles in Australia.

          BUDGET means the operating budget of Plutonic and its subsidiaries contemplated by clause 8.6.

          BUSINESS DAY means a weekday on which trading banks are open for business in Sydney and San Francisco.

          COMBINATION means the implementation of the Plutonic Schemes.

          COMMISSION means the Australian Securities Commission.

          CONFIDENTIALITY AGREEMENT means the agreement dated 8 December 1997 entered into between Homestake and Plutonic as amended by Annexure A.

          CONTROL in relation to a corporation means having the capacity and power (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) to appoint and/or remove the majority of the directors of that corporation or otherwise to control or have the power to control the affairs and policies of that corporation.

          CORPORATIONS LAW means the Corporations Law as it applies in New Plutonic Wales.

          COURT means a court of competent jurisdiction under the Corporations Law.

          COURT CONVENED MEETINGS means each of the meetings to be convened by the Court pursuant to the Plutonic Schemes.

          COURT ORDER TIME means the time the Court makes an order confirming the reduction of capital referred to in clause 8.1(g).

          DIRECTORS OPTION PLAN means the Plutonic Non-Executive Directors Option Scheme.

          EFFECTIVE, when used in relation to a Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Law, of the order of the Court made under section 411(4)(b) in relation to that Scheme.

          EFFECTIVE DATE means the date on which the Ordinary Scheme, the PP Scheme and the Option Scheme becomes Effective.

          EMPLOYEE SHARE PLAN means the Plutonic Employee Share Participation Plan.

          ENVIRONMENTAL LAW means any law concerning environmental matters and includes, but is not limited to, a law concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources, resource allocation or the exploration for or development of any natural resource.

          ENVIRONMENTAL LIABILITY means any obligation, expense, penalty or fine under Environmental Law that would or could be imposed upon such person or any of its subsidiaries or any occupier of its properties as a result of activities carried on during the ownership or occupation of the property by such person or any of its subsidiaries, or by the members predecessor in title or any previous occupier of the Properties.

          EXCHANGE ACT means the United States Securities Exchange Act of 1934 and the rules and regulations thereunder.

          EXCHANGES means the New York Stock Exchange and the Australian Stock Exchange Limited.

          FIRB means the Australian Foreign Investment Review Board.

          FIRST COURT DATE means the date on which the Court makes an order under Section 411(1) of the Corporation Law to convene the Court Convened Meetings.

          GENERAL RESOLUTION means the special resolution of Plutonic shareholders approving the reduction of capital contemplated by the Plutonic Schemes pursuant to Section 195(1) of the Corporations Law.

          GOVERNMENTAL AGENCY means any federal, State or territory government in Australia or the United States of America or any federal, State or territory governmental, regulatory, semi-governmental or judicial entity or authority in Australia or the United States of America.

          HOMESTAKE BOARD means the board of directors of Homestake.

          HOMESTAKE DISCLOSURE LETTER means the letter from Homestake to Plutonic, dated the date of this Agreement, disclosing various matters pertaining to the business and operations of Homestake.

          HOMESTAKE INFORMATION means such information regarding Homestake and Homestake Stock required under the Corporations Law or as may be appropriate under PS 60 to enable the applications for the Regulatory Approvals and the Scheme Booklets to be prepared and completed.

          HOMESTAKE MATERIAL ADVERSE CHANGE: means one or more occurrences or matters individually or in aggregate (other than disclosed in the Homestake Disclosure Letter) that:

             (a) have a material adverse effect on the business, properties, financial condition or results of operations of Homestake and its subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general) in relation to which creates or could reasonably be expected to create liabilities, or results or could reasonably be expected to result in a diminution of the value of Homestake's assets, which in aggregate exceed US$150 million; or

             (b) prevent Homestake and its subsidiaries from performing their respective obligations under this Agreement.

          HOMESTAKE PRESCRIBED OCCURRENCE means other than disclosed in the Homestake Disclosure Letter or as required by this Agreement or the Plutonic Schemes, between the date of this Agreement and the Effective Date, none of the following shall have occurred in relation to Homestake:

             (a) Homestake reclassifying, reducing or splitting its outstanding stock by way of capital stock split, payment of any dividend payable in stock, or otherwise.

             (b) The board of directors of Homestake, enacting a resolution providing for the reduction, by repurchase or otherwise, of the number of outstanding shares of capital stock of such entity;

             (c) Homestake entering into an agreement to purchase any of its outstanding shares of capital stock, or the board of directors of Homestake enacting a resolution approving the terms of such an agreement;

             (d) Homestake, or a subsidiary thereof, issuing or selling, or granting an option to purchase, any of its shares of capital stock or agreeing to issue or sell, or to grant an option to purchase, any such shares except in the ordinary operation of stock option plans, savings plan and directors' rights plans.

             (e) Homestake, or a subsidiary thereof, issuing, or agreeing to issue, convertible notes;

             (f) Homestake, or any subsidiary thereof, disposing, agreeing to dispose, of the whole, or a substantial part, of the business or property of the Homestake group as a whole;

             (g) Homestake, or any subsidiary thereof, mortgaging, pledging or otherwise encumbering, or agreeing to mortgage, pledge or otherwise encumber, the whole, or a substantial part, of the business or property of the Homestake group as a whole;

             (h) The board of directors of Homestake, or any subsidiary thereof, enacting a resolution providing for the winding up, bankruptcy, liquidation or dissolution of Homestake or a subsidiary thereof except for a subsidiary having assets of less than US$250,000;

             (i) The appointment of a receiver, bankruptcy trustee, liquidator, administrator, custodian or other similar official of Homestake or any subsidiary thereof except for a subsidiary having assets of less than US$250,000;

             (j) The entry by a court of competent jurisdiction of an order or decree providing for the winding up of Homestake or a subsidiary thereof except for a subsidiary having assets of less than US$250,000; or

             (k) Homestake, or a subsidiary thereof, entering into a Chapter 11 bankruptcy.

          HOMESTAKE RESOLUTIONS means the resolutions to be put to stockholders of Homestake to approve the issue of Homestake Stock as the Scheme Consideration pursuant to the Schemes described in this Agreement.

          HOMESTAKE STOCK means common stock, par value US$1.00 of Homestake.

          HOMESTAKE STOCKHOLDERS MEETING means the meeting of stockholders of Homestake to which the Homestake Resolutions will be put.

          HOMESTAKE TAKEOVER PROPOSAL means any proposal for a takeover bid, share purchase, scheme, capital reconstruction purchase of assets, merger, amalgamation, consolidation or other business combination involving Homestake or any of its subsidiaries, any proposal for the issuance by Homestake of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of Homestake or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          LIEN means and includes all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          MINERALS means the minerals mined, produced, processed, sold or traded by the Company.

          MINERAL RIGHTS means all rights, titles, leases, concessions, licences and other entitlements to explore for, mine, extract and process all and any Minerals including, without limitation (and where the context so requires), the Applications.

          OPTION means an option granted pursuant to the Directors' Option Plan or the Employee Share Plan.

          OPTION HOLDER means each person who is registered in the register of option holders' of Plutonic as the holder of an Option as at the Record Date.

          OPTION SCHEME means the Scheme between Plutonic and the Option Holders as described in clause 5.

          ORDINARY SCHEME means the Scheme between Plutonic and the Ordinary Scheme Members as described in clause 3.

          ORDINARY SCHEME MEMBER means each person, other than Homestake or any of its subsidiaries, who is registered in the register of members of Plutonic as the holder of an Ordinary Share as at the Record Date.

          ORDINARY SHARE means a fully paid ordinary share of $0.50 each in Plutonic.

          PERMITS means all certificates, franchises, licenses, leases, mining tenements, permits, authorisations and approvals issued to or granted by Governmental Agencies.

          PLUTONIC BOARD means the board of directors of Plutonic.

          PLUTONIC DISCLOSURE LETTER means the letter from Plutonic to Homestake, dated the date of this Agreement, disclosing various matters pertaining to the business and operations of Plutonic.

          PLUTONIC INFORMATION means such information regarding Plutonic and its operations as is required by Homestake and applicable U.S. securities laws to prepare and file with the SEC the Proxy Statement or to enable preparation of the applications for the Regulatory Approvals.

          PLUTONIC MATERIAL ADVERSE CHANGE means one or more occurrences or matters individually or in aggregate (other than disclosed in the Plutonic Disclosure Letter) that:

             (a) have a material adverse effect on the business, properties, financial condition or results of operations of Plutonic and its subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general) which creates or could reasonably be expected to create liabilities, or results or could reasonably be expected to result in a diminution of the value of Plutonic's assets, which in aggregate exceed $50 million; or

             (b) prevent Plutonic and its subsidiaries from performing their respective obligations under this Agreement.

          PLUTONIC PRESCRIBED OCCURRENCE means other than disclosed in the Plutonic Disclosure Letter or as required by the Agreement or the Plutonic Schemes, between the date of this Agreement and the Effective Date, none of the following shall have occurred in relation to Plutonic:

             (a) any one or more of the provisions of the constitution of Plutonic or any material subsidiary of Plutonic being altered in any of the ways mentioned in section 193(1) of the Corporations Law;

             (b) Plutonic or any material subsidiary of Plutonic resolving to reduce its share capital in any way;

             (c) Plutonic making an allotment of, or granting an option to subscribe for, any of its Ordinary Shares, PP Shares or Options or agreeing to make such an allotment or to grant such an option other than allotments of Ordinary Shares or PP Shares following an election to convert by the holder of an Option or any material subsidiary of Plutonic doing any of the foregoing with respect to its own securities;

             (d) Plutonic or a subsidiary of Plutonic issuing, or agreeing to issue, convertible notes or other debt securities (other than the issue of non-convertible debt securities in the ordinary course of business);

             (e) Plutonic or any material subsidiary of Plutonic disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

             (f) Plutonic or any material subsidiary of Plutonic creating, or agreeing to create, any mortgage, charge, lien or other encumbrance over the whole, or a substantial part, of its business or property otherwise than in the ordinary course of business;

             (g) Plutonic or any material subsidiary entering into any onerous or long term contract or commitment otherwise than in the ordinary course of business;

             (h) Plutonic or any material subsidiary of Plutonic resolving that it be wound up;

             (i) the appointment of a provisional liquidator or administrator of Plutonic or of any material subsidiary of Plutonic;

             (j) the making of an order by a Court for the winding up of Plutonic or of any material subsidiary of Plutonic;

             (k) an administrator of Plutonic, or of any material subsidiary of Plutonic being appointed under sections 436A, 436B or 436C of the Corporations Law;

             (l) Plutonic or any material subsidiary of Plutonic executing a deed of company arrangement;

             (m) the appointment of a receiver or a receiver and manager, in relation to the whole, or a substantial part, of the property of Plutonic or of any material subsidiary of Plutonic; or

             (n) Plutonic or any material subsidiary of Plutonic:

               (i) entering into a buy-back agreement; or

               (ii) resolving to approve the terms of a buy-back agreement under the Corporations Law.

          For the purposes of this definition a material subsidiary includes any subsidiary which has assets of more than $100,000.

          PLUTONIC SCHEMES means the Ordinary Scheme, the PP Scheme and the Option Scheme.

          PLUTONIC SHARE PLANS means the Employee Share Plan and the Directors Option Plan.

          PLUTONIC TAKEOVER PROPOSAL means any proposal for a takeover bid, share purchase, scheme, capital reconstruction, purchase of assets, merger, amalgamation, consolidation or other business combination involving Plutonic or any of its subsidiaries, any proposal for the issuance by Plutonic of a material amount of its equity securities as consideration for the assets or securities of another person or any proposal or offer to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial proportion of the assets of Plutonic or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          PP SCHEME means the Scheme between Plutonic and the PP Scheme Members as described in clause 4.

          PP SCHEME MEMBER means each person who is registered in the register of members of Plutonic as the holder of a PP Share as at the Record Date.

          PP SHARE means a partly paid ordinary share of par value $0.50 paid to $0.05 each issued by Plutonic pursuant to the Employee Share Plan.

          PROPERTIES means the properties owned, leased or occupied under licence by such person or any of its subsidiaries.

          PROXY STATEMENT means a proxy statement issued by Homestake in relation to the Homestake Resolutions complying with the provisions of Regulation 14A promulgated under the Exchange Act.

          PS 60 means Policy Statement 60 issued by the Commission on 15 July 1993.

          QUIT DATE means 30 June 1998.

          RECAPITALISATION SHARES means the number of Ordinary Shares specified by Homestake under clause 8.1(f)(ii).

          REGULATORY APPROVALS means such consent, approvals or other acts by a Regulatory Authority necessary to satisfy the Regulatory Conditions.

          REGULATORY AUTHORITY includes:

             (a) government or governmental, semi-governmental or judicial entity or authority;

             (b) minister, department, office, commission, delegate,
                 instrumentality, agency, board, authority or organisation of any government;

             (c) any regulatory organisation established under statute; and

             (d) the Exchanges.

          REGULATORY CONDITION means the conditions precedent specified in clause 2.1(a).

          RECORD DATE means 5.00pm on the Business Day preceding the Effective Date.

          SCHEME means a scheme of arrangement under Part 5.1 of the Corporations Law.

          SCHEME BOOKLETS means, in respect of the Plutonic Schemes, the information described in clause 8.1(a) to be despatched to the Scheme Participants and approved by the Court which must include the Plutonic Schemes, an explanatory statement complying with the requirements of the Corporations Law and notices of meeting and proxy forms in such form as the parties may agree.

          SCHEME CONSIDERATION means:

             (a) in respect of the Ordinary Scheme, the consideration to be provided by Homestake under clause 3.2;

             (b) in respect of the PP Scheme, the consideration to be provided by Homestake under clause 4.2; and

             (c) in respect of the Option Scheme, the consideration to be provided by Homestake under clause 5.2.

          SCHEME PARTICIPANTS means the Ordinary Scheme Members, the PP Scheme Members and the Option Holders.

          SCHEME SECURITIES means the Ordinary Shares (other than Ordinary Shares held by Homestake or any wholly owned subsidiary of Homestake), the PP Shares and the Options.

          SEC means the United States Securities and Exchange Commission.

          SECOND COURT DATE means the day on which the Court makes an order pursuant to Section 411(4)(b) approving each of the Plutonic Schemes.

          SECURITIES ACT means the United States Securities Act of 1933 and the rules and regulations thereunder.

          SUPERIOR HOMESTAKE PROPOSAL means any proposal made by a third party to acquire a significant proportion (15% or more) of Homestake pursuant to a takeover bid, share purchase, scheme, capital reconstruction, tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise on terms which the board of directors of Homestake determines in its good faith judgment to be more favourable to the holders of Homestake Stock than the transactions contemplated by this Agreement (based on the written opinion, with only customary qualifications, of Homestake's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement.

          SUPERIOR PLUTONIC PROPOSAL means any proposal made by a third party to acquire a significant proportion (15% or more) of Plutonic pursuant to a takeover bid, share purchase, scheme, capital reconstruction, tender or exchange offer, a merger, a sale of all or substantially all of its assets or otherwise on terms which the board of directors of Plutonic determines in its good faith judgment to be more favourable to the holders of Ordinary Shares than the transactions contemplated by this Agreement (based on the written opinion, with only customary qualifications, of Plutonic's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement.

          TAX means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any Governmental Agency and includes, but is not limited to any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above.

          TRADING DAY means a day upon which the ASX is open for trading.

          TRANSACTION DOCUMENTS means this Agreement, the Proxy Statement, the Confidentiality Agreement and the Scheme Booklets.

          U.S. GAAP means generally accepted accounting principles in the United States.

     30.2  Interpretation

          HEADINGS are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

             (a) The singular includes the plural and conversely.

             (b) A gender includes all genders.

             (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

             (d) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

             (e) A reference to a clause or schedule is to a clause of or schedule to this Agreement.

             (f) A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement or that other agreement or document.

             (g) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

             (h) Mentioning anything after include, includes or including does not limit what else might be included.

             (i) A reference to dollars or $ is to Australian currency.

             (j) A reference to a particular time of day shall be a reference to that time in Sydney.

             (k) A word or expression to which a meaning is attributed in the Corporations Law shall bear that meaning.

     EXECUTED in Sydney.

SIGNED FOR AND ON BEHALF OF
HOMESTAKE MINING COMPANY
by Wayne Kirk
in the presence of:

             /s/ CATHY COLE KIRK                                 /s/ WAYNE KIRK
---------------------------------------------     ---------------------------------------------
Witness

SIGNED FOR AND ON BEHALF OF
PLUTONIC RESOURCES LIMITED

by E P McClintock
in the presence of:

            /s/ STUART MCCULLOCH                               /s/ E P MCCLINTOCK
---------------------------------------------     ---------------------------------------------
Witness

                                   SCHEDULE I

                    HOMESTAKE REPRESENTATIONS AND WARRANTIES

     Except as disclosed in the Homestake Disclosure Letter Homestake represents and warrants to Plutonic that:

          (a) The Homestake Information provided to Plutonic for inclusion in the Scheme Booklets will, as at the First Court Date, be sufficient to allow Plutonic to comply with the requirements of Part 5.1 of the Corporations Law, the ASX Listing Rules and PS60.

          (b) The Homestake Information will be provided in good faith and on the understanding that Plutonic will rely on the Homestake Information for the purposes of preparing the Scheme Booklets and proposing and implementing the Plutonic Schemes.

          (c) The Homestake Information contained in the Scheme Booklets, as at the date the Scheme Booklets are despatched to Scheme Participants, will not contain any material statement which is false or misleading nor contain any material omission.

          (d) Homestake will, as a continuing obligation, provide to Plutonic all such further or new information which may arise after the Scheme Booklets have been despatched until the date of the Court Convened Meetings which may be necessary to ensure that there would be no breach of paragraph
     (b) if it applied as at the date upon which that information arose.

          (e) The authorised capital of Homestake consists of 250,000,000 shares of common stock, US$1 par value per share and 10,000,000 shares of preferred stock, par value US$1 per share of which 2,500,000 are "Series A" preferred stock. The issued capital of Homestake consists of 146,734,868 shares of common stock. Neither Homestake nor any of its subsidiaries is under any obligation to issue or allot, nor has granted any person the right to call for the issue or allotment, of any shares or other securities of Homestake or any of its subsidiaries.

          (f) The execution and delivery by Homestake of this Agreement do not, and the performance by Homestake of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Homestake or and of its subsidiaries under:

             (i) the Restated Certificate of Incorporation or By-laws of Homestake or the comparable organisational documents of any of its subsidiaries;

             (ii) any contract, instrument, or other legally binding agreement, whether oral or written, applicable to Homestake or any of its subsidiaries or their respective properties or assets; or

             (iii) subject to the approval of any Governmental Agency, any judgment, law or regulation applicable to Homestake or any of its subsidiaries or their respective properties or assets,

     other than, in the case of clauses (ii) and (iii), any such conflicts, violations or defaults etc that individually or in the aggregate would not cause a Homestake Material Adverse Change.

          (g) There is no suit, action or proceeding pending or, to the knowledge of Homestake, threatened against Homestake or any of its subsidiaries (and Homestake does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to cause a Homestake Material Adverse Change, and there is not any judgment, decree, injunction, rule or order of any Governmental Agency or arbitrator outstanding against Homestake or any of its subsidiaries causing, or which, insofar as reasonably can be foreseen, in the future would cause, any Homestake Material Adverse Change.

          (h) (i) Homestake has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (the Homestake SEC Documents). As of its date, each

        Homestake SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Homestake SEC Documents. None of the Homestake SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Homestake SEC Document. The consolidated financial statements of Homestake included in the Homestake SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Homestake as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

             (ii) All information given in writing by or on behalf of Homestake or its advisers to Plutonic or its advisers prior to the date of this Agreement in connection with Homestake's investigation of the Transactions is accurate and complete in all material respects.

             (iii) Except as set forth in the Homestake SEC Documents, neither Homestake nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Homestake and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to cause a Homestake Material Adverse Change. Except for Prime Resources Group Inc. none of Homestake's subsidiaries is, or has been, subject to the reporting requirements of Sections 13(a) or 15 of the Exchange Act since 1 January 1993.

          (i) Except as disclosed in the Homestake SEC Documents, from 31 December 1996, to the date of this Agreement, Homestake has conducted its business only in the ordinary course and there has not been any Homestake Material Adverse Change.

          (j) Neither Homestake nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to cause a Homestake Material Adverse Change.

          (k) (i) There is no material Environmental Liability, nor factors likely to give rise to any material Environmental Liability, affecting any of the material Properties of Homestake or any of its subsidiaries apart from those disclosed in the Homestake SEC Documents or in the Homestake Disclosure Letter that, individually or in the aggregate, could reasonably be expected to cause a Homestake Material Adverse Change.

             (ii) Neither Homestake nor any of its subsidiaries has materially violated or materially infringed any Environmental Law now in effect or has materially violated or materially infringed any then current Environmental Law as applied at that time that, individually or in the aggregate, could reasonably be expected to cause a Homestake Material Adverse Change.

          (l) Except as disclosed in the Homestake Disclosure Letter, Homestake and its subsidiaries possess all Permits, including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to cause, a Homestake Material Adverse Change. Except as disclosed in the Homestake Disclosure Letter:

             (i) all such Permits are validly held by Homestake or one of its subsidiaries, and Homestake and its subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not caused, and is not reasonably expected to cause, a Homestake Material Adverse Change;

             (ii) none of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the Combination, other than such Permits the suspension, modification or non-renewal of which, individually or in the aggregate, have not had and could not reasonably be expected to cause a Homestake Material Adverse Change; and

             (iii) between 31 December 1996 and the date of this Agreement, neither Homestake nor any of its subsidiaries has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Agency, alleging:

                (A) any violation of such Permit; or

                (B) that Homestake or any of its subsidiaries requires any Permit required for its business, as such business is currently conducted that is not currently held by it,

        which if sustained and acted upon by the Governmental Agency could reasonably be expected, individually or in the aggregate, to cause a Homestake Material Adverse Change.

          (m) The Homestake Stock to be issued as the Scheme Consideration will either be registered under or exempt from registration under the Securities Act.

                                  SCHEDULE II

                    PLUTONIC REPRESENTATIONS AND WARRANTIES

     Except as disclosed in the Plutonic Disclosure Letter Plutonic represents and warrants to Homestake that:

          (a) The Plutonic Information will, as at the date of filing and despatch of the Proxy Statement to Homestake's Stockholders not contain any material statement which is false or misleading nor contain any material omission.

          (b) The Plutonic Information was and will be provided in good faith and on the understanding that Homestake will rely on that information for the purposes of preparing the Proxy Statement and implementing the Plutonic Schemes.

          (c) Plutonic will, as a continuing obligation, provide to Homestake all such further or new information which may arise after the Proxy Statement has been filed and despatched until the date of the Homestake Stockholders Meeting which may be necessary to ensure that there would be no breach of paragraph (a) if it applied as at the date upon which that information arose.

          (d) Plutonic will, as a continuing obligation, provide to Homestake all such further or new information which may arise after the Scheme Booklets have been despatched until the date of the Court Convened Meetings which may be necessary to ensure that there would be no breach of paragraph
     (a) if it applied as at the date upon which that information arose.

          (e) The issued share capital of Plutonic is:

               - 188,115,785 Ordinary Shares; and

               - 1,077,087 PP Shares of which 211,250 remain unpaid as to 75c,
                 702,962 remain unpaid as to 85c and 162,875 remain unpaid as to 90c.

     The number of options Plutonic has issued is as follows:

                                                      NUMBER OF
                                                   ORDINARY SHARES
                                                     OVER WHICH        NUMBER OF     EXERCISE
                         EXPIRY                    OPTIONS GRANTED      OPTIONS       PRICE
        -----------------------------------------  ---------------     ---------     --------
        October 12, 1999.........................      228,000              8         $ 6.04
        November 28, 2000........................       40,000              1         $ 5.87
        December 5, 2000.........................      200,000              1         $ 6.04
        May 21, 2001.............................      200,000              1         $ 7.75
        May 21, 2001.............................      200,000              1         $ 8.75
        June 24, 2001............................      765,000             11         $ 7.75
        June 24, 2001............................      765,000             11         $ 8.75
        June 26, 2001............................      340,000             13         $ 7.75
        June 26, 2001............................      340,000             13         $ 8.75
        June 4, 2002.............................       70,000              3         $ 5.66
        June 4, 2002.............................       70,000              3         $ 6.40

     Except as disclosed above neither Plutonic nor any of its subsidiaries is under any obligation to issue or allot, nor has granted any person the right to call for the issue or allotment, of any shares or other securities of Plutonic or any of its subsidiaries.

          (f) The execution and delivery by Plutonic of this Agreement do not, and the performance by Plutonic of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Plutonic or and of its subsidiaries under:

             (i) the Memorandum or Articles of Association of Plutonic or the comparable organisational documents of any of its subsidiaries;

             (ii) any contract, instrument, or other legally binding agreement, whether oral or written, applicable to Plutonic or any of its subsidiaries or their respective properties or assets; or

             (iii) subject to the approval of any Governmental Agency, any judgment, law or regulation applicable to Plutonic or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts or violations or default etc that individually or in the aggregate would not cause a Plutonic Material Adverse Change.

          (g) There is no suit, action or proceeding pending or, to the knowledge of Plutonic, threatened against Plutonic or any of its subsidiaries (and Plutonic does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to cause a Plutonic Material Adverse Change, and there is not any judgment, decree, injunction, rule or order of any Governmental Agency or arbitrator outstanding against Plutonic or any of its subsidiaries causing, or which, insofar as reasonably can be foreseen, in the future would cause, any Plutonic Material Adverse Change. Except as disclosed in the Plutonic Disclosure letter, no native title claims have been lodged with the Native Title Tribunal or otherwise in relation to the Mineral Rights and the Company is not aware of any threatened or potential native title claims in relation to the Mineral Rights that, individually or in the aggregate, could reasonably be expected to cause a Plutonic Material Adverse Change.

          (h) The Accounts, as provided to Homestake:

             (i) have been prepared in accordance with Australian GAAP;

             (ii) show a true and far view of the consolidated financial position and the assets and liabilities of Plutonic at their respective dates and of the consolidated income, expenses and results of the operations of Plutonic for the financial period then ended;

             (iii) include and disclose all gains and losses, whether realised or unrealised;

             (iv) include all reserves and provisions for taxation that are necessary to cover all Taxes of Plutonic and its subsidiaries in respect of any period;

             (v) include all consolidated liabilities of Plutonic at their respective dates; and

             (vi) set out all consolidated contingent liabilities of Plutonic at their respective dates.

          (i) (i) Plutonic has filed all required forms, reports and documents with the Australian Securities Commission since January 1, 1996 (the Australian Securities Documents). As of its respective date, each Plutonic Australian Securities Document complied in all material respects with the requirements of the Australian Corporations Law. As of its respective date, none of the Australian Securities Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither Plutonic nor any of its subsidiaries is, or has been, subject to the reporting requirements of Sections 13(a) or 15 of the Exchange Act.

             (ii) All information given in writing by or on behalf of Plutonic [or its advisers] to Homestake or its advisers prior to the date of this Agreement in connection with Homestake's investigation of the Transactions is accurate and complete in all material respects.

             (iii) Except as set forth in the Australian Securities Documents, neither Plutonic nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by Australian GAAP to be set forth on a consolidated balance sheet of Plutonic and the consolidated Plutonic Subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to cause a Plutonic Material Adverse Change.

          (j) Except as disclosed in the Australian Securities Documents, from December 31, 1996, to the date of this Agreement, Plutonic has conducted its business only in the ordinary course and there has not been any Plutonic Material Adverse Change.

          (k) Neither Plutonic nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to cause a Plutonic Material Adverse Change.

          (l) (i) There is no material Environmental Liability, nor factors likely to give rise to any material Environmental Liability, affecting any of the material Properties of Plutonic or any of its subsidiaries apart from those disclosed in the Accounts or in the Plutonic Disclosure Letter that, individually or in the aggregate, could reasonably be expected to cause a Plutonic Material Adverse Change.

             (ii) Neither Plutonic nor any of its subsidiaries has materially violated or materially infringed any Environmental Law now in effect or has materially violated or materially infringed any then current Environmental Law as applied at that time that, individually or in the aggregate, could reasonably be expected to cause a Plutonic Material Adverse Change.

          (m) Except as disclosed in the Plutonic Disclosure Letter, Plutonic and its subsidiaries possess all Permits, including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to cause, a Plutonic Material Adverse Change. Except as disclosed in the Plutonic Disclosure letter:

             (i) all such Permits are validly held by Plutonic or one of its subsidiaries, and Plutonic and its subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not caused, and is not reasonably expected to cause, a Plutonic Material Adverse Change;

             (ii) none of such Permits will be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the Combination, other than such Permits the suspension, modification or non-renewal of which, individually or in the aggregate, have not had and could not reasonably be expected to cause a Plutonic Material Adverse Change; and

             (iii) between December 31, 1996 and the date of this Agreement, neither Plutonic nor any of its subsidiaries has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Agency, alleging:

               (A) any violation of such Permit; or

                (B) that Plutonic or any of its subsidiaries requires any Permit required for its business, as such business is currently conducted that is not currently held by it,

             which if sustained and acted upon by the Governmental Agency could reasonably be expected, individually or in the aggregate, to cause a Plutonic Material Adverse Change.

                                  SCHEDULE III

                                   CLAUSE 2.6
                              PUBLIC ANNOUNCEMENTS

                                   [OMITTED]

                                  SCHEDULE IV

                                   CLAUSE 13
                           PLUTONIC AFFILIATE LETTERS

               , 199

Homestake Mining Company
650 California Street
San Francisco, CA

Ladies and Gentlemen:

     This letter agreement (this "Agreement") is being delivered in accordance with clause 13.1 of the Combination Implementation Agreement, dated as of
December   , 1997, (the "Implementation Agreement"), by and between HOMESTAKE
MINING COMPANY, a Delaware corporation ("Homestake") and PLUTONIC RESOURCES LIMITED (ACN 006 245 629), an Australian corporation ("Plutonic"). The Implementation Agreement provides, among other things, that Homestake will issue shares of Homestake common stock ("Homestake Common Shares") to all holders of all Plutonic ordinary shares and Plutonic partly paid shares outstanding, except the Plutonic ordinary shares held by Homestake. Pursuant to the Scheme (as defined in the Implementation Agreement), in consideration of the issue of Homestake Common Shares, all Plutonic ordinary shares other than those held by Homestake will be cancelled, so that only the Plutonic ordinary shares held by Homestake will continue to be outstanding.

     1. The undersigned ("Stockholder") hereby represents, warrants, covenants and agrees with respect to all Homestake Common Shares received as a result of the Scheme as follows:

          (a) Stockholder understands that as of the date of this letter Stockholder may be deemed to be an "affiliate" of Plutonic as such term is
     (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the general rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission (in either such case, an "Affiliate").

          (b) Stockholder shall not make any sale, transfer or other disposition of Homestake Common Stock in violation of the Act or the Rules and Regulations.

          (c) Stockholder has carefully read this letter and the Implementation Agreement and has had an opportunity to discuss the requirements of such documents and any other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of Homestake Common Shares with his counsel or counsel for Plutonic.

          (d) Stockholder has been advised that the issuance of Homestake Common Shares to Stockholder pursuant to the Scheme has been registered with the Commission under the Act or was exempt from registration. Stockholder also has been advised that, since at the time the Scheme is submitted to a vote of the stockholders of Plutonic, Stockholder may be deemed to be an Affiliate of Plutonic and the distribution by Stockholder of Homestake Common Shares will not have been registered under the Act, Stockholder may not offer to sell, sell, transfer or otherwise dispose of Homestake Common Shares issued to Stockholder in the Scheme unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Homestake, or pursuant to a "no-action" letter obtained by Stockholder from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (e) Stockholder understands that Homestake will give stop transfer instructions to Homestake's transfer agent with respect to Homestake Common Shares, that the Homestake Common Shares issued to Stockholder will all be in certified form and that the certificates therefor, or any substitutions thereof, will bear a legend substantially to the following effect:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN
        AGREEMENT DATED             , 199 , BETWEEN THE REGISTERED HOLDER HEREOF
        AND HOMESTAKE, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HOMESTAKE."

          (f) Stockholder also understand that unless the transfer by Stockholder of Stockholder's Homestake Common Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Homestake reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          (g) It is understood and agreed that the legends set forth in Sections 1(e) and 1(f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposed of the Act. It is understood and agreed that, unless Stockholder is an Affiliate of Homestake at such time, such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date Stockholder acquired Homestake Common Shares in the Scheme and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date Stockholder acquired Homestake Common Shares in the Scheme and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Homestake has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Homestake, or a "no-action" letter obtained by Stockholder from the staff of the Commission, to the effect that the restrictions impose by Rule 145 under the Act no longer apply to Stockholder.

          (h) This Section 1(h) will apply for the benefit of any Stockholder who is an Affiliate of Plutonic and who will receive pursuant to the Scheme more than one percent (1%) of the Homestake Common Shares outstanding after the consummation of the Scheme (a "Specified Affiliate"). At any time from and after the date (the "Acquisition Date") upon which a Specified Affiliate receives Homestake Common Shares in the Scheme (such shares received, the "Registrable Securities") to but excluding the date one year from the Acquisition Date, such Specified Affiliate shall have the right to request (the "Demand") in writing that Homestake register pursuant to the Act some or all of the Registrable Securities of such Specified Affiliate by filing with the Commission a registration statement (the "Registration Statement") covering the Registrable Securities sought to be registered. Homestake shall have the obligation to effect only two registrations pursuant to this Section 1(h) and in connection with each such registration shall be obligated to:

             (1) as soon as practicable after the Demand, prepare the Registration Statement and cause it to be filed with the Commission;

             (2) use reasonable efforts to cause the Registration Statement to become effective and to keep the Registration Statement continuously effective for up to 30 days after its effective date;

             (3) enter into customary arrangements (including underwriting agreements in customary form, and including provisions with respect to indemnity of the underwriters and the Specified Affiliate in customary form) with underwriters who shall be selected by such Specified Affiliate with the consent of Homestake (such consent not to be unreasonably withheld);

             (4) pay reasonable and customary registration expenses incident to the registration contemplated by this Section 1(h) (not including underwriting discounts or commissions or similar fees, or counsel fees of the Specified Affiliate); and

             (5) do all other things reasonable and customary in connection with the registration contemplated by this Section 1(h).

A registration pursuant to this Section 1(h) may be delayed for up to 90 days if Homestake, prior to the time it would otherwise have been required to file the Registration Statement or cause it to become effective, determines, in its reasonable judgment, that such filing or effectiveness would require disclosure that would be detrimental to Homestake.

     2. Stockholder understands that implementation of the Scheme will be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Stockholder with certain of the covenants and agreements, set forth herein. Accordingly, Stockholder further hereby represents and covenants that Stockholder has not since November 11, 1997, sold transferred or otherwise disposed of, or reduced its risk with respect to, (except pursuant to the Scheme) any Plutonic ordinary shares or Plutonic partly paid shares and that Stockholder will not sell, transfer or otherwise dispose of, or reduce its risk with respect to, (except pursuant to the Scheme) any Plutonic ordinary shares or Plutonic partly paid shares or any Homestake Common Shares received by Stockholder in the Scheme, in each case until after Homestake shall have publicly released a report (the "Combined Financial Results Report") including the combined financial results of Homestake and Plutonic for a period of at least 30 days of combined operations of Homestake and Plutonic. Stockholder understands that stop transfer instructions may be given to the transfer agent of Homestake in order to prevent any breach of the covenants and agreements made by Stockholder in this Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Report.

     3. Homestake will publish the Combined Financial Results Report as promptly as practicable following completion of the Scheme, and in any event within 30 days after the end of the first full calendar month following completion of the Scheme.

     4. Stockholder further understands and agrees that the representations, warranties, covenants and agreements of Stockholder set forth herein are for the benefit of Homestake and Plutonic and will be relied upon by such entities and their respective counsel and accountants.

     5. This Agreement will be binding upon the enforceable against administrators, executors, representatives, heirs, legatees and devisees of Stockholder and any pledgees holding Plutonic ordinary shares or Homestake Common Shares as collateral. If the Implementation Agreement is terminated in accordance with its terms prior to completion of the Scheme, this Agreement will thereupon automatically terminated.

     Execution of this letter should not be considered an admission on the Stockholder's part that it is an "Affiliate" of Plutonic as described in Section
(a) of this Agreement.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:
                                          Address:
Agreed to and accepted:

HOMESTAKE MINING COMPANY

BY:
   ------------------------------------------------
     Name:
     Title:

                                   SCHEDULE V

                                   CLAUSE 13
                          HOMESTAKE AFFILIATE LETTERS

                                                                          , 1997

Homestake Mining Company
650 California Street
San Francisco, CA

Ladies and Gentlemen:

     This letter agreement (this "Agreement") is being delivered in accordance with clause 13.2 of the Combination Implementation Agreement, dated as of
December   , 1997, (the "Implementation Agreement"), by and between HOMESTAKE
MINING COMPANY, a Delaware corporation ("Homestake") and PLUTONIC RESOURCES LIMITED (ACN 006 245 629), an Australian corporation ("Plutonic"). The Implementation Agreement provides, among other things, that Homestake will issue shares of Homestake common stock ("Homestake Common Shares") to all holders of all Plutonic ordinary shares and Plutonic partly paid shares outstanding, except the Plutonic ordinary shares held by Homestake. Pursuant to the Scheme (as defined in the Implementation Agreement), in consideration of the issue of Homestake Common Shares, all Plutonic ordinary shares other than those held by Homestake will be cancelled, so that only the Plutonic ordinary shares held by Homestake will continue to be outstanding.

     1. The undersigned ("Stockholder") hereby represents, warrants, covenants and agrees as follows:

          (a) Stockholder understands that as of the date of this letter Stockholder may be deemed to be an "affiliate" of Homestake as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission (an "Affiliate").

          (b) Stockholder has carefully read this letter and the Implementation Agreement and has had an opportunity to discuss the requirements of such documents and any other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of Homestake Common Shares with his counsel or counsel for Plutonic.

     2. Stockholder understands that implementation of the Scheme will be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the compliance by Stockholder with certain of the covenants and agreements, set forth herein. Accordingly, Stockholder further hereby represents and covenants that Stockholder has not since November 11, 1997, sold, transferred or otherwise disposed of, or reduced its risk with respect to, any Homestake Common Shares and that Stockholder will not sell, transfer or otherwise dispose of, or reduced its risk with respect to, any Homestake Common Shares until after Homestake shall have publicly released a report (the "Combined Financial Results Report") including the combined financial results of Homestake and Plutonic for a period of at least 30 days of combined operations of Homestake and Plutonic. Stockholder understands that stop transfer instructions may be given to the transfer agents of Homestake in order to prevent any breach of the covenants and agreements made by Stockholder in this Section 2, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Report.

     3. Homestake will publish the Combined Financial Results Report as promptly as practicable following the Scheme, and in any event within 30 days after the end of the first full calendar month following the Scheme.

     4. Stockholder further understands and agrees that the representations, warranties, covenants and agreements of Stockholder set forth herein are for the benefit of Homestake and Plutonic and will be relied upon by such entities and their respective counsel and accountants.

     5. This Agreement will be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgees holding Homestake Common Shares as collateral. If the Implementation Agreement is terminated in accordance with its terms prior to completion of the Scheme, this Agreement will thereupon automatically terminate.

     Execution of this letter should not be considered an admission on the Stockholder's part that it is an "Affiliate" of Homestake as described in
Section 1(a) of this Agreement.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:
                                          Address:

Agreed to and accepted:
HOMESTAKE MINING COMPANY

By:
   ----------------------------------------------
    Name:
    Title:

                                                                          , 1997

                                    ANNEX A

                                   CLAUSE 30
                     AMENDMENT TO CONFIDENTIALITY AGREEMENT

                                   [OMITTED]

                                   APPENDIX B

                   OPINION OF HOMESTAKE'S INVESTMENT ADVISOR

                                                                January 23, 1998

Board of Directors
Homestake Mining Company
650 California Street
San Francisco, California 94108-2788

Madam and Gentlemen:

     We understand that the Homestake Mining Company ("Homestake" or the "Company") is considering a transaction (the "Combination") whereby, as a result of the issuance of shares of common stock, par value $1.00 per share, of the Company ("Homestake Common Stock") to holders of fully paid ordinary shares, par value A$0.50 per share ("Ordinary Shares"), partly paid shares and stock options of Plutonic Resources Limited ("Plutonic"), pursuant to the terms of the Combination Implementation Agreement, dated December 22, 1997 (the "Implementation Agreement"), Plutonic will become a wholly-owned subsidiary of the Company. In the Combination, each fully paid Ordinary Share would be canceled in consideration of the issue of 0.34 shares (the "Conversion Number") of Homestake Common Stock. Partly paid shares and stock options would also be canceled in consideration of the issue of Homestake Common Stock in amounts provided in the Implementation Agreement, which you have advised us were calculated with reference to the Conversion Number. The terms and conditions of the Combination are more fully set forth in the Implementation Agreement.

     You have requested our opinion as to whether the Conversion Number is fair to the stockholders of the Company from a financial point of view.

     SBC Warburg Dillon Read Inc. ("SBC Warburg Dillon Read") has acted as financial advisor to the Board of Directors of the Company in connection with the Combination and will receive a fee for its services, a substantial portion of which is contingent upon the consummation of the Combination. In the past, SBC Warburg Dillon Read and its predecessors have provided investment banking services to the Company and have received customary compensation for the rendering of such services. In the ordinary course of business, SBC Warburg Dillon Read and its affiliates may actively trade or hold the equity securities of the Company or Plutonic for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address the Company's underlying business decision to effect the Combination or constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Combination. Our opinion does not imply any conclusion as to the likely trading range for the Homestake Common Stock following the consummation of the Combination, which may vary depending on numerous factors which generally influence the prices of securities. With your consent, we have assumed that the Combination will not result in taxable income for the Company or its stockholders and will be accounted for as a pooling-of-interests.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and Plutonic, (ii) reviewed certain internal financial information and other data relating to the business and prospects of the Company, including financial estimates prepared by the management of the Company, that were provided to us by the Company and are not publicly available,
(iii) reviewed certain internal financial information and other data relating to the business and prospects of Plutonic, including financial estimates prepared by Homestake, that were provided to us by Homestake and are not publicly available, (iv) conducted discussions with members of the senior management of the Company, (v) reviewed the historical market prices and trading activity of the common stocks of the Company and Plutonic, (vi) considered certain pro forma effects of the Combination on the financial results of the Company (including the effects of assumed Combination savings that were provided to us by Homestake), (vii) reviewed publicly available financial and stock market data with respect to certain other publicly traded companies that we believe to be generally comparable to the Company and Plutonic, (viii) compared the financial terms of the Combination with the financial terms of certain other mergers and acquisitions that we believe to be relevant, (ix) reviewed the Implementation Agreement, and (x) conducted such other financial studies, analyses and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, we have not, with your consent, assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Plutonic, nor have we been furnished with any such evaluation or appraisal. With respect to the financial estimates (including the effects of assumed Combination savings) provided to or otherwise reviewed by or discussed with us, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of each company. With respect to the business and financial information pertaining to Plutonic, we have not, with Homestake's consent, held any independent discussions with Plutonic's management as to any aspect of the information provided. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of December 22, 1997, the Conversion Number is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          SBC WARBURG DILLON READ INC.

                                   APPENDIX C
                            HOMESTAKE MINING COMPANY

            CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
     (ALL DOLLAR AMOUNTS ARE UNITED STATES DOLLARS UNLESS OTHERWISE STATED)

                                     INDEX

                                                                                       PAGE*
                                                                                       ----
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996:
  Management's Discussion and Analysis...............................................   C-1
  Condensed Statements of Consolidated Operations for the Nine Months Ended September
     30, 1997 and 1996 (unaudited)...................................................   C-8
  Condensed Consolidated Balance Sheets as of September 30, 1997 and December 31,
     1996 (unaudited)................................................................   C-9
  Condensed Statements of Consolidated Cash Flows for the Nine Months Ended September
     30, 1997 and 1996 (unaudited)...................................................  C-10
  Notes to Condensed Consolidated Financial Statements (unaudited)...................  C-11

FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994:
  Management's Discussion and Analysis...............................................  C-17
  Statements of Consolidated Income for the Years Ended December 31, 1996, 1995, and
     1994............................................................................  C-26
  Consolidated Balance Sheets as of December 31, 1996 and 1995.......................  C-27
  Statements of Consolidated Shareholders' Equity for the Years Ended December 31,
     1996, 1995, and 1994............................................................  C-28
  Statements of Consolidated Cash Flows for the Years Ended December 31, 1996, 1995,
     and 1994........................................................................  C-29
  Notes to Consolidated Financial Statements.........................................  C-30
  Report of Independent Auditors.....................................................  C-50
  Quarterly Selected Data (unaudited)................................................  C-51

                 HOMESTAKE MANAGEMENT'S DISCUSSION AND ANALYSIS
             (ALL AMOUNTS IN US DOLLARS UNLESS OTHERWISE INDICATED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

     (Unless specifically stated otherwise, the following information relates to amounts included in the consolidated financial statements without reduction for minority interests. Reference is made to the sections entitled "Risk Factors" and "Cautionary Statements" in the Supplement.)

     RESULTS OF OPERATIONS

     Homestake recorded a net loss of $130 million or $0.89 per share during the nine months ended September 30, 1997 compared to 1996 nine-month earnings of $27.9 million or $0.19 per share. The year-to-date 1997 net loss included after tax write-downs and other unusual charges of $145.1 million ($183.6 million pretax) or $0.99 per share recorded in the third quarter. Details of these noncash charges are as follows:

     - $84.9 million ($107.8 million pretax) write-down of Homestake's investment in the Main Pass 299 sulfur mine: Homestake owns a 16.7% undivided interest in the Main Pass 299 sulfur mine located in the Gulf of Mexico. Planned write-downs by Homestake's joint venture partners caused the Company to reexamine the carrying value of its investment in Main Pass 299. Due to a prolonged period of low sulfur prices and Homestake's current assessment of estimated future cash flows from the Main Pass 299 sulfur mine, the Company recorded a write-down of $107.8 million in its investment in Main Pass 299. As a result of this write-down, the Company's carrying value of the Main Pass 299 sulfur property, plant and equipment was reduced to zero at September 30, 1997.

     - $18.2 million ($24.3 million pretax) reduction in the carrying values of short-lived mining properties: As a result of lower gold prices, the Company reviewed the carrying values of its gold mining operations using a $325 per ounce gold price for its short-lived operations and a $350 per ounce gold price for its operations with longer lives. The Company determined that impairment write-downs were required to reduce the carrying value of several of its assets or operations with short remaining lives, including the Pinson mine in Nevada, the Homestake mine's Open Cut in South Dakota, and low-grade stockpiled ore and certain redundant mining equipment at the Kalgoorlie operations in Western Australia. The Company determined that no adjustments to the carrying values of its longer-lived operations were required.

     - $21.5 million ($29.1 million pretax) increase in the estimated accrual for future reclamation expenditures: As a result of a review of the Company's reclamation liabilities, the Company determined that it was necessary to increase the reclamation accruals at certain of its nonoperating properties including the Santa Fe mine in Nevada, the Nickel Plate mine in Canada and the Grants uranium complex in New Mexico to reflect revised estimates, changed conditions and more stringent future reclamation requirements.

     - $14.7 million ($16.5 million pretax) write-down of certain investments: Low gold prices and lower market valuations for junior mining companies have caused the value of certain of the Company's investments in other companies to decline significantly. The Company reduced the carrying values of certain of its mining investments to reflect reductions in value that it deemed to be other than temporary.

     - $5.8 million ($5.9 million pretax) in other charges, primarily foreign exchange losses on intercompany redeemable preferred stock.

     The decreased 1997 nine-month earnings reflect the write-downs and other unusual charges detailed above, partially offset by after-tax gains recorded in the 1997 first quarter of $47.2 million ($62.9 million pretax) or $0.32 per share from the fee received from Santa Fe upon termination of Homestake's merger agreement with Santa Fe, and $8.1 million ($13.5 million pretax) or $0.06 per share from the sale of the George Lake and Back River joint venture interests in the Northwest Territories of Canada to Arauco Resources Corporation ("Arauco"). Results for the 1996 nine-month period included an after-tax gain of

$4.9 million ($5.5 million pretax) from a litigation recovery. Excluding the effects of the nonrecurring items, the Company incurred a net loss of $40.2 million or $0.27 per share during the first nine months of 1997 compared to net income of $23 million or $0.16 per share for the first nine months of 1996, primarily reflecting a significantly lower average realized gold price, higher exploration expenditures and increased administrative and general expenses.

     Gold production during the first nine months of 1997 decreased slightly to 1,468,900 ounces from 1,478,100 ounces produced during the comparable period of 1996. Year-to-date 1997 revenues from gold and ore sales totaled $477.7 million compared to gold and ore sales of $541.7 million during the comparable period for 1996. The decrease in revenues is due to a $52 per ounce decrease in the average realized gold price. During the first nine months of 1997, 1,472,800 ounces were sold at an average realized price of $341 per ounce compared to sales of 1,470,700 ounces sold at an average realized price of $393 per ounce during the first nine months of 1996. Total cash costs during the first nine months of 1997 decreased to $243 per ounce from $249 per ounce during the first nine months of 1996.

     Domestic production during the first nine months of 1997 decreased 7% to 524,600 ounces compared to 562,700 ounces produced during the comparable 1996 period, primarily due to lower production at the McLaughlin mine in northern California. Production at the McLaughlin mine decreased by 59,600 ounces to 93,700 ounces during the 1997 period compared to 153,300 ounces produced during the 1996 nine-month period, reflecting a 26% decrease in ore grades. Mining operations ceased at the end of June 1996 and lower grade stockpiled ore will be processed over the next six years. Total year-to date cash costs increased to $247 per ounce in the 1997 period compared to $239 in the corresponding 1996 period. Homestake's share of production at the Round Mountain mine in Nevada increased to 92,000 ounces during the 1997 period from 78,400 ounces produced during the first nine months of 1996. Total cash costs decreased by 11% to $225 per ounce during the 1997 period from $253 per ounce during the 1996 period, primarily due to the increased production. Construction of an 8,000 tons-per-day gravity mill to treat higher grade ore was completed in July 1997, and the mill began commercial production in November 1997. At the Homestake mine in Lead, South Dakota, production was 301,300 ounces during the first nine months of 1997 compared to 306,500 ounces during the corresponding period of 1996 as a result of a slightly lower grade and recovery rate, partially offset by an increase in tons processed. Total cash costs were $318 per ounce during the 1997 period compared to $298 per ounce during the comparable period for the prior year. Homestake's share of production from the Pinson mine more than doubled to 18,900 ounces in the first nine months of 1997 compared to 7,700 ounces in the first nine months of 1996 primarily as a result of Homestake's December 1996 purchase which increased Homestake's interest in the mine from 26.3% to 50%.

     Total foreign gold production increased by 3% to 944,300 ounces from the prior year's year-to-date period, primarily due to production increases at the Kalgoorlie operations in Western Australia and the Eskay Creek and Snip mines in Canada, as well as production at the new Agua de la Falda mine in Chile, which poured its first gold in April 1997. These increases were partially offset by a production decline at the David Bell mine in Canada and the absence of production at the Nickel Plate mine.

     Homestake's share of production at the Kalgoorlie operations totaled 317,800 ounces at a total cash cost of $265 per ounce during the first nine months of 1997 compared to 259,300 ounces produced at a total cash cost of $309 per ounce during the corresponding 1996 period. The improved production reflects an 11% increase in grade and a 5% increase in throughput. The decrease in total cash costs primarily is due to higher production and the installation of a recycle crusher at the Fimiston mill earlier this year.

     Production at the Eskay Creek mine increased to 300,900 ounces at a total cash cost (including third-party smelter charges) of $162 per ounce during the year-to-date 1997 period from 281,700 ounces produced at a total cash cost of $170 per ounce during the year-to-date 1996 period. The improved results reflect higher gold grades and an increase in tons of ore shipped. Construction of a new gravity/flotation mill at Eskay Creek commenced in July 1997 and was completed by the end of 1997. The mill will improve profit margins on ore previously directly shipped to third-party smelters and allow for the treatment of certain lower grade ores that otherwise could not be processed economically. The capital cost of the mill is estimated to be $12 million. The mill will add approximately 30,000 ounces to Eskay Creek's average annual production over its remaining life. Prime Resources Group, Inc. ("Prime"), Homestake's 50.6%-owned subsidiary, became the sole owner of the Snip mine when it purchased Cominco Ltd.'s 60% interest in this mine for $39.3 million in April 1996. Production at the Snip mine was 90,700 ounces during the first nine months of 1997. Prime's share of production from the Snip mine for the corresponding year-to-date 1996 period was 69,800 ounces. Total cash costs increased to $210 per ounce during the first nine months of 1997 compared to $175 per ounce during the first nine months of 1996 reflecting an increase in the more labor-intensive conventional mining. Homestake's share of production at the Williams mine in Canada totaled 145,400 ounces during the 1997 year-to-date period compared to 149,300 ounces produced during the first nine months of the prior year. Production declined as a result of lower grade, partially offset by increased mill throughput. Total cash costs increased to $240 per ounce during the 1997 period from $228 per ounce during the corresponding year-to-date 1996 period. Homestake's share of production at the David Bell mine in Canada was 61,500 ounces during the first nine months of 1997 compared to 72,200 ounces produced during the corresponding 1996 period. Total cash costs increased to $214 per ounce in 1997 from $170 per ounce during the 1996 year-to-date period. The lower David Bell mine production and corresponding increase in total cash costs results from lower ore grades, the mining of narrower and smaller stopes, and ground control difficulties encountered during 1997.

     The new Agua de la Falda mine (51% owned by Homestake, 49% by Codelco) commenced mining operations late in 1996 and the first gold was poured in April 1997. The mine produced 19,000 ounces of gold during the first nine months of 1997. Both the average ore grade and ore production rates have been higher than expected. As a result, total cash costs of $219 per ounce are well below projections. The Agua de la Falda mine is expected to produce 28,000 ounces of gold in 1997.

     The Company's share of revenues at the Main Pass 299 operations in the Gulf of Mexico totaled $20.1 million during the first nine months of 1997 compared to revenues of $23 million during the first nine months of 1996. Operating losses of $1.5 million (excluding the 1997 write-down) were incurred during the 1997 period compared to operating earnings of $1.5 million during the comparable 1996 period. These results primarily reflect lower prices, production and sales volumes for both sulfur and oil. As discussed above, at September 30, 1997 the Company recorded a write-down of $107.8 million in its investment in the Main Pass 299 sulfur mine.

     To provide protection against a decrease in gold prices, during the 1997 third quarter the Company entered into a series of put and call option contracts which will provide a floor price of $325 per ounce for 900,000 ounces of Homestake's 1998 gold production. The Company purchased put options for 900,000 ounces of gold exercisable during 1998 at a price of $325 per ounce. The Company also sold call options for 900,000 ounces of gold exercisable during 1998 at a price of $325 per ounce and purchased call options for 900,000 ounces of gold exercisable during 1998 at $336 per ounce. These option contracts were established at no net cost to the Company.

     In addition, the Company purchased put options for 30,000 ounces of gold exercisable during 2000 at a price of $350 per ounce and sold call options for 15,000 ounces of gold exercisable during 2000 at an average price of $395 per ounce.

     In the fourth quarter of 1996, the Company entered into forward sales commitments for 680,100 ounces expected to be produced from the McLaughlin mine stockpiles from 1997 through 2003. In addition, during the second quarter of 1997 the Company entered into forward sales commitments for 20,000 ounces of gold to be produced in 2001 and 2002. Gold sales for the nine months ended September 30, 1997 include sales of 90,000 ounces at an average price of $383 per ounce. Gold sales for the nine months ended September 30, 1996 include sales under the now-completed Nickel Plate mine forward sales program of 70,000 ounces at an average price of $421 per ounce. At September 30, 1997 forward sales for 610,100 ounces at an average price of $432 per ounce remain outstanding.

     A significant portion of the Company's operating expenses is incurred in Australian and Canadian currencies. The Company's profitability is impacted by fluctuations in these currencies' exchange rates relative to the United States dollar. Under the Company's foreign currency protection program, the Company has entered into a series of foreign currency option contracts which establish trading ranges within which the United States dollar may be exchanged for Australian and Canadian dollars. At September 30, 1997 the

Company has recorded a net unrealized loss of $5.1 million on open contracts under this program. (At December 31, 1997 the unrealized loss on open contracts increased to $20 million reflecting a significant weakening of both the Canadian and Australian currencies in relation to the U.S. dollar during the fourth quarter of 1997.)

     ADMINISTRATIVE AND GENERAL EXPENSE of $30.3 million for the first nine months of 1997 compares to $27.8 million for the first nine months of 1996. The increase primarily reflects costs associated with relocating employees to the new Ruby Hill and Agua de la Falda mines and higher investment banking fees.

     EXPLORATION EXPENSE for the nine months ended September 30, 1997 was $36.7 million, compared to exploration expense of $29.5 million for the nine months ended September 30, 1996. The higher exploration expenses reflect increased activity as the Company pursues numerous exploration targets and prospects.

     INCOME AND MINING TAX for the nine months ended September 30, 1997 was a $4 million credit compared to income and mining tax expense of $37.7 million for the nine months ended September 30, 1996. Tax credits totaling $38.5 million with respect to the write-downs and other unusual charges were recorded in the third quarter of 1997. In addition, the year-to-date period includes $15.7 million of expense associated with the termination fee received from Santa Fe and $5.4 million of expense related to gain on sale of the George Lake and Back River joint venture interests. During the first nine months of 1996, a $2.6 million credit was recorded with respect to a litigation recovery relating to previously paid income taxes. The Company's consolidated effective income and mining tax rate will fluctuate depending on the geographical mix of pretax income.

     MINORITY INTERESTS in the income of consolidated subsidiaries decreased to $8.1 million during the first nine months of 1997 from $10.8 million during the first nine months of 1996. The decrease primarily is attributable to lower income due to lower gold prices realized by Prime and higher exploration expenses incurred during the first nine months of 1997 by the Company's 51%-owned subsidiary, Agua de la Falda S.A., which was formed in July 1996.

     The following charts detail Homestake's gold production and total cash costs per ounce by location, and consolidated revenue and production costs per ounce.

                                                    PRODUCTION
                                                    NINE MONTHS         TOTAL CASH COSTS
                                                       ENDED            NINE MONTHS ENDED
                                                   SEPTEMBER 30,          SEPTEMBER 30,
                                                -------------------     -----------------
             MINE (PERCENTAGE INTEREST)          1997        1996       1997         1996
        ------------------------------------    -------     -------     ----         ----
                                                                          (DOLLARS PER
                                                    (OUNCES IN               OUNCE)
                                                    THOUSANDS)
        Homestake (100).....................      301.3       306.5     $318         $298
        McLaughlin (100)....................       93.7       153.3      247          239
        Round Mountain (25).................       92.0        78.4      225          253
        Pinson (50)(1)......................       18.9         7.7      343          392
        Marigold (33).......................       18.7        16.8      260          282
                                                 ------      ------
             Total United States............      524.6       562.7
        Eskay Creek (100)(2,3)..............      300.9       281.7      162          170
        Williams (50).......................      145.4       149.3      240          228
        David Bell (50).....................       61.5        72.2      214          170
        Quarter Claim (25)..................        8.5         8.5      173          167
        Snip (100)(3,4).....................       90.7        69.8      210          175
        Nickel Plate (100)..................         --        67.9       --          342
                                                 ------      ------
             Total Canada...................      607.0       649.4
        Kalgoorlie, Australia (50)..........      317.8       259.3      265          309
        Agua de la Falda (100)..............       19.0          --      219           --
        El Hueso (100)......................        0.5         6.7      310          270
                                                 ------      ------
             Total Chile....................       19.5         6.7
                                                 ------      ------
        TOTAL...............................    1,468.9     1,478.1     $243         $249
        Less Minority Interests.............     (202.7)     (173.7)
                                                 ------      ------
        HOMESTAKE'S SHARE...................    1,266.2     1,304.4
                                                 ======      ======

                                                                         NINE MONTHS
                                                                            ENDED
                                                                        SEPTEMBER 30,
                                                                        -------------
                             PER OUNCE OF GOLD                          1997     1996
        ------------------------------------------------------------    ----     ----
        Revenue.....................................................    $341     $393
                                                                        ====     ====
        Per Ounce Costs
          Cash Operating Costs(5)...................................    $238     $242
          Other Cash Costs(6).......................................       5        7
                                                                        ----     ----
          Total Cash Costs..........................................     243      249
          Noncash Costs(7)..........................................      55       58
                                                                        ----     ----
          Total Production Costs....................................    $298     $307
                                                                        ====     ====

---------------

(1) Homestake increased its ownership percentage in the Pinson mine from 26.3% to 50% in December 1996.

(2) Gold and silver are accounted for as co-products at Eskay Creek. Silver is converted to gold equivalent, using the ratio of the silver market price to the gold market price. These ratios were 71 ounces and 74 ounces of silver equals one ounce of gold for the nine months ended September 30, 1997 and 1996, respectively. Eskay Creek production includes 174,000 (160,100 in
    1996) payable ounces of gold and 9.1 million (9 million in 1996) payable ounces of silver contained in ore sold to smelters in the 1997 year-to-date period.

(3) For comparison purposes, total cash costs per ounce include estimated third-party costs incurred by smelter owners and others to produce marketable gold and silver.

(4) Includes ounces of gold contained in dore and concentrates. Prime's ownership percentage in the Snip mine increased from 40% to 100% effective April 30, 1996.

(5) Cash operating costs are costs directly related to the physical activities of producing gold; includes mining, milling, third-party smelting and in-mine drilling expenditures that are related to production.

(6) Other cash costs are costs that are not directly related to, but may result from, gold production; includes production taxes and royalties.

(7) Noncash costs are costs that typically are accounted for ratably over the life of an operation; includes depreciation, depletion, accruals for final reclamation and the amortization of the economic cost of property acquisitions, but excludes amortization of SFAS 109 deferred tax purchase adjustments relating to property acquisitions.

     LIQUIDITY AND CAPITAL RESOURCES

     Cash provided by operations totaled $97.1 million during the first nine months of 1997 compared to $151.6 million during the first nine months of 1996. Working capital at September 30, 1997 amounted to $255.8 million, including $230 million of cash and short-term investments.

     Capital additions of $106.7 million for the first nine months of 1997 include $50.7 million for construction and development work at the Ruby Hill mine, $12.5 million at the Round Mountain mine primarily for a new mill to process higher-grade sulfide ore, $11.7 million at the Kalgoorlie operations primarily for a decline from surface and a ventilation raise at the Mt Charlotte mine, $10.8 million at the Eskay Creek mine primarily for the construction of a new gravity/flotation mill, and $10.2 million at the Homestake mine primarily for a new tailings dam lift and improvements in the underground operations.

     In July 1997, Lawrence County, South Dakota issued $30 million of South Dakota Solid Waste Disposal Revenue Bonds and $18 million of South Dakota Pollution Control Refunding Revenue Bonds, both of which are due in 2032. Proceeds from the Solid Waste Disposal Revenue Bonds were relent to the Company and proceeds from the Pollution Control Refunding Revenue Bonds were used to redeem outstanding South Dakota pollution control bonds. The Company is responsible for funding principal and interest payments on these bonds. Proceeds from the Solid Waste Disposal Revenue Bonds are being used for construction of a new tailings dam lift and other qualifying expenditures at the Homestake mine. Qualifying expenditures of $11.5 million had been incurred through September 30, 1997 and the remaining $18.5 million is held in a trustee account committed for the construction of the new tailings dam lift and other qualifying expenditures. This $18.5 million of restricted cash is included in other assets in the accompanying balance sheet at September 30, 1997.

     The Company has a United States/Canadian/Australian cross-border credit facility providing a total availability of $275 million. The Company pays a commitment fee of 0.15% per annum on the unused portion of this facility. The credit facility is available through September 2001 and provides for borrowings in United States, Canadian, or Australian dollars, or gold, or a combination of these. The credit agreement requires a minimum consolidated net worth of $500 million. At September 30, 1997 Homestake Gold of Australia Limited ("HGAL") had $7.2 million of borrowings outstanding under this agreement. In October 1997, HGAL borrowed an additional $46.8 million under this agreement to repay intercompany advances.

     On November 6, 1997 the Company's new Ruby Hill mine in Nevada poured its first gold. The mine is now processing ore at the design capacity of 3,500 tons per day. Starting in 1998, Ruby Hill will produce between 105,000 and 110,000 ounces of gold annually at an estimated total cash cost of approximately $140 per ounce.

     In March 1997, Santa Fe terminated its previously announced merger agreement with Homestake and paid Homestake a $65 million termination fee. As a result, the Company recorded a pretax gain of $62.9 million ($47.2 million after tax), net of merger-related expenses of $2.1 million incurred in 1997.

     In February 1997, Homestake completed the sale of its interests in the George Lake and Back River joint ventures in Canada to Arauco for $9.3 million in cash and 3.6 million shares of Arauco common stock. As a result of this transaction, the Company recorded a pretax gain of $13.5 million ($8.1 million after tax), which is included in other income.

     In February 1997, the Company paid a cash dividend of 5 cents per share. In March 1997, the Company reduced its annual dividend rate to 10 cents per share from 20 cents per share and declared a semi-annual dividend of 5 cents per share which was paid in May 1997. In September 1997, the Company declared a semi-annual dividend of 5 cents per share which was paid in November 1997.

     In April 1997, the Company filed a shelf registration with the SEC for the potential sale of up to 20 million shares of Homestake Common Stock. The proceeds from any such offering would be available for general corporate purposes, which could include capital expenditures, repayment of debt and future acquisitions which have the potential to add to the Company's gold reserves and future gold production.

     Future results will be impacted by such factors as the market prices of gold, silver and sulfur, the Company's ability to expand its ore reserves and the fluctuations of foreign currency exchange rates. The Company believes that the combination of cash, short-term investments, available lines of credit and future cash flows from operations will be sufficient to meet normal operating requirements, planned capital expenditures, and anticipated dividends.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

          CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                (IN THOUSANDS OF US$, EXCEPT PER SHARE AMOUNTS)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                        ----------------------
                                                                          1997          1996
                                                                        ---------     --------
Revenues
  Gold and ore sales..................................................  $ 477,660     $541,691
  Sulfur and oil sales................................................     20,126       23,005
  Interest income.....................................................     10,488       11,246
  Gain on termination of Santa Fe merger..............................     62,925           --
  Other income........................................................      5,871       12,041
                                                                        ---------     --------
                                                                          577,070      587,983
                                                                        ---------     --------
Costs and Expenses
  Production costs....................................................    354,305      361,504
  Depreciation, depletion and amortization............................     85,509       83,539
  Administrative and general expense..................................     30,304       27,804
  Exploration expense.................................................     36,659       29,527
  Interest expense....................................................      7,659        7,974
  Write-downs and other unusual charges...............................    183,646           --
  Other expense.......................................................      4,879        1,304
                                                                        ---------     --------
                                                                          702,961      511,652
                                                                        ---------     --------
Income (Loss) Before Taxes and Minority Interests.....................   (125,891)      76,331
Income and Mining Taxes...............................................      3,960      (37,709)
Minority Interests....................................................     (8,113)     (10,766)
                                                                        ---------     --------
Net Income (Loss).....................................................  $(130,044)    $ 27,856
                                                                        =========     ========
Net Income (Loss) Per Share...........................................  $   (0.89)    $   0.19
                                                                        =========     ========
Average Shares Used in the Computation................................    146,714      146,190
                                                                        =========     ========
Dividends Paid Per Common Share.......................................  $    0.10     $   0.15
                                                                        =========     ========

           See notes to condensed consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                 (IN THOUSANDS OF US$, EXCEPT PER SHARE AMOUNT)

                                     ASSETS

                                                                             SEPTEMBER 30,     DECEMBER 31,
                                                                                 1997              1996
                                                                             -------------     ------------
Current assets
  Cash and equivalents.....................................................   $    61,080       $   89,599
  Short-term investments...................................................       168,882          130,158
  Receivables..............................................................        32,903           47,650
  Inventories:
    Finished products......................................................        20,328           21,132
    Ore and in process.....................................................        40,408           39,980
    Supplies...............................................................        28,630           30,015
  Deferred income and mining taxes.........................................        12,263           12,263
  Other....................................................................         6,802            8,551
                                                                               ----------       ----------
         Total current assets..............................................       371,296          379,348
                                                                               ----------       ----------
Property, plant and equipment -- at cost...................................     2,002,307        1,970,300
  Accumulated depreciation, depletion and amortization.....................    (1,146,077)        (963,270)
                                                                               ----------       ----------
    Property, plant and equipment -- net...................................       856,230        1,007,030
                                                                               ----------       ----------
Investments and other assets
  Noncurrent investments...................................................        25,285           39,606
  Other assets.............................................................        81,659           56,124
                                                                               ----------       ----------
         Total investments and other assets................................       106,944           95,730
                                                                               ----------       ----------
         Total Assets......................................................   $ 1,334,470       $1,482,108
                                                                               ==========       ==========
                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable.........................................................   $    37,924       $   36,171
  Accrued liabilities:
    Payroll and other compensation.........................................        23,653           23,085
    Reclamation............................................................        14,307           10,055
    Other..................................................................        25,889            9,034
  Income and other taxes payable...........................................        13,731           38,386
                                                                               ----------       ----------
         Total current liabilities.........................................       115,504          116,731
                                                                               ----------       ----------
Long-term liabilities
  Long-term debt...........................................................       222,183          185,000
  Other long-term obligations..............................................       145,218          114,168
  Deferred income and mining taxes.........................................       152,699          201,454
                                                                               ----------       ----------
         Total long-term liabilities.......................................       520,100          500,622
                                                                               ----------       ----------
Minority interests in consolidated subsidiaries............................       104,622           96,203
Shareholders' equity
  Capital stock, $1 par value per share:
    Preferred -- 10,000 shares authorized; no shares outstanding
    Common -- 250,000 shares authorized; shares outstanding:
      1997 -- 146,744; 1996 -- 146,672.....................................       146,744          146,672
  Other shareholders' equity...............................................       447,500          621,880
                                                                               ----------       ----------
         Total shareholders' equity........................................       594,244          768,552
                                                                               ----------       ----------
         Total Liabilities and Shareholders' Equity........................   $ 1,334,470       $1,482,108
                                                                               ==========       ==========

           See notes to condensed consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

          CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)
                             (IN THOUSANDS OF US$)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                         1997          1996
                                                                       ---------     ---------
Cash Flows from Operations
  Net income (loss)..................................................  $(130,044)    $  27,856
  Reconciliation to net cash provided by operations:
     Write-downs and other unusual charges...........................    183,646            --
     Depreciation, depletion and amortization........................     85,509        83,539
     Gains on asset disposals........................................    (15,140)       (3,260)
     Deferred taxes, minority interests and other....................    (26,467)       33,523
     Effect of changes in operating working capital items............       (388)        9,895
                                                                       ---------     ---------
  Net cash provided by operations....................................     97,116       151,553
                                                                       ---------     ---------
Investment Activities
  Increase in short-term investments.................................    (38,724)      (98,041)
  Additions to property, plant and equipment.........................   (106,712)      (85,759)
  Proceeds from asset sales..........................................     12,619        14,918
  Increase in restricted cash........................................    (18,488)           --
  Purchase of HGAL minority interests................................         --        (6,435)
  Purchase of interest in Snip mine..................................         --       (39,279)
  Other..............................................................        488         2,547
                                                                       ---------     ---------
  Net cash used in investment activities.............................   (150,817)     (212,049)
                                                                       ---------     ---------
Financing Activities
  Borrowings.........................................................     55,430            --
  Debt repayments....................................................    (18,000)           --
  Common shares issued...............................................        852         2,355
  Dividends paid -- Homestake........................................    (14,670)      (22,008)
                  -- Prime minority interests........................     (1,085)       (1,099)
  Other..............................................................      2,655            --
                                                                       ---------     ---------
  Net cash provided by (used in) financing activities................     25,182       (20,752)
                                                                       ---------     ---------
Net decrease in cash and equivalents.................................    (28,519)      (81,248)
Cash and equivalents, January 1......................................     89,599       145,957
                                                                       ---------     ---------
Cash and equivalents, September 30...................................  $  61,080     $  64,709
                                                                       =========     =========

            See notes to condensed consolidated financial statements

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

     1. The condensed consolidated financial statements for the nine months ended September 30, 1997 should be read in conjunction with the financial statements and notes thereto, which include information as to significant accounting policies, in the Company's consolidated financial statements for the year ended December 31, 1996, included elsewhere in this Document.

     The information furnished in this report reflects all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the interim periods. Except as described in notes 2 through 6, such adjustments consist of items of a normal recurring nature. Results of operations for interim periods are not necessarily indicative of results for the full year.

     All dollar amounts are in United States dollars unless otherwise indicated.

     2. During the third quarter of 1997, Homestake recorded pretax write-downs and other unusual charges of $183.6 million ($145.1 million after tax) as follows (in millions):

                                                                      THREE AND NINE
                                                                       MONTHS ENDED
                                                                    SEPTEMBER 30, 1997
                                                                    PRETAX    AFTER TAX
                                                                    ------    ---------
        Write-down of investment in the Main Pass 299 sulfur
          mine(a).................................................  $107.8     $  84.9
        Reduction in carrying values of short-lived mining
          properties(b)...........................................    24.3        18.2
        Increase in estimated accrual for future reclamation
          expenditures(c).........................................    29.1        21.5
        Write-down of certain investments(d)......................    16.5        14.7
        Other charges, primarily foreign exchange losses on
          intercompany redeemable preferred stock.................     5.9         5.8
                                                                    ------      ------
                                                                    $183.6     $ 145.1
                                                                    ======      ======

---------------

(a) Homestake owns a 16.7% undivided interest in the Main Pass 299 sulfur mine located in the Gulf of Mexico. Planned write-downs by Homestake's joint venture partners caused the Company to reexamine the carrying value of its investment in Main Pass 299. Due to a prolonged period of low sulfur prices and Homestake's current assessment of estimated future cash flows from the Main Pass 299 sulfur mine, the Company recorded a write-down of $107.8 million in its investment in Main Pass 299. As a result of this write-down, the Company's carrying value of the Main Pass 299 sulfur property, plant and equipment was reduced to zero at September 30, 1997.

(b) As a result of lower gold prices, the Company reviewed the carrying values of its gold mining operations using a $325 per ounce gold price for its short-lived operations and a $350 per ounce gold price for its operations with longer lives. The Company determined that impairment write-downs were required to reduce the carrying value of several of its assets or operations with short remaining lives, including the Pinson mine in Nevada, the Homestake mine's Open Cut in South Dakota, and low-grade stockpiled ore and certain redundant mining equipment at the Kalgoorlie operations in Western Australia. The Company determined that no adjustments to the carrying values of its longer-lived operations were required.

(c) As a result of a review of the Company's reclamation liabilities, the Company determined that it was necessary to increase the reclamation accruals at certain of its nonoperating properties including the Santa Fe mine in Nevada, the Nickel Plate mine in Canada and the Grants uranium complex in New Mexico to reflect revised estimates, changed conditions and more stringent future reclamation requirements.

(d) Low gold prices and lower market valuations for junior mining companies have caused the value of certain of the Company's investments in other companies to decline significantly. The Company reduced

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  (CONTINUED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

    the carrying values of certain of its mining investments to reflect reductions in value that it deemed to be other than temporary.

     3. Other income for the nine months ended September 30 is as follows (in millions):

                                                                         NINE MONTHS
                                                                            ENDED
                                                                        SEPTEMBER 30,
                                                                       ---------------
                                                                       1997      1996
                                                                       -----     -----
        Gains on asset disposals.....................................  $15.1     $ 3.3
        Royalty income...............................................    1.8       2.1
        Foreign currency contract gains (losses).....................   (8.0)      1.4
        Foreign currency exchange losses on intercompany advances....   (4.5)     (0.3)
        Other foreign currency gains (losses)........................   (0.3)      0.3
        Litigation recovery..........................................     --       2.9
        Other........................................................    1.8       2.3
                                                                       -----     -----
                                                                       $ 5.9     $12.0
                                                                       =====     =====

     In February 1997, Homestake completed the sale of its interests in the George Lake and Back River joint ventures in Canada to Arauco Resources Corporation ("Arauco") for $9.3 million in cash and 3.6 million shares of Arauco common stock. As a result of this transaction, the Company recorded a pretax gain of $13.5 million ($8.1 million after tax) during the first quarter of 1997. Arauco subsequently changed its name to Kit Resources ("Kit"). The write-down of investments recorded at September 30, 1997 (see note 2(d)) included a pretax write-down of $4.6 million ($3.1 million after tax) related to the Company's investment in Kit.

     4. In March 1997, Santa Fe Pacific Gold Corporation terminated its previously announced merger agreement with Homestake and paid Homestake a $65 million termination fee. As a result, the Company recorded a pretax gain of $62.9 million ($47.2 million after tax), net of merger-related expenses of $2.1 million incurred in 1997.

     5. In April 1996, the Company's 50.6%-owned subsidiary, Prime Resources Group Inc. ("Prime"), purchased Cominco Ltd.'s ("Cominco") 60% interest in the Snip mine in British Columbia for $39.3 million in cash. The purchase price included Cominco's share of the mine's working capital. Prime now owns 100% of the Snip mine.

     6. In 1995, Homestake offered to acquire the 18.5% of Homestake Gold of Australia Limited ("HGAL") it did not already own by offering .089 of a Homestake share or A$1.90 in cash for each of the 109.6 million HGAL shares owned by the public. Through December 31, 1995 a total of 38.9 million HGAL shares were acquired at a cost of $59.1 million. At December 31, 1995 Homestake owned 88.1% of the shares of HGAL. The acquisition was completed in the first quarter of 1996 when the remaining 70.7 million publicly held HGAL shares were acquired at a cost of $105.8 million, including $99.3 million for 6 million shares of the Company, $5 million in cash and $1.5 million of transaction expenses. The total purchase price to acquire all of the 18.5% of HGAL held by minority shareholders was $164.9 million, including $141.7 million for 8.5 million shares of the Company, $19.5 million in cash and $3.7 million of transaction expenses. The acquisition of the HGAL minority interests was accounted for as a purchase.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  (CONTINUED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

     7. Long-term debt is as follows (in millions):

                                                             SEPTEMBER 30,     DECEMBER 31,
                                                                 1997              1996
                                                             -------------     ------------
        Convertible subordinated notes (due 2000)..........     $ 150.0           $150.0
        Pollution control bonds
          Lawrence County, South Dakota (due 2032).........        48.0               --
          Lawrence County, South Dakota (due 2003).........          --             18.0
          State of California (due 2004)...................        17.0             17.0
        Borrowings under credit agreement (due 2001).......         7.2               --
                                                                 ------           ------
                                                                $ 222.2           $185.0
                                                                 ======           ======

     SOUTH DAKOTA POLLUTION CONTROL BONDS: In July 1997, Lawrence County, South Dakota issued $30 million of South Dakota Solid Waste Disposal Revenue Bonds and $18 million of South Dakota Pollution Control Refunding Revenue Bonds, both of which are due in 2032. Proceeds from the Solid Waste Disposal Revenue Bonds were relent to the Company and proceeds from the Pollution Control Refunding Revenue Bonds were used to redeem outstanding South Dakota pollution control bonds. The Company is responsible for funding principal and interest payments on these bonds. Proceeds from the Solid Waste Disposal Revenue Bonds are being used for construction of a new tailings dam lift and other qualifying expenditures at the Homestake mine. Qualifying expenditures of $11.5 million had been incurred through September 30, 1997 and the remaining $18.5 million is held in a trustee account committed for the construction of the new tailings dam lift and other qualifying expenditures. This $18.5 million of restricted cash is included in other assets in the accompanying balance sheet at September 30, 1997.

     The Company pays interest monthly on its pollution control bonds based on variable short-term, tax-exempt obligation rates. At September 30, 1997 the interest rate was 4.1%.

     8. Under the Company's foreign currency protection program, the Company enters into a series of foreign currency option contracts which establish trading ranges within which the United States dollar may be exchanged for foreign currencies by setting minimum and maximum exchange rates. The contracts are marked to market at each balance sheet date and the resulting changes in market value are included in the determination of net income or loss. Net unrealized losses on contracts outstanding at September 30, 1997 totaled $5.1 million.

     At September 30, 1997 the Company had forward currency contracts outstanding as follows (dollar amounts in millions):

                                                        WEIGHTED-AVERAGE EXCHANGE
                                                          RATES TO U.S. DOLLARS
                                    AMOUNT COVERED     ----------------------------     EXPIRATION
                 CURRENCY           (U.S. DOLLARS)     PUT OPTIONS     CALL OPTIONS       DATES
        --------------------------  --------------     -----------     ------------     ----------
        Canadian..................      $ 52.7             0.72            0.76            1997
        Canadian..................       152.2             0.72            0.76            1998
        Canadian..................         7.0             0.72            0.75            1999
        Australian................        27.6             0.77            0.80            1997
        Australian................        93.5             0.75            0.78            1998
        Australian................         6.5             0.72            0.75            1999
                                        ------
                                        $339.5
                                        ======

     9. In the fourth quarter of 1996, the Company entered into forward sales commitments for 680,100 ounces of gold expected to be produced from the McLaughlin mine stockpiles from 1997 through 2003. In

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  (CONTINUED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

addition, during the second quarter of 1997 the Company entered into forward sales commitments for 20,000 ounces of gold to be produced in 2001 and 2002. Gold sales for the nine months ended September 30, 1997 include sales of 90,000 ounces at average price of $383 per ounce. Gold sales for the nine months ended September 30, 1996 include sales under the now-completed Nickel Plate mine forward sales program of 70,000 ounces at an average prices of $421 per ounce.

     At September 30, 1997 the Company's gold forward sales commitments were as follows:

                                                                     AVERAGE PRICE OF
                                                     FORWARD SALES    FORWARD SALES
                               YEAR                    (OUNCES)        (PER OUNCE)
                -----------------------------------  -------------   ----------------
                1997...............................      30,100            $391
                1998...............................     120,000             399
                1999...............................     109,900             415
                2000...............................      85,100             430
                2001...............................      95,000             441
                2002...............................      95,000             457
                2003...............................      75,000             481
                                                        -------
                                                        610,100

     To provide protection against a decrease in gold prices, the Company entered into a series of put and call option contracts during the 1997 third quarter which will provide a floor price of $325 per ounce for 900,000 ounces of Homestake's 1998 gold production. The Company purchased put options for 900,000 ounces of gold exercisable during 1998 at a price of $325 per ounce. The Company also sold call options for 900,000 ounces of gold exercisable during 1998 at a price of $325 per ounce and purchased call options for 900,000 ounces of gold exercisable during 1998 at $336 per ounce. These option contracts were established at no net cost to the Company.

     The Company also purchased put options for 30,000 ounces of gold exercisable during 2000 at a price of $350 per ounce and sold call options for 15,000 ounces of gold exercisable during 2000 at an average price of $395 per ounce.

     10. In September 1997, the Company's Board of Directors authorized the amendment of certain terms of the Rights Agreement (effective -- October 1997). A summary of the amended Rights Agreement is as follows:

     Each share of common stock includes and trades with a right. Rights are not exercisable currently. Rights will become exercisable on a date designated by the Board of Directors following the commencement of, or announcement of an intent to commence, a tender offer by any person, entity or group for 15% or more of the Company's common stock. When so exercisable, each right initially entitles the owner to purchase from the Company one one-hundredth of a share of Series A Participating Preferred Stock, par value $1 per share, at a price of $75 per share (the "Purchase Price"). In addition, if any person, entity or group (an "Acquiring Person") acquires 15% or more of the Company's common stock, each right (whether or not previously exercisable) thereafter entitles the owner (other than an Acquiring Person or its affiliates and associates) to purchase for the Purchase Price the number of one one-hundredth of a share of Series A Preferred Stock equal to the Purchase Price divided by one-half of the market price of the Company's common stock. In lieu of the rights holder exercising such right, the Board of Directors has the option to issue, in exchange for each right, one-half of the number of shares of preferred stock (or common stock having a value equal to the Purchase Price) that would be issuable on exercise of the right. If the Board of Directors has not exchanged shares for the rights and the Company engages in a business combination with an Acquiring Person (or

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  (CONTINUED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

affiliate or associate thereof), the holder of rights will be entitled to purchase for the Purchase Price (i) common stock of the surviving company or its publicly held affiliate having a market value equal to twice the Purchase Price, or (ii) common stock of the surviving company having a book value equal to twice the Purchase Price if the surviving company and its affiliates are not publicly held. The numbers of shares and the Purchase Price are subject to adjustment for stock dividends, stock splits and other changes in capitalization. The rights expire on October 15, 2007.

     11. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. ("SFAS") 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. SFAS 131 is effective for fiscal years beginning after December 15, 1997. Adoption of SFAS 131 will not have a material impact on Homestake's current geographic and segment disclosures.

     In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in shareholders' equity that result from recognized transactions and other economic events of the period, other than transactions with owners in their capacity as owners. SFAS 130 is effective for financial statements issued for periods ending after December 15, 1997. Adoption of SFAS 130 will result in additional disclosures in Homestake's financial statements but will not impact the Company's reported net income or net income per share.

     In February 1997, the FASB issued SFAS 128, "Earnings Per Share." SFAS 128 specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997. Adoption of SFAS 128 will not have a material impact on Homestake's previously reported earnings per share.

     12. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes heavy liabilities on persons who discharge hazardous substances. The Environmental Protection Agency ("EPA") publishes a National Priorities List ("NPL") of known or threatened releases of such substances.

GRANTS

     The Company's former uranium millsite near Grants, New Mexico is listed on the NPL. The EPA asserted that leachate from the tailings contaminated a shallow aquifer used by adjacent residential subdivisions. The Company paid the costs of extending the municipal water supply to the affected homes and continues to operate a water injection and collection system that has significantly improved the quality of the aquifer. The Company has decommissioned and disposed of the mills and has covered the tailings impoundments at the site. The total future cost for reclamation, remediation, monitoring and maintaining compliance at the Grants site is estimated to be approximately $19 million.

     Title X of the Energy Policy Act of 1992 (the "Act") and subsequent amendments to the Act authorized appropriations of $335 million to cover the Federal Government's share of certain costs of reclamation, decommissioning and remedial action for by-product material (primarily tailings) generated by certain licensees as an incident of uranium sales to the Federal Government. Reimbursement is subject to compliance with regulations of the Department of Energy ("DOE"), which were issued in 1994. Pursuant to the Act, the DOE is responsible for 51.2% of past and future costs of reclaiming the Grants site in accordance with Nuclear Regulatory Commission license requirements. Through September 30, 1997 the Company had received

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  (CONTINUED)
                 ALL AMOUNTS IN US$ UNLESS OTHERWISE INDICATED

$17.1 million from the DOE and the accompanying balance sheet at September 30, 1997 includes an additional receivable of $13.2 million for the DOE's share of reclamation expenditures made by the Company through 1996. The Company believes that its share of the estimated remaining cost of reclaiming the Grants facility is fully provided in the financial statements at September 30, 1997.

     In 1983, the state of New Mexico made a claim against the Company for unspecified natural resource damages resulting from the Grants tailings. New Mexico has taken no action to enforce its claim.

WHITEWOOD CREEK

     Deposits of tailings (ground rock) along an 18-mile stretch of Whitewood Creek in western South Dakota formerly constituted a site on the NPL. The EPA asserted that discharges of tailings beginning in the nineteenth century by mining companies, including Homestake, contaminated the soil and streambed. Homestake signed a Consent Decree with the EPA and carried out remedial work, and the site was deleted from the NPL on August 13, 1996.

     On July 23, 1997 the Company received a letter from the Mountain-Prairie Region of the United States Fish and Wildlife Service stating that the "Department [of the Interior] intends to file suit, subject to final approval by the Department of Justice, against your company to recover natural resource damages and assessment costs" in respect of tailings placed in Whitewood Creek, South Dakota, under CERCLA, the Clean Water Act and other applicable laws. The letter stated that other federal agencies may participate in such litigation and also stated that the Cheyenne River Sioux Tribe intended to file such an action. The letter invited Homestake to participate in discussions with the Department of the Interior and the Tribe over the next 60 days and indicated that absent an agreement, "the Department intends to request that the Department of Justice file a lawsuit for natural resource damages against Homestake upon the expiration of the 60-day notice period." The Company agreed to a limited waiver of statutes of limitations until November 24, 1997, and discussions with the federal trustees and the Cheyenne River Sioux Tribe regarding this matter have continued.

     In 1983, the state of South Dakota made a claim for unspecified natural resource damages in respect of the placement of tailings in Whitewood Creek. On September 25, 1997 the state filed an action pursuant to CERCLA and a pendent state claim for damages to natural resources in a quantity yet to be ascertained. Homestake has filed an answer denying the allegation and counterclaiming against the State of South Dakota.

     The Company believes that the ultimate resolution of the above matters will not have a material adverse impact on its financial condition or results of operations.

     See "Homestake Mining Company -- Environmental Matters" included in the Supplement in this Document.

                 HOMESTAKE MANAGEMENT'S DISCUSSION AND ANALYSIS
             (ALL AMOUNTS IN US DOLLARS UNLESS OTHERWISE INDICATED)

FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     (Unless specifically stated otherwise, the following information relates to amounts included in the consolidated financial statements, without reduction for minority interests, and includes the Company's interests in mining partnerships accounted for using the equity method. Effective January 1, 1996 Homestake adopted the "Gold Institute Production Cost Standard" for reporting of per ounce production costs. All per ounce production costs in this Management's Discussion and Analysis are presented on this basis. Reference is made to the sections entitled "Risk Factors" and "Cautionary Statements" in the Supplement.)

     RESULTS OF OPERATIONS

     Homestake recorded net income of $30.3 million or $0.21 per share during 1996 compared to net income of $30.3 million or $0.22 per share during 1995 and $78 million or $0.57 per share during 1994. After adjusting for one-time nonrecurring items of $10.4 million or $0.07 per share, the 1996 earnings reflect higher gold production and sales volumes, higher gold prices and lower per ounce total cash costs, offset by higher depreciation charges, substantially increased exploration expenditures and lower returns from the Main Pass 299 sulfur operations. Nonrecurring items in 1996 included a $24 million reduction in the Company's accrual for prior year income taxes, $5.5 million ($4.9 million after tax) of proceeds from a litigation recovery, foreign exchange losses of $8.9 million ($7.4 million after tax) primarily on advances to Homestake's wholly-owned subsidiary, Homestake Canada Inc. ("HCI"), the write-down of mining investments by $9 million ($8.3 million after tax), and expenses of $3.4 million ($2.8 million after tax) related to Homestake's now terminated proposed combination with Santa Fe. The decrease in net income in 1995 from 1994 reflects nonrecurring gains in 1994 of $23.8 million or $0.17 per share compared to nonrecurring gains in 1995 of $6.7 million or $0.05 per share, and a higher effective income and mining tax rate in 1995. Nonrecurring items in 1995 included a gain of $5.4 million ($4.2 million after tax) on the sale of the Company's remaining uranium inventory. Nonrecurring items in 1994 included a gain of $15.7 million ($12.6 million after tax) on the sale of the Company's interest in the Dee mine, a gain of $11.2 million ($11.2 million after tax) on the dilution of the Company's interest in Prime Resources Group Inc. ("Prime") following Prime's sale of additional shares to the public, a $7.8 million tax benefit resulting from a reorganization of Canadian exploration assets, and a foreign exchange loss of $6 million ($4.7 million after tax) on advances to HCI.

     GOLD OPERATIONS: The results of the Company's operations are affected significantly by the market price of gold. Gold prices are influenced by numerous factors over which the Company has no control, including expectations with respect to the rate of inflation, the relative strength of the United States dollar and certain other currencies, interest rates, global or regional political or economic crises, demand for gold for jewelry and industrial products, and sales by holders and producers of gold in response to these factors.

     In the fourth quarter of 1996, the Company sold for future delivery, at an average price of $426 per ounce, 680,100 ounces of the gold it expects to produce from the McLaughlin mine stockpiles through 2003. In 1994, the Company sold for future delivery 183,200 ounces of the gold it expected to produce at the Nickel Plate mine during 1995 and 1996. During 1996 and 1995, contracts for 70,000 ounces and 113,200 ounces, respectively, were financially settled under the Nickel Plate program. The purpose of both of these forward sales programs was to help assure recovery of the Company's remaining investment in these operations and to provide for remaining unaccrued reclamation costs. At December 31, 1996 all sales and obligations under the Nickel Plate mine forward sales program had been completed. See note 22 to the consolidated financial statements for further information and details of these forward sales programs. See "Homestake Management's Discussion and Analysis For the Periods Ended September 30, 1997 and 1996."

     A significant portion of the Company's operating expenses is incurred in Australian and Canadian currencies. The Company's profitability is impacted by fluctuations in these currencies' exchange rates relative to the United States dollar. Under the Company's foreign currency protection program, the Company has entered into a series of foreign currency option contracts which establish trading ranges within which the

United States dollar may be exchanged for Australian and Canadian dollars. See note 22 to the consolidated financial statements for additional information regarding this program.

     Revenues from gold and ore sales totaled $712.2 million during 1996 compared to revenues of $675.2 million in 1995 and $629.2 million in 1994. The revenue increases in 1996 and 1995 reflect higher sales volumes and higher gold prices. During 1996, the Company sold 1,952,400 equivalent ounces of gold at an average price of $389 per equivalent ounce compared to 1,873,500 equivalent ounces sold at an average price of $386 per equivalent ounce during 1995 and 1,692,800 ounces sold at an average price of $384 per ounce during 1994.

     Total gold production increased to 1,968,100 equivalent ounces during 1996 compared to 1,877,300 equivalent ounces produced during 1995 and 1,696,400 ounces produced during 1994. The higher 1996 production primarily is due to production increases at the Kalgoorlie, Eskay Creek, David Bell and Round Mountain operations and the purchase of an additional 60% interest in the Snip mine, partially offset by lower production following the completion of mining operations at the McLaughlin and Nickel Plate mines. The increase in production in 1995 from 1994 primarily is due to the commencement of production at the Eskay Creek mine, partially offset by production declines at certain other locations.

     At the Homestake mine in South Dakota, production increased slightly to 407,300 ounces during 1996 from 402,900 ounces during 1995 and 393,900 ounces during 1994. The increase in production in 1996 primarily is a result of an increase in production from the Open Cut, partially offset by lower production from the underground operations. During 1995, harder than normal ore from the Open Cut had reduced mill throughput. The increase in 1995 production from 1994 is due to higher ore grades, partially offset by the lower Open Cut mill throughput. Total cash costs of $304 per ounce during 1996 compare to total cash costs of $303 per ounce during 1995 and $291 per ounce during 1994.

     Open Cut mining currently is scheduled to be completed in 1998. Open Cut ore stockpiles will continue to be processed, although at a lower rate, through 2000. On completion of Open Cut mining, underground production is expected to increase, which will partially offset the decline in production from the Open Cut. However, Homestake mine cash costs per ounce are expected to increase, reflecting the increase in production from the higher cost underground operations.

     Production at the McLaughlin mine in northern California decreased to 185,500 ounces during 1996 from 241,800 ounces during 1995 and 250,500 ounces during 1994. In June 1996, mining operations were completed and the autoclaves were shut down as the orebody has now been mined out. For the next six years, lower-grade stockpiled ore will be processed through a conventional carbon-in-pulp circuit. The decline in production was offset by reduced operating costs and resulted in only a small change in total cash costs per ounce in 1996. Total cash costs in 1996 were $250 per ounce compared to $242 per ounce in 1995 and $249 per ounce in 1994. Gold production in 1997 is projected at 122,000 ounces and total cash costs per ounce are expected to remain similar to 1996 costs.

     The Company's share of production from the Round Mountain mine in Nevada totaled 102,700 ounces in 1996 compared to production of 86,100 ounces in 1995 and 105,900 ounces in 1994. The higher 1996 production is a result of higher throughput and grades on the reusable pad and an increase in dedicated pad leaching capacity, partially offset by a lower grade of ore on the dedicated pad. The increase in dedicated pad capacity has allowed the processing of lower-grade stockpiled ore and previously leached lower-grade material which resulted in a lower overall 1996 dedicated pad ore grade in comparison to 1995 and 1994. Total cash costs of $256 per ounce are similar to 1995 costs of $254 per ounce, and reflect the higher 1996 production offset by the effect of the lower dedicated pad ore grade. The lower production in 1995, in comparison to 1994, was due in part to lower grades and volumes of ore placed on both the reusable and dedicated pads early in the year and lower high-grade production. Production from the high-grade vein amounted to 3,100 ounces in both 1996 and 1995 compared to 8,300 ounces in 1994. In addition, in the latter part of 1995, the rate of placement of ore on the dedicated pad was increased. Due to the length of time between the initial loading of ore onto the dedicated pad and the commencement of leaching, a significant portion of the gold contained in the dedicated pad ore was not recovered until 1996. As a result, total cash costs increased to $254 per ounce during 1995 from $182 per ounce during 1994. Construction of the $68 million (Homestake's share -- $17 million)

8,000 tons-per-day gravity mill to process higher-grade sulfide ores commenced in 1996 and mill start-up is expected in late 1997.

     In January 1995, commercial production began at the Eskay Creek mine in British Columbia, Canada. During 1996, Eskay Creek sold 115,900 tons of ore containing 211,300 ounces of gold and 12.1 million ounces of silver, equivalent to approximately 372,300 ounces of gold compared to 104,100 tons of ore sold during 1995 containing 196,500 ounces of gold and 9.9 million ounces of silver, equivalent to approximately 331,300 ounces of gold. The higher 1996 shipments include 14,000 tons of spot ore sales to two additional smelters. Total cash costs, including third-party smelter costs, decreased to $170 per equivalent ounce during 1996 from $185 per equivalent ounce during 1995. The lower 1996 costs per ounce primarily are a result of lower development costs, higher gold and silver ore grades and productivity improvements. Following a successful 1996 exploration program, Eskay Creek proven and probable ore reserves increased by 28% or 903,000 equivalent ounces at December 31, 1996, after adjusting for 1996 production. Tons sold and gold and silver production in 1997 are expected to approximate the results achieved in 1996. In February 1997, Prime announced its intention to construct a gravity/flotation mill facility at the Eskay Creek mine site. This mill, estimated to cost $12 million, will improve the profitability of certain Eskay Creek ore that would otherwise be directly shipped to third-party smelters and upgrade other material that currently is not economic. Construction of the mill, which is expected to increase Eskay Creek's annual production by approximately 30,000 ounces per annum over the mine's remaining life, was completed in the fourth quarter of 1997.

     The Company's share of gold production from the Williams mine in the Hemlo mining camp in Canada amounted to 205,500 ounces at a total cash cost of $222 per ounce during 1996 compared to 202,600 ounces produced at a total cash cost of $222 per ounce during 1995 and 222,700 ounces produced at a cost of $203 per ounce during 1994. The decreases in production and increases in total cash costs during 1996 and 1995 compared to 1994 primarily are due to the higher grade of ore processed in 1994. Production at the Williams mine is expected to remain at current levels for the next few years.

     The Company's share of production at the David Bell mine, also in the Hemlo mining camp, amounted to 97,700 ounces during 1996 compared to production of 79,400 ounces during 1995 and 96,100 ounces during 1994. During 1996, mining in the higher-grade areas of the mine offset production difficulties that reduced throughput. An accelerated development program has commenced to provide access to more mining areas, which should increase throughput. Production also had been reduced during 1995 as only two areas were available for mining for most of the year which reduced mining flexibility and resulted in lower mill throughput and a lower grade of ore processed. In addition, ground stability problems in 1995 near the adjacent Golden Giant mine shaft restricted mining to available lower-grade stopes. Total cash costs were $172 per ounce during 1996 compared to $203 per ounce during 1995 and $167 per ounce during 1994.

     Production from the Nickel Plate mine in Canada totaled 70,200 ounces during 1996 compared to 91,400 ounces during 1995 and 82,100 ounces during 1994. Mining activities at the Nickel Plate mine ceased in July 1996 as the ore reserves were fully depleted. The processing of stockpiled ore continued through October 1996. Total cash costs were $347 per ounce during 1996 compared to $379 per ounce during 1995 and $349 per ounce during 1994.

     On April 30, 1996 Prime, a 50.6%-owned subsidiary of Homestake, became the sole owner of the Snip mine in Canada when it purchased Cominco Ltd.'s ("Cominco") 60% interest in the mine for $39.3 million. Homestake's share of production from the Snip mine increased to 101,800 ounces during 1996 from 51,300 ounces during 1995 and 51,600 ounces during 1994. Excluding the effects of the purchase of the additional interest, production at the Snip mine decreased by 3% during 1996. The lower production primarily is due to an increase in more labor-intensive conventional mining, partially offset by higher ore grades. Total cash costs increased to $190 per ounce during 1996 from $176 per ounce during 1995 and $173 per ounce during 1994.

     HGAL's share of production from the Kalgoorlie operations in Western Australia totaled 368,800 ounces during 1996 compared to 311,400 ounces during 1995 and 352,100 ounces during 1994. The increase in production during 1996 primarily is a result of an increase in mill throughput and the purchase of the disproportionate sharing arrangement from HGAL's joint venture partner, Gold Mines of Kalgoorlie Limited

("GMK") (see "Liquidity and Capital Resources" section below). During 1995 and 1994, HGAL paid 13,000 ounces and 15,800 ounces, respectively, to GMK under the disproportionate sharing arrangement. In addition, the lower 1995 production reflects a temporary decline in production while the new Fimiston mill additions were integrated with the existing complex, and lower production at the Mt Charlotte mine due to operational difficulties which hampered production early in the year. Total cash costs at the Kalgoorlie operations decreased to $291 per ounce in 1996 from $296 per ounce in 1995. The decrease in total cash costs during 1996 reflects higher production, partially offset by the effects of a stronger Australian dollar, which increased total cash costs by $16 per ounce. The increase in total cash costs per ounce during 1995 to $296 per ounce from $257 per ounce in 1994 is primarily due to the lower production.

     CONSOLIDATED PRODUCTION COSTS PER OUNCE:

                                                                1996     1995     1994
                                                                ----     ----     ----
                                                                 (PER OUNCE OF GOLD)
        Direct mining costs...................................  $222     $233     $250
        Deferred stripping adjustments........................     7        2       (1)
        Costs of third-party smelters.........................    17       16       --
        Other.................................................    (5)      (1)      (4)
                                                                ----     ----     ----
        Cash Operating Costs..................................   241      250      245
        Royalties.............................................     4        4        5
        Production taxes......................................     3        3        2
                                                                ----     ----     ----
        Total Cash Costs......................................   248      257      252
        Depreciation and amortization.........................    53       46       41
        Reclamation...........................................     5        5        7
                                                                ----     ----     ----
        Total Production Costs................................  $306     $308     $300
                                                                ====     ====     ====

     Homestake's consolidated total cash cost per equivalent ounce amounted to $248 during 1996 compared to $257 and $252 during 1995 and 1994, respectively. The lower 1996 per ounce costs reflect the higher silver grades at the Eskay Creek mine, higher production at the Kalgoorlie and David Bell operations, an increase in ownership at the low-cost Snip mine and purchase of the disproportionate sharing arrangement, partially offset by lower production at the McLaughlin mine and the effects of a stronger Australian dollar. The increase in total cash costs per ounce during 1995 from 1994 primarily reflects the temporary production declines at the Round Mountain, David Bell and Kalgoorlie operations and higher costs at the Homestake mine, partially offset by production from the low-cost Eskay Creek mine. Homestake's total noncash cost per equivalent ounce increased to $58 during 1996 from $51 during 1995 and $48 during 1994. The higher 1996 noncash costs reflect additional depreciation and amortization charges resulting from the purchases of the HGAL minority interests, the disproportionate sharing arrangement and the additional interest in the Snip mine. The increase in noncash costs during 1995 primarily was a result of the commencement of production at the Eskay Creek mine which has relatively high per unit depreciation and amortization charges.

     RECONCILIATION OF TOTAL CASH COSTS PER OUNCE TO FINANCIAL STATEMENTS:

                                                       1996            1995            1994
                                                     ---------       ---------       ---------
                                                      (THOUSANDS OF DOLLARS, EXCEPT PER OUNCE
                                                                     AMOUNTS)
    Production Costs per Financial Statements......  $ 475,333       $ 481,886       $ 447,129
    Costs not included in Homestake's production
      costs:
      Costs of third-party smelters................     33,098          29,214             464
      Production costs of equity-accounted
         investments...............................     12,907          11,752          15,683
    Sulfur and oil production costs................    (23,208)        (26,917)        (19,210)
    Reclamation accruals...........................     (9,579)         (8,754)        (12,112)
    By-product silver revenues.....................     (3,059)         (2,334)         (2,326)
    Inventory movements and other..................      2,993          (2,659)         (1,298)
                                                     ---------       ---------       ---------
    Production Costs for Per Ounce Calculation
      Purposes.....................................  $ 488,485       $ 482,188       $ 428,330
                                                     =========       =========       =========
    Ounces Produced During the Year................  1,968,119       1,877,329       1,696,389
    Total Cash Costs Per Ounce.....................  $     248       $     257       $     252

     MAIN PASS 299: The Company has a 16.7% undivided interest in the Main Pass 299 sulfur mine and oil recovery operations in the Gulf of Mexico. At December 31, 1996 the Main Pass 299 sulfur mine had proven recoverable reserves of approximately 66 million long tons of sulfur. Main Pass 299 oil production, which peaked in 1992, is expected to continue to decline over the next few years. During 1996, lower sulfur prices were partially offset by higher oil prices, and the combined operations recorded an operating profit of $1.3 million compared to an operating profit of $5.7 million during 1995 and an operating loss of $0.2 million during 1994.

     The sulfur operations incurred an operating loss of $3.1 million in 1996 compared to operating earnings of $3.7 million in 1995 and an operating loss of $2.9 million in 1994. In response to a weakening sulfur market, Main Pass 299 operations have temporarily reduced production levels. The Company's share of sulfur revenues totaled $20.1 million during 1996 compared to $30.5 million during 1995 and $16.9 million during 1994. During 1996, the Company sold 333,300 tons of sulfur at an average price of $60 per ton compared to 445,600 tons at an average price of $68 per ton during 1995 and 317,700 tons at an average price of $53 per ton during 1994. The Company's share of production was 325,000 tons in 1996 compared to 365,100 tons in 1995 and 376,600 tons in 1994.

     The Company wrote-off its investment in the Main Pass 299 sulfur mine at September 30, 1997. See "Homestake Management's Discussion and Analysis -- For the Nine Months Ended September 30, 1997 and 1996."

     The Company's share of oil revenues amounted to $10.7 million in 1996 compared to $10.1 million and $10 million in 1995 and 1994, respectively. Operating earnings from oil operations totaled $4.4 million in 1996 compared to operating earnings of $2.1 million in 1995 and $2.7 million in 1994. The improved 1996 results primarily are due to higher oil prices and lower operating costs, partially offset by a decline in production. The decrease in operating earnings during 1995 reflects lower sales volumes and increased costs, partially offset by rising oil prices.

     INTEREST AND OTHER INCOME: Interest income of $15.1 million in 1996 compares to $16.7 million in 1995 and $9.8 million in 1994. The decrease in interest income during 1996 primarily is due to slightly lower interest rates. The increase in interest income in 1995 reflects higher cash and equivalents and short-term investments balances and a rise in interest rates during the year. Other income of $7.4 million in 1996 compares to $11.6 million in 1995 and $25.6 million in 1994. Other income in 1996 includes a $2.9 million gain from the litigation recovery and $8.9 million of foreign exchange losses, primarily on advances to HCI which are denominated in Canadian dollars. Repayment in December 1996 and January 1997 of a portion of these advances, and an assumption that the remaining advances will be repaid in the future, has necessitated marking to market the remaining advances. Prior to these repayments, the advances to HCI had been considered permanent in nature. The decrease in other income in 1995 from 1994 primarily is due to the pretax gain in 1994 of $15.7 million on the sale of the Company's interest in the Dee mine in Nevada, partially offset by a foreign exchange loss of $6 million in 1994 on advances to HCI.

     DEPRECIATION, DEPLETION AND AMORTIZATION: Depreciation, depletion and amortization increased to $112.4 million during 1996 from $99.6 million during 1995 and $76.2 million during 1994. The increase in 1996 from 1995 primarily is due to higher production, and additional depreciation charges resulting from the purchases of the HGAL minority interests, the disproportionate sharing arrangement and the additional interest in the Snip mine. The 1995 increase is a result of additional depreciation charges related to the Eskay Creek mine, partially offset by reserve expansions at certain locations and lower production at other locations.

     EXPLORATION EXPENSE: Exploration expense, excluding capitalized costs associated with development stage projects, increased to $45.4 million during 1996 from $27.5 million in 1995 and $21.3 million in 1994. The increase in exploration expense in 1996 primarily is due to increased activity as the Company pursues numerous prospective exploration targets and prospects. During 1996, advanced exploration continued at the Jeronimo project near Homestake's El Hueso mine in Chile, at the El Foco concession in Venezuela and at the Ruby Hill property in Nevada. In addition, exploration activities were conducted at and around the Open Cut, Eskay Creek, Snip and Kalgoorlie operations. The increase in exploration expense in 1995 from 1994 reflects increased activity at Ruby Hill and continued work in Chile and on the El Foco concession. The increased level of exploration activity in 1996 is expected to continue in 1997.

     INTEREST EXPENSE: Interest expense of $10.6 million in 1996 compares to $11.3 million in 1995 and $10.1 million in 1994. Interest expense decreased in 1996 from 1995 primarily as a result of lower interest rates on the pollution control bonds. Interest expense increased in 1995 primarily due to $0.7 million of interest which was capitalized in 1994. The Company's average rate of interest on its long-term debt was 5.1% in 1996 compared to 5.5% in 1995 and 1994, respectively.

     OTHER EXPENSE: Other expense of $14.6 million in 1996 compares to $3.3 million in 1995 and $6.7 million in 1994. The current year's other expense includes the write-downs of investments in mining securities totaling $9 million and $3.4 million of costs related to Homestake's now terminated proposed acquisition of Santa Fe.

     INCOME AND MINING TAXES: The Company's income and mining tax rate was 37% during 1996 compared to 46% during 1995 and 18% during 1994. Income and mining tax expense in 1996 includes a $24 million decrease in the consolidated tax provision and a $2.6 million gain relating to the tax portion of the litigation recovery, partially offset by the effect of incurring approximately $14 million of exploration expenses, primarily in South America, which are not deductible for United States income tax purposes and for which a foreign income tax benefit cannot be recognized currently. The $24 million decrease in the consolidated tax provision principally results from a reduction in prior years' income tax accruals for certain contingencies which have now been resolved. The 1994 income and mining rate was low due to the availability of certain tax benefits. The higher effective tax rates experienced in 1996 (after adjusting for the $26.6 million in credits noted above) and 1995 will continue as the major portion of the Company's current earnings are in jurisdictions with higher income and mining tax rates. The Company's consolidated effective income and mining tax rate will fluctuate depending on the geographical mix of its pretax income.

At December 31, 1996 and 1995 the Company had tax valuation allowances of $72.2 million and $59.6 million, respectively. While circumstances could occur which would permit the Company to reduce its deferred tax valuation allowances in future years, based on the Company's current projections it does not expect significant future reductions. Events that would allow the Company to reduce such allowances in the future would include (i) generating substantial taxable income in Chile, (ii) an acceleration of the payment of the Company's postretirement benefit obligation accrual and (iii) an acceleration of the disposal of certain non-amortizable United States and Australia land and mineral properties which are located either on, or in proximity to, the Company's existing operating minesites.

     MINORITY INTERESTS: Income allocable to minority interests in consolidated subsidiaries was $15 million in 1996 compared to $16 million in 1995 and $8.9 million in 1994. The decrease in 1996 reflects higher earnings from the Eskay Creek mine, offset by Corporacion Nacional del Cobre Chile's ("Codelco") interest in exploration expenses of the Company's newly-formed, 51%-owned subsidiary, Agua de la Falda S.A. (see "Liquidity and Capital Resources" section below) and the purchase of the HGAL minority interests. The increase in 1995 primarily is due to the income from the Eskay Creek mine.

     LIQUIDITY AND CAPITAL RESOURCES

     During 1996, Homestake's cash and equivalents and short-term investments balances increased by $7.4 million to $219.8 million as a result of strong cash flows from the Company's operations, partially offset by capital expenditures of $105.9 million and the purchase of Cominco's interest in the Snip mine for $39.3 million. Net cash provided by operations was $180.4 million in 1996 compared to $153.5 million in 1995 and $133.7 million in 1994. In addition, $16.1 million was realized on the sale of assets in 1996 compared to $13.3 million and $24.5 million in 1995 and 1994, respectively.

     In 1995, Homestake made an unconditional offer to acquire the 18.5% of Homestake Gold of Australia Limited ("HGAL") it did not already own. Homestake offered 0.089 of a Homestake share or A$1.90 in cash for each of the 109.6 million HGAL shares owned by the public. Through December 31, 1995 a total of
38.9 million HGAL shares were acquired at a cost of $59.1 million, including $42.4 million for 2.6 million newly issued shares of the Company, $14.5 million in cash and $2.2 million of transaction expenses. At December 31, 1995 Homestake owned 88.1% of the shares of HGAL. The acquisition was completed in the first quarter of 1996 when the remaining 70.7 million publicly held HGAL shares were acquired at a cost of $105.8 million, including $99.3 million for 6.0 million newly issued shares of the Company, $5.0 million in cash and $1.5 million of transaction expenses. The total purchase price to acquire all of the 18.5% of HGAL held by minority shareholders was $164.9 million, including $141.7 million for 8.5 million newly issued shares of the Company, $19.5 million in cash and $3.7 million of transaction expenses. See note 3 to the consolidated financial statements for further information.

     In June 1996, the Company paid $51.4 million to GMK to purchase past and all future rights and entitlements under the disproportionate sharing arrangement ("DSA") covering gold production from a portion of the Super Pit operation in Kalgoorlie, Western Australia. The Company now shares equally with GMK in all gold produced at the Kalgoorlie operations. The amount paid to GMK includes $4 million previously accrued and expensed by HGAL for prior 1995 and 1996 amounts due under the DSA, and $47.4 million for the acquisition of future DSA rights. The $47.4 million purchase price for the acquisition of the future DSA rights has been included in 1996 capital additions and is being depreciated over the remaining life of the operation.

     In April 1996, Prime purchased Cominco's 60% interest in the Snip mine for $39.3 million in cash. The purchase price included Cominco's share of the mine's working capital. Prime now owns 100% of the Snip mine.

     In July 1996, Homestake and Codelco, a state-owned mining company in Chile, formed a new company, Agua de la Falda S.A. ("La Falda"). La Falda is developing the Agua de la Falda mine, which is located near Homestake's El Hueso mine in northern Chile and contains 187,000 ounces of oxide reserves. The Agua de la Falda mine is scheduled to commence production in April 1997 and produce approximately 27,000 ounces at a total cash cost of $250 per ounce during 1997. Production is expected to average 40,000 to 45,000 ounces annually from 1998 through 2000 at a total cash cost of approximately $220 per ounce. In addition, La Falda will continue drilling and metallurgical testing of the adjacent much larger Jeronimo deposit, where 6.1 million tons of mineralized material at a grade of .158 ounces of gold per ton have been outlined to date. Homestake owns 51% of the corporation and Codelco owns the remaining 49%. Codelco and Homestake have contributed property interests in the area to the new company. In addition, Codelco contributed the existing El Hueso plant, which had been under lease to Homestake. Homestake also has contributed $5.1 million for exploration and development, including $3.7 million of exploration and development expenditures incurred prior to the formation of La Falda.

     In 1995, Homestake acquired for $24 million a 10% interest in Navan Resources plc ("Navan"), an Irish public company with diverse mineral interests in Europe. The purchase price included an option which will permit Homestake to acquire from Navan up to a 50% interest in Navan Bulgarian Mining BV ("Navan BV"), which in turn owns 68% of Bimak AD, the owner of the Chelopech gold/copper operations in Bulgaria.

     In December 1996, Homestake in consultation with Navan, determined that due to the deteriorating political and economic situation in Bulgaria, it was likely that further development of the Chelopech project would be delayed substantially. In light of the uncertainty surrounding the project, Homestake considered it had an other than temporary impairment of its investment and reduced the carrying value of the investment in Navan, including the option to acquire the 50% interest in Navan BV, to the quoted market value of the Navan securities. The resulting charge of $7.2 million was recorded in the fourth quarter of 1996. See "Homestake Mining Company -- Bulgaria" in the Supplement of this Document for further information regarding Navan and the Chelopech project.

     Additions to property, plant and equipment in 1996 totaled $105.9 million compared to $81 million and $88.7 million in 1995 and 1994, respectively. Capital additions in 1996 included $57.6 million at the Kalgoorlie operations, primarily for the purchase of all rights and entitlements under the disproportionate sharing arrangement, $7.7 million at the Round Mountain mine primarily for the new gravity mill project, $15.9 million at the Homestake mine, primarily for numerous projects related to improving the efficiency of the mine, and $8.2 million at the Ruby Hill mine. The remaining expenditures primarily were for replacement capital to maintain existing production capacity.

     In May and November 1996, Prime paid semi-annual dividends of $0.04 per share. Total common share dividends paid by Prime to minority shareholders amounted to $2.2 million during 1996. Total common share dividends paid by the Company, including dividends paid by Prime to minority shareholders, were $31.5 million during 1996 compared to $27.6 million during 1995 and $24.1 million during 1994. In May 1994, the Company increased its regular quarterly dividend from $0.025 to $0.05 per share.

     Cash income and mining taxes paid by the Company (net of tax refunds) were $17.1 million, $22.7 million and $10.7 million in 1996, 1995 and 1994, respectively. Beginning in 1997, cash income and mining taxes are expected to be substantially higher, as the majority of the Company's Canadian income and mining tax pools were exhausted during 1996.

     In September 1996, the Company replaced its credit agreement with a new United States/Canadian/ Australian cross-border credit facility providing a total availability of $275 million. The Company pays a commitment fee of 0.15% per annum on the unused portion of this facility. The credit facility is available through September 2001 and provides for borrowings in United States, Canadian, or Australian dollars, or gold, or a combination of these. The credit agreement requires a minimum consolidated net worth of $500 million.

     The Company incurred $3.8 million of reclamation-related expenditures during 1996 at its discontinued uranium facility at Grants, New Mexico. In accordance with the Energy Policy Act of 1992, the United States Department of Energy ("DOE") is responsible for 51.2% of all past and future reclamation expenditures at this facility. The Company has received $14.2 million to date from the DOE and the accompanying balance sheet at December 31, 1996 includes a receivable of $16.2 million for the DOE's share of reclamation expenditures made by the Company through 1996. The total future cost for reclamation, remediation, monitoring and maintaining compliance at the Grants site is estimated to be $20.4 million. The Company believes that its share of the estimated remaining cost of reclaiming the Grants facility, net of estimated proceeds on the ultimate disposals of related assets, is fully provided in the financial statements at December 31, 1996.

     The Company evaluates its accruals for remediation, reclamation and site restoration regularly. With respect to nonoperating properties, the Company believes it has fully provided for all remediation liabilities and for estimated reclamation and site restoration costs. With respect to operating properties, the Company is providing for estimated ultimate reclamation relating to ongoing and end-of-mine life restoration and closure costs over the lives of its individual operations using the units-of-production method. See note 21 to the consolidated financial statements for discussion of certain environmental matters.

     Homestake has made significant capital expenditures to minimize the effects of its operations on the environment. Capital expenditures primarily are for the purchase or development of environmental monitoring equipment and containment of waste. In 1996, these expenditures totaled approximately $7 million compared to $4 million in 1995.

     Homestake also incurs significant operating costs in order to protect the environment. Operating costs include current reclamation costs, costs for environmental monitoring and studies to identify and quantify environmental impacts, if any, and accruals for future reclamation expenditures. Such additional costs totaled approximately $17 million in 1996, compared with approximately $15 million in 1995, not including related depreciation expense of $3 million and $5 million, respectively. Homestake estimates that environmental and related operating and depreciation costs in 1997 will approximate the 1996 amounts. The above amounts exclude expenditures related to the Company's discontinued uranium operations.

     Future results will be impacted by such factors as the market price of gold, silver and sulfur, the Company's ability to expand its ore reserves and the fluctuations of foreign currency exchange rates. The Company believes that the combination of cash, short-term investments, available lines of credit and future cash flows from operations will be sufficient to meet normal operating requirements, planned capital expenditures, and anticipated dividends.

     On December 9, 1996, Homestake and Santa Fe announced that they had entered into a definitive agreement whereby Homestake would acquire Santa Fe by an exchange of common stock for common stock. On March 10, 1997, the Company announced that Santa Fe had terminated the agreement and, in accordance with the terms of the merger agreement, had paid Homestake a $65 million termination fee. As a result, in the first quarter of 1997 the Company recorded a pretax gain of $62.9 million ($47.2 million after tax), net of merger related expenses of $2.1 million incurred in 1997.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                       STATEMENTS OF CONSOLIDATED INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
REVENUES:
  Gold and ore sales.......................................  $712,186     $675,222     $629,174
  Sulfur and oil sales.....................................    30,749       40,620       26,882
  Interest income..........................................    15,054       16,737        9,762
  Equity earnings..........................................     1,588        2,155        2,857
  Gain on issuance of stock by subsidiary (note 4).........                              11,224
  Other income (note 15)...................................     7,359       11,631       25,588
                                                             --------     --------     --------
                                                              766,936      746,365      705,487
                                                             --------     --------     --------
COSTS AND EXPENSES:
  Production costs.........................................   475,333      481,886      447,129
  Depreciation, depletion and amortization.................   112,353       99,602       76,171
  Administrative and general expense.......................    36,965       37,283       38,159
  Exploration expense......................................    45,382       27,541       21,347
  Interest expense.........................................    10,644       11,297       10,124
  Other expense (note 16)..................................    14,575        3,290        6,744
                                                             --------     --------     --------
                                                              695,252      660,899      599,674
                                                             --------     --------     --------
INCOME BEFORE TAXES AND MINORITY INTERESTS.................    71,684       85,466      105,813
INCOME AND MINING TAXES (NOTE 6)...........................   (26,333)     (39,141)     (18,880)
MINORITY INTERESTS.........................................   (15,070)     (15,998)      (8,917)
                                                             --------     --------     --------
NET INCOME.................................................  $ 30,281     $ 30,327     $ 78,016
                                                             ========     ========     ========
NET INCOME PER SHARE.......................................  $   0.21     $   0.22     $   0.57
                                                             ========     ========     ========
AVERAGE SHARES USED IN THE COMPUTATION.....................   146,311      138,117      137,733
                                                             ========     ========     ========

                See notes to consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                     ASSETS

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1996           1995
                                                                      ----------     ----------
CURRENT ASSETS
  Cash and equivalents..............................................  $   89,599     $  145,957
  Short-term investments............................................     130,158         66,416
  Receivables (note 7)..............................................      47,650         58,046
  Inventories (note 8)..............................................      91,127         69,979
  Deferred income and mining taxes (note 6).........................      12,263         20,521
  Other.............................................................       8,551          7,798
                                                                      ----------     ----------
          Total current assets......................................     379,348        368,717
PROPERTY, PLANT AND EQUIPMENT -- NET (notes 3 and 9)................   1,007,030        846,776
INVESTMENTS AND OTHER ASSETS
  Noncurrent investments (note 10)..................................      39,606         46,188
  Other assets (note 11)............................................      56,124         59,952
                                                                      ----------     ----------
          Total investments and other assets........................      95,730        106,140
                                                                      ----------     ----------
          TOTAL ASSETS..............................................  $1,482,108     $1,321,633
                                                                      ==========     ==========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..................................................  $   36,171     $   35,170
  Accrued liabilities (note 12).....................................      42,174         53,937
  Income and other taxes payable....................................      38,386          9,314
                                                                      ----------     ----------
          Total current liabilities.................................     116,731         98,421
LONG-TERM LIABILITIES
  Long-term debt (note 13)..........................................     185,000        185,000
  Other long-term obligations (note 14).............................     114,168        120,418
                                                                      ----------     ----------
          Total long-term liabilities...............................     299,168        305,418
DEFERRED INCOME AND MINING TAXES (NOTE 6)...........................     201,454        189,925
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES.....................      96,203         92,012
SHAREHOLDERS' EQUITY (NOTE 19)
  Capital stock, $1 par value per share:
     Preferred -- 10,000 shares authorized; no shares outstanding
     Common -- 250,000 shares authorized; shares outstanding:
     1996 -- 146,672; 1995 -- 140,541...............................     146,672        140,541
  Additional paid-in capital........................................     477,880        382,314
  Retained earnings.................................................     110,085        109,145
  Accumulated currency translation adjustments......................      37,753          7,828
  Other.............................................................      (3,838)        (3,971)
                                                                      ----------     ----------
          Total shareholders' equity................................     768,552        635,857
                                                                      ----------     ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................  $1,482,108     $1,321,633
                                                                      ==========     ==========

Commitments and Contingencies -- see notes 21 and 22.

                See notes to consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                STATEMENTS OF CONSOLIDATED SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                       ACCUMULATED
                                               ADDITIONAL               CURRENCY
       FOR THE YEARS ENDED           COMMON     PAID-IN     RETAINED   TRANSLATION
 DECEMBER 31, 1996, 1995 AND 1994    STOCK      CAPITAL     EARNINGS   ADJUSTMENTS    OTHER     TOTAL
----------------------------------  --------   ----------   --------   -----------   -------   --------
BALANCES, DECEMBER 31, 1993.......  $137,494    $ 334,737   $ 52,495     $(5,620)    $(3,862)  $515,244
  Net income......................                            78,016                             78,016
  Dividends paid..................                           (24,106)                           (24,106)
  Exercise of stock options.......       291        5,048                                         5,339
  Currency translation
     adjustments..................                                        14,489                 14,489
  Unrealized loss on
     investments..................                                                      (382)      (382)
  Other...........................                                                       170        170
                                    --------     --------   --------     -------     -------   --------
BALANCES, DECEMBER 31, 1994.......   137,785      339,785    106,405       8,869      (4,074)   588,770
  Net income......................                            30,327                             30,327
  Dividends paid..................                           (27,587)                           (27,587)
  Exercise of stock options.......       206        2,680                                         2,886
  Stock issued for purchase of
     HGAL minority interests (note
     3)...........................     2,550       39,849                                        42,399
  Currency translation
     adjustments..................                                        (1,041)                (1,041)
  Change in unrealized loss on
     investments..................                                                       162        162
  Other...........................                                                       (59)       (59)
                                    --------     --------   --------     -------     -------   --------
BALANCES, DECEMBER 31, 1995.......   140,541      382,314    109,145       7,828      (3,971)   635,857
  Net income......................                            30,281                             30,281
  Dividends paid..................                           (29,341)                           (29,341)
  Exercise of stock options.......       167        2,431                                         2,598
  Stock issued for purchase of
     HGAL minority interests (note
     3)...........................     5,976       93,370                                        99,346
  Currency translation
     adjustments..................                                        29,925                 29,925
  Change in unrealized loss on
     investments..................                                                        10         10
  Other...........................       (12)        (235)                               123       (124)
                                    --------     --------   --------     -------     -------   --------
BALANCES, DECEMBER 31, 1996.......  $146,672    $ 477,880   $110,085     $37,753     $(3,838)  $768,552
                                    ========     ========   ========     =======     =======   ========

                See notes to consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (IN THOUSANDS)

                                                                   FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                           ------------------------------------
                                                             1996          1995         1994
                                                           ---------     --------     ---------
CASH FLOWS FROM OPERATIONS:
  Net income.............................................  $  30,281     $ 30,327     $  78,016
  Reconciliation to net cash provided by operations:
     Depreciation, depletion and amortization............    112,353       99,602        76,171
     Write-downs of investments in mining securities
       (note 16).........................................      8,983
     Foreign currency exchange losses on intercompany
       debt (note 15)....................................      8,943          883         5,959
     Gains on asset disposals............................     (3,836)      (1,969)      (19,521)
     Gain on issuance of stock by subsidiary (note 4)....                               (11,224)
     Deferred income and mining taxes (note 6)...........    (15,615)      19,475        (3,665)
     Minority interests..................................     15,070       15,998         8,917
     Reclamation -- net..................................     (1,472)      (6,044)        3,986
     Other noncash items -- net..........................      6,984        2,579        21,263
     Effect of changes in operating working capital
       items:
       Receivables.......................................     13,754          821        (8,824)
       Inventories.......................................    (15,851)       1,324       (14,045)
       Accounts payable..................................       (450)        (852)        2,484
       Accrued liabilities and taxes payable.............     21,451       (7,456)       (6,938)
       Other.............................................       (217)      (1,231)        1,138
                                                           ---------     --------     ---------
  Net cash provided by operations........................    180,378      153,457       133,717
                                                           ---------     --------     ---------
INVESTMENT ACTIVITIES:
  Decrease (increase) in short-term investments..........    (63,742)      33,063       (99,479)
  Proceeds from asset sales..............................     16,141       13,295        24,542
  Additions to property, plant and equipment.............   (105,923)     (80,979)      (88,654)
  Investments in mining companies........................    (12,224)     (37,314)
  Purchase of HGAL minority interests (note 3)...........     (6,435)     (16,714)
  Purchase of interest in Snip mine (note 3).............    (39,279)
  Other..................................................      3,264        3,296        (8,033)
                                                           ---------     --------     ---------
  Net cash used in investment activities.................   (208,198)     (85,353)     (171,624)
                                                           ---------     --------     ---------
FINANCING ACTIVITIES:
  Debt repayments........................................                                (8,352)
  Dividends paid on common shares -- Homestake...........    (29,341)     (27,587)      (24,106)
                                       -- Prime minority
     interests...........................................     (2,205)
  Common shares issued...................................      2,599        2,886         5,339
  Stock issued by subsidiary (note 4)....................                                31,870
                                                           ---------     --------     ---------
  Net cash provided by (used in) financing activities....    (28,947)     (24,701)        4,751
                                                           ---------     --------     ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
  EQUIVALENTS............................................        409       (3,147)        4,138
                                                           ---------     --------     ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS..........    (56,358)      40,256       (29,018)
CASH AND EQUIVALENTS, JANUARY 1..........................    145,957      105,701       134,719
                                                           ---------     --------     ---------
CASH AND EQUIVALENTS, DECEMBER 31........................  $  89,599     $145,957     $ 105,701
                                                           =========     ========     =========

                See notes to consolidated financial statements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 1: NATURE OF OPERATIONS

     Homestake Mining Company ("Homestake" or the "Company") is engaged in gold mining and related activities including exploration, extraction, processing, refining and reclamation. Gold bullion, the Company's principal product, is produced and sold in the United States, Canada, Australia and Chile. Ore and concentrates, containing gold and silver, from the Eskay Creek and Snip mines in Canada are sold directly to smelters. Through its investment in Main Pass 299, the Company also produces and sells sulfur and oil.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements include Homestake and its majority-owned subsidiaries and their undivided interests in joint ventures after elimination of intercompany amounts. At December 31, 1996 the Company owned 50.6% of Prime Resources Group Inc. ("Prime") and 51% of Agua de la Falda S.A. with the remaining interests reflected as minority interests in the consolidated financial statements. Undivided interests in gold mining operations (the Round Mountain mine in the United States; Homestake Gold of Australia Limited's ("HGAL") interest in the gold mining operations in Kalgoorlie, Western Australia; and Homestake Canada Inc.'s ("HCI") interests in the Williams and David Bell mines in Canada) and in the sulfur and oil recovery operations at Main Pass 299 in the Gulf of Mexico are reported using pro rata consolidation whereby the Company reports its proportionate share of assets, liabilities, income and expenses.

     USE OF ESTIMATES: The preparation of financial statements in conformity with United States generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND EQUIVALENTS include all highly-liquid investments with a maturity of three months or less at the date of purchase. The Company minimizes its credit risk by investing its cash and equivalents with major international banks and financial institutions located principally in the United States, Canada and Australia. The Company believes that no concentration of credit risk exists with respect to investment of its cash and equivalents.

     SHORT-TERM INVESTMENTS principally consist of highly-liquid United States and foreign government and corporate securities with original maturities in excess of three months. The Company classifies all short-term investments as available-for-sale securities. Unrealized gains and losses on these investments are recorded as a separate component of shareholders' equity, except that declines in market value judged to be other than temporary are recognized in determining net income.

     INVENTORIES, which include finished products, ore in process, stockpiled ore, ore in transit, and supplies, are stated at the lower of cost or net realizable value. The cost of gold produced by certain United States operations is determined principally by the last-in, first-out method ("LIFO"). The cost of other inventories is determined primarily by averaging methods.

     EXPLORATION COSTS are expensed as incurred. All costs related to property acquisitions are capitalized.

     DEVELOPMENT COSTS: Following completion of a favorable feasibility study, development costs incurred to place new mines into production and to complete major development projects at operating mines are capitalized. Ongoing costs to maintain production are expensed as incurred.

     DEPRECIATION, DEPLETION AND AMORTIZATION of mining properties, mine development costs and major plant facilities is computed principally by the units-of-production method based on estimated proven and probable ore reserves. Proven and probable ore reserves reflect estimated quantities of ore which can be recovered economically in the future from known mineral deposits. Such estimates are based on current and projected

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

costs and prices. Other equipment and plant facilities are depreciated using straight-line or accelerated methods principally over estimated useful lives of three to ten years.

     PROPERTY EVALUATIONS: Effective January 1, 1996 the Company adopted Statement of Financial Accounting Standards No. ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and, if deemed impaired, measurement and recording of an impairment loss be based on the fair value of the asset, which generally will be computed using discounted cash flows. Based on the carrying values and estimated future undiscounted cash flows of the Company's long-lived assets at January 1, 1996, the Company did not record a cumulative effect upon adopting SFAS 121.

     Estimated future net cash flows from each mine and nonoperating property are calculated using estimates of proven and probable ore reserves for operating properties and estimated contained mineralization expected to be classified as proven and probable reserves based on geological delineation to date for nonoperating properties, estimated future sales prices (considering historical and current prices, price trends and related factors), production costs, capital and reclamation costs. Homestake used gold and silver market prices of $375 and $5 per ounce, respectively, and a sulfur price of $70 per long ton in preparing its estimates of future cash flows at December 31, 1996 (see note 9).

     The Company's estimates of future cash flows are subject to risks and uncertainties. Therefore, it is possible that changes could occur which may affect the recoverability of the Company's investments in mineral properties and other assets.

     Undeveloped properties upon which the Company has not performed sufficient exploration work to determine whether significant mineralization exists are carried at original acquisition cost.

     RECLAMATION AND REMEDIATION: Reclamation costs and related accrued liabilities, which are based on the Company's interpretation of current environmental and regulatory requirements, are accrued and expensed, principally by the units-of-production method based on estimated proven and probable ore reserves. Remediation liabilities, including estimated governmental oversight costs, are expensed upon determination that a liability has been incurred and where a minimum cost or reasonable estimate of the cost can be determined.

     The Company provides for all costs of reclamation, including long-term care and monitoring and maintenance costs. The Company uses undiscounted current costs in preparing its estimates of future reclamation costs. The Company regularly updates its estimates of reclamation costs. Amounts to be received from the United States Federal Government for its 51.2% share of the cost of future reclamation activities at the Grants, New Mexico uranium facility are offset against the remaining estimated Grants reclamation liabilities. Receivables are recorded for the United States Federal Government's share of reclamation expenditures at the Grants uranium facility in the period that such expenditures are made.

     Based on current environmental regulations and known reclamation requirements, the Company has included its best estimates of these obligations in its reclamation accruals. However, the Company's estimates of its ultimate reclamation liabilities could change as a result of changes in regulations or cost estimates.

     NONCURRENT INVESTMENTS include equity investments, mining securities and assets held in trust to fund employee benefits.

     Investments in gold mining partnerships over which the Company exercises significant influence are reported using the equity method. Equity investments are carried at the lower of cost or market.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     Investments in mining securities and assets held in trust to fund employee benefits are classified as available-for-sale investments. Unrealized gains and losses on these investments are recorded as a separate component of shareholders' equity, except that declines in market value judged to be other than temporary are recognized in determining net income. Realized gains and losses on these investments are included in determining net income.

     PRODUCT SALES are recognized when title passes at the shipment or delivery point.

     INCOME TAXES: The Company follows the liability method of accounting for income taxes whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year. Mining taxes represent Canadian provincial taxes levied on mining operations.

     FOREIGN CURRENCY: Substantially all assets and liabilities of foreign subsidiaries are translated at exchange rates in effect at the end of each period. Revenues and expenses are translated at the average exchange rate for the period. Accumulated currency translation adjustments are included as a separate component of shareholders' equity. Foreign currency transaction gains and losses are included in the determination of net income.

     PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS: Pension costs related to United States employees are determined using the projected unit credit actuarial method. Pension plans are funded through annual contributions. In addition, the Company provides medical and life insurance benefits for certain retired employees and accrues the cost of such benefits over the period in which active employees become eligible for the benefits. The costs of the postretirement medical and life insurance benefits are paid at the time such benefits are provided.

     NET INCOME PER SHARE is computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the year. Fully diluted net income per share is not presented since the exercise of stock options would not result in a material dilution of earnings per share and the conversion of the 5.5% convertible subordinated notes would produce anti-dilutive results.

     PREPARATION OF FINANCIAL STATEMENTS: Certain amounts for 1995 and 1994 have been reclassified to conform to the current year's presentation. All dollar amounts are expressed in United States dollars unless otherwise indicated.

NOTE 3: ACQUISITIONS

HOMESTAKE GOLD OF AUSTRALIA LIMITED

     In 1995, the Company made an unconditional offer to acquire the 18.5% of HGAL it did not already own. Homestake offered .089 of a Homestake share or A$1.90 in cash for each of the 109.6 million HGAL shares owned by the public. Through December 31, 1995 a total of 38.9 million HGAL shares were acquired at a cost of $59.1 million, including $42.4 million for 2.6 million newly issued shares of the Company, $14.5 million in cash and $2.2 million of transaction expenses. At December 31, 1995 Homestake owned 88.1% of the shares of HGAL. The acquisition was completed in the first quarter of 1996 when the remaining 70.7 million publicly held HGAL shares were acquired at a cost of $105.8 million, including $99.3 million for 6 million newly issued shares of the Company, $5 million in cash and $1.5 million of transaction expenses. The total purchase price to acquire all of the 18.5% of HGAL held by the minority shareholders was $164.9 million, including $141.7 million for 8.5 million newly issued shares of the Company, $19.5 million in cash and $3.7 million of transaction expenses.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     The acquisition of the HGAL minority interests was accounted for as a purchase. For accounting purposes, the HGAL shares acquired in the fourth quarter of 1995 and in the first quarter of 1996 are assumed to have been acquired effective as of December 31, 1995 and January 1, 1996, respectively. Based upon the total purchase price of $164.9 million, the excess of the purchase price paid over the net book value of the minority interests acquired was $140.7 million. Substantially all of the excess purchase price is attributable to mineral property interests at Kalgoorlie. The Company used discounted cash flow analysis to determine the allocation of the purchase price between reserves and other mineralized material. This analysis indicated that approximately 62% of the purchase price allocated to mineral properties was attributable to reserves and the remainder was attributable to other mineralized material and mineral properties.

     On a pro forma basis, assuming that the acquisition of the HGAL minority interests occurred on January 1, 1995, revenues, net income and net income per share for the year ended December 31, 1995 have been estimated at $745 million, $25.6 million and $.17 per share, respectively. This pro forma information includes adjustments which are based on available information and certain assumptions that the Company believes are reasonable in the circumstances. The pro forma information is unaudited and does not purport to represent what the results of operations actually would have been had the acquisition of the HGAL minority interests occurred on January 1, 1995 or to project the results of operations for any future date or period.

SNIP MINE

     On April 30, 1996 Prime purchased Cominco Ltd.'s ("Cominco") 60% interest in the Snip mine in British Columbia, Canada for $39.3 million in cash. The purchase price included Cominco's share of the mine's working capital. Prime now owns 100% of the Snip mine.

AGUA DE LA FALDA S.A.

     In July 1996, Homestake and Corporacion Nacional del Cobre Chile ("Codelco"), a state-owned mining company in Chile, formed a new company, Agua de la Falda S.A. ("La Falda") to conduct exploration and mining activities near Homestake's former El Hueso mine in northern Chile. Homestake owns 51% of the corporation and Codelco owns 49%. Codelco and Homestake have contributed property interests in the area to the new company. In addition, Codelco contributed the existing El Hueso plant, which had been under lease to Homestake. Homestake also contributed $5.1 million for exploration and development, including $3.7 million of exploration and development expenditures incurred prior to the formation of La Falda. La Falda is developing the Agua de la Falda mine, which contains 187,000 ounces of oxide reserves, and will continue drilling and metallurgical testing of the much larger Jeronimo deposit where 6.1 million tons of mineralized material at a grade of .158 ounces of gold per ton have been outlined to date.

PINSON MINING COMPANY

     In December 1996, Homestake increased its interest in the Pinson Mining Company partnership ("Pinson Partnership") from 26.25% to 50% and became the operator of the Pinson mine. Barrick Gold Corporation ("Barrick") owns the remaining 50% interest. The purchase price for the additional 23.75% partnership interest consisted of $4.4 million in cash, a net smelter royalty on certain future Pinson Partnership production and assumption of a proportionate increase of the Pinson Partnership's liabilities, including reclamation.

NOTE 4: PRIME RESOURCES GROUP INC.

     In 1994, Prime sold 5 million common shares at approximately $6.70 per share to the public. Net proceeds of approximately $31.9 million from this issue were used to fund a portion of the construction and development costs of the Eskay Creek mine. This transaction resulted in a reduction of the Company's interest

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

in Prime from 54.2% to 50.6%. It is the Company's policy to include any gains or losses on the issuances of stock of the Company's subsidiaries in the determination of net income. The Company recorded a gain of $11.2 million on the transaction in recognition of the net increase in the book value of the Company's investment in Prime. Deferred income taxes were not provided on this gain since the Company's tax basis in Prime substantially exceeds its carrying value.

NOTE 5: SALES OF MINING OPERATIONS

     TORRES MINING COMPLEX: In 1995, the Company sold its 28% equity interest in the Torres silver mining complex in Mexico for $6 million. This sale resulted in a pretax gain of $2.7 million, which was included in other income.

     DEE MINE: In 1994, the Company sold its 44% interest in the Dee gold mine in Nevada to Rayrock Mines, Inc. ("Rayrock") for $16.5 million. Rayrock assumed responsibility for and indemnified Homestake against all related environmental and reclamation matters. This sale resulted in a pretax gain of $15.7 million, which was included in other income.

NOTE 6: INCOME TAXES

     The provision for income and mining taxes consists of the following:

                                                        1996        1995         1994
                                                      --------     -------     --------
        Current
          Income taxes
             Federal................................  $ (1,999)    $ 7,375     $  7,560
             State..................................       211         (61)       1,258
             Canadian...............................    28,367       1,928        2,258
             Other foreign..........................       405         176          206
                                                      --------     -------     --------
                                                        26,984       9,418       11,282
          Canadian mining taxes.....................    14,964      10,248        9,741
                                                      --------     -------     --------
          Total current taxes.......................    41,948      19,666       21,023
                                                      --------     -------     --------
        Deferred
          Income taxes
             Federal................................    (3,879)     (3,743)       6,867
             State..................................    (1,300)        436       (1,086)
             Canadian...............................   (14,588)     25,347      (13,796)
             Other foreign..........................     1,981      (2,041)       4,438
                                                      --------     -------     --------
                                                       (17,786)     19,999       (3,577)
          Canadian mining taxes.....................     2,171        (524)       1,434
                                                      --------     -------     --------
          Total deferred taxes......................   (15,615)     19,475       (2,143)
                                                      --------     -------     --------
                  Total income and mining taxes.....  $ 26,333     $39,141     $ 18,880
                                                      ========     =======     ========

     The provision for income taxes is based on pretax income before minority interests as follows:

                                                        1996        1995         1994
                                                      --------     -------     --------
        United States...............................  $(14,003)    $17,607     $ 28,415
        Canada......................................    95,548      71,333       49,690
        Other foreign...............................    (9,861)     (3,474)      27,708
                                                      --------     -------     --------
                                                      $ 71,684     $85,466     $105,813
                                                      ========     =======     ========

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     Deferred tax liabilities and assets as of December 31, 1996 and 1995 relate to the following:

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Deferred tax liabilities
          Depreciation and other resource property differences
             United States.....................................  $ 64,855     $ 65,763
             Canada -- Federal.................................    32,395       52,068
             Canada -- Provincial..............................    69,069       76,792
             Australia.........................................    74,869       29,921
                                                                 --------     --------
                                                                  241,188      224,544
          Inventory -- Australia...............................     3,590          859
          Other................................................    11,752       11,738
                                                                 --------     --------
        Gross deferred tax liabilities.........................   256,530      237,141
                                                                 --------     --------
        Deferred tax assets
          Tax loss carry-forwards
             United States.....................................       162        2,533
             Canada -- Federal.................................     2,001        8,073
             Australia.........................................    16,680        7,681
             Chile.............................................    19,929       18,344
                                                                 --------     --------
                                                                   38,772       36,631
          Reclamation costs
             United States.....................................     6,783        8,502
             Other.............................................     6,226        5,314
                                                                 --------     --------
                                                                   13,009       13,816
          Employee benefit costs...............................    26,959       28,573
          Alternative minimum tax credit carry-forwards........    14,215       13,922
          Land and other resource property.....................    15,225       12,759
          Deductible mining taxes..............................     1,059        3,257
          Foreign tax credit carry-forwards....................    12,725        4,600
          Reorganization costs.................................       286        1,038
          Other................................................    17,241       12,752
                                                                 --------     --------
        Gross deferred tax assets..............................   139,491      127,348
        Deferred tax asset valuation allowances................   (72,152)     (59,611)
                                                                 --------     --------
        Net deferred tax assets................................    67,339       67,737
                                                                 --------     --------
        Net deferred tax liability.............................  $189,191     $169,404
                                                                 ========     ========
        Net deferred tax liability consists of
          Current deferred tax assets..........................  $(12,263)    $(20,521)
          Long-term deferred tax liability.....................   201,454      189,925
                                                                 --------     --------
             Net deferred tax liability........................  $189,191     $169,404
                                                                 ========     ========

     The classification of deferred tax assets and liabilities is based on the related asset or liability creating the deferred tax. Deferred taxes not related to a specific asset or liability are classified based on the estimated period of reversal. The change in the valuation allowance for deferred tax assets has increased by $12.5 million in 1996, of which $8.1 million relates to an increase in the Company's foreign tax credit carryover. For income

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

tax purposes, the Company has United States foreign tax credit carry-forwards of approximately $12.7 million which are due to expire at various times through the year 2002. The $72.2 million deferred tax valuation allowance at December 31, 1996 represents the portion of the Company's consolidated deferred tax assets which, based on projections at December 31, 1996, the Company does not believe that realization is "more likely than not." Such $72.2 million of deferred tax valuation allowance consists of United States, Chile and Australia unrealized deferred tax assets of $45.5 million, $20.8 million and $5.9 million, respectively.

     The largest portion of the $72.2 million of unrealized deferred tax assets is comprised of $38.6 million of future United States ($32.7 million) and Australia ($5.9 million) tax benefits relating to expenses that the Company projects will not be deductible for tax return purposes until after the year 2010. In projecting United States source income beyond this period, the Company currently does not meet the SFAS 109 "more likely than not" criteria required to recognize the United States tax benefits. In addition, there currently is not a tax strategy which would result in the realization of the Australian tax benefit. The remaining $33.6 million principally is comprised of future Chilean tax benefits and United States foreign tax credit carry-forwards that the Company projects it will be unable to realize.

     Major items causing the Company's income tax provision to differ from the federal statutory rate of 35% were as follows:

                                                             1996        1995        1994
                                                            -------     -------     -------
    Income tax based on statutory rate....................  $25,089     $29,913     $37,035
    Percentage depletion..................................   (7,611)     (9,879)    (11,106)
    Earnings in foreign jurisdictions at different
      rates...............................................   (1,899)     (1,019)     (6,175)
    State income taxes, net of federal benefit............      333         340       1,614
    Australian investment allowance.......................               (2,097)
    Tax relating to reorganizations.......................                            7,682
    Unrealized minimum tax credits........................    5,645       4,790       1,753
    Nontaxable income.....................................     (287)       (777)     (4,784)
    Reduction of prior year accruals......................  (24,048)
    Other nondeductible losses............................   13,340       6,231       9,401
    Deferred tax assets not recognized in prior years.....   (2,504)     (1,262)    (27,697)
    Foreign taxes withheld................................    1,430       1,965       2,089
    Litigation recovery...................................   (2,629)
    Other -- net..........................................    2,339       1,212      (2,107)
                                                            -------     -------     -------
    Total income taxes....................................    9,198      29,417       7,705
    Canadian mining taxes.................................   17,135       9,724      11,175
                                                            -------     -------     -------
              Total income and mining taxes...............  $26,333     $39,141     $18,880
                                                            =======     =======     =======

     The Company's 1996 income tax expense includes a $24 million benefit relating to a reduction of prior years' income tax accruals for certain contingencies which have now been resolved and a $2.6 million benefit relating to the tax portion of litigation recovery proceeds.

     Deferred tax assets not recognized in prior years include (i) reversals of prior year valuation allowances of $2.5 million in 1996, $1.3 million in 1995 and $12.4 million in 1994, and (ii) realization of additional deferred tax assets that could not be recognized in prior years of $15.3 million in 1994.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 7: RECEIVABLES

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Trade accounts...........................................  $24,485     $37,907
        U.S. Government receivable (see note 21).................    5,500       5,500
        Interest and other.......................................   17,665      14,639
                                                                   -------     -------
                                                                   $47,650     $58,046
                                                                   =======     =======

NOTE 8: INVENTORIES

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Finished products........................................  $21,132     $13,498
        Ore and in-process.......................................   39,980      26,027
        Supplies.................................................   30,015      30,454
                                                                   -------     -------
                                                                   $91,127     $69,979
                                                                   =======     =======

     At December 31, 1996 and 1995, the cost of certain finished gold inventories in the United States stated on the LIFO cost basis totaled $2.1 million and $2 million, respectively. Such inventories would have approximated $3.7 million and $3.6 million, respectively, if stated at the lower of market or current year average production costs.

     At December 31, 1996 and 1995, ore stockpiles in the amounts of $10.9 million and $11.1 million, respectively, not expected to be processed within the 12 months following the end of each year are included in other noncurrent assets (see note 11).

NOTE 9: PROPERTY, PLANT AND EQUIPMENT

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Mining properties and development costs.............  $1,013,309     $  790,335
        Plant and equipment.................................     932,826        891,277
        Land and royalty interests..........................       3,905          3,843
        Construction and mine development in progress.......      20,260         12,282
                                                              ----------     ----------
                                                               1,970,300      1,697,737
        Accumulated depreciation, depletion and
          amortization......................................    (963,270)      (850,961)
                                                              ----------     ----------
                                                              $1,007,030     $  846,776
                                                              ==========     ==========

     Included in property, plant and equipment above is the Company's $110 million investment in its 16.7% undivided interest in the Main Pass 299 sulfur mine which contained proven recoverable reserves of approximately 66 million long tons of sulfur at December 31, 1996. In accordance with the Company's accounting policy for reviewing the recoverability of its investment in operating mines, the Company has estimated future Main Pass undiscounted net cash flows based on its share of proven reserves, estimated future sales prices (considering historical and current prices, price trends and related factors), production costs, capital and reclamation costs.

     In estimating its future undiscounted net cash flows, the Company has assumed an average future sales price for sulfur of approximately $70 per ton over the expected remaining 30 year life of the mine. The current market for sulfur is depressed. However, during the past 10 years the market for sulfur has been cyclical with

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

prices ranging between $50 and $142 per ton and averaging over $99 per ton. During the years ended December 31, 1996 and 1995, the Company realized prices of $60 and $68 per ton, respectively. Although the Company does not expect significant improvement in sulfur prices during 1997, the Company believes that future prices over the life of this mine will be sufficient to recover its investment. This view is based on the historical volatility of sulfur prices and on the low operating cost structure of the Main Pass mine.

     Estimates of future cash flows are subject to risks and uncertainties and it is possible that changes could occur in the near term which may affect the recoverability of the Company's investment in the Main Pass operations. If the sulfur market remains depressed for a period of time, the Company may not be able to recover all of its investment in the Main Pass mine and future write-downs of up to $110 million may be required.

NOTE 10: NONCURRENT INVESTMENTS

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Equity investments
          Pinson (50%) and Marigold (33%) mines (see note 3).....  $ 8,640     $ 4,121
          Other equity investments...............................    1,956       1,963
        Navan Resources plc......................................   16,800      24,000
        Other investments........................................   12,210      16,104
                                                                   -------     -------
                                                                   $39,606     $46,188
                                                                   =======     =======

     In 1995, Homestake acquired for $24 million a 10% interest in Navan Resources plc ("Navan"), an Irish public company with diverse mineral interests in Europe. The purchase price included an option which will permit Homestake to acquire from Navan up to a 50% interest in Navan Bulgarian Mining BV ("Navan BV"), which in turn owns 68% of Bimak AD, the owner of the Chelopech gold/copper operations in Bulgaria, by investing an additional $48 million. Homestake's initial $12 million investment in Navan BV is conditioned upon receipt of all necessary permits for construction of a roaster and an increase in the mining rate at Chelopech from 500,000 to 750,000 metric tons per year, approval of the project by the Boards of Directors of both companies and agreement on a suitable project management team. Investment of the remaining $36 million in Navan BV is conditioned on subsequent approval by the Bulgarian government, Navan and Homestake of a further mine and mill expansion and the securing of expansion financing. In March 1996, Homestake exercised its option to acquire up to a 50% interest in Navan BV. However, pending satisfaction of certain conditions, to date no amounts have been advanced in respect of this option.

     In December 1996, Homestake in consultation with Navan, determined that due to the deteriorating political and economic situation in Bulgaria, it was likely that further development of the Chelopech project would be delayed substantially. In light of the uncertainty surrounding the project, Homestake considered it had an other than temporary impairment of its investment and reduced the carrying value of the investment in Navan, including the option to acquire the 50% interest in Navan BV, to the quoted market value of the Navan securities. The resulting charge of $7.2 million was recorded in the fourth quarter of 1996.

     Other investments at December 31, 1995 included $10 million related to a 1995 investment in Orion Resources NL ("Orion"). In January 1996, after further evaluation of the investment opportunity, the Company sold its investment in Orion and recorded a gain of $.2 million.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 11: OTHER ASSETS

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Assets held in trust (see note 17).......................  $25,252     $23,741
        Ore stockpiles...........................................   10,946      11,118
        U.S. Government receivable (see note 21).................   10,663      13,166
        Other....................................................    9,263      11,927
                                                                   -------     -------
                                                                   $56,124     $59,952
                                                                   =======     =======

NOTE 12: ACCRUED LIABILITIES

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Accrued payroll and other compensation...................  $23,085     $26,925
        Accrued reclamation and closure costs....................   10,055      12,383
        Other....................................................    9,034      14,629
                                                                   -------     -------
                                                                   $42,174     $53,937
                                                                   =======     =======

NOTE 13: LONG-TERM DEBT

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Convertible subordinated notes (due 2000)..............  $150,000     $150,000
        Pollution control bonds
          Lawrence County, South Dakota (due 2003).............    18,000       18,000
          State of California (due 2004).......................    17,000       17,000
                                                                 --------     --------
                                                                 $185,000     $185,000
                                                                 ========     ========

     CONVERTIBLE SUBORDINATED NOTES: The Company's 5.5% convertible subordinated notes, which mature on June 23, 2000, are convertible into common shares at a price of $23.06 per common share and are redeemable by the Company in whole at any time. Interest on the notes is payable semi-annually in June and December. Issuance costs of $3.9 million were capitalized and are being amortized over the life of the notes.

     POLLUTION CONTROL BONDS: The Company pays interest monthly on the pollution control bonds based on variable short-term, tax-exempt obligation rates. Interest rates at December 31, 1996 and 1995 were 4.3% and 5%, respectively. No principal payments are required until cancellation, redemption or maturity. Bondholders have the right to tender the bonds for payment at any time on seven days notice. The Company has arrangements with underwriters to remarket any tendered bonds and also with a bank to provide liquidity and credit support to the Company and to purchase and hold for up to 15 months any tendered bonds that the underwriters are unable to remarket.

     LINES OF CREDIT: In September 1996, the Company replaced its credit agreement with a new United States/Canadian/Australian cross-border credit facility providing a total availability of $275 million. The Company pays a commitment fee of .15% per annum on the unused portion of this facility. The credit facility is available through September 20, 2001 and provides for borrowings in United States, Canadian or Australian dollars, or gold or a combination of these. The credit agreement requires a minimum consolidated net worth of $500 million. In addition, Prime has a $11 million credit facility. At December 31 1996 and 1995, no amounts had been borrowed under these credit agreements.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 14: OTHER LONG-TERM OBLIGATIONS

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Accrued reclamation and closure costs..................  $ 45,388     $ 44,051
        Accrued pension and other postretirement benefit
          obligations (see note 17)............................    59,273       63,092
        Other..................................................     9,507       13,275
                                                                 --------     --------
                                                                 $114,168     $120,418
                                                                 ========     ========

     While the ultimate amount of reclamation and site restoration costs to be incurred in the future is uncertain, the Company has estimated that the aggregate amount of these costs for operating properties, plus previously accrued reclamation and remediation liabilities for nonoperating properties, will be approximately $110 million. This figure includes approximately $10.6 million of reclamation costs at the Grants uranium facility which will be funded by the United States Federal Government. At December 31, 1996 the Company had accrued $55.4 million for estimated ultimate reclamation and site restoration costs and remediation liabilities (see notes 12 and 21).

NOTE 15: OTHER INCOME

                                                          1996       1995        1994
                                                         ------     -------     -------
        Gains on asset disposals.......................  $3,836     $ 5,024     $19,521
        Royalty income.................................   2,888       2,252       3,061
        Foreign currency contract gains (losses).......   1,632        (151)      4,569
        Foreign currency exchange losses on
          intercompany advances........................  (8,943)       (883)     (5,959)
        Other foreign currency gains (losses)..........     595         249        (658)
        Pension curtailment gain.......................   1,868
        Other..........................................   5,483       5,140       5,054
                                                         ------     -------     -------
                                                         $7,359     $11,631     $25,588
                                                         ======     =======     =======

NOTE 16: OTHER EXPENSE

                                                           1996        1995       1994
                                                          -------     ------     ------
        Write-downs of investments in mining securities
          (see note 10).................................  $ 8,983
        Expenses related to proposed merger (see note
          24)...........................................    3,424
        Other...........................................    2,168     $3,290     $6,744
                                                          -------     ------     ------
                                                          $14,575     $3,290     $6,744
                                                          =======     ======     ======

NOTE 17: EMPLOYEE BENEFIT PLANS

     PENSION PLANS: The Company has pension plans covering substantially all United States employees. Plans covering salaried and other nonunion employees provide pension benefits based on years of service and the employee's highest compensation during any 60 consecutive months prior to retirement. Plans covering union employees provide defined benefits for each year of service.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     Pension costs for 1996, 1995 and 1994 for Company-sponsored United States employee plans included the following components:

                                                       1996         1995         1994
                                                     --------     --------     --------
        Service cost -- benefits earned during the
          year.....................................  $  4,519     $  3,573     $  3,928
        Interest cost on projected benefit
          obligations..............................    15,319       14,476       13,497
        Actual net return on assets................   (34,693)     (44,788)      (1,828)
        Net amortization (deferral)................    20,696       32,405      (11,202)
        Pension curtailment gain...................    (1,868)
                                                     --------     --------     --------
                                                     $  3,973     $  5,666     $  4,395
                                                     ========     ========     ========

     Assumptions used in determining net periodic pension cost for 1996, 1995 and 1994 include discount rates of 7%, 8%, and 7%, respectively, an assumed rate of increase in compensation of 5% for each year and an assumed long-term rate of return on assets of 8.5% for each year. Assumptions used in determining the projected benefit obligations at December 31, 1996 and 1995 include discount rates of 7% and an assumed rate of increase in compensation of 5%.

     The funded status and amounts recognized for pension plans in the consolidated balance sheets are as follows:

                                                 DECEMBER 31, 1996                 DECEMBER 31, 1995
                                                    PLANS WHERE                       PLANS WHERE
                                           -----------------------------     -----------------------------
                                                             ACCUMULATED                       ACCUMULATED
                                           ASSETS EXCEED      BENEFITS       ASSETS EXCEED      BENEFITS
                                            ACCUMULATED        EXCEED         ACCUMULATED        EXCEED
                                             BENEFITS          ASSETS          BENEFITS          ASSETS
                                           -------------     -----------     -------------     -----------
Actuarial present value of benefit
  obligations
  Vested benefits........................    $(162,100)       $ (17,700)       $(159,400)       $ (16,300)
                                             =========         ========        =========         ========
  Accumulated benefits...................    $(180,800)       $ (18,900)       $(175,400)       $ (17,500)
                                             =========         ========        =========         ========
  Projected benefits.....................    $(202,200)       $ (21,000)       $(195,300)       $ (19,800)
Plan assets at fair value(1).............      224,064                           192,565
                                             ---------         --------        ---------         --------
Plan assets in excess of (less than)
  projected benefit obligation...........       21,864          (21,000)          (2,735)         (19,800)
Unrecognized net loss (gain).............      (22,467)              51           (7,285)             114
Unrecognized net transition obligation
  (asset) amortized over 15 years........       (3,364)             547           (3,916)             792
Unrecognized prior service cost
  (benefit)..............................          141            2,459              680            3,081
Additional minimum liability.............                          (957)                           (1,687)
                                             ---------         --------        ---------         --------
Pension liability recognized in the
  consolidated balance sheets............    $  (3,826)       $ (18,900)       $ (13,256)       $ (17,500)
                                             =========         ========        =========         ========

---------------

(1) Approximately 98% and 93% of the plan assets were invested in listed stocks and bonds and the balance was invested in fixed-rate insurance contracts at December 31, 1996 and 1995, respectively.

     Amounts shown under "plans where accumulated benefits exceed assets" at December 31, 1996 and 1995 consist of liabilities for a nonqualified supplemental pension plan covering certain employees and a nonqualified pension plan covering directors of the Company. These plans are unfunded. In 1995, the Company established a grantor trust, consisting of a money market fund, mutual funds and corporate-owned life insurance policies, to provide funding for the benefits payable under these nonqualified plans and certain

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

other deferred compensation plans. The grantor trust, which is included in other assets, amounted to $25.3 million at December 31, 1996 and $23.7 million at December 31, 1995.

     Certain of the Company's foreign operations participate in pension plans. The Company's share of contributions to these plans was $1.4 million in 1996, $1.1 million in 1995, and $0.8 million in 1994.

     POSTRETIREMENT BENEFITS OTHER THAN PENSIONS: The Company provides medical and life insurance benefits for certain retired employees, primarily retirees of the Homestake mine. Retirees generally are eligible for benefits upon retirement if they are at least age 55 and have completed five years of service. Net periodic postretirement benefit costs were $3.1 million in 1996 and $3.5 million in 1995 and 1994.

     The actuarial assumptions used in determining net periodic postretirement benefit costs include discount rates of 7% for 1996, 8% for 1995, and 7% for 1994, an initial health care trend rate of 10% grading down to an ultimate health care cost trend rate of 5% for 1996, and an initial health care cost trend rate of 9.5% grading down to an ultimate health care cost trend rate of 5% for 1997. The ultimate trend rate is expected to be achieved by 2006. The actuarial assumptions used in determining the Company's accumulated postretirement benefit obligation at December 31, 1996 and 1995 include a discount rate of 7%. A one percentage-point increase in the assumed health care cost trend rate would result in an increase of approximately $5 million in the accumulated postretirement benefit obligation at December 31, 1996 and an increase of approximately $.5 million in net periodic postretirement benefit costs for 1996.

     The following table sets forth amounts recorded in the Company's consolidated balance sheets at December 31, 1996 and 1995. The Company has not funded any of its estimated future obligation.

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Accumulated postretirement benefit obligation
          Retirees.............................................  $(29,000)    $(27,000)
          Fully-eligible active plan participants..............    (1,000)      (1,000)
          Other active plan participants.......................    (7,000)      (7,000)
                                                                  -------      -------
                                                                  (37,000)     (35,000)
        Unrecognized net gain..................................    (4,364)      (5,412)
        Unrecognized prior service cost........................       617          677
                                                                  -------      -------
        Accumulated postretirement benefit obligation liability
          recognized in the consolidated balance sheets........  $(40,747)    $(39,735)
                                                                  =======      =======

     STOCK OPTION PLANS: The Company may grant stock options for up to 6 million common shares under its 1996 stock option plan. The exercise price of each option granted under the 1996 and prior plans is equal to the market price of the Company's stock on the date of grant and an option's maximum term is ten years. Options usually vest over a four-year period.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     A summary of the status of the Company's stock option plans as of December 31, 1996, 1995 and 1994 and changes during the years ending on those dates is presented below:

                                          1996                       1995                       1994
                                 ----------------------     ----------------------     ----------------------
                                 NUMBER       AVERAGE       NUMBER       AVERAGE       NUMBER       AVERAGE
                                   OF        PRICE PER        OF        PRICE PER        OF        PRICE PER
                                 SHARES        SHARE        SHARES        SHARE        SHARES        SHARE
                                 ------     -----------     ------     -----------     ------     -----------
Balance at January 1...........  2,309                      2,301                      2,600
  Granted......................    466        $ 19.19         361        $ 15.58         268        $ 20.50
  Exercised....................   (168)         19.71        (206)         13.90        (293)         15.98
  Expired......................     (4)         19.38        (147)         16.92        (274)         15.86
                                 -----                      -----                      -----
Balance at December 31.........  2,603                      2,309                      2,301
                                 =====                      =====                      =====
Options exercisable at December
  31...........................  1,854                      1,500                      1,481
Fair value of options granted
  during the year..............               $  5.84                    $  5.06

     The fair value of each stock option is estimated on the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of 1.8 years from the vest date (with incremental vesting over four years) for 1996 and 1995, expected volatility of 31.7% and 33.3% for 1996 and 1995, a dividend yield of 1% and 1.3% for 1996 and 1995, respectively, and a risk-free interest rate of 5.4% and 6.9% in 1996 and 1995, respectively.

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                        OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                       -----------------------------------------------------     --------------------------------
     RANGE OF                          WEIGHTED-AVERAGE     WEIGHTED-AVERAGE                     WEIGHTED-AVERAGE
 EXERCISE PRICES         NUMBER           REMAINING          EXERCISE PRICE        NUMBER         EXERCISE PRICE
    PER SHARE          OUTSTANDING     CONTRACTUAL LIFE        PER SHARE         EXERCISABLE        PER SHARE
------------------     -----------     ----------------     ----------------     -----------     ----------------
  $12.18 to $15.38          881            5.9 years             $13.76               637             $13.51
   15.43 to  19.13        1,111            6.6 years              17.65               691              16.84
   19.70 to  42.77          611            4.0 years              27.98               526              29.18
                          -----                                                     -----
                          2,603                                                     1,854
                          =====                                                     =====

     An additional 6 million and .6 million shares were available for future grants at December 31, 1996 and 1995, respectively.

     The Financial Accounting Standards Board issued SFAS 123, "Accounting for Stock-Based Compensation," which is effective for periods beginning after December 15, 1995, requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of the effect of the grants on net income and earnings per share in the notes to the financial statements as if such compensation expense had been recognized. The Company has elected to use the pro forma disclosure provisions of SFAS 123 in 1996 and has applied Accounting Principles Board Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for the Company's stock option plans. Had compensation expense for the Company's stock-based compensation plans been determined based on the fair value of options at the grant dates as

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

calculated in accordance with SFAS 123, the Company's net income and earnings per share for the years ended December 31, 1996 and 1995 would have been as follows:

                                                       1996                       1995
                                             ------------------------   ------------------------
                                                            EARNINGS                   EARNINGS
                                             NET INCOME     PER SHARE   NET INCOME     PER SHARE
                                             ----------     ---------   ----------     ---------
        As reported........................   $ 30,281        $0.21      $ 30,327        $0.22
        Pro forma..........................     28,913         0.20        29,773         0.22

     During the initial phase-in period of SFAS 123, disclosures are not likely to be representative of the pro forma effects on reported net income for future years, as the disclosures only include the pro forma effects of options granted on or after January 1, 1995.

     OTHER PLANS: Substantially all full-time United States employees of the Company are eligible to participate in the Company's defined contribution savings plans. The Company's matching contribution was approximately $2.2 million in 1996, $1.6 million in 1995 and $1.1 million in 1994.

NOTE 18: FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 1996 and 1995 the carrying values of the Company's cash and equivalents and short-term investments, noncurrent investments, long-term debt and foreign currency options approximated their estimated fair values.

NOTE 19: SHAREHOLDERS' EQUITY

     Other equity includes deductions of $3.5 million and $3.7 million at December 31, 1996 and 1995, respectively, for loans made to certain former HCI employees and directors for the purchase of HCI common shares. The loans are non-interest bearing, are secured by a pledge of shares, and are not required to be paid until the securities purchased are equal to or greater than the value of the respective loans.

     Each share of common stock includes and trades with a right. Rights are not exercisable currently but become exercisable on the 10th business day after any person, entity or group ("the Acquiring Person") acquires 20% or more of the Company's common stock or announces a tender or exchange offer which would result in such entity acquiring 20% or more of the Company's common stock. When exercisable, each right entitles its holder to purchase from the Company one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $1 per share, at a share price of $75. If the Acquiring Person acquires 30% or more of the Company's common stock other than pursuant to a cash tender offer for all of the Company's stock or engages in certain self-dealing transactions, each right will entitle its holder to purchase Company common stock at one-half the market price therefor. If the Company is subsequently involved in a merger or other business combination involving the Acquiring Person, each right will entitle its holder to purchase certain securities of the surviving company at one-half the market price therefor. The rights expire on November 2, 1997.

NOTE 20: ADDITIONAL CASH FLOW INFORMATION

     Cash paid for interest and for income and mining taxes is as follows:

                                                         1996        1995        1994
                                                        -------     -------     -------
        Interest, net of amounts capitalized..........  $10,643     $11,292     $10,110
        Income and mining taxes.......................   17,163      22,650      10,670

     Certain investing and financing activities of the Company affected its financial position but did not affect its cash flows. See note 3 for a discussion of the noncash acquisitions of the additional interests in HGAL.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 21: CONTINGENCIES

ENVIRONMENTAL CONTINGENCIES

     The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes heavy liabilities on persons who discharge hazardous substances. The Environmental Protection Agency ("EPA") publishes a National Priorities List ("NPL") of known or threatened releases of such substances.

     WHITEWOOD CREEK: An 18-mile stretch of Whitewood Creek in the Black Hills of South Dakota formerly was a site on the NPL. The EPA asserted that discharges of tailings by mining companies, including the Company, contaminated soil and water for more than 100 years. In 1990, the Company signed a consent decree with the EPA requiring that the Company perform remedial work on the site and continue long-term monitoring. The on-site remedial work has been completed and the consent decree was terminated on January 10, 1996. At December 31, 1996 the Company had accrued approximately $1 million as its estimate of the total remaining cost of long-term monitoring at the Whitewood Creek site. The EPA deleted the site from the NPL on August 13, 1996.

     GRANTS: The Company's former uranium millsite near Grants, New Mexico is listed on the NPL. The EPA asserted that leachate from the tailings contaminated a shallow aquifer used by adjacent residential subdivisions. The Company paid the costs of extending the municipal water supply to the affected homes and continues to operate a water injection and collection system that has significantly improved the quality of the aquifer. The Company has decommissioned and disposed of the mills and has covered the tailings impoundments at the site. The total future cost for reclamation, remediation, monitoring and maintaining compliance at the Grants site is estimated to be $20.4 million.

     Title X of the Energy Policy Act of 1992 (the "Act") and subsequent amendments to the Act authorized appropriations of $335 million to cover the Federal Government's share of certain costs of reclamation, decommissioning and remedial action for by-product material (primarily tailings) generated by certain licensees as an incident of uranium sales to the Federal Government. Reimbursement is subject to compliance with regulations of the Department of Energy ("DOE"), which were issued in 1994. Pursuant to the Act, the DOE is responsible for 51.2% of past and future costs of reclaiming the Grants site in accordance with Nuclear Regulatory Commission license requirements. Through December 31, 1996, the Company had received $14.2 million from the DOE and the accompanying balance sheet at December 31, 1996 includes an additional receivable of $16.2 million (see notes 7 and 11) for the DOE's share of reclamation expenditures made by the Company through 1996. The Company believes that its share of the estimated remaining cost of reclaiming the Grants facility, net of estimated proceeds from the ultimate disposals of related assets, is fully provided in the financial statements at December 31, 1996.

     In 1983, the state of New Mexico made a claim against the Company for unspecified natural resource damages resulting from the Grants tailings. The state of South Dakota made a similar claim in 1983 as to the Whitewood Creek tailings. The Company denies all liability for damages at the two CERCLA sites. The two states have taken no action to enforce the 1983 claims.

     The Company believes that the ultimate resolution of the above matters will not have a material adverse impact on its financial condition or results of operations.

OTHER CONTINGENCIES

     In addition to the above, the Company is party to legal actions and administrative proceedings and is subject to claims arising in the ordinary course of business. The Company believes the disposition of these matters will not have a material adverse effect on its financial position or results of operations.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

NOTE 22: FOREIGN CURRENCY AND OTHER COMMITMENTS

     Under the Company's foreign currency protection program, the Company has entered into a series of foreign currency option contracts which established trading ranges within which the United States dollar may be exchanged for foreign currencies by setting minimum and maximum exchange rates. The Company does not require or place collateral for these contracts. However, the Company minimizes its credit risk by dealing with only major international banks and financial institutions. The contracts are marked to market at each balance sheet date. Net unrealized gains on contracts outstanding at December 31, 1996 and 1995 totaled $.3 million. Other income for the years ended December 31, 1996, 1995 and 1994 included income (loss) of $1.6 million, $(.2) million, and $4.6 million, respectively, related to the foreign currency protection program. At December 31, 1996 the Company had outstanding foreign currency contracts as follows:

                                                          WEIGHTED-AVERAGE EXCHANGE
                                                            RATES TO U.S. DOLLARS
                                       AMOUNT COVERED    ---------------------------    EXPIRATION
                  CURRENCY             (U.S. DOLLARS)    PUT OPTIONS    CALL OPTIONS      DATES
        -----------------------------  --------------    -----------    ------------    ----------
        Canadian.....................     $149,120           0.71           0.77           1997
        Canadian.....................       29,000           0.73           0.77           1998
        Australian...................       94,400           0.77           0.80           1997
        Australian...................        6,000           0.77           0.80           1998
                                          --------
                                          $278,520

     In addition to amounts related to the foreign currency option contracts, the Company realized foreign currency transaction losses of $8.3 million in 1996, $.6 million in 1995, and $6.6 million in 1994 which were included in other income. The 1996 net foreign currency transaction loss includes the recognition of an $8.9 million foreign exchange loss primarily related to the Company's Canadian-dollar denominated advances to HCI.

     In the fourth quarter of 1996, the Company entered into forward sales commitments for 680,100 ounces expected to be produced from the McLaughlin mine stockpiles from 1997 through 2003. The Company does not require or place collateral for these contracts. At December 31, 1996 the Company's forward sales commitments were as follows:

                                                                     AVERAGE PRICE OF
                                                   FORWARD SALES      FORWARD SALES
                              YEAR                   (OUNCES)          (PER OUNCE)
                ---------------------------------  -------------     ----------------
                1997.............................     120,100              $385
                1998.............................     120,000               399
                1999.............................     109,900               415
                2000.............................      85,100               430
                2001.............................      85,000               446
                2002.............................      85,000               463
                2003.............................      75,000               481
                                                      -------
                                                      680,100

     During 1994, the Company entered into forward sales for 183,200 ounces of gold it expected to produce at the Nickel Plate mine during 1995 and 1996. In October 1995, the Company closed out forward sales covering 24,400 ounces at an average price of $435 per ounce for delivery in 1996, realizing a gain of $.8 million. Gold sales for 1996 and 1995 included 70,000 ounces and 88,800 ounces sold under this program at an average price of $421 per ounce and $398 per ounce, respectively. At December 31, 1996 all sales and obligations under this forward sales program had been completed.

     The purpose of both of the above forward sales programs was to help assure recovery of the Company's remaining investment in the mines and provide for remaining unaccrued reclamation costs.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

     The Company has entered into various commitments during the ordinary course of its business, which include commitments to perform assessment work and other obligations necessary to maintain or protect its interests in mining properties, financing and other obligations to joint ventures and partners under venture and partnership agreements, and commitments under federal and state environmental health and safety permits.

NOTE 23: GEOGRAPHIC AND SEGMENT INFORMATION

     The Company primarily is engaged in gold mining and related activities. Interests in joint ventures are included in segment operations and identifiable assets. Operating earnings, which are defined as operating revenues less operating costs and exploration expenses, exclude corporate income and expenses, and income and mining taxes. Identifiable assets represent those assets used in a segment's operations. Corporate assets are principally cash and equivalents, short-term investments and assets related to operations not significant enough to require classification as a business segment.

GEOGRAPHIC INFORMATION

                                                            1996           1995           1994
                                                         ----------     ----------     ----------
REVENUES
  United States(1,2)...................................  $  310,881     $  349,461     $  346,629
  Canada(3)............................................     304,530        264,548        192,363
  Australia............................................     147,241        120,898        143,944
  Latin America(4).....................................       4,284         11,458         22,551
                                                         ----------     ----------     ----------
                                                         $  766,936     $  746,365     $  705,487
                                                         ----------     ----------     ----------
EXPLORATION EXPENSE
  United States........................................  $   11,861     $   12,750     $   11,841
  Canada...............................................       9,751          2,797          2,445
  Australia............................................       7,863          4,745          4,008
  Latin America and other..............................      15,907          7,249          3,053
                                                         ----------     ----------     ----------
                                                         $   45,382     $   27,541     $   21,347
                                                         ----------     ----------     ----------
OPERATING EARNINGS
  United States(2).....................................  $   23,124     $   32,623     $   60,538
  Canada...............................................     103,640         86,662         53,359
  Australia............................................       1,914          4,516         25,018
  Latin America and other(4)...........................     (14,606)        (6,544)        (4,412)
                                                         ----------     ----------     ----------
                                                         $  114,072     $  117,257     $  134,503
                                                         ----------     ----------     ----------
IDENTIFIABLE ASSETS AS OF DECEMBER 31
  United States........................................  $  522,565     $  618,267     $  598,059
  Canada...............................................     494,083        432,087        382,575
  Australia............................................     451,973        264,238        207,837
  Latin America and other..............................      13,487          7,041         13,497
                                                         ----------     ----------     ----------
                                                         $1,482,108     $1,321,633     $1,201,968
                                                         ----------     ----------     ----------

---------------

(1) Includes a foreign currency exchange loss of $8.9 million in 1996 primarily related to the Company's Canadian-dollar denominated advances to HCI.

(2) Includes a gain of $15.7 million in 1994 on the sale of the Company's interest in the Dee mine.

(3) Includes a gain of $11.2 million in 1994 on the dilution of the Company's interest in Prime.

(4) Includes a gain of $2.7 million in 1995 on the sale of the Company's interest in the Torres mining complex.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

SEGMENT INFORMATION

                                                            1996           1995           1994
                                                         ----------     ----------     ----------
REVENUES
  Gold.................................................  $  713,774     $  677,377     $  632,031
  Sulfur and oil.......................................      30,749         40,620         26,882
  Interest and other(1)(2).............................      22,413         28,368         46,574
                                                         ----------     ----------     ----------
                                                         $  766,936     $  746,365     $  705,487
                                                         ==========     ==========     ==========
OPERATING EARNINGS
  Gold(1)..............................................  $  112,800     $  111,564     $  134,695
  Sulfur and oil.......................................       1,272          5,693           (192)
                                                         ----------     ----------     ----------
  Operating earnings...................................     114,072        117,257        134,503
  Net corporate expense(2)(3)..........................     (42,388)       (31,791)       (28,690)
                                                         ----------     ----------     ----------
Income Before Taxes and Minority Interests.............  $   71,684     $   85,466     $  105,813
                                                         ==========     ==========     ==========
DEPRECIATION, DEPLETION AND AMORTIZATION
  Gold.................................................  $  105,020     $   90,237     $   66,857
  Sulfur and oil.......................................       6,302          8,055          7,861
  Corporate............................................       1,031          1,310          1,453
                                                         ----------     ----------     ----------
                                                         $  112,353     $   99,602     $   76,171
                                                         ==========     ==========     ==========
EXPLORATION EXPENSE
  Gold.................................................  $   45,382     $   27,541     $   21,318
  Sulfur and oil.......................................          --             --             29
                                                         ----------     ----------     ----------
                                                         $   45,382     $   27,541     $   21,347
                                                         ==========     ==========     ==========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
  Gold(4)..............................................  $  262,235     $  147,549     $   83,597
  Sulfur and oil.......................................       1,541          1,604          3,039
  Corporate............................................         440            483          2,018
                                                         ----------     ----------     ----------
                                                         $  264,216     $  149,636     $   88,654
                                                         ==========     ==========     ==========
IDENTIFIABLE ASSETS AS OF DECEMBER 31
  Gold.................................................  $1,038,156     $  870,512     $  796,016
  Sulfur and oil.......................................     126,499        134,990        143,742
  Corporate:
     Cash and equivalents and short-term investments...     219,757        212,373        205,180
     Other.............................................      97,696        103,758         57,030
                                                         ----------     ----------     ----------
                                                         $1,482,108     $1,321,633     $1,201,968
                                                         ==========     ==========     ==========

---------------

(1) Includes a gain of $2.7 million in 1995 on the sale of the Company's interest in the Torres mining complex and a gain of $15.7 million in 1994 on the sale of the Company's interest in the Dee mine.

(2) Includes a foreign currency exchange loss of $8.9 million in 1996 primarily related to the Company's Canadian-dollar denominated advances to HCI and a gain of $11.2 million in 1994 on the dilution of the Company's interest in Prime.

(3) Includes, in 1996, write-downs of $9 million in the carrying value of investments in mining company securities and costs of $3.4 million related to Homestake's now terminated proposed merger with Santa Fe.

                   HOMESTAKE MINING COMPANY AND SUBSIDIARIES

         (UNLESS OTHERWISE NOTED, ALL TABULAR AMOUNTS ARE IN THOUSANDS)

(4) Includes additions to property, plant and equipment of $35.6 million in 1996 related to the purchase of Cominco's 60% interest in the Snip mine and additions of $122.6 million and $68.7 million in 1996 and 1995, respectively, related to the acquisition of the 18.5% of HGAL the Company did not already own (including deferred tax purchase adjustments of $32.5 million and $18.2 million, respectively).

     Sales to individual customers exceeding 10% of the Company's consolidated revenues were as follows:

                                                       1996         1995         1994
                                                     --------     --------     --------
        Customer A.................................  $129,000     $ 92,000     $129,000
                  B................................   117,000      102,000
                  C................................    77,000
                  D................................    77,000
                  E................................                101,000      118,000
                  F................................                 91,000      100,000

     Because of the active worldwide market for gold, Homestake believes that the loss of any of these customers would not have a material adverse impact on the Company.

NOTE 24: SUBSEQUENT EVENTS

     On March 10, 1997, the Company announced that Santa Fe Pacific Gold Corporation had terminated its previously announced merger agreement with Homestake and, in accordance with the terms of the merger agreement, had paid Homestake a $65 million termination fee. As a result, in the first quarter of 1997 the Company will record a pretax gain of approximately $63 million ($49 million after tax), net of merger related expenses of approximately $2 million incurred in 1997.

     In February 1997, Homestake completed the previously announced sale of its interests in the George Lake and Back River ventures in Canada to Arauco Resources Corporation ("Arauco") for $10 million in cash and 3.6 million shares of Arauco common stock. As a result of this transaction, the Company will record a pretax gain of approximately $14 million ($8 million after tax) in the first quarter of 1997.

                         REPORT OF INDEPENDENT AUDITORS

The Shareholders and
Board of Directors of
Homestake Mining Company:

     We have audited the consolidated balance sheets of Homestake Mining Company and Subsidiaries as of December 31, 1996 and 1995, and the related statements of consolidated income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Homestake Mining Company and Subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------

San Francisco, California
February 7, 1997, except for Note 24 as to which the date is March 10, 1997.

                            QUARTERLY SELECTED DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                       FIRST        SECOND     THIRD        FOURTH
                      QUARTER      QUARTER    QUARTER      QUARTER              YEAR
                      --------     --------   --------     --------           --------
1996:
Revenues............  $202,808     $201,492   $183,683     $178,953           $766,936
Net income..........    13,653(1)     6,776      7,427(2)     2,425(2)(3)(4)    30,281    2)(3)(4)
Per common share:
  Net income........  $   0.09(1)  $   0.05   $   0.05(2)  $   0.02(2)(3)(4)  $   0.21    2)(3)(4)
  Dividends paid....      0.05         0.05       0.05         0.05               0.20

1995:
Revenues............  $179,932     $195,590   $181,428     $189,415           $746,365
Net income..........     6,560       11,179      4,945        7,643             30,327
Per common share:
  Net income........  $   0.05     $   0.08   $   0.04     $   0.05           $   0.22
  Dividends paid....      0.05         0.05       0.05         0.05               0.20

---------------

(1) Includes income of $4.9 million ($5.5 million pretax) or $0.03 per share from a litigation recovery.

(2) Includes $2.7 million or $0.02 per share and $21.3 million or $0.14 per share in the third and fourth quarters, respectively, for reductions in the Company's accrual for prior year income taxes.

(3) Includes foreign currency exchange losses on intercompany advances of $7.2 million ($8.7 million pretax) or $0.05 per share and $7.4 million ($8.9 million pretax) or $0.05 per share in the 1996 fourth quarter and year-to-date periods, respectively, primarily related to the Company's Canadian-dollar denominated advances to HCI.

(4) Includes write-downs of $8.3 million ($9 million pretax) or $0.06 per share in the carrying value of investments in mining company securities, and costs of $2.8 million ($3.4 million pretax) or $0.02 per share related to Homestake's now terminated proposed merger with Santa Fe.

                                   APPENDIX D
                           PLUTONIC RESOURCES LIMITED
                               A.C.N. 006 245 629
                            AND CONTROLLED ENTITIES

                       CONSOLIDATED FINANCIAL STATEMENTS
      (ALL DOLLAR AMOUNTS ARE AUSTRALIAN DOLLARS UNLESS OTHERWISE STATED)

                                     INDEX

                                                                                      PAGE
                                                                                      -----
MANAGEMENT'S DISCUSSION AND ANALYSIS FOR THE YEARS ENDED 31 DECEMBER 1996, 1995 AND
  1994 AND FOR THE NINE MONTHS ENDED 30 SEPTEMBER 1997 AND 1996.....................    D-1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1996:
  Directors' Report.................................................................    D-9
  Profit and Loss Statements for the year ended 31 December 1996....................   D-13
  Balance Sheets As At 31 December 1996.............................................   D-14
  Statements of Cash Flows for the year ended 31 December 1996......................   D-15
  Notes To and Forming Part of the Financial Statements At 31 December 1996.........   D-16
  Statement by Directors............................................................   D-49
  Independent Auditor's Report......................................................   D-50
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1995:
  Directors' Report.................................................................   D-52
  Profit and Loss Statements for the year ended 31 December 1995....................   D-57
  Balance Sheets As At 31 December 1995.............................................   D-58
  Statements of Cash Flows for the year ended 31 December 1995......................   D-59
  Notes To and Forming Part of the Financial Statements At 31 December 1995.........   D-60
  Statement by Directors............................................................   D-93
  Independent Auditor's Report......................................................   D-94
CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED 30 SEPTEMBER 1997:
  Profit and Loss Statement for the nine month period ended 30 September 1997.......   D-96
  Balance Sheet As At 30 September 1997.............................................   D-97
  Statements of Cash Flows for the nine month period ended 30 September 1997........   D-99
  Notes To and Forming Part of the Financial Statements At 30 September 1997........  D-100

     THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 1996, OTHER THAN NOTE 35 TO THE NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS AT 31 DECEMBER 1996, ARE EXTRACTED FROM THE 1996 PLUTONIC ANNUAL REPORT. THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED 31 DECEMBER 1995, OTHER THAN NOTE 34 TO THE NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS AT 31 DECEMBER 1995, ARE EXTRACTED FROM THE 1995 PLUTONIC ANNUAL REPORT. REFERENCES THEREIN TO "THIS REPORT" REFER TO THE RESPECTIVE ANNUAL REPORTS.

                           PLUTONIC RESOURCES LIMITED

                       MANAGEMENT'S DISCUSSION & ANALYSIS
                OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

     (Unless specifically stated otherwise, the following information relates to amounts included in the consolidated financial statements without reduction for minority interests. All amounts included are in Australian Dollars. References to the "Company" are to Plutonic Resources Limited and, where the context so requires, its subsidiaries and predecessor entities. Reference is made to the sections entitled "Risk Factors" and "Cautionary Statements" in the Supplement.)

     Plutonic Resources Limited was incorporated as Noranda Limited in Victoria in 1984 and listed on the Australian Stock Exchange ("ASX") in August 1985. It transferred its incorporation to New South Wales in 1990. In this document, the term "Plutonic" or the "Company" refers to Plutonic Resources Limited and its subsidiaries.

     The Company currently has interests in five active gold mines in Western Australia with operations at the Plutonic, Darlot, Lawlers, Mt Morgans and Peak Hill gold mines. The Bellevue gold mine was placed on care and maintenance on 30 April 1997. The operations all lie within a circle of 300 kilometre radius, stretching from the Plutonic mine in the north to the Mt Morgans mine in the south, an area which the Company terms the Plutonic Circle.

     Plutonic also has a portfolio of exploration and pre-development base metal interests through its 62% owned subsidiary Lachlan Resources NL (Lachlan), a company listed on the ASX. Lachlan's exploration is focused on a number of base metal deposits located throughout Australia. Despite the significance of the Lachlan portfolio, the base metal assets of Lachlan are a relatively minor proportion of the total asset base of Plutonic.

     TWELVE MONTHS ENDED 31 DECEMBER 1996, 1995 AND 1994

RESULTS OF OPERATIONS

     Plutonic recorded consolidated operating profit attributable to members of the Company after income tax of $40.7 million ($0.22 per share) during 1996, $40.1 million ($0.22 per share) during 1995 and $38.1 million ($0.21 per share) during 1994. After adjusting for one-time non-recurring items of $18.4 million after tax, the 1996 earnings reflect higher gold production and sales volumes offset by higher production costs and higher depreciation. Non-recurring items in 1996 included a realised gain of $8.3 million after tax on a close out of forward contracts covering 200,000 ounces of gold and a gain of $10.1 million after tax on the sale of an investment in Eagle Mining Corporation NL ("Eagle Mining") which was acquired in 1995. Non-recurring items in 1995 included a tax benefit of $17.4 million for previously unrecorded income tax benefits.

     Gold Operations. Plutonic's profitability is affected by the market price of gold. Gold prices are influenced by numerous factors over which Plutonic has no control, including expectations with respect to the rate of inflation, the relative strength of the Australian dollar in relation to the US dollar, interest rates, global or regional political or economic crises, demand for gold jewellery and industrial products and sales by holders and producers of gold in response to these factors. The supply of gold consists of a combination of a new mine production and sales from existing stocks of bullion and fabricated gold held by governments, public and private financial institutions, and individuals.

     Plutonic's general policy is to forward sell or hedge a portion of future production in Australian dollars. This strategy has the dual objectives of underpinning the continued long term viability of the operations and, at the same time, allowing shareholders the opportunity to benefit from future increases in the gold price. During 1996, 1995 and 1994 all of the Company's gold production was covered by the forward sales program. At 31 December 1996, the Company had committed 770,040 ounces of gold for sale under forward contracts at an average price of $581 per ounce. Refer to Note 27 of the consolidated financial statements for details of these forward sales.

     Revenues from gold sales during 1996 totaled $279.4 million compared to revenues of $211.7 million in 1995 and $193.9 million in 1994. The revenue increases in 1996 and 1995 reflect higher gold sales volumes and realised prices. During 1996, the Company recorded revenue for 450,000 ounces of gold at an average price of $628 per ounce compared to 349,000 ounces at an average price of $612 per ounce during 1995 and 333,000 ounces at an average price of $579 per ounce during 1994.

     Total gold production increased to 449,800 ounces during 1996 compared to 348,700 ounces produced during 1995 and 332,800 ounces produced during 1994. The higher 1996 production primarily is due to production increases at the Plutonic, Darlot and Lawlers operations together with production from the 80% interest in the Mt Morgans mine which was acquired in late 1995, partially offset by lower production resulting from a reduction in the level of mining operations at the Bellevue mine.

     At the Plutonic Gold Mine, located 180 kilometres northeast of Meekatharra in Western Australia, production hit a new record in 1996 of 183,700 ounces compared to 165,900 and 173,300 ounces in 1995 and 1994, respectively. This increase in production was the result of higher ore grade from both the open pit and underground operations and increasing ore throughput due to the completion of the plant expansion project in November 1996. The effect of the higher grades and recoveries were partially offset by lower metallurgical recovery from primary ores. The decrease in 1995 production from 1994 was due to a decrease in grade and metallurgical recovery slightly offset by increased mill throughput. Cash operating costs of $373 per ounce were achieved in 1996 compared to $318 per ounce during 1995 and $246 per ounce during 1994. The increase in production costs reflects the shift from mining soft oxide ore to mining harder primary ore.

     The Plutonic mine is being transformed over time from being a large open-pit operation to one of Australia's largest underground gold mining operations with ore sourced from the underground providing 22% of total production in 1996 compared to only 3% in 1995. The 1996 year was one of major change and expansion as the underground mine became a significant ore source, the Main Pit moved to a depth where all ore was derived from hard, fresh rock and the Perch and Salmon pits commenced supplying oxide ore to the newly constructed expansion plant. A decision was also taken to proceed with the construction of a gas fired power station on site. Gas will be provided via a 20 kilometres spur line from the Goldfields Gas Transmission pipeline. The conversion to gas will reduce cash operating costs.

     Production at the Darlot Gold Mine, located 110 kilometres north of Leonora in Western Australia, increased to 62,800 ounces in 1996 compared to 41,400 and 63,200 ounces during 1995 and 1994, respectively. Most of the production in 1996 was sourced from the expanding underground mine, with the balance from low-grade stockpiles. During 1995, the mine underwent a major transformation from an open pit to an underground operation. The open pit was completed in 1995 and underground development of the Darlot lode below the pit commenced on a trial basis. The gravity and leach circuits in the treatment plant were upgraded during 1996 to maximise gold recovery and were commissioned in February 1997. Production was also hindered in 1995 due to delays in the stoping of the underground orebody and completing the open pit, and difficulties in obtaining acceptable mill throughput due to the high proportion of hard primary ore in the mill feed. As a result, cash operating costs of $448 per ounce were achieved in 1996 compared to $533 per ounce during 1995 and $259 per ounce in 1994.

     Production at the Lawlers Gold Mine, located about 120 kilometres northwest of Lenora, Western Australia, increased to 50,600 ounces in 1996 compared to 42,500 and 55,100 ounces during 1995 and 1994, respectively. Difficulties encountered in 1995 as a result of lower than anticipated grades in all pits were partially rectified during 1996 and resulted in improved production and unit costs. Cash operating costs of $553 per ounce were achieved in 1996 compared to $620 per ounce during 1995 and $429 per ounce in 1994. The cost structure at this mine is high, and efforts are being directed to achieving a reduction in costs.

     The Company's share of production from the Bellevue Gold Project, located 40 kilometres north of Leinster in Western Australia, was 17,300 ounces in 1996, compared to 17,600 ounces in 1995 and 24,500 ounces in 1994. In July 1995 the Company increased its interest in this mine from 50% to 100%. Excluding the effects of the purchase of the additional 50% interest, production continued to decline in 1996 primarily due to a reduction in the level of operations in 1995 as underground mineable reserves were depleted or became inaccessible. Following completion of mining in the Orleans open pit in August 1996, the treatment plant was placed on care and maintenance with all subsequent ore produced from underground sources being trucked 80 kilometres to the mill at the Lawlers mine for treatment. In April 1997 the remaining mining operations were placed on care and maintenance due to insufficient ore sources being available to cover site overheads.

     Effective 1 October 1995, the Company acquired an 80% interest in the Mt Morgans Gold Mine, located 50 kilometres west of Laverton. The Mt Morgans mine consists of the Jupiter open pit and the Westralia and Transvaal underground mines. The Company's share of production from the Mt Morgans mine was 75,000 ounces in 1996 compared to 24,900 ounces for the fourth quarter of 1995. Cash operating costs were $491 per ounce in 1996 compared to $390 during the fourth quarter of 1995. The annualised decline in production and increase in production costs during 1996 was largely due to lower than expected head grade and ore tonnage from the Jupiter open pit, and stope wall failures in the Westralia underground mine which reduced production. Mining from the Jupiter open pit ceased by the end of 1996. During 1997, ore will be sourced from the Transvaal and Westralia underground mines with the balance of the mill feed derived from Jupiter stockpiles and Westralia tailings. Mining operations at Mt Morgans are likely to cease during 1998.

     The Company's share of production from the Peak Hill Mine (66.67% interest), located approximately 130 kilometres west of the Plutonic mine, increased to 60,400 ounces from 56,700 ounces in 1995 and 16,700 ounces in 1994. The increase in production between 1994 and 1995 mainly was due to production from the Contact Deposit (Harmony Pit) which commenced production in 1995 and as a result of Plutonic increasing its interest in the Peak Hill mine from 50% to 66.67% effective 1 February 1995. Cash operating costs were $209 per ounce in 1996 compared to $183 per ounce during 1995 and $483 per ounce in 1994. The higher operating costs in 1994 were due to lower grade and a higher stripping ratio in the west wall cutback of the Five Ways Pit.

     Base Metals. The Company has interests in base metal exploration and pre-development projects through its 62% owned subsidiary, Lachlan. In 1996, Lachlan added to its portfolio of base metal properties through acquisition of Archaean Gold NL ("Archaean"), which owns a silver-zinc discovery near Kalgoorlie.

     Interest Income. Interest income of $6.8 million in 1996 compares to $3.3 million in 1995 and $5.7 million in 1994. The increase in interest income in 1996 reflects higher average cash and equivalent balances during the year. The decrease in interest income in 1995 from 1994 reflects lower cash and equivalent balances during 1995 and lower interest rates.

     Other Income. Other income of $33.2 million in 1996 compares to $3.8 million in 1995 and $4.4 million in 1994. The increase in other income in 1996 includes a realised gain of $12.9 million on the early close out of forward contracts covering 200,000 ounces of gold, a gain of $10.1 million on the sale of an investment in Eagle Mining which was acquired in 1995, and $6 million from execution of an agreement to sell a right to cancel the Company's option to acquire 19.9% of the issued capital of Great Central Mines Limited ("Great Central") under certain conditions.

     Amortisation and Depreciation. Amortisation and depreciation increased to $48.3 million during 1996 from $33.3 million during 1995 and $25.4 million during 1994. The increase in 1996 from 1995 and 1994 primarily is due to increased production, a full year of depreciation on new capital additions and additional depreciation charges resulting from amortisation of acquired exploration potential and other acquisition costs.

     Exploration Written Off. Exploration expenditure written off relates to areas of interest where incurred exploration expenditure is expensed in accordance with the Company's accounting policy as set out in Note 1 to the financial statements. Exploration expenditure written off amounted to $4.3 million during 1996, $4.5 million in 1995 and $6.4 million in 1994.

     Interest Expense. Interest expense of $10.4 million in 1996 compares to $1.1 million in 1995 and $1.1 million in 1994. Interest expense increased significantly in 1996 from 1995 primarily as a result of the draw down of $120 million on the Company's finance facility in late 1995 and an additional net $60 million draw down in 1996. The Company's average rate of interest on its long-term debt was 8% in 1996 compared to 9% and 7% in 1995 and 1994, respectively.

     Income Taxes. The Company's effective income tax rate was 16% during 1996 compared to 8% during 1995 and 36% during 1994. Income tax expense in 1996 and 1995 includes the effect of recognition of previously unrecognised income tax benefits related to tax deductions acquired in past acquisitions.

     At 31 December 1996 and 1995 the Company had unrecognized future income tax benefits of $42.3 million and $56.6 million, respectively. While circumstances could occur which would permit the Company to recognize these income tax benefits in future years, based on the Company's current projections it does not expect significant amounts to be recognized in the immediate future.

LIQUIDITY AND CAPITAL RESOURCES

     During 1996, Plutonic's cash and equivalents decreased by $11.3 million to $49.1 million as a result of capital expenditures of $126.4 million, the purchase by Lachlan of Archaean for $41.5 million, and the purchase of investments of $31.4 million, offset by $41.0 million of proceeds received from the issue of shares to shareholders of Dominion Mining Limited ("Dominion"), $50.3 million of proceeds realised on the sale of investments and other non-current investments, an increase in net debt outstanding of $60 million and strong cash flows from the Company's operations. Net cash provided from operating activities was $60.1 million in 1996 compared to $49.8 million in 1995 and $70.9 million in 1994.

     Capital expenditures in 1996 totaled $126.4 million consisting of $31.6 million for plant and equipment and $94.8 for deferred costs of mineral properties. This compares to 1995 capital expenditures of $64.7 million and $76.4 million in 1994.

     Additions to property, plant and equipment of $31.6 million in 1996 compares to $9.7 million in 1995 and $38.6 million in 1994. Capital additions in 1996 included $22.1 million at the Plutonic mine for projects related to improving the mine's efficiency including a $14.7 million plant expansion, $3.7 million at the Mt Morgans mine and $2.7 million at the Darlot mine for various efficiency improvement projects. Remaining property, plant and equipment expenditures primarily were for replacement capital to maintain existing production capacity.

     Additions to deferred costs of mineral properties in 1996 totaled $97.1 million compared to $55.0 million in 1995 and $37.8 million in 1994. The 1996 additions included $35.8 million for the Plutonic mine including $23.6 million for underground development, $7.7 million for open cut pre-stripping costs and $4.1 million for exploration, $9.8 million at Lawlers mine including $5.2 million for open cut pre-stripping costs and $1.8 million for exploration, $11.3 million at the Darlot mine including $6.2 million for exploration, $11.2 million at the Bellevue mine including $1.6 million for pre-stripping costs and $1.4 million for exploration, $8.1 million at the Mt Morgans mine including $6.5 million for development of the Transvaal underground operations and $1.1 million for exploration. In addition, a further $13.1 million of exploration expenditure was spent at other locations within or surrounding the Plutonic Circle region.

     During 1997 the Company installed, at the Plutonic mine, a 19MW base load gas fired power station. The Wartsila station will be fuelled by gas delivered via a lateral pipeline from the recently constructed Goldfields Gas Pipeline. The station and associated infrastructure cost approximately $22 million.

     Total dividends paid during 1996 were $20.6 million compared to $17.5 million during 1995 and $14.4 million during 1994. During 1996, the annual dividend rate was increased to 7 cents per share unfranked compared to 5.5 cents and 5 cents per share unfranked in 1995 and 1994, respectively.

     The Company received a net income tax refund in 1996 of $1.6 million compared to net cash taxes paid of $8.0 million and $8.4 million in 1995 and 1994, respectively. The Company expects to pay only $1.6 million of cash taxes during 1997 due to the availability of carried forward tax losses and other tax credits.

     At 31 December 1996, the Company had drawn down $180,000,000 under its $250,000,000 unsecured finance facility with ABN AMRO Australia Limited compared to $120,000,000 drawn down at the end of 1995. This unsecured finance facility, which expires in August 1999, provides for borrowings in either Australian or US dollars. During 1995, the previous finance facility with the Bank of Western Australia and AIDC Ltd was repaid in full.

     Effective 1 October 1995, Plutonic acquired most of Dominion's gold assets including an 80% interest in the Mt Morgans Gold Project, a 100% interest in the Meekatharra Project and other exploration interests in Western Australia, Queensland and the Northern Territory. The net purchase price after working capital adjustments was $52.7 million. As part of its agreement with Dominion, Plutonic issued a prospectus dated 22 December 1995 offering Dominion shareholders the opportunity to apply their entitlement to a return of capital to subscribe for Plutonic shares which resulted in 6,684,417 shares being issued to Dominion shareholders on 29 January 1996 for consideration of $41 million.

     In January 1996, the Company made an unsuccessful bid for all the shares in Coolawin Resources Limited, the owner of a 20% interest in the Mt Morgans mine, but exited with a small gain after covering costs in connection with this offer.

     In June 1996, the Company recorded a gain of $10.1 million on the sale of its 17.3% holding in Eagle Mining. Plutonic acquired its interest in Eagle Mining from Dominion in November 1995. At the same time, the Company acquired a further 15% interest in Wiluna Mines Limited bringing its interest to 19.9%.

     In July 1996, Lachlan made a $47 million takeover offer for Archaean. As a result, Lachlan and its associates became entitled to a 90.7% interest in Archaean and have subsequently implemented a scheme of arrangement for the remaining shareholders and option holders which resulted in Archaean becoming a wholly-owned subsidiary within the Plutonic/Lachlan group. This takeover was funded by a loan from Plutonic.

     In 1995, Plutonic agreed to provide Edensor Nominees Pty Ltd ("Edensor") with a loan facility up to $50 million and was granted an option to acquire 19.9% of the issued capital of Great Central in consideration for this loan. In July 1996, an agreement was concluded for the sale of a right to cancel Plutonic's option to acquire 19.9% of the shares of Great Central. In 1996, Plutonic was paid $6 million on execution of the agreement.

     In October 1996, the Company discovered the Centenary gold deposit. The high grade, thickness and continuity of the Centenary deposit's mineralisaton indicate its capacity to support a substantial, low cost, underground mining operation. Mine planning and evaluation have indicated that this deposit is amenable to low cost bulk stoping, that geotechnical conditions are very good and that there is minimal groundwater. Access to Centenary is via an extension of the Darlot decline which intersected the Centenary deposit in September 1997 approximately 350 metres below the surface. First development ore was subsequently fed to the upgraded Darlot processing plant. A raise bored ventilation shaft is currently being constructed, which will complete the Centenary ventilation circuit and also provide the second egress for the mine. Initial orebody development and in-fill diamond drilling has commenced. It is planned that initial sub-level stoping of the thick central section of the Centenary deposit will commence prior to mid-1998. The thinner extremities of the deposit are suitable for sub-level open stoping or room and pillar stoping as successfully utilised at Darlot. A feasibility study to determine optimum plant size is continuing as the size of the Centenary deposit is further defined from on-going exploration drilling.

     The Company evaluates its accruals for restoration, rehabilitation and environmental costs regularly. With respect to non-operating properties, the Company believes it has fully provided for all estimated reclamation and site restoration costs. With respect to operating properties, the Company is providing for estimated ultimate reclamation relating to ongoing and end-of-mine life restoration and closure costs over the life of its individual operations using the units of production method. During 1996, the first formal environmental audit of each managed site was completed. These audits and regular environmental reviews revealed no new significant environmental issues.

     In 1996, expenditure on rehabilitation totalled $1.8 million as compared to $0.6 million in 1995 and $1.6 million in 1994. Major waste dump rehabilitation programs were completed at the Lawlers and Mt Morgans mines. Significant portions of these programs related to mining activities carried out prior to Plutonic's ownership of these sites.

RECONCILIATION TO U.S. GAAP

     The Company has reconciled its 1996 and 1995 consolidated profit and loss accounts determined in accordance with generally accepted accounting principles in Australia to net income under accounting principles generally accepted in the United States. Refer to Note 35 of the 1996 financial statements for details of this reconciliation to U.S. GAAP.

     NINE MONTHS ENDED 30 SEPTEMBER 1997

RESULTS OF OPERATIONS

     Plutonic recorded an operating loss attributable to members of the Company after income tax of $44.7 million (24 cents per share) during the nine months ended 30 September 1997 compared to a profit of $20.3 million (11 cents per share) for the same period in 1996. After adjusting for one time non-recurring items of $83.8 million ($61.7 million after tax), the earnings for the nine months ended 30 September 1997 reflect increased gold production and lower production costs offset by lower gold prices and higher amortisation and depreciation.

     During the first half of 1997, the Company reassessed its operations in light of continued weak gold prices and determined that the carrying value of certain mining assets and investments should be based on a gold Australian dollar price of not more that $450 per ounce. As a result, the Company recorded non-recurring abnormal charges of $93.3 million ($71.2 million after tax) consisting of $70.8 million ($51.4 million after tax) relating to mining properties and related assets, including the carrying values for the high cost Mt Morgans mine and the declining Peak Hill mine, $19.5 million ($19.5 million after tax) for provisions against recoverability of the Company's strategic investments in listed securities and $7.5 million ($4.8 million after tax) in respect of mining contract variations. These abnormal charges incurred during 1997 were partially offset by non-recurring abnormal income totalling $4.5 million ($4.5 million after tax) received from Edensor resulting from the exercise of its right to cancel Plutonic's option over 19.9% of the issued capital of Great Central.

     Revenue from gold sales during the nine months to 30 September 1997 totalled $233.9 million compared to revenue of $201.6 million for the same period in 1996. The revenue increase in 1997 reflects increased sales volumes offset by lower gold prices. During the nine months to 30 September 1997, the Company recorded revenue for 407,500 ounces of gold at an average price of $574 per ounce compared to 316,600 ounces at an average price of $637 per ounce for the same period during 1996.

     Plutonic's general policy is to forward sell or hedge a portion of future production in Australian dollars. This strategy has the dual objectives of underpinning the continued long-term viability of the operations and, at the same time, allowing shareholders the opportunity to benefit from future increases in the gold price. All of Plutonic's gold production during 1997 and 1996 was covered by the forward sales program. At 30 September 1997, the Company had 1,085,100 ounces of gold forward sold at an average market close out price of $498 per ounce at that date.

     The following chart details Plutonic's gold production and cash operating costs per ounce by location for the nine months ended 30 September 1997 and for the same period in 1996.

                                                                                         CASH
                                                                                       OPERATING
                                                                    PRODUCTION           COSTS
                                                                   ('000 OZ'S)        ($ PER OZ)
                                                                   NINE MONTHS        NINE MONTHS
                                                                      ENDED              ENDED
                                                                   30 SEPTEMBER      30 SEPTEMBER
                                                   PERCENTAGE    ----------------    -------------
                                                   OWNERSHIP      1997      1996     1997     1996
                                                   ---------     ------    ------    ----     ----
Plutonic Gold Mine...............................    100.00%      207.4     115.9    $324     $401
Peak Hill Gold Mine..............................     66.67%       26.4      49.8     371      194
Darlot Gold Mine.................................    100.00%       47.7      47.1     414      438
Mt Morgans Gold Mine.............................     80.00%       55.6      52.2     492      442
Lawlers Gold Mine................................    100.00%       60.6      41.2     327      514
Bellevue Gold Project............................    100.00%       12.5      11.0        (1)      (1)
                                                                  -----     -----    ----     ----
                                                                  410.3     317.3    $373     $428
                                                                  =====     =====    ====     ====

---------------

(1) This operation has been placed on care and maintenance. Therefore, it is not meaningful to report cash operating costs.

     Total gold production increased to 410,300 ounces during the nine months ended 30 September 1997 compared to 317,300 ounces produced during the same period during 1996. The higher 1997 production primarily is due to production increases at the Plutonic and Lawlers operations offset by lower production at the depleting Peak Hill mine.

     Increased production at the Plutonic mine in 1997 is primarily due to 54,800 ounces of new production from the Perch and Salmon open pits, which were activated to provide ore for the plant expansion project and an increase of 22,200 ounces of production from the expanding Plutonic underground operations.

     The decrease in production and increase in cash operating costs at the Peak Hill mine in 1997 is attributable to the declining reserves at this operation combined with higher operating costs which principally reflect the impact of treating an increasing proportion of hard ore. The Harmony Pit ceased production in the fourth quarter of 1997 and stockpiled ore will continue to be processed through to mid-1998 with longer term production being dependent on development of satellite deposits.

     Production at the Lawlers mine increased during 1997 as new ore was sourced from the New Holland pit. Mining has progressed through the known depletion zone with grades and ore tonnages now increasing in line with reserve estimates. Cash operating costs decreased further during 1997. Approval has been given to commence the Stage I Underground Development of the New Holland South underground orebody which consists of a 320m exploration drive largely in ore which is a down plunge continuation of the orebody mined in the New Holland Pit. At the new Fairyland pit, top soil clearing, grade control drilling and haul road construction have commenced in preparation for ore excavation which began in November 1997.

     The Bellevue mine produced 12,500 ounces in 1997 before underground and open pit mining was suspended on 30 April 1997 and the project was placed on a limited care and maintenance programme. Stockpiles will continue to be treated at the Lawlers mill as and when appropriate.

     The effective income tax rate for the Company in 1997 has increased from the prior year. In 1996, the Company benefited from the effect of recognition of previously unrecognised income tax benefits related to tax deductions acquired in past acquisitions.

LIQUIDITY AND CAPITAL RESOURCES

     Cash and equivalents increased from $49.1 million at 31 December 1996 to $68.9 million at 30 September 1997. The increase in cash and equivalents is due to the loan repayment by Edensor Nominees offset by operational cash needs.

     In June 1997, the Company replaced its unsecured debt facility with ABN AMRO Australia Limited with a $400 million unsecured syndicated debt facility arranged by the Chase Manhattan Bank, Credit Suisse First Boston and ABN AMRO Australia Limited, which expires June 2002. At 30 September 1997, the Company had drawn down $194.5 million under this facility.

     Capital expenditures, including exploration, for the nine months to 30 September 1997 totaled $107.1 million consisting of $33.7 million for plant and equipment, $46.8 million for mine development and $26.4 million for exploration. This compares to 1996 capital expenditures for the same period of $82.8 million.

     Additions to plant and equipment in 1997 of $33.7 million included $22.0 million at the Plutonic mine for the 19 MW base load gas fired power station and $5.8 million at the Darlot mine for expansion of the treatment plant to increase annual throughput from 480,000 tonnes to approximately 680,000 tonnes. Remaining property, plant and equipment expenditures primarily were for replacement capital to maintain existing production capacity. Additions to mine development of $44.1 million included $26.0 million for further Plutonic mine underground development, $12.3 million at the Darlot mine primarily for the Centenary decline and $4.2 million for underground development at the Mt Morgans mine. Total exploration expenditure of $26.4 million includes $22.0 million for exploration undertaken on the Company's tenements within the Plutonic Circle including new exploration around existing mines and $4.4 million of exploration expenditure incurred by Lachlan.

     In August 1997, Edensor Nominees repaid the $50 million loan advance, and following Edensor's decision to exercise the option cancellation right, a payment of $8.5 million was also received. Between July 1996 and August 1997 Plutonic received additional payments of $11.5 million in respect of the right to cancel the option.

                               DIRECTORS' REPORT

     The Directors of Plutonic Resources Limited ("the Chief Entity" or "Company") present their report for the year ended 31 December 1996.

DIRECTORS

     The Directors of the Chief Entity in office at the date of this report are:

          MR E PAUL MCCLINTOCK. Chairman. BA, LLB. Director of McClintock Associates Group, Tower Life Australia Limited and The Institute of Respiratory Medicine.

          MR RONALD J HAWKES. Managing Director: Geologist, B.Sc, F AusIMM, FGAC, M.C.I.M, 32 years experience in the mining industry. Director of Lachlan Resources N.L. and Archaean Gold NL.

          MR ABDUL SAMAD HAJI ALIAS. B. Com., FCA (Aust), CPA. Managing Partner, Arthur Andersen Malaysia. Director of Malaysia Mining Corporation Berhad. Director of Ashton Mining Limited and IGB Corporation Berhad.

          MR WILLIAM A BENNETT. B. Eng. (Hons), M. Sc., AMICE, FAICD, Director of Brambles Industries Limited, Eastern Aluminium Limited and Barnardos Australia.

          MR DONALD L COOPER. Solicitor: LL.B., Consultant to the firm of Deacons, Graham & James, Melbourne. Director of various proprietary companies associated with clients of that firm.

          TAN SRI IBRAHIM MENUDIN. B. Com., CA, ACA. Group Chief Executive Officer of Malaysia Mining Corporation Berhad, Chairman of Malaysian Smelting Corporation Berhad. Director of Ashton Mining Limited and National Consolidated Limited.

          MR CHE WAN LIM. Alternate Director for Tan Sri Ibrahim Menudin. Mechanical and Mining Engineer: P. Eng., C. Eng., B.E. (Mech) (Hons), B.E. (Mining) (Hons), M.I.M.E., M.I.M.M., Director and Chief Executive Officer of Tronoh Mines Malaysia Berhad. Director of Ashton Mining Limited. Alternate Director of Lachlan Resources N.L.

          MR LEONG KIM PHAN. Alternate Director for Mr Abdul Samad Haji Alias. FCA (ICAEW). Group General Manager Finance of Malaysia Mining Corporation Berhad. Alternate director of Ashton Mining Limited and National Consolidated Limited.

DIRECTORS' INTERESTS

     Mr R J Hawkes has notified the chief entity of his interest in a service contract between himself and a controlled entity which encompasses the terms of his employment.

     No other Director has any interest in a contract or proposed contract with the Chief Entity being an interest in the nature of which has been declared in accordance with section 231 of the Corporations Law.

PRINCIPAL ACTIVITIES

     The principal activities for the year were gold mining and direct participation and investment in mineral exploration. There were no significant changes in the nature of those activities during the year.

CONSOLIDATED RESULT

                                                                      1996       1995
                                                                     ------     ------
                                                                      $000       $000
        The operating profit of the Economic Entity for the period
          after income tax expense was.............................  39,914     40,387
        Amounts attributable to outside equity interests...........     788       (263)
                                                                     ------     ------
        Profit attributable to members of Plutonic Resources
          Limited..................................................  40,702     40,124
                                                                     ======     ======

DIVIDENDS

     An unfranked dividend of 5.5 cents per share was declared out of profits of the Chief Entity for the year ended 31 December 1995 and was paid on 3 April 1996.

     An unfranked interim dividend of 4 cents per share was declared out of profits for the year ended 31 December 1996 and was paid on 2 October 1996.

     No other dividends were paid or declared during the year.

     The directors declared a final dividend of 7 cents per share unfranked be paid out of profits for the year.

REVIEW OF OPERATIONS

     A review of the operations of the Economic Entity during the financial year and the results of those operations are given on pages 9 to 24 of this report.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

     There were no significant changes in the state of affairs of the Economic Entity during the year.

SUBSEQUENT EVENTS

     There were no significant events occurring after balance date.

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

     Information relating to likely developments in the operations of the Economic Entity and the expected results of those operations in the financial years subsequent to the year ended 31 December 1996 is included on pages 2 to 24 of this report.

OPTIONS

     Options granted by the Company during the financial year were as follows:

          (a) On 21 May 1996, Mr Ronald J Hawkes was granted two options under the Plutonic Resources Limited Employee Share Participation Plan, each in respect of 200,000 ordinary fifty cent shares. One option has an exercise price of $7.75 per share, the other, an exercise price of $8.75 per share. Both options are exercisable on a staged basis with 10% of the shares subject to the option able to be exercised on or after 21 May 1997, 20% on or after 21 May 1998, 30% on or after 21 May 1999 and 40% on or after 21 May 2000. The options expire on 21 May 2001. Mr Hawkes does not have and has not had a right to participate in a share issue of any other body corporate by virtue of the options.

          (b) On 24 June 1996, twenty options under the Plutonic Resources Limited Employee Share Participation Plan were granted to ten executive officers of the Company or their nominated associates. The options granted were in respect of a total of 1.53 million ordinary fifty cent shares and are exercisable on a staged basis with 10% of the shares subject to the option able to be exercised on or after 24 June 1997, 20% on or after 24 June 1998, 30% on or after 24 June 1999 and 40% on or after 24 June 2000. The options expire on 24 June 2001. None of the options have been exercised.

          (c) On 26 June 1996, thirty eight options under the Plutonic Resources Limited Employee Share Participation Plan were granted to nineteen employees of the Company or their nominated associates. The options granted were in respect of a total of 920,000 ordinary fifty cent shares and are exercisable on a staged basis with 10% of the shares subject to the option able to be exercised on or after 24 June 1997, 19 December 1997 or 4 March 1998 (depending on the date on which the employee commenced employment with the Company), 20% on or after 26 June 1998, 30% on or after 26 June 1999 and 40% on or after 26 June 2000. The options expire on 24 June 2001. None of the options have been exercised.

DIRECTORS' SHAREHOLDINGS AT THE DATE OF THIS REPORT

                                                                                             SHARES
                                                                   SHARES       OPTIONS    SUBJECT TO
                                                                    HELD         HELD       OPTIONS
                                                                  ---------     ------     ----------
E PAUL MCCLINTOCK
  PLUTONIC RESOURCES LIMITED
     Ordinary fully paid shares.......................  (i)          14,000
  LACHLAN RESOURCES N.L.
     Ordinary fully paid shares.......................  (i)          78,000
RONALD J HAWKES
  PLUTONIC RESOURCES LIMITED
     Ordinary fully paid shares.......................  (i)           4,551
     Partly paid shares...............................  (ii)      1,111,250
     Options at $7.75 per share.......................  (ii)                         1       200,000
     Options at $8.75 per share.......................  (ii)                         1       200,000
ABDUL SAMAD HAJI ALIAS
  PLUTONIC RESOURCES LIMITED
     Options at $5.87 per share.......................  (iii)                   40,000        40,000
WILLIAM A BENNETT.....................................                  Nil        Nil           Nil
DONALD L COOPER
  PLUTONIC RESOURCES LIMITED
     Ordinary fully paid shares.......................  (i)          48,200
TAN SRI IBRAHIM MENUDIN
  PLUTONIC RESOURCES LIMITED
     Ordinary fully paid shares.......................  (i)          48,200
CHE WAN LIM (ALTERNATE)
  PLUTONIC RESOURCES LIMITED
     Ordinary fully paid shares.......................  (i)           1,500
  LACHLAN RESOURCES N.L.
     Ordinary fully paid shares.......................  (i)          10,000
LEONG KIM PHAN (ALTERNATE)............................                  Nil        Nil           Nil

---------------

 (i)  Beneficial interest

 (ii)  Pursuant to Employee Share Participation Plan.

(iii)  Pursuant to Non-Executive Directors Option Scheme.

INDEMNIFICATION AND INSURANCE OF OFFICERS

     During the financial year:

          (a) pursuant to Article 156 of the Company's Articles of Association, the Company agreed to indemnify:

             (i) each of the directors named on page 2 and the secretary, Ms K Everett; and

             (ii) every person who is or has been a general manager, manager or treasurer of the Company; and

          (b) pursuant to deeds of indemnity, the Company agreed to indemnify directors of the Company's wholly-owned subsidiaries against any liability:

          (a) incurred by that person in his or her capacity as an officer of the Company or a director of a wholly-owned subsidiary of the Company (as the case may be) to any other person (other than the Company or a related body corporate) unless the liability arises out of conduct involving a lack of good faith; and

          (b) for costs and expenses incurred by that person in defending any proceedings in which judgement is given in that person's favour or in which the person is acquitted and in connection with an application in relation to those proceedings in which the court grants relief to the person under the Corporations Law.

     During or since the end of the financial year, the Company has paid or agreed to pay premiums in respect of contracts insuring against liability:

          (a) each of the directors named on page 2 and the secretary, Ms K Everett;

          (b) every person who is or has been a general manager, manager or treasurer of the Company; and

          (c) each of the directors of the Company's wholly-owned subsidiaries.

     The contracts of insurance prohibit the disclosure of the amount of the premiums and the nature of the liability.

DIRECTORS' BENEFITS

     During or since the end of the financial year, no Director of the Company has received or become entitled to receive a benefit (other than a benefit included in the aggregate amount of emoluments received or due and receivable by the Directors shown in Note 29 of the financial statements) by reason of a contract entered into by the Company or a controlled entity or related body corporate of the Company with a Director, a firm or which a Director is a member or an entity in which the Director has a substantial financial interest with the exception of:

          (a) Mr R J Hawkes who was granted two options under the Plutonic Resources Limited Employee Share Participation Plan pursuant to two agreements dated 21 May 1996 details of which are set out in this report; and

          (b) Mr D L Cooper who is a consultant to the firm of Deacons, Graham and James, Melbourne which received fees for legal services rendered to the Company in the ordinary course of business.

This report is made in accordance with a resolution of the Directors.

On behalf of the Board

Paul McClintock                           --------------------------------------
                                                         Chairman

Ronald J Hawkes                           --------------------------------------
                                                    Managing Director

Sydney, 27 February 1997.

                           PROFIT AND LOSS STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1996

                                              NOTE
                                              -----                            PLUTONIC RESOURCES
                                                          CONSOLIDATED               LIMITED
                                                       -------------------     -------------------
                                                        1996        1995        1996        1995
                                                       -------     -------     -------     -------
                                                        $000        $000        $000        $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
Operating Revenue...........................    2      340,461     222,691      35,294      16,727
                                                       =======     =======     =======     =======
Operating profit before income tax..........   3,4      47,770      43,680      29,233      13,086
Income tax expense..........................    5       (7,856)     (3,293)        209         741
                                                       -------     -------     -------     -------
Operating profit after income tax...........            39,914      40,387      29,442      13,827
Outside Equity Interest.....................   23          788        (263)          0           0
                                                       -------     -------     -------     -------
OPERATING PROFIT AFTER INCOME TAX
  ATTRIBUTABLE TO MEMBERS OF PLUTONIC
  RESOURCES LIMITED.........................    6       40,702      40,124      29,442      13,827
Retained profits brought forward............           127,225     104,623       1,832       5,527
                                                       -------     -------     -------     -------
Retained profits available for
  appropriation.............................           167,927     144,747      31,274      19,354
Dividends...................................    7      (20,630)    (17,522)    (20,630)    (17,522)
                                                       -------     -------     -------     -------
RETAINED PROFITS AT END OF YEAR.............           147,297     127,225      10,644       1,832
                                                       =======     =======     =======     =======

        The accompanying notes form part of these financial statements.

                                 BALANCE SHEETS
                             AS AT 31 DECEMBER 1996

                                                                               PLUTONIC RESOURCES
                                                          CONSOLIDATED               LIMITED
                                                       -------------------     -------------------
                                              NOTE      1996        1995        1996        1995
                                              ----     -------     -------     -------     -------
                                                        $000        $000        $000        $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
CURRENT ASSETS
Cash........................................    8       18,912      48,234          82         128
Receivables and Bullion.....................    9       37,547      27,289         112         154
Inventories.................................   10       35,092      42,695           0           0
Other.......................................   11        4,838       3,782           0           0
                                                       -------     -------     -------     -------
          Total Current Assets..............            96,389     122,000         194         282
                                                       =======     =======     =======     =======
NON-CURRENT ASSETS
Receivables.................................   12       50,000      41,573     233,530     165,079
Investments.................................   13       63,109      60,669     133,846     133,846
Inventories.................................   10       40,625           0           0           0
Property, Plant and Equipment...............   14       97,299      76,913           0           0
Other.......................................   15      330,589     238,979         608         526
                                                       -------     -------     -------     -------
          Total Non-Current Assets..........           581,622     418,134     367,984     299,451
                                                       =======     =======     =======     =======
          TOTAL ASSETS......................           678,011     540,134     368,178     299,733
                                                       =======     =======     =======     =======
CURRENT LIABILITIES
Creditors and Borrowings....................   16      117,187      26,445          74         171
Provisions..................................   17       15,891      12,854      13,126      10,294
                                                       -------     -------     -------     -------
          Total Current Liabilities.........           133,078      39,299      13,200      10,465
                                                       =======     =======     =======     =======
NON-CURRENT LIABILITIES
Creditors and Borrowings....................   18       87,500     120,000      87,602      72,192
Provisions..................................   19       40,864      25,868         148         181
                                               --
                                                       -------     -------     -------     -------
          Total Non-Current Liabilities.....           128,364     145,868      87,750      72,373
                                                       =======     =======     =======     =======
          TOTAL LIABILITIES.................           261,442     185,167     100,950      82,838
                                                       =======     =======     =======     =======
          NET ASSETS........................           416,569     354,967     267,228     216,895
                                                       =======     =======     =======     =======
SHAREHOLDERS' EQUITY
Share Capital...............................   20       93,828      90,223      93,828      90,223
Reserves....................................   22      162,756     124,840     162,756     124,840
Retained Profits............................           147,297     127,225      10,644       1,832
                                                       -------     -------     -------     -------
Shareholders Equity attributable to Plutonic
  Resources Limited.........................           403,881     342,288     267,228     216,895
Outside Equity Interests....................   23       12,688      12,679           0           0
                                                       -------     -------     -------     -------
          TOTAL SHAREHOLDERS' EQUITY........           416,569     354,967     267,228     216,895
                                                       =======     =======     =======     =======

        The accompanying notes form part of these financial statements.

                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED 31 DECEMBER 1996

                                                                               PLUTONIC RESOURCES
                                                         CONSOLIDATED                LIMITED
                                                     ---------------------     -------------------
                                            NOTE       1996         1995        1996        1995
                                            ----     --------     --------     -------     -------
                                                       $000         $000        $000        $000
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of
  operations..............................            281,952      212,311           0           2
Cash payments in the course of
  operations..............................           (223,497)    (154,559)     (2,399)     (3,177)
Income tax refund (paid)..................              1,618       (7,990)          0           0
                                                     --------     --------      ------      ------
          NET CASH PROVIDED BY OPERATING
            ACTIVITIES....................   34        60,073       49,762      (2,399)     (3,175)
                                                     --------     --------      ------      ------
CASH FLOWS FROM INVESTING ACTIVITIES
Dividends received........................                335          562           0           0
Interest received -- external entities....              6,817        3,258         179          35
Proceeds on sale of investments...........             39,179        3,051           0
Recoveries from joint venture parties.....              2,491          639         175           0
Proceeds on sale of property, plant and
  equipment...............................              3,064          436           0           0
Proceeds on sale of non-current assets....              2,014            0           0           0
Proceeds on sale of option................              6,000            0           0           0
Payment for investments...................            (31,413)     (33,436)          0           0
Payments for acquisition of controlled
  entities................................            (41,504)     (52,645)          0           0
Cash acquired from increase in ownership
  of
  a JV....................................                  0          222           0           0
Cash acquired from acquisition of
  controlled entities.....................              5,516          262           0           0
Advances of loans -- external entities....             (8,427)     (41,272)          0           0
Payments for property, plant and
  equipment...............................            (31,633)      (9,699)          0           0
Payment for advanced stripping costs......            (14,460)      (8,009)          0           0
Payments for tenement exploration.........            (32,574)     (25,282)       (493)       (197)
Payments for preproduction activities.....            (47,770)     (21,676)          0           0
Payments for tenement acquisition.........             (2,358)           0           0           0
                                                     --------     --------      ------      ------
          NET CASH INVESTING ACTIVITIES...           (144,723)    (183,589)       (139)       (162)
                                                     ========     ========      ======      ======
CASH FLOWS FROM FINANCING ACTIVITIES
Interest paid.............................            (10,397)      (1,148)          0           0
Proceeds from share issue.................             41,521          394      41,521         394
Proceeds from borrowings
  -- external entities....................             72,500      120,000           0           0
  -- related entities.....................                  0            0     (21,228)     18,278
Repayments of borrowings
  -- external entities....................            (12,500)     (13,500)          0           0
Lease payments............................                  0          (12)          0           0
Dividends paid............................            (17,798)     (16,229)    (17,798)    (16,229)
                                                     --------     --------      ------      ------
          NET CASH PROVIDED BY FINANCING
            ACTIVITIES....................             73,326       89,505       2,495       2,443
                                                     ========     ========      ======      ======
Net(decrease) in cash held................            (11,324)     (44,322)        (43)       (894)
Cash at the beginning of the financial
  year....................................             60,472      104,794         125       1,019
                                                     --------     --------      ------      ------
          CASH AT THE END OF THE FINANCIAL
            YEAR..........................   34        49,148       60,472          82         125
                                                     ========     ========      ======      ======

        The accompanying notes form part of these financial statements.

                           PLUTONIC RESOURCES LIMITED

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                              AT 31 DECEMBER 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial report is a general purpose financial report which has been prepared in accordance with the requirements of the Corporations Law which include disclosures required by Schedule 5 and applicable Accounting Standards. Other mandatory professional requirements (Urgent Issues Group Consensus Views) have also been complied with.

  (a) Principles of Consolidation

     The consolidated accounts are those of the Economic Entity, comprising Plutonic Resources Limited (the Chief Entity) and all entities which Plutonic Resources Limited controlled from time to time during the year and at year end. All intercompany balances and transactions, and unrealised profits resulting from intra-economic entity transactions have been eliminated. The interests of outside shareholders in the operating results and net assets of controlled entities are stated separately in the consolidated profit and loss statement and balance sheet respectively. Where there is a gain or loss of control of a controlled entity, the consolidated accounts include the results for the part of the reporting period during which the parent entity had control. A list of controlled entities is included in Note 13.

  (b) Income Tax

     The Economic Entity adopts the liability method of tax effect accounting whereby the income tax expense shown in the profit and loss statement is based on the operating profit before income tax adjusted for any permanent differences.

     Timing differences which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income are brought to account as either provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

     Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

     The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, the anticipation that the Economic Entity will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by law.

  (c) Cash

     Cash is represented by cash on hand, at financial institutions at call and bank bills and deposits.

  (d) Revenue Recognition

     Revenue from production of gold is recognised when all of the following "collective tests" have been met:

          (i) the product is in a form suitable for delivery and no further processing is required by or on behalf of the Economic Entity;

          (ii) the quantity and quality of the product can be determined with reasonable accuracy;

          (iii) the selling price can be determined with reasonable accuracy;

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          (iv) the product has been despatched to a refiner and is no longer under the physical control of the Economic Entity.

  (e) Bullion

     In accordance with the policy on revenue recognition, gold bullion is taken up as a sale when it is delivered to a gold refinery. Gold bullion held at the refinery at the end of the year is valued at net realisable value which is either the market price ruling on that date or the forward rate where gold has subsequently been delivered and the revenue realised. Gold bullion is shown as a receivable in the financial statements. Bullion includes gold poured within three days of the end of the year.

  (f) Inventories

     (i) Gold in Process. Gold is valued at the lower of cost and net realisable value using market price at year end or where applicable a forward contract price. Gold in process includes gold in circuit and gold contained in stockpiled ore as determined by production records. The cost of gold in process includes the cost of direct materials, labour and variable and fixed overheads relating to mining activities.

     (ii) Consumable Stores and Spare Parts. Consumable stores and spare parts have been measured by physical stocktake and valued at the lower of cost and net realisable value.

     (iii) Other. Other inventories have been measured by physical stocktake and valued at the lower of cost and net realisable value.

  (g) Investments

     The Economic Entity's interests in companies (other than controlled entities) are shown as investments, and dividend income only is taken into profit as it is received. Long term investments are stated at cost less amounts provided against permanent diminution in the value of investments. Investments held for re-sale are stated at the lower of cost or net realisable value.

  (h) Property Plant and Equipment

     Fixed assets are included at cost. The cost of fixed assets constructed within the Economic Entity includes the cost of materials, direct labour and an appropriate proportion of fixed and variable overheads.

  (i) Depreciation

     (i) Plant Construction Costs. The cost of these assets is being depreciated over their useful economic lives using the straight line method.

     (ii) Other Fixed Assets. Other fixed assets including buildings, but excluding land, are depreciated over their useful economic lives using the diminishing value method.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  (j) Exploration Expenditure

     Costs arising from exploration and evaluation related to an area of interest are written off as incurred, except that they may be carried forward as deferred costs provided the rights to tenure of the area of interest are current; and

          (i) exploration activities in each area of interest have not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in relation to the area are continuing; or

          (ii) such costs are expected to be recouped through successful development and exploitation of each area of interest, or alternatively, by its sale.

  (k) Acquired Exploration Expenditure

     The fair value of exploration tenements attributable as part of the acquisition of a business is amortised over a period not exceeding ten years.

  (l) Acquisition Costs

     (i) Mines. The direct cost of acquiring mining leases is being amortised based on the production output method.

     (ii) Other. The direct costs of acquiring mining properties is carried forward as a deferred cost until such time as:

          (1) a mining operation is commenced when it will be amortised over the life of the mine; or

          (2) the project is sold or abandoned,

provided that the carrying value does not exceed the amount that it would have been reasonable for the company to spend to acquire the asset at the end of the financial year.

  (m) Preproduction Costs

     Preproduction costs for each tenement comprise direct development expenditure, pre-operating and equipment start-up costs, exploration expenditure carried forward at the date of the decision to mine plus any continuing exploration expenditure on the area of interest.

     Preproduction costs are carried forward to the extent to which recoupment out of future revenues from the sale of product from the property is reasonably assured.

     Preproduction costs are amortised over the life of the relevant mine using the production output method.

  (n) Employee Entitlements

     (i) Wages, Annual Leave, Long Service Leave, Sick Leave. The provision for employee entitlements relating to wages annual leave and sick leave is based on legal and contractual entitlements and assessments having regard to the Economic Entity's experience of staff departures and leave utilisation. Vested entitlements are shown as current liabilities.

     Current wage rates and on-costs are used in the calculation of this provision.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The provision for employee entitlements relating to long service leave represents the net present value of the estimated future cash outflows to be made resulting from employees' services provided up to the balance date. In assessing the liability for employee entitlements which are not expected to be settled within twelve months the relevant cash flows have been discounted. Consideration has been given to future salary increases and the economic entity's experience with staff departures. Related costs have also been included in the calculation of the provision.

     (ii) Superannuation. Contributions are made by the economic entity to employee superannuation funds and are charged to expenses when incurred.

     The economic entity does not record, as an asset or a liability, the difference between the employer established defined benefit superannuation plan's accrued benefits and the net market value of the plan's assets.

  (o) Restoration, Rehabilitation and Environmental Costs

     Restoration and rehabilitation of mine sites is carried out on an on-going basis during the production life of the mine.

     Provision is made for the cost of any restoration and rehabilitation work required to be completed at the end of the production life of the mine. This provision is assessed by technically qualified personnel on an annual basis. The provision is raised progressively over the life of the project using current undiscounted costs. Any revisions in the estimates of costs are reflected in the provision when they are made.

  (p) Foreign Currency

     Amounts payable to and by the company in foreign currencies have been translated to Australian currency at rates of exchange ruling at year end.

     The results of a controlled entity are denominated in New Zealand dollars. Monetary assets and liabilities have been translated at the year end exchange rate while non monetary assets have been translated at the historical exchange rate. All profits and losses arising from translation have been taken directly to the profit and loss account during the period.

  (q) Joint Ventures

     The Economic Entity's interest in exploration joint ventures are brought to account based on the actual expenditures incurred by the Economic Entity in contributing to the joint venture's exploration programme and is included in deferred cost of mineral prospects.

     The Economic Entity's interests in mining joint ventures are recorded in the accounts by including in the respective classifications the entity's share of assets employed, the share of liabilities incurred and the share of any expenses incurred. Details are shown in Note 26.

  (r) Leases

     Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the term of the lease.

     Details of commitments under leases are included in Note 27(b).

     The Economic Entity has not entered into any finance leases at 31 December 1996.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  (s) Recoverable Amount

     Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present values.

  (t) Comparative Figures

     Where required, comparative figures have been adjusted to conform with changes in presentation for the current financial year.

2. OPERATING REVENUE

                                                                                    PLUTONIC
                                                           CONSOLIDATED         RESOURCES LIMITED
                                                        -------------------     -----------------
                                                         1996        1995        1996       1995
                                                        -------     -------     ------     ------
                                                         $000        $000        $000       $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Gold mining revenues..................................  279,394     211,654          0          0
Wet Mess sales........................................    2,558       1,657          0          0
Dividends received from controlled entity.............        0           0     20,000     14,458
Dividends received from non-related entities..........      335         562          0          0
Interest received from non-related entities...........    6,817       3,258        179         35
Interest received from controlled entities............        0           0      8,677      1,848
Proceeds on sale of plant and equipment...............    3,064         436          0          0
Proceeds on sale of option............................    6,000           0      6,000          0
Proceeds on sale of investments.......................   39,179       3,051          0          0
Other.................................................    3,114       2,073        438        386
                                                        -------     -------     ------     ------
Operating Revenue.....................................  340,461     222,691     35,294     16,727
                                                        =======     =======     ======     ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

3. OPERATING PROFIT

     Operating profit before income tax has been determined after:

                                                                                    PLUTONIC
                                                           CONSOLIDATED         RESOURCES LIMITED
                                                        -------------------     -----------------
                                                         1996        1995        1996       1995
                                                        -------     -------     ------     ------
                                                         $000        $000        $000       $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
(a) Charging as Expenses:
Amounts received or due and receivable by Chief Entity
  auditors for:
  -- Auditing.........................................      229         198         50        122
  -- Other Services (the auditors received no other
     benefits)........................................      260         171         59         16
Amounts received or due and receivable by other
  auditors for:
  -- Auditing.........................................        2           0          0          0
  -- Other Services (the auditors received no other
     benefits)........................................        0           0          0          0
Amounts set aside to provision for:
  Amortisation of acquisition costs...................   16,076      11,042          0          0
  Amortisation of acquired exploration expenditure....    5,082       3,590          0          0
  Amortisation of preproduction costs.................   18,419      10,856          0          0
  Depreciation of fixed assets........................    8,735       7,815          0          0
  Employee benefits...................................      304         876          0          0
  Restoration and rehabilitation......................      364           0          0          0
Bad debts written off.................................       28           0          0          0
Borrowing costs.......................................      452         418          0          0
Exploration expenditure written off...................    4,347       4,541        411          0
Interest paid to non-related entities.................   10,397       1,148          0          0
Interest paid to controlled entities..................        0           0      3,248        353
Lease Finance charges.................................        0           1          0          0
Loss on sale of plant and equipment...................       25         112          0          0
Loss on sale of investments...........................        0         192          0          0
Operating Lease Rental................................    1,522       1,337          0          0
Superannuation contributions to defined benefits
  scheme..............................................      964         729          0          0

(b) Crediting as Revenue:
Dividends received....................................      335         562     20,000     14,458
Interest received.....................................    6,817       3,258      8,856      1,883
Profit on sale of investments.........................   10,340          35          0          0
Profit on sale of plant and equipment.................      450         709          0          0
Amounts written back from provision for:
  Doubtful debts......................................       12          58          0          0
  Diminution of Investments...........................      134           0          0          0
Profit on close out of forward contracts..............   12,960           5          0          0
Profit on sale of option..............................    6,000           0      6,000          0

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

4. ABNORMAL ITEM

     Included in the operating profit is the following abnormal item:

                                                                                    PLUTONIC
                                                           CONSOLIDATED         RESOURCES LIMITED
                                                        -------------------     -----------------
                                                         1996        1995        1996       1995
                                                        -------     -------     ------     ------
                                                         $000        $000        $000       $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Profit on sale of investment..........................   10,077           0          0          0
Applicable income tax.................................        0           0          0          0
                                                        -------     -------     ------     ------
                                                         10,077           0          0          0
                                                        =======     =======     ======     ======

5. INCOME TAX

                                                                                    PLUTONIC
                                                           CONSOLIDATED         RESOURCES LIMITED
                                                        -------------------     -----------------
                                                         1996        1995        1996       1995
                                                        -------     -------     ------     ------
                                                         $000        $000        $000       $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
(a) Income tax expense
     Prima facie income tax expense on operating
       profit.........................................   17,197      15,725     10,524      4,710
Income tax effect of
(a) Permanent Differences:
     Amortisation of acquisition costs................    5,787       3,975          0          0
     Amortisation of acquired exploration
       expenditure....................................    1,829       1,293          0          0
     Non allowable expenses...........................      993         178         39          0
     Rebateable dividends.............................     (119)       (186)    (7,200)    (4,661)
     Other items (net)................................        0         280          0          0
     Non allowable tax losses.........................      594           0          0          0
     Non assessable capital gain......................        0           0     (2,160)         0
(b) Future tax benefits not previously brought to
       account relating to:
     Deferred exploration expenditure
      -- Current year.................................  (12,457)    (17,355)         0          0
     Carry forward tax losses.........................        0           0     (1,412)         0
     Capital losses...................................   (5,873)          0          0          0
     Overprovision in prior years.....................      (95)     (1,749)         0       (808)
(c) Change in the company tax rate from 33% to 36%....        0       1,132          0         18
                                                         ------      ------     ------     ------
     Income tax expense...............................    7,856       3,293       (209)      (741)
                                                         ======      ======     ======     ======
     Income Tax expense comprises amounts set aside
       as:
     Provision for income tax attributable to current
       year...........................................   (1,638)      2,020          0       (808)
     Provision for income tax attributable to future
       years:
     -- Provision for deferred income tax.............   14,727       2,898        (33)        80
     -- Future income tax benefits....................   (5,233)     (1,625)      (176)       (13)
                                                         ------      ------     ------     ------
Income Tax Expense....................................    7,856       3,293       (209)      (741)
                                                         ======      ======     ======     ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

6. CONSOLIDATED PROFIT

                                                                          1996           1995
                                                                         ------         ------
                                                                          $000           $000
                                                                         (ROUNDING OFF TO THE
                                                                           NEAREST THOUSAND
                                                                           DOLLARS HAS BEEN
                                                                               ADOPTED)
Contributions to Consolidated Profit:
Plutonic Resources Limited.............................................   6,250            (87)
Plutonic Operations Limited............................................  28,513         30,154
Plutonic Administration Services Pty Ltd...............................      40            227
Plutonic Finance Pty Ltd...............................................    (808)        (1,796)
Plutonic Gold Pty Ltd..................................................  (1,123)         3,509
Plutonic Mining Services Pty Ltd.......................................    (406)          (303)
Plutonic (Baxter) Pty Ltd..............................................   9,340          4,140
Rubyset Pty Limited....................................................     396             93
Lachlan Resources N.L..................................................    (869)           456
Lachlan Pacific N.L....................................................      (1)             4
Quotidian No. 101 Pty Limited..........................................      (2)           (28)
Archaean Gold NL.......................................................    (378)             0
Forsayth N.L...........................................................     546          1,698
Forsayth (Gibson) Ltd..................................................      (3)          (117)
Forsayth Group Management Pty Ltd......................................       0              0
Forsayth Mining Services Ltd...........................................       0             (7)
Forsayth (New Zealand) Ltd.............................................       0             (3)
Forsayth Securities Ltd................................................       0             (1)
Forsayth Tenements Ltd.................................................       0             (1)
Blacksmith Holdings Pty Ltd............................................     302            517
Canaustra Holdings Pty Ltd.............................................       0              0
Bellevue Gold Project Pty Ltd..........................................       0              0
Red Rock Mining Corporation Ltd........................................     549            406
Red Rock Canada Inc....................................................       0              0
Red Rock Pacific Ltd...................................................       0              0
Red Rock Europe BV.....................................................       0              0
Grants Patch Mining Limited............................................  (2,685)         6,283
Publishing Investments Company Pty Ltd.................................       0             (1)
Sundowner Minerals N.L.................................................  (1,019)        (4,152)
Patshore Pty Ltd.......................................................       6              0
Austwhim Resources NL..................................................   1,534           (744)
Whim Creek Consolidated NL.............................................     520           (123)
                                                                         ------         ------
                                                                         40,702         40,124
                                                                         ======         ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

7.  DIVIDENDS PAID OR PROVIDED

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1996         1995           1996           1995
                                                ------       ------         ------         ------
                                                 $000         $000           $000           $000
                                                (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                  BEEN ADOPTED)
PAID
Under provision from prior years paid from
  profit and loss.........................           5           28              5             28
Interim dividend of 4 cents unfranked
  (1995: 4 cents unfranked)...............       7,499        7,200          7,499          7,200
PROVIDED
Final dividend of 7 cents per share
  unfranked (1995 -- 5.5 cents
  unfranked)..............................      13,126       10,294         13,126         10,294
                                                ------       ------         ------         ------
                                                20,630       17,522         20,630         17,522
                                                ======       ======         ======         ======

8.  CASH

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1996         1995           1996           1995
                                                ------       ------         ------         ------
                                                 $000         $000           $000           $000
                                                (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                  BEEN ADOPTED)
Cash on hand..............................      13,779..     31,878             82            128
Commercial Bills and Deposits.............       5,133       16,356              0              0
                                                ------       ------         ------         ------
                                                18,912       48,234             82            128
                                                ======       ======         ======         ======

9.  RECEIVABLES AND BULLION -- CURRENT

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1996         1995           1996           1995
                                                ------       ------         ------         ------
                                                 $000         $000           $000           $000
                                                (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                  BEEN ADOPTED)
Trade Receivables.........................      3,627..       3,236            112              0
Other Receivables.........................      3,714..       2,211              0              0
Less provision for doubtful debts.........         (30)         (24)             0              0
                                                ------       ------         ------         ------
                                                 7,311        5,423            112              0
Amounts due from controlled entities......           0            0              0            154
Gold Bullion..............................      30,236..     21,866              0              0
                                                ------       ------         ------         ------
                                                37,547       27,289            112            154
                                                ======       ======         ======         ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

10.  INVENTORIES

                                                                            PLUTONIC RESOURCES
                                                CONSOLIDATED                      LIMITED
                                            ---------------------         -----------------------
                                             1996          1995            1996            1995
                                            -------       -------         -------         -------
                                             $000          $000            $000            $000

                                              (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                BEEN ADOPTED)
CURRENT
Gold (at cost)........................        9,444        36,076               0               0
Gold (at net realisable value)........       18,243             0               0               0
Consumable Stores and Spares (at
  cost)...............................        7,206         6,458               0               0
Other (at cost).......................          199           161               0               0
                                             ------        ------          ------          ------
                                             35,092        42,695               0               0
                                             ======        ======          ======          ======
NON-CURRENT
Gold (at cost)*.......................      31,899..            0               0               0
Gold (at net realisable value)*.......        8,726             0               0               0
                                             ------        ------          ------          ------
                                             40,625             0               0               0
                                             ======        ======          ======          ======
                                             75,717        42,695               0               0
                                             ======        ======          ======          ======

---------------

* represents stockpiled ore which is not expected to be processed in the following twelve months.

11. OTHER CURRENT ASSETS

                                                                            PLUTONIC RESOURCES
                                                CONSOLIDATED                      LIMITED
                                            ---------------------         -----------------------
                                             1996          1995            1996            1995
                                            -------       -------         -------         -------
                                             $000          $000            $000            $000

                                              (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                BEEN ADOPTED)
Prepayments...........................        4,671         3,603               0               0
Refundable deposits...................          167           179               0               0
                                             ------        ------         -------         -------
                                              4,838         3,782               0               0
                                             ======        ======         =======         =======

12. RECEIVABLES -- NON-CURRENT

                                                                            PLUTONIC RESOURCES
                                                CONSOLIDATED                      LIMITED
                                            ---------------------         -----------------------
                                             1996          1995            1996            1995
                                            -------       -------         -------         -------
                                             $000          $000            $000            $000

                                              (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS
                                                                BEEN ADOPTED)
Receivables...........................       50,000        41,573               0               0
Amounts receivable from
  controlled entities.................            0             0         233,530         165,079
                                             ------        ------         -------         -------
                                             50,000        41,573         233,530         165,079
                                             ======        ======         =======         =======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

13. INVESTMENTS

                                                                              PLUTONIC RESOURCES
                                                          CONSOLIDATED              LIMITED
                                                        -----------------     -------------------
                                                         1996       1995       1996        1995
                                                        ------     ------     -------     -------
                                                         $000       $000       $000        $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Investments comprise:
INVESTMENTS IN CONTROLLED ENTITIES
Shares listed on a prescribed stock exchange -- at
  cost................................................       0          0      29,622      29,622
Less provision for diminution in value................       0          0      (9,253)     (9,253)
                                                        ------     ------     -------     -------
                                                             0          0      20,369      20,369
                                                        ------     ------     -------     -------
Shares in unlisted corporations -- at cost............       0          0     106,806     106,806
                                                        ------     ------     -------     -------
                                                             0          0     127,175     127,175
                                                        ======     ======     =======     =======
INVESTMENTS IN OTHER CORPORATIONS
Shares listed on a prescribed stock exchange -- at
  cost................................................  63,900     61,573       6,671       6,671
Less provision for diminution in value................    (791)      (904)          0           0
                                                        ------     ------     -------     -------
                                                        63,109     60,669       6,671       6,671
                                                        ======     ======     =======     =======
Shares in unlisted corporations -- at cost............   2,041      1,836           0           0
Units in unlisted corporations -- at cost.............     495        495           0           0
Less provision for diminution in value................  (2,536)    (2,331)          0           0
                                                        ------     ------     -------     -------
                                                             0          0           0           0
                                                        ======     ======     =======     =======
                                                        63,109     60,669     133,846     133,846
                                                        ======     ======     =======     =======
Aggregate quoted market value of shares listed on a
  prescribed stock exchange at 31 December 1996
  -- controlled entities..............................       0          0      28,118      27,079
                                                        ------     ------     -------     -------
  -- other investments................................  53,257     59,659       3,457       5,223
                                                        ======     ======     =======     =======

The directors consider that the underlying value of the investments is not less than the current carrying value.

                                                          PERCENTAGE HELD
                                                            BY PLUTONIC       AMOUNT OF PLUTONIC
                                                             RESOURCES        RESOURCES LIMITED'S
                                                              LIMITED          DIRECT INVESTMENT
                                                          ---------------     -------------------
                                                          1996      1995       1996        1995
                                                          -----     -----     -------     -------
                                                            %         %        $000        $000
Plutonic Operations Limited(1)..........................    100       100      24,500      24,500
  CONTROLLED ENTITIES OF PLUTONIC OPERATIONS LIMITED
     Rubyset Pty Limited(1).............................    100       100          --          --
Plutonic (Baxter) Pty Ltd(1)............................    100       100          --          --
Plutonic Administration Services Pty Ltd(1,7)...........    100       100           0           0
Plutonic Finance Pty Ltd(1,7)...........................    100       100           0           0
Plutonic Gold Pty Ltd(1,7)..............................    100       100           0           0
Plutonic Mining Services Pty Ltd(1,7)...................    100       100           0           0
Lachlan Resources N.L.(1)...............................  62.13     62.13      29,622      29,622

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

                                                          PERCENTAGE HELD
                                                            BY PLUTONIC       AMOUNT OF PLUTONIC
                                                             RESOURCES        RESOURCES LIMITED'S
                                                              LIMITED          DIRECT INVESTMENT
                                                          1996      1995       1996        1995
                                                                              -------     -------
                                                            %         %        $000        $000

13. INVESTMENTS (CONTINUED)

  CONTROLLED ENTITIES OF LACHLAN RESOURCES N.L.
     Lachlan Pacific N.L.(5,6,8)........................  55.91     55.91          --          --
     Quotidian No. 101 Pty Limited(1)...................  62.13     62.13          --          --
     Archaean Gold NL(9,10,1)...........................  57.50         0          --          --
     Forsayth N.L.(1)...................................    100       100      82,306      82,306
  CONTROLLED ENTITIES OF FORSAYTH N.L.
     Forsayth (New Zealand) Ltd(1)......................    100       100          --          --
     Forsayth Securities Ltd(1).........................    100       100          --          --
     Forsayth Tenements Ltd(1)..........................    100       100          --          --
     Forsayth Mining Services Ltd(1)....................    100       100          --          --
     Forsayth (Gibson) Ltd(1)...........................    100       100          --          --
     Forsayth Group Management Pty Ltd(1)...............    100       100          --          --
     Blacksmith Holdings Pty Ltd(1).....................    100       100          --          --
     Canaustra Holdings Pty Ltd(1)......................    100       100          --          --
     Bellevue Gold Project Pty Ltd(1)...................    100       100          --          --
     Patshore Pty Ltd(1)................................    100       100          --          --
  CONTROLLED ENTITIES OF PATSHORE PTY LTD
     Austwhim Resources NL(1)...........................    100       100          --          --
     Whim Creek Consolidated NL(1)......................    100       100          --          --
     Red Rock Mining Corp Ltd(1)........................    100       100          --          --
  CONTROLLED ENTITIES OF RED ROCK MINING CORP LTD
     Red Rock Canada Inc(2,6)...........................    100       100          --          --
     Red Rock Pacific Ltd(3,6)..........................    100       100          --          --
     Red Rock Europe BV(4,6)............................    100       100          --          --
     Grants Patch Mining Limited(1).....................    100       100          --          --
  CONTROLLED ENTITIES OF GRANTS PATCH MINING LIMITED
     Publishing Investments Company Pty Ltd(1)..........    100       100          --          --
     Sundowner Minerals NL(1)...........................    100       100          --          --
                                                                              -------     -------
                                                                              136,428     136,428
Less provision for diminution in value..................                       (9,253)     (9,253)
                                                                              -------     -------
                                                                              127,175     127,175
                                                                              =======     =======

---------------

 (1) Incorporated in Australia

 (2) Incorporated in Canada

 (3) Incorporated in Cook Islands

 (4) Incorporated in Netherlands

 (5) Incorporated in New Zealand

 (6) These companies operate in their country of incorporation

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

13. INVESTMENTS (CONTINUED)
 (7) Rounding off to the nearest thousand dollars has eliminated the following investments.

      Actual dollars are shown below:
      Plutonic Administration Services Pty Ltd..............................    1            1
      Plutonic Finance Pty Ltd..............................................    1            1
      Plutonic Gold Pty Ltd.................................................    1            1
      Plutonic Mining Services Pty Ltd......................................    2            2

 (8) Audited by Ernst & Young, Hamilton, New Zealand

 (9) Acquired 87.67% by Lachlan Resources NL and 3% by Forsayth NL during the year

(10) Audited by Stanton Partners, Perth.

14. PROPERTY PLANT AND EQUIPMENT

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                         -------------------     ---------------
                                                          1996        1995       1996       1995
                                                         -------     -------     ----       ----
                                                          $000        $000       $000       $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Land and Buildings
Freehold land -- at cost...............................      249         332        0         0
Buildings -- at cost...................................   13,363      14,661        0         0
Accumulated depreciation...............................   (8,358)    (11,831)       0         0
                                                          ------     -------     ----       ---
                                                           5,254       3,162        0         0
                                                          ------     -------     ----       ---
Motor vehicles
At cost................................................    5,568       4,564        0         0
Accumulated depreciation...............................   (2,325)     (1,696)       0         0
                                                          ------     -------     ----       ---
                                                           3,243       2,868        0
                                                          ------     -------     ----       ---
Plant and equipment
At cost................................................   12,196       8,924        0         0
Accumulated depreciation...............................   (5,989)     (4,435)       0         0
                                                          ------     -------     ----       ---
                                                           6,207       4,489        0         0
                                                          ------     -------     ----       ---
Plant Construction Costs
At cost................................................   84,238      79,920        0         0
Accumulated depreciation...............................  (21,882)    (17,487)       0         0
                                                          ------     -------     ----       ---
                                                          62,356      62,433        0         0
                                                          ------     -------     ----       ---
Capital Works in Progress at cost......................   20,239       3,961        0         0
                                                          ------     -------     ----       ---
                                                          97,299      76,913        0         0
                                                          ======     =======     ====       ===

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

15. OTHER NON-CURRENT ASSETS

  A. DEFERRED COST OF MINERAL PROSPECTS

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                         -------------------     ---------------
                                                          1996        1995       1996       1995
                                                         -------     -------     ----       ----
                                                          $000        $000       $000       $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
(A) EXPLORATION EXPENDITURE
     Opening Balance...................................   63,235      65,871      504       307
     Acquisition of Controlled Entity..................   37,644      13,148        0         0
     Incurred during year..............................   32,574      21,869      493       197
                                                          ------     -------     ----       ---
                                                         133,453     100,888      997       504
     Less:
     Amounts recovered from Joint Venture parties......   (2,491)       (639)    (175)        0
     Other proceeds....................................   (2,014)          0        0         0
     Amounts written off...............................   (4,347)     (4,541)    (411)        0
     Amortisation......................................   (5,082)     (3,590)       0         0
     Transferred to acquisition costs..................     (305)    (22,000)       0         0
     Transferred to preproduction costs................   (9,896)     (6,883)       0         0
                                                          ------     -------     ----       ---
                                                         109,318      63,235      411       504
                                                          ======     =======     ====       ===
(B) ACQUISITION COSTS
     Opening Balance...................................   82,877      51,287        0         0
     Incurred during year..............................    2,358      20,632        0         0
     Transferred from exploration costs................      305      22,000        0         0
                                                          ------     -------     ----       ---
                                                          85,540      93,919        0         0
     Amortisation......................................  (16,076)    (11,042)       0         0
                                                          ------     -------     ----       ---
                                                          69,464      82,877        0         0
                                                          ======     =======     ====       ===
(C) PREPRODUCTION COSTS
     Opening Balance...................................   66,581      48,878        0         0
     Incurred during year..............................   47,770      21,676        0         0
     Transferred from exploration expenditure..........    9,896       6,883        0         0
                                                          ------     -------     ----       ---
                                                         124,247      77,437        0         0
     Amortisation......................................  (18,419)    (10,856)       0         0
                                                          ------     -------     ----       ---
                                                         105,828      66,581        0         0
                                                          ======     =======     ====       ===
(D) ADVANCED STRIPPING COSTS
     Opening Balance...................................    8,009           0        0         0
     Net movement for year.............................   14,460       8,009        0         0
                                                          ------     -------     ----       ---
                                                          22,469       8,009        0         0
                                                          ======     =======     ====       ===
                                                         307,079     220,702      411       504
                                                          ======     =======     ====       ===

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

15. OTHER NON-CURRENT ASSETS (CONTINUED)
  B. FUTURE INCOME TAX BENEFITS RECOGNISED

     The future income tax benefit is made up of the following estimated tax benefits:

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                         -------------------     ---------------
                                                          1996        1995       1996       1995
                                                         -------     -------     ----       ----
                                                          $000        $000       $000       $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Tax losses.............................................   12,082       3,379        0         0
Timing differences.....................................   11,428      14,898      197        22
                                                          ------     -------      ---       ---
                                                          23,510      18,277      197        22
                                                          ======     =======      ===       ===
                                                         330,589     238,979      608       526
                                                          ======     =======      ===       ===

  C. FUTURE INCOME TAX BENEFITS NOT RECOGNISED

     Future income tax benefits not brought to account, the benefits of which will only be realised if the conditions for deductibility set out in Note 1(b) occur.

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Timing differences..................................   25,161      30,335          0            0
Tax losses..........................................   17,166      26,123          0            0
                                                       ------     -------     ------       ------
                                                       42,327      56,458          0            0
                                                       ======     =======     ======       ======

16.  CREDITORS AND BORROWINGS -- CURRENT

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Bank Overdraft -- Unsecured.........................        0       9,628          0            3
Bank Loan -- Unsecured (Note 24)....................   92,500           0          0            0
Trade creditors and accruals........................   21,762      14,277         46          140
Other creditors.....................................    2,925       2,540         28           28
                                                       ------     -------     ------       ------
                                                      117,187      26,445         74          171
                                                       ======     =======     ======       ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

17. PROVISIONS -- CURRENT

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Income Tax..........................................        0          16          0            0
Dividends...........................................   13,126      10,294     13,126       10,294
Employee entitlements...............................    2,672       2,385          0            0
Other...............................................       93         159          0            0
                                                       ------     -------     ------       ------
                                                       15,891      12,854     13,126       10,294
                                                       ======     =======     ======       ======

18. CREDITORS AND BORROWINGS -- NON CURRENT

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Amounts payable to controlled entities..............        0           0     87,602       72,192
Bank Loan -- Unsecured (Note 24)....................   87,500     120,000          0            0
                                                       ------     -------     ------       ------
                                                       87,500     120,000     87,602       72,192
                                                       ======     =======     ======       ======

19. PROVISIONS -- NON-CURRENT

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Deferred Income Tax.................................   38,180      23,453        148          181
Employee entitlements...............................      134         117          0            0
Mine Rehabilitation.................................    1,984       1,955          0            0
Other...............................................      566         343          0            0
                                                       ------     -------        ---          ---
                                                       40,864      25,868        148          181
                                                       ======     =======        ===          ===

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

20. SHARE CAPITAL

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996         1995
                                                      -------     -------     ------       ------
                                                       $000        $000        $000         $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Authorised 800,000,000 ordinary shares of 50c each
  (1995 -- 800,000,000 shares)......................  400,000     400,000     400,000      400,000
Issued and paid up 187,487,785 ordinary shares of
  50c each fully paid (1995 -- 180,416,677
  shares)...........................................   93,743      90,208     93,743       90,208
1,705,087 ordinary shares of 50c each paid to 5c
  (1995 -- 291,125 shares)..........................       85          15         85           15
                                                      -------     -------     ------       ------
          Total Issued Share Capital................   93,828      90,223     93,828       90,223
                                                      =======     =======     ======       ======

(a) Issues during year

     (i) 6,684,417 fully paid ordinary 50c shares to shareholders of Dominion Mining Limited on 29 January 1996;

     (ii) 207,500 fully paid ordinary 50c shares (1995 -- 271,375) and 560 bonus shares (1995 -- 16,080) on the exercise of options issued under the Plutonic Resources Limited Employee Share Participation Plan;

     (iii) 95,000 fully paid ordinary 50c shares (1995 -- 90,000) and 6,756 bonus shares (1995 -- 3,200) on the exercise of options issued under the Plutonic Resources Non-Executive Directors' Option Scheme;

     (iv) 76,875 fully paid ordinary 50c shares (1995 -- 13,000) issued on partly paid shares being paid in full; and

     (v) 1,490,837 ordinary 50c shares each paid to 5c (1995 -- 291,125) on the exercise of options issued under the Plutonic Resources Limited Employee Share Participation Plan.

(b) Partly Paid Shares

CALLS TO BE     ON ISSUE      OPTIONS       CALLS       ON ISSUE
 RECEIVED       31.12.95     EXERCISED     RECEIVED     31.12.96
-----------     --------     ---------     --------     ---------
   $ .75         236,250            --       25,000       211,250
     .84           9,000            --        9,000            --
     .85          32,375     1,330,462       31,875     1,330,962
     .89              --         8,000        8,000            --
     .90          13,500       149,375           --       162,875
   $5.99              --         3,000        3,000            --
                 -------     ---------       ------     ---------
                 291,125     1,490,837       76,875     1,705,087
                 -------     ---------       ------     ---------

21. OPTIONS

(A) PLUTONIC RESOURCES EMPLOYEE SHARE PARTICIPATION PLAN ("THE PLAN")

     The plan operates by the granting of options over shares in the Chief Entity to employees. The options can be exercised at the discretion of the employee over a period of five years to the maximum extent of 10, 20, 30 and 40 percent per annum from the date of grant and the 1st, 2nd and 3rd anniversaries of the date of grant respectively. Options are granted by the directors at various times. The maximum number of shares which may be subject to employee options is 5% of the issued capital of the Chief Entity. Options over a further

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

21. OPTIONS (CONTINUED)
6,036,389 shares may be granted. The options expire after five years from the date of grant of the option or on termination of the employees' services, whichever occurs first.

     Employees may exercise their options by paying either 5 cents per share or by paying the full exercise price per share.

     Options and partly paid shares are not transferable until the full exercise price has been paid and fully paid shares issued to the option holder.

     The Chief Entity does not provide any assistance to employees in funding the exercise of options.

     The share price at 31 December was $5.75 (1995: $6.30).

     The total market value of shares issued during the year was $1,521,533 (1995 -- $1,535,000). Proceeds from the issue of these shares was $301,680 (1995 -- $272,000).

     Details of movements during the year are shown in the table below.

  MOVEMENT DURING YEAR IN THE NUMBER OF SHARES SUBJECT TO OPTIONS GRANTED UNDER THE PLAN
------------------------------------------------------------------------------------------
  DATE                 OUTSTANDING                                               OUTSTANDING
   OF        EXERCISE      AT                                     LAPSED ON         AT
  GRANT      PRICE      31.12.95      GRANTED      EXERCISED     TERMINATION     31.12.96
---------    -----     ----------    ---------     ---------     -----------     ---------
04.12.91     $ .90      1,455,962            0     1,455,962            0                0
04.12.91       .95        181,875            0       181,875            0                0
09.01.92       .90         24,250            0        23,000        1,250                0
09.01.92       .95          4,500            0         4,500            0                0
12.10.94      6.04        320,000            0        25,000        7,000          288,000
08.12.95      6.04        200,000            0             0            0          200,000
21.05.96      7.75              0      200,000             0            0          200,000
21.05.96      8.75              0      200,000             0            0          200,000
24.06.96      7.75              0      765,000             0            0          765,000
24.06.96      8.75              0      765,000             0            0          765,000
26.06.96      7.75              0      460,000             0            0          460,000
26.06.96      8.75              0      460,000             0            0          460,000
                        ---------    ---------     ---------        -----        ---------
                        2,186,587    2,850,000     1,690,337        8,250        3,338,000
                        =========    =========     =========        =====        =========

(B) PLUTONIC RESOURCES NON-EXECUTIVE DIRECTORS' OPTION SCHEME (THE SCHEME)

     The scheme operates by the granting of options over shares in the Chief Entity to Directors. The options can be exercised at the discretion of the director at any time within five years of the date of grant. Options recommended by the directors are approved for granting by shareholders at the Annual General Meeting. The maximum number of shares which may be subject to non-executive director options is 500,000 shares. Options over a further 460,000 shares may be granted. The options expire after five years from the date of grant or on resignation of the director from the Board.

     Options are not transferable until the full exercise price has been paid and fully paid shares issued to the option holder.

     The Chief Entity does not provide any assistance to directors in funding the exercise of options.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

21. OPTIONS (CONTINUED)
     The total market value of shares issued during the year was $677,100 (1995 -- $605,000). Proceeds from the issue of these shares was $89,300 (1995 -- $110,250).

     Details of movements during the year are shown in the table below.

 MOVEMENT DURING YEAR IN THE NUMBER OF SHARES SUBJECT TO OPTIONS GRANTED UNDER
                                  THE SCHEME
-------------------------------------------------------------------------------
  DATE                    OUTSTANDING                               OUTSTANDING
   OF        EXERCISE         AT                                        AT
 GRANT        PRICE        31.12.95       GRANTED     EXERCISED      31.12.96
--------     --------     -----------     -------     ---------     -----------
31.05.91      $  .94         95,000          0          95,000              0
28.11.95      $ 5.87         40,000          0               0         40,000
                            -------        ---          ------         ------
                            135,000          0          95,000         40,000
                            =======        ===          ======         ======

22. RESERVES

                                                                                    PLUTONIC
                                                              CONSOLIDATED      RESOURCES LIMITED
                                                            -----------------   -----------------
                                                             1996      1995      1996      1995
                                                            -------   -------   -------   -------
                                                             $000      $000      $000      $000

                                                                (ROUNDING OFF TO THE NEAREST
                                                             THOUSAND DOLLARS HAS BEEN ADOPTED)
     Share premium account................................  162,756   124,840   162,756   124,840
                                                            =======   =======   =======   =======
     Balance at 31 December 1995..........................  124,840   124,657   124,840   124,657
     Premium on shares issued pursuant to:
       -- Share Issue.....................................   37,633         0    37,633         0
       -- Employee Share Participation Plan...............      245       128       245       128
       -- Non-Executive Directors' Option Scheme..........       42        65        42        65
     Bonus Issue of ordinary shares pursuant to:
       -- Employee Share Participation Plan...............        0        (8)        0        (8)
        -- Non-Executive Directors' Option Scheme.........       (4)       (2)       (4)       (2)
                                                            -------   -------   -------   -------
     BALANCE AT 31 DECEMBER 1996..........................  162,756   124,840   162,756   124,840
                                                            =======   =======   =======   =======

23. OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITIES

                                                        SHARE CAPITAL   RESERVES   PROFIT & LOSS   TOTAL
                                                        -------------   --------   -------------   ------
                                                            $000          $000         $000         $000

                                                                  (ROUNDING OFF TO THE NEAREST
                                                               THOUSAND DOLLARS HAS BEEN ADOPTED)
     Balance at 31 December 1995......................      15,869        1,795        (4,985)     12,679
     Movement for year................................         784           78           (65)        797
     Profit/(Loss) for year...........................           0            0          (788)       (788)
                                                            ------       ------        ------      ------
     Net movement for year............................         784           78          (835)          9
                                                            ------       ------        ------      ------
     BALANCE 31 DECEMBER 1996.........................      16,653        1,873        (5,838)     12,688
                                                            ======       ======        ======      ======

24. UNSECURED FINANCE FACILITY

     The finance facility represents advances which may be drawn down with ABN AMRO Australia Limited. At 31 December 1996 $180,000,000 (1995 -- $120,000,000)
has been drawn down. The maximum amount available is $250,000,000
(1995 -- $250,000,000).

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

25. SUPERANNUATION COMMITMENTS

     The Economic Entity contributes to three active superannuation funds covering all of its employees.

     The Plutonic Resources Superannuation Plan provides defined pension and/or lump sum benefits for certain employees on retirement or death based on years of plan membership and average salary over the last three years of employment. Benefits on an accumulation basis are provided for terminations other than retirement or death. The Plan is non-contributory whereby only the company contributes to the Plan at rates determined by the Plan Actuary.

     The last actuarial review of the Plan dated 21 December 1995 covered the actuarial assessment as at 1 July 1995, and was made by consulting actuaries William M Mercer Pty Ltd (Actuary Mr Ian W Orchard FIA FIAA). The next actuarial review of this plan will be carried out as at 1 July 1998.

     The following details were shown in the Plan's financial statements as at 30 June 1996 being the date to which the latest financial statements of the plan have been prepared.

                                                                           1996          1995
                                                                           -----         -----
                                                                           $000          $000

                                                                            (ROUNDING OFF TO
                                                                               THE NEAREST
                                                                            THOUSAND DOLLARS
                                                                            HAS BEEN ADOPTED)
Net market value of Plan assets as at 30 June 1996.......................  3,510         2,724
Accrued benefits at the date of the last actuarial review(1).............  2,526         2,526
                                                                           -----         -----
Surplus of Net Market Value of Plan assets over Accrued Benefits.........    984           198
                                                                           -----         -----
Vested benefits of the plan as at 30 June 1996...........................  2,199         1,667
                                                                           =====         =====

---------------

(1) Accrued benefits as at 1 July 1995 being the date of the last actuarial review.

     All other employees have contributions made to funds providing benefits on an accumulation basis, covering award productivity superannuation requirements and personal superannuation requirements with transportability of benefits.

     The economic entity has satisfied the legally enforceable contribution rate of 6% of employees wages and salaries.

 26. JOINT VENTURES:

     The economic entity has interests in the following material joint ventures, whose principal activities are exploration and the production of gold:

                                       JOINT VENTURE CONTRIBUTION TO
                                          OPERATING PROFIT/(LOSS)
                                   -------------------------------------
                                    INTEREST HELD        INTEREST HELD        1996       1995
                                   31 DECEMBER 1996     31 DECEMBER 1995     ------     ------
                                   ----------------     ----------------      $000       $000
                                     (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS HAS BEEN
                                                            ADOPTED)
        Baxter.................          66.67%               66.67%         11,088      5,520
        Keith Kilkenny.........          50.00%               50.00%              0          0
        Mt Morgans.............          80.00%               80.00%          3,410       (744)
        Peak Hill..............          66.67%               66.67%              0      4,903
                                                                             ------     ------
                                                                             14,498      9,679
                                                                             ======     ======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

 26. JOINT VENTURES (CONTINUED):
     The interests in joint ventures are included in the account as follows:

                                                                1996             1995
                                                               ------           ------
                                                                $000             $000

                                                                (ROUNDING OFF TO THE
                                                                  NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN
                                                                      ADOPTED)
        Current assets
          Cash and deposits................................     1,268            2,217
          Receivables and bullion..........................     8,030            5,317
          Inventories......................................    19,277           10,901
          Other Current Assets.............................        43                0
                                                               ------           ------
                                                               28,618           18,435
                                                               ======           ======
        Non-current assets
          Deferred costs of mining properties..............    18,403           16,631
          Other Non-Current Assets.........................     8,478            9,761
                                                               ------           ------
                                                               26,881           26,392
                                                               ======           ======
        Current liabilities
          Creditors and borrowings.........................     5,739           10,259
          Provisions.......................................       592              373
                                                               ------           ------
                                                                6,331           10,632
                                                               ======           ======
        Non-current liabilities
          Provisions.......................................       678              634
                                                               ======           ======

27. COMMITMENTS

ECONOMIC ENTITY

(A) EXPLORATION JOINT VENTURES

     Controlled Entities are contributing parties to exploration joint venture agreements. Under the terms of those agreements the controlled entities will be required to contribute toward the exploration and other costs if they are to maintain or increase their percentage holdings.

     Expenditure commitments as at 31 December 1996 are:

                                                                              PLUTONIC RESOURCES
                                                          CONSOLIDATED              LIMITED
                                                        -----------------     -------------------
                                                         1996       1995      1996           1995
                                                        ------     ------     ----           ----
                                                         $000       $000      $000           $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Not later than 1 year.................................     317      1,071       0              0
Later than 1 year and not later than 2 year...........       0      1,306       0              0
Later than 2 years and not later than 5 years.........  14,312      8,341       0              0
Later than 5 years....................................     850          0       0              0
                                                        ------     -------    ---            ---
                                                        15,479     10,718       0              0
                                                        ======     =======    ===            ===

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

27. COMMITMENTS (CONTINUED)
(B) LEASE COMMITMENTS

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                          -----------------     -----------------
                                                           1996       1995      1996         1995
                                                          ------     ------     ----         ----
                                                           $000       $000      $000         $000

                                                           (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                 DOLLARS HAS BEEN ADOPTED)
Operating Leases:
Office and equipment lease commitments:
  Not later than 1 year.................................     860      1,105       0            0
  Later than 1 year and not later than 2 years..........     828         37       0            0
  Later than 2 years and not later than 5 years.........   1,449          0       0            0
  Later than 5 years....................................       0          0       0            0
                                                           -----      -----     ---          ---
                                                           3,137      1,142       0            0
                                                           =====      =====     ===          ===

(C) CAPITAL EXPENDITURE

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                          -----------------     -----------------
                                                           1996       1995      1996         1995
                                                          ------     ------     ----         ----
                                                           $000       $000      $000         $000

                                                           (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                 DOLLARS HAS BEEN ADOPTED)
Contracts for capital expenditure committed at 31
  December 1996.........................................  21,600     10,000       0            0

(D) TENEMENT EXPENDITURE COMMITMENTS

     Expenditure required to maintain tenements in good standing.

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                            CONSOLIDATED             LIMITED
                                                          -----------------     -----------------
                                                           1996       1995      1996         1995
                                                          ------     ------     ----         ----
                                                           $000       $000      $000         $000

                                                           (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                 DOLLARS HAS BEEN ADOPTED)
(i) Rentals 1997........................................   2,126      1,309      24           23
(ii) Expenditure requirements 1997......................  26,235     17,437     348          381

(E) FORWARD GOLD SALES CONTRACTS

     As at 31 December 1996, 770,040 ounces (1995 -- 780,950 ounces ) of gold had been committed for sale under forward contracts at a year end value of $581 (1995 -- $612) per ounce.

28. CONTINGENT LIABILITIES

CHIEF ENTITY

UNSECURED

Guarantees

     The Chief Entity has given guarantees to third parties in respect of leases of controlled entities. The maximum amount of the liability is $3,137,000
(1995 -- $627,395).

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

28. CONTINGENT LIABILITIES (CONTINUED)
ECONOMIC ENTITY

UNSECURED

(a) Service Agreements

     The maximum contingent liability of the Chief Entity and its controlled entities for termination benefits under service agreements with directors and persons who take part in the management of the company as at 31 December 1996 was $1,588,613 (1995 -- $2,397,000).

(b) Further amounts payable on the acquisition of assets

     Controlled entities have purchased interests in tenements and Joint Ventures and shares in controlled entities. The purchase agreements provide that additional purchase price may be paid conditional upon certain events. The maximum amount to be paid is $4m.

SECURED

Security Deposits

     Controlled entities have given guarantees amounting to $3,522,700 (1995 -- $1,695,000) in respect of security deposits relating to various tenements. The guarantees are secured by deposits with the bank.

29. REMUNERATION OF DIRECTORS

                                                                               PLUTONIC RESOURCES
                                                             CONSOLIDATED            LIMITED
                                                            --------------     -------------------
                                                            1996      1995     1996           1995
                                                            -----     ----     ----           ----
                                                            $000      $000     $000           $000

                                                            (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN ADOPTED)
Amounts received or due and receivable by directors of the
  Economic Entity including retirement benefits...........  1,652     648
Amounts received or receivable by directors of Plutonic
  Resources Limited.......................................                     826            648

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

29. REMUNERATION OF DIRECTORS (CONTINUED)
     Number of directors of Plutonic Resources Limited whose remuneration including retirement benefits were within the following bands.

                                                                           PLUTONIC RESOURCES
                                                                                 LIMITED
                                                                           -------------------
                                                                           1996           1995
                                                                           ----           ----
                                                                           $000           $000

                                                                            (ROUNDING OFF TO
                                                                               THE NEAREST
                                                                            THOUSAND DOLLARS
                                                                            HAS BEEN ADOPTED)
$      0 - $  9,999......................................................    0              2
$ 10,000 - $ 19,999......................................................    0              1
$ 30,000 - $ 39,999......................................................    1              4
$ 40,000 - $ 49,999......................................................    3              0
$ 70,000 - $ 79,999......................................................    1              1
$ 80,000 - $ 89,999......................................................    0              1
$190,000 - $199,999......................................................    1              0
$320,000 - $329,999......................................................    0              1
$390,000 - $399,999......................................................    1              0

     The economic entity has adopted ASC Class Order 96/1171 with respect to disclosure of directors' remuneration.

30. REMUNERATION OF EXECUTIVES

                                                                                    PLUTONIC
                                                             CONSOLIDATED       RESOURCES LIMITED
                                                            ---------------     -----------------
                                                            1996      1995      1996        1995
                                                            -----     -----     -----       -----
                                                            $000      $000      $000        $000

                                                            (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN ADOPTED)
Amounts received or due and receivable by executive
  officers of the Economic Entity whose remuneration
  exceeds $100,000........................................  3,168     1,828
Number of executives whose remuneration exceeds
  $100,000................................................     19        10
Amounts received or due and receivable by executive
  officers of Plutonic Resources Limited including
  executive directors whose remuneration exceeds
  $100,000................................................                      3,168       1,828
Number of executives whose remuneration exceeds
  $100,000................................................                         19          10

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

30. REMUNERATION OF EXECUTIVES (CONTINUED)
     Number of executive officers of Plutonic Resources Limited who received remuneration in excess of $100,000 were within the following bands:

            $100,000 - $109,999..................................      1         0
            $110,000 - $119,999..................................      5         0
            $120,000 - $129,999..................................      2         0
            $130,000 - $139,999..................................      1         1
            $140,000 - $149,999..................................      1         0
            $150,000 - $159,999..................................      1         2
            $160,000 - $169,999..................................      0         3
            $170,000 - $179,999..................................      1         1
            $180,000 - $189,999..................................      3         0
            $190,000 - $199,999..................................      0         2
            $200,000 - $209,999..................................      2         0
            $230,000 - $239,999..................................      1         0
            $320,000 - $329,999..................................      0         1
            $390,000 - $399,999..................................      1         0

31. SEGMENT REPORTING

     The Economic Entity carries out mining operations and mineral exploration predominantly in Australia.

32. RELATED PARTY DISCLOSURES

     The names of the Directors of the Chief Entity who held office during the year are:

          Mr E P McClintock                     Mr R J Hawkes
          Tan Sri Ibrahim Menudin               Mr Abdul Samad Haji Alias
          Mr W A Bennett                        Mr D L Cooper
          Sir Eric McClintock (Retired
            22.3.96)

Alternate Directors

        Mr C W Lim (alternate for Tan Sri Ibrahim Menudin)

        Mr L K Phan (alternate for Mr Abdul Samad Haji Alias -- appointed 23 May
1996)

        Mr R Rae (alternate for Mr Abdul Samad Haji Alias -- resigned 23 May
1996)

     Transactions with related parties during the year were as follows:

(A) DIRECTORS

     Legal fees amounting to $2,902,512 (1995 -- $586,000) were paid to Deacons Graham & James, Melbourne (of which Mr D L Cooper is a consultant).

     These payments were made for services rendered in the ordinary course of business and on normal commercial terms and conditions.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

32. RELATED PARTY DISCLOSURES (CONTINUED)
(B) CONTROLLED ENTITIES -- WHOLLY OWNED

     Controlled entities made payments and received funds on behalf of the Chief Entity and other controlled entities by way of intercompany loan accounts with each controlled entity. These transactions are in the normal course of business and on normal terms and conditions.

                                                              1996              1995
                                                             -------           -------
                                                              $000              $000

                                                               (ROUNDING OFF TO THE
                                                             NEAREST THOUSAND DOLLARS
                                                                 HAS BEEN ADOPTED)
        Interest received................................      8,677             1,848
        Dividend received................................     20,000            14,458
        Interest paid....................................      3,248               353
        Other Income.....................................      6,000                 0

     The amounts receivable from controlled entities at balance date:

                                                              1996              1995
                                                             -------           -------
                                                              $000              $000

                                                               (ROUNDING OFF TO THE
                                                             NEAREST THOUSAND DOLLARS
                                                                 HAS BEEN ADOPTED)
        Receivables -- Non-Current.......................    233,530           165,079
        Creditors and Borrowings -- Non-Current..........     87,602            72,192

(C) JOINT VENTURE PARTIES

     Controlled entities acted as operators of projects conducted with joint venture parties. Amounts receivable from joint venture parties as at 31 December 1996 totalled $881,250 (1995-$424,089).

33. EARNINGS PER SHARE

(A) BASIC

                                                                         1996    1995
                                                                         -----   -----
        Weighted average number of ordinary shares (millions) on issue
          used in the calculation of basic earnings per share..........  187.4     180
        Basic Earnings per share (cents per share).....................   21.7    22.3

(B) DILUTED

                                                                         1996    1995
                                                                         -----   -----
        Weighted average number of ordinary shares (millions) and
          options on issue used in the calculation of diluted earnings
          per share....................................................  190.8   183.0
        Diluted Earnings per share (cents per share)...................   21.3    21.9

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

34. CASH FLOW STATEMENT

(A) RECONCILIATION OF CASH

     Cash includes cash, short term bills and deposits at call and gold bullion, net of outstanding overdrafts. Cash as at the end of the financial year as shown in the statements of cash flows is reconciled to the related items in the balance sheet as follows:

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996        1995
                                                      -------     -------     -------     -------
                                                       $000        $000        $000        $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Cash................................................   13,779      31,878          82         128
Commercial bills and deposits.......................    5,133      16,356           0           0
Gold bullion........................................   30,236      21,866           0           0
Bank overdraft......................................        0      (9,628)          0          (3)
                                                      -------     -------        ----        ----
                                                       49,148      60,472          82         125
                                                      =======     =======        ====        ====

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

34. CASH FLOW STATEMENT (CONTINUED)
(B) RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

                                                                              PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------     -------------------
                                                       1996        1995        1996        1995
                                                      -------     -------     -------     -------
                                                       $000        $000        $000        $000

                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Operating profit after income tax...................   39,914      40,387      29,442      13,827
Add (less) items classified as investing/financing
  activities:
(Profit)/loss on sale of investments................  (10,340)      2,041           0           0
(Profit)/loss on sale of non-current assets.........     (450)       (709)          0           0
Interest paid -- external entities..................   10,397       1,148           0           0
Dividends received -- external entities.............     (335)       (562)          0           0
Interest received -- external entities..............   (6,817)     (3,258)       (179)        (35)
Exploration expenditure written off.................    4,347       4,541         411           0
Profit on sale of option............................   (6,000)          0           0           0
Add (less) non cash items:
Amounts set aside to provision for:
  Amortisation of acquired exploration
     expenditure....................................    5,082       3,590           0           0
  Amortisation of acquisition costs.................   16,076      11,042           0           0
  Amortisation of pre-production costs..............   18,419      10,856           0           0
  Depreciation of non-current assets................    8,735       7,815           0           0
  Diminution of investments (written back)..........      134      (1,884)          0           0
  Employee benefits.................................      304         876           0           0
  Doubtful debts (written back).....................       28         (58)          0           0
  Restoration and rehabilitation....................      364           0           0           0
Interest paid -- related entity.....................        0           0       3,248         353
Interest received -- related entity.................        0           0      (8,677)     (1,848)
Other income -- related entity......................        0           0      (6,000)          0
Overhead recovery fees received.....................        0           0        (384)       (384)
Dividend received -- related entity.................        0           0     (20,000)    (14,458)
(Decrease)/increase in income taxes payable.........      (16)     (9,220)          0        (808)
(Decrease)/increase in deferred taxes payable.......    9,494       4,523        (208)         67
                                                       ------      ------      ------       -----
Net cash provided by (used in) operating activities
  before change in assets and liabilities...........   89,336      71,128      (2,347)     (3,286)
Change in assets and liabilities adjusted for
  effects of purchase of a controlled entity during
  the financial year:
(Increase)/decrease in receivables..................   (1,809)     (9,621)         42           0
(Increase)/decrease in other current assets.........  (34,062)    (21,367)          0           0
(Decrease)/increase in creditors....................    7,100       7,539         (94)        111
(Decrease)/increase in provisions...................     (492)      2,083           0           0
                                                       ------      ------      ------       -----
Net cash provided by (used in) operating
  activities........................................   60,073      49,762      (2,399)     (3,175)
                                                       ======      ======      ======       =====

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

34. CASH FLOW STATEMENT (CONTINUED)
(C) CONTROLLED ENTITIES ACQUIRED

     On 1 July 1996, Lachlan Resources NL, a controlled entity, acquired a controlling interest in the issued capital of Archaean Gold NL

     On 15 December 1995 Forsayth NL, a controlled entity, acquired a 100% interest in the issued capital of Patshore Pty Ltd.

        FAIR VALUE OF NET ASSETS OF ENTITY ACQUIRED:            1996             1995
                                                               ------           ------
                                                                $000             $000

                                                                (ROUNDING OFF TO THE
                                                                  NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN
                                                                      ADOPTED)
        Cash.................................................   3,032              262
        Short-term bills and deposits........................   2,484                0
        Plant and equipment..................................     132           12,565
        Inventories..........................................       0            3,625
        Prepayments..........................................      16              273
        Deferred cost of mineral prospects...................  37,644           33,300
        Receivables..........................................      79            2,771
        Trade creditors and accruals.........................    (772)          (8,496)
        Provisions...........................................    (314)          (2,126)
        Future Income Tax Benefit............................       0           10,471
                                                               ------           ------
                                                               42,301           52,645
        Outside equity interests at acquisition..............    (797)               0
                                                               ------           ------
        Consideration........................................  41,504           52,645
                                                               ======           ======

35. RECONCILIATION TO U.S. GAAP

     The following footnote has been prepared in order to comply with United States generally accepted accounting principles for presentation in Homestake Mining Company's ("Homestake") document relating to Homestake and Plutonic agreeing to combine by means of a scheme of arrangement.

     Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Australian GAAP"), which are codified in Australian Corporations Law. Certain differences between U.S. GAAP and Australian GAAP as they relate to the conversion of Plutonic's financial statements to U.S. GAAP are summarised below:

        (a) Plutonic defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are transferred to pre-production cost to be amortised over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the completion of a favourable feasibility study are expensed as incurred. Following completion of a favourable feasibility study, pre-production exploration expenditures are capitalised and amortised using the units-of-production method based on proven and probable reserves.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

35. RECONCILIATION TO U.S. GAAP (CONTINUED)
        (b) Plutonic accounts for business combinations using the purchase method. In its application of the purchase method, Plutonic may assign a portion of the purchase price to acquired exploration potential ("AEP"). AEP is amortised using the straight-line method over periods not exceeding ten years. If it is subsequently determined that the exploration properties acquired in a business combination do not contain significant mineralisation, the remaining unamortised AEP associated with that business combination would be written down at the time of such determination. Under U.S. GAAP, AEP would be specifically allocated to individual exploration properties. If it is subsequently determined that significant mineralisation does not exist on any of these individual properties, they would be written down at the time of such determination. If a property becomes a producing mine, its carrying value would be amortised using the units-of-production method based on proven and probable reserves.

        (c) Plutonic amortises mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Plutonic's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Plutonic believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. Plutonic has a history of successfully converting resources included in its life-of-mine plans into reserves. If a significant change in estimated future life-of-mine production occurs during the period, amortisation expense for that period is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortised using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortisation purposes.

        (d) In 1996, Plutonic recognised a gain of $13 million on the early close out of certain gold forward sales contracts. Under U.S. GAAP, these forward sales contacts would have been classified as hedges of future designated production and the gain realised on the early close out would have been deferred and recognised in income as the designated production was delivered.

        (e) Plutonic uses the liability method of accounting for income taxes, which also is required under U.S. GAAP. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method, recognition of future income tax benefits and the presentation of the current and long-term portion of future tax benefits and deferred tax liabilities in the Balance Sheet.

           1. Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortised in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The assets are then amortised in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

35. RECONCILIATION TO U.S. GAAP (CONTINUED)
           2. Under Australian GAAP, future income tax benefits relating to timing differences are not recognised unless realisation of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognised unless there is virtual certainty of realisation of the benefit. Acquired tax benefits are valued at market at the time of acquisition and subsequent to acquisition recognised in accordance with the foregoing criteria. Under U.S. GAAP, a deferred tax asset is recognised for deductible temporary differences and operating loss and tax credit carry-forwards. A valuation allowance is recognised if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realised.

           3. Under Australian GAAP, the current and long-term portion of future tax benefits and deferred tax liabilities are not separately disclosed in the Balance Sheet. Under U.S. GAAP, the current and long term portions of future tax benefits and deferred tax liabilities are separately disclosed.

        (f)  Represents the income tax effect resulting from (a) to (e) above.

        (g) To reflect minority interests' share of the above U.S. GAAP adjustments and to present minority interest outside of shareholders' equity in accordance with U.S. GAAP.

        (h) Plutonic carries investments in listed and unlisted companies at cost except that declines in market value judged to be other than temporary are recognised in determining net income. Under U.S. GAAP, Plutonic's investments would be classified as available-for-sale investments and would be carried at market value. Unrealised gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognised in determining net income.

        (i) Plutonic retroactively records common stock dividends declared after an accounting period has ended but before the financial statements are issued. Under U.S. GAAP, common stock dividends payable are recorded in the period in which they are declared.

                                                                            FOR THE
                                                                             YEAR
                                                                             ENDED
                                                                          31 DECEMBER
                                                                             1996
                                                                             $'000
                                                                          -----------
Operating profit after income tax and outside equity interests as
reported under Australian GAAP..........................................     40,702
Reconciliation to U.S. GAAP:
  Accounting for ongoing exploration expenditure  (a)...................    (23,722)
  Accounting for acquired exploration properties  (b)...................      4,871
  Accounting for capitalised expenditure          (c)...................       (344)
  Accounting for forward contract closeouts       (d)...................     (3,499)
  Accounting for income taxes:                    (e) 1.................     (6,655)
                                                  (e) 2.................     (5,100)
  Income tax effect of above                      (f)...................     16,476
  Accounting for minority interests               (g)...................      1,513
Net income in accordance with U.S. GAAP.................................     24,242
                                                                            =======
Earnings per share in accordance with U.S. GAAP.........................       0.13
                                                                            =======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

35. RECONCILIATION TO U.S. GAAP (CONTINUED)
     Consolidated balance sheets prepared in accordance with U.S. GAAP are as follows:

                                                              AUSTRALIAN                            U.S.
                                                                 GAAP             ADJUSTMENTS       GAAP
                                                                $'000               $'000           $'000
                                                              ----------          ----------       -------
As at 31 December 1996
Current Assets
  Cash......................................................     18,912                             18,912
  Receivables & Bullion.....................................     37,547                             37,547
  Inventories...............................................     35,092                             35,092
  Other.....................................................      4,838                              4,838
  Future income tax benefits................................          0      (e)3     9,359          9,359
         TOTAL CURRENT ASSETS...............................     96,389                            105,748
                                                                -------                            -------
Non-Current Assets
  Receivables...............................................     50,000                             50,000
  Investments...............................................     63,109      (h)     (9,852)        53,257
  Inventories...............................................     40,625                             40,625
  Property, plant & equipment...............................     97,299      (e)2    (2,000)        95,299
  Deferred cost of mineral prospects........................    307,079      (a)    (80,327)
                                                                             (b)      9,611
                                                                             (c)    (18,552)
                                                                             (e)1    53,896
                                                                             (e)2   (15,300)       256,407
  Future income tax benefits................................     23,510      (e)3    (9,359)
                                                                             (f)     36,431         50,582
         TOTAL NON-CURRENT ASSETS...........................    581,622                            546,170
                                                                -------                            -------
TOTAL ASSETS................................................    678,011                            651,918
                                                                =======                            =======
As at 31 December 1996
Current Liabilities
  Creditors and borrowings..................................    117,187                            117,187
  Provisions and other......................................     15,891      (d)      3,499
                                                                             (i)    (13,126)         6,264
  Deferred income taxes.....................................          0      (e)3     7,458          7,458
         TOTAL CURRENT LIABILITIES..........................    133,078                            130,909
                                                                -------                            -------
Non-Current Liabilities
  Creditors and borrowings..................................     87,500                             87,500
  Provisions................................................      2,684                              2,684
  Deferred income taxes.....................................     38,180      (e)1    53,896
                                                                             (e)3    (7,458)
                                                                             (f)       (348)        84,270
         TOTAL NON-CURRENT LIABILITIES......................    128,364                            174,454
                                                                -------                            -------
TOTAL LIABILITIES...........................................    261,442                            305,363
                                                                =======                            =======
NET ASSETS..................................................    416,569                            346,555
                                                                =======                            =======

                           PLUTONIC RESOURCES LIMITED

                              AT 31 DECEMBER 1996

                                                              AUSTRALIAN                            U.S.
                                                                 GAAP             ADJUSTMENTS       GAAP
                                                                $'000               $'000           $'000
                                                               -------             -------         -------

35. RECONCILIATION TO U.S. GAAP (CONTINUED)

Shareholders' Equity
  Share capital.............................................     93,828                             93,828
  Reserves..................................................    162,756                            162,756
  Unrealized gain (loss) on investments.....................          0      (h)     (9,852)        (9,852)
  Accumulated profits.......................................    147,297      (a)    (80,327)
                                                                             (b)      9,611
                                                                             (c)    (18,552)
                                                                             (d)     (3,499)
                                                                             (e)2   (17,300)
                                                                             (f)     36,779
                                                                             (g)      2,946
                                                                             (i)     13,126         90,081
  Outside equity interests..................................     12,688      (g)     (2,946)         9,742
                                                                -------                            -------
TOTAL SHAREHOLDERS' EQUITY..................................    416,569                            346,555
                                                                =======                            =======

                             STATEMENT BY DIRECTORS

     In accordance with a resolution of the directors of Plutonic Resources Limited, we state that --

     (1) In the opinion of the directors:

          (a) the profit and loss account is drawn up so as to give a true and fair view of the profit of the Company for the financial year ended 31 December 1996;

          (b) the balance sheet is drawn up so as to give a fair view of the state of affairs of the Company as at 31 December 1996; and

          (c) at the date of this statement there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

     (2) In the opinion of the directors the consolidated accounts:

        (a) give a true and fair view of:

             (i) the profit of the Economic Entity, constituted by the Company and its entities it controlled from time to time during the financial year, for the financial year ended 31 December 1996; and

             (ii) the state of affairs of the Economic Entity constituted by the Company and its entities that it controls at the year's end, as at 31 December 1996; and

          (b) have been made out in accordance with Divisions 4A and 4B of Part
     3.6 of the Corporations Law

     On behalf of the Board.

        Paul McClintock                 /s/ PAUL MCCLINTOCK
                                        ---------------------------------------------
                                                          Chairman

        Ronald J Hawkes                 /s/ RONALD J HAWKES
                                        ---------------------------------------------
                                                      Managing Director

        Sydney, 27 February 1997.

     THIS STATEMENT BY DIRECTORS IS DATED AS OF 27 FEBRUARY 1997 AND ACCORDINGLY DOES NOT RELATE TO NOTE 35, WHICH IS DATED AS OF 15 JANUARY 1998.

                          INDEPENDENT AUDITOR'S REPORT

To the Members of Plutonic Resources Limited

SCOPE

     We have audited the accompanying financial statements of Plutonic Resources Limited, being the Profit and Loss Statements for the year ended 31 December 1996, the Balance Sheets at 31 December 1996 and the Statements of Cash Flows for the year ended 31 December 1996, Notes and the Statement by Directors. The financial statements include the accounts of Plutonic Resources Limited and the consolidated accounts of the economic entity comprising Plutonic Resources Limited and the entities it controlled from time to time during the financial year and at the year's end. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

     Our audit has been conducted in accordance with the Australian Auditing Standards, which do not differ in any material respect from auditing standards generally accepted in the United States, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting standards, statutory requirements and other mandatory professional requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position and the results and cash flows of their operations.

     The names of the entities controlled during all or part of, and at the end of the year, but of which we have not acted as auditor are disclosed in Note 13. We have, however, received sufficient information and explanations concerning these controlled entities to enable us to form an opinion on the consolidated accounts.

     The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

     In our opinion, the financial statements of Plutonic Resources Limited are properly drawn up:

        (a) so as to give a true and fair view of:

             (i) the state of affairs of the company and of the economic entity as at 31 December 1996, and of the profit and cash flows of the company and of the economic entity for the financial year ended on that date; and

             (ii) the other matters required by Division 4, 4A and 4B of Part
                  3.6 of the Corporations Law to be dealt with in the financial statements;

          (b) in accordance with the provisions of the Corporations Law; and

          (c) in accordance with applicable accounting standards and other mandatory professional requirements.

     Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 31 December 1996 and the determination of consolidated shareholders' equity attributable to shareholders of Plutonic Resources Limited as at 31 December 1996 to the approximate extent indicated in
Note 35 to the financial statements.

                                          ERNST & YOUNG

                                                   /s/ I. R. BAGGIE

                                          --------------------------------------
                                          I. R. Baggie
                                          Partner

Date opinion formed: 27 February 1997, except for Note 35 for which the opinion was formed on 15 January 1998.

                           PLUTONIC RESOURCES LIMITED
                               A.C.N. 006 245 629
                            AND CONTROLLED ENTITIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                                31 DECEMBER 1995

                               DIRECTORS' REPORT

     The Directors of Plutonic Resources Limited ("the Chief Entity") present their report for the year ended 31 December 1995.

DIRECTORS

     The Directors of the Chief Entity in office at the date of this report are:

        SIR ERIC MCCLINTOCK. Chairman: also Chairman of McClintock Associates Group.

          MR R J HAWKES. Managing Director: Geologist, B.Sc, F AusIMM, FGAC, MAIMM, 31 years experience in the mining industry. Director of Lachlan Resources N.L.

          MR D L COOPER. Solicitor: LLB, Consultant to the firm of Deacons Graham & James (Melbourne), Director of various proprietary companies associated with clients of that firm.

          TAN SRI DATUK IBRAHIM MENUDIN. B. Com, CA, ACA, Group Chief Executive Officer of Malaysia Mining Corporation Berhad, Chairman of Malaysian Smelting Corporation Berhad. Director of Ashton Mining Limited and National Consolidated Limited.

          MR W A BENNETT. B. Eng. (Hons), M. Sc. Director of Brambles Industries Limited, Eastern Aluminium Limited and Barnardos Australia.

          ENCIK ABDUL SAMAD HAJI ALIAS. B.Com, FCA (Aust), CPA Managing Partner of Arthur Andersen, Malaysia. Director of Malaysia Mining Corporation Berhad. Director of Ashton Mining Limited and I.G.B. Corporation Berhad.

          MR E PAUL MCCLINTOCK. B.A., LL.B., Director of McClintock Associates Group, Ashton Mining Limited, Tower Life Australia Limited and Institute of Respiratory Medicine. Alternate Director of Lachlan Resources NL.

          MR R K RAE. B. Com (Hons). Alternate Director for Encik Abdul Samad Haji Alias. Director of McClintock Associates Group and National Consolidated Limited. Alternate Director of Ashton Mining Limited.

          MR C W LIM. Mechanical and Mining Engineer P. Eng, C. Eng, B.E.(Mech)(Hons), B.E.(Mining)(Hons) M.I.E.M., M.I.M.M., M.I.M.E. Alternate Director for Tan Sri Datuk Ibrahim Menudin. Director and CEO of Tronoh Mines Malaysia Berhad and Director of Lachlan Resources NL. Alternate Director of Ashton Mining Limited.

DIRECTORS INTERESTS

     Mr R J Hawkes has notified the Chief Entity of his interest in a service contract between himself and a controlled entity which encompasses the terms of his employment.

     No other Director has any interest in a contract or proposed contract with the Chief Entity being an interest in the nature of which has been declared in accordance with section 231 of the Corporations Law.

PRINCIPAL ACTIVITIES

     The principal activities for the year were gold mining and direct participation and investment in mineral exploration. There were no significant changes in the nature of those activities during the year.

CONSOLIDATED RESULT

                                                                      1995       1994
                                                                     ------     ------
                                                                      $000       $000
        The operating profit of the Economic Entity for the period
          after income tax expense was.............................  40,387     38,011
        Amounts attributable to outside equity interests...........    (263)        44
                                                                     ------     ------
        Profit attributable to members of Plutonic Resources
          Limited..................................................  40,124     38,055
                                                                     ======     ======

DIVIDENDS

     A fully franked dividend of 5 cents per share was declared out of profits of the Chief Entity for the year ended 31 December 1994 and was paid on 31 May 1995.

     A fully franked interim dividend of 4 cents per share was declared out of profits for the year ended 31 December 1995 and was paid on 29 September 1995.

     No other dividends were paid or declared during the year.

     The directors declared a final dividend of 5.5 cents per share unfranked be paid out of profits for the year.

SHARE CAPITAL

     Shares were issued to certain employees and Directors as a result of the exercise of options issued pursuant to the Employee Share Participation Plan and the Non-Executive Directors Option Scheme.

REVIEW OF OPERATIONS

     A review of the operations of the Economic Entity during the financial year and the results of those operations is given on pages 8 to 16 of this report.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

     There were no significant changes in the state of affairs of the Economic Entity during the year.

SUBSEQUENT EVENTS

     On 29 December 1995 the company announced a Part C offer for Coolawin Resources Limited at 60 cents per share expiring 14 February 1996 and advised that it had acquired 19.9% of the share capital of Coolawin. As at the date of this report the company's interest in the share capital of Coolawin Resources Limited is less than 1%.

     On 29 January 1996 6,684,417 fully paid ordinary shares were issued in accordance with the terms of the prospectus dated 22 December 1995 in relation to the purchase of gold assets from Dominion Mining NL.

     On 28 February 1996 the company announced the resignation of Sir Eric McClintock as Chairman effective 22 March 1996 and the appointment of Mr E Paul McClintock as the new Chairman of the Company on that date.

     There were no other significant events occurring after balance date.

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

     Information relating to likely developments in the operations of the Economic Entity and the expected results of those operations in the financial years subsequent to the year ended 31 December 1995 is included on pages 4 to 19 of this report.

OPTIONS

     Options over 200,000 shares were granted during the financial year pursuant to the Employee Share Participation Plan. Full details of options outstanding at 31 December 1995 are included in Note 20.

ROUNDING OF AMOUNTS

     The Chief Entity is of a kind referred to in regulation 3.6.05(b) of the Corporations Law being a Chief Entity with total assets of the Economic Entity in excess of $10,000,000. Accordingly amounts shown in the financial statements and in the Directors Report have been rounded off to the nearest thousand dollars.

DIRECTORS MEETINGS

     The following table sets out the number of meetings of directors of the Chief Entity held during the year ended 31 December 1995 and the number of meetings attended by each director.

                                                                   COMMITTEE MEETINGS
                               FULL MEETING     --------------------------------------------------------
                               OF DIRECTORS     REMUNERATION     AUDIT     SUPERANNUATION     PROSPECTUS
                               ------------     ------------     -----     --------------     ----------
    NUMBER OF MEETINGS HELD         11                 1             2             1                4
    Sir Eric McClintock......       11                 1           N/A           N/A              N/A
    R J Hawkes...............       11                 1             2             1                3
    D L Cooper...............       11                 1             2             1                4
    C N Davison(1)...........        2               N/A             1           N/A              N/A
    Tan Sri Datuk Ibrahim
      Menudin................        9                 1           N/A           N/A              N/A
    W A Bennett(2)...........        4               N/A             1           N/A                4
    E P McClintock...........       11                 1           N/A             1              N/A
    R K Rae (Alternate)......       11                 1           N/A           N/A              N/A
    Encik Abdul Samad Haji
      Alias..................        7                 1             2           N/A              N/A
    C W Lim (Alternate)(3)...        0               N/A           N/A           N/A              N/A

---------------

(1) Resigned 16 May 1995. Maximum number of meetings 4.

(2) Appointed 1 July 1995. Maximum number of meetings 5.

(3) Appointed 11 December 1995. Maximum number of meetings 0.

DIRECTORS SHAREHOLDINGS AT THE DATE OF THIS REPORT

                                                                                           SHARES
                                                                 SHARES      OPTIONS     SUBJECT TO
                                                                  HELD        HELD        OPTIONS
                                                                 -------     -------     ----------
SIR ERIC MCCLINTOCK
  PLUTONIC RESOURCES LIMITED
    Ordinary fully paid shares.......................  (i)        17,394
     Options at 94 cents per share...................  (iii)                 44,444         50,000
  LACHLAN RESOURCES NL
     Ordinary fully paid shares......................  (i)        33,000
RONALD J HAWKES
  PLUTONIC RESOURCES LIMITED
    Ordinary fully paid shares.......................  (i)        26,293
     Partly paid shares..............................  (ii)      231,250
     Options at 90 cents per share...................  (ii)                       1      1,052,500
DONALD L COOPER
  PLUTONIC RESOURCES LIMITED
    Ordinary fully paid shares.......................  (i)        48,200
TAN SRI DATUK IBRAHIM MENUDIN
  PLUTONIC RESOURCES LIMITED
    Options at 94 cents per share....................  (iii)                 40,000         45,000
ENCIK ABDUL SAMAD HAJI ALIAS
  PLUTONIC RESOURCES LIMITED
    Options at $5.87 per share.......................  (iii)                 40,000         40,000
WILLIAM A BENNETT
  PLUTONIC RESOURCES LIMITED.........................                Nil        Nil            Nil
E PAUL MCCLINTOCK
  PLUTONIC RESOURCES LIMITED
    Ordinary fully paid shares.......................  (i)         9,000        Nil            Nil
  LACHLAN RESOURCES NL
     Ordinary fully paid shares......................  (i)        53,000        Nil            Nil
ROBERT K RAE
  PLUTONIC RESOURCES LIMITED
    Ordinary fully paid shares.......................  (i)         4,000        Nil            Nil
  LACHLAN RESOURCES NL
     Ordinary fully paid shares......................  (i)        33,000        Nil            Nil
C W LIM
  PLUTONIC RESOURCES LIMITED.........................                Nil        Nil            Nil

---------------

 (i) Beneficial interest

 (ii) Pursuant to Employee Share Participation Plan.

(iii) Pursuant to Non-Executive Directors Option Scheme.

INDEMNIFYING OFFICER

     (i) Article 164 of the company's Articles of Association (inserted by special resolution on 18 May 1994) provides that, to the extent not prohibited by law, the persons named below and executive officers of the company shall be indemnified by the company against all costs, losses and expenses which the person may incur or become liable to pay by reason of any conduct entered into or act or thing done by the person or omission or failure to do any act as a Director or Secretary in any way in discharge of the person's duty to the company.

            DIRECTORS                                           EXECUTIVE OFFICERS
            Sir Eric McClintock                                 B H Bolton
            R J Hawkes                                          P F Bruce
            Tan Sri Datuk Ibrahim Menudin                       W R Bucknell
            D L Cooper                                          D E Clarke
            Abdul Samad Haji Alias                              R J Hanson
            E P McClintock                                      D F Hatch
            R K Rae                                             M R Hulmes
            W A Bennett                                         A M Law
            C N Davison                                         K P McHugh
            C W Lim                                             T C Walsh
                                                                A J Coles
                                                                G W Collins
            SECRETARIES
            G Clegg
            K S J Everett

     During or since the end of the financial year the Chief Entity has agreed to pay premiums to insure the above mentioned directors and officers of the company against liabilities for costs and expenses in defending legal proceedings arising out of their conduct while acting in their capacity of officer of the company.

     The company is prohibited by a confidentiality agreement within the contract for insurance from disclosing any further details of the insurance.

DIRECTORS' BENEFITS

     Since the end of the previous financial year no Director of the Chief Entity has received or become entitled to receive a benefit other than a benefit included in the aggregate amount of emoluments received or due and receivable by the Directors shown in the accounts or the fixed salary of a full time employee of the Chief Entity or its controlled entities, by reason of a contract entered into by the Chief Entity or a related entity with a Director, a firm of which a Director is a member, a company in which a Director has a substantial financial interest except for amounts paid to associated companies of the directors, details of which are provided in Note 31 Related Party Disclosures.

This report is made in accordance with a Resolution of the Directors.

On behalf of the Board

Sir Eric McClintock
                                                /s/ SIR ERIC MCCLINTOCK

                                          --------------------------------------
                                                         Chairman

Ronald J Hawkes
                                                  /s/ RONALD J HAWKES

                                          --------------------------------------
                                                    Managing Director

Sydney, 4 March 1996.

                           PROFIT AND LOSS STATEMENTS
                      FOR THE YEAR ENDED 31 DECEMBER 1995

                                                                               PLUTONIC RESOURCES
                                                          CONSOLIDATED               LIMITED
                                                       -------------------     -------------------
                                               NOTE     1995        1994        1995        1994
                                               ----    -------     -------     -------     -------
                                                        $000        $000        $000        $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
Operating Revenue............................    2     222,691     214,363      16,727      29,963
                                                       =======     =======     =======     =======
Operating profit before income tax...........    3      43,680      59,172      13,086      18,560
Income tax expense...........................    4      (3,293)    (21,161)        741        (912)
                                                       -------     -------     -------     -------
Operating profit after income tax............           40,387      38,011      13,827      17,648
Outside Equity Interest......................   22        (263)         44           0           0
                                                       -------     -------     -------     -------
OPERATING PROFIT AFTER INCOME TAX
  ATTRIBUTABLE TO MEMBERS OF PLUTONIC
  RESOURCES LIMITED..........................    5      40,124      38,055      13,827      17,648
Retained profits brought forward.............          104,623      80,992       5,527       2,303
                                                       -------     -------     -------     -------
Retained profits available for
  appropriation..............................          144,747     119,047      19,354      19,951
Dividends....................................    6     (17,522)    (14,424)    (17,522)    (14,424)
                                                       -------     -------     -------     -------
RETAINED PROFITS AT END OF YEAR..............          127,225     104,623       1,832       5,527
                                                       =======     =======     =======     =======

        The accompanying notes form part of these financial statements.

                                 BALANCE SHEETS
                             AS AT 31 DECEMBER 1995

                                                                               PLUTONIC RESOURCES
                                                          CONSOLIDATED               LIMITED
                                                       -------------------     -------------------
                                              NOTE      1995        1994        1995        1994
                                              ----     -------     -------     -------     -------
                                                        $000        $000        $000        $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
CURRENT ASSETS
Cash........................................    7       48,234      31,168         128       1,024
Receivables and Bullion.....................    8       27,289      77,829         154         125
Inventories.................................    9       42,695      21,282           0           0
Other.......................................   10        3,782       1,187           0           0
                                                       -------     -------     -------     -------
          Total Current Assets..............           122,000     131,466         282       1,149
                                                       =======     =======     =======     =======
NON-CURRENT ASSETS
Receivables.................................   11       41,573         243     165,079     105,595
Investments.................................   12       60,669      30,441     133,846     133,846
Property, Plant and Equipment...............   13       76,913      59,113           0           0
Other.......................................   14      238,979     175,467         526         316
                                                       -------     -------     -------     -------
          Total Non-Current Assets..........           418,134     265,264     299,451     239,757
                                                       =======     =======     =======     =======
          TOTAL ASSETS......................           540,134     396,730     299,733     240,906
                                                       =======     =======     =======     =======
CURRENT LIABILITIES
Creditors and borrowings....................   15       26,445      20,392         171          62
Provisions..................................   16       12,854      19,660      10,294       9,809
                                                       -------     -------     -------     -------
          Total Current Liabilities.........            39,299      40,052      10,465       9,871
                                                       =======     =======     =======     =======
NON-CURRENT LIABILITIES
Creditors and borrowings....................   17      120,000       3,970      72,192      10,738
Provisions..................................   18       25,868      21,000         181         101
          Total Non-Current Liabilities.....           145,868      24,970      72,373      10,839
                                                       =======     =======     =======     =======
          TOTAL LIABILITIES.................           185,167      65,022      82,838      20,710
                                                       =======     =======     =======     =======
          NET ASSETS........................           354,967     331,708     216,895     220,196
                                                       =======     =======     =======     =======
SHAREHOLDERS' EQUITY
Share Capital...............................   19       90,223      90,012      90,223      90,012
Reserves....................................   21      124,840     124,657     124,840     124,657
Retained Profits............................           127,225     104,623       1,832       5,527
                                                       -------     -------     -------     -------
Shareholders Equity attributable to Plutonic
  Resources Limited.........................           342,288     319,292     216,895     220,196
Outside Equity Interests....................   22       12,679      12,416           0           0
                                                       -------     -------     -------     -------
          TOTAL SHAREHOLDERS' EQUITY........           354,967     331,708     216,895     220,196
                                                       =======     =======     =======     =======

        The accompanying notes form part of these financial statements.

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED DECEMBER 1995

                                                                               PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     --------------------
                                           NOTE       1995         1994        1995         1994
                                           ----     --------     --------     -------     --------
                                                      $000         $000        $000         $000

                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
CASH FLOWS FROM OPERATING ACTIVITIES
Cash receipts in the course of
  operations.............................            212,311      193,873           2          162
Cash payments in the course of
  operations.............................           (154,559)    (114,573)     (3,177)      (1,820)
Income Tax Paid..........................             (7,990)      (8,418)          0            0
                                                    --------     --------     -------     --------
          NET CASH PROVIDED BY (USED IN)
            OPERATING ACTIVITIES.........   33        49,762       70,882      (3,175)      (1,658)
                                                    --------     --------     -------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
Dividends received.......................                562            8           0            0
Interest received -- external entities...              3,258        5,654          35        2,225
Proceeds from sale of investments........              3,051       10,825           0        7,200
Recoveries from joint venture parties....                639          128           0            0
Proceeds from the sale of non-current
  assets.................................                436          527           0            0
Payment for investments..................            (33,436)     (33,697)          0      (25,297)
Payments for acquisition of controlled
  entities...............................            (52,645)     (33,263)          0            0
Cash acquired from increase in ownership
  of a JV................................                222            0           0            0
Cash acquired from acquisition of
  controlled entity......................                262          246           0            0
Advances of loans -- external entities...            (41,272)           0           0            0
Advances of loans -- related entities....                  0            0           0      (88,808)
Payments for property, plant and
  equipment..............................             (9,699)     (38,593)          0            0
Payment for advanced stripping costs.....             (8,009)           0           0            0
Payments for tenement exploration........            (25,282)     (24,071)       (197)        (308)
Payments for preproduction activities....            (21,676)     (13,732)          0            0
                                                    --------     --------     -------     --------
          NET CASH (USED IN) INVESTING ACTIVITIES... (183,589)   (125,968)       (162)    (104,988)
                                                    ========     ========     =======     ========
CASH FLOWS FROM FINANCING ACTIVITIES
Interest paid............................             (1,148)      (1,052)          0           (2)
Proceeds from share issue................                394          567         394          567
Costs of rights issue....................                  0          (32)          0          (32)
Proceeds from borrowings.................            120,000            0           0            0
  -- external entities
  -- related entities....................                  0            0      18,278            0
Repayments of borrowings
  -- external entities...................            (13,500)     (15,635)          0            0
Lease payments...........................                (12)           0           0            0
Dividends paid...........................            (16,229)     (16,197)    (16,229)     (16,197)
Minority interest share of rights issue
  by controlled entity...................                  0        7,464           0            0
                                                    --------     --------     -------     --------
          NET CASH PROVIDED BY (USED IN)
            FINANCING ACTIVITIES.........             89,505      (24,885)      2,443      (15,664)
                                                    ========     ========     =======     ========
Net increase (decrease) in cash held.....            (44,322)     (79,971)       (894)    (122,310)
Cash at the beginning of the financial
  year...................................            104,794      184,765       1,019      123,329
                                                    --------     --------     -------     --------
          CASH AT THE END OF THE
            FINANCIAL YEAR...............   33        60,472      104,794         125        1,019
                                                    ========     ========     =======     ========

        The accompanying notes form part of these financial statements.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                              AT 31 DECEMBER 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Chief Entity and Consolidated financial statements have been drawn up in accordance with applicable Accounting Standards and the Corporations Law. They have been prepared in accordance with the principles of the historical cost convention and the accounting policies adopted are consistent with those of the previous year except where indicated.

  (a) Principles of Consolidation

     The consolidated accounts are those of the Economic Entity, comprising Plutonic Resources Limited (the Chief Entity) and all entities which Plutonic Resources Limited controlled from time to time during the year and at year end. All intercompany balances and transactions, and unrealised profits resulting from intra-economic entity transactions have been eliminated. The interests of outside shareholders in the operating results and net assets of controlled entities are stated separately in the consolidated profit and loss statement and balance sheet respectively. Where there is a gain or loss of control of a controlled entity, the consolidated accounts include the results for the part of the reporting period during which the parent entity had control. A list of controlled entities is included in Note 12.

  (b) Income Tax

     The Economic Entity adopts the liability method of tax effect accounting whereby the income tax expense shown in the profit and loss statement is based on the operating profit before income tax adjusted for any permanent differences.

     Timing differences, which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income are brought to account as either provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

     Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

     The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, the anticipation that the Economic Entity will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by law.

  (c) Cash

     Cash is represented by cash on hand, at financial institutions at call and bank bills and deposits.

  (d) Revenue Recognition

     Revenue from production of gold is recognised when all of the following "collective tests" have been met:

          (i) the product is in a form suitable for delivery and no further processing is required by or on behalf of the Economic Entity;

          (ii) the quantity and quality of the product can be determined with reasonable accuracy;

          (iii) the selling price can be determined with reasonable accuracy;

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          (iv) the product has been despatched to a refiner and is no longer under the physical control of the Economic Entity.

  (e) Bullion

     In accordance with the policy on revenue recognition, gold bullion is taken up as a sale when it is delivered to a gold refinery. Gold bullion held at the refinery at the end of the year is valued at net realisable value which is either the market price ruling on that date or the forward rate where gold has subsequently been delivered and the revenue realised. Gold bullion is shown as a receivable in the financial statements. Bullion includes gold poured within three days of the end of the year.

  (f) Inventories

     (i) Gold. Gold is valued at the lower of cost and net realisable value. Gold on hand includes gold in dore form, gold in circuit and gold contained in stockpiled ore as determined by production records, The cost of gold includes the cost of direct materials, labour and variable and fixed overheads relating to mining activities.

     (ii) Consumable Stores and Spare Parts. Consumable stores and spare parts have been measured by physical stocktake and valued at the lower of cost and net realisable value.

     (iii) Other. Other inventories have been measured by physical stocktake and valued at the lower of cost and net realisable value.

  (g) Investments

     The Economic Entity's interests in companies (other than controlled entities) are shown as investments, and dividend income only is taken into profit as it is received. Long term investments are stated at cost less amounts provided against permanent diminution in the value of investments. Investments held for re-sale are stated at the lower of cost or net realisable value.

  (h) Property, Plant and Equipment

     Fixed assets are included at cost. The cost of fixed assets constructed within the Economic Entity includes the cost of materials, direct labour and an appropriate proportion of fixed and variable overheads.

  (i) Depreciation

     (i) Plant Construction Costs. The cost of these assets is being depreciated over their useful economic lives using the straight line method.

     (ii) Other Fixed Assets. Other fixed assets including buildings, but excluding land, are depreciated over their useful economic lives using the diminishing value method.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  (j) Exploration Expenditure

     Costs arising from exploration and evaluation related to an area of interest are written off as incurred, except that they may be carried forward as deferred costs provided the following conditions are met:

          (i) the rights to tenure of the area of interest are current; and

          (ii) exploration activities in each area of interest have not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in relation to the area are continuing; and

          (iii) such costs are expected to be recouped through successful development and exploitation of each area of interest, or alternatively, by its sale.

  (k) Acquired Exploration Expenditure

     The fair value of exploration tenements attributable as part of the acquisition of the business is amortised over a period not exceeding ten years.

  (l) Acquisition Costs

     (i) Mines. The direct cost of acquiring mining leases is being amortised based on the production output method.

     (ii) Other. The direct costs of acquiring mining properties is carried forward as a deferred cost until such time as:

          (1) a mining operation is commenced when it will be amortised over the life of the mine; or

          (2) the project is sold or abandoned,

provided that the carrying value does not exceed the amount that it would have been reasonable for the company to spend to acquire the asset at the end of the financial year.

  (m) Preproduction Costs

     Preproduction costs for each tenement comprise direct development expenditure, pre-operating and equipment start-up costs, exploration expenditure carried forward at the date of the decision to mine plus any continuing exploration expenditure on the tenement.

     Preproduction costs are carried forward to the extent to which recoupment out of future revenues from the sale of product from the property is reasonably assured.

     Preproduction costs are amortised over the life of the relevant mine using the production output method.

  (n) Employee Entitlements

     (i) Wages, Annual Leave, Long Service Leave, Sick Leave. The provision for employee entitlements relating to wages, annual leave and sick leave is based on legal and contractual entitlements and assessments having regard to the Economic Entity's experience of staff departures and leave utilisation. Vested entitlements are shown as current liabilities.

     Current wage rates and on-costs are used in the calculation of this provision.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     The provision for employee entitlements relating to long service leave represents the net present value of the estimated future cash outflows to be made resulting from employees' services provided up to the balance date. In assessing the liability for employee entitlements which are not expected to be settled within twelve months the relevant cash flows have been discounted. Consideration has been given to future salary increases and the economic entity's experience with staff departures. Related on costs have also been included in the calculation of the provision.

     (ii) Superannuation. Contributions are made by the economic entity to employee superannuation funds and are charged to expenses when incurred.

     The economic entity does not record, as an asset or a liability, the difference between the employer established defined benefit superannuation plan's accrued benefits and the net market value of the plan's assets.

  (o) Restoration, Rehabilitation and Environmental Costs

     Restoration and rehabilitation of mine sites is carried out on an on-going basis during the production life of the mine.

     Provision is made for the cost of any restoration and rehabilitation work required to be completed at the end of the production life of the mine. This provision is assessed by technically qualified personnel on an annual basis. The provision is raised progressively over the life of the project using current undiscounted costs. Any revisions in the estimates of costs are reflected in the provision when they are made.

  (p) Foreign Currency

     Amounts payable to and by the company in foreign currencies have been translated to Australian currency at rates of exchange ruling at year end.

     The results of a controlled entity are denominated in New Zealand dollars. Monetary assets and liabilities have been translated at the year end exchange rate while non monetary assets have been translated at the historical exchange rate. All profits and losses arising from translation have been taken directly to the profit and loss account during the period.

  (q) Joint Ventures

     The Economic Entity's interest in exploration joint ventures is brought to account based on the actual expenditures incurred by the Economic Entity in contributing to the joint venture's exploration programme and is included in deferred cost of mineral prospects.

     The Economic Entity's interests in mining joint ventures are recorded in the accounts by including in the respective classifications the entity's share of assets employed, the share of liabilities incurred and the share of any expenses incurred. Details are shown in Note 25.

  (r) Leases

     Leases of plant and equipment under which the Economic Entity assumes substantially the risks and benefits of ownership are classified as finance leases. All other leases are classified as operating leases.

     At 31 December 1995 the Economic Entity had not entered into any finance leases.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the term of the lease.

     Details of commitments under leases are included in Note 26(b).

  (s) Recoverable Amount

     Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present values.

  (t) Comparative Figures

     Where required, comparative figures have been adjusted to conform with changes in presentation for the current financial year.

2. OPERATING REVENUE

                                                                                    PLUTONIC
                                                           CONSOLIDATED         RESOURCES LIMITED
                                                        -------------------     -----------------
                                                         1995        1994        1995       1994
                                                        -------     -------     ------     ------
                                                         $000        $000        $000       $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                DOLLARS HAS BEEN ADOPTED)
Gold Mining Revenues..................................  211,654     193,873          0          0
Sales.................................................    1,657       1,450          0          0
Dividends received from controlled entity.............        0           0     14,458     16,187
Dividends received from non-related entities..........      562           8          0          0
Interest received from non-related entities...........    3,258       5,654         35      2,225
Interest received from controlled entities............        0           0      1,848      3,829
Proceeds on sale of plant and equipment...............      436         527          0          0
Proceeds on sale of investments.......................    3,051      10,825          0      7,200
Other.................................................    2,073       2,026        386        522
                                                        -------     -------     ------     ------
Operating Revenue.....................................  222,691     214,363     16,727     29,963
                                                        =======     =======     ======     ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

3. OPERATING PROFIT

     Operating profit before income tax has been determined after:

                                                                                    PLUTONIC
                                                            CONSOLIDATED        RESOURCES LIMITED
                                                          -----------------     -----------------
                                                           1995       1994       1995       1994
                                                          ------     ------     ------     ------
                                                           $000       $000       $000       $000

                                                           (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                 DOLLARS HAS BEEN ADOPTED)
(a) Charging as Expenses:
Auditors Remuneration
  -- Auditing...........................................     198        171        122         90
  -- Other Services.....................................     171        327         16          4
  (the auditors receive no other benefits)
Amounts set aside to provision for:
  Amortisation of acquisition costs.....................  11,042     10,164          0          0
  Amortisation of acquired exploration expenditure......   3,590      1,410          0          0
  Amortisation of preproduction costs...................  10,856      7,267          0          0
  Depreciation of fixed assets..........................   7,815      6,589          0          0
  Diminution of Investments.............................       0        187          0        300
  Doubtful debts........................................       0        101          0          0
  Employee benefits.....................................     876       (144)         0          0
Bad debts written off...................................       0         13          0          0
Borrowing Costs.........................................     418        256          0          0
Exploration expenditure written off.....................   4,541      6,358          0          1
Interest paid to non-related entities...................   1,148      1,052          0          2
Interest paid to controlled entities....................       0          0        353      2,297
Lease Finance charges...................................       1          2          0          0
Loss on sale of plant and equipment.....................     112         35          0          0
Loss on sale of investments.............................     192          0          0          0
Operating Lease Rental..................................   1,337        908          0          0
(b) Crediting as Revenue:
Dividends received......................................     562          8     14,458     16,187
Interest received.......................................   3,258      5,654      1,883      6,054
Profit on sale of investments...........................      35      2,236          0      1,072
Profit on sale of plant and equipment...................     709        179          0          0
Amounts written back from provision for doubtful
  debts.................................................      58          0          0          0

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

4. INCOME TAX

                                                                               PLUTONIC RESOURCES
                                                         CONSOLIDATED               LIMITED
                                                      -------------------      ------------------
                                                       1995         1994        1995        1994
                                                      -------      ------      ------      ------
                                                       $000         $000        $000        $000
                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                      DOLLARS HAS
                                                                     BEEN ADOPTED)
(a)  Income tax expense
      Prima facie income tax expense on operating
profit..............................................   15,725      19,527       4,710       6,123
Income tax effect of
(i)  Permanent Differences:
     Amortisation of Acquisition Costs..............    3,975       3,354           0           0
     Amortisation of acquired exploration
  expenditure.......................................    1,293         465           0           0
     Non allowable expenses.........................      178         117           0          22
     Rebateable Dividends...........................     (186)         (3)     (4,661)     (5,342)
     Investment allowance...........................        0        (924)          0           0
     Other items (net)..............................      280        (196)          0         109
(ii)  Future tax benefits not previously brought to
      account relating to:
     Deferred exploration expenditure
     -- current year................................  (17,355)          0           0           0
     Carry forward tax losses.......................        0      (1,179)          0           0
     Overprovision in prior years...................   (1,749)          0        (808)          0
(iii) Change in the company tax rate from 33% to
      36%...........................................    1,132           0          18           0
                                                      -------      ------      ------      ------
     Income tax expense.............................    3,293      21,161        (741)        912
                                                      =======      ======      ======      ======
     Income Tax expense comprises amounts set aside
     as:
     Provision for income tax attributable to
     current year...................................    2,020       9,642        (808)        808
     Provision for income tax attributable to future
     years
     -- Provision for deferred income tax...........    2,898      12,733          80         101
     -- Future income tax benefits..................   (1,625)     (1,214)        (13)          3
                                                      -------      ------      ------      ------
     Income Tax Expense.............................    3,293      21,161        (741)        912
                                                      =======      ======      ======      ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

5. CONSOLIDATED PROFIT

                                                                             CONSOLIDATED
                                                                         ---------------------
                                                                          1995           1994
                                                                         ------         ------
                                                                          $000           $000
                                                                         (ROUNDING OFF TO THE
                                                                           NEAREST THOUSAND
                                                                           DOLLARS HAS BEEN
                                                                               ADOPTED)
Contributions to Consolidated profit:
Plutonic Resources Limited.............................................     (87)           229
Plutonic Operations Limited............................................  30,154         29,924
Plutonic Administration Services Pty Ltd...............................     227          1,324
Plutonic Finance Pty Ltd...............................................  (1,796)           (76)
Plutonic Gold Pty Ltd..................................................   3,509          3,335
Plutonic Mining Services Pty Ltd.......................................    (303)           134
Plutonic (Baxter) Pty Ltd..............................................   4,140              0
Rubyset Pty Limited....................................................      93            102
Lachlan Resources N.L..................................................     456            (57)
Lachlan Pacific N.L....................................................       4             (2)
Quotidian No. 101 Pty Limited..........................................     (28)           (12)
Orome Pty Ltd..........................................................       0              0
Forsayth N.L...........................................................   1,698         (1,122)
Forsayth (Gibson) Ltd..................................................    (117)         1,253
Forsayth Group Management Pty Ltd......................................       0              0
Forsayth Mining Services Ltd...........................................      (7)            (6)
Forsayth (New Zealand) Ltd.............................................      (3)           (11)
Forsayth Securities Ltd................................................      (1)            72
Forsayth Tenements Ltd.................................................      (1)            (3)
Blacksmith Holdings Pty Ltd............................................     517             (3)
Canaustra Holdings Pty Ltd.............................................       0            (87)
Bellevue Gold Project Pty Ltd..........................................       0              0
Red Rock Mining Corporation Ltd........................................     406          2,177
Red Rock Canada Inc....................................................       0              0
Red Rock Pacific Ltd...................................................       0              0
Red Rock Europe BV.....................................................       0              0
Grants Patch Mining Limited............................................   6,283         (1,298)
Grants Patch Mining International Ltd..................................       0              0
Flinsworth Limited.....................................................       0              0
Publishing Investments Company Pty Ltd.................................      (1)          (302)
Sundowner Minerals N.L.................................................  (4,152)         2,484
Patshore Pty Ltd.......................................................       0              0
Austwhim Resources NL..................................................    (744)             0
Whim Creek Consolidated NL.............................................    (123)             0
                                                                         ------         ------
                                                                         40,124         38,055
                                                                         ======         ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

6. DIVIDENDS PAID OR PROVIDED

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
PAID
Final dividend of 5 cents per share
  franked -- under provision from prior
  years paid from profit and loss.........          28           26              28            26
Interim dividend of 4 cents per share
  franked.................................       7,200        5,397           7,200         5,397
PROVIDED
Final dividend of 5.5 cents per share
  unfranked (1994 -- 5 cents per share)...      10,294        9,001          10,294         9,001
                                                ------       ------          ------        ------
          Total Dividends Paid or
            Provided......................      17,522       14,424          17,522        14,424
                                                ======       ======          ======        ======

7. CASH

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Cash on hand..............................      31,878       10,564             128            13
Commercial Bills and Deposits.............      16,356       20,604               0         1,011
                                                ------       ------          ------        ------
                                                48,234       31,168             128         1,024
                                                ======       ======          ======        ======

8. RECEIVABLES AND BULLION -- CURRENT

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Trade Receivables.........................       3,236          719               0             0
Other Receivables.........................       2,211        1,706               0             0
Less provision for doubtful debts.........         (24)        (107)              0             0
                                                ------       ------          ------        ------
                                                 5,423        2,318               0             0
Amounts due from controlled entities......           0            0             154           125
Gold Bullion..............................      21,866       75,511               0             0
                                                ------       ------          ------        ------
                                                27,289       77,829             154           125
                                                ======       ======          ======        ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

9. INVENTORIES

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Gold......................................      36,076       17,730               0             0
Consumable Stores and Spares..............       6,458        3,480               0             0
Other.....................................         161           72               0             0
                                                ------       ------          ------        ------
                                                42,695       21,282               0             0
                                                ======       ======          ======        ======

10. OTHER CURRENT ASSETS

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Prepayments...............................       3,603           87               0             0
Refundable deposits.......................         179        1,100               0             0
                                                ------       ------          ------        ------
                                                 3,782        1,187               0             0
                                                ======       ======          ======        ======

11. RECEIVABLES -- NON-CURRENT

                                                                             PLUTONIC RESOURCES
                                                   CONSOLIDATED                    LIMITED
                                                -------------------         ---------------------
                                                 1995         1994           1995          1994
                                                ------       ------         -------       -------
                                                 $000         $000           $000          $000

                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Receivables...............................      41,573        2,032               0             0
Less provision for doubtful debts.........           0       (1,789)              0             0
                                                ------       ------         -------       -------
                                                41,573          243               0             0
Amounts receivable from controlled
  entities................................           0            0         165,079       105,595
                                                ------       ------         -------       -------
                                                41,573          243         165,079       105,595
                                                ======       ======         =======       =======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

12. INVESTMENTS

                                                                              PLUTONIC RESOURCES
                                                          CONSOLIDATED              LIMITED
                                                        -----------------     -------------------
                                                         1995       1994       1995        1994
                                                        ------     ------     -------     -------
                                                         $000       $000       $000        $000

                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                         DOLLARS
                                                                    HAS BEEN ADOPTED)
Investments comprise:
INVESTMENTS IN CONTROLLED ENTITIES
Shares listed on a prescribed stock exchange -- at
  cost................................................       0          0      29,622      29,622
Less provision for diminution in value................       0          0      (9,253)     (9,253)
                                                        ------     ------     -------     -------
                                                             0          0      20,369      20,369
                                                        ------     ------     -------     -------
Shares in unlisted corporations -- at cost............       0          0     106,806     106,806
                                                        ------     ------     -------     -------
                                                             0          0     127,175     127,175
                                                        ======     ======     =======     =======
INVESTMENTS IN OTHER CORPORATIONS
Shares listed on a prescribed stock exchange -- at
  cost................................................  61,573     32,346       6,671       6,671
Less provision for diminution in value................    (904)    (1,905)          0           0
                                                        ------     ------     -------     -------
                                                        60,669     30,441       6,671       6,671
                                                        ======     ======     =======     =======
Shares in unlisted corporations -- at cost............   1,836      1,837           0           0
Units in unlisted corporations -- at cost.............     495        495           0           0
Less provision for diminution in value................  (2,331)    (2,332)          0           0
                                                        ------     ------     -------     -------
                                                             0          0           0           0
                                                        ------     ------     -------     -------
          TOTAL INVESTMENTS...........................  60,669     30,441     133,846     133,846
                                                        ======     ======     =======     =======
Aggregate quoted market value of shares listed on a
  prescribed stock exchange at 31 December 1995
  -- controlled entities..............................       0          0      27,079      32,287
                                                        ------     ------     -------     -------
  -- other investments................................  59,659     25,107       5,223       4,321
                                                        ======     ======     =======     =======

                                                          PERCENTAGE HELD
                                                            BY PLUTONIC       AMOUNT OF PLUTONIC
                                                             RESOURCES        RESOURCES LIMITED'S
                                                              LIMITED          DIRECT INVESTMENT
                                                          ---------------     -------------------
                          NAME                            1995      1994       1995        1994
--------------------------------------------------------  -----     -----     -------     -------
                                                            %         %        $000        $000
Plutonic Operations Limited(1)..........................    100       100      24,500      24,500
  CONTROLLED ENTITY OF PLUTONIC OPERATIONS LIMITED
     Rubyset Pty Limited(1).............................    100       100          --          --
     Plutonic (Baxter) Pty Ltd(1).......................    100       100          --          --
Plutonic Administration Services Pty Ltd(1,8)...........    100       100           0           0
Plutonic Finance Pty Ltd(1,8)...........................    100       100           0           0
Plutonic Gold Pty Ltd(1,8)..............................    100       100           0           0
Plutonic Mining Services Pty Ltd(1,8)...................    100       100           0           0
Lachlan Resources N.L.(1)...............................  62.13     62.13      29,622      29,622
  CONTROLLED ENTITIES OF LACHLAN RESOURCES N.L.
     Lachlan Pacific N.L.(6,7,9)                          55.91     55.91          --          --
     Quotidian No 101 Pty Limited(1)....................  62.13     62.13          --          --
     Orome Pty Limited(1,11)............................      0     62.13          --          --
Forsayth N.L.(1)........................................    100       100      82,306      82,306

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

                                                          PERCENTAGE HELD
                                                            BY PLUTONIC       AMOUNT OF PLUTONIC
                                                             RESOURCES        RESOURCES LIMITED'S
                                                              LIMITED          DIRECT INVESTMENT
                          NAME                            1995      1994       1995        1994
--------------------------------------------------------  -----     -----     -------     -------
                                                            %         %        $000        $000

12. INVESTMENTS (CONTINUED)

  CONTROLLED ENTITIES OF FORSAYTH N.L.
     Forsayth (New Zealand) Ltd(1)......................    100       100          --          --
     Forsayth Securities Ltd(1).........................    100       100          --          --
     Forsayth Tenements Ltd(1)..........................    100       100          --          --
     Forsayth Mining Services Ltd(1)....................    100       100          --          --
     Forsayth (Gibson) Ltd(1)...........................    100       100          --          --
     Forsayth Group Management Pty Ltd(1)...............    100       100          --          --
     Blacksmith Holdings Pty Ltd(1).....................    100       100          --          --
     Canaustra Holdings Pty Ltd(1)......................    100       100          --          --
     Flinsworth Limited(4,7)............................    100       100          --          --
     Grants Patch Mining International Ltd(4,7).........    100       100          --          --
     Bellevue Gold Project Pty Ltd(1,10)................    100        50                      --
     Patshore Pty Ltd(1,10).............................    100         0                      --
  CONTROLLED ENTITIES OF PATSHORE PTY LTD
     Austwhim Resources NL(1,10)........................    100         0          --          --
     Whim Creek Consolidated NL(1,10)...................    100         0          --          --
     Red Rock Mining Corp Ltd(1)........................    100       100          --
  CONTROLLED ENTITIES OF RED ROCK MINING CORP LTD
     Red Rock Canada Inc(2,7)...........................    100       100          --          --
     Red Rock Pacific Ltd(3,7)..........................    100       100          --          --
     Red Rock Europe BV(5,7)............................    100       100          --          --
     Grants Patch Mining Limited(1).....................    100       100          --          --
  CONTROLLED ENTITIES OF GRANTS PATCH MINING LIMITED
     Publishing Investments Company Pty Ltd(1)..........    100       100          --          --
     Sundowner Minerals NL(1)...........................    100       100          --          --
                                                                              -------     -------
                                                                              136,428     136,428
Less provision for diminution in value..................                       (9,253)     (9,253)
                                                                              127,175     127,175
                                                                              =======     =======

---------------

 (1) Incorporated in Australia

 (2) Incorporated in Canada

 (3) Incorporated in Cook Islands

 (4) Incorporated in Hong Kong

 (5) Incorporated in Netherlands

 (6) Incorporated in New Zealand

 (7) These companies operate in their country of incorporation

 (8) Rounding off to the nearest dollars has eliminated the following investments

     Actual dollars are shown below:

          Plutonic Administration Services Pty Ltd                             1            1
          Plutonic Finance Pty Ltd                                             1            1
          Plutonic Gold Pty Ltd                                                1            1
          Plutonic Mining Services Pty Ltd                                     2            2

 (9) Audited by Ernst & Young; Hamilton, New Zealand

(10) Acquired during the year

(11) Sold during the year

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

13. PROPERTY, PLANT AND EQUIPMENT

                                                                             PLUTONIC RESOURCES
                                                    CONSOLIDATED                   LIMITED
                                                ---------------------       ---------------------
                                                 1995          1994          1995          1994
                                                -------       -------       -------       -------
                                                 $000          $000          $000          $000
                                                  (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)
Land and Buildings
Freehold land -- at cost......................      332           138             0             0
Buildings -- at cost..........................   14,661         1,522             0             0
Accumulated depreciation......................  (11,831)         (502)            0             0
                                                -------       -------       -------       -------
                                                  3,162         1,158             0             0
                                                -------       -------       -------       -------
Motor vehicles
At cost.......................................    4,564         2,476             0             0
Accumulated depreciation......................   (1,696)       (1,187)            0             0
                                                -------       -------       -------       -------
                                                  2,868         1,289             0             0
                                                -------       -------       -------       -------
Plant and equipment
At cost.......................................    8,924         9,624             0             0
Accumulated depreciation......................   (4,435)       (6,311)            0             0
                                                -------       -------       -------       -------
                                                  4,489         3,313             0             0
                                                -------       -------       -------       -------
Plant and Equipment
Leased........................................        0            25             0             0
Accumulated Amortisation......................        0           (10)            0             0
                                                -------       -------       -------       -------
                                                      0            15             0             0
                                                -------       -------       -------       -------
Plant Construction Costs
At cost.......................................   79,920        64,932             0             0
Accumulated depreciation......................  (17,487)      (12,600)            0             0
                                                -------       -------       -------       -------
                                                 62,433        52,332             0             0
                                                -------       -------       -------       -------
Capital Works in Progress.....................    3,961         1,006             0             0
                                                -------       -------       -------       -------
          TOTAL PROPERTY, PLANT AND
            EQUIPMENT.........................   76,913        59,113             0             0
                                                =======       =======       =======       =======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

14. OTHER NON-CURRENT ASSETS

  A. DEFERRED COST OF MINERAL PROSPECTS

                                                                                     PLUTONIC
                                                                                     RESOURCES
                                                            CONSOLIDATED              LIMITED
                                                         -------------------     -----------------
                                                          1995        1994       1995         1994
                                                         -------     -------     ----         ----
                                                          $000        $000       $000         $000
                                                           (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                          DOLLARS
                                                                     HAS BEEN ADOPTED)
(A)  EXPLORATION EXPENDITURE
     Opening Balance...................................   65,871      47,311     307            0
     Acquisition of Controlled Entity..................   13,148      33,256       0            0
     Incurred during year..............................   21,869      24,071     197          308
                                                         -------     -------     ---          ---
                                                         100,888     104,638     504          308
     Less:
     Amounts recovered from Joint Venture parties......     (639)       (128)      0            0
     Amounts written off...............................   (4,541)     (6,358)      0           (1)
     Amortisation......................................   (3,590)     (1,410)      0            0
     Transferred to
     -- acquisition costs..............................  (22,000)          0       0            0
     -- preproduction costs............................   (6,883)    (30,871)      0            0
                                                         -------     -------     ---          ---
     TOTAL EXPLORATION EXPENDITURE.....................   63,235      65,871     504          307
                                                         =======     =======     ===          ===
(B)  ACQUISITION COSTS
     Opening Balance...................................   51,287      61,451       0            0
     Incurred during year..............................   20,632           0       0            0
     Transferred from exploration costs................   22,000           0       0            0
                                                         -------     -------     ---          ---
                                                          93,919      61,451       0            0
     Amortisation......................................  (11,042)    (10,164)      0            0
                                                         -------     -------     ---          ---
     TOTAL ACQUISITION COSTS...........................   82,877      51,287       0            0
                                                         =======     =======     ===          ===
(C)  PREPRODUCTION COSTS
     Opening Balance...................................   48,878      11,542       0            0
     Incurred during year..............................   21,676      13,732       0            0
     Transferred from exploration expenditure..........    6,883      30,871       0            0
                                                         -------     -------     ---          ---
                                                          77,437      56,145       0            0
     Amortisation......................................  (10,856)     (7,267)      0            0
                                                         -------     -------     ---          ---
     TOTAL PRE-PRODUCTION COSTS........................   66,581      48,878       0            0
                                                         =======     =======     ===          ===
(D)  ADVANCED STRIPPING COSTS
     Opening Balance...................................        0           0       0            0
     Incurred during year..............................    8,009           0       0            0
                                                         -------     -------     ---          ---
     TOTAL ADVANCED STRIPPING COSTS....................    8,009           0       0            0
                                                         =======     =======     ===          ===
     TOTAL DEFERRED COST OF MINERAL PROSPECTS..........  220,702     166,036     504          307
                                                         =======     =======     ===          ===

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

14. OTHER NON-CURRENT ASSETS (CONTINUED)
  B. FUTURE INCOME TAX BENEFITS RECOGNISED

     The future income tax benefit is made up of the following estimated tax benefits:

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000
                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Tax losses........................................     3,379        4,965           0           0
Timing differences................................    14,898        4,466          22           9
                                                     -------      -------         ---         ---
                                                      18,277        9,431          22           9
                                                     -------      -------         ---         ---
          Total Other Non-Current Assets..........   238,979      175,467         526         316
                                                     =======      =======         ===         ===

  C. FUTURE INCOME TAX BENEFITS NOT RECOGNISED

     Future income tax benefits not brought to account, the benefits of which will only be realised if the conditions for deductibility set out in Note 1(b) occur.

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000
                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Timing differences................................    30,335       12,375           0           0
Tax losses........................................    26,123       18,150           0           0
                                                     -------      -------         ---         ---
                                                      56,458       30,525           0           0
                                                     =======      =======         ===         ===

15. CREDITORS AND BORROWINGS -- CURRENT

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000
                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Bank Overdraft -- Unsecured.......................     9,628        1,885           3           5
Bank Loan -- Secured (Note 23)....................         0        9,530           0           0
Trade creditors and accruals......................    14,277        7,366         140          29
Other creditors...................................     2,540        1,599          28          28
Lease Liability...................................         0           12           0           0
                                                     -------      -------         ---         ---
                                                      26,445       20,392         171          62
                                                     =======      =======         ===         ===

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

16. PROVISIONS -- CURRENT

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000

                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Income Tax........................................        16        9,236           0         808
Dividends.........................................    10,294        9,001      10,294       9,001
Employee entitlements.............................     2,385        1,303           0           0
Other.............................................       159          120           0           0
                                                      ------       ------      ------       -----
                                                      12,854       19,660      10,294       9,809
                                                      ======       ======      ======       =====

17. CREDITORS AND BORROWINGS -- NON-CURRENT

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000

                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Amounts payable to controlled entities............         0            0      72,192      10,738
Bank Loan -- Unsecured (Note 23)..................   120,000            0           0           0
Bank Loan -- Secured (Note 23)....................         0        3,970           0           0
                                                     -------        -----      ------      ------
                                                     120,000        3,970      72,192      10,738
                                                     =======        =====      ======      ======

18. PROVISIONS -- NON-CURRENT

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000

                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
Deferred Income Tax...............................    23,453       20,555         181         101
Employee Entitlements.............................       117            0           0           0
Mine Rehabilitation...............................     1,955            0           0           0
Other.............................................       343          445           0           0
                                                      ------       ------         ---         ---
                                                      25,868       21,000         181         101
                                                      ======       ======         ===         ===

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

19. SHARE CAPITAL

                                                                              PLUTONIC RESOURCES
                                                        CONSOLIDATED                LIMITED
                                                    ---------------------     -------------------
                                                      1995         1994        1995        1994
                                                    --------     --------     -------     -------
                                                      $000         $000        $000        $000

                                                    (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                  HAS BEEN ADOPTED)
  Authorised 800,000,000 ordinary shares of 50c
     each (1994 -- 800,000,000 shares)............   400,000      400,000     400,000     400,000
  Issued and paid up 180,416,677 ordinary shares
     of 50c each fully paid (1994 -- 180,023,022
     shares)......................................    90,208       90,011      90,208      90,011
  299,125 ordinary shares of 50c each paid to 5c
     (1994 -- 13,000 shares)......................        15            1          15           1
                                                     -------      -------     -------     -------
          Total issued Share Capital..............    90,223       90,012      90,223      90,012
                                                     =======      =======     =======     =======

(a) Issues during year

     (i) Nil (1994 -- 19,934,634) ordinary shares were allotted pursuant to the terms of the 1 for 8 rights issue completed on 20 December 1993.

     (ii) 271,375 (1994 -- 540,625) ordinary shares and 16,080 (1994 -- 7,520)
bonus shares were issued on the exercise of options granted pursuant to the Employee Share Participation Plan.

     (iii) 90,000 (1994 -- 40,000) ordinary shares and 3,200 (1994 -- 1,244)
bonus shares were issued on the exercise of options issued pursuant to the Non-Executive Directors Option Scheme.

     (iv) 13,000 (1994 -- 40,125) ordinary shares were issued on receipt of calls due on partly paid shares.

     (v) 299,125 (1994 -- 30,125) ordinary shares paid to 5 cents were issued pursuant to the Employee Share Participation Plan.

(b) Partly Paid Shares

 CALLS TO BE       ON ISSUE      OPTIONS       CALLS       ON ISSUE
   RECEIVED        31.12.94     EXERCISED     RECEIVED     31.12.95
--------------     --------     ---------     --------     --------
      .75                0        231,250            0      231,250
      .85            4,000         39,500        8,500       35,000
      .89                0          8,000            0        8,000
      .90            9,000         20,375        4,500       24,875
                    ------        -------       ------      -------
                    13,000        299,125       13,000      299,125
                    ======        =======       ======      =======

20. OPTIONS

(A) PLUTONIC RESOURCES EMPLOYEE SHARE PARTICIPATION PLAN ("THE PLAN").

     The plan operates by the granting of options over shares in the Chief Entity to employees. The options can be exercised at the discretion of the employee over a period of five years to the maximum extent of 10, 20, 30 and 40 percent per annum from the date of grant and the 1st, 2nd and 3rd anniversaries of the date of grant respectively. Options are granted by the directors at various times. The maximum number of shares which may be subject to employee options is 5% of the issued capital of the Chief Entity. Options over a further 6,226,000 shares may be granted. The options expire after five years from the date of grant of the option or on termination of the employees services, whichever occurs first,

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

20. OPTIONS (CONTINUED)
     Employees may exercise their options by paying either 5 cents per share or by paying the full exercise price per share.

     Options and partly paid shares are not transferable until the full exercise price has been paid and fully paid shares issued to the option holder.

     The Chief Entity does not provide any assistance to employees in funding the exercise of options.

     The share price at 31 December was $6.30 (1994: $5.75).

     The total market value of shares issued during the year was $1,535,000 (1994 -- $3,956,000). Proceeds from the issue of these shares was $272,000 (1994 -- $439,000).

     The names of all employees currently holding options are entered in the register kept by the company pursuant to Section 215 of the Law. The register may be inspected free of charge.

     The company has adopted Class Order 94/284 in relation to the disclosure of the names of the employees to whom options were granted during the year.

     Details of movements during the year are shown in the table below.

    MOVEMENT DURING YEAR IN THE NUMBER OF SHARES SUBJECT TO OPTIONS GRANTED UNDER THE PLAN
-----------------------------------------------------------------------------------------------
  DATE                    OUTSTANDING                                               OUTSTANDING
   OF        EXERCISE         AT                                     LAPSED ON          AT
GRANTED       PRICE        31.12.94       GRANTED     EXERCISED     TERMINATION      31.12.95
--------     --------     -----------     -------     ---------     -----------     -----------
16.02.90     .80c...         231,250            0      231,250              0                0
12.11.90     .94c...           9,000            0        9,000              0                0
04.12.91     .90c...       1,547,212            0       91,250              0        1,455,962
04.12.91     .95c...         236,875            0       55,000              0          181,875
09.01.92(2)  .90c...         154,500            0      130,250              0           24,250
09.01.92(2)  .95c...          56,250            0       51,750              0            4,500
12.10.94(2)  6$.04...        340,000            0        2,000         18,000          320,000
 8.12.95(1)  6$.04...              0      200,000            0              0          200,000
                           ---------      -------      -------         ------        ---------
                           2,575,087      200,000      570,500         18,000        2,186,587
                           =========      =======      =======         ======        =========

---------------

(1) These options were issued during the year.

(2) These options may only be exercised at a time when the company has a current prospectus on issue.

(B) PLUTONIC RESOURCES NON-EXECUTIVE DIRECTORS OPTION SCHEME (THE SCHEME).

     The scheme operates by the granting of options over shares in the Chief Entity to Directors. The options can be exercised at the discretion of the director at any time within five years of the date of grant. Options recommended by the directors are approved for granting by shareholders at the Annual General Meeting. The maximum number of shares which may be subject to non-executive director options is 500,000 shares. Options over a further 360,000 shares may be granted. The options expire after five years from the date of grant or on resignation of the director from the Board.

     Options are not transferable until the full exercise price has been paid and fully paid shares issued to the option holder.

     The Chief Entity does not provide any assistance to directors in funding the exercise of options.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

20. OPTIONS (CONTINUED)
     The total market value of shares issued during the year was $605,000 (1994 -- $116,000). Proceeds from the issue of these shares was $110,250 (1994 -- $16,000).

     Details of movements during the year are shown in the table below.

 MOVEMENT DURING YEAR IN THE NUMBER OF SHARES SUBJECT TO OPTIONS GRANTED UNDER
                                  THE SCHEME
-------------------------------------------------------------------------------
  DATE                    OUTSTANDING                               OUTSTANDING
   OF        EXERCISE         AT                                        AT
 GRANT        PRICE        31.12.94       GRANTED     EXERCISED      31.12.95
--------     --------     -----------     -------     ---------     -----------
31.05.91         .94c       140,000             0       45,000         95,000
31.05.92      $ 1.51         45,000             0       45,000              0
28.11.95(1)   $ 5.87              0        40,000            0         40,000
                            -------        ------       ------        -------
                            185,000        40,000       90,000        135,000
                            =======        ======       ======        =======

---------------

(1) These options were issued during the year to Abdul Samad Haji Alias.

21. RESERVES

                                                         CONSOLIDATED         PLUTONIC RESOURCES
                                                      -------------------           LIMITED
                                                       1995        1994       -------------------
                                                      -------     -------      1995        1994
                                                                              -------     -------
                                                       $000        $000
                                                      $000                     $000        $000
                                                         (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                        DOLLARS
                                                                   HAS BEEN ADOPTED)
Share premium account...............................  124,840     124,657     124,840     124,657
                                                      =======     =======     =======     =======
Balance at 31 December 1994.........................  124,657      10,388     124,657      10,388
Premium on shares issued pursuant to:
  -- Rights Issue...................................        0     115,621           0     115,621
  -- Employee Share Participation Plan..............      128         239         128         239
  -- Non-Executive Directors Option Scheme..........       65          17          65          17
Bonus Issue of ordinary shares pursuant to:
  -- Employee Share Participation Plan..............       (8)         (3)         (8)         (3)
  -- Non-Executive Directors Option Scheme..........       (2)         (1)         (2)         (1)
Costs of Rights Issue...............................        0      (1,604)          0      (1,604)
                                                      -------     -------     -------     -------
BALANCE AT 31 DECEMBER 1995.........................  124,840     124,657     124,840     124,657
                                                      =======     =======     =======     =======

22. OUTSIDE EQUITY INTERESTS IN CONTROLLED ENTITIES

                                                SHARE CAPITAL     RESERVES     PROFIT AND LOSS     TOTAL
                                                -------------     --------     ---------------     ------
                                                    $000            $000            $000            $000
                                                      (ROUNDED OFF TO THE NEAREST THOUSAND DOLLARS
                                                                       AS ADOPTED)
Balance at 31 December 1994...................      15,869          1,795           (5,248)        12,416
Movement for year.............................
Profit/(Loss) for year........................           0              0              263            263
                                                    ------          -----           ------         ------
Net movement for year.........................           0              0              263            263
                                                    ------          -----           ------         ------
BALANCE AT 31 DECEMBER 1995...................      15,869          1,795           (4,985)        12,679
                                                    ======          =====           ======         ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

23. FINANCE FACILITY

(a) UNSECURED

     The finance facility represents advances which may be drawn down under a facility with ABN AMRO Australia Limited. At 31 December 1995 $120,000,000 (1994 -- Nil) has been drawn down. The maximum amount available is $250,000,000 (1994 -- Nil).

(b) SECURED

     The finance facility with Bank of Western Australia Limited and AIDC Ltd which was secured by a registered mortgage debenture over the whole of the assets of a controlled entity has been repaid in full and the securities discharged.

24. SUPERANNUATION COMMITMENTS

     The Economic Entity contributes to three active superannuation funds covering all of its employees.

     The Plutonic Resources Superannuation Plan provides defined pension and/or lump sum benefits for certain employees on retirement or death based on years of plan membership and average salary over the last three years of employment. Benefits on an accumulation basis are provided for terminations other than retirement or death. The Plan is non-contributory whereby only the company contributes to the Plan at rates determined by the Plan Actuary.

     The last actuarial review of the Plan dated 21 December 1995 covered the actuarial assessment as at 1 July 1995, and was made by consulting actuaries William M Mercer Pty Ltd (Actuary Mr Ian W Orchard FIA FIAA). The next actuarial review of this plan will be carried out as at 1 July 1998.

     The following details were shown in the Plan's financial statements as at 30 June 1995 being the date to which the latest financial statements of the plan have been prepared.

                                                                           1995          1994
                                                                           -----         -----
                                                                           $000          $000
                                                                           (ROUNDED OFF TO THE
                                                                            NEAREST THOUSAND
                                                                                 DOLLARS
                                                                               AS ADOPTED)
Net market value of Plan assets as at 30 June 1995.......................  2,724         2,135
Accrued benefits at the date of the last actuarial review(1).............  2,526         1,055
                                                                           -----         -----
Surplus of Net Market Value of Plan assets over Accrued Benefits.........    198         1,080
                                                                           -----         -----
Vested benefits of the plan as at 30 June 1995...........................  1,667         1,396
                                                                           =====         =====

---------------

(1) Accrued benefits as at 1 July 1995 being the date of the last actuarial review (1994 as at 1 July 1992).

     All other employees have contributions made to funds providing benefits on an accumulation basis, covering award productivity superannuation requirements and personal superannuation requirements with transportability of benefits.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

25. JOINT VENTURES

     The economic entity has interests in the following material joint ventures, whose principal activities are exploration and the production of gold:

                                    JOINT VENTURE CONTRIBUTION TO
                                       OPERATING PROFIT/(LOSS)
                                 -----------------------------------
                                  INTEREST HELD      INTEREST HELD          1995         1994
                                 31 DECEMBER 1995   31 DECEMBER 1994       ------       ------
                                 ----------------   ----------------        $000         $000
                                     (ROUNDED OFF TO THE NEAREST THOUSAND DOLLARS HAS BEEN
                                                           ADOPTED)
        Baxter.................        66.67%                75%            5,520            0
        Bellevue...............          100%                50%             (180)      (1,600)
        Keith Kilkenny.........           50%                50%                0            0
        Mt Morgans.............           80%                  0             (744)           0
        Peak Hill..............        66.67%                50%            4,903         (861)
                                                                            -----        -----
                                                                            9,499       (2,461)
                                                                            =====        =====

     The interests in joint ventures are included in the accounts as follows:

                                                                    1995         1994
                                                                   ------       ------
                                                                    $000         $000
                                                                   (ROUNDED OFF TO THE
                                                                    NEAREST THOUSAND
                                                                    DOLLARS HAS BEEN
                                                                        ADOPTED)
        Current assets
          Cash and deposits......................................   2,217        1,180
          Receivables and bullion................................   5,317       11,426
          Inventories............................................  10,901        1,194
          Other Current Assets...................................       0          217
                                                                   ------       ------
                                                                   18,435       14,017
                                                                   ======       ======
        Non-current assets
          Deferred costs of mining properties....................  16,631       48,974
          Other Non-Current Assets...............................   9,761        1,536
                                                                   ------       ------
                                                                   26,392       50,510
                                                                   ======       ======
        Current liabilities
          Creditors and borrowings...............................  10,259        1,867
          Provisions.............................................     373          106
                                                                   ------       ------
                                                                   10,632        1,973
                                                                   ======       ======
        Non-current liabilities
          Provisions.............................................     634          435
                                                                   ======       ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

26. COMMITMENTS

ECONOMIC ENTITY

(A) EXPLORATION JOINT VENTURES

     Controlled Entities are contributing parties to exploration joint venture agreements. Under the terms of those agreements the controlled entities will be required to contribute toward the exploration and other costs if they are to maintain or increase their percentage holdings.

     Expenditure commitments as at 31 December 1995 are:

                                                                                      PLUTONIC
                                                                                      RESOURCES
                                                             CONSOLIDATED              LIMITED
                                                           ----------------         -------------
                                                            1995      1994          1995     1994
                                                           ------     -----         ----     ----
                                                            $000      $000          $000     $000

                                                            (ROUNDED OFF TO THE NEAREST THOUSAND
                                                                          DOLLARS
                                                                     HAS BEEN ADOPTED)
Not later than one year..................................   1,071       775           0        0
Later than one year and not later than
  two years..............................................   1,306       521           0        0
Later than two years and not later than
  five years.............................................   8,341     1,226           0        0
Later than five years....................................       0         0           0        0
                                                           ------     ------        ----     ----
                                                           10,718     2,522           0        0
                                                           ======     ======        ====     ====

(B) LEASE COMMITMENTS

                                                                                      PLUTONIC
                                                                                      RESOURCES
                                                             CONSOLIDATED              LIMITED
                                                           ----------------         -------------
                                                            1995      1994          1995     1994
                                                           ------     -----         ----     ----
                                                            $000      $000          $000     $000

                                                            (ROUNDED OFF TO THE NEAREST THOUSAND
                                                                          DOLLARS
                                                                     HAS BEEN ADOPTED)
(i)  Operating Leases
     Office and equipment lease commitments
     Not later than one year.............................   1,105     1,174           0        0
     Later than one year and not later than two years....      37     1,019           0        0
     Later than two years and not later than five
       years.............................................       0       335           0        0
     Later than five years...............................       0         0           0        0
                                                           ------     -----         ----     ----
                                                            1,142     2,528           0        0
                                                           ======     =====         ====     ====
(ii) Finance Leases
     Lease Commitments
     Not later than one year.............................       0        13           0        0
     Later than one year and not later than two years....       0         0           0        0
     Later than two years and not later than five
       years.............................................       0         0           0        0
     Later than five years...............................       0         0           0        0
                                                           ------     -----         ----     ----
                                                                0        13           0        0
     Deduct future finance charges.......................       0        (1)          0        0
                                                           ------     -----         ----     ----
     Lease Liability.....................................       0        12           0        0
                                                           ======     =====         ====     ====

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

26. COMMITMENTS (CONTINUED)
(C) CAPITAL EXPENDITURE

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                        CONSOLIDATED                 LIMITED
                                                      -----------------         -----------------
                                                       1995       1994           1995       1994
                                                      ------     ------         ------     ------
                                                       $000       $000           $000       $000

                                                         (ROUNDED OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
Contracts for capital expenditure committed at 31
  December 1995.....................................  10,000          0              0          0

(D) TENEMENT EXPENDITURE COMMITMENTS

     Expenditure required to maintain tenements in good standing.

                                                                                    PLUTONIC
                                                                                    RESOURCES
                                                        CONSOLIDATED                 LIMITED
                                                      -----------------         -----------------
                                                       1995       1994           1995       1994
                                                      ------     ------         ------     ------
                                                       $000       $000           $000       $000

                                                         (ROUNDED OFF TO THE NEAREST THOUSAND
                                                               DOLLARS HAS BEEN ADOPTED)
  (i) Rentals 1996..................................   1,309        940             23         23
  (ii) Expenditure requirements 1996................  17,437     11,520            381        381

(E) FORWARD GOLD SALES CONTRACTS

     As at 31 December 1995, 780,950 ounces (1994 -- 784,997 ounces) of gold had been committed for sale under forward contracts at a year end value of $612 (1994 -- $571) per ounce.

     Since the end of the financial year a further 390,000 ounces
(1994 -- 96,010 ounces) of gold has been committed for sale under similar forward contracts.

27. CONTINGENT LIABILITIES

CHIEF ENTITY

UNSECURED

Guarantees

     The Chief Entity has given guarantees to third parties in respect of leases of controlled entities. The maximum amount of the liability is $627,395
(1994 -- $1,389,057).

ECONOMIC ENTITY

UNSECURED

(a) Service Agreements

     The maximum contingent liability of the Chief Entity and its controlled entities for termination benefits under service agreements with directors and persons who take part in the management of the company as at 31 December 1995 was $2,397,000 (1994 -- $1,422,000).

(b) Further amounts payable on the acquisition of assets

     Controlled entities have purchased interests in tenements and Joint Ventures and shares in controlled entities. The purchase agreements provide that additional purchase price may be paid conditional upon certain events. The maximum amount to be paid is $4m.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

27. CONTINGENT LIABILITIES (CONTINUED)
SECURED

Security Deposits

     Controlled entities have given guarantees in favour of Westpac Banking Corporation amounting to $1,695,000 (1994 -- $1,039,000) in respect of security deposits relating to various tenements. The guarantees are secured by deposits with the bank.

28. REMUNERATION OF DIRECTORS

                                                                                PLUTONIC RESOURCES
                                                        CONSOLIDATED                 LIMITED
                                                       ---------------       ------------------------
                                                       1995       1994         1995           1994
                                                       ----       ----       --------       ---------
                                                       $000       $000         $000           $000
                                                       (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                     HAS BEEN ADOPTED)
Amounts received or due and receivable by
  directors of the Economic Entity...............      648        432
Amounts received or receivable by directors of
  Plutonic Resources Limited paid by a controlled
  entity.........................................                               648            432

     Number of directors of Plutonic Resources Limited whose remuneration were within the following bands.

                                                                          PLUTONIC RESOURCES
                                                                                LIMITED
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                                                                           $000         $000
                                                                         (ROUNDING OFF TO THE
                                                                           NEAREST THOUSAND
                                                                           DOLLARS HAS BEEN
                                                                               ADOPTED)
$       0 - $  9,999.................................................           2            2
$ 10,000 - $ 19,999..................................................           1            0
$ 20,000 - $ 29,999..................................................           0            3
$ 30,000 - $ 39,999..................................................           4            1
$ 50,000 - $ 59,999..................................................           0            1
$ 70,000 - $ 79,999..................................................           1            0
$ 80,000 - $ 89,999..................................................           1            0
$270,000 - $279,999..................................................           0            1
$320,000 - $329,999..................................................           1            0

     The economic entity has adopted ASC Class Order 95/741 with respect to disclosure of directors remuneration.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

29. REMUNERATION OF EXECUTIVES

                                                                               PLUTONIC RESOURCES
                                                      CONSOLIDATED                  LIMITED
                                                    -----------------       ------------------------
                                                    1995        1994          1995           1994
                                                    -----       -----       --------       ---------
                                                    $000        $000          $000           $000
                                                     (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                   HAS BEEN ADOPTED)
Amounts received or due and receivable by
  executive officers of the Economic Entity
  whose remuneration exceeds $100,000.........      1,828       1,385
                                                    -----       -----
Number of executives whose remuneration
  exceeds $100,000............................         10           9
                                                    -----       -----
Amounts received or due and receivable by
  executive officers of Plutonic Resources
  Limited including executive directors whose
  remuneration exceeds $100,000...............                                1,828          1,385
Number of executives whose remuneration
  exceeds $100,000............................                                   10              9
                                                                              -----          -----

     Number of executive officers of Plutonic Resources Limited who received remuneration in excess of $100,000 were within the following bands:

        $110,000 - $119,999.............................................    0           1
        $120,000 - $129,999.............................................    0           3
        $130,000 - $139,999.............................................    1           0
        $140,000 - $149,999.............................................    0           1
        $150,000 - $159,999.............................................    2           2
        $160,000 - $169,999.............................................    3           1
        $170,000 - $179,999.............................................    1           0
        $190,000 - $199,999.............................................    2           0
        $270,000 - $279,999.............................................    0           1
        $320,000 - $329,999.............................................    1           0

30. SEGMENT REPORTING

     The Economic Entity carries out mining operations and mineral exploration predominantly in Australia.

31. RELATED PARTY DISCLOSURES

     The names of the Directors of the Chief Entity who held office during the year are:

        Mr R J Hawkes                           Tan Sri Datuk Ibrahim Menudin
        Sir Eric McClintock                     Abdul Samad Haji Alias
        Mr C N Davison (Resigned 16.5.95)       W A Bennett (Appointed 1.7.95)
        Mr D L Cooper                           Mr E Paul McClintock

Alternate Directors

        Mr R K Rae (alternate for Encik Abdul Samad Haji Alias)

        Mr C W Lim (alternate for Tan Sri Ibrahim Menudin).

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

31. RELATED PARTY DISCLOSURES (CONTINUED)
     Transactions with related parties during the year were as follows:

(A) DIRECTORS

     Legal fees amounting to $586,000 (1994 - $271,000) were paid to Deacons Graham & James, Melbourne (of which Mr D L Cooper is a consultant).

     These payments were made for services rendered in the ordinary course of business and on commercial terms and conditions.

(B) CONTROLLED ENTITIES -- WHOLLY OWNED

     Controlled entities made payments and received funds on behalf of the Chief Entity and other controlled entities by way of intercompany loan accounts with each controlled entity. These transactions are in the normal course of business and on normal terms and conditions.

                                                                1995            1994
                                                               -------         -------
                                                                $000            $000

                                                                (ROUNDING OFF TO THE
                                                                  NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN
                                                                      ADOPTED)
        Interest received....................................    1,848           3,829
        Dividend received....................................   14,458          16,187
        Interest paid........................................      353           2,297

     The amounts receivable from controlled entities at balance date:

                                                                1995            1994
                                                               -------         -------
                                                                $000            $000

                                                                (ROUNDING OFF TO THE
                                                                  NEAREST THOUSAND
                                                                  DOLLARS HAS BEEN
                                                                      ADOPTED)
        Receivables -- Non-Current...........................  165,079         105,595
        Creditors and Borrowings -- Non-Current..............   72,192          10,738

(C) JOINT VENTURE PARTIES

     Controlled entities acted as operators of projects conducted with joint venture parties. Amounts receivable from joint venture parties as at 31 December 1995 totalled $424,089 (1994 -- $123,871).

32. EARNINGS PER SHARE

(I)  BASIC

                                                                         1995    1994
                                                                         -----   -----
        Weighted average number of ordinary shares (millions) on issue
          used in the calculation of basic earnings per share..........  180.2   179.8
        Basic Earnings per share (cents per share).....................   22.3    21.2

(II) DILUTED

                                                                         1995    1994
                                                                         -----   -----
        Weighted average number of ordinary shares (millions) and
          options on issue used in the calculation of diluted earnings
          per share....................................................  183.0   182.3
        Diluted Earnings per share (cents per share)...................   21.9    20.9

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

33. CASH FLOW STATEMENT

(I) RECONCILIATION OF CASH

     Cash includes cash on hand and at bank, short term bills and deposits at call and gold bullion, net of outstanding overdrafts. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the balance sheet as follows:

                                                                                     PLUTONIC
                                                                                    RESOURCES
                                                           CONSOLIDATED              LIMITED
                                                        -------------------      ----------------
                                                                     1994                   1994
                                                                    -------      1995       -----
                                                                                 ----
                                                         1995        $000                   $000
                                                        ------                   $000
                                                         $000
                                                          (ROUNDING OFF TO THE NEAREST THOUSAND
                                                                       DOLLARS HAS
                                                                      BEEN ADOPTED)
Cash..................................................  31,878       10,564      128           13
Commercial bills and deposits.........................  16,356       20,604        0        1,011
Gold bullion..........................................  21,866       75,511        0            0
Bank overdraft........................................  (9,628)      (1,885)       3            5
                                                        ------      -------      ---        -----
                                                        60,472      104,794      125        1,019
                                                        ======      =======      ===        =====

(II) RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

                                                                             PLUTONIC RESOURCES
                                                      CONSOLIDATED                 LIMITED
                                                   -------------------      ---------------------
                                                                 1994        1995          1994
                                                                ------      -------       -------
                                                    1995         $000        $000          $000
                                                   -------
                                                    $000
                                                   (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                        HAS
                                                                   BEEN ADOPTED)
Operating profit after income tax................   40,387      38,011       13,827        17,648
Add (less) items classified as
  investing/financing activities:
(Profit)/loss on sale of investments.............    2,041      (2,236)           0        (1,072)
(Profit)/loss on sale of non-current assets......     (709)       (179)           0             0
Interest paid -- external entities...............    1,148       1,052            0             2
Dividends received -- external entities..........     (562)         (8)           0             0
Interest received -- external entities...........   (3,258)     (5,654)         (35)       (2,225)
Exploration expenditure written off..............    4,541       6,358            0             1
Add (less) non cash items:
Amounts set aside to provision for:
  Amortisation of acquired exploration
     expenditure.................................    3,590       1,410            0             0
  Amortisation of acquisition costs..............   11,042      10,164            0             0
  Amortisation of pre-production costs...........   10,856       7,267            0             0
  Depreciation of non-current assets.............    7,815       6,589            0             0
  Diminution of investments (written back).......   (1,884)        187            0           300
  Employee benefits..............................      876           0            0             0
  Doubtful debts (written back)..................      (58)        101            0             0
Interest paid -- related entity..................        0           0          353         2,297
Interest received -- related entity..............        0           0       (1,848)       (3,829)
Overhead recovery fees received..................        0           0         (384)         (360)
Dividend received -- related entity..............        0           0      (14,458)      (16,187)
(Decrease)/increase in income taxes payable......   (9,220)     (1,029)        (808)          808
(Decrease)/increase in deferred taxes payable....    4,523      13,947           67           104
                                                   -------      -------         ---         -----
Net cash provided by (used in) operating
  activities before change in assets and
  liabilities....................................   71,128      75,980       (3,286)       (2,513)

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

                                                                             PLUTONIC RESOURCES
                                                      CONSOLIDATED                 LIMITED
                                                    1995         1994        1995          1994
                                                   -------      -------       ---          -----
                                                    $000         $000        $000          $000
                                                   (ROUNDING OFF TO THE NEAREST THOUSAND DOLLARS
                                                                HAS BEEN ADOPTED)

33. CASH FLOW STATEMENT (CONTINUED)

Change in assets and liabilities adjusted for
  effects of purchase of a controlled entity
  during the financial year:
(Increase)/decrease in receivables...............   (9,621)      6,784            0         2,368
(Increase)/decrease in other current assets......  (21,367)     (5,551)           0             0
(Decrease)/increase in creditors.................    7,539      (6,721)         111        (1,513)
(Decrease)/increase in provisions................    2,083         390            0             0
                                                   -------      -------         ---         -----
Net cash provided by (used in) operating
  activities.....................................   49,762      70,882       (3,175)       (1,658)
                                                   =======      =======         ===         =====

(III) CONTROLLED ENTITIES ACQUIRED

     On 15 December 1995 Forsayth NL, a controlled entity, acquired a 100% interest in the issued capital of Patshore Pty Ltd.

     On 1 December 1994 Plutonic Operations Limited, a controlled entity, purchased a 100% interest in the issued capital of Plutonic (Baxter) Pty Ltd (formerly Afmeco Pty Ltd). Details of the acquisitions are as follows:

                                                                  1995           1994
                                                                 ------         ------
                                                                  $000           $000

                                                                 (ROUNDING OFF TO THE
                                                                   NEAREST THOUSAND
                                                                        DOLLARS
                                                                   HAS BEEN ADOPTED)
        Consideration..........................................       0              0
        Existing investment....................................  52,645         33,263
                                                                 ------         ------
        Outflow of cash........................................  52,645         33,263
                                                                 ======         ======

        FAIR VALUE OF NET ASSETS OF ENTITY ACQUIRED IN ACCORDANCE WITH THE REQUIREMENTS OF AASB 1013.

        Cash...................................................     262            109
        Short-term bills and deposits..........................       0            137
        Plant and equipment....................................  12,565              0
        Inventories............................................   3,625              0
        Prepayments............................................     273              0
        Deferred cost of mineral prospects.....................  33,300         33,256
        Receivables............................................   2,771            473
        Trade creditors and accruals...........................  (8,496)          (712)
        Provisions.............................................  (2,126)             0
        Future Income Tax Benefit..............................  10,471              0
                                                                 ------         ------
        Consideration..........................................  52,645         33,263
                                                                 ======         ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

34. RECONCILIATION TO U.S. GAAP

     The following footnote has been prepared in order to comply with United States generally accepted accounting principles for presentation in Homestake Mining Company's ("Homestake") document relating to Homestake and Plutonic agreeing to combine by means of a scheme of arrangement.

     Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Australian GAAP"), which are codified in Australian Corporations Law. Certain differences between U.S. GAAP and Australian GAAP as they relate to the conversion of Plutonic's financial statements to U.S. GAAP are summarised below:

          (a) Plutonic defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are transferred to pre-production cost to be amortised over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the completion of a favourable feasibility study are expensed as incurred. Following completion of a favourable feasibility study, pre-production exploration expenditures are capitalised and amortised using the units-of-production method based on proven and probable reserves.

          (b) Plutonic accounts for business combinations using the purchase method. In its application of the purchase method, Plutonic may assign a portion of the purchase price to acquired exploration potential ("AEP"). AEP is amortised using the straight-line method over periods not exceeding ten years. If it is subsequently determined that the exploration properties acquired in a business combination do not contain significant mineralisation, the remaining unamortised AEP associated with that business combination would be written down at the time of such determination. Under U.S. GAAP, AEP would be specifically allocated to individual exploration properties. If it is subsequently determined that significant mineralisation does not exist on any of these individual properties, they would be written down at the time of such determination. If a property becomes a producing mine, its carrying value would be amortised using the units-of-production method based on proven and probable reserves.

          (c) Plutonic amortises mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Plutonic's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Plutonic believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. Plutonic has a history of successfully converting resources included in its life-of-mine plans into reserves. If a significant change in estimated future life-of-mine production occurs during the period, amortisation expense for that period is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortised using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortisation purposes.

          (d) Under Australian GAAP, gains or losses resulting from the early close out of gold forward sales contracts can be recognized during that period. Under U.S. GAAP, these forward sales contracts would have been classified as hedges of future designated production and the gain realised on the early close out would have been deferred and recognised in income as the designated production was delivered. (Not applicable for 1995).

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

34. RECONCILIATION TO U.S. GAAP (CONTINUED)
          (e) Plutonic uses the liability method of accounting for income taxes, which also is required under U.S. GAAP. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method, recognition of future income tax benefits and the presentation of the current and long-term portion of future tax benefits and deferred tax liabilities in the Balance Sheet.

             (1.) Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortised in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The assets are then amortised in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

             (2.) Under Australian GAAP, future income tax benefits relating to timing differences are not recognised unless realisation of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognised unless there is virtual certainty of realisation of the benefit. Acquired tax benefits are valued at market at the time of acquisition and subsequent to acquisition recognised in accordance with the foregoing criteria. Under U.S. GAAP, a deferred tax asset is recognised for deductible temporary differences and operating loss and tax credit carry-forwards. A valuation allowance is recognised if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realised.

             (3.) Under Australian GAAP, the current and long-term portion of future tax benefits and deferred tax liabilities are not separately disclosed in the Balance Sheet. Under U.S. GAAP, the current and long term portions of future tax benefits and deferred tax liabilities are separately disclosed.

          (f) Represents the income tax effect resulting from (a) to (e) above.

          (g) To reflect minority interests' share of the above U.S. GAAP adjustments and to present minority interest outside of shareholders' equity in accordance with U.S. GAAP.

          (h) Plutonic carries investments in listed and unlisted companies at cost except that declines in market value judged to be other than temporary are recognised in determining net income. Under U.S. GAAP, Plutonic's investments would be classified as available-for-sale investments and would be carried at market value. Unrealised gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognised in determining net income.

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

34. RECONCILIATION TO U.S. GAAP (CONTINUED)
          (i) Plutonic retroactively records common stock dividends declared after an accounting period has ended but before the financial statements are issued. Under U.S. GAAP, common stock dividends payable are recorded in the period in which they are declared.

                                                                    FOR THE
                                                                     YEAR
                                                                     ENDED
                                                                  31 DECEMBER
                                                                  -----------
                                                                     1995
                                                                     $'000
                                                                  -----------
Operating profit after income tax and outside equity interests
as reported under Australian GAAP...............................     40,124
Reconciliation to U.S. GAAP:
  Accounting for ongoing exploration
     expenditure                              (a)...............    (16,689)
  Accounting for acquired exploration
     properties                               (b)...............      3,061
  Accounting for capitalised expenditure      (c)...............      2,052
  Accounting for income taxes:                (e)(1)............     (3,819)
                                              (e)(2)............      5,900
  Income tax effect of (a) to (e)             (f)...............     (5,149)
  Accounting for minority interests           (g)...............      1,667
Net income in accordance with U.S. GAAP.........................     27,147
                                                                     ======
Earnings per share in accordance with U.S. GAAP.................       0.15
                                                                     ======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

34. RECONCILIATION TO U.S. GAAP (CONTINUED)
     Consolidated balance sheets prepared in accordance with U.S. GAAP are as follows:

                                                         AUSTRALIAN                           U.S.
                                                            GAAP             ADJUSTMENTS      GAAP
                                                           $'000                $'000         $'000
                                                         ----------          -----------     -------
As at 31 December 1995
Current Assets
Cash...................................................     48,234                            48,234
  Receivables & Bullion................................     27,289                            27,289
Inventories............................................     42,695                            42,695
Other..................................................      3,782                             3,782
  Future income tax benefits...........................          0      (e)3     3,503         3,503
          TOTAL CURRENT ASSETS.........................    122,000                           125,503
                                                           -------                           -------
Non-Current Assets
  Receivables..........................................     41,573                            41,573
  Investments..........................................     60,669      (h)     (1,010)       59,659
  Property, plant & equipment..........................     76,913      (e)2    (2,000)       74,913
  Deferred cost of mineral prospects...................    220,702      (a)    (56,605)
                                                                        (b)      4,740
                                                                        (c)    (18,208)
                                                                        (e)1    47,745
                                                                        (e)2   (15,300)      183,074
Future income tax benefits.............................     18,277      (e)3    (3,503)
                                                                        (f)     31,731        46,505
          TOTAL NON-CURRENT ASSETS.....................    418,134                           405,724
                                                           -------                           -------
TOTAL ASSETS...........................................    540,134                           531,227
                                                           =======                           =======

             PLUTONIC RESOURCES LIMITED AND ITS CONTROLLED ENTITIES

                              AT 31 DECEMBER 1995

34. RECONCILIATION TO U.S. GAAP (CONTINUED)

                                                         AUSTRALIAN                           U.S.
                                                            GAAP             ADJUSTMENTS      GAAP
                                                           $'000                $'000         $'000
                                                         ----------          -----------     -------
As at 31 December 1995
Current Liabilities
  Creditors and borrowings.............................     26,445                            26,445
  Provisions and other.................................     12,854      (i)    (10,293)        2,561
  Deferred income taxes................................          0      (e)3     4,409         4,409
          TOTAL CURRENT LIABILITIES....................     39,299                            33,415
                                                           -------                           -------
Non-Current Liabilities
  Creditors and borrowings.............................    120,000                           120,000
Provisions.............................................      2,415                             2,415
  Deferred income taxes................................     23,453      (e)1    47,745
                                                                        (e)3    (4,409)
                                                                        (f)       (327)       66,462
          TOTAL NON-CURRENT LIABILITIES................    145,868                           188,877
                                                           -------                           -------
TOTAL LIABILITIES......................................    185,167                           222,292
                                                           -------                           -------
NET ASSETS.............................................    354,967                           308,935
                                                           =======                           =======
Shareholders' Equity
  Share capital........................................     90,223                            90,223
  Reserves.............................................    124,840                           124,840
  Unrealised gains (losses) on investments.............          0      (h)     (1,010)       (1,010)
  Accumulated profits..................................    127,225      (a)    (56,605)
                                                                        (b)      4,740
                                                                        (c)    (18,208)
                                                                        (e)2   (17,300)
                                                                        (f)     32,058
                                                                        (g)      1,433
                                                                        (i)     10,293        83,636
  Outside equity interests.............................     12,679      (g)     (1,433)       11,246
                                                           -------                           -------
TOTAL SHAREHOLDERS' EQUITY.............................    354,967                           308,935
                                                           =======                           =======

                             STATEMENT BY DIRECTORS

     In the opinion of the Directors of Plutonic Resources Limited:

          (a) the accounts of the Chief Entity and of the Economic Entity are drawn up so as to give a true and fair view of:

             (i) the results of the Chief Entity and of the Economic Entity for the financial year ended 31 December 1995, and

             (ii) the state of affairs of the Chief Entity and of the Economic Entity as at 31 December 1995

        so far as they concern members of Plutonic Resources Limited

          (b) at the date of this Statement, there are reasonable grounds to believe that the Chief Entity will be able to pay its debts as and when they fall due;

          (c) the accounts have been made out in accordance with Divisions 4A and 4B of Part 3.6 of the Corporation Law.

     Signed in accordance with a resolution of the Directors.

    Sir Eric McClintock                               /s/ SIR ERIC MCCLINTOCK
                                          -----------------------------------------------
                                                             Chairman

    Ronald J Hawkes                                     /s/ RONALD J HAWKES
                                          -----------------------------------------------
                                                         Managing Director

    Sydney, 4 March 1996.

     THIS STATEMENT BY DIRECTORS IS DATED AS OF 4 MARCH 1996 AND ACCORDINGLY DOES NOT RELATE TO NOTE 34, WHICH IS DATED AS OF 15 JANUARY 1998.

                          INDEPENDENT AUDITOR'S REPORT

To the Members of Plutonic Resources Limited

SCOPE

     We have audited the financial statements of Plutonic Resources Limited for the year ended 31 December 1995, as set out on pages D-57 to D-93, including the Statement by Directors. The financial statements include the accounts of Plutonic Resources Limited, and the consolidated accounts of the economic entity comprising Plutonic Resources Limited and the entities it controlled from time to time during the financial year. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the members of the company.

     Our audit has been conducted in accordance with Australian Auditing Standards, which do not differ in any material respect from auditing standards generally accepted in the United States, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting standards, other mandatory professional reporting requirements and statutory requirements, so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position and the results of their operations and their cash flows.

     The names of the entities controlled during all or part of, or at the end of, the financial year, but of which we have not acted as auditor are disclosed in Note 12. We have, however, received sufficient information and explanations concerning these controlled entities to enable us to form an opinion on the consolidated accounts.

     The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

     In our opinion, the financial statements of Plutonic Resources Limited are properly drawn up:

        (a) so as to give a true and fair view of:

            (i) the state of affairs as at 31 December 1995, and of the profit and cash flows for the financial year ended on that date of the company and of the economic entity; and

           (ii) the other matters required by Division 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

        (b) in accordance with the provisions of the Corporations Law; and

        (c) in accordance with applicable accounting standards and other mandatory professional requirements.

     Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 31 December 1995 and the determination of consolidated shareholders' equity attributable to shareholders of Plutonic Resources Limited as at 31 December 1995 to the approximate extent indicated in
Note 34 to the financial statements.

                                          ERNST & YOUNG

                                          /s/ I.R. BAGGIE
                                          I.R. Baggie
                                          Partner

Date opinion formed: 4 March, 1996, except for Note 34 for which the opinion was formed on 15 January 1998

                           PLUTONIC RESOURCES LIMITED
                               A.C.N. 006 245 629
                          AND ITS CONTROLLED ENTITIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                              9 MONTH PERIOD ENDED
                               30 SEPTEMBER 1997

                           PROFIT AND LOSS STATEMENT
                  FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                                            1997        1996
                                                                            $'000       $'000
                                                                           -------     -------
Operating revenue........................................................  260,804     257,855
                                                                           -------     -------
Operating (loss)/profit before income tax................................  (51,321)     33,719
Income tax credit/(expense)..............................................    5,651     (13,450)
                                                                           -------     -------
Operating (loss)/profit after income tax.................................  (45,670)     20,269
Outside equity interest..................................................      954         (18)
                                                                           -------     -------
Operating (loss)/profit after income tax attributable to members of
  Plutonic Resources Limited.............................................  (44,716)     20,251

Retained profits brought forward.........................................  147,297     127,225
                                                                           -------     -------
Available for appropriation..............................................  102,581     147,476
Dividends................................................................       (6)     (7,505)
                                                                           -------     -------
Retained profits at end of period........................................  102,575     139,971
                                                                           =======     =======

                                 BALANCE SHEET
                            AS AT 30 SEPTEMBER 1997

                                                                                     SEPTEMBER
                                                                                       1997
                                                                                       $'000
                                                                                     ---------
CURRENT ASSETS
  Cash.............................................................................    28,757
  Receivables and Bullion..........................................................    47,136
  Inventories......................................................................    35,721
  Other............................................................................     6,804
                                                                                      -------
TOTAL CURRENT ASSETS...............................................................   118,418
                                                                                      =======
NON-CURRENT ASSETS
  Investments......................................................................    42,852
  Inventories......................................................................    24,873
  Property, Plant and Equipment....................................................   123,381
  Deferred Cost of Mineral Prospects...............................................   295,695
  Future Income Tax Benefit........................................................    16,539
                                                                                      -------
TOTAL NON-CURRENT ASSETS...........................................................   503,340
                                                                                      =======
TOTAL ASSETS.......................................................................   621,758
                                                                                      =======
CURRENT LIABILITIES
  Accounts payable.................................................................    21,688
  Provisions.......................................................................     3,205
  Other............................................................................     2,097
                                                                                      -------
TOTAL CURRENT LIABILITIES..........................................................    26,990
                                                                                      =======
NON CURRENT LIABILITIES
  Borrowings.......................................................................   194,500
  Provisions.......................................................................    30,126
                                                                                      -------
TOTAL NON CURRENT LIABILITIES......................................................   224,626
                                                                                      =======
TOTAL LIABILITIES..................................................................   251,616
                                                                                      =======
NET ASSETS.........................................................................   370,142
                                                                                      =======

                                 BALANCE SHEET
                            AS AT 30 SEPTEMBER 1997

                                                                                     SEPTEMBER
                                                                                       1997
                                                                                       $'000
                                                                                     ---------
SHAREHOLDERS' EQUITY
  Parent entity interest
     Issued Capital..............................................................      93,832
     Reserve.....................................................................     162,765
     Retained Profits............................................................     102,575
                                                                                      -------
  Parent Entity Interest in Equity...............................................     359,172
                                                                                      =======
  Outside Equity Interest
     Issued Capital..............................................................      15,731
     Reserve.....................................................................       1,778
     Retained Profits/(Losses)...................................................      (6,539)
                                                                                      -------
  Outside Equity Interest........................................................      10,970
                                                                                      =======
TOTAL EQUITY.....................................................................     370,142
                                                                                      =======

                            STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTH PERIOD ENDED 30 SEPTEMBER

                                                                             1997       1996
                                                                            $'000      $'000
                                                                           --------   --------
CASH FLOW FROM OPERATING ACTIVITIES
Cash receipts in the course of operations................................   234,629    202,819
Cash payments in the course of operations................................  (163,296)  (157,980)
Income taxes refunded....................................................        --      1,689
                                                                           --------   --------
Net cash provided by operating activities................................    71,333     46,528
                                                                           ========   ========
CASH FLOW FROM INVESTING ACTIVITIES
Dividends received.......................................................       189        204
Interest received........................................................     4,887      5,203
Proceeds from sale of investments........................................     2,417     38,980
Recoveries from joint venture parties....................................     1,169      1,361
Proceeds from sale of non-current assets.................................       121      2,826
Proceeds on sale of option...............................................    14,000      5,000
Payment for investments..................................................    (1,509)   (31,283)
Payments for property, plant and equipment...............................   (33,738)   (17,703)
Payments for tenement exploration........................................   (26,366)   (19,469)
Payments for pre-production activities...................................   (44,141)   (35,503)
Payments for tenement acquisition........................................       (77)        --
Advanced stripping costs deferred........................................    (2,827)   (10,122)
Loans repayment (advance) to other entities..............................    50,000    (10,000)
Payment for acquisition of outside equity interest in controlled
  entity.................................................................    (5,918)   (40,114)
Cash acquired from acquisition of controlled entities....................        --      5,516
                                                                           --------   --------
Net cash (used in) investing activities..................................   (41,793)  (105,104)
                                                                           ========   ========
CASH FLOW FROM FINANCING ACTIVITIES
Interest paid............................................................    (9,509)    (7,387)
Proceeds from issue of shares............................................        12     41,412
Repayments of borrowings.................................................    14,500     17,500
Tax prepaid..............................................................    (1,618)        --
Dividends paid...........................................................   (13,132)   (10,299)
                                                                           --------   --------
Net cash (used in) provided by financing activities......................    (9,747)    41,226
                                                                           --------   --------
Net increase (decrease) in cash held.....................................    19,793    (17,350)
Cash at the beginning of the financial period............................    49,148     60,472
                                                                           --------   --------
Cash at the end of the financial period..................................    68,941     43,122
                                                                           ========   ========

             NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                              AT 30 SEPTEMBER 1997

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These general purpose Consolidated financial statements have been drawn up in accordance with Accounting Standard AASB 1029, other applicable accounting standards and the Corporations Law. They have been prepared in accordance with the historical cost convention. The accounting policies adopted are consistent with those of the previous year except where there is a note of a change in the accounting policy.

     It is recommended that these financial statements be read in conjunction with the financial statements for the year ended 31 December 1996 and any public announcements made by Plutonic Resources Limited and controlled entities during the nine months ended 30 September 1997 in accordance with any continuous disclosure obligations arising under the Corporations Law.

  (A) PRINCIPLES OF CONSOLIDATION

     The consolidated accounts are those of the Economic Entity, comprising Plutonic Resources Limited (the Chief Entity) and all entities which Plutonic Resources Limited controlled from time to time during the year and at year end. All intercompany balances and transactions, and unrealised profits resulting from intra-economic entity transactions have been eliminated. The interests of outside shareholders in the operating results and net assets of controlled entities are stated separately in the consolidated profit and loss statement and balance sheet respectively. Where there is a gain or loss of control of a controlled entity, the consolidated accounts include the results for the part of the reporting period during which the parent entity had control.

  (B) INCOME TAX

     The Economic Entity adopts the liability method of tax effect accounting whereby the income tax expense shown in the profit and loss statement is based on the operating profit before income tax adjusted for any permanent differences.

     Timing differences, which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income are brought to account as either provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

     Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

     The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation, the anticipation that the Economic Entity will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by law.

  (C) CASH

     Cash is represented by cash on hand, at financial institutions at call and bank bills and deposits.

  (D) REVENUE RECOGNITION

     Revenue from production of gold is recognised when all of the following "collective tests" have been met:

          (i) the product is in a form suitable for delivery and no further processing is required by or on behalf of the Economic Entity;

          (ii) the quantity and quality of the product can be determined with reasonable accuracy;

                              AT 30 SEPTEMBER 1997

          (iii) the selling price can be determined with reasonable accuracy;

          (iv) the product has been despatched to a refiner and is no longer under the physical control of the Economic Entity.

  (E) BULLION

     In accordance with the policy on revenue recognition, gold bullion is taken up as a sale when it is delivered to a gold refinery. Gold bullion held at the refinery at the end of the year is valued at net realisable value which is either the market price ruling on that date or the forward rate where gold has subsequently been delivered and the revenue realised. Gold bullion is shown as a receivable in the financial statements. Bullion includes gold poured within three days of the end of the period.

  (F) INVENTORIES

     (i) Gold in Process. Gold is valued at the lower of cost and net realisable value using market price at year end or where applicable a forward contract price. Gold in process includes gold in circuit and gold contained in stockpiled ore as determined by production records. The cost of gold in process includes the cost of direct materials, labour and variable and fixed overheads relating to mining activities.

     (ii) Consumable Stores and Spare Parts. Consumable stores and spare parts have been measured by physical stocktake and valued at the lower of cost and net realisable value.

     (iii) Other. Other inventories have been measured by physical stocktake and valued at the lower of cost and net realisable value.

  (G) INVESTMENTS

     The Economic Entity's interests in companies (other than controlled entities) are shown as investments, and dividend income only is taken into profit as it is received. Long term investments are stated at cost less amounts provided against permanent diminution in the value of investments. Investments held for re-sale are stated at the lower of cost or net realisable value.

  (H) PROPERTY PLANT AND EQUIPMENT

     Fixed assets are included at cost. The cost of fixed assets constructed within the Economic Entity includes the cost of materials, direct labour and an appropriate proportion of fixed and variable overheads.

  (I) DEPRECIATION

     (i) Plant Construction Costs. The cost of these assets is being depreciated over their useful economic lives using the straight line method.

     (ii) Other Fixed Assets. Other fixed assets including buildings, but excluding land, are depreciated over their useful economic lives using the diminishing value method.

  (J) EXPLORATION EXPENDITURE

     Costs arising from exploration and evaluation related to an area of interest are written off as incurred, except that they may be carried forward as deferred costs provided the rights to tenure of the area of interest are current; and

          (i) exploration activities in each area of interest have not yet reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in relation to the area are continuing; or

                              AT 30 SEPTEMBER 1997

          (ii) such costs are expected to be recouped through successful development and exploitation of each area of interest, or alternatively, by its sale.

     Exploration expenditure is carried forward at cost in the balance sheet and the Directors are satisfied this complies with Accounting Standard 1022.

     In addition, the Directors have considered their obligation under Section 294(4) of the Corporations Law. Archaean's exploration area of interest with a cost of $27.7m was acquired within the preceding fifteen months. It is not possible to presently conclude whether it would have been reasonable for the company to spend that amount to acquire these assets as at the end of the accounting period until further exploration work is carried out on this area of interest.

  (K) ACQUIRED EXPLORATION EXPENDITURE

     The fair value of exploration tenements attributable as part of the acquisition of the business is amortised over a period not exceeding ten years.

  (L) ACQUISITION COSTS

     (i) Mines. The direct cost of acquiring mining leases is being amortised based on the production output method.

     (ii) Other. The direct costs of acquiring mining properties is carried forward as a deferred cost until such time as:

          (i) a mining operation is commenced when it will be amortised over the life of the mine; or

          (ii) the project is sold or abandoned,

provided that the carrying value does not exceed the amount that it would have been reasonable for the company to spend to acquire the asset at the end of the period.

  (M) PRODUCTION COSTS

     Preproduction costs for each tenement comprise direct development expenditure, pre-operating and equipment start-up costs, exploration expenditure carried forward at the date of the decision to mine plus any continuing exploration expenditure on the tenement.

     Preproduction costs are carried forward to the extent to which recoupment out of future revenues from the sale of product from the property is reasonably assured.

     Preproduction costs are amortised over the life of the relevant mine using the production output method.

  (N) EMPLOYEE ENTITLEMENTS

     (i) Wages, Annual Leave, Long Service Leave, Sick Leave. The provision for employee entitlements relating to wages annual leave and sick leave is based on legal and contractual entitlements and assessments having regard to the Economic Entity's experience of staff departures and leave utilisation. Vested entitlements are shown as current liabilities.

     Current wage rates and on-costs are used in the calculation of this provision.

     The provision for employee entitlements relating to long service leave represents the net present value of the estimated future cash outflows to be made resulting from employees' services provided up to the balance date. In assessing the liability for employee entitlements which are not expected to be settled within twelve months the relevant cash flows have been discounted. Consideration has been given to future salary increases

                              AT 30 SEPTEMBER 1997

and the economic entity's experience with staff departures. Related on costs have also been included in the calculation of the provision.

     (ii) Superannuation. Contributions are made by the economic entity to employee superannuation funds and are charged to expenses when incurred.

     The economic entity does not record, as an asset or a liability, the difference between the employer established defined benefit superannuation plan's accrued benefits and the net market value of the plan's assets.

  (O) RESTORATION, REHABILITATION AND ENVIRONMENTAL COSTS

     Restoration and rehabilitation of mine sites is carried out on an on-going basis during the production life of the mine.

     Provision is made for the cost of any restoration and rehabilitation work required to be completed at the end of the production life of the mine. This provision is assessed by technically qualified personnel on an annual basis. The provision is raised progressively over the life of the project using current undiscounted costs. Any revisions in the estimates of costs are reflected in the provision when they are made.

  (P) FOREIGN CURRENCY

     Amounts payable to and by the company in foreign currencies have been translated to Australian currency at rates of exchange ruling at period end.

     The results of a controlled entity are denominated in New Zealand dollars. Monetary assets and liabilities have been translated at the period end exchange rate while non monetary assets have been translated at the historical exchange rate. All profits and losses arising from translation have been taken directly to the profit and loss account during the period.

  (Q) JOINT VENTURES

     The Economic Entity's interest in exploration joint ventures is brought to account based on the actual expenditures incurred by the Economic Entity in contributing to the joint venture's exploration programme and is included in deferred cost of mineral prospects.

     The Economic Entity's interests in mining joint ventures are recorded in the accounts by including in the respective classifications the entity's share of assets employed, the share of liabilities incurred and the share of any expenses incurred.

  (R) LEASES

     Leases of plant and equipment under which the Economic Entity assumes substantially the risks and benefits of ownership are classified as finance leases. All other leases are classified as operating leases.

     Payments made under operating leases are charged against profits in equal instalments over the accounting periods covered by the term of the lease.

  (S) RECOVERABLE AMOUNT

     Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have not been discounted to their present values.

                              AT 30 SEPTEMBER 1997

  (T) COMPARATIVE FIGURES

     Where required, comparative figures have been adjusted to conform with changes in presentation for the current period.

2. ABNORMAL ITEM

                                                              SEPTEMBER     SEPTEMBER
                                                                1997          1996
                                                              ---------     ---------
        Included in the operating profit (loss) are the
          following items:
          Profit on sale of investment......................         0        10,077
          Applicable income tax.............................         0             0
                                                               -------        ------
                                                                     0        10,077
        Write-down of mine carrying values and related
          assets............................................   (70,809)            0
        Applicable income tax...............................    19,430             0
                                                               -------        ------
                                                               (51,379)            0
                                                               -------        ------
        Write-down of investments...........................   (19,536)            0
        Applicable income tax...............................         0             0
                                                               -------        ------
                                                               (19,536)            0
                                                               -------        ------
        Mining contract variations..........................    (7,500)            0
        Applicable income tax...............................     2,700             0
                                                               -------        ------
                                                                (4,800)            0
                                                               -------        ------
        Edensor option payments.............................    14,000             0
        Applicable income tax...............................         0             0
                                                               -------        ------
                                                                14,000             0
                                                               -------        ------
        Total Abnormals.....................................   (83,845)       10,077
        Applicable income tax...............................    22,130             0
                                                               -------        ------
                                                               (61,715)       10,077
                                                               -------        ------

 3. RECONCILIATION TO U.S. GAAP

     The following footnote has been prepared in order to comply with United States generally accepted accounting principles for presentation in Homestake Mining Company's (Homestake) document relating to Homestake and Plutonic agreeing to combine by means of a scheme of arrangement.

     Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Australian GAAP"), which are codified in Australian Corporations Law. Certain differences between U.S. GAAP and Australian GAAP as they relate to the conversion of Plutonic's financial statements to U.S. GAAP are summarised below:

          (a) Plutonic defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are transferred to pre-production cost to be amortised over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the completion of a favourable feasibility study are expensed as incurred. Following completion of a favourable feasibility study, pre-production exploration

                              AT 30 SEPTEMBER 1997

          expenditures are capitalised and amortised using the units-of-production method based on proven and probable reserves.

          (b) Plutonic accounts for business combinations using the purchase method. In its application of the purchase method, Plutonic may assign a portion of the purchase price to acquired exploration potential ("AEP"). AEP is amortised using the straight-line method over periods not exceeding ten years. If it is subsequently determined that the exploration properties acquired in a business combination do not contain significant mineralisation, the remaining unamortised AEP associated with that business combination would be written down at the time of such determination. Under U.S. GAAP, AEP would be specifically allocated to individual exploration properties. If it is subsequently determined that significant mineralisation does not exist on any of these individual properties, they would be written down at the time of such determination. If a property becomes a producing mine, its carrying value would be amortised using the units-of-production method based on proven and probable reserves.

          (c) Plutonic amortises mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Plutonic's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Plutonic believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. Plutonic has a history of successfully converting resources included in its life-of-mine plans into reserves. If a significant change in estimated future life-of-mine production occurs during the period, amortisation expense for that period is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortised using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortisation purposes.

          (d) In 1996, Plutonic recognised a gain of $13 million on the early close out of certain gold forward sales contracts. Under U.S. GAAP, these forward sales contacts would have been classified as hedges of future designated production and the gain realised on the early close out would have been deferred and recognised in income as the designated production was delivered.

          (e) Plutonic uses the liability method of accounting for income taxes, which also is required under U.S. GAAP. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method, recognition of future income tax benefits and the presentation of the current and long-term portion of future tax benefits and deferred tax liabilities in the Balance Sheet.

           1. Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortised in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The assets are then amortised in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

                              AT 30 SEPTEMBER 1997

             2. Under Australian GAAP, future income tax benefits relating to timing differences are not recognised unless realisation of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognised unless there is virtual certainty of realisation of the benefit. Acquired tax benefits are valued at market at the time of acquisition and subsequent to acquisition recognised in accordance with the foregoing criteria. Under U.S. GAAP, a deferred tax asset is recognised for deductible temporary differences and operating loss and tax credit carryforwards. A valuation allowance is recognised if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realised.

             3. Under Australian GAAP, the current and long-term portion of future tax benefits and deferred tax liabilities are not separately disclosed in the Balance Sheet. Under US GAAP, the current and long term portions of future tax benefits and deferred tax liabilities are separately disclosed.

          (f) Represents the income tax effect resulting from (a) to (e) above.

          (g) To reflect minority interests' share of the above U.S. GAAP adjustments and to present minority interest outside of shareholders' equity in accordance with U.S. GAAP.

          (h) Plutonic carries investments in listed and unlisted companies at cost except that declines in market value judged to be other than temporary are recognised in determining net income. Under U.S. GAAP, Plutonic's investments would be classified as available-for-sale investments and would be carried at market value. Unrealised gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognised in determining net income.

                                                                  FOR THE 9 MONTHS
                                                                        ENDED
                                                                    30 SEPTEMBER
                                                                 -------------------
                                                                  1997        1996
                                                                  $'000       $'000
                                                                 -------     -------
Operating profit (loss) after income tax as reported under
Australian GAAP and outside equity interests...................  (44,716)     20,251
Reconciliation to U.S. GAAP:
  Accounting for ongoing exploration expenditure  (a)..........  (13,718)    (14,920)
  Accounting for acquired exploration properties  (b)..........    3,661       3,653
  Accounting for capitalised expenditure          (c)..........   19,313      (2,712)
  Accounting for forward contract closeouts       (d)..........    3,499      (2,624)
  Accounting for income taxes:                    (e)1.........   (4,897)     (5,232)
                                                  (e)2.........    6,800       6,800
  Income tax effect of above                      (f)..........    4,294       3,787
  Accounting for minority interests               (g)..........    1,578         733
Net income (loss) in accordance with U.S. GAAP.................  (24,186)      9,736
                                                                 =======     =======
Earnings (loss) per share in accordance with U.S. GAAP.........    (0.13)       0.05
                                                                 =======     =======

                              AT 30 SEPTEMBER 1997

     Consolidated balance sheets prepared in accordance with U.S. GAAP are as follows:

                                                          AUSTRALIAN                          U.S.
                                                             GAAP              ADJUSTMENTS    GAAP
                                                            $'000                 $'000       $'000
                                                          ----------           -----------   -------
As at 30 September 1997
Current Assets
  Cash..................................................     28,757                           28,757
  Receivables & Bullion.................................     47,136                           47,136
  Inventories...........................................     35,721                           35,721
  Other.................................................      6,804                            6,804
  Future income tax benefits............................          0      (e)3      6,656       6,656
          TOTAL CURRENT ASSETS..........................    118,418                          125,074
                                                            -------                          -------
Non-Current Assets
  Investments...........................................     42,852      (h)      (3,025)     39,827
  Inventories...........................................     24,873                           24,873
  Property, plant & equipment...........................    123,381      (e)2     (2,000)    121,381
  Deferred cost of mineral prospects....................    295,695      (a)     (94,045)
                                                                         (b)      13,272
                                                                         (c)         761
                                                                         (e)1     50,892
                                                                         (e)2    (15,300)    251,275
  Future income tax benefits............................     16,539      (e)3     (6,656)
                                                                         (f)      46,909      56,792
          TOTAL NON-CURRENT ASSETS......................    503,340                          494,148
                                                            -------                          -------
TOTAL ASSETS............................................    621,758                          619,222
                                                            =======                          =======

                              AT 30 SEPTEMBER 1997

                                                          AUSTRALIAN                          U.S.
                                                             GAAP              ADJUSTMENTS    GAAP
                                                            $'000                 $'000       $'000
                                                          ----------           -----------   -------
As at 30 September 1997
Current Liabilities
  Creditors and borrowings..............................     21,688                           21,688
  Provisions and other..................................      5,302                            5,302
  Deferred income taxes.................................          0      (e)3      6,097       6,097
          TOTAL CURRENT LIABILITIES.....................     26,990                           33,087
                                                            -------                          -------
Non-Current Liabilities
  Creditors and borrowings..............................    194,500                          194,500
  Provisions............................................      4,568                            4,568
  Deferred income taxes.................................     25,558      (e)1     50,892
                                                                         (e)3     (6,097)
                                                                         (f)       3,933      74,286
                                                            -------                          -------
          TOTAL NON-CURRENT LIABILITIES.................    224,626                          273,354
                                                            -------                          -------
TOTAL LIABILITIES.......................................    251,616                          306,441
                                                            -------                          -------
NET ASSETS..............................................    370,142                          312,781
                                                            -------                          -------
Shareholders' Equity
  Share capital.........................................     93,832                           93,832
  Reserves..............................................    162,765                          162,765
  Unrealised gains/losses on investments................          0      (h)      (3,025)     (3,025)
  Accumulated profits...................................    102,575      (a)     (94,045)
                                                                         (b)      13,272
                                                                         (c)         761
                                                                         (e)2    (17,300)
                                                                         (f)      42,976
                                                                         (g)       4,524      52,763
  Outside equity interests..............................     10,970      (g)      (4,524)      6,446
                                                            -------                          -------
TOTAL SHAREHOLDERS' EQUITY..............................    370,142                          312,781
                                                            =======                          =======

                                   APPENDIX E

                    COMPARISON OF CERTAIN SEC AND JORC CODE
                             REPORTING REQUIREMENTS

     Following is a comparison of United States Securities and Exchange Commission ("SEC") requirements for reporting ore reserves and the Australasian Code for Reporting of Identified Mineral Resources and Ore Reserves ("JORC Code").

     Information in the accompanying Document with respect to ore reserves and mineralization for Homestake has been prepared and defined in accordance with SEC definitions and practices, as follows.

          "Mineralization" is a mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal. Under SEC standards, mineralization does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade recoveries and other factors necessary to conclude economic viability is concluded. Under SEC requirements, reporting issuers may report mineralization in terms of tons and grade, but mineralization is not reportable in ounces of contained metal, and is not reportable as a "resource."

          "Ore Reserves" are that part of a mineralized body which can be economically and legally extracted or produced at the time of the reserve determination.

     Under SEC practice, "reserves" are reported separately from and are not included as part of "mineralization."

     For SEC purposes, ore reserves may be proven or probable:

          "Proven (Measured) Reserves" are those reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes; grade and/or quality are computed from results of detailed sampling and (b) the sites for inspection, sampling, and measurement are so closely spaced and the geologic character is so well defined that size, shape, depth, and mineral content of reserves are well-established.

          "Probable (Indicated) Reserves" are those reserves for which quantity and grade and/or quality are computed from information similar to that for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower then that for proven (measured) reserves, is high enough to assume continuity between points of observation.

     The JORC Code applicable in Australia provides that Australian companies reporting on mineralization are to prepare information on the following bases.

          "Mineral Resource" is defined as an identified in-situ mineral occurrence from which valuable or useful minerals may be recovered. Mineral resources are subdivided into:

        - Measured Mineral Resources;

        - Indicated Mineral Resources; and

        - Inferred Mineral Resources.

     In reporting a mineral resource, there is a clear implication that there are reasonable prospects for eventual economic exploitation.

          "Measured Mineral Resource" means a mineral resource intersected and tested by drill holes, underground openings or other sampling procedures at locations which are spaced closely enough to confirm continuity and where geoscientific data are reliably known. A measured mineral resource estimate will be based on a substantial amount of reliable data, interpretation and evaluation of which allows a clear determination to be made of shapes, sizes, densities and grades.

          "Indicated Mineral Resource" means a mineral resource sampled by drill holes, underground opening or other sampling procedures at locations too widely spaced to ensure continuity but close enough to give a reasonable indication of continuity and where geoscientific date are known with a reasonable level of reliability. An indicated mineral resource estimate will be based on more data, and therefore will be more reliable, than an inferred mineral resource estimate.

          "Inferred Mineral Resource" means a mineral resource inferred from geoscientific evidence, drill holes, underground openings or other sampling procedures where the lack of data is such that continuity cannot be predicted with confidence and where geoscientific data may not be known with a reasonable level of reliability.

     Under the JORC Code, "Ore Reserve" is defined as that part of a measured or indicated mineral resource which could be mined, inclusive of dilution, and from which valuable or useful minerals could be recovered economically under conditions realistically assumed at the time of reporting. Ore reserves are subdivided into proved ore reserves and probable ore reserves.

          "Proved Ore Reserve" means an ore reserve stated in terms of minable tonnes/volume and grade in which the corresponding identified mineral resource has been defined in three dimensions by excavation or drilling (including minor extensions beyond actual openings and drill holes), and where the geological factors that limit the ore body are known with sufficient confidence that the mineral resource is categorized as "measured."

          "Probable Ore Reserve" means an ore reserve stated in terms of minable tonnes/volume and grades where the corresponding identified mineral resource has been defined by drilling, sampling of excavation (including extensions beyond actual openings and drill holes), and where the geological factors that control the ore body are known with sufficient confidence that the mineral resource is categorized as "indicated."

     Under the JORC Code, "reserves" are reported as an identified component of "resources", in contrast to the SEC practice where "reserves" are separately reported from "mineralization."

HOMESTAKE RECONCILIATION

     Except with respect to the Mt Charlotte underground mine at Kalgoorlie, Homestake believes that its ore reserve estimates reported in the Document, based on SEC definitions, are approximately the same as those that would result from the application of the JORC Code for determining proved and probable ore reserves. Also except with respect to the Mt Charlotte underground mine, Homestake believes that its mineralization estimates, based on SEC requirements, are approximately the same as would result from the application of the JORC Code for mineral resources, after subtracting that portion of the resource that contains the proved and probable ore reserves. Exceptions are as follows:

     - Kalgoorlie Consolidated Gold Mines Limited ("KCGM"), the operator of the Kalgoorlie mines, only includes as proved and probable ore reserves that mineralization for which a mining plan has been prepared, i.e., stope design and scheduling has been completed. This is not required by SEC guidelines and, accordingly, Homestake examines and when necessary, recalculates Mt Charlotte ore reserves for its reporting purposes. As so recalculated, Homestake's estimates of Mt Charlotte reserves included an additional 317,000 ounces of reserves at December 31, 1996 (Homestake's 50% share). These additional reserves would have been reported as a part of resources other than reserves under the JORC Code. At December 31, 1997, no modifications were made and the reserves reported under the JORC Code were accepted by Homestake for its reporting according to SEC guidelines.

Although Homestake ore reserve and mineral deposit estimates are believed to have been prepared and evaluated reliably and professionally, ore reserve and mineral deposit estimates involve interpretation of known data and subjective judgments regarding grade, mineralization, continuity and, in the case of ore reserves, economic factors.

     For 1997 reserve calculations, Homestake used US$325 per ounce as the gold price in evaluating Homestake's short lived operations, and US$350 per ounce for other operations. For 1996 reserve calculations, Homestake used US$375 per ounce. Future market price fluctuations, production costs, recovery rates and many other factors may result in an ore reserve becoming uneconomic or a mineral deposit being upgraded into an ore reserve.

PLUTONIC RECONCILIATION

     Plutonic ore reserve estimates reported in the Document are prepared in accordance with the JORC Code. Plutonic believes that its ore reserve estimates are approximately the same as those that would result from the application of the SEC requirements. Plutonic mineralized material reported in the Document represent Plutonic's estimated resources less that portion of resources from which reserves have been derived, as prepared in accordance with the JORC Code, and reported in tonnes and grade. Plutonic believes that its mineralization estimates are approximately the same as would result from the application of the SEC requirements.

     Plutonic used A$          per ounce and A$500 to A$525 per ounce,
respectively for its 1997 and 1996 ore reserve calculations. Future market price fluctuations, production costs, recovery rates and many other factors may result in an ore reserve becoming uneconomic or a mineral deposit being upgraded into an ore reserve.

                                   APPENDIX F

HOMESTAKE DIFFERENCES BETWEEN U.S. AND AUSTRALIAN GENERALLY ACCEPTED ACCOUNTING
                                   PRINCIPLES

     Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Australian GAAP"), which are codified in the Australian Corporations Law. Certain differences between U.S. GAAP and Australian GAAP as they relate to Homestake's financial statements presented in the Document are summarised below. This information has not been audited and may not necessarily detail all differences between U.S. GAAP and Australian GAAP applicable to Homestake.

BUSINESS COMBINATIONS

     Under U.S. GAAP, business combinations are accounted for by either the purchase method or the pooling-of-interests method. During 1992, Homestake entered into a business combination with Homestake Canada Inc. ("HCI") which was accounted for using the pooling-of-interests method.

     Under Australian GAAP business combinations may only be accounted for using the purchase method.

     The criteria for the pooling-of-interests method relate to the attributes of the combining enterprises before the combination, the manner of combining the enterprises, and the absence of certain planned transactions after the combination. The pooling-of-interests method accounts for a business combination as the uniting of the ownership interests of two or more companies by exchange of equity securities. No acquisition is recognized because the combination is accomplished without disbursing resources of the constituents. Ownership interests continue and the former bases of accounting are retained. The recorded assets and liabilities of the constituents are carried forward to the combined corporation at their U.S. GAAP amounts. Income of the combined corporation includes income of the constituents for the entire fiscal period in which the combination occurs. The U.S. GAAP income of the constituents for prior periods are combined and restated as income of the combined corporation.

     The purchase method accounts for a business combination as the acquisition of one enterprise by another. The acquiring corporation records at its cost the acquired assets less liabilities assumed. A difference between the cost of an acquired enterprise and the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed is recorded as goodwill. The reported income of an acquiring corporation includes the results of operations of the acquired enterprise only after the acquisition, based on the cost to the acquiring corporation.

INCOME TAXES

     U.S. GAAP and Australian GAAP require the use of the liability method of accounting for income taxes. However, there are differences in the application of the liability method under U.S. GAAP. The most significant differences relate to acquisitions accounted for using the purchase method and recognition of future income tax benefits.

     Under Australian GAAP, when an acquisition price exceeds the underlying net book value of the assets acquired, the excess purchase price is allocated to the acquired assets and liabilities based on fair values. Deferred taxes are not established for any differences between the book and tax bases of assets, which may arise from this allocation. The assets are then amortized in accordance with the company's normal depreciation policies. Under U.S. GAAP, when an acquisition is accounted for using the purchase method, the excess purchase price paid above the net book value of the assets acquired also is allocated to the acquired assets and liabilities based on fair values. However, to the extent that such allocation creates a temporary difference, deferred taxes are established and the excess purchase price is increased by an equal amount. The asset is then amortized in accordance with the company's normal depreciation policies and the deferred tax provision is accounted for in accordance with the company's normal tax accounting policies.

     In addition, for Australian GAAP purposes, future income tax benefits relating to timing differences are not recognized unless realization of the benefit is assured beyond reasonable doubt. Future income tax benefits resulting from net operating losses are not recognized unless there is virtual certainty of realization of the benefit. Under U.S. GAAP, a deferred tax asset is recognized for deductible temporary differences and operating loss and tax credit carry-forwards. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

EQUITY ACCOUNTING

     U.S. GAAP requires investments in associates, where more than 20% but less than 50% of the voting shares of the associate are owned, to be accounted for using the equity method. Under the equity method, the investor's percentage of the associate's net earnings is included in the investor's net income, and the carrying value of the investment is adjusted accordingly. Dividends received from the associate reduce the carrying value of the investment. Under Australian GAAP, companies account for investments in associates using the cost method. Under the cost method, the investment is recorded at cost, and dividends paid by the associate are included in earnings as received. Supplementary financial information about the associate is disclosed in a note to the financial statements.

INVESTMENTS IN MARKETABLE EQUITY SECURITIES

     U.S. GAAP requires that investments (other than those accounted for under the equity method as discussed above) in equity securities that have readily determinable fair values be classified as either "trading securities" or "available-for-sale securities" and be reported on the balance sheet at fair value. Changes in unrealized gains and losses on losses on trading securities are included in earnings. Unrealized gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity, except that declines in market value judged to be other than temporary are included in earnings. Homestake classifies its investments in equity securities as available-for-sale securities.

     Under Australian GAAP, investments in equity securities are carried at cost, except that declines in market value judged to be other than temporary are included in earnings.

FOREIGN CURRENCY HEDGING PROGRAM

     Under U.S. GAAP, Homestake's foreign currency exchange contracts are deemed to be hedges of anticipated transactions which do not qualify for hedge accounting treatment. Therefore, changes in the unrealized gains or losses on the contracts are included in earnings.

     Under Australian GAAP, only realised gains and losses relating to the foreign currency exchange contracts are included in earnings.

INTEREST CAPITALISED

     Under both U.S. GAAP and Australian GAAP interest on debt is capitalised with respect to assets under construction. Under Australian GAAP interest capitalised is limited to interest incurred on specific borrowings for such assets. Under U.S. GAAP any interest within the consolidated entity may be capitalised.

RETIREMENT BENEFITS

     In accounting for retirement benefits, Australian GAAP requires the recognition of expense only when contributions are paid and payable to the pension plans.

     Under U.S. GAAP, the amount charged to the income statement in each accounting period is the net periodic retirement benefit expense. This expense is actuarially determined and is comprised of the actual service cost of the plan, the interest cost of the projected benefit obligations of the plan, the amortization of any unrecognized prior service costs, and the amortization of any actuarial gains or losses (including the effects of changes in the actuarial assumptions) to the extent recognized, less the actual return achieved by the assets invested in the plan.

INVENTORY ACCOUNTING

     Under U.S. GAAP, the last-in, first-out method (LIFO) is allowable for determining the cost of inventory. Homestake uses the LIFO method as the basis for determining the cost of gold produced at certain of its United States operations. LIFO cannot be used under Australian GAAP.

AMORTISATION OF MINING INTERESTS

     Under U.S. GAAP, the impact of a reassessment of reserves on the determination of amortisation of mining interests is prospective. Under Australian GAAP, the amortisation calculation is amended from the commencement of the reporting period.

CONSOLIDATED FINANCIAL STATEMENTS

     Under U.S. GAAP, companies only report consolidated financial results. Under Australian GAAP, companies also are required to disclose the separate financial statements of the holding company.

INCOME STATEMENT DISCLOSURE

     U.S. GAAP requires a higher level of detail to be disclosed in the income statement than required by Australian GAAP. Homestake separately discloses expenses for production costs, administrative and general expense, and exploration expenses in its statements of consolidated operations.

     Under Australian GAAP, items of income or expense which are abnormal by virtue of their nature or size and are material in amount are required to be disclosed as abnormal items. Under U.S. GAAP such items are included in the net income. Items that would be likely to be disclosed as abnormal for Australian GAAP purposes in Homestake's historical financial statements have been disclosed by way of footnote in Homestake's Selected Financial Data included elsewhere in this Document.

CASH FLOW STATEMENT

     Australian GAAP requires that statements of cash flow be presented using the direct method. U.S. GAAP requires that cash flows be classified according to whether they originate from operating, investing, or financing activities and allows both direct and indirect methods. Homestake uses the indirect method.

OUTSIDE EQUITY INTERESTS

     Outside equity interests (minority interests) are classified as liabilities for U.S. GAAP purposes but are included as part of total shareholders' equity under Australian GAAP.

                                   APPENDIX G

                                  OVERVIEW OF
                            AUSTRALIAN, CANADIAN AND
                   UNITED STATES REGULATION OF MINING RIGHTS

                                   AUSTRALIA

     The mining of hard rock minerals onshore in Australia is regulated by State or Territory legislation and regulation which is administered by a responsible government department within each jurisdiction. Each State and Territory has its own separate mining regime and there is little uniformity of legislation and regulations on an Australia-wide basis. In all States and Federal Territories, gold, silver and uranium belong to the Crown. As a general rule, the Crown is also vested with ownership of other minerals. Private ownership can, however, occur in all Australian jurisdictions other than in South Australia and the Northern Territory. In general, rights to explore, mine and produce minerals onshore are granted by the State or Territory government where those rights are sought.

     In general, exploration is authorised by statutory title with some jurisdictions providing for a suite of exploration titles with varying rights and fees, according to the amount of samples that may be extracted. Such titles are usually granted for relatively short periods and, in some cases, only upon approval by the relevant government department of a program of work and expenditure or subject to minimum expenditure commitments.

     Titles which allow mining may be granted, usually with priority given to the holder of the underlying exploration title for that land, upon application to the government department in the jurisdiction where the deposit is located. In respect of most minerals, royalties are payable to the government of the jurisdiction where production occurs.

     A special regime applies in most jurisdictions in respect of mining on private land. This usually obliges the title holder to pay compensation to the landowner for losses arising from the exercise of rights to enter, explore or mine the land.

                                     CANADA

     Mining rights are within the authority of the individual provinces. Although there are some variations among the provinces with regard to specific features, the general requirements are similar. The ownership of and the granting of rights to exploit minerals generally remains in the government. Persons seeking to exploit most minerals (including gold and silver) may stake claims on government property open to exploitation. An initial fee is payable on staking of a mining claim. There are annual minimum work requirements although cash may be paid in lieu of minimum work requirements in most provinces. The development of a mine requires that mining claims be converted to mining leases. Mining leases are granted for a specific term of years (up to 21 years in Ontario and up to 30 years in British Columbia), with the right of renewal. There are generally limited annual rental or royalty payments. There may be overlapping use rights on the same property, such as mining and forestry, in which case the terms on which multiple uses take place will generally be negotiated between the parties and will be specified in the mining lease.

     In December 1997, the Supreme Court of Canada re-affirmed the existence of aboriginal tribal rights in land in British Columbia used or occupied by their ancestors in 1846. Those rights may vary from limited rights of use up to aboriginal title. The decision did not address how aboriginal rights or title are to be reconciled with property and tenure rights previously sold or granted by the government. The Court did confirm that the extent of the aboriginal rights (including whether the rights rise to the level of "aboriginal title") will depend on, among other things, the extent of prior aboriginal use and occupation. The Court also confirmed that, depending on the nature of the aboriginal rights, consultation with and compensation to (and possibly consent of) aboriginal groups may be required in connection with sales of government land or granting of mining, forestry and other rights to use government owned land. In the future, it can be expected that the granting of mining claims and mining leases may be subject to the determination of aboriginal rights in the affected property, and may involve negotiation of training and employment, community improvement, compensation and other agreements with aboriginal groups having rights in the property. The law in this area is new and developing.

     In some areas there are mineral rights that are privately owned, the rights having been previously alienated by governmental action. In the case of privately held mineral rights, the owner is free to negotiate terms on which mining may take place. If the surface and minerals are held by different persons, negotiations between the surface and mineral rights holder will be required if the matter is not governed by pre-existing agreements. In some jurisdictions disagreements over rights of surface use may be resolved by a government agency having authority to determine use and compensation.

                                 UNITED STATES

     Title to and right to mine hard rock minerals in the United States is governed by the law of each state, except as to public lands of the United States federal government that are open to exploration, which are governed by the Mining Law of 1872, as amended.

     In general, real property law in the United States is based on the English common law of real property. In general, under the law of each state in the United States, title to minerals and the right to mine is vested in the surface owner, unless separately alienated. The surface owner can transfer all or part of the mineral rights separate from the surface, or can transfer the surface and retain ownership of mineral rights. Mineral rights may be further alienated, may be leased and subleased, and also may be subdivided among more than one owner, including alienation with the disposing party retaining the right to receive royalties or other payments.

     If the surface and the mineral rights are held by different persons, state laws vary as to priority and other rights as between the parties. Transfer documents by which the surface and mineral rights were separated may govern. In the absence of agreement or provision in title documentation, in some states, mineral right holders have priority of use and occupancy but must compensate the surface holder for injury to the surface estate. In some states, the mineral right holders have priority of use and no compensation obligation. A few states have private condemnation statutes, which permit holders of mineral rights to exercise the power of eminent domain to secure access to minerals and to provide a portion of the surface for use in the conduct of mining.

     Mineral rights holders have no royalty or payment obligation in respect of minerals to a government entity unless the government entity happens to hold title to or a royalty or payment interest in the mineral rights in the same way as a private owner. However, some states have enacted severance taxes applicable to production of minerals from property within the jurisdiction.

     Under the United States Mining Law of 1872, United States citizens (including corporations incorporated in the United States) may stake mining claims upon United States federal government property open to exploration ("unpatented mining claims"). An initial fee is payable on staking and annual maintenance fees are also payable. Under current law, persons staking such unpatented mining claims, upon the making and documenting of a discovery of most minerals (including gold and silver) in commercial quantities, are entitled to mine for the mineral without payment of royalties or other fees (other than the annual claim maintenance fee). In addition, the holder of an unpatented mining claim who has made a commercial discovery is entitled to secure title to the mineral and surface estates of the property subject to the mining claim ("patented mining claim") at nominal cost. Only certain federal public lands, principally in the Western United States, are open to exploration. A patented mining claim gives the holder the full fee interest in the property. Holders of unpatented and patented mining claims may sell or lease claims in the same way as fee property. See "Risk Factors -- Risks of Government Regulation of Mining Activities" in the Supplement for a discussion of recent proposals to change the United States Mining Law of 1872.

                               PRELIMINARY COPIES

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

              SPECIAL MEETING OF STOCKHOLDERS - _________ __, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack E. Thompson, Gene G. Elam and Wayne Kirk as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned on _______ __, 1998 at the special meeting of stockholders, or any postponement or adjournment thereof.

[X] Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM NUMBER 1.

1. Approval of issuance of Homestake Common Stock to acquire Plutonic Resources Limited.

                     FOR           AGAINST          ABSTAIN
                     [ ]             [ ]              [ ]

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.

Signature: _____________ Date: ________ Signature: _____________ Date: ________